As filed with the Securities and Exchange Commission on December 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COARI PARTICIPAÇÕES S.A.

(Exact name of registrant as specified in its charter)

COARI HOLDING COMPANY

(Translation of Registrant’s name into English)

Federative Republic of Brazil	4813	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rua Humberto de Campos, 425/8° andar-Leblon

22430-190 Rio de Janeiro, RJ, Brazil

(55 21) 3131-1211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885

Newark, Delaware 19715

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark O. Bagnall, Esq.

White & Case LLP

Wachovia Financial Center, Suite 4900

200 South Biscayne Boulevard

Miami, FL 33131-2352

(305) 371-2700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common shares, no par value, of Coari Participações S.A.(2)	17,179,975	US$15.65	US$268,904,255	US$15,004.86
Preferred shares, no par value, of Coari Participações S.A.(3)	124,448,370	US$8.29	US$1,031,693,307	US$57,568.49

(1)

Calculated, in each case, based on the maximum number of shares of Coari Participações S.A., or Coari, to be issued to (1) holders of American Depositary Shares, or ADSs, of Brasil Telecom S.A., or Brasil Telecom, each representing three preferred shares of Brasil Telecom, or Brasil Telecom Preferred ADSs, (2) holders of ADSs of Brasil Telecom, each representing one common share of Brasil Telecom, or Brasil Telecom Common ADSs, and (3) holders of common and preferred shares of Brasil Telecom who are U.S. residents, in connection with the share exchange described in the accompanying prospectus, assuming that none of the holders exercise their right of withdrawal in connection with the share exchange.

(2)	14,014,747 of these shares will initially be represented by ADSs of Coari, each of which represents one common share, or Coari Common ADSs, and which may be evidenced by American Depositary Receipts, or ADRs, that will be issued in exchange for Brasil Telecom Common ADSs. The remaining 3,165,228 common shares will not be represented by Coari Common ADSs.

(3)	91,944,459 of these shares will initially be represented by ADSs of Coari, each of which represents three preferred shares, or Coari Preferred ADSs, and which may be evidenced by ADRs that will be issued in exchange for Brasil Telecom Preferred ADSs. The remaining 32,503,911 shares will not be represented by Coari Preferred ADSs.

(4)	The Proposed Maximum Aggregate Offering Price (estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) and Rule 457(f) under the U.S. Securities Act of 1933, as amended) is calculated in accordance with (1) the number of Brasil Telecom common shares held directly by U.S. residents to be cancelled in the share exchange in exchange for common shares of Coari and US$28.54, the average of the high and low prices of the common shares of Brasil Telecom as reported on the Brazilian Securities, Commodities and Futures Exchange (BM&FBOVESPA S.A. — Bolsa de Valores Mercadorias e Futuros, or the BOVESPA) on November 30, 2009, converted into U.S. dollars based on an exchange rate of R$1.7505=US$1.00, the PTAX selling rate as reported by the Central Bank of Brazil (Banco Central do Brasil) on November 30, 2009, (2) the number of Brasil Telecom preferred shares held directly by U.S. residents to be cancelled in the share exchange in exchange for preferred shares of Coari and US$17.28, the average of the high and low prices of the preferred shares of Brasil Telecom as reported on the BOVESPA on November 30, 2009, converted into U.S. dollars based on an exchange rate of R$1.7505=US$1.00, the PTAX selling rate as reported by the Central Bank of Brazil (Banco Central do Brasil) on November 30, 2009, (3) the number of preferred shares of Coari to be exchanged in the share exchange for the aggregate number of Brasil Telecom preferred shares underlying the outstanding Brasil Telecom Preferred ADS, which will be cancelled in the share exchange, and US$29.97, the average of the high and low prices of the Brasil Telecom Preferred ADSs as reported on the New York Stock Exchange on November 30, 2009, and (4) the number of common shares of Coari to be exchanged in the share exchange for the aggregate number of Brasil Telecom common shares underlying the outstanding Brasil Telecom Common ADSs, which will be cancelled in the share exchange, and US$15.505, the average of the high and low prices of the Brasil Telecom Common ADSs as reported on the New York Stock Exchange on November 30, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated December 7, 2009

Coari Participações S.A.

17,179,975 Common Shares, including Common Shares in the form of American Depositary Shares

124,448,370 Preferred Shares, including Preferred Shares in the form of American Depositary Shares

Coari Participações S.A., or Coari, and its subsidiary Brasil Telecom S.A., or Brasil Telecom, have proposed a merger of shares under Brazilian law (incorporação de ações), or the share exchange, the purpose of which is to consolidate at the Coari level all of the non-controlling share ownership in Brasil Telecom. The share exchange, in which shares of Coari would be issued in exchange for all shares of Brasil Telecom that we do not own, will convert Brasil Telecom into a wholly-owned subsidiary of Coari. Coari is a holding company whose principal assets consist of shares of capital stock of Brasil Telecom. Brasil Telecom provides a range of integrated telecommunications services in Region II of Brazil (which consists of the Federal District of Brazil and nine states of Brazil located in the western, central and southern regions of Brazil).

If the share exchange is approved:

•

direct holders of common shares of Brasil Telecom will automatically receive, without any further action by those holders, one common share, no par value, of Coari for each Brasil Telecom common share they hold;

•

direct holders of preferred shares of Brasil Telecom will automatically receive, without any further action by those holders, one preferred share, no par value, of Coari for each Brasil Telecom preferred share they hold;

•

holders of American Depositary Shares, or ADSs, of Brasil Telecom (each representing one common share of Brasil Telecom), or Brasil Telecom Common ADSs, will receive, subject to the procedures and the payment of applicable fees described herein, one ADS of Coari (representing one common share of Coari), or Coari Common ADSs, for each Brasil Telecom Common ADS they hold; and

•

holders of ADSs of Brasil Telecom (each representing three preferred shares of Brasil Telecom), or Brasil Telecom Preferred ADSs, will receive, subject to the procedures and the payment of applicable fees described herein, one ADS of Coari (representing three preferred shares of Coari), or Coari Preferred ADSs, for each Brasil Telecom Preferred ADS they hold.

Approval of the share exchange will require (1) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Coari present at the extraordinary general shareholder’s meeting called to consider the share exchange, and (2) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom at a duly convened extraordinary general shareholders’ meeting.

The extraordinary general shareholders’ meetings of Coari and Brasil Telecom to vote on the share exchange are scheduled to occur on January 6, 2010. Telemar Norte Leste, S.A., or Telemar, the direct controlling shareholder of Coari and indirect controlling shareholder of Brasil Telecom has all of the voting power necessary to approve the share exchange without the support of any other holders of common shares of Coari or Brasil Telecom. Telemar has informed Coari and Brasil Telecom that it intends to cause all common shares held by it and its subsidiaries to be voted in favor of the share exchange.

NEITHER COARI NOR BRASIL TELECOM IS ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND COARI OR BRASIL TELECOM A PROXY.

The common shares and preferred shares of Coari are admitted to listing on the Brazilian Securities, Commodities and Futures Exchange (BM&FBOVESPA S.A.—Bolsa de Valores Mercadorias e Futuros), which we refer to as the BOVESPA, under the ticker symbols “COAR3” and “COAR4,” respectively. We have applied to list the Coari Common ADSs and Coari Preferred ADSs to be received by holders of Brasil Telecom ADSs on the New York Stock Exchange, or NYSE, and the Coari Common ADSs and Coari Preferred ADSs are expected to trade under the symbols “COAR.C” and “COAR.P,” respectively.

This prospectus has been prepared for holders of common shares and preferred shares of Brasil Telecom residing in the United States and for holders of Brasil Telecom ADSs to provide information about the share exchange and the securities to be offered pursuant thereto.

You should read this prospectus carefully. In particular, please read the section entitled “Part Three—Risk Factors” beginning on page 45 for a discussion of risks that you should consider in evaluating the transaction described in this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the share exchange or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.

This prospectus is dated December     , 2009 and is expected to be mailed to shareholders of Brasil Telecom on or about that date.

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This prospectus includes important business and financial information about Brasil Telecom that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request. To obtain timely delivery, security holders must request the information no later than December 29, 2009, the fifth business days before the scheduled date of the extraordinary general shareholders’ meetings called to consider the share exchange. See “Incorporation by Reference.”

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any person to provide you with any information or to make any representations in connection with the share exchange, other than the information contained or incorporated in this prospectus, and, if any person provides you with other information or makes a representation in connection with the share exchange, that information or representation must not be relied on as having been authorized by us.

This prospectus does not constitute an offer to any person in any jurisdiction in which an offer is unlawful. The offer is not being made to holders of shares in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of that jurisdiction. However, we may, in our sole discretion, take any action we may deem necessary to make the offer in any such jurisdiction and extend the offer to holders of shares in any jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the relevant jurisdiction.

The delivery of this prospectus will not, under any circumstance, create an implication that our affairs have not changed since the date as of which information is furnished or since the date of this prospectus.

INCORPORATION BY REFERENCE

The U.S. Securities and Exchange Commission, or the SEC, allows us to incorporate by reference information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that Brasil Telecom files with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus. We incorporate by reference the following documents:

•

Brasil Telecom’s amended annual report on Form 20-F/A for the fiscal year ended December 31, 2008, filed with the SEC on August 7, 2009 (File No. 001-15256), other than the information in the Form 6-K furnished to the SEC on October 19, 2009 (File No. 001-15256) which includes audited consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008, as adjusted to reflect the retrospective adoption of provisions of Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” or SFAS 160;

•	any future annual reports on Form 20-F filed by Brasil Telecom with the SEC after the date of this prospectus and prior to the completion of the share exchange;

•

Brasil Telecom’s report on Form 6-K furnished to the SEC on October 19, 2009 (File No. 001-15256) containing audited consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008 as adjusted to reflect the retrospective adoption of SFAS 160;

•

Brasil Telecom’s report on Form 6-K/A furnished to the SEC on October 19, 2009 (File No. 001-15256) containing (1) disclosure regarding its financial condition and results of operations at June 30, 2009 and for the six-month periods ended June 30, 2009 and 2008, and (2) its unaudited interim consolidated financial statements at June 30, 2009 and for the six-month periods ended June 30, 2009 and 2008;

•

Brasil Telecom’s report on Form 6-K furnished to the SEC on December 4, 2009 (File No. 001-15256) containing its unaudited interim consolidated financial statements at September 30, 2009 and for the nine months ended September 30, 2009 and 2008; and

•

any future reports on Form 6-K that Brasil Telecom furnishes to the SEC after the date of this prospectus and prior to the completion of the share exchange that are identified in such reports as being incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of (1) any and all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents), and (2) the Portuguese-language version of the Protocol and Justification of the Share Exchange (Protocolo e Justificação de Incorporação) between Coari S.A. and Brasil Telecom S.A., which we refer to as the Share Exchange Agreement, which includes the Portuguese-language versions of the valuation reports described in “Part Five—The Share Exchange—Valuation Reports,” as well as English-language translations thereof prepared by Coari. To request this information, you should contact us at the following street address, telephone number or e-mail address:

Coari Participações S.A.

Rua Humberto de Campos, 425/8° andar-Leblon

22430-190 Rio de Janeiro, RJ, Brazil

Attention: IR Department

Telephone: +55-21-3131-1211

Facsimile: +55-21-3131-1144

email: invest@oi.net.br

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You may also contact the information agent for the share exchange:

1200 Wall Street West, 3rd Floor

Lyndhurst, NJ 07071

U.S.A.

Calls within the United States: 866-207-3645 (toll-free)

Calls outside the United States: +1-201-806-7300 (collect)

If you are a holder of Brasil Telecom ADSs, you may also contact:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

Calls within the United States: (888) 269-2377 (toll-free)

Calls outside the United States: +1 (201) 680-6825 (collect)

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

All references herein to “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “US$” are to U.S. dollars.

On December 4, 2009, the exchange rate for reais into U.S. dollars was R$1.713 to US$1.00, based on the selling rate as reported by the Central Bank of Brazil (Banco Central do Brasil), or the Central Bank. The selling rate was R$1.952 of US$1.00 at June 30, 2009, R$1.592 of US$1.00 at June 30, 2008, R$2.337 to US$1.00 at December 31, 2008, R$1.771 to US$1.00 at December 31, 2007 and R$2.138 to US$1.00 at December 31, 2006, in each case, as reported by the Central Bank. The real/U.S. dollar exchange rate fluctuates widely, and the selling rate at December 4, 2009 may not be indicative of future exchange rates. See “Part Two—Summary—Exchange Rates” for information regarding exchange rates for the real since January 1, 2004.

Solely for the convenience of the reader, we have translated some amounts included in “Part Two—Summary—Selected Historical Financial Data and Unaudited Pro Forma Combined Financial Information” from reais into U.S. dollars using the selling rate as reported by the Central Bank at December 4, 2009 of R$1.713 to US$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

Certain Defined Terms Used in this Prospectus

Unless otherwise indicated or the context otherwise requires:

•	all references to “our company,” “we,” “our,” “ours,” “us” or similar terms are to Coari Participações S.A. and its consolidated subsidiaries;

•	all references to “Coari” are to Coari Participações S.A.;

•	all references to “Brasil Telecom” are to Coari’s subsidiary, Brasil Telecom S.A.;

•

all references to “Invitel” are to Invitel S.A., which (1) was acquired by a subsidiary of Coari on January 8, 2009, and (2) was the indirect controlling shareholder of Brasil Telecom at the time of this acquisition;

•	all references to “Brazil” are to the Federative Republic of Brazil; and

•	all references to the “Brazilian government” are to the federal government of the Federative Republic of Brazil.

Information in this prospectus is presented giving effect to the acquisition of control of Invitel and Brasil Telecom by Coari on January 8, 2009. Financial and other data included in this prospectus regarding Invitel as of December 31, 2008 and earlier dates and for periods ended on December 31, 2008 and earlier dates is historical in nature and reflects the results of Invitel and its consolidated subsidiaries. Financial and other data included in this prospectus regarding Brasil Telecom as of December 31, 2008 and earlier dates and for periods ended on December 31, 2008 and earlier dates is historical in nature and reflects the results of Brasil Telecom and its consolidated subsidiaries.

Financial Statements

Coari’s Financial Statements

We maintain our books and records in reais.

We prepare our consolidated financial statements in accordance with accounting practices adopted in Brazil, or Brazilian GAAP, which are based on:

•	Brazilian Law No. 6,404/76, as amended, which we refer to as the Brazilian Corporation Law; and

•	the rules and regulations of the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM.

Our consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008, as adjusted and restated for the changes in accounting practices described below, have been audited, as stated in the report which is included elsewhere in this prospectus. Our unaudited interim consolidated financial statements at June 30, 2009 and for the six months ended June 30, 2009 and 2008, and our unaudited interim consolidated financial statements at September 30, 2009 and for the nine months ended September 30, 2009 and 2008, are included elsewhere in this prospectus.

On December 28, 2007, the Brazilian government enacted Law No. 11,638/07, which became effective on January 1, 2008, amended the Brazilian Corporation Law and changed certain accounting policies under Brazilian GAAP. In December 2008, the CVM issued Deliberação 565/08, or Deliberation 565/08, implementing these changes in accounting policies. For a discussion of the principal changes introduced by Law No. 11,638/07 and Deliberation 565/08 as they relate to our financial statements, see “Part Four—The Companies—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Presentation and Accounting Policies—Presentation of Financial Statements,” note 2(b) to our audited consolidated financial statements and note 2 to our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus.

In order to make our financial statements at December 31, 2007 and for the two years ended December 31, 2007 comparable to our financial statements at December 31, 2008 and for the year ended December 31, 2008, we have restated our previously issued financial statements at December 31, 2007 and for the two years ended December 31, 2007 included in our consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008 to conform to the changes in accounting policy introduced by Law No. 11,638/07 and Deliberation No. 565/08.

Brazilian GAAP differs in certain important respects from U.S. GAAP. For a discussion of certain differences relating to our financial statements, see notes 8 through 13 to our audited consolidated financial statements and note 29 to our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus.

Brasil Telecom’s Financial Statements

Brasil Telecom maintains its books and records in reais. Brasil Telecom prepares its consolidated financial statements in accordance with Brazilian GAAP.

Brasil Telecom’s consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008, as adjusted and restated for the changes in accounting practices described below and as adjusted to reflect the retrospective adoption of provisions of SFAS 160, are incorporated into this prospectus by reference to Brasil Telecom’s Form 6-K furnished to the SEC on October 19, 2009 (File No. 001-15256), which we refer to as the Brasil Telecom Audited Financial Statement Report, and have been audited, as stated in the report appearing therein. Brasil Telecom’s unaudited interim consolidated financial statements at June 30, 2009 and for the six months ended June 30, 2009 and 2008 is incorporated into this prospectus by reference to Brasil Telecom’s report on Form 6-K/A furnished to the SEC on October 19, 2009, which we refer to as the Brasil Telecom Second Quarter Report, and Brasil Telecom’s unaudited interim consolidated financial statements at September 30, 2009 and for the nine months ended September 30, 2009 and 2008 is incorporated into this prospectus by reference to Brasil Telecom’s report on Form 6-K furnished to the SEC on December 4, 2009.

On December 28, 2007, the Brazilian government enacted Law No. 11,638/07, which became effective on January 1, 2008, amended the Brazilian Corporation Law and changed certain accounting policies under Brazilian GAAP. In December 2008, the CVM issued Deliberation 565/08, implementing these changes in accounting policies. For a discussion of the principal changes introduced by Law No. 11,638/07 and Deliberation 565/08 as they relate to the financial statements of Brasil Telecom, see “Item 5. Operating and Financial Review

and Prospects—Financial Presentation and Accounting Policies—Presentation of Financial Statements” in Brasil Telecom’s amended annual report on Form 20-F/A for the fiscal year ended December 31, 2008, filed with the SEC on August 7, 2009, which we refer to as the Brasil Telecom Annual Report, and notes 2(a) and 2(f) to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report.

In order to make the financial statements of Brasil Telecom at December 31, 2007 and for the two years ended December 31, 2007 comparable to its financial statements at December 31, 2008 and for the year ended December 31, 2008, Brasil Telecom has restated its previously issued financial statements at December 31, 2007 and for the two years ended December 31, 2007 included in its consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008 to conform to the changes in accounting policy introduced by Law No. 11,638/07 and Deliberation No. 565/08. The financial information of Brasil Telecom at December 31, 2006, 2005 and 2004 and for the two years ended December 31, 2005 presented in this prospectus was prepared in accordance with Brazilian GAAP as in force at the time that such financial information was prepared, and may not be comparable to the financial information at December 31, 2008 and 2007 and for the three years ended December 31, 2008.

Brazilian GAAP differs in certain important respects from U.S. GAAP. For a discussion of certain differences relating to the financial statements of Brasil Telecom, see note 36 to its audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report, and note 29 to its unaudited interim consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Second Quarter Report.

The U.S. GAAP reconciliation of Brasil Telecom’s financial statements as of December 31, 2007 and for the two years ended December 31, 2007 included in Brasil Telecom’s audited consolidated financial statements have been restated to correct errors in the calculation of Brasil Telecom’s net income and shareholders’ equity under U.S. GAAP. During the year ended December 31, 2006, Brasil Telecom’s management identified certain errors relating to the U.S. GAAP adjustments for capitalized interest and the depreciation of the step-up in basis of companies under common control that are included in the reconciliation of shareholders’ equity and net income between Brazilian GAAP and U.S. GAAP as of December 31, 2006 and for the year ended. At that time, Brasil Telecom’s management evaluated the significance of these errors and concluded that the impact was not material to Brasil Telecom’s financial statements taken as a whole and therefore, recorded the effect in the related U.S. GAAP adjustments as of December 31, 2006 and for the year ended. During the year ended December 31, 2007, Brasil Telecom’s management identified certain additional errors relating to the same U.S. GAAP adjustments that are included in the reconciliation of shareholders’ equity and net income between Brazilian GAAP and U.S. GAAP as of December 31, 2007 and for the year then ended. At that time, Brasil Telecom’s management evaluated the significance of these errors and concluded that the impact was not material to its financial statements taken as a whole and therefore, recorded the effect in the related U.S. GAAP adjustments as of December 31, 2007 and for the year then ended. Subsequent to the issuance of Brasil Telecom’s financial statements for the year ended December 31, 2007 and the acquisition of control of Brasil Telecom by our company, Brasil Telecom’s management revised its calculations of the amount of these previously identified errors, reassessed the related impact on the respective years, and concluded that these errors were material to Brasil Telecom’s financial statements taken as a whole. For a discussion of these errors and their effect on Brasil Telecom’s U.S. GAAP net income and shareholders’ equity, see “Item 5. Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Brasil Telecom Annual Report and note 36(n) to its audited consolidated financial statements, which are incorporated into this prospectus by reference the Brasil Telecom Audited Financial Statement Report.

Invitel’s Financial Statements

Invitel maintains its books and records in reais. Invitel prepares its consolidated financial statements in accordance with Brazilian GAAP.

Invitel’s consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008, as adjusted and restated for the changes in accounting practices described below, have been audited, as stated in the report which is included elsewhere in this prospectus.

Prior to its acquisition of 100% of the capital stock of Invitel on January 8, 2009, Coari had no operations, assets or liabilities, except for the equity interests in Brasil Telecom Holding and Brasil Telecom that were acquired during the year ended December 31, 2008 through its subsidiaries Copart 1 and Copart 2. Considering that Coari acquired all of the business of Invitel and that Coari had no operations prior to this acquisition, Invitel represents the accounting predecessor of Coari. Consequently, we have presented separate financial statements of Invitel as of December 31, 2007 and 2008 and for the three years in the period ended December 31, 2008 in this prospectus.

On December 28, 2007, the Brazilian government enacted Law No. 11,638/07, which became effective on January 1, 2008, amended the Brazilian Corporation Law and changed certain accounting policies under Brazilian GAAP. In December 2008, the CVM issued Deliberation 565/08, implementing these changes in accounting policies. For a discussion of the principal changes introduced by Law No. 11,638/07 and Deliberation 565/08 as they relate to the financial statements of Invitel, see “Part Four—The Companies—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Presentation and Accounting Policies—Presentation of Financial Statements,” and note 2(a) to Invitel’s audited consolidated financial statements, which are included elsewhere in this prospectus.

In order to make the financial statements of Invitel at December 31, 2007 and for the two years ended December 31, 2007 comparable to its financial statements at December 31, 2008 and for the year ended December 31, 2008, Invitel has restated its previously issued financial statements at December 31, 2007 and for the two years ended December 31, 2007 included in its consolidated financial statements at December 31, 2008 and 2007 and for the three years ended December 31, 2008 to conform to the changes in accounting policy introduced by Law No. 11,638/07 and Deliberation No. 565/08.

Brazilian GAAP differs in certain important respects from U.S. GAAP. For a discussion of certain differences relating to the financial statements of Invitel, see note 36 to its audited consolidated financial statements, which are included elsewhere in this prospectus.

Share Splits

On April 10, 2007, Brasil Telecom authorized the reverse split of all of its issued common shares and preferred shares into one share for each 1,000 issued shares. This reverse share split became effective on May 14, 2007. In connection with this reverse share split, Brasil Telecom authorized a change in the ratio of the Brasil Telecom ADSs. Upon the effectiveness of the reverse share split and the ratio change, the ratio of Brasil Telecom preferred shares to Brasil Telecom ADSs changed from 3,000 preferred shares per ADS to three preferred shares per ADS. All references to numbers of Brasil Telecom shares and Brasil Telecom dividend amounts in this prospectus have been adjusted to give effect to the 1,000-for-one reverse share split.

On September 11, 2009, in anticipation of the share exchange, Coari authorized (1) the reverse split of all of its issued common shares and preferred shares into one share for each 4,000 issued shares, (2) the conversion of 59,206,132 of its preferred shares into common shares, and (3) the cancellation of 17,686,558 of its preferred shares. These transactions became effective on September 11, 2009. As a result of these transactions, the number of Coari common shares and preferred shares owned by Telemar is identical to the number of common shares and preferred shares of Brasil Telecom, respectively, owned by Coari. All references to numbers of Coari shares and Coari dividend amounts in this prospectus have been adjusted to give effect to the reverse share split.

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Market Share and Other Information

We make statements in this prospectus about Brasil Telecom’s market share and other information relating to the telecommunications industry in Brazil. We have made these statements on the basis of information obtained from third-party sources and publicly available information that we believe are reliable, such as information and reports from the National Telecommunications Agency (Agência Nacional de Telecomunicações), or ANATEL, the Brazilian federal telecommunications regulator, among others. Notwithstanding any investigation that we may have conducted with respect to the market share, market size or similar data provided by third parties or derived from industry or general publications, we assume no responsibility for the accuracy or completeness of any such information.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be arithmetic aggregations of the figures that precede them.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE SHARE EXCHANGE

The following are some questions that you may have regarding the share exchange and brief answers to those questions. Coari and Brasil Telecom urge you to read carefully the remainder of this prospectus because the information in this section does not provide all the information that might be important to you with respect to the share exchange. Additional important information is also contained in the documents incorporated by reference into this prospectus. See “Incorporation by Reference.”

Q:	What is the share exchange?

A:	The share exchange proposed by Coari and Brasil Telecom will be accomplished through a merger of shares (incorporação de ações) under Brazilian law, a Brazilian business combination transaction in which, subject to the approvals of the holders of voting shares of Coari and Brasil Telecom, all of the Brasil Telecom shares not owned by Coari will be exchanged for Coari shares and Brasil Telecom will become a wholly-owned subsidiary of Coari. If the share exchange is approved:

•

each issued and then outstanding common share of Brasil Telecom (including common shares of Brasil Telecom represented by the Brasil Telecom Common ADSs, but excluding any common shares owned by Coari or held by shareholders seeking withdrawal of their common shares) will be converted automatically into one common share of Coari without any further action by the holders thereof;

•

each issued and then outstanding preferred share of Brasil Telecom (including preferred shares of Brasil Telecom represented by the Brasil Telecom Preferred ADSs, but excluding any preferred shares owned by Coari) will be converted automatically into one preferred share of Coari without any further action by the holders thereof;

•

holders of Brasil Telecom Common ADSs will receive, subject to the procedures and the payment of applicable fees described herein, one Coari Common ADSs for each Brasil Telecom Common ADS they hold; and

•

holders of Brasil Telecom Preferred ADSs will receive, subject to the procedures and the payment of applicable fees described herein, one Coari Preferred ADSs for each Brasil Telecom Preferred ADS they hold.

Q:	What are the reasons for the share exchange?

A:	The share exchange is a step in the corporate reorganization that Telemar and its subsidiaries that control Brasil Telecom are undertaking to reorganize Telemar’s interests in Brasil Telecom. The corporate reorganization is expected to be accomplished through three transactions that will occur consecutively and will cumulatively result in the conversion of the publicly held shares of Brasil Telecom Participações S.A., or Brasil Telecom Holding, and Brasil Telecom into shares of Telemar: (1) the merger (incorporação) under Brazilian law of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company, which was effectively completed on September 30, 2009 and which we refer to as the Brasil Telecom merger, (2) the share exchange, and (3) the merger (incorporação) under Brazilian law of Coari with and into Telemar, with Telemar as the surviving company, or the Telemar merger.

The Telemar merger is expected to be completed as soon as practicable after the completion of the share exchange. However, we cannot offer investors assurances regarding the date on which the Telemar merger will be completed, that the Telemar merger will take place as planned or that the Telemar merger will ultimately be completed. In connection with the Telemar merger, Telemar plans to file with the SEC (1) a registration statement on Form F-4, containing a prospectus which will be mailed to the shareholders of Coari, and (2) other documents regarding the Telemar merger. Telemar is not offering the shares to be issued in the Telemar merger by means of this prospectus. We urge investors and security holders to carefully read the relevant prospectus and other relevant materials when they become available as they will contain important information about the proposed Telemar merger. Investors and security holders will be able to obtain the documents filed with the SEC regarding the Telemar merger, when available, free of charge on the SEC’s website at www.sec.gov or from Telemar.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

We believe that the share exchange will enable Coari to:

•	simplify the capital and corporate structures of Coari and Brasil Telecom, reducing administrative costs;

•	align the interests of the shareholders of Brasil Telecom, Coari and Telemar;

•

avoid a circular shareholding between Coari and Telemar, which is prohibited by law and which would occur if the shares of Brasil Telecom were exchanged directly for shares of Telemar resulting in the shares of Brasil Telecom held by Coari being converted into shares of Telemar; and

•

eliminate the costs of separate listings of the shares of Coari and Brasil Telecom as well as the costs arising from the public disclosure obligations for information released separately by Coari and Brasil Telecom.

We have been advised that Telemar is undertaking the corporate reorganization because it believes that the corporate reorganization will enable it to:

•

align the interests of the shareholders of Telemar, Brasil Telecom Holding and Brasil Telecom, which were under common control, following the completion of the change of control transaction described elsewhere in this prospectus;

•	facilitate the unification, standardization and the rationalization of the general administration of Telemar and Brasil Telecom;

•	simplify the shareholding and organizational structure of Telemar’s business, expand its shareholder base and reduce management and administrative costs; and

•

provide you with an investment in a larger company and more diversified telecommunications services provider that will provide services in all states in Brazil and the Federal District, which we believe will enable you to hold securities that will enjoy greater market liquidity than the securities you currently hold or will hold following the share exchange due to the greater market capitalization of Telemar than any of Coari, Brasil Telecom Holding or Brasil Telecom.

Q:	What will happen to my shares of Brasil Telecom in the share exchange?

A:	If you are a direct holder of common shares of Brasil Telecom and you do not seek to exercise your withdrawal rights (as described below), each of your common shares of Brasil Telecom will be converted into one common share of Coari in the share exchange.

If you are a direct holder of preferred shares of Brasil Telecom, each of your preferred shares of Brasil Telecom will be converted into one preferred share of Coari in the share exchange.

If you are a direct holder of common shares or preferred shares of Brasil Telecom, no further action by you is required. An entry or entries will be made in the share registry of Coari to evidence the common shares and preferred shares of Coari you will receive in the share exchange promptly after the share exchange is completed.

If you are a holder of Brasil Telecom Common ADSs, you will receive one Coari Common ADS, representing one common share of Coari, for each Brasil Telecom Common ADS that you hold. If you are a holder of Brasil Telecom Preferred ADSs, you will receive one Coari Preferred ADS, representing three preferred shares of Coari, for each Brasil Telecom Preferred ADS that you hold.

If you are a registered holder of Brasil Telecom ADSs, to receive your Coari ADSs you must complete the letter of transmittal sent to you by The Bank of New York Mellon, as depositary for the Brasil Telecom ADS program, whom we refer to in this capacity as the Brasil Telecom Depositary, and comply with the

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

procedures described in the letter of transmittal. If you hold Brasil Telecom ADSs through a broker or other financial intermediary, no further action by you is required. The Coari Common ADSs and Coari Preferred ADSs to which you would have been entitled as a result of the share exchange will automatically be credited to your account as promptly as practicable after the end of the withdrawal period described below.

Q:	How were the exchange ratios calculated for the share exchange?

A:	On April 25, 2008, each of the shareholders of Invitel entered into a Share Purchase Agreement with Banco de Investimentos Credit Suisse (Brasil) S.A., or Credit Suisse, as Comissário, or agent, on behalf of Telemar, acting as principal, which we refer to as the Share Purchase Agreement, under which Credit Suisse agreed to purchase all of the outstanding shares of Invitel and certain shares of Brasil Telecom Holding owned by the shareholders of Invitel. As of December 31, 2008, Invitel owned 100% of the outstanding shares of Solpart Participações S.A., or Solpart, which owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Holding, which, in turn, owned 67.2% of the outstanding share capital of Brasil Telecom, including 99.1% of the outstanding voting share capital of Brasil Telecom. On January 8, 2009, the acquisition contemplated by the Share Purchase Agreement was completed.

On April 25, 2008, in connection with the acquisition of control of Brasil Telecom Holding and Brasil Telecom by Telemar, Telemar announced a corporate reorganization of its interests in Brasil Telecom Holding and Brasil Telecom to take place following the completion of its acquisition of control of Brasil Telecom Holding and Brasil Telecom with the purpose of causing the migration of the minority shareholders of Brasil Telecom Holding and Brasil Telecom to Telemar.

The exchange ratios for the Brasil Telecom merger were determined by the managements of Brasil Telecom and Brasil Telecom Holding, based on the weighted average of the closing prices of the shares of Brasil Telecom Holding and Brasil Telecom on the BOVESPA during the 90 calendar days between January 24, 2008 and April 23, 2008, adjusted by the amount of any interest on shareholders’ equity or dividends declared by Brasil Telecom or Brasil Telecom Holding from January 1, 2008 until the date of the merger agreement relating to the Brasil Telecom merger.

The exchange ratios for the share exchange were determined by the managements of Coari and Brasil Telecom based on the following premises: (i) the shareholder’s equity of Coari is composed substantially of Brasil Telecom common and preferred shares, (ii) excluding Coari’s interest in Brasil Telecom, the shareholders’ equity balance of Coari is positive, and (iii) the composition of the equity capital of Coari after the share exchange, in accordance with the exchange ratio, will reflect the current composition of Brasil Telecom’s equity capital.

Q:	What shareholder approvals are needed for the share exchange?

A:	Approval of the share exchange will require (1) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Coari present at the extraordinary general shareholders’ meeting of Coari called to consider the share exchange, and (2) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom at a duly convened extraordinary general shareholders’ meeting of Brasil Telecom.

We believe that the share exchange will be approved at the applicable extraordinary general shareholders’ meetings because:

•

Telemar holds 100% of our issued and outstanding common shares (other than director’s qualifying shares) and Telemar has represented to us that it will vote the shares of our company that it holds in favor of the share exchange, and

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

•

Telemar, which indirectly holds 99.1% of the issued and outstanding common shares of Brasil Telecom, has represented to us that it will cause the shares of Brasil Telecom that it holds to be voted in favor of the share exchange.

Q:	Will the share capital of Coari be increased as a result of the share exchange?

A:	Yes. At the extraordinary general shareholders’ meeting of Coari called to consider the share exchange, the holders of common shares of Coari will also vote to amend the bylaws of Coari to increase its share capital in order to accommodate the issuance of the 41,433,175 new common shares and 257,690,765 preferred shares that will be issued in the share exchange, assuming that none of the shareholders of Brasil Telecom exercises its withdrawal rights. If this capital increase is approved, the share capital of Coari will be increased to R$17,971,288,655.01, represented by 589,788,990 shares, consisting of 203,423,176 common shares and 386,365,814 preferred shares.

Approval of the increase in the share capital of Coari will require the affirmative vote of holders representing a majority of the number of outstanding common shares of Coari present at the extraordinary general shareholders’ meeting of Coari called to consider the share exchange. We believe that the increase in the share capital of Coari will be approved at the extraordinary general shareholders’ meeting of Coari because Telemar holds 100% of our issued and outstanding common shares (other than director’s qualifying shares) and Telemar has represented to us that it will vote the shares of our company that it holds in favor of the increase in our share capital.

Q:	May I attend the extraordinary general shareholders’ meeting of Brasil Telecom regarding the share exchange?

A:	If you hold common shares or preferred shares of Brasil Telecom you may attend the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange.

If you hold Brasil Telecom ADSs and wish to attend this meeting, you must surrender your Brasil Telecom ADSs and receive delivery of the Brasil Telecom common shares or preferred shares represented thereby in accordance with the terms of the deposit agreements governing the Brasil Telecom ADSs in sufficient time to allow your ownership of the Brasil Telecom common shares or preferred shares to be reflected in the shareholder list that Brasil Telecom will use to determine holders of common shares and preferred shares that are permitted to attend the meeting, which generally reflects record ownership as of the fourth Brazilian business day prior to the meeting.

Q:	May I vote at the extraordinary general shareholders’ meeting of Brasil Telecom regarding the share exchange?

A:	If you hold common shares of Brasil Telecom, you may vote at the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange.

If you hold preferred shares of Brasil Telecom, you are not entitled to vote at the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange.

If you hold Brasil Telecom Common ADSs, you will receive instructions from the Brasil Telecom Depositary about how to instruct the Brasil Telecom Depositary to vote the Brasil Telecom common shares represented by your Brasil Telecom Common ADSs. If The Bank of New York Mellon, as the Brasil Telecom Depositary, does not receive instructions from an owner on or before the date established by the Brasil Telecom Depositary for that purpose, the Brasil Telecom Depositary may deem that owner to have instructed the Brasil Telecom Depositary to give a discretionary proxy to a person designated by Brasil Telecom to vote the underlying common shares.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

If you hold Brasil Telecom Preferred ADSs, you are not entitled to vote at the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange.

Q:	May I attend or vote at the extraordinary general shareholders’ meeting of Coari called to consider the share exchange and the capital increase?

A:	No. You will not be entitled to attend or vote at the Coari extraordinary general shareholders’ meeting called to consider the share exchange and the capital increase because you will not be a shareholder of Coari at the time the Coari extraordinary general shareholders’ meeting occurs. At the time the meeting occurs, Telemar will hold all of the issued and outstanding common shares of Coari, other than shares held by the directors of Coari.

Q:	When and where will the extraordinary general shareholders’ meetings regarding the share exchange take place?

A:	The Brasil Telecom extraordinary general shareholders’ meeting is scheduled to take place on January 6, 2010 at 11:00 a.m. (Brasília time) at Brasil Telecom’s headquarters, located at SIA/Sul, ASP, Lote D, Bloco B—71215-000—Setor de Indústria, Brasília, DF, Brazil.

The Coari extraordinary general shareholders’ meeting is scheduled to take place on January 6, 2010 at 12:00 noon (Rio de Janeiro time) at Coari’s headquarters, located at Rua Humberto de Campos, 425/8° andar, Leblon 22430-190 Rio de Janeiro, RJ, Brazil.

Brasil Telecom and Coari have the right to delay the date of these meetings.

Q:	Do I have withdrawal rights with respect to the share exchange?

A:	If you were the holder of record of common shares of Brasil Telecom at the close of trading on April 25, 2008, the date of the Relevant Fact (Fato Relevante) that first announced the share exchange, you may exercise withdrawal rights pursuant to Brazilian law and request that Brasil Telecom purchase the common shares of Brasil Telecom that you held on that date. You cannot exercise these withdrawal rights if you vote in favor of the share exchange. If you have withdrawal rights, your withdrawal rights will lapse 30 days after publication of the minutes of the extraordinary general shareholders’ meeting of Brasil Telecom at which the share exchange is approved.

If you have withdrawal rights and exercise these rights, you will receive from Brasil Telecom a cash amount equal to the net asset value of your Brasil Telecom common shares, determined based on the book value of Brasil Telecom’s assets and liabilities as of December 31, 2008. Based on this net asset value, the withdrawal value per Brasil Telecom common share is R$11.40. See “Part Five—The Share Exchange—Terms of the Share Exchange—Withdrawal Rights.”

If you hold Brasil Telecom Common ADSs, you are not entitled to withdrawal rights with respect to the share exchange. If you hold Brasil Telecom Common ADSs and wish to exercise the withdrawal rights with respect to the Brasil Telecom common shares represented thereby, you must surrender your Brasil Telecom Common ADSs a sufficient amount of time prior to the Brasil Telecom extraordinary general shareholders’ meeting held to consider the share exchange to enable you to receive delivery of the Brasil Telecom common shares represented thereby in accordance with the terms of the deposit agreement governing the Brasil Telecom Common ADSs prior to the date of that meeting. See “Part Five—The Share Exchange—Terms of the Share Exchange—Withdrawal Rights.”

If you hold Brasil Telecom preferred shares (including Brasil Telecom preferred shares represented by the Brasil Telecom Preferred ADSs), you are not entitled to withdrawal rights with respect to the share exchange.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Are there risks associated with the share exchange that I should consider in deciding whether to exercise my withdrawal rights?

A:	Yes. There are a number of risks related to the share exchange that are discussed in this prospectus. Please read in particular the detailed description of risks associated with the share exchange on pages 45 through 47.

Q:	Why am I receiving this document?

A:	This document is a prospectus of Coari relating to the common shares and preferred shares of Coari (including the common shares of Coari that will be represented by Coari Common ADSs and the preferred shares of Coari that will be represented by Coari Preferred ADSs) that the shareholders of Brasil Telecom will receive as a result of the share exchange.

If you hold common shares or preferred shares of Brasil Telecom (including common shares of Brasil Telecom represented by Brasil Telecom Common ADSs or preferred shares of Brasil Telecom represented by Brasil Telecom Preferred ADSs), you are receiving this prospectus because Coari may be deemed to be offering you its securities for purposes of the U.S. Securities Act of 1933, as amended, or the Securities Act.

Q:	What will be the accounting treatment of the share exchange?

A:	Under Brazilian GAAP, Coari will account for the share exchange based on the book value of Brasil Telecom’s non-controlling interest, which will not result in any impact on total shareholders’ equity or Coari’s results of operations.

Under U.S. GAAP, Coari will account for the share exchange as a reduction of the carrying amount of Brasil Telecom’s non-controlling interest in accordance with SFAS 160 with no impact on Coari’s total shareholders’ equity or results of operations.

Q:	What are the U.S. federal income tax consequences of the share exchange?

A:	The U.S. federal income tax consequences of the share exchange are uncertain because it is not clear whether the share exchange will be a taxable or tax-free transaction for U.S. federal income tax purposes. Although there is no authority addressing facts identical to the share exchange and therefore the matter is not free from doubt, White & Case LLP, our special U.S. tax counsel, is of the opinion that the share exchange and the other steps of the corporate reorganization should be treated as a single integrated transaction for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the share exchange to a U.S. Holder (as defined in “Part Five—The Share Exchange—Material Tax Considerations—U.S. Federal Income Tax Considerations”) may diverge depending on whether such U.S. Holder held shares of Brasil Telecom prior to the Brasil Telecom merger or received shares of Brasil Telecom as part of the Brasil Telecom merger. Further, if the Telemar merger does not take place or if the share exchange were not integrated with the other steps of the corporate reorganization for U.S. federal income tax purposes, then U.S. federal income tax consequences of the share exchange to U.S. Holders may differ. Please review carefully the information set forth under “Part Five—The Share Exchange—Material Tax Considerations—U.S. Federal Income Tax Considerations—Treatment of the Share Exchange.”

Q:	What are the Brazilian tax consequences of the share exchange?

A:

The Brazilian tax consequences of the share exchange are uncertain because it is not clear (1) whether the share exchange is an event giving rise to a taxable gain in Brazil, or (2) whether the share exchange is subject to the Tax on Transactions Involving Bonds and Securities, or the IOF/Bonds and Securities Tax, applicable to transactions involving the transfer (cessão) of shares by a Brazilian company with the specific

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

purpose of enabling the issuance of ADSs. Although we are not aware of any specific legal provision or administrative or judicial court precedent regarding the Brazilian income tax consequences to investors that are not domiciled or resident in Brazil, or non-Brazilian investors, resulting from an exchange of shares of one Brazilian company for shares of another Brazilian company, certain non-binding administrative tax court decisions which examined share exchanges have provided reasonable grounds to conclude that the share exchange will not result in the recognition of taxable income. In addition, although there is no official guidance regarding the applicability of the IOF/Bonds and Securities Tax to situations such as the share exchange, we do not expect that holders receiving Coari ADSs will be charged for any IOF/Bonds and Securities Tax at the time of the settlement of the share exchange, because we believe that no IOF/Bonds and Securities Tax will be due as a result of the share exchange. However, these interpretations may not prevail, in which case Coari would be liable to the Brazilian tax authorities for withholding and collecting the income tax levied on the capital gains of the non-Brazilian investors and/or the Brazilian tax authorities could impose the IOF/Bonds and Securities Tax on the transfer of Coari shares to non-Brazilian investors and, in that case, that tax, as well as possible interest and penalties, could be collected from holders of the Coari ADSs. Please review carefully the information set forth under “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations—Exchange of Brasil Telecom Shares and ADSs for Coari Shares and ADSs.”

Q:	When will the share exchange be completed?

A:	The extraordinary general shareholders’ meetings of Coari and Brasil Telecom will be held on January 6, 2010, unless these meetings are postponed. The share exchange will be legally effective upon approval of the share exchange by the Coari extraordinary general shareholders’ meeting and the Brasil Telecom extraordinary general shareholders’ meeting. However, Coari common shares, preferred shares and ADSs will not be delivered to you in the share exchange until after the end of the period for the exercise of withdrawal rights, which period will end 30 days after publication of the minutes of the Brasil Telecom extraordinary general shareholders’ meeting at which the share exchange is approved. See “—Could the share exchange be unwound?” below.

Q:	Can I sell my Brasil Telecom shares and ADSs during the period for the exercise of withdrawal rights?

A:	During the period for the exercise of withdrawal rights, the common shares and preferred shares of Brasil Telecom will continue to be listed on BOVESPA and be eligible for trading over the BOVESPA under their existing ticker symbols, and the Brasil Telecom ADSs will continue to be listed on the NYSE, and be eligible for trading over the NYSE under their existing ticker symbols.

Q:	Could the share exchange be unwound?

A:	Under the Brazilian Corporation Law, if the management of Brasil Telecom believes that the total value of the withdrawal rights exercised by the shareholders of Brasil Telecom may put at risk Brasil Telecom’s financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of Brasil Telecom to either unwind or ratify the share exchange. Payment relating to the exercise of the withdrawal rights will not be due if the share exchange is unwound.

Because it indirectly holds a majority of the voting shares of Brasil Telecom, Telemar would be able to cause the unwinding of the share exchange at the Brasil Telecom extraordinary general shareholders’ meeting.

Q:	Are there any conditions to the share exchange or any approvals from any governmental authorities or any third parties required in order to complete the share exchange?

A:	There are no conditions to the completion of the share exchange, other than (1) shareholder approval by the shareholders of Coari and Brasil Telecom, and (2) the declaration by the SEC that the registration statement of which this prospectus forms a part is effective.

The approval by the NYSE of the listing of the Coari Common ADSs and Coari Preferred ADSs to be delivered in connection with the share exchange, for which we have applied, must be obtained for these ADSs to be traded by their holders. However, this approval is not a condition to the completion of the share exchange.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

No approval of the share exchange by the CVM or the BOVESPA is required for the completion of the share exchange.

Although no approvals of the share exchange are required from ANATEL or the Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica), or CADE, the Brazilian antitrust regulator, Telemar’s acquisition of control of Brasil Telecom is subject to the approval of CADE and ANATEL. On December 19, 2008, ANATEL granted its approval of Telemar’s acquisition of control of Brasil Telecom, subject to a number of conditions contained in the order granting the approval. Under Brazilian antitrust regulations, Telemar’s acquisition of control of Brasil Telecom is first analyzed by ANATEL to assess the effects on competition of this acquisition, following which it will be submitted to CADE, the Brazilian antitrust authority, for final approval. As of the date of this prospectus, ANATEL had not yet submitted its findings to CADE. For more information regarding the approvals of Telemar’s acquisition of control of Brasil Telecom by CADE and ANATEL, see Part Eight—Legal and Regulatory Matters—Regulatory Approvals.

Q:	After the share exchange, will I have the same ownership percentage in Coari that I now have in Brasil Telecom?

A:	Yes.

Q:	How will my rights as a shareholder of Brasil Telecom change after the share exchange?

A:	Because your Brasil Telecom common shares will be exchanged for Coari common shares, and your Brasil Telecom preferred shares will be exchanged for Coari preferred shares, you will become a Coari shareholder and therefore will have the rights conferred by Coari common shares and/or preferred shares.

Your rights as a holder of Coari preferred shares will be substantially the same as your rights as a holder of Brasil Telecom preferred shares, and your rights as a holder of Coari common shares will be substantially the same as your rights as a holder of Brasil Telecom common shares. See “Part Six—Shareholder Rights.”

Q:	When will I receive my Coari common shares, preferred shares or ADSs?

A:	Assuming the share exchange is completed, we will deliver common shares or preferred shares, as applicable, in connection with the share exchange after the end of the period for the exercise of withdrawal rights, which period will end 30 days after the publication of the minutes of the extraordinary general shareholders’ meeting of Brasil Telecom at which the share exchange is approved.

Assuming the share exchange is completed, the Coari Common ADSs and Coari Preferred ADSs representing new common shares and preferred shares of Coari issued in the share exchange in respect of the Brasil Telecom common shares represented by the Brasil Telecom Common ADSs and the Brasil Telecom preferred shares represented by the Brasil Telecom Preferred ADSs will be made available as soon as practicable after the related common shares and preferred shares are deposited with the custodian in Brazil of The Bank of New York Mellon, as depositary for the Coari Common ADS program and as depositary for the Coari Preferred ADS program, whom we refer to in these capacities as the Coari Depositary. This deposit is expected to occur after the end of the period for the exercise of withdrawal rights, which period will end 30 days after the publication of the minutes of the extraordinary general shareholders’ meeting of Brasil Telecom at which the share exchange is approved. Upon receipt of these Coari common shares and preferred shares, the holders of Brasil Telecom ADSs will be able to surrender those ADSs and receive delivery of Coari ADSs, upon payment of any applicable taxes and expenses.

Q:	If I hold Brasil Telecom ADSs, will I have to pay ADS cancellation and issuance fees?

A.	Yes. If you hold Brasil Telecom ADSs, you will have to pay the Brasil Telecom Depositary’s fee of US$0.05 per ADS for the cancellation of your Brasil Telecom ADS that you hold in connection with the share exchange. You will not have to pay any ADS issuance fees charged by the Coari Depositary for the Coari ADSs issued to you in connection with the share exchange. You will have to pay any applicable stock transfer taxes with respect to the cancellation of your Brasil Telecom ADSs or the issuance of Coari ADSs to you.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Will I have to pay brokerage commissions?

A:	You will not have to pay brokerage commissions if your common shares or preferred shares of Brasil Telecom are registered in your name. If your common shares or preferred shares of Brasil Telecom are held through a bank or broker or a custodian linked to a stock exchange, you should consult with them as to whether or not they charge any transaction fee or service charges in connection with the share exchange.

Q:	What do I need to do now?

A:	If you directly hold common shares or preferred shares of Brasil Telecom, you do not need to do anything to receive Coari common shares or Coari preferred shares, as applicable, upon completion of the share exchange. The common shares and preferred shares of Coari are book-entry shares, and an entry or entries will be made in the share registry of Coari to evidence the common shares or preferred shares of Coari you will receive in the share exchange, and neither you nor any other person will receive certificates evidencing common shares or preferred shares of Coari.

If you hold Brasil Telecom ADSs, the common shares or preferred shares underlying those ADSs will become common shares or preferred shares of Coari by operation of law. If you hold Brasil Telecom ADSs indirectly through a broker or other intermediary, you will automatically receive your Coari ADSs. However, if you hold Brasil Telecom ADSs directly as a registered holder, you must surrender your American Depositary Receipts, or ADRs, representing Brasil Telecom ADSs to the Brasil Telecom Depositary in accordance with instructions that will be provided to you. Upon surrender of those Brasil Telecom ADRs and payment of the taxes and expenses described in this prospectus, the Brasil Telecom Depositary will deliver your Coari ADSs to you. See “Part Five—The Share Exchange—Terms of the Share Exchange—Delivery of Coari Shares and ADSs” for more details.

Q:	Who can help answer my questions?

A:	If you have any questions about the share exchange, you can contact:

Coari Participações S.A.

Rua Humberto de Campos, 425/8° andar-Leblon

22430-190 Rio de Janeiro, RJ, Brazil

Attention: IR Department

Telephone: +55-21-3131-1211

Facsimile: +55-21-3131-1144

email: invest@oi.net.br

You may also contact the information agent for the share exchange:

1200 Wall Street West, 3rd Floor

Lyndhurst, NJ 07071

U.S.A.

Calls within the United States: 866-207-3645 (toll-free)

Calls outside the United States: +1-201-806-7300 (collect)

If you are a holder of Brasil Telecom ADSs, you may also contact:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

Calls within the United States: (888) 269-2377 (toll-free)

Calls outside the United States: +1 (201) 680-6825 (collect)

PART TWO—SUMMARY

The following summary highlights material information presented in greater detail elsewhere this prospectus and may not contain all the information that may be important to you. You are urged to read carefully this entire prospectus in order to fully understand the share exchange.

The Companies

Each of Coari and Brasil Telecom is a corporation (sociedade anônima) organized under the laws of Brazil. Coari is a wholly-owned subsidiary of Telemar. Brasil Telecom is a majority-owned subsidiary of Coari.

Overview of Coari

Coari is a holding company that Telemar acquired in December 2003, for the purpose of acquiring stakeholdings, as a partner or shareholder, in other companies, both commercial and civil, within Brazil or abroad. As of December 4, 2009, Coari’s principal assets consisted of 49.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

Coari started its operations on April 25, 2008, when it acquired Copart 1 Participações S.A., or Copart 1, and Copart 2 Participações S.A., or Copart 2. Copart 1 was a holding company that was incorporated in January 2008. Copart 2 was a holding company that was incorporated in October 2007. Prior to April 25, 2008, neither Copart 1 nor Copart 2 had any assets or operations.

Between April 25, 2008 and June 17, 2008, Coari acquired:

•

through its subsidiary Copart 1, 55,819,400 preferred shares of Brasil Telecom Holding, representing 24.3% of the outstanding preferred shares of Brasil Telecom Holding and 15.4% of the share capital of Brasil Telecom Holding, for an aggregate purchase price of R$1,425 million in transactions conducted over the BOVESPA, and

•

through its subsidiary Copart 2, 45,590,200 preferred shares of Brasil Telecom, representing 15.3% of the outstanding preferred shares Brasil Telecom and 8.3% of the share capital of Brasil Telecom, for an aggregate purchase price of R$898 million in transactions conducted over the BOVESPA.

On July 22, 2008, Coari acquired:

•

through a public tender offer made by its subsidiary Copart 1, 20,826,442 preferred shares of Brasil Telecom Holding, representing 9.1% of the outstanding preferred shares of Brasil Telecom Holding and 5.7% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$635 million, and

•

through a public tender offer made by its subsidiary Copart 2, 13,366,365 preferred shares of Brasil Telecom, representing 4.5% of the outstanding preferred shares of Brasil Telecom and 2.4% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$313 million.

As of December 31, 2008, (1) Copart 1 held 21.1% of the total share capital of Brasil Telecom Holding, and (2) Copart 2 held 10.5% of the total share capital of Brasil Telecom. All of the shares of Brasil Telecom Holding and Brasil Telecom held by Copart 1 and Copart 2 at that time were non-voting preferred shares.

On January 8, 2009, Coari’s subsidiary Copart 1 acquired all of the outstanding shares of Invitel, and 12,185,836 common shares of Brasil Telecom Holding owned by the shareholders of Invitel for an aggregate

PART TWO—SUMMARY

purchase price of R$5,371 million. At that time, Invitel owned 100% of the outstanding shares of Solpart, which owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Holding, which, in turn, owned 67.2% of Brasil Telecom’s outstanding share capital, including 99.1% of Brasil Telecom’s outstanding voting share capital. As a result of this acquisition, Coari acquired indirect control of Brasil Telecom Holding and Brasil Telecom.

On June 23, 2009, Coari acquired:

•

through a public tender offer made by its subsidiary Copart 1, 40,452,227 common shares of Brasil Telecom Holding, representing 30.5% of the outstanding common shares of Brasil Telecom Holding and 11.2% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$2,618 million, and

•

through a public tender offer made by its subsidiary Copart 2, 630,872 common shares of Brasil Telecom, representing 0.3% of the outstanding common shares of Brasil Telecom and 0.1% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$38 million.

See “—Background of the Share Exchange—Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom” for more information.

On July 31, 2009, Coari undertook the transactions described below, which we refer to collectively as the Intermediate Mergers, to eliminate the intermediate holding companies in the structure of its ownership of Brasil Telecom Holding and Brasil Telecom:

•	Invitel merged with and into Solpart, with Solpart as the surviving company;

•	Solpart merged with and into Copart 1, with Copart 1 as the surviving company;

•	Copart 1 merged with and into Brasil Telecom Holding, with Brasil Telecom Holding as the surviving company; and

•	Copart 2 merged with and into Brasil Telecom, with Brasil Telecom as the surviving company.

As a result of these transactions, Brasil Telecom Holding became a direct subsidiary of Coari.

On September 30, 2009, Brasil Telecom and Brasil Telecom Holding completed a merger (incorporação) under Brazilian law of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company. As a result of the merger, Brasil Telecom became a direct subsidiary of Coari and Brasil Telecom Holding ceased to exist.

Coari’s principal executive office is located at Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190 Rio de Janeiro, RJ, Brazil, and its telephone number at this address is (55-21) 3131-1211.

Overview of Brasil Telecom

Brasil Telecom is the largest telecommunications service provider in Region II in Brazil, based on our aggregate number of fixed-lines in service and mobile subscribers as of December 31, 2008, based on information available from ANATEL. Brasil Telecom offers a range of integrated telecommunications services that includes fixed-line and mobile telecommunications services, data transmission services (including broadband access services), internet service provider, or ISP, services and other services, for residential customers, small, medium and large companies, and governmental agencies. For the six months ended June 30, 2009, Brasil Telecom’s net operating revenue was R$5,415 million and its net loss was R$802 million. For the year ended December 31, 2008, Brasil Telecom’s net operating revenue was R$11,297 million and its net income was R$1,030 million.

PART TWO—SUMMARY

According to the Brazilian Institute for Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or IBGE, Region II had a population of approximately 43.5 million as of April 1, 2007, representing 23.6% of the total Brazilian population, and represented approximately 26.2% of Brazil’s total gross domestic product, or GDP, for 2006 (the most recent period for which such information is currently available).

As a result of Telemar’s acquisition of control of Brasil Telecom on January 8, 2009, Brasil Telecom has begun using the “Oi” brand name for the marketing of some of its services and expects to use the “Oi” brand name for the marketing of substantially all of its services following the completion of the integration of its operation into the operations of Telemar.

Fixed-Line Telecommunications and Data Transmission Services

Brasil Telecom’s traditional fixed-line telecommunications business in Region II includes local and long-distance services, network usage services (interconnection) and public telephones, in accordance with the concessions and authorizations granted to Brasil Telecom by ANATEL. We believe that Brasil Telecom was one of the largest fixed-line telecommunications companies in South America in terms of total number of lines in service as of December 31, 2008. Based on Brasil Telecom’s 8.0 million and 8.1 million fixed lines in service as of June 30, 2009 and December 31, 2008, respectively, Brasil Telecom was the principal fixed-line telecommunications service provider in Region II, with an estimated market share of 78.5% and 80.4% of the total fixed lines in service in this region as of June 30, 2009 and December 31, 2008, respectively, based on information available from ANATEL.

Brasil Telecom offers a variety of high-speed data transmission services, including services offered by Brasil Telecom’s subsidiaries BrT Serviços de Internet S.A. and Brasil Telecom Comunicação Multimídia Ltda. Brasil Telecom also operates a fiber optic cable system that connects the United States, Bermuda, Brazil and Venezuela through Brasil Telecom’s subsidiaries Brasil Telecom Cabos Submarinos Ltda., Brasil Telecom Subsea Cable System (Bermuda) Ltd., Brasil Telecom of America Inc. and Brasil Telecom de Venezuela S.A. Brasil Telecom’s broadband services, primarily utilizing Asymmetric Digital Subscriber Line, or ADSL, technology, are marketed in Region II under the brand name “Turbo.” As of June 30, 2009 and December 31, 2008, Brasil Telecom had 1.9 and 1.8 million ADSL subscribers, respectively, representing 23.8% and 22.2% of Brasil Telecom’s fixed lines in service as of those dates. Brasil Telecom also provides voice and data services to corporate clients throughout Brazil through Brasil Telecom’s network in Region II, through the network of Telemar in Region I (which consists of 16 states of Brazil located in the northeastern and part of the northern and southeastern regions of Brazil), and through cooperation agreements with other telecommunications network operators in Region III (which consists of the State of São Paulo).

For the six months ended June 30, 2009, Brasil Telecom’s fixed-line and data transmission services segment generated R$7,756 million in gross operating revenue and recorded an operating loss of R$915 million. For the year ended December 31, 2008, Brasil Telecom’s fixed-line and data transmission services segment generated R$14,845 million in gross operating revenue and recorded operating income of R$2,154 million.

PART TWO—SUMMARY

Mobile Telecommunications Services

Brasil Telecom offers mobile telecommunications services in Region II through Brasil Telecom’s subsidiary 14 Brasil Telecom Celular S.A., which we refer to as Brasil Telecom Mobile. We believe that Brasil Telecom Mobile is one of the principal mobile telecommunications service providers in Region II, with 6.7 million and 5.6 million mobile subscribers as of June 30, 2009 and December 31, 2008, respectively, and an estimated market share of 16.2% and 14.4% of the total number of mobile subscribers in this region as of June 30, 2009 and December 31, 2008, respectively, based on information available from ANATEL. For the six months ended June 30, 2009, Brasil Telecom’s mobile services segment generated R$1,236 million in gross operating revenue and recorded an operating loss of R$176 million. For the year ended December 31, 2008, Brasil Telecom’s mobile services segment generated R$2,561 million in gross operating revenue and recorded an operating loss of R$248 million.

Other Services

Brasil Telecom operates an internet portal through its subsidiary Internet Group do Brasil S.A., which we refer to as iG, under the brand name “iG” that was the second largest internet portal in Brazil in terms of the number of unique visitors in 2008, according to Ibope/NetRatings. Brasil Telecom also started a call center business for the sole purpose of providing services to Brasil Telecom and its subsidiaries. For the six months ended June 30, 2009, Brasil Telecom’s internet services segment generated R$205 million in gross operating revenue and recorded operating income of R$3 million, and Brasil Telecom’s call center services segment generated R$167 million in gross operating revenue and recorded an operating loss of R$7 million. For the year ended December 31, 2008, Brasil Telecom’s internet services segment generated R$454 million in gross operating revenue and recorded an operating loss of R$44 million, and Brasil Telecom’s call center services segment generated R$246 million in gross operating revenue and recorded an operating loss of R$9 million.

Brasil Telecom’s principal executive office is located at SIA/Sul, ASP, Lote D, Bloco B –71215-000 – Setor de Indústria, Brasília, DF, Brazil, and its telephone number at this address is (55-61) 3415-1414.

PART TWO—SUMMARY

Timetable for the Share Exchange

Event	Date
Meeting of the Boards of Directors of each of Coari and Brasil Telecom to approve the share exchange	September 25, 2009
Announcement of the terms of the share exchange	December 1, 2009
Notice of meeting of shareholders of Brasil Telecom to consider the share exchange published in the Diário Oficial da União, Valor Econômico and Correio Braziliense	December 4, 2009
Mailing of preliminary prospectus to holders of Brasil Telecom ADSs and U.S. holders of common and preferred shares of Brasil Telecom	on or about December 7, 2009
Mailing of prospectus to holders of Brasil Telecom ADSs and U.S. holders of common and preferred shares of Brasil Telecom	on or about December 23, 2009
Meeting of shareholders of each of Coari and Brasil Telecom to consider the share exchange	January 6, 2010
Beginning of period for exercise of withdrawal rights	on or about January 8, 2009
End of period for withdrawal rights	on or about February 8, 2010
Expected last day of trading of common and preferred shares of Brasil Telecom on the BOVESPA and of Brasil Telecom ADS on the NYSE	on or about February 19, 2010
Expected first day of trading of newly issued Coari common shares and preferred shares on the BOVESPA and newly issued Coari Common ADSs and Coari Preferred ADS on the NYSE	on or about February 22, 2010
Brasil Telecom Depositary expected to close books for all transfers involving Brasil Telecom ADSs	on or about February 24, 2010
Depositary begins to deliver Coari ADSs upon surrender of Brasil Telecom ADSs	on or about February 25, 2010

PART TWO—SUMMARY

Selected Historical Financial Data and Unaudited Pro Forma Combined Financial Information

Selected Historical Financial Data

The following information is provided to aid you in your analysis of the financial aspects of the share exchange. The following selected historical financial data has been derived from consolidated financial statements of Coari, Brasil Telecom and Invitel.

Selected Historical Coari Financial Data

The following selected financial data have been derived from Coari’s consolidated financial statements. The selected financial data at December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 have been derived from audited consolidated financial statements of Coari which are included elsewhere in this prospectus. Prior to April 25, 2008, Coari did not have any assets or operations.

The selected financial information at June 30, 2009 and for the six-month periods ended June 30, 2009 and 2008 have been derived from unaudited interim consolidated financial statements of Coari which are included elsewhere in this prospectus. The results of operations of Coari for the six months ended June 30, 2009 are not necessarily indicative of the operating results to be expected for the entire year ending December 31, 2009.

PART TWO—SUMMARY

You should read this selected financial data in conjunction with the audited consolidated financial statements of Coari and the related notes thereto, the unaudited interim consolidated financial statements of Coari and the related notes thereto, and “Part Four—The Companies—Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Statement of Operations Data

	For the Year Ended December 31,						For the Six Months Ended June 30,
	2007		2008		2008 (1)		2008		2009	2009 (1)
	as restated
	(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)			(in millions of US$, except per share amounts)
Statement of Operations Data
Brazilian GAAP:
Net operating revenue	R$	—	R$	—	US$	—	R$	—	R$ 5,415	US$	3,161
Cost of sales and services		—		—		—		—	(3,023)		(1,765)

Gross profit		—		—		—		—	2,392		1,396
Operating expenses		—		—		—		—	(1,713)		(1,000)

Operating income (loss) before financial expense, net		—		—		—		—	679		396
Financial expense, net		—		23		13		—	(61)		(36)

Operating income (loss)		—		23		13		—	618		361
Income tax and social contribution tax benefit (expense)		—		(8)		(5)		—	(362)		(211)
Minority interest		—		—		—		—	(362)		(211)

Net income (loss)	R$	—	R$	15	US$	9	R$	—	R$ (106)	US$	(62)

Number of shares outstanding at period end, excluding treasury shares (in thousands)		26,358		327,112				26,358	1,233,406
Net income per share at period end	R$	0.00	R$	0.05	US$	0.03	R$	0.002	R$ 0.09	US$	0.05

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

	For the Year Ended December 31,						For the Six Months Ended June 30,
	2007		2008		2008 (1)		2008		2009		2009 (1)
	(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)
Statement of Operations Data
U.S. GAAP:
Net operating revenue	R$	—	R$	—	US$	—	R$	—	R$	5,424	US$	3,166
Net income (loss)		—		15		9		(42)		4,992		2,914
Net income attributable to controlling shareholders		—		15		9		—		4,887		2,853
Net income attributable to noncontrolling shareholders		—		—		—		—		105		61
Net income per share: (2)
Common shares – basic and diluted		—		2.28		1.33		(0.01)		46.90		27.38
Preferred shares – basic and diluted		—		2.28		1.33		—		46.90		27.38
Weighted average shares outstanding (in thousands):
Common shares – basic and diluted		688		2,196				2,296		34,730
Preferred shares – basic and diluted		1,375		4,393				4,393		69,460

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.
(2)	In accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share,” or SFAS 128, basic and diluted earnings per share have been calculated, for U.S. GAAP purposes, using the “two class method.” See note 11 to Coari’s audited consolidated financial statements and note 29.d to Coari’s unaudited interim consolidated financial statements.

PART TWO—SUMMARY

Balance Sheet Data

	At December 31,						At June 30,
	2007		2008		2008 (1)		2009		2009 (1)
	(in millions of reais)				(in millions of US$)		(in millions of reais)		(in millions of US$)
Balance Sheet Data
Brazilian GAAP:
Cash and cash equivalents	R$	—	R$	—	US$	—	R$	1,601	US$	935
Short-term investments		—		—		—		318		186
Trade accounts receivable		—		—		—		2,092		1,221
Total current assets		—		25		15		6,575		3,838
Property, plant and equipment, net		—		—		—		7,209		4,208
Intangible assets		—		—		—		8,360		4,880
Investments		—		3,271		1,910		5		3
Total assets		—		3,296		1,924		27,774		16,214
Short-term loans and financing (including current portion of long-term debt)		—		—		—		825		482
Short-term debentures		—		—		—		11		6
Short-term swaps relating to loans and financing		—		—		—		121		71
Total current liabilities		—		24		14		5,012		2,926
Long-term loans and financing		—		—		—		2,671		1,559
Long-term debentures		—		—		—		1,080		630
Long-term swaps relating to loans and financing		—		—		—		116		68
Shareholders’ equity		—		3,272		1,910		12,229		7,139

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

	At December 31,						At June 30,
	2007		2008		2008 (1)		2009		2009 (1)
	(in millions of reais)				(in millions of US$)		(in millions of reais)		(in millions of US$)
Balance Sheet Data
U.S. GAAP:
Cash and cash equivalents	R$	—	R$	—	US$	—	R$	1,601	US$	935
Short-term investments		—		—		—		318		186
Property, plant and equipment, net		—		—		—		11,987		6,998
Intangible assets		—		—		—		16,051		9,370
Investments		—		2,139		1,222		5		3
Total assets		—		2,549		1,456		40,531		23,661
Short-term loans, financing and debentures (including current portion of long-term debt)		—		—		—		836		488
Short-term swaps relating to loans and financing		—		—		—		121		71
Long-term loans, financing and debentures		—		—		—		3,751		2,190
Long-term swaps relating to loans and financing		—		—		—		116		68
Total liabilities (including funds for capitalization)		—		—		—		11,642		6,796
Shareholders’ equity		—		2,535		1,448		24,066		14,049

Equity attributable to controlling shareholders		—		2,535		1,448		17,015		9,933
Equity attributable to noncontrolling shareholders		—		—		—		7,051		4,116

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

Selected Historical Brasil Telecom Financial Data

The following selected financial data have been derived from Brasil Telecom’s consolidated financial statements. The selected financial data at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 have been derived from audited consolidated financial statements of Brasil Telecom which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report. The selected financial data at December 31, 2006, 2005 and 2004 and for the years ended December 31, 2005 and 2004, other than the U.S. GAAP reconciliation of this selected financial data, have been derived from audited consolidated financial statements of Brasil Telecom that are not included or incorporated by reference in this prospectus.

The selected financial information at June 30, 2009 and for the six-month periods ended June 31, 2009 and 2008 have been derived from unaudited interim consolidated financial statements of Brasil Telecom which are included elsewhere in this prospectus. The results of operations of Brasil Telecom for the six months ended June 30, 2009 are not necessarily indicative of the operating results to be expected for the entire year ending December 31, 2009.

We have included information with respect to the dividends and/or interest attributable to shareholders’ equity paid to holders of Brasil Telecom’s common shares and preferred shares since January 1, 2004 in reais and in U.S. dollars translated from reais at the commercial market selling rate in effect as of the payment date under the caption “Part Six—Shareholder Rights—Comparative Share and Dividend Information—Information About Historical Dividend Payments.”

You should read this selected financial data in conjunction with the audited consolidated financial statements of Brasil Telecom and the related notes thereto, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report, and “Item 5. Operating and Financial Review and Prospects” of the Brasil Telecom Annual Report and the unaudited interim consolidated financial statements of Brasil Telecom and the related notes thereto and Brasil Telecom’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2009, which are incorporated into this prospectus by reference to the Brasil Telecom Second Quarter Report.

PART TWO—SUMMARY

Statement of Operations Data

	For the Year Ended December 31,												For the Six Months Ended June 30,
	2004		2005		2006		2007		2008		2008 (1)		2008		2009		2009 (1)
					as restated		as restated
	(in millions of reais, except per share amounts and as otherwise indicated)										(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)
Statement of Operations Data
Brazilian GAAP:
Net operating revenue	R$	9,065	R$	10,139	R$	10,297	R$	11,059	R$	11,297	US$	6,595	R$	5,655	R$	5,415	US$	3,161
Cost of sales and services		(5,845)		(6,526)		(6,465)		(6,383)		(6,209)		(3,625)		(3,066)		(3,031)		(1,769)

Gross profit		3,220		3,613		3,832		4,676		5,088		2,970		2,589		2,384		1,392
Operating expenses		(2,153)		(3,547)		(2,976)		(3,308)		(3,235)		(1,888)		(1,570)		(3,479)		(2,031)

Operating income (loss) before financial expense, net		1,067		66		855		1,368		1,853		1,082		1,019		(1,095)		(639)
Financial expense, net		(580)		(596)		(312)		(275)		(274)		(160)		(131)		(114)		(67)

Operating income (loss)		487		(530)		543		1,093		1,579		922		888		(1,209)		(706)
Non-operating income (expenses), net		(160)		(149)		—		—		—		—		—		—		—

Income (loss) before taxes and minority interest		327		(679)		543		1,093		1,579		922		888		(1,209)		(706)
Income tax and social contribution tax benefit (expense)		(44)		389		(101)		(295)		(551)		(322)		(244)		408		238
Minority interest		(6)		(13)		3		2		2		1		1		(1)		(1)

Net income (loss)	R$	277	R$	(303)	R$	445	R$	800	R$	1,030	US$	601	R$	645	R$	(802)	US$	(468)

Number of shares outstanding at period end, excluding treasury shares (in thousands)		541,608		541,619		547,272		547,272		547,499		547,499		547,434		547,719		547,719
Net income per share at period end	R$	0.51	R$	(0.56)	R$	0.81	R$	1.46	R$	1.88	US$	1.10	R$	1.18	R$	(1.46)	US$	(0.85)
Net income per ADS for the period		1.53		(1.67)		2.43		4.38		5.65		3.30		3.54		(4.39)		(2.56)

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

	For the Year Ended December 31,												For the Six Months Ended June 30,
	2004 (1)		2005 (1)		2006 (1)		2007 (1)		2008		2008 (2)		2008		2009		2009 (2)
	as restated		as restated		as restated		as restated
	(in millions of reais, except per share amounts and as otherwise indicated)										(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)
Statement of Operations Data
U.S. GAAP:
Net operating revenue	R$	9,070	R$	10,149	R$	10,306	R$	11,058	R$	11,298	US$	6,595	R$	5,655	R$	5,415	US$	3,161
Net income (loss)		241		120		613		866		1,127		658		660		(831)		(485)
Net income attributable to controlling shareholders		235		107		616		868		1,129		659		661		(832)		(486)
Net income attributable to noncontrolling shareholders		6		13		(3)		(2)		(2)		(1)		(1)		1		(1)
Net income per share: (3)
Common shares – basic and diluted		0.43		0.20		1.13		1.59		2.06		1.20		1.21		(3.34)		(1.95)
Preferred shares – basic and diluted		0.43		0.20		1.13		1.59		2.06		1.20		1.21		—		0
ADSs – basic and diluted		1.29		0.60		3.39		4.77		6.18		3.57		3.63		(10.02)		(5.85)
Weighted average shares outstanding (in thousands):
Common shares – basic and diluted		249,597		249,597		249,597		249,597		249,597				249,597		249,597
Preferred shares – basic		292,011		292,022		297,675		297,675		297,902				297,837		298,122
Preferred shares – diluted		292,011		292,022		297,675		297,675		297,902				297,788		298,014

(1)	Brasil Telecom’s management identified certain errors relating to the U.S. GAAP adjustments for capitalized interest and the depreciation of the step-up in basis of companies under common control that are included in the reconciliation of shareholders’ equity and net income between Brazilian GAAP and U.S. GAAP as of December 31, 2007 and for the two years in the period then ended as described above under “—Presentation of Financial Information.” These errors relate to the calculations used to determine the U.S. GAAP adjustments relating to (1) capitalized interest and (2) the step-up in the basis of the fixed assets of certain entities under common control that were contributed to Brasil Telecom, as described in Notes 36(a) and 36(k)(vi), respectively, to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report. The errors related to the U.S. GAAP adjustment for capitalized interest arose from miscalculations of (1) the rates used to depreciate capitalized interest and (2) the inclusion of fully depreciated assets in the calculation. This resulted in a restatement to the components of the calculation for this difference included in Note 36(a) to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report. While the Brazilian GAAP numbers in this disclosure have been restated, Brasil Telecom’s financial statements prepared under Brazilian GAAP were not impacted as these amounts are estimates used solely for the purpose of the U.S. GAAP adjustment. The error relating to the U.S. GAAP adjustment for the step-up in basis of fixed assets arose from an error in the calculation of the rates used to calculate the depreciation for this item. As a result, the related adjustments in the reconciliation of shareholders’ equity and net income have been restated from the amounts previously reported. The following table sets forth the reconciliation between Brasil Telecom’s net income under U.S. GAAP as previously reported and as restated.

PART TWO—SUMMARY

	For the Year Ended December 31,
	2004		2005		2006		2007
	(in millions of reais, except per share amounts)
Net income under U.S. GAAP (as previously reported)	R$	285	R$	169	R$	687	R$	767
Noncontrolling interest		6		13		(3)		(2)

Net income under US GAAP	R$	291	R$	182	R$	684	R$	765
Difference in:
Capitalized interest		5		1		1		(0)
Amortization of capitalized interest		(71)		(79)		(110)		139
Depreciation of Step-up in basis of companies under common control		(9)		(15)		1		14
Deferred tax effect on adjustments		26		32		36		(52)

U.S. GAAP net income (as restated)	R$	242	R$	171	R$	612	R$	866

Net income attributable to controlling shareholders	R$	236	R$	108	R$	615	R$	868

Net income attributable to noncontrolling shareholders		6		13		(3)		(2)
Net income per share: (a)
As previously reported:
Common shares – basic and diluted		0.53		0.31		1.26		1.40
Preferred shares – basic and diluted		0.53		0.31		1.26		1.40
ADSs – basic and diluted		1.59		0.93		3.78		4.20
As restated:
Common shares – basic and diluted		0.43		0.20		1.13		1.59
Preferred shares – basic and diluted		0.43		0.20		1.13		1.59
ADSs – basic and diluted		1.29		0.60		3.39		4.77

(a)	In accordance with SFAS 128, basic and diluted earnings per share have been calculated, for U.S. GAAP purposes, using the “two class method.” See note 36(d) to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report.
(2)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.
(3)	In accordance with SFAS 128, basic and diluted earnings per share have been calculated, for U.S. GAAP purposes, using the “two class method.” See note 36(d) to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report.

PART TWO—SUMMARY

Balance Sheet Data

	At December 31,												At June 30,
	2004		2005		2006		2007		2008		2008 (1)		2009		2009 (1)
							as restated
	(in millions of reais)										(in millions of US$)		(in millions of reais)		(in millions of US$)
Balance Sheet Data
Brazilian GAAP:
Cash and cash equivalents	R$	2,398	R$	1,730	R$	2,542	R$	584	R$	1,479	US$	863	R$	1,297	US$	757
Short-term investments		—		—		89		1,847		562		328		317		185
Trade accounts receivable		2,112		2,153		2,128		2,190		2,210		1,290		2,092		1,221
Total current assets		5,689		5,272		6,053		5,977		6,139		3,584		6,199		3,619
Property, plant and equipment, net		8,300		7,593		6,535		5,690		5,902		3,445		5,228		3,052
Intangible assets		1,136		1,220		1,163		1,237		1,632		953		1,638		956
Total assets		17,403		16,107		15,998		15,535		17,670		10,315		17,142		10,007
Short-term loans and financing (including current portion of long-term debt)		586		824		971		390		659		385		825		482
Short-term debentures		494		608		46		9		12		7		11		6
Short-term swaps relating to loans and financing		24		57		116		119		90		53		121		71
Total current liabilities		4,696		5,363		4,637		4,412		4,792		2,797		4,847		2,830
Long-term loans and financing		3,056		2,627		2,370		2,523		2,913		1,701		2,787		1,627
Long-term debentures		1,020		500		1,580		1,080		1,080		630		1,080		630
Long-term swaps relating to loans and financing		102		292		304		288		132		77		116		68
Shareholders’ equity		6,481		5,497		5,528		5,505		6,241		3,643		5,449		3,181

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

	At December 31,												At June 30,
	2004 (1)		2005 (1)		2006 (1)		2007 (1)		2008		2008 (2)		2009		2009 (2)
	as restated		as restated		as restated		as restated
	(in millions of reais)										(in millions of US$)		(in millions of reais)		(in millions of US$)
Balance Sheet Data
U.S. GAAP:
Cash and cash equivalents	R$	492	R$	356	R$	402	R$	584	R$	1,479	US$	863	R$	1,297	US$	757
Short-term investments		1,906		1,374		2,229		1,847		562		328		317		185
Intangible assets		1,908		1,978		1,971		2,630		3,106		1,813		3,129		1,827
Property, plant and equipment, net		9,722		8,915		7,806		5,933		6,087		3,553		5,326		3,109
Total assets		18,796		17,663		17,993		17,423		19,615		11,451		19,019		11,103
Short-term loans, financing and debentures (including current portion of long-term debt)		831		1,148		815		399		671		392		836		488
Short-term swaps relating to loans and financing		17		54		115		119		90		53		121		71
Long-term loans, financing and debentures		3,888		2,963		3,945		3,603		3,993		2,331		3,750		2,189
Long-term swaps relating to loans and financing		72		275		301		288		132		77		116		68
Total liabilities (including funds for capitalization)		11,704		11,145		11,049		10,501		11,890		6,941		7,316		4,271
Shareholders’ equity		7,094		6,518		6,944		7,329		7,725		4,510		6,880		4,016

(1)	Brasil Telecom’s management identified certain errors relating to the U.S. GAAP adjustments for capitalized interest and the depreciation of the step-up in basis of companies under common control that are included in the reconciliation of shareholders’ equity and net income between Brazilian GAAP and U.S. GAAP as of December 31, 2007 and for the two years in the period then ended as described above under “—Presentation of Financial Information.” These errors relate to the calculations used to determine the U.S. GAAP adjustments relating to (1) capitalized interest and (2) the step-up in the basis of the fixed assets of certain entities under common control that were contributed to Brasil Telecom, as described in Notes 36(a) and 36(k)(vi), respectively, to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report. The errors related to the U.S. GAAP adjustment for capitalized interest arose from miscalculations of (1) the rates used to depreciate capitalized interest and (2) the inclusion of fully depreciated assets in the calculation. This resulted in a restatement to the components of the calculation for this difference included in Note 36(a) to Brasil Telecom’s audited consolidated financial statements, which are incorporated into this prospectus by reference to the Brasil Telecom Audited Financial Statement Report. While the Brazilian GAAP numbers in this disclosure have been restated, Brasil Telecom’s financial statements prepared under Brazilian GAAP were not impacted as these amounts are estimates used solely for the purpose of the U.S. GAAP adjustment. The error relating to the U.S. GAAP adjustment for the step-up in basis of fixed assets arose from an error in the calculation of the rates used to calculate the depreciation for this item. As a result, the related adjustments in the reconciliation of shareholders’ equity and net income have been restated from the amounts previously reported. The following table sets forth the reconciliation between Brasil Telecom’s shareholders’ equity under U.S. GAAP as previously reported and as restated.

PART TWO—SUMMARY

	At December 31,
	2004		2005		2006		2007
	(in millions of reais)
Shareholders’ equity under U.S. GAAP (as previously reported)	R$	7,072	R$	6,558	R$	7,055	R$	7,339
Noncontrolling interest		30		17		12		9

Total shareholders’ equity under U.S. GAAP	R$	7,102	R$	6,575	R$	7,067	R$	7,348
Difference in:
Capitalized interest		12		13		14		14
Amortization of capitalized interest		21		(58)		(168)		(29)
Step-up in basis of companies under common control, net of amortization until 2001 and depreciation		(0)		(15)		(14)		(0)
Deferred tax effect on adjustments		(11)		21		57		5

Total shareholders’ equity under U.S. GAAP (as restated)	R$	7,124	R$	6,536	R$	6,956	R$	7,338

Equity attributable to controlling shareholders	R$	7,094	R$	6,519	R$	6,944	R$	7,329
Equity attributable to noncontrolling shareholders	R$	30	R$	17	R$	12	R$	9

(2)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

Selected Historical Invitel Financial Data

The following selected financial data have been derived from Invitel’s consolidated financial statements. The selected financial data at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 have been derived from audited consolidated financial statements of Invitel which are included elsewhere in this prospectus. The selected financial data at December 31, 2006, 2005 and 2004 and for the years ended December 31, 2005 and 2004 have been derived from audited consolidated financial statements of Invitel that are not included or incorporated by reference in this prospectus.

You should read this selected financial data in conjunction with the audited consolidated financial statements of Invitel and the related notes thereto, and “Part Four—The Companies—Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Statement of Operations Data

	For the Year Ended December 31,
	2004		2005		2006		2007		2008		2008(1)
					as restated		as restated
	(in millions of reais, except per share amounts and as otherwise indicated)										(in millions of US$, except per share amounts)
Statement of Operations Data
Brazilian GAAP:
Net operating revenue	R$	9,065	R$	10,138	R$	10,297	R$	11,059	R$	11,297	US$	6,595
Cost of sales and services		(5,823)		(6,518)		(6,460)		(6,383)		(6,209)		(3,625)

Gross profit		3,242		3,620		3,837		4,676		5,088		2,970
Operating expenses		(2,236)		(3,658)		(3,039)		(3,400)		(3,281)		(1,915)

Operating income (loss) before financial expense, net		1,006		(38)		798		1,276		1,807		1,055
Financial expense, net		(500)		(450)		(79)		7		(222)		(130)

Operating income (loss)		506		(488)		719		1,283		1,585		925
Non-operating income (expenses), net		(167)		(145)		—		—		—		—

Income (loss) before taxes and minority interest		339		(633)		719		1,283		1,585		925
Income tax and social contribution tax benefit (expense)		(121)		484		(207)		(380)		(612)		(357)
Minority interest		(365)		96		(601)		(899)		(1,042)		(608)

Net income (loss)	R$	(147)	R$	(53)	R$	(89)	R$	4	R$	(69)	US$	(40)

Number of shares outstanding at period end, excluding treasury shares (in millions)		1,391		1,479		1,693		1,693		1,731		1,731
Net income per share at period end	R$	(0.11)	R$	(0.04)	R$	(0.05)	R$	0.003	R$	(0.04)	US$	(0.02)

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

	For the Year Ended December 31,
	2006		2007		2008		2008(1)
	(in millions of reais, except per share amounts and as otherwise indicated)						(in millions of US$, except per share amounts)
Statement of Operations Data
U.S. GAAP:
Net operating revenue	R$	10,297	R$	11,059	R$	11,297	US$	6,595
Net income		628		1,046		1,088		635
Net income (loss) attributable to controlling shareholders		(67)		31		(43)		(25)
Net income attributable to noncontrolling shareholders		695		1,015		1,132		661
Net income (loss) per share: (2)
Common shares – basic and diluted		(0.05)		0.02		(0.03)		(0.02)
Preferred shares – basic and diluted		—		0.02		—		—
ADSs – basic and diluted
Weighted average shares outstanding (in thousands):
Common shares – basic and diluted		1,478,858		1,478,858		1,546,770
Preferred shares – basic		35,625		213,751		172,345
Preferred shares – diluted		35,625		213,751		172,345

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.
(2)	In accordance with SFAS 128, basic and diluted earnings per share have been calculated, for U.S. GAAP purposes, using the “two class method.” See note 35.d to Invitel’s audited consolidated financial statements, which are included elsewhere in this prospectus.

PART TWO—SUMMARY

Balance Sheet Data

	At December 31,
	2004		2005		2006		2007		2008		2008(1)
					as restated		as restated
	(in millions of reais)										(in millions of US$)
Balance Sheet Data
Brazilian GAAP:
Cash and cash equivalents	R$	3,247	R$	2,624	R$	454	R$	838	R$	2,761	US$	1,612
Short-term investments		—		—		3,641		3,163		776		453
Trade accounts receivable		2,112		2,153		2,128		2,190		2,210		1,290
Total current assets		6,778		6,359		7,586		7,586		7,661		4,472
Property, plant and equipment, net		8,887		7,588		6,579		5,691		5,903		3,446
Intangible assets		—		1,220		1,897		1,980		2,329		1,360
Total assets		19,277		18,219		18,315		18,291		20,226		11,807
Short-term loans and financing (including current portion of long-term debt)		1,117		1,572		971		1,384		1,615		943
Short-term debentures		—		—		46		9		12		7
Short-term swaps relating to loans and financing		—		—		113		119		90		53
Total current liabilities		4,828		5,645		4,806		5,633		5,887		3,434
Long-term loans and financing		4,182		3,367		2,370		2,523		2,913		1,701
Long-term debentures		—		—		1,580		1,080		1,080		630
Long-term swaps relating to loans and financing		—		—		341		288		132		77
Shareholders’ equity		543		669		1,004		937		964		563

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

	At December 31,
	2007		2008		2008(1)
	(in millions of reais)				(in millions of US$)
Balance Sheet Data
U.S. GAAP:
Cash and cash equivalents	R$	838	R$	2,761	US$	1,612
Short-term investments		3,163		776		453
Intangible assets		3,421		3,855		2,250
Property, plant and equipment, net		5,861		6,026		3,518
Total assets		20,154		22,162		12,938
Short-term loans, financing and debentures (including current portion of long-term debt)		1,393		1,627		950
Short-term swaps relating to loans and financing		119		90		53
Long-term loans, financing and debentures		3,603		3,993		2,331
Long-term swaps relating to loans and financing		288		132		77
Total liabilities (including funds for capitalization)		11,172		12,739		7,437
Total equity		8,982		9,422		5,500
Equity attributable to controlling shareholders		1,584		1,264		738
Equity attributable to noncontrolling shareholders		7,398		8,158		4,762

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at December 4, 2009 for reais into U.S. dollars of R$1.713=US$1.00.

PART TWO—SUMMARY

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information of Coari for the year ended December 31, 2008 and for the six months ended June 30, 2009 has been derived from historical audited consolidated financial statements as of December 31, 2008 and for the year then ended of Coari and Invitel, and the historical unaudited interim consolidated financial statements as of June 30, 2009 and the six-month period then ended of Coari, prepared in accordance with Brazilian GAAP, which are included in this prospectus. The unaudited pro forma combined financial information for the six months ended June 30, 2008 has been derived from the historical unaudited consolidated financial statements of Invitel for the six months ended June 30, 2008, which are not included in this prospectus, and the historical unaudited consolidated financial statements of Coari for the six months ended June 30, 2008, which are included in this prospectus. As described in “Part Five—The Share Exchange—Background of the Share Exchange— Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom—Closing under the Share Purchase Agreement, Coari consolidated the results of operations of Invitel as from January 1, 2009 as a result of the acquisition of control of Invitel on January 8, 2009. Prior to the acquisition of Invitel, Coari had no assets, liabilities or operations other than its non-controlling investments in the shares of Brasil Telecom and Brasil Telecom Holding. Consequently, Invitel is considered to be the accounting predecessor of Coari.

The unaudited pro forma combined financial information was prepared as if: (1)(A) the share exchange, (B) the Brasil Telecom Acquisition described in “Part Five—The Share Exchange—Background of the Share Exchange— Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom,” and (C) the Intermediate Mergers and the Brasil Telecom merger described in “Part Five—The Share Exchange—Background of the Share Exchange— Reorganization of Intermediate Holding Companies,” and “—Merger of Brasil Telecom Holding into Brasil Telecom,” had been completed on January 1, 2008 for purposes of the unaudited pro forma statements of operations for the year ended December 31, 2008 and the six-month period ended June 30, 2008; (2) the share exchange, the Intermediate Mergers and the Brasil Telecom merger had been completed on January 1, 2009 for purposes of the unaudited pro forma statements of operations for the six-month period ended June 30, 2009; and (3) the share exchange, the Intermediate Mergers and the Brasil Telecom merger had been completed on June 30, 2009 for purposes of the pro forma balance sheet. The pro forma assumptions and adjustments are described in the accompanying notes presented below.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes presented below, the historical consolidated financial statements of Coari and Invitel at and for the year ended December 31, 2008 and notes thereto, and the historical unaudited interim consolidated financial statements of Coari at and for the six-month periods ended June 30, 2009 and 2008 and notes thereto which are included into this prospectus.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent, and you should not rely on the unaudited pro forma combined financial information as an indication of, (1) what the actual consolidated results of operations or the consolidated financial position of Coari would have been had the share exchange, the Brasil Telecom Acquisition, the Intermediate Mergers or the Brasil Telecom merger occurred on the dates assumed, or (2) the combined company’s future consolidated results of operations or financial position.

The unaudited pro forma combined financial information does not reflect, for example, (1) any integration costs that may be incurred as a result of the share exchange, the Brasil Telecom merger, the Intermediate Mergers or the Brasil Telecom Acquisition, (2) any synergies, operating efficiencies and cost savings that may result from these transactions, (3) any effects of the Telemar merger described under “—Reasons for the Merger,” (4) any benefits that may be derived from the combined company’s growth prospects, or (5) changes in rates for services or exchange rates subsequent to the dates of the pro forma combined financial information. We have not completed the share exchange or the proposed Telemar merger. Accordingly, additional liabilities may be incurred in connection with the share exchange or the proposed Telemar merger. Any additional liabilities and costs have not been reflected in the unaudited pro forma combined financial information because information necessary to reasonably estimate such costs and to formulate detailed reorganization plans is not yet available.

PART TWO—SUMMARY

Coari Participações S.A.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2009

(in millions of R$)

	Coari		Pro forma adjustments – Intermediate Mergers and Brasil Telecom Merger (a)		Pro forma adjustments – Share Exchange (b)		Coari Pro Forma
Assets
Current Assets:
Cash and Cash Equivalents	R$	1,601	R$	—	R$	—	R$	1,601
Cash investments		318		—		—		318
Trade accounts receivable, net		2,092		—		—		2,092
Inventories, net		49		—		—		49
Dividends and interest on own capital		21		—		—		21
Recoverable taxes		791		—		—		791
Deferred taxes		585		—		—		585
Escrow Deposits		868		—		—		868
Other assets		249		—		—		249

		6,574		—		—		6,574
Non Current Assets:
Debentures		1,574		—		—		1,574
Recoverable taxes		507		—		—		507
Deferred taxes		1,948		—		—		1,948
Escrow Deposits		1,433		—		—		1,433
Other assets		164		—		—		164
Investments		5		—		—		5
Property, plant and equipment, net		7,209		484		—		7,693
Intangible assets		8,360		1,571		—		9,931

		21,200		2,055		—		23,255

Total Assets	R$	27,774	R$	2,055	R$	—	R$	29,829

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

PART TWO—SUMMARY

Coari Participações S.A.

Unaudited Pro Forma Combined Balance Sheet

As of June 30, 2009

(in millions of R$)

	Coari		Pro forma adjustments – Intermediate Mergers and Brasil Telecom Merger (a)		Pro forma adjustments – Share Exchange (b)		Coari Pro Forma
Liabilities
Current Liabilities
Payroll and related accruals	R$	113	R$	—	R$	—	R$	113
Accounts payable and accrued expenses		1,483		—		—		1,483
Taxes other than income taxes		642		—		—		642
Dividends and employees’ profit sharing		395		—		—		395
Income taxes payable		354		—		—		354
Loans and financing		836		—		—		836
Derivatives		121		—		—		121
Licenses to offer services		96		—		—		96
Provisions for contingencies		669						669
Provision for pensions and other benefits		52		—		—		52
Other liabilities		251		—		—		251

		5,012						5,012
Non Current Liability:
Income taxes payable		177		—		—		177
Taxes other than income taxes		377		—		—		377
Loans and financing		3,751		—		—		3,751
Derivatives		116		—		—		116
Licenses to offer services		652		—		—		652
Provisions for contingencies		1,026		—		—		1,026
Provision for pensions and other benefits		608		—		—		608
Other liabilities		244		—		—		244

		6,951		—		—		6,951
Minority interest		3,582		2,055		(5,637)		—

Shareholders’ equity
Share capital		12,334		—		5,637		17,971
Income reserves		1		—		—		1
Accumulated loss		(106)		—		—		(106)

Shareholders’ Equity		12,229		—		5,637		17,866

Total Liabilities and shareholders’ equity	R$	27,774	R$	2,055	R$	—	R$	29,829

Reconciliation to U.S. GAAP (e)

Shareholders Equity Brazilian GAAP							R$	17,866
Different criteria for:
Capitalized interest								11
Asset retirement obligations								(20)
Pension and other post-retirement benefits								306
Deferred revenue, net of related costs—activation and installation fees								(15)
Deferred–revenue—public telephone cards								(25)
Step-up in fair value of property, plant and equipment recorded under U.S. GAAP related to purchase of control of Invitel, Brasil Telecom Holding and Brasil Telecom								4,715
Step-up in fair value of intangible assets recorded under U.S. GAAP related to purchase of control of Invitel, Brasil Telecom Holding and Brasil Telecom								7,246
Reversal of goodwill under Brazilian GAAP								(776)
Accumulated depreciation expense relating to the step-up in fair value of the property, plant and equipment recorded under U.S. GAAP								(430)
Accumulated amortization expense relating to the step-up in fair value of the intangible assets recorded under U.S. GAAP								(351)
Fair value of provision for contingences recorded under U.S. GAAP related to purchase of control of Invitel, Brasil Telecom Holding and Brasil Telecom								(208)
Deferred tax effect of above adjustments								(4,253)

Total Equity U.S. GAAP							R$	24,066

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

PART TWO—SUMMARY

Coari Participações S.A.

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2008

(in millions of R$)

	Coari		Invitel		Pro forma adjustments – Brasil Telecom Acquisition (c)		Pro forma adjustments – Intermediate Mergers and Brasil Telecom Merger (d)		Pro forma adjustments – Share Exchange (b)		Coari Pro Forma
Net operating revenue	R$	—	R$	11,297	R$	—	R$	—	R$	—	R$	11,297
Cost of goods sold and services rendered		—		(6,209)		—		—		—		(6,209)

Gross profit		—		5,088		—		—		—		5,088

Operating expenses
Selling expenses		—		(1,364)		—		—		—		(1,364)
General and administrative expenses		—		(1,440)		—		—		—		(1, 440)
Other operating expenses, net		—		(476)		(664)		(166)		—		(1,306)

		—		(3,280)		(664)		(166)		—		(4,110)

Operating income		—		1,808		(664)		(166)		—		978
Financial income (expense), net		23		(222)		—		—		—		(199)

Income from continuing operations before tax		23		1,586		(664)		(166)		—		779
Income tax and social contribution		(8)		(612)		226		—		—		(394)

Income (loss) before minority interest		15		974		(438)		(166)		—		385
Minority interest		—		(1,043)		—		—		1,043		—

Net income (loss)	R$	15	R$	(69)	R$	(438)	R$	(166)	R$	1,043	R$	385

Reconciliation to U.S. GAAP (e)

Total net income Brazilian GAAP											R$	385
Different criteria for:
Capitalized interest												22
Asset retirement obligations												(4)
Pension and other post-retirement benefits												40
Deferred revenue, net of related costs—activation and installation fees												16
Deferred-revenue—public telephone cards												2
Depreciation of step-up in fair value of property, plant and equipment related to purchase of control of Invitel, Brasil Telecom Holding and Brasil Telecom												(736)
Amortization step-up in fair value of intangible assets related to purchase of control of Invitel, Brasil Telecom Holding and Brasil Telecom												(549)
Deferred tax effect of above adjustments												411

Net loss U.S. GAAP											R$	(413)

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

PART TWO—SUMMARY

Coari Participações S.A.

Unaudited Pro Forma Combined Statement of Operations

For the interim period ended June 30, 2009

(in millions of R$)

	Coari		Pro forma adjustments – Intermediate Mergers and Brasil Telecom Merger (c)		Pro forma adjustments – Share Exchange (b)		Coari Pro Forma

Net operating revenue	R$	5,415	R$	—	R$	—	R$	5,415
Cost of goods sold and services rendered		(3,023)		—		—		(3,023)

Gross profit		2,392		—		—		2,392

Operating expenses
Selling expenses		(781)		—		—		(781)
General and administrative expenses		(627)		—		—		(627)
Other operating expenses, net		(305)		(83)		—		(388)

		(1,713)		(83)		—		(1,796)

Operating income		679		(83)		—		596
Financial income (expense), net		(61)		—		—		(61)

Income from continuing operations before tax		618		(83)		—		535
Income tax and social contribution		(362)		—		—		(362)

Income (loss) before minority interest		256		(83)		—		173
Minority interest		(362)		—		362		—

Net income (loss)	R$	(106)	R$	(83)	R$	362	R$	173

Reconciliation to U.S. GAAP (e)

Total Net income							R$	173

Different criteria for:
Capitalized interest								11
Asset retirement obligations								(2)
Pension and other post-retirement benefits								20
Deferred revenue, net of related costs—activation and installation fees								8
Deferred–revenue—public telephone cards								1
Depreciation of step-up in fair value of property, plant and equipment related to purchase of control on Brasil Telecom Holding								(393)
Amortization step-up in fair value of intangible assets related to purchase of control on Brasil Telecom Holding								(305)
Deferred tax effect of above adjustments								224

Net loss U.S. GAAP							R$	(263)

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

PART TWO—SUMMARY

Coari Participações S.A.

Unaudited Pro Forma Combined Statement of Operations

For the interim period ended June 30, 2008

(in millions of R$)

	Coari		Invitel		Pro forma adjustments Brasil Telecom Acquisition (c)		Pro forma adjustments - Intermediate Mergers and Brasil Telecom Merger (d)		Pro forma adjustments – Share Exchange (b)		Coari Pro Forma
Net operating revenue	R$	—	R$	5,655	R$	—	R$	—	R$	—	R$	5,655
Cost of goods sold and services rendered		—		(3,066)		—		—		—		(3,066)

Gross profit		—		2,589		—		—		—		2,589
Operating expenses
Selling expenses		—		(677)		—		—		—		(677)
General and administrative expenses		(39)		(728)		—		—		—		(767)
Other operating expenses, net		(2)		(155)		(277)		(83)		—		(517)

		(41)		(1,560)		(277)		(83)		—		(1,961)

Operating income		(41)		1,029		(277)		(83)		—		628
Financial income (expense), net		(1)		(112)		—		—		—		(113)

Income from continuing operations before tax		(42)		917		(277)		(83)		—		515
Income tax and social contribution		—		(285)		94		—		—		(191)

Income (loss) before minority interest		(42)		632		(183)		(83)		—		324
Minority interest		—		(632)		—		—		632		—

Net income (loss)	R$	(42)	R$	—	R$	(183)	R$	(83)	R$	632	R$	324

Reconciliation to U.S. GAAP (e)
Total Net income Brazilian GAAP											R$	324
Different criteria for:
Capitalized interest												11
Asset retirement obligations												(2)
Pension and other post-retirement benefits												20
Deferred revenue, net of related costs—activation and installation fees												8
Deferred–revenue—public telephone cards												1
Depreciation of step-up in fair value of property, plant and equipment related to purchase of control on Brasil Telecom Holding												(393)
Amortization step-up in fair value of intangible assets related to purchase of control on Brasil Telecom Holding												(305)
Deferred tax effect of above adjustments												224

Net loss U.S. GAAP											R$	(112)

See accompanying notes to the Unaudited Pro Forma Combined Financial Information.

PART TWO—SUMMARY

Notes to the Unaudited Pro Forma Combined Financial Information

1. Basis of Presentation

The unaudited pro forma combined financial information of Coari for the year ended December 31, 2008 and for the six months ended June 30, 2009 has been derived from historical audited consolidated financial statements as of December 31, 2008 and for the year then ended of Coari and Invitel, and the historical unaudited interim consolidated financial statements as of June 30, 2009 and the six-month period then ended of Coari, prepared in accordance with Brazilian GAAP, which are included in this prospectus. The unaudited pro forma combined financial information for the six months ended June 30, 2008 has been derived from the historical unaudited consolidated financial statements of Invitel for the six months ended June 30, 2008, which are not included in this prospectus, and the historical unaudited consolidated financial statements of Coari for the six months ended June 30, 2008, which are included in this prospectus. As described “Part Five—The Share Exchange—Background of the Share Exchange—Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom—Closing under the Share Purchase Agreement, Coari consolidated the results of operations of Invitel as from January 1, 2009 as a result of the acquisition of control of Invitel on January 8, 2009. Prior to the acquisition of Invitel, Coari had no assets, liabilities or operations other than its non-controlling investments in the shares of Brasil Telecom and Brasil Telecom Holding. Consequently, Invitel is considered to be the accounting predecessor of Coari.

2. Accounting Treatment for the Share Exchange

Under Brazilian GAAP, Coari will account for the share exchange based on the book value of Brasil Telecom’s non-controlling interest, which will not result in any impact on total shareholders’ equity or Coari’s results of operations

Under U.S. GAAP, Coari will account for the share exchange as a reduction of the carrying amount of Brasil Telecom’s non-controlling interest in accordance with SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51” with no impact on Coari’s total shareholders’ equity or results of operations.

3. Accounting Treatment of the Brasil Telecom Acquisition

Under Brazilian GAAP, Coari accounted for this acquisition based on the proportional fair values of identifiable assets and liabilities acquired, including intangible assets and contingent liabilities, based on the participation acquired.

Under U.S. GAAP, Coari applied Statement of Financial Accounting Standards No. 141(R), “Business Combinations,” or SFAS 141(R), under which 100% of the identifiable assets acquired, the liabilities assumed, and the non-controlling interest in the subsidiaries of Invitel were recorded at their fair values on January 8, 2009.

4. Accounting Treatment of the Intermediate Mergers and Brasil Telecom Merger

For a description of the Intermediate Mergers and the Brasil Telecom merger, see “Part Five—The Share Exchange—Background of the Share Exchange— Reorganization of Intermediate Holding Companies,” and “—Merger of Brasil Telecom Holding into Brasil Telecom.”

The Intermediate Mergers and the Brasil Telecom merger resulted in a change in the book value of Coari’s participation in the net assets of Brasil Telecom. Under Brazilian GAAP, this change in participation is recorded

PART TWO—SUMMARY

as an increase in the book value of the minority interest which is recorded as part of the acquisition of Brasil Telecom and allocated to the concession intangible and fixed assets in the consolidated financial statements of Coari.

Under U.S. GAAP, because the entities involved in the Intermediate Mergers and the Brasil Telecom merger were under common control and consolidated by Coari, these mergers will be accounted for using historical cost and eliminated in consolidation, with no impact on Coari’s consolidated financial statements.

5. Pro forma assumptions and adjustments

The following assumptions and related pro forma adjustments give effect to the Brasil Telecom Acquisition, the Intermediate Mergers, the Brasil Telecom merger and the share exchange as if these transactions had been completed on January 1, 2008 for purposes of the unaudited pro forma statements of operations for the year ended December 31, 2008 and the six-month period ended June 30, 2008; the Brasil Telecom merger, the Intermediate Mergers and the share exchange as if these transactions had been completed on January 1, 2009 for purposes of the unaudited pro forma statements of operations for the six-month period ended June 30, 2009; and the Brasil Telecom merger, the Intermediate Mergers and the share exchange as if these transactions had been completed on June 30, 2009 for purposes of the pro forma balance sheet.

In light of the withdrawal value of the Brasil Telecom common shares of R$11.40 per share and recent market prices for the common shares of Brasil Telecom on the BOVESPA, we do not believe that holders of a significant number of the Brasil Telecom common shares will choose to exercise their withdrawal rights. We believe that in the event that such holders do not wish to receive common shares of Coari in the share exchange, such holders are more likely to sell their Brasil Telecom common shares over the BOVESPA at more attractive prices, which is why we did not reflect these withdrawal rights in the pro forma.

Pro forma adjustments

(a)	These pro forma adjustments represent the increase in Coari’s basis in the property, plant and equipment and intangible assets relating to the increase in the book value of the minority interest as described in “4. Accounting Treatment of the Intermediate Mergers and Brasil Telecom Merger” above.

(b)	This pro forma adjustment represents the elimination of the minority interest in Brasil Telecom as a result of the share exchange.

(c)	These pro forma adjustments represent the depreciation and amortization expenses on the basis adjustments to property, plant and equipment and intangibles relating to the acquisition of Invitel by Coari, and the respective income tax effects, calculated based on statutory rates. For purposes of the pro forma income statement adjustment, the amortization expense was estimated based on similar average rates as those applied in the historical financial statements (approximately 5.88% per year), which are based on the remaining term of the related concession agreements. The pro forma adjustment relating to depreciation expense was calculated using a weighted average depreciation rate of approximately 15.21% per year, which is based on the estimated remaining useful lives of the related assets.

(d)

These pro forma adjustments represent the depreciation and amortization expenses on the increase in Coari’s basis of property, plant and equipment and intangible assets relating to the Intermediate Mergers and Brasil Telecom merger, and the respective income tax effects, calculated based on statutory rates. For purposes of the pro forma income statement adjustment, the amortization expense was estimated based on similar average rates as those applied in the historical financial statements (approximately 5.88% per year),

PART TWO—SUMMARY

which are based on the remaining term of the related concession agreements. The pro forma adjustment relating to depreciation expense was calculated using a weighted average depreciation rate of approximately 15.21% per year, which is based on the estimated remaining useful lives of the related assets.

(e)	U.S. GAAP Adjustments:

The	U.S. GAAP pro forma adjustments reflect different criteria for:

(1)	Business combination related to the purchase of Invitel;

(2)	Asset retirement obligations;

(3)	Pensions and other post-retirement benefits;

(4)	Capitalization of interest;

(5)	Revenue recognition;

(6)	Deferred income taxes on temporary differences.

In accordance with SFAS 141 (R), as a result of the Brasil Telecom Acquisition, Coari recognized, in its shareholders’ equity and net income reconciliations of the differences between Brazilian GAAP and U.S. GAAP for its historical financial statements as of and for the six-month period ended June 30, 2009: (1) a nonrecurring loss related to the accumulated loss on available for sale securities (reflecting its previous investments in Brasil Telecom Holding and Brasil Telecom), in the amount of R$747 million, and (2) a nonrecurring gain in the amount of R$6,360 million, based on the calculation of the purchase price allocation. Prior to the recognition of this gain, management reassessed its estimates of the fair values of the assets acquired and liabilities assumed. Management reviewed the procedures used to measure the amounts recognized in the acquisition date related to: (i) the identifiable assets acquired and liabilities assumed, (ii) the non-controlling interests in the acquired entities (iii) the equity interest in the acquired entities that were previously held by Coari, and (iv) the consideration transferred, in order to determine the appropriate consideration of all information available at the acquisition date. Considering that no additional information came to attention of management as a result of this reassessment, Coari recorded the above-mentioned gain. Considering the nonrecurring nature of the gain and the loss, which are strictly related to the Brasil Telecom Acquisition, they were not included in the U.S. GAAP adjustments presented in this unaudited pro forma combined financial information. Please see note 29 (j) from Coari’s unaudited interim consolidated financial statements included in this prospectus for more details.

For a discussion of certain differences between Brazilian GAAP and U.S. GAAP relating to the financial statements of Coari for the year ended December 31, 2008 and the six months ended June 30, 2009, see notes 8 through 13 to our audited consolidated financial statements and note 29 to our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus. For a discussion of certain differences between Brazilian GAAP and U.S. GAAP relating to the financial statements of Invitel for the year ended December 31, 2008, see note 36 to its audited consolidated financial statements, which are included elsewhere in this prospectus.

PART TWO—SUMMARY

Ratio of Combined Fixed Charges and Preference Dividends to Earnings

The table below provides the historical ratio of combined fixed charges and preference dividends to earnings for each of Invitel, Brasil Telecom and Coari for the periods indicated under Brazilian GAAP and U.S. GAAP, and the pro forma ratio of combined fixed charges and preference dividends to earnings of Coari for the periods indicated.

Period	Invitel		Brasil Telecom		Coari		Coari (Pro Forma)
Brazilian GAAP:
Year ended December 31, 2004	1.4	8x	1.2	3x
Year ended December 31, 2005	—	(1)	—	(1)
Year ended December 31, 2006	1.8	2x	1.5	2x
Year ended December 31, 2007	2.5	4x	2.0	5x
Year ended December 31, 2008	2.3	2x	2.2	1x	12.50	x	1.66	x
Six months ended June 30, 2009	—	(2)	—	(2)	1.97	x	1.83	x
U.S. GAAP:
Year ended December 31, 2004	—		1.7	0x
Year ended December 31, 2005	—		1.4	4x
Year ended December 31, 2006	1.9	4x	2.1	9x
Year ended December 31, 2007	2.7	7x	3.0	9x
Year ended December 31, 2008	2.5	9x	2.9	7x	12.50	x	—	(3)
Six months ended June 30, 2009	—		—	(4)	8.54	x	—	(4)

(1)	Under Brazilian GAAP, for the year ended December 31, 2005, Invitel’s earnings were R$485 million less than its combined fixed charges and preference dividends and Brasil Telecom’s earnings were R$378 million less than its combined fixed charges and preference dividends.
(2)	Under Brazilian GAAP, for the six months ended June 30, 2009, Invitel’s earnings were R$1,113 million less than its combined fixed charges and preference dividends, and Brasil Telecom’s earnings were R$1,159 million less than its combined fixed charges and preference dividends.
(3)	Under U.S. GAAP, for the year ended December 31, 2008, Coari’s pro forma earnings were R$290 million less than its pro forma combined fixed charges and preference dividends.
(4)	Under U.S. GAAP, for the six months ended June 30, 2009, Brasil Telecom’s earnings were R$1,033 million less than its combined fixed charges and preference dividends, and Coari’s pro forma earnings were R$93 million less than its pro forma combined fixed charges and preference dividends.

For purposes of calculation of the ratio of combined fixed charges and preference dividends to earnings, earnings consist of:

•	pre-tax income from continuing operations before adjustment for income or loss from equity investees;

•	plus:

•	fixed charges (as defined below) and amortization of capitalized interest;

•	distributed income of equity investees; and

•	the applicable company’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	Minus:

•	capitalized interest;

•	preferred share dividend requirements of consolidated subsidiaries; and

•	non-controlling interest from pre-tax income of subsidiaries that have not incurred fixed charges.

PART TWO—SUMMARY

Fixed charges consist of interest costs (expensed or capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest component of rent expense and preferred share dividend requirements of consolidated subsidiaries payable to third parties.

Summary Comparative Per Share Data

Coari has derived the unaudited pro forma combined information appearing below from the unaudited pro forma combined financial data of Coari which is included elsewhere in this prospectus.

You should read the information below together with the unaudited pro forma combined financial information of Coari which is included elsewhere in this prospectus, the historical financial statements of Coari which are included elsewhere in this prospectus and the historical financial statements of Brasil Telecom incorporated by reference into this prospectus. The unaudited pro forma combined financial data appearing below is for illustrative purposes only. Coari and Brasil Telecom may have performed differently had they always been a combined entity. You should not rely on this information as being indicative of the actual results that these companies will experience after the share exchange.

For more information about historical dividend payments by Coari and Brasil Telecom, see “Part Six—Shareholder Rights—Comparative Share and Dividend Information—Information About Historical Dividend Payments.”

	As of and for the Six Months Ended June 30, 2009
	Historical						Pro Forma
	Invitel		Coari		Brasil Telecom		Coari		Per Share Equivalent Brasil Telecom (1)
			(in reais)
Brazilian GAAP:
Book value per common share	R$	0.65	R$	9.91	R$	9.95	R$	14.49	R$	14.49
Book value per preferred share		0.65		9.91		9.95		14.49		14.49
Cash dividends per common share (2)		0.00		0.0005		1.38		0.0005		0.0005
Cash dividends declared per preferred share (2)		0.00		0.0005		1.38		0.0005		0.0005
Income (loss) per common share from continuing operations		(0.07)		(0.09)		(1.46)		0.14		0.14
Income (loss) per preferred share from continuing operations		(0.07)		(0.09)		(1.46)		0.14		0.14

(1)	The Brasil Telecom per common share equivalent data are calculated by multiplying the Coari pro forma per common share amounts by one, representing the number of Coari common shares that will be received for each Brasil Telecom common share in the share exchange, assuming that none of the shareholders of Brasil Telecom exercises withdrawal rights. The Brasil Telecom per preferred share equivalent data are calculated by multiplying the Coari pro forma per preferred share amounts by one, representing the number of Coari preferred shares that will be received for each Brasil Telecom preferred share in the share exchange.
(2)	Interest on shareholders’ equity is included and is presented net of taxes.

PART TWO—SUMMARY

	As of and for the Six Months Ended June 30, 2009
	Historical					Pro Forma
	Invitel	Coari		Brasil Telecom		Coari		Per Share Equivalent Brasil Telecom (1)
	(in reais)
U.S. GAAP:
Book value per common share	—	R$	19.51	R$	12.56	R$	19.51	R$	19.51
Book value per preferred share	—		19.51		12.56		19.51		19.51
Cash dividends per common share (2)	—		0.0005		1.38		0.0005		0.0005
Cash dividends declared per preferred share (2)	—		0.0005		1.38		0.0005		0.0005
Income (loss) per common share (basic) from continuing operations	—		46.9		(3.34)		(7.56)		(7.56)
Income (loss) per common share (diluted) from continuing operations	—		46.9		(3.34)		(7.56)		(7.56)
Income (loss) per preferred share (basic) from continuing operations	—		46.9		0.00		0.00		0.00
Income (loss) per preferred share (diluted) from continuing operations	—		46.9		0.00		0.00		0.00

(1)	The Brasil Telecom per common share equivalent data are calculated by multiplying the Coari pro forma per common share amounts by one, representing the number of Coari common shares that will be received for each Brasil Telecom common share in the share exchange, assuming that none of the shareholders of Brasil Telecom exercises withdrawal rights. The Brasil Telecom per preferred share equivalent data are calculated by multiplying the Coari pro forma per preferred share amounts by one, representing the number of Coari preferred shares that will be received for each Brasil Telecom preferred share in the share exchange.
(2)	Interest on shareholders’ equity is included and is presented net of taxes.

	As of and for the Year Ended December 31, 2008
	Historical					Pro Forma
	Invitel	Coari		Brasil Telecom		Coari		Per Share Equivalent Brasil Telecom (1)
	(in reais)
Brazilian GAAP:
Book value per common share	0.56	R$	10.00	R$	11.40	R$	—	R$	—
Book value per preferred share	0.56		10.00		11.40		—		—
Cash dividends per common share (2)	0.43		0.00		1.38		0.00		0.00
Cash dividends declared per preferred share (2)	0.43		0.00		1.38		0.00		0.00
Income (loss) per common share from continuing operations	(0.04)		0.05		1.88		1.18		1.18
Income (loss) per preferred share from continuing operations	(0.04)		0.05		1.88		1.18		1.18

(1)	The Brasil Telecom per common share equivalent data are calculated by multiplying the Coari pro forma per common share amounts by one, representing the number of Coari common shares that will be received for each Brasil Telecom common share in the share exchange, assuming that none of the shareholders of Brasil Telecom exercises withdrawal rights. The Brasil Telecom per preferred share equivalent data are calculated by multiplying the Coari pro forma per preferred share amounts by one, representing the number of Coari preferred shares that will be received for each Brasil Telecom preferred share in the share exchange.
(2)	Interest on shareholders’ equity is included and is presented net of taxes.

PART TWO—SUMMARY

	As of and for the Year Ended December 31, 2008
	Historical						Pro Forma
	Invitel		Coari		Brasil Telecom		Coari		Per Share Equivalent Brasil Telecom (1)
			(in reais)
U.S. GAAP:
Book value per common share	R$	5.44	R$	7.75	R$	14.10	R$	—	R$	—
Book value per preferred share		5.44		7.75		14.10		—		—
Cash dividends per common share(2)		0.43		0.00		1.38		0.00		0.00
Cash dividends per preferred share(2)		0.43		0.00		1.38		0.00		0.00
Income (loss) per common share (basic) from continuing operations		(0.03)		2.28		2.06		(188.12)		(188.12)
Income (loss) per common share (diluted) from continuing operations		(0.03)		2.28		2.06		(188.12)		(188.12)
Income (loss) per preferred share (basic) from continuing operations		—		2.28		2.06		0.00		0.00
Income (loss) per preferred share (diluted) from continuing operations		—		2.28		2.06		0.00		0.00

(1)	The Brasil Telecom per common share equivalent data are calculated by multiplying the Coari pro forma per common share amounts by one, representing the number of Coari common shares that will be received for each Brasil Telecom common share in the share exchange, assuming that none of the shareholders of Brasil Telecom exercises withdrawal rights. The Brasil Telecom per preferred share equivalent data are calculated by multiplying the Coari pro forma per preferred share amounts by one, representing the number of Coari preferred shares that will be received for each Brasil Telecom preferred share in the share exchange.
(2)	Interest on shareholders’ equity is included and is presented net of taxes.

PART TWO—SUMMARY

Comparative Per Share Market Data

Coari is a wholly-owned subsidiary of Telemar. Although Coari’s common shares and preferred shares are listed on the BOVESPA for over-the-counter trading, no Coari common shares or preferred shares have been purchased or sold since January 1, 2004 and, consequently, there are no reported sale prices of its shares.

Brasil Telecom Preferred ADSs are listed on the NYSE under the symbol “BTM” and Brasil Telecom Common ADSs have been listed on the NYSE since November 19, 2009 under the symbol “BTM.C.” Each Brasil Telecom Preferred ADS represents three Brasil Telecom preferred shares and each Brasil Telecom Common ADS represents one Brasil Telecom common share. In addition, Brasil Telecom common shares and preferred shares are traded on the BOVESPA under the symbols “BRTO3” and “BRTO4,” respectively.

The table below sets forth the high and low sale prices of Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs as reported on the NYSE, and Brasil Telecom common shares and preferred shares as reported on the BOVESPA, on a historical basis, on April 24, 2008, the last trading day preceding public announcement of the corporate reorganization, and on November 30, 2009, the last trading day preceding the date on which the detailed terms of the share exchange were first announced.

	April 24, 2008				November 30, 2009
	High		Low		High		Low
Brasil Telecom common shares (reais)	R$	40.00	R$	40.00	R$	29.07	R$	28.01
Brasil Telecom preferred shares (reais)	R$	20.94	R$	20.15	R$	17.63	R$	16.93
Brasil Telecom Common ADS (U.S. dollars)		N/A		N/A	US$	16.21	US$	14.80
Brasil Telecom Preferred ADS (U.S. dollars)	US$	37.49	US$	36.45	US$	30.37	US$	29.57

Source: BOVESPA; Bloomberg.

The market prices of the Brasil Telecom common and preferred shares and the Brasil Telecom ADSs are subject to fluctuation. As a result, Brasil Telecom shareholders are urged to obtain current market quotations.

PART TWO—SUMMARY

Exchange Rates

Prior to March 14, 2005, there were two principal foreign exchange markets in Brazil:

•	the commercial rate exchange market; and

•	the floating rate exchange market.

Most trade and financial foreign-exchange transactions were carried out on the commercial rate exchange market. The floating rate exchange market generally applied to transactions to which the commercial market rate did not apply.

On March 4, 2005, the Brazilian National Monetary Council (Conselho Monetário Nacional), or National Monetary Council, enacted Resolution No. 3,265, as well as additional regulations, that consolidated the two foreign exchange markets into a single foreign exchange market, effective as of March 14, 2005, in order to make foreign exchange transactions more straight-forward and efficient. Consequently, all foreign exchange transactions in Brazil are now carried out in this single foreign exchange market through authorized financial institutions. We cannot predict the impact of the enactment of any new regulations on the foreign exchange market.

Foreign exchange rates continue to be freely negotiated, but may be influenced from time to time by Central Bank intervention. From March 1995 through January 1999, the Central Bank allowed the gradual depreciation of the real against the U.S. dollar. In January 1999, the Central Bank allowed the real/U.S. dollar exchange rate to float freely. Since then, the real/U.S. dollar exchange rate has been established mainly by the Brazilian interbank market and has fluctuated considerably. From December 31, 2000 through December 31, 2002, the real depreciated by 80.6% against the U.S. dollar. From December 31, 2002 through December 31, 2007, the real appreciated by 49.9% against the U.S. dollar, and in 2008, the real depreciated by 31.9% against the U.S. dollar. At December 4, 2009, the selling rate for U.S. dollars was R$1.713 per US$1.00. In the past, the Central Bank has intervened occasionally to control unstable movements in foreign exchange rates. We cannot predict whether the Central Bank or the Brazilian government will continue to allow the real to float freely or will intervene in the exchange rate market through a currency band system or otherwise, or that the exchange market will not be volatile as a result of political or economic instability or other factors. We also cannot predict whether the real will depreciate or appreciate in value in relation to the U.S. dollar in the future.

The following table shows the commercial selling rate or selling rate, as applicable, for U.S. dollars for the periods and dates indicated. The information in the “Average” column represents the average of the exchange rates on the last day of each month during the periods presented.

	Reais per U.S. Dollar
Year	High		Low		Average		Period End
2004	R$	3.205	R$	2.654	R$	2.917	R$	2.654
2005		2.762		2.163		2.413		2.341
2006		2.371		2.059		2.168		2.138
2007		2.156		1.733		1.930		1.771
2008		2.500		1.559		1.834		2.337

Six Months Ended
June 30, 2009		2.421		1.929		2.191		1.952

PART TWO—SUMMARY

	Reais per U.S. Dollar
Month	High		Low
June 2009	R$	2.007	R$	1.930
July 2009		2.015		1.873
August 2009		1.886		1.818
September 2009		1.904		1.778
October 2009		1.784		1.704
November 2009		1.759		1.702
December 2009 (through December 4)		1.729		1.710

Source: Central Bank

PART THREE—RISK FACTORS

You should consider the following risks as well as the other information set forth in this prospectus when evaluating an investment in our company. In general, investing in the securities of issuers in emerging market countries, such as Brazil, involves a higher degree of risk than investing in the securities of issuers in the United States. Additional risks and uncertainties not currently known to us, or those that we currently deem to be immaterial, may also materially and adversely affect our business, results of operations, financial condition and prospects. Any of the following risks could materially affect us. In such case, you may lose all or part of your original investment.

Risks Relating to the Share Exchange

Coari may have actual or potential conflicts of interest relating to the share exchange.

Coari may have actual or potential conflicts of interest because Telemar Participações S.A., or TmarPart, the controlling shareholder of Coari and of Brasil Telecom exercises voting control over the boards of directors of Brasil Telecom and Coari. While the exchange ratios were determined in accordance with all applicable laws and regulations in Brazil, these ratios may be higher or lower than, from the perspective of value to unaffiliated shareholders, those that could be achieved through arm’s length negotiations between unrelated parties.

Brazilian law generally imposes on a board of directors a fiduciary duty to assure that contracts with related parties be on arm’s length terms. Nevertheless, in connection with the share exchange, Brazilian law does not (1) establish any specific, minimum or maximum exchange ratio, (2) require that the board of directors of Coari or Brasil Telecom formally determine that the terms of the share exchange as a whole are “fair,” either procedurally or financially, to its non-controlling shareholders, (3) establish any special independent committee or otherwise alter its corporate governance rules in connection with the share exchange, or (4) impose any prohibition or limitation on the voting rights of the controlling shareholder.

Under the Brazilian Corporation Law, because the share exchange involves a controlling and controlled company, we and Brasil Telecom are required to disclose the ratio of the value of shares of Brasil Telecom and our company calculated based on the net worth calculated at market prices (as if the assets of Brasil Telecom and Coari had been sold), based on valuation reports prepared by an independent financial advisor. This exchange ratio is required to be disclosed in order to provide the non-controlling shareholders with a parameter against which to evaluate the proposed share exchange and to determine whether to dissent from the shareholder vote and exercise withdrawal rights. The applicable exchange ratio calculated based on the criteria of net worth calculated at market prices is 0.999995 share of our company for each share of Brasil Telecom.

Coari and Brasil Telecom have engaged Apsis Consultoria Empresarial Ltda., or Apsis, to conduct valuation analyses for the purpose of appraising the common shares and preferred shares of Brasil Telecom. The fees for the valuation reports prepared by Apsis will be paid entirely by Brasil Telecom and Coari. The full text of the valuation reports are included as exhibits to the registration statement of which this prospectus forms a part. See “Part Five—The Share Exchange—Valuation Reports” for a summary description of the valuation reports.

If the Telemar merger does not occur, the anticipated benefits of the corporate reorganization may not be fully achieved.

The share exchange is a step in the corporate reorganization that Telemar and its subsidiaries that control Brasil Telecom are undertaking to reorganize Telemar’s interests in Brasil Telecom. The corporate reorganization is expected to be accomplished through three transactions that will occur consecutively and will cumulatively result in the conversion of the publicly held shares of Brasil Telecom Holding and Brasil Telecom into shares of Telemar: (1) the Brasil Telecom merger, which was effectively completed on September 30, 2009, (2) the share exchange, and (3) a merger of Coari with and into Telemar, with Telemar as the surviving company, or the Telemar merger.

PART THREE—RISK FACTORS

The Telemar merger is expected to be completed as soon as practicable after the completion of the share exchange. However, we cannot offer investors assurances regarding the date on which the Telemar merger will be completed, that the Telemar merger will take place as planned or that it will ultimately be completed. If the Telemar merger does not take place, one of the primary benefits of the corporate reorganization, the simplification of the capital structure of Telemar, Brasil Telecom and our company, will not be fully achieved.

The exercise of withdrawal rights by shareholders of Brasil Telecom common shares could decrease cash balances of Brasil Telecom, and otherwise adversely affect its financial condition.

As described in “Part Five—The Share Exchange—Terms of the Share Exchange—Withdrawal Rights,” the holders of common shares of Brasil Telecom that dissent from the share exchange have the right to withdraw their share capital from Brasil Telecom and be reimbursed for the value of the common shares for which they were record holders at the close of trading on April 25, 2008, the date of the Relevant Fact that first announced the share exchange. If holders of a significant number of these shares exercise their withdrawal rights, the requirement to make large cash payments could decrease the cash balances of the Brasil Telecom, limit its ability to borrow funds or fund capital expenditures or prevent the company from complying with existing contractual obligations.

If the exercise of withdrawal rights by shareholders of Brasil Telecom common shares puts the financial stability of Brasil Telecom at risk, Brasil Telecom’s management could call an extraordinary general shareholders’ meeting after the end of the withdrawal rights period at which Telemar would be able to vote to unwind the share exchange.

Under the Brazilian Corporation Law, if the management of Brasil Telecom believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of Brasil Telecom to either unwind or ratify the share exchange. Because it and its affiliates hold, directly and indirectly, a majority of the voting shares of Brasil Telecom, Telemar would be able to cause the unwinding of the share exchange at the applicable extraordinary general shareholders’ meeting.

If regulatory agencies impose conditions on approval of the share exchange, the anticipated benefits of the share exchange could be diminished.

While no governmental antitrust approvals are currently required in order to complete the transaction, if regulators were to impose any requirements for approval, Coari and Brasil Telecom would vigorously pursue any such governmental approvals. If any such approvals were withheld, the benefits of the share exchange could be delayed, possibly for a significant period of time after the shareholders approve the share exchange. In addition, if governmental agencies conditioned their approval of the share exchange on the imposition of conditions, Coari’s operating results or the value of the Coari shares and ADSs could be adversely affected.

The CVM, the Brazilian securities regulator, may suspend for up to 15 days the Brasil Telecom shareholders’ meeting called to consider the share exchange.

Following the publication by Brasil Telecom of the notice for the shareholders’ meeting to consider the share exchange, the CVM will, if requested to do so by a shareholder of Brasil Telecom, review the terms and conditions of the share exchange to ensure that the share exchange complies with applicable provisions of Brazilian law. The CVM may suspend for up to 15 days the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange in order to analyze the transaction and verify that it does not breach applicable laws or regulations. Although Coari believes that the proposed share exchange described in this prospectus complies with applicable Brazilian law and provides equitable treatment to holders of Brasil Telecom and Coari shares, Coari cannot predict the outcome of any such analysis of the transaction by the CVM.

PART THREE—RISK FACTORS

The U.S. federal income tax consequences of the share exchange are uncertain because it is not clear whether the share exchange will be a taxable or tax-free transaction for U.S. federal income tax purposes.

The U.S. federal income tax consequences of the share exchange are uncertain because it is not clear whether the share exchange will be a taxable or tax-free transaction for U.S. federal income tax purposes. Although there is no authority addressing facts identical to the share exchange and therefore the matter is not free from doubt, White & Case LLP, our special U.S. tax counsel, is of the opinion that the share exchange and the other steps of the corporate reorganization should be treated as a single integrated transaction for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the share exchange to a U.S. Holder (as defined in “Part Five—The Share Exchange—Material Tax Considerations—U.S. Federal Income Tax Considerations”) may diverge depending on whether such U.S. Holder held shares of Brasil Telecom prior to the Brasil Telecom merger or received shares of Brasil Telecom as part of the Brasil Telecom merger. Further, if the Telemar merger does not take place or if the share exchange were not integrated with the other steps of the corporate reorganization for U.S. federal income tax purposes, then U.S. federal income tax consequences of the share exchange to U.S. Holders may differ. Please review carefully the information set forth under “Part Five—The Share Exchange—Material Tax Considerations—U.S. Federal Income Tax Considerations—Treatment of the Share Exchange.”

There is no clear guidance under Brazilian law regarding the income tax consequences to investors resulting from the share exchange.

We are not aware of any specific legal provision or administrative or judicial court precedent regarding the Brazilian income tax consequences to investors which are not domiciled or resident in Brazil, or non-Brazilian investors, resulting from an exchange of shares of one Brazilian company for shares of another Brazilian company. We understand that there are reasonable legal grounds to sustain that the receipt (resulting from the share exchange), by a non-Brazilian investor, of Coari ADSs or shares should not be subject to income tax pursuant to Brazilian tax law. However, this position may not prevail, in which case Coari would be liable to the Brazilian tax authorities for withholding and collecting the income tax levied on the capital gains of the non-Brazilian investors. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations.”

There is no official guidance from the Brazilian tax authorities regarding the applicability of the IOF/Bonds and Securities Tax with respect to situations such as the share exchange.

Under Brazilian law, the IOF/Bonds and Securities Tax applies to transactions involving the transfer (cessão) of shares by a Brazilian company with the specific purpose of enabling the issuance of ADSs. Upon such a transfer, the IOF/Bonds and Securities Tax is levied on holders of shares and ADSs at the rate of 1.5%, calculated on the product of (a) the number of shares transferred, multiplied by (b) the closing price for such shares on the date prior to the date of the transfer. We do not expect that holders receiving Coari ADSs will be charged for any IOF/Bonds and Securities Tax at the time of the settlement of the share exchange, because we believe that no IOF/Bonds and Securities Tax will be due as a result of the share exchange because, for purposes of the IOF/Bonds and Securities Tax, there will be no transfer of Coari shares with the specific purpose of issuing Coari ADSs. However, there is still no official guidance confirming our belief that this tax is not due because the Brazilian legislation governing the levy of the IOF/Bonds and Securities Tax on situations such as the share exchange is very recent. As a result, there is a risk that the Brazilian tax authorities may adopt an interpretation of the IOF/Bonds and Securities Tax that applies to the share exchange, in which case the share exchange may be considered a transfer of Coari shares with the specific purpose of enabling the issuance of Coari ADSs. If such an interpretation is adopted, the Brazilian tax authorities could impose the IOF/Bonds and Securities Tax on the holders of the Brasil Telecom ADSs with respect to the deposit in the Coari ADS programs of the Coari shares received in exchange for the Brasil Telecom shares represented by the Brasil Telecom ADSs. If this interpretation is adopted following the deposit of the Coari shares in the Coari ADS programs and is given retroactive effect, interest and penalties could also be imposed. If any IOF Bonds and Securities Tax is imposed

PART THREE—RISK FACTORS

on the deposit of Coari shares in connection with the share exchange and the Coari Depositary or its custodian becomes obligated to pay that tax or any penalties or interest, the Coari Depositary may assess that tax, interest or penalty against holders of Coari ADSs. Under the terms of the deposit agreements under which the Coari ADSs are issued, the Depositary may refuse to register any transfer of your Coari ADSs or allow you to withdraw the deposited Coari shares represented by your Coari ADSs until such tax, interest or penalty is paid. In addition, the Coari Depositary may apply payments owed to you (such as dividends) to payment of that tax, interest or penalty or sell a portion of the deposited Coari shares that is sufficient to pay that tax, interest or penalty. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations—Exchange of Brasil Telecom Shares and ADSs for Coari Shares and ADSs.”

Risks Relating to the Brazilian Telecommunications Industry and Our Business

Our fixed-line telecommunications services face increased competition from mobile services providers, other fixed-line service providers and cable television service providers, which may adversely affect our revenues and margins.

Our fixed-line telecommunications services in Region II face increasing competition from mobile services as the prices for mobile services decline and approach those of fixed-line services. Based on information available from ANATEL, from December 2005 to December 2008, the number of fixed lines in service in Brazil increased from 39.8 million to 41.2 million. We expect the number of fixed lines in service in Brazil to continue to stagnate or decline, as certain customers eliminate their fixed-line services in favor of mobile services, and the use of existing fixed lines to decrease as customers make additional calls on mobile phones as a result of promotional rates (such as free calls within a mobile provider’s network). The rate at which the number of fixed lines in service in Brazil declines depends on many factors beyond our control, such as economic, social, technological and other developments in Brazil. In addition, new fixed lines that we install are expected to be less profitable than existing ones because new fixed-line customers generally have lower incomes than our existing customers, subscribe to our lower cost service plans and generate fewer chargeable minutes of usage. Our traditional local fixed-line telecommunications services represented 36.9% of our gross operating revenue for the six months ended June 30, 2009 and 38.5% of Invitel’s gross operating revenue for the year ended December 31, 2008, respectively. Because we derive a significant portion of our operating revenue from our traditional local fixed-line telecommunications services, a reduction in the number of our fixed-lines in service would negatively affect our operating revenue and margins.

We also compete in the market for local fixed-line services with other fixed-line service providers, primarily with Empresa Brasileira de Telecomunicações—Embratel, or Embratel, and GVT S.A., or GVT, in Region II. Embratel competes with us for residential customers in Region II through services that it provides using the cable infrastructure of its affiliate, Net Serviços de Comunicação S.A., or Net, as described below. In addition, we compete with smaller companies that have been authorized by ANATEL to provide local fixed-line services.

In November 2005, Embratel, our main competitor in fixed-line services, announced a telecommunications services agreement with Net, a cable television company that is our main competitor in the broadband services market. Both companies are affiliates of Teléfonos de México S.A.B. de C.V., or Telmex, one of the leading telecommunications service providers in Latin America. This agreement supports the offering to the Brazilian residential market of integrated voice, broadband and pay television services through a single network infrastructure. This bundling strategy has increased competition in the local fixed-line services and broadband businesses, which may require us to increase our marketing and capital expenditures, or reduce our rates to maintain market share, in each case leading to a reduction in our profitability.

Our loss of a significant number of fixed-line customers would adversely affect our gross operating revenue and may adversely affect our results of operations. In addition, because callers in Brazil placing long-distance

PART THREE—RISK FACTORS

calls from their fixed-line telephones generally tend to select the long-distance carrier affiliated with the provider of their fixed-line service, our loss of a significant number of fixed-line customers may adversely affect our revenues from long-distance services and our results of operations. For a detailed description of our competition in the local fixed-line services market, see “Part Four—The Companies—Business of Coari—Competition—Local Fixed-Line Services.”

Our mobile services face strong competition from other mobile services providers, which may adversely affect our revenues.

The mobile services market in Brazil is extremely competitive. We had an estimated 16.2% share of the mobile services market in Region II as of June 30, 2009, based on information available from ANATEL. We face competition in Region II from large competitors such as Vivo Participações S.A., or Vivo, and Telecom Americas Group, which markets its services under the brand name “Claro,” and TIM Participações S.A., or TIM, which had estimated market shares of 31.6%, 27.7% and 24.3% in Region II, respectively, as of June 30, 2009, based on information available from ANATEL. Vivo, TIM and Telecom Americas Group are each controlled by multinational companies that may have more significant financial and marketing resources and a greater ability to access capital on a timely basis and on more favorable terms than us.

Our ability to generate revenues from our mobile services business depends on our ability to increase and retain our customer base. Each additional customer subscribing to our service entails costs, including sales commissions and marketing costs. Recovering these costs depends on our ability to retain such customers. Therefore, high rates of customer churn could have a material adverse effect on the profitability of our mobile services business. During the six months ended June 30, 2009, our average monthly churn rates in the mobile services segment, representing the number of subscribers whose service is disconnected during each month, whether voluntarily or involuntarily, divided by the number of subscribers at the beginning of such month, was 4.3%, and during the year ended December 31, 2008, Invitel’s churn rate was 4.1% per month.

We have experienced increased pressure to reduce our rates in response to pricing competition. This pricing competition often takes the form of special promotional packages, which may include, among other things, mobile handset subsidies, traffic usage promotions and incentives for calls made within a mobile services provider’s own network. Competing with the service plans and promotions offered by our competitors may cause an increase in our marketing expenses and customer-acquisition costs, which could adversely affect our results of operations. Our inability to compete effectively with these packages could result in our loss of market share and adversely affect our operating revenue and profitability.

For a detailed description of our competition in the mobile services market, see “Part Four—The Companies—Business of Coari—Competition—Mobile Services.”

Our long-distance services face significant competition, which may adversely affect our revenues.

In Brazil, unlike in the United States and elsewhere, a caller chooses its preferred long-distance carrier for each long-distance call, whether originated from a fixed-line telephone or a mobile handset, by dialing such carrier’s long-distance carrier selection code. The long-distance services market in Brazil is highly competitive. Our principal competitors for long-distance services originating on fixed-line telephones in Region II are Embratel (an affiliate of Telecom Americas Group) and GVT. We compete for long-distance services originating on mobile telephones in Region II with Embratel, Telecomunicações de São Paulo S.A., or Telesp (an affiliate of Vivo), and TIM. Generally, callers placing fixed-line long-distance calls in Brazil tend to select the long-distance carrier affiliated with the provider of their fixed-line service. Similarly, callers placing mobile long-distance calls in Brazil tend to select the long-distance carrier affiliated with the provider of their mobile or fixed-line service. Embratel, as the incumbent long-distance service provider, is the most aggressive of these competitors, offering

PART THREE—RISK FACTORS

discounts and other promotions from time to time in an effort to increase its market share in the long-distance market. Competition in the long-distance market may require us to increase our marketing expenses or provide services at lower rates than those we currently expect to charge for such services. If competition in the domestic long-distance market increases, it could have a material adverse effect on our revenues and margins. See “Part Four—The Companies—Business of Coari—Competition—Long-Distance Services.”

Data transmission services are not subject to significant regulatory restrictions and, as a result, we face an increasing amount of competition in this business.

Competition in data transmission services is not subject to significant regulatory restrictions and, therefore, the market is open to a large number of competitors. Some competitors, such as cable operators, offer telephone and broadband services, which does not require them to use our network, thereby allowing them to reach our clients without paying interconnection and/or mobile network usage fees to our company. Additionally, we anticipate that ANATEL will auction radio frequency licenses, possibly in 2010, which may be used to establish Worldwide Interoperability for Microwave Access, or WiMax, networks. The implementation of WiMax networks may allow other ISPs to deploy wireless Internet Protocol, or IP, networks over a much greater area, for a much lower cost, than previously possible. This reduced deployment cost may give our competitors, or new entrants into the data transmission market, the ability to provide Voice over Internet Protocol, or VoIP, and other data services over WiMax networks at lower rates than we are able to offer.

Increasing competition in data transmission services may lead to rate reductions in this segment, adversely affecting the operating revenue we generate from this business. Additionally, increased competition for data transmission customers may require us to increase our marketing expenses and our capital expenditures and may lead to the loss of broadband customers, in each case leading to a decrease in our profitability. For a detailed description of our competition in the data transmission services market, see “Part Four—The Companies—Business of Coari—Competition—Data Transmission Services.”

The telecommunications industry is subject to frequent changes in technology. Our ability to remain competitive depends on our ability to implement new technology, and it is difficult to predict how new technology will affect our business.

Companies in the telecommunications industry must adapt to rapid and significant technological changes that are usually difficult to anticipate. The mobile telecommunications industry in particular has experienced rapid and significant technological development and frequent improvements in capacity, quality and data-transmission speed. Technological changes may render our equipment, services and technology obsolete or inefficient, which may adversely affect our competitiveness or require us to increase our capital expenditures in order to maintain our competitive position. For example, in 2008, Invitel invested R$288 million in our network and R$487 million in licenses in connection with the implementation of our Universal Mobile Telecommunications System, services, which we refer to as 3G services, in Region II. While we have been upgrading our fixed-line networks with technologically advanced fiber optic cable with a microwave overlay for use in our long-distance services, it is possible that alternative technologies may be developed that are more advanced than those we currently provide. If ANATEL auctions radio frequency spectrum for use in the development of WiMax networks, we expect that we may be required to participate in these auctions and deploy a WiMax network to remain competitive in the broadband services market. Even if we adopt new technologies in a timely manner as they are developed, the cost of such technology may exceed the benefit to us, and we cannot assure you that we will be able to maintain our level of competitiveness.

Our industry is highly regulated. Changes in laws and regulations may adversely impact our business.

Our industry is highly regulated by ANATEL. ANATEL regulates, among other things, rates, quality of service and universal service goals, as well as competition among telecommunications service providers.

PART THREE—RISK FACTORS

Changes in laws and regulations, grants of new concessions, authorizations or licenses or the imposition of additional universal service obligations, among other factors, may adversely affect our business, financial condition and results of operations.

In October 2008, ANATEL published items that are on its regulatory agenda in the short-term (up to two years), medium-term (up to five years) and long-term (up to 10 years). In the short-term, ANATEL is expected to address the following items, among others: (1) review of and amendments to concession agreements to include additional obligations to expand existing networks; (2) assessment of the adequacy of fixed-line regulations in light of the convergence of telecommunications services; (3) regulation of service providers with significant market power; and (4) establishment of additional obligations to extend mobile networks, including broadband services, to rural areas. We cannot predict when regulations regarding these matters will be proposed, whether these regulations will be adopted as proposed or whether ANATEL, the Brazilian Ministry of Communications (Ministério das Comunicações) or the Brazilian government will adopt other telecommunications sector policies in the future or the consequences of such policies on our business and the business of our competitors.

Proposed laws seeking the termination of monthly subscription fees for local fixed-line services may adversely affect our business and financial condition.

Certain legislative bills seeking to terminate monthly subscription fees charged by local fixed-line service providers have been submitted to the Brazilian Congress and remain pending. In March 2008, a special committee was formed in the Brazilian House of Representatives to discuss the various proposed bills on this issue. As of the date of this prospectus, no action had been taken by the committee.

During the six months ended June 30, 2009, monthly subscription fees represented 21.9% of our gross operating revenue, and during the year ended December 31, 2008, monthly subscription fees represented 21.6% of Invitel’s gross operating revenue. The enactment of legislation terminating the monthly subscription fees would have a material adverse effect on our results of operations.

Our local fixed-line and domestic long-distance concession agreements are subject to periodic modifications by ANATEL and expire on December 31, 2025. Our bids for new concessions upon the expiration of our existing concessions may not be successful.

We provide fixed-line telecommunications services in Region II pursuant to concession agreements with the Brazilian government. Our concession agreements expire on December 31, 2025, and may be amended by the parties every five years prior to the expiration date. ANATEL will engage in public consultation in connection with each five-year amendment to discuss its proposals for new conditions and quality and universal service targets. The first amendment to each of the concession agreements is expected to become effective on January 1, 2011. In connection with each of these amendments, we are currently discussing modifications to our concession agreements with ANATEL.

On March 30, 2009, ANATEL published a public notice of the proposed modifications to these concession agreements. In this public notice, ANATEL proposed amendment to the General Plan on Universal Service (Plano Geral de Metas de Universalização) that would require us:

•

to double the backhaul capacity to the 452 municipalities affected by the April 2008 amendment to our concession agreements described under “Part Four—The Companies—Business of Coari—Concessions, Authorizations and Licenses;”

•	to provide high-speed transmission lines (2.5Gbps) to the municipalities in our concession area in which we did provide internet service as of April 2008; and

PART THREE—RISK FACTORS

•

to provide service to a large number of additional areas, including indigenous villages, rural schools, health clinics, military bases, federal and state highway police stations, public aerodromes and environmental conservation organizations, which would result in the installation of approximately 110,000 additional public telephones, mostly in rural areas. In order to mitigate the costs related to the General Plan on Universal Service, ANATEL proposed a reduction in the number of public telephones required per inhabitant from 6.0 per 1,000 inhabitants to 4.5 per 1,000 inhabitants.

The public consultation period in connection with the March 30, 2009 public notice ended on June 22, 2009, although the final amendments to our concession agreements have not yet been determined. Our obligations under the concession agreements may be subject to revision in connection with each amendment. We cannot assure you that any of these amendments will not impose requirements on our company that will require us to undertake significant capital expenditures or will not modify the rate setting procedures applicable to us in a manner that will significantly reduce the gross operating revenue that we generate from our fixed-line businesses. If the amendments to our concession agreements have these effects, our business, financial condition and results of operations could be materially adversely affected.

Our concession agreements will expire on December 31, 2025. We expect the Brazilian government to offer new concessions in competitive auctions prior to the expiration of our existing concession agreements. We may participate in such auctions, but our existing fixed-line and domestic long-distance concession agreements will not entitle us to preferential treatment in these auctions. If we do not secure concessions for our existing service areas in any future auctions, or if such concessions are on less favorable terms than our current concessions, our business, financial condition and results of operations would be materially adversely affected.

Our local fixed-line and domestic long-distance concession agreements, as well as our authorizations to provide personal mobile services, contain certain obligations and our failure to comply with them may result in various fines and penalties imposed on us by ANATEL.

Our local fixed-line and domestic long-distance concession agreements contain terms reflecting the General Plan on Universal Service and the General Plan on Quality Goals (Plano Geral de Metas de Qualidade) and other regulations adopted by ANATEL and implemented in 2006, the terms of which could affect our financial condition and results of operations. Our local fixed-line concession agreements also require us to meet certain network expansion, quality of service and modernization obligations in each of the states in Region II. In the event of noncompliance with ANATEL targets in any one of these states, ANATEL can establish a deadline for achieving the targeted level of such service, impose penalties, and, in extreme situations, terminate our concession agreements for noncompliance with its quality and universal service obligations. See “Part Four—The Companies—Business of Coari—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services.”

On an almost weekly basis, we receive inquiries from ANATEL requiring information from us on our compliance with the various service obligations imposed on us by our concession agreements. If we are unable to respond satisfactorily to those inquiries or comply with our service obligations under our concession agreements, ANATEL may commence administrative proceedings in connection with such noncompliance. We have received numerous notices of commencement of administrative proceedings from ANATEL, mostly due to our inability to achieve certain targets established in the General Plan on Quality Goals and the General Plan on Universal Service, among others. We had recorded provisions in the amount of R$175 million as of June 30, 2009 and Invitel and had recorded provisions in the amount of R$149 million as of December 31, 2008 in connection with fines sought to be imposed by ANATEL. Additional fines from ANATEL or fines in excess of the provisioned amount could adversely impact our financial condition and results of operations. See “Part Four—The Companies—Business of Coari—Regulation of the Brazilian Telecommunications Industry” and “—Legal Proceedings—Civil Claims—Administrative Proceedings.”

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In addition, our authorizations to provide personal mobile services contain certain obligations requiring us to meet network scope and quality of service targets. If we fail to meet these obligations, we may be fined by ANATEL until we are in full compliance with our obligations and, in extreme circumstances, our authorization could be revoked by ANATEL. See “Part Four—The Companies—Business of Coari—Regulation of the Brazilian Telecommunications Industry—Regulation of Mobile Services—Obligations of Personal Mobile Services Providers.”

We may be unable to implement our 3G network or our projects to upgrade and enhance our existing mobile networks in a timely manner or without unanticipated costs, which could hinder or prevent the successful implementation of our business plan and result in revenues and net income being less than expected.

Following our receipt in December 2007 of the radio frequency licenses necessary to offer 3G services in Region II, we have undertaken significant capital expenditure programs to implement the networks necessary for us to provide these services. In addition, we have undertaken a project to upgrade a portion of our mobile network to enable us to increase the capacity of this network. Our ability to achieve our strategic objectives relating to our mobile services depends on and will depend on, in large part, the successful, timely and cost-effective implementation of these networks and projects. Factors that could affect this implementation include:

•	our ability to generate cash flow or to obtain future financing necessary for such implementation;

•	delays in the delivery of telecommunications equipment by our vendors;

•	the failure of the telecommunications equipment supplied by our vendors to comply with the expected capabilities; and

•	delays resulting from the failure of third party suppliers or contractors to meet their obligations in a timely and cost-effective manner.

Although we believe that our cost estimates and implementation schedule are reasonable, we cannot assure you that the actual costs or time required to complete the implementation of these networks will not substantially exceed our current estimates. Any significant cost overrun or delay could hinder or prevent the successful implementation of our business plan and result in revenues and net income being less than expected.

We depend on key suppliers and vendors to provide equipment that we need to operate our business. If these suppliers or vendors fail to provide equipment or service to us on a timely basis, we could experience disruptions, which could have an adverse effect on our revenues and results of operations.

We depend upon various key suppliers and vendors, including Ericsson, Alcatel-Lucent, Nokia and Huawei, to provide us with network equipment, which we need in order to expand and to operate our business. These suppliers may, among other things, extend delivery times, raise prices and limit supply due to their own shortages and business requirements. If these suppliers or vendors fail to provide equipment or service to us on a timely basis, we could experience disruptions, which could have an adverse effect on our revenues and results of operations, and we might be unable to satisfy the requirements contained in our concession and authorization agreements.

We are permitted to negotiate rates for interconnection to our mobile networks with providers of fixed line-services. ANATEL arbitration of these rates as a result of our failure to reach agreement with providers of fixed line-services may result in reductions of the interconnection rates that we currently charge.

In order to receive or send calls from or to customers of other Brazilian and international fixed-line and mobile networks, we must interconnect with the networks of our competitors. The Brazilian General Telecommunications Law (Lei Geral das Telecomunicações) requires all telecommunications service providers to interconnect their networks with those of other providers on a non-discriminatory basis. ANATEL sets the interconnection rates that fixed-line networks may charge.

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Interconnection rates that mobile networks charge have typically been higher than the rates set by ANATEL for fixed-line networks. As a result, mobile operators generally have received a large portion of revenues generated by fixed-to-mobile calls, while fixed-line networks generally have received a small portion of revenues generated by mobile-to-fixed calls. Since July 2004, the interconnection rates that mobile networks may charge have been freely negotiable. Brazilian laws and regulations provide that if interconnection rates for mobile networks are not agreed among telecommunications service providers, ANATEL is empowered to arbitrate, at its discretion, the interconnection rates that mobile telecommunications companies may charge.

When we began offering mobile services, we were each unable to agree with fixed-line service providers on the interconnection rates that we would charge the fixed-line service providers. Similarly, none of the other mobile services providers were able to agree with fixed-line service providers on the interconnection rates that they would charge the fixed-line service providers at the time that their authorizations to provide mobile services were granted. Each of the mobile services providers and the fixed-line service providers with which they interconnected commenced arbitration proceedings before ANATEL to establish the applicable interconnection rates. ANATEL established provisional rates applicable to each mobile services provider, pending a final decision in the arbitration proceedings.

An initial decision approving these provisional rates was rendered in September 2007, but an appeal remains pending before ANATEL’s Council of Directors (Conselho Diretor). We cannot predict whether the final interconnection rates established by ANATEL will be equivalent to those currently applied by us. If ANATEL sets interconnection rates that mobile operators may charge at a level that differs substantially from the current level, our results of operations may be materially adversely affected.

Telemar’s controlling shareholder, TmarPart, has control over us and our controlled companies and its interests may not be aligned with your interests.

We are controlled indirectly by TmarPart, which, as of December 4, 2009, owned 17.9% of the total share capital, including 53.7% of the voting share capital, of Tele Norte Leste Participações S.A., or TNL. TNL owns 82.0% of the total share capital, including 97.4% of the voting share capital, of Telemar, which owns all of the outstanding share capital of Coari. Following the share exchange, Telemar will own 79.6% of our voting share capital.

TmarPart’s shareholders are parties to two shareholders’ agreements governing their equity interests in TmarPart. See “Part Four—The Companies—Principal Shareholders and Related Party Transactions—Principal Shareholders—TmarPart Shareholders’ Agreements.” Our controlling shareholder and its controlling shareholders are entitled to appoint a majority of the members of the boards of directors of Brasil Telecom and our company, and they have the power to determine the decisions to be taken at our shareholders’ meetings on matters of our management that require the prior authorization of our shareholders, including in respect of related party transactions, corporate restructurings and the date of payment of dividends and other capital distributions. The decisions of our controlling shareholder and its controlling shareholders on these matters may be contrary to the expectations or preferences of holders of our securities, including holders of our common shares, preferred shares and ADSs.

We have a substantial amount of existing debt, which could restrict our financing and operating flexibility and have other adverse consequences.

At June 30, 2009, we had total consolidated indebtedness, excluding swap adjustments, of R$4,586 million and a ratio of debt to equity of 0.9:1.0.

We are subject to certain financial covenants that limit our ability to incur additional debt. Our existing level of indebtedness and the requirements and limitations imposed by our debt instruments could adversely affect our financial condition or results of operations. In particular, the terms of some of these debt instruments restrict our ability, and the ability of our subsidiaries, to:

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•	incur additional debt;

•	grant liens;

•	pledge assets;

•	sell or dispose of assets; and

•	make certain acquisitions, mergers and consolidations.

Furthermore, some of our debt instruments include financial covenants that require Brasil Telecom and/or its subsidiaries to maintain certain specified financial ratios. As a result of adjustments in Brasil Telecom’s provision for contingencies in 2009, including in connection with the acquisition of control of Brasil Telecom by Telemar and Coari, as of June 30, 2009 Brasil Telecom did not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in its debt instruments with the Brazilian National Bank for Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social), or BNDES, and The Japan Bank of International Cooperation, or JBIC, and in its debentures. Under each of these debt instruments the creditor has the right to accelerate the debt if, at the end of any fiscal quarter, Brasil Telecom is not in compliance with the covenants containing this ratio. Brasil Telecom has received waivers from (1) BNDES in respect of the breach of this covenant and any similar breaches that occur on or prior to December 31, 2009, as a result of which, the next measurement date for the ratios under Brasil Telecom’s BNDES indebtedness will be June 30, 2010, (2) the holders of Brasil Telecom’s debentures approving a decrease in the consolidated EBITDA to consolidated financial expense ratio contained in the covenants in the debentures from 1.95:1.00 to 0.95:1.00 during the period from June 30, 2009 until June 30, 2010, and (3) JBIC in respect of the breach of this covenant for the fiscal quarters ended June 30, 2009 and September 30, 2009. We anticipate that Brasil Telecom will not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in its debt instruments with JBIC as of December 31, 2009 and are seeking a waiver of this anticipated breach from JBIC. We cannot provide investors with any assurance that this waiver will be obtained.

In general, the occurrence of an event of default under one of our debt instruments may trigger defaults under our other debt instruments. If we are unable to incur additional debt, we may be unable to invest in our business and make necessary or advisable capital expenditures, which could reduce future operating revenue and adversely affect our profitability. In addition, cash required to serve our existing indebtedness reduces the amount available to us to make capital expenditures.

If our growth in net operating revenue slows or declines in a significant manner, for any reason, we may not be able to continue servicing our debt. If we are unable to meet our debt service obligations or comply with our debt covenants, we could be forced to renegotiate or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all. For more information regarding our debt instruments and our indebtedness at June 30, 2008, see “Part Four—The Companies—Coari—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness and Financing Strategy.”

We are subject to numerous legal and administrative proceedings, which could adversely affect our business, results of operations and financial condition.

We are subject to numerous legal and administrative proceedings. It is difficult to quantify the potential impact of these legal and administrative proceedings. We classify our risk of loss from legal and administrative proceedings as “probable,” “possible” or “remote.” We make provisions for probable claims but do not make provisions for possible and remote claims. At June 30, 2009, we had provisioned R$1,695 million for probable claims relating to various tax, labor and civil legal and administrative proceedings against us, and at

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December 31, 2008, Invitel had provisioned R$933 million, for probable claims relating to various tax, labor and civil legal and administrative proceedings against it.

At June 30, 2009, we had claims against us of approximately R$1,737 million in tax proceedings, R$618 million in labor proceedings, and R$1,252 million in civil proceedings with a risk of loss classified as “possible” and for which we had made no provisions. See note 22 to our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus. At December 31, 2008, Invitel had claims against it of approximately R$1,797 million in tax proceedings, R$635 million in labor proceedings, and R$1,221 million in civil proceedings with a risk of loss classified as “possible” and for which Invitel had made no provisions. See note 28 to Invitel’s audited consolidated financial statements, which are included elsewhere in this prospectus. Neither we nor Invitel include in our financial statements the estimated contingency in connection with proceedings in respect of which we consider the risk of loss to be “remote.”

As the result of our acquisition of control of Brasil Telecom in January 2009, we have changed the criteria used by Brasil Telecom for estimating probable losses in connection with labor proceedings and the recognition of tax credits for the Tax on the Circulation of Merchandise and Services (Imposto Sobre a Circulação de Mercadorias e Serviços), or ICMS (a state value-added tax on sales and services), in order to align Brasil Telecom’s policies with those of our parent, Telemar. As a result, we have recorded additional provisions for labor proceedings and tax proceedings in the six months ended June 30, 2009 in the amount of R$334 million and R$391 million, respectively.

Additionally, as the result of certain judicial decisions in 2009, we have reclassified the probability of loss in certain civil proceedings involving Companhia Riograndense de Telecomunicações, or CRT, the leading fixed-line telecommunications service company in the State of Rio Grande do Sul that we acquired in 2000, from possible to probable. As a result, we have recorded an additional provision in the second quarter of 2009 in the amount of R$1,153 million in connection with the proceedings.

If we are subject to unfavorable decisions in any legal or administrative proceedings and the losses in those proceedings significantly exceed the amount for which we have provisioned or involve proceedings for which we have made no provision, our results of operations and financial condition may be materially adversely affected. For a more detailed description of these proceedings, see “Part Four—The Companies—Business of Coari—Legal Proceedings.”

We are subject to potential liabilities relating to our third-party service providers, which could have a material adverse effect our business, financial condition and results of operations.

We are subject to potential liabilities relating to our third-party service providers. Such potential liabilities may involve claims by employees of third-party service providers directly against us as if we were the direct employer of such employees, as well as claims against us for secondary liability for, among other things, occupational hazards, wage parity or overtime pay, in the event that such third-party service providers fail to meet their employer obligations. We have not recorded any provisions for such claims, and significant judgments against us could have a material adverse effect on our business, financial condition and results of operations.

We are subject to delinquencies of our accounts receivables. If unable to limit delinquent payments by our customers, or if delinquent payments by our customers increases, our financial condition and results of operations could be adversely affected.

Our business significantly depends on our customers’ ability to pay their bills and comply with their obligations to us. During the six months ended June 30, 2009, we recorded provisions for doubtful accounts in the amount of R$307 million, primarily due to subscribers’ delinquencies. As a percentage of our gross operating

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revenue, our provision for doubtful accounts was 3.5% at June 30, 2009. During the years ended December 31, 2008 and 2007, Invitel recorded provisions for doubtful accounts in the amount of R$370 million and R$348 million, respectively, primarily due to subscribers’ delinquencies. As a percentage of Invitel’s gross operating revenue, its provision for doubtful accounts was 2.2% at December 31, 2008 and 2.2% at December 31, 2007.

ANATEL regulations prevent us from implementing certain policies that could have the effect of reducing delinquency, such as service restrictions or limitations on the types of services provided based on a subscriber’s credit record. If we are unable to successfully implement policies to limit subscriber delinquencies or otherwise select our customers based on their credit records, persistent subscriber delinquencies and bad debt will continue to adversely affect our operating and financial results.

In addition, if the Brazilian economy declines due to, among other factors, a reduction in the level of economic activity, depreciation of the real, an increase in inflation or an increase in domestic interest rates, a greater portion of our customers may not be able to pay their bills on a timely basis, which would increase our provision for doubtful accounts and adversely affect our financial condition and results of operations. See “—Risks Relating to Brazil.”

Our operations depend on our ability to maintain, upgrade and operate efficiently our accounting, billing, customer service, information technology and management information systems and rely on the systems of other carriers under co-billing agreements.

Sophisticated information and processing systems are vital to our growth and our ability to monitor costs, render monthly invoices for services, process customer orders, provide customer service and achieve operating efficiencies. We cannot assure you that we will be able to operate successfully and upgrade our accounting, information and processing systems or that these systems will continue to perform as expected. We have entered into co-billing agreements with each long-distance telecommunications service provider that is interconnected to our networks to include in our invoices the long-distance services rendered by these providers, and they have agreed to include charges owed to us in their invoices. Any failure in our accounting, information and processing systems, or any problems with the execution of invoicing and collection services by other carriers with whom we have co-billing agreements, could impair our ability to collect payments from customers and respond satisfactorily to customer needs, which could adversely affect our business, financial condition and results of operations.

Improper use of our network can adversely affect our costs and results of operations.

We incur costs associated with the unauthorized and fraudulent use of our networks, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud also affects interconnection costs and payments to other carriers for non-billable fraudulent roaming. Improper use of our network can also increase our selling expenses if we need to increase our provision for doubtful accounts to reflect amounts we do not believe we can collect for improperly made calls. Any increase in the improper use of our network in the future could materially adversely affect our costs and results of operations.

Our operations are dependent upon our networks. A system failure could cause delays or interruptions of service, which could cause us to suffer losses.

Damage to our networks and backup mechanisms may result in service delays or interruptions and limit our ability to provide customers with reliable service over our networks. Some of the risks to our networks and infrastructure include: (1) physical damage to access lines; (2) power surges or outages; (3) software defects; (4) disruptions beyond our control; (5) breaches of security; and (6) natural disasters. The occurrence of any such

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event could cause interruptions in service or reduce capacity for customers, either of which could reduce our gross operating revenues or cause us to incur additional expenses. In addition, the occurrence of any such event may subject us to penalties and other sanctions imposed by ANATEL and may adversely affect our business and results of operations.

The mobile telecommunications industry and participants in this industry, including us, may be harmed by reports suggesting that radio frequency emissions cause health problems and interfere with medical devices.

Media and other entities frequently suggest that the electromagnetic emissions from mobile handsets and base stations may cause health problems. If consumers harbor health-related concerns, they may be discouraged from using mobile handsets. These concerns could have an adverse effect on the mobile telecommunications industry and, possibly, expose mobile services providers to litigation. We cannot assure you that further medical research and studies will refute a link between the electromagnetic emissions of mobile handsets and base stations, including on frequency ranges we use to provide mobile services, and these health concerns. Government authorities could increase regulation on electromagnetic emissions of mobile handsets and base stations, which could have an adverse effect on our business, financial condition and results of operations. The expansion of our network may be affected by these perceived risks if we experience problems in finding new sites, which in turn may delay the expansion and may affect the quality of our services. In July 2002, ANATEL enacted regulations that limit emission and exposure for fields with frequencies between 9 kHz and 300 GHz. Although these regulations did not have a material impact on our business, new laws or regulations regarding electromagnetic emissions and exposure may be adopted that could have an adverse effect on our business.

Risks Relating to Brazil

The Brazilian government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazilian political and economic conditions, could adversely impact our business, results of operations and financial condition.

Substantially all of our operations and customers are located in Brazil, except for minor services provided outside of Brazil. Accordingly, our financial condition and results of operations are substantially dependent on Brazil’s economy. The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes significant changes in policy and regulations. The Brazilian government’s actions to control inflation and implement macroeconomic policies have often involved increases in interest rates, wage and price controls, currency devaluations, blocking access to bank accounts, imposing capital controls and limits on imports, among other things. We do not have any control over, and are unable to predict, which measures or policies the Brazilian government may adopt in the future. Our business, results of operations and financial condition may be adversely affected by changes in policies or regulations, or by other factors such as:

•	political instability;

•	devaluations and other currency fluctuations;

•	inflation;

•	price instability;

•	interest rates;

•	liquidity of domestic capital and lending markets;

•	energy shortages;

•	exchange controls;

•	changes to the regulatory framework governing our industry;

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•	monetary policy;

•	tax policy; and

•	other political, diplomatic, social and economic developments in or affecting Brazil.

Uncertainty over whether possible changes in policies or rules affecting these or other factors may contribute to economic uncertainties in Brazil and to heightened volatility in the Brazilian securities markets and securities issued abroad by Brazilian issuers. The President of Brazil has considerable power to determine governmental policies and actions that relate to the Brazilian economy and, consequently, affect the operating and financial results of businesses, such as our company. The term of Brazil’s current President, Luiz Inácio Lula da Silva, expires in January 2011, and under Brazilian law he is not permitted to run for another four-year term in the October 2010 elections. Uncertainty regarding the election of President Lula’s successor and speculation about the policies that may be implemented by the Brazilian federal or state governments could adversely affect our business, results of operations and financial condition.

The global economic downturn may adversely affect economic growth in Brazil, limit our access to the financial markets and, therefore, negatively impact our business and financial condition.

The global economic downturn and related instability in the international financial system have had, and may continue to have, a negative effect on economic growth in Brazil. The ongoing economic downturn has reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide. The recent substantial losses in worldwide equity markets, including in Brazil, could lead to an extended worldwide economic recession or depression. A prolonged slowdown in economic activity in Brazil could reduce demand for some of our services, particularly broadband services if the rate of computer sales in Brazil declines, which would adversely affect our results of operations.

We may also face significant liquidity challenges if conditions in the financial markets do not improve. Our ability to access the capital markets or the commercial bank lending markets may be severely restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The global economic downturn could have an impact on the lenders under our existing credit facilities, on our customers, or on the ability of our suppliers to meet scheduled deliveries, causing them to fail to meet their obligations to us. If the global economic downturn deepens further, it could have an adverse effect on the demand for our services and our ability to fund our planned growth.

Depreciation of the real may lead to substantial losses on our liabilities denominated in or indexed to foreign currencies.

During the four decades prior to 1999, the Central Bank periodically devalued the Brazilian currency. Throughout this period, the Brazilian government implemented various economic plans and used various exchange rate policies, including sudden devaluations (such as daily and monthly adjustments), exchange controls, dual exchange rate markets and a floating exchange rate system. Since 1999, exchange rates have been set by the market. The exchange rate between the real and the U.S. dollar has varied significantly in recent years. For example, the real/U.S. dollar exchange rate increased from R$1.955 per U.S. dollar on December 31, 2000 to R$3.533 on December 31, 2002. The real appreciated against the U.S. dollar by 8.1% in 2004, 11.8% in 2005, 8.7% in 2006 and 17.1% in 2007. In 2008, primarily as a result of the international financial crisis, the real depreciated by 31.9% against the U.S. dollar and prompted foreign investors to remove billions of reais from the BOVESPA. During the six months ended June 30, 2009, the real appreciated by 16.5% against the U.S. dollar.

A significant amount of our financial assets and liabilities are denominated in or indexed to foreign currencies, primarily U.S. dollars and Japanese yen. As of June 30, 2009, R$587 million, or 12.8%, of our

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financial indebtedness, was denominated in a foreign currency, excluding swap adjustments. When the real depreciates against foreign currencies, we incur losses on our liabilities denominated in or indexed to foreign currencies, such as our U.S. dollar-denominated long-term debt and foreign currency loans, and we incur gains on our monetary assets denominated in or indexed to foreign currencies, as the liabilities and assets are translated into reais. If significant depreciation of the real were to occur when the value of such liabilities significantly exceeds the value of such assets, including any financial instruments entered into for hedging purposes, we could incur significant losses, even if their value has not changed in their original currency. This could adversely affect our ability to meet certain of our payment obligations. A failure to meet certain of our payment obligations could trigger a default under certain financial covenants in our debt instruments, which could have a material adverse effect on our business and results of operations. Additionally, we currently have currency swaps in place for a portion of our foreign currency debt. If the cost of swap instruments increases substantially, we may be unable to maintain our hedge policy, resulting in an increased foreign currency exposure which could in turn lead to substantial foreign exchange losses.

Depreciation of the real relative to the U.S. dollar could create additional inflationary pressures in Brazil by increasing the price of imported products and requiring recessionary government policies, including tighter monetary policy. On the other hand, appreciation of the real against the U.S. dollar may lead to a deterioration of the country’s current account and balance of payments, as well as to a dampening of export-driven growth.

In addition, a portion of our capital expenditures require us to acquire assets at prices denominated in or linked to foreign currencies, some of which are financed by liabilities denominated in foreign currencies, principally the U.S. dollar. We generally do not hedge against these risks. To the extent that the value of the real decreases relative to the U.S. dollar, it becomes more costly for us to purchase these assets, which could adversely affect our business and financial performance.

If Brazil experiences substantial inflation in the future, our margins and our ability to access foreign financial markets may be reduced. Government measures to curb inflation may have adverse effects on the Brazilian economy, the Brazilian securities market and our business and results of operations.

Brazil has, in the past, experienced extremely high rates of inflation, with annual rates of inflation reaching as high as 2,708% in 1993 and 1,093% in 1994. Inflation and some of the Brazilian government’s measures taken in an attempt to curb inflation have had significant negative effects on the Brazilian economy.

Since the introduction of the real in 1994, Brazil’s inflation rate has been substantially lower than in previous periods. However, actions taken in an effort to control inflation, coupled with speculation about possible future governmental actions, have contributed to economic uncertainty in Brazil and heightened volatility in the Brazilian securities market. More recently, Brazil’s rates of inflation, as measured by the General Market Price Index—Internal Availability (Índice Geral de Preços—Disponibilidade Interna), or IGP-DI, published by Fundação Getúlio Vargas, or FGV, were 12.1% in 2004, 1.2% in 2005, 3.8% in 2006, 7.9% in 2007, 9.1% in 2008 and 0.8% in the twelve months ended June 30, 2009. According to the Broad Consumer Price Index (Índice Nacional de Preços ao Consumidor Ampliado), or IPCA, published by IBGE, the Brazilian consumer price inflation rates were 7.5% in 2004, 5.7% in 2005, 3.1% in 2006, 4.5% in 2007, 9.1% in 2008 and 4.8% in the twelve months ended June 30, 2009.

If Brazil experiences substantial inflation in the future, our costs may increase and our operating and net margins may decrease. Although ANATEL regulations provide for annual price increases for most of our services, such increases are linked to inflation indexes, discounted by increases in our productivity. During periods of rapid increases in inflation, the price increases for our services may not be sufficient to cover our additional costs and we may be adversely affected by the lag in time between the incurrence of increased costs and the receipt of revenues resulting from the annual price increases. Inflationary pressures may also curtail our

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ability to access foreign financial markets and may lead to further government intervention in the economy, including the introduction of government policies that may adversely affect the overall performance of the Brazilian economy.

Fluctuations in interest rates could increase the cost of servicing our debt and negatively affect our overall financial performance.

Our financial expenses are affected by changes in the interest rates that apply to our floating rate debt. At June 30, 2009, we had, among other debt obligations, R$2,723 million of loans and financing that were subject to the TJLP (Taxa de Juros de Longo Prazo), or TJLP, a long-term interest rate, R$1,099 million of local commercial paper and debentures that were subject to the Interbank Certificate of Deposit (Certificado Depositário Interbancário), or CDI, rate, an interbank rate, and R$176 million of loans and financing that were subject to the Japanese Yen London Interbank Offered Rate, or Yen LIBOR.

The TJLP includes an inflation factor and is determined quarterly by the Central Bank. In particular, the TJLP and the CDI rate have fluctuated significantly in the past in response to the expansion or contraction of the Brazilian economy, inflation, Brazilian government policies and other factors. For example, in 2008, the CDI rate increased from 11.18% per annum at December 31, 2007 to 12.38% per annum at December 31, 2008. A significant increase in any of these interest rates, particularly the CDI rate, could adversely affect our financial expenses and negatively affect our overall financial performance.

Changes in Brazilian GAAP in connection with the process of convergence to International Financial Reporting Standards (IFRS) may adversely impact our results of operations.

The enactment of enacted Law No. 11,638/07 and Law No. 11,941/09, which amended the Brazilian Corporation Law and changed certain accounting policies under Brazilian GAAP, created conditions for the alignment between Brazilian GAAP and International Financial Reporting Standards, or IFRS, issued by the International Accounting Standards Board. For more information about the principal changes introduced by Law No. 11,638/07 and Law No. 11,941/09 as they relate to our financial statements, see “Part Four—The Companies—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Presentation and Accounting Policies—Presentation of Financial Statements,” note 2(b) to our audited consolidated financial statements and note 2 to our unaudited interim consolidated financial statements, which are included elsewhere in this prospectus.

The changes in Brazilian GAAP could have a significant effect on our reported results of operations, including effects on our net income and the measures that our creditors use to monitor our performance under our debt instruments. Any reduction in our net income, as measured under the revision introduced to Brazilian GAAP under these laws would have an adverse effect on our net income, and potentially, our ability to distribute dividends on our preferred and common shares. In addition, an adverse effect under the ratios contained in the covenants in our debt instruments as a result of the change in the way that our operating results are measured under the revision introduced to Brazilian GAAP could adversely affect our ability to comply with these covenants, to obtain financing to fund our growth plans or to refinance our indebtedness on terms satisfactory to us.

The market value of securities issued by Brazilian companies is influenced by the perception of risk in Brazil and other emerging market countries, which may have a negative effect on the trading price of our common shares, preferred shares and ADSs and may restrict our access to international capital markets.

Economic and market conditions in other emerging market countries, especially those in Latin America, may influence the market for securities issued by Brazilian companies. Investors’ reactions to developments in these other countries may have an adverse effect on the market value of securities of Brazilian issuers. Adverse

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economic conditions in other emerging market countries have at times resulted in significant outflows of funds from Brazil. In 2008, certain Brazilian and Mexican companies announced significant losses in connection with currency derivatives as a result of the depreciation of the Mexican peso and the real against the U.S. dollar, respectively. As a result, a number of these companies have suffered financial distress and have sought or are contemplating seeking protection under various bankruptcy regimes. In addition, in October 2008, the Argentine government nationalized the Argentine private pension funds. Crises in other emerging countries or economic policies of other countries, in particular the United States, may adversely affect investors’ demand for securities issued by Brazilian companies, including our common shares, preferred shares and ADSs. Any of these factors could adversely affect the market price of our common shares, preferred shares and ADSs and impede our ability to access the international capital markets and finance our operations in the future on terms acceptable to us or at all.

Restrictions on the movement of capital out of Brazil may impair our ability to service certain debt obligations.

Brazilian law provides that whenever there exists, or there is a serious risk of, a material imbalance in Brazil’s balance of payments, the Brazilian government may impose restrictions for a limited period of time on the remittance to foreign investors of the proceeds of their investments in Brazil as well as on the conversion of the real into foreign currencies. The Brazilian government imposed such a restriction on remittances for approximately six months in 1989 and early 1990. The Brazilian government may in the future restrict companies from paying amounts denominated in foreign currency or require that any such payment be made in reais. Many factors could affect the likelihood of the Brazilian government imposing such exchange control restrictions, including: the extent of Brazil’s foreign currency reserves; the availability of sufficient foreign exchange on the date a payment is due; the size of Brazil’s debt service burden relative to the economy as a whole; and political constraints to which Brazil may be subject. There can be no certainty that the Brazilian government will not take such measures in the future.

A more restrictive policy could increase the cost of servicing, and thereby reduce our ability to pay, our foreign currency-denominated debt obligations and other liabilities. Our foreign-currency denominated debt represented 12.8% of our indebtedness on a consolidated basis at June 30, 2009. If we fail to make payments under any of these obligations, we will be in default under those obligations, which could reduce our liquidity as well as the market price of our common shares, preferred shares and ADSs.

In addition, a more restrictive policy could hinder or prevent the Brazilian custodian of the common shares and preferred shares underlying our ADSs or holders who have exchanged our ADSs for the underlying common shares or preferred shares from converting dividends, distributions or the proceeds from any sale of such shares into U.S. dollars and remitting such U.S. dollars abroad. In such an event, the Brazilian custodian for our common shares and preferred shares will hold the reais that it cannot convert for the account of holders of our ADSs who have not been paid. Neither the custodian nor the Brasil Telecom Depositary will be required to invest the reais or be liable for any interest.

Risks Relating to Our Common Shares, Preferred Shares and ADSs

You may not be able to sell our ADSs at the price or time you desire because an active or liquid market for our ADSs may not develop.

Prior to the share exchange, there has not been a public market for the Coari Common ADSs or the Coari Preferred ADSs. We have applied to list the Coari Common ADSs and the Coari Preferred ADSs on the NYSE. We cannot predict, however, whether an active liquid public trading market for the Coari ADSs will develop or be sustained. Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. Liquidity of a securities market is often a function of the volume of the shares that are publicly held by unrelated parties.

PART THREE—RISK FACTORS

Holders of our common shares, preferred shares or ADSs may not receive any dividends or interest on shareholders’ equity.

According to our by-laws, we must generally pay our shareholders at least 25% of our annual net profit as dividends or interest on shareholders’ equity, as calculated and adjusted under the Brazilian GAAP. This adjusted net profit may be capitalized, used to absorb losses or otherwise retained as allowed under the Brazilian GAAP and may not be available to be paid as dividends or interest on shareholders’ equity. Holders of our common shares or the Coari Common ADSs may not receive any dividends or interest on shareholders’ equity in any given year due to the dividend preference of preferred shares. Additionally, the Brazilian Corporation Law allows a publicly traded company like ours to suspend the mandatory distribution of dividends in any particular year if our board of directors informs our shareholders that such distributions would be inadvisable in view of our financial condition or cash availability. Holders of our preferred shares or the Coari Preferred ADSs may not receive any dividends or interest on shareholders’ equity in any given year if our board of directors makes such a determination or if our operations fail to generate net income.

Holders of our preferred shares and the Coari Preferred ADSs have limited voting rights and are not entitled to vote to approve corporate transactions, including mergers or consolidations of our company with other companies, or the declaration of dividends.

Under the Brazilian Corporation Law and our bylaws, holders of our preferred shares and, consequently, the Coari Preferred ADSs are not entitled to vote at meetings of our shareholders, except in very limited circumstances. These limited circumstances directly relate to key rights of the holders of preferred shares, such as modifying basic terms of our preferred shares or creating a new class of preferred shares with superior rights. Holders of preferred shares without voting rights are entitled to elect one member and his or her respective alternate to our board of directors and our fiscal council. Holders of our preferred shares and the Coari Preferred ADSs are not entitled to vote to approve corporate transactions, including mergers or consolidations of our company with other companies or the declaration of dividends. See “Part Six—Shareholder Rights—Description of Coari Capital Stock—Voting Rights.”

Holders of our ADSs may find it difficult to exercise their voting rights at our shareholders’ meetings.

Under Brazilian law, only shareholders registered as such in our corporate books may attend our shareholders’ meetings. All common shares and preferred shares underlying our ADSs are registered in the name of The Bank of New York Mellon, as depositary of our ADS programs. ADS holders may exercise the voting rights with respect to our common shares and the limited voting rights with respect to our preferred shares represented by the ADSs only in accordance with the deposit agreements relating to the ADSs. There are practical limitations upon the ability of the ADS holders to exercise their voting rights due to the additional steps involved in communicating with ADS holders. For example, following the share exchange, we will be required to publish a notice of our shareholders’ meetings in certain newspapers in Brazil. To the extent that holders of our common shares or preferred shares are entitled to vote at a shareholders’ meeting, they will be able to exercise their voting rights by attending the meeting in person or voting by proxy. By contrast, holders of the ADSs will receive notice of a shareholders’ meeting by mail from the depositary following our notice to the Coari Depositary requesting the Coari Depositary to inform ADS holders of the shareholders’ meeting. To exercise their voting rights, ADS holders must instruct the depositary on a timely basis. This noticed voting process will take longer for ADS holders than for holders of common shares or preferred shares. If it fails to receive timely voting instructions for all or part of the ADSs, the Coari Depositary will assume that the holders of those ADSs are instructing it to give a discretionary proxy to a person designated by us to vote their ADSs, except in limited circumstances.

In the circumstances in which holders of our ADSs have voting rights, they may not receive the voting materials in time to instruct the Coari Depositary to vote our common shares or preferred shares underlying their

PART THREE—RISK FACTORS

ADSs. In addition, the Coari Depositary and its agents are not responsible for failing to carry out voting instructions of the holders of our ADSs or for the manner of carrying out those voting instructions. Accordingly, holders of the ADSs may not be able to exercise voting rights, and they will have no recourse if the common shares or preferred shares underlying their ADSs are not voted as requested.

Holders of our common shares, preferred shares or ADSs in the United States may not be entitled to the same preemptive rights as Brazilian shareholders have, pursuant to Brazilian legislation, in the subscription of shares resulting from capital increases made by us.

Under Brazilian law, if we issue new shares in exchange for cash or assets as part of a capital increase, we must grant our shareholders preemptive rights at the time of the subscription of shares, corresponding to their respective interest in our share capital, allowing them to maintain their existing shareholding percentage. We may not legally be permitted to allow holders of our common shares, preferred shares or ADSs in the United States to exercise any preemptive rights in any future capital increase unless (1) we file a registration statement for an offering of shares resulting from the capital increase with the SEC, or (2) the offering of shares resulting from the capital increase qualifies for an exemption from the registration requirements of the Securities Act. At the time of any future capital increase, we will evaluate the costs and potential liabilities associated with filing a registration statement for an offering of shares with the SEC and any other factors that we consider important in determining whether to file such a registration statement. We cannot assure the holders of our common shares, preferred shares or ADSs in the United States that we will file a registration statement with the SEC to allow them to participate in any of our capital increases. As a result, the equity interest of such holders in us may be diluted proportionately.

If holders of our ADSs exchange them for common shares or preferred shares, they may risk temporarily losing, or being limited in, the ability to remit foreign currency abroad and certain Brazilian tax advantages.

The Brazilian custodian for the common shares and preferred shares underlying our ADSs must obtain an electronic registration number with the Central Bank to allow the depositary to remit U.S. dollars abroad. ADS holders benefit from the electronic certificate of foreign capital registration from the Central Bank obtained by the custodian for the Coari Depositary, which permits it to convert dividends and other distributions with respect to the common shares and preferred shares into U.S. dollars and remit the proceeds of such conversion abroad. If holders of our ADSs decide to exchange them for the underlying commons shares or preferred shares, they will only be entitled to rely on the custodian’s certificate of registration with the Central Bank for five business days after the date of the exchange. Thereafter, they will be unable to remit U.S. dollars abroad unless they obtain a new electronic certificate of foreign capital registration in connection with the common shares or preferred shares, which may result in expenses and may cause delays in receiving distributions. See “Part Six—Shareholder’ Rights—Exchange Controls.”

Also, if holders of our ADSs that exchange those ADSs for our common shares or preferred shares do not qualify under the foreign investment regulations, they will generally be subject to less favorable tax treatment of dividends and distribution on, and the proceeds from any sale of, our common shares or preferred shares. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations” and “Part Six—Shareholder’ Rights—Exchange Controls.”

Holders of our ADSs may face difficulties in protecting their interests because we are subject to different corporate rules and regulations as a Brazilian company and our shareholders may have fewer and less well-defined rights.

Holders of our ADSs are not direct shareholders of our company and are unable to enforce the rights of shareholders under our bylaws and the Brazilian Corporation Law.

PART THREE—RISK FACTORS

Our corporate affairs are governed by our bylaws and the Brazilian Corporation Law, which differ from the legal principles that would apply if we were incorporated in a jurisdiction in the United States, such as the State of Delaware or New York, or elsewhere outside Brazil. Even if a holder of our ADSs surrenders its ADSs and becomes a direct shareholder, its rights as a holder of our common shares or preferred shares underlying its ADSs under the Brazilian Corporation Law to protect its interests relative to actions by our board of directors may be fewer and less well-defined than under the laws of those other jurisdictions.

Although insider trading and price manipulation are crimes under Brazilian law, the Brazilian securities markets are not as highly regulated and supervised as the U.S. securities markets or the markets in some other jurisdictions. In addition, rules and policies against self-dealing or for preserving shareholder interests may be less well-defined and enforced in Brazil than in the United States and certain other countries, which may put holders of our common shares, preferred shares and ADSs at a potential disadvantage. Corporate disclosures also may be less complete or informative than for a public company in the United States or in certain other countries.

We are exempt from some of the corporate governance requirements of the New York Stock Exchange.

We are a foreign private issuer, as defined by the SEC for purposes of the Exchange Act. As a result, for so long as we remain a foreign private issuer, we will be exempt from, and you will not be provided with the benefits of, some of the corporate governance requirements of the NYSE. We are permitted to follow practice in Brazil in lieu of the provisions of the NYSE’s corporate governance rules, except that:

•	we are required to have an audit committee that satisfies the requirements of Rule 10A-3 under the Exchange Act;

•	we are required to disclose any significant ways in which our corporate governance practices differ from those followed by domestic companies under NYSE listing standards;

•

our chief executive officer is obligated to promptly notify the NYSE in writing after any of our executive officers becomes aware of any material non-compliance with any applicable provisions of the NYSE corporate governance rules; and

•	we must submit an executed written affirmation annually to the NYSE.

The standards applicable to us are considerably different than the standards applied to U.S. domestic issuers. Although Rule 10A-3 under the Exchange Act generally requires that listed companies have an audit committee of its board of directors composed solely of independent directors, as a foreign private issuer, we are relying on a general exemption from this requirement that is available to us as a result of the features of Brazilian law applicable to our fiscal council. In addition, we are not required to, among other things:

•	have a majority of the board be independent;

•	have a compensation committee, a nominating or corporate governance committee of our board of directors;

•	have regularly scheduled executive sessions with only non-management directors; or

•	have at least one executive session of solely independent directors each year.

We intend to rely on some or all of these exemptions. As a result, you will not be provided with the benefits of certain corporate governance requirements of the NYSE.

Holders of the ADSs may face difficulties in serving process on or enforcing judgments against us and other persons.

We are organized under the laws of Brazil, and all of the members of our board of directors and all of our executive officers and our independent public accountants reside or are based in Brazil. The vast majority of our

PART THREE—RISK FACTORS

assets and those of these other persons are located in Brazil. As a result, it may not be possible for holders of our ADSs to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. In addition, because substantially all of our assets and all of our directors and officers reside outside the United States, any judgment obtained in the United States against us or any of our directors or officers may not be collectible within the United States. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain conditions are met, holders may face greater difficulties in protecting their interests in the case of actions by us or our board of directors or executive officers than would shareholders of a U.S. corporation. See “Part Seven—Additional Information for Shareholders—Enforceability of Civil Liabilities Under U.S. Securities Laws.”

Coari believes that it may be classified as a PFIC for U.S federal income tax purposes for its taxable year ended December 31, 2008.

Coari believes that it may be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its taxable year ended December 31, 2008. This characterization will result in the denial of the taxation of certain dividends paid, if any, by Coari in the 2009 taxable year at the lower rates applicable to long-term capital gains. Although Coari believes that it will not be classified as a PFIC for the taxable year ending December 31, 2009 and has no reason to believe that it will be classified as a PFIC for any future year, there can be no assurance that Coari will not be considered a PFIC for any taxable year because Coari’s status will depend on its assets and activities in those years, as well as its actual Market Capitalization (as defined under “Part Five—The Share Exchange—Material Tax Considerations—U.S. Federal Income Tax Considerations— Passive Foreign Investment Company Rules”) as determined at the end of each calendar quarter. If Coari were characterized as a PFIC in the current taxable year or any future year, U.S. Holders will experience material averse consequences, including having gains realized on the sale of shares of Coari treated as ordinary income, rather than as capital gains income, having potentially punitive interest charges apply to those gains, and the denial of the taxation of certain dividends paid by Coari at the lower rates applicable to long-term capital gains. Please review carefully the information set forth under “Part Five—The Share Exchange—Material Tax Considerations—U.S. Federal Income Tax Considerations—Ownership and Disposition of Coari Shares or ADSs.”

Brazilian tax laws may have an adverse impact on the taxes applicable to the disposition of our common shares, preferred shares and ADSs.

According to Law No. 10,833, enacted on December 29, 2003, if a nonresident of Brazil disposes of assets located in Brazil, the transaction will be subject to taxation in Brazil, even if such disposition occurs outside Brazil or if such disposition is made to another nonresident. Dispositions of our ADSs between nonresidents, however, are currently not subject to taxation in Brazil. Nevertheless, in the event that the concept of “disposition of assets” is interpreted to include the disposition between nonresidents of assets located outside Brazil, this tax law could result in the imposition of withholding taxes in the event of a disposition of our ADSs made between nonresidents of Brazil. Due to the fact that Law No. 10,833/2003 has no judicial guidance as to its application to date, we are unable to predict whether an interpretation applying such tax laws to dispositions of our ADSs between nonresidents could ultimately prevail in Brazilian courts. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations.”

The relative volatility and illiquidity of the Brazilian securities markets may adversely affect holders of our common shares, preferred shares and ADSs.

The Brazilian securities markets are substantially smaller, less liquid and more volatile than major securities markets in the United States. The BOVESPA, which is the principal Brazilian stock exchange, had a market capitalization of R$1,375.3 billion at December 31, 2008 and an average daily trading volume of US$3.1 billion

PART THREE—RISK FACTORS

for 2008. In comparison, the NYSE had a market capitalization of US$16.7 trillion at December 31, 2008 and an average daily trading volume of US$152.6 billion for 2008. There is also significantly greater concentration in the Brazilian securities markets. The ten largest companies in terms of market capitalization represented approximately 52% of the aggregate market capitalization of the BOVESPA at December 31, 2008. The ten most widely traded stocks in terms of trading volume accounted for approximately 53% of all shares traded on the BOVESPA in 2008. These market characteristics may substantially limit the ability of holders of our ADSs to sell common shares and preferred shares underlying our ADSs at a price and at a time when they wish to do so and, as a result, could negatively impact the market price of our ADSs themselves.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus contains forward-looking statements. Some of the matters discussed concerning our business operations and financial performance include forward-looking statements within the meaning of the Securities Act or the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.

Our forward-looking statements may be influenced by factors, including the following:

•	competition in the Brazilian telecommunications sector;

•	our management’s current expectations and estimates concerning our future financial performance, financing plans, and programs;

•	changes in the legal and regulatory environment that affect the telecommunications industry and our business in general, including issues relating to the remuneration for the use of our network;

•	the Brazilian government’s telecommunications policies, and changes in or developments of ANATEL regulations applicable to us;

•	the cost and availability of financing;

•	the general level of demand for, and changes in the market prices of, our services;

•	our ability to implement our corporate strategies in order to increase our average revenue per user;

•	political, regulatory and economic conditions in Brazil and the specific Brazilian states in which we operate;

•	a longer than anticipated continuation of the current worldwide economic downturn or further deterioration in the Brazilian and world economies;

•	inflation and fluctuations in exchange rates;

•	legal and administrative proceedings to which we are or become a party; and

•	other factors identified or discussed under “Part Three—Risk Factors” of this prospectus.

Our forward-looking statements are not guarantees of future performance, and our actual results or other developments may differ materially from the expectations expressed in the forward-looking statements. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections. Because of these uncertainties, potential investors should not rely on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

PART FOUR—THE COMPANIES

Business of Coari

Overview of Coari

As a result of our acquisition of control of Invitel and its subsidiaries, including Brasil Telecom, on January 8, 2009, we are the largest telecommunications service provider in Region II in Brazil, based on our aggregate number of fixed-lines in service and mobile subscribers as of December 31, 2008, based on information available from ANATEL. We offer a range of integrated telecommunications services that includes fixed-line and mobile telecommunications services, data transmission services (including broadband access services), internet service provider services and other services, for residential customers, small, medium and large companies, and governmental agencies. For the six months ended June 30, 2009, our net operating revenue was R$5,415 million and our net loss was R$106 million. Because Coari acquired all of the business of Invitel on January 8, 2009 and Coari had no operations prior to this acquisition, Invitel represents the accounting predecessor of Coari. For the year ended December 31, 2008, Invitel’s net operating revenue was R$11,297 million and its net loss was R$69 million.

According to the IBGE, Region II had a population of approximately 43.5 million as of April 1, 2007, representing 23.6% of the total Brazilian population, and represented approximately 26.2% of Brazil’s GDP for 2006.

Following our acquisition of control of Brasil Telecom on January 8, 2009, Brasil Telecom has begun using the “Oi” brand name for the marketing of some of its services and expects to use the “Oi” brand name for the marketing of substantially all of its services following the completion of the integration of its operation into the operations of Telemar.

Fixed-Line Telecommunications and Data Transmission Services

Our traditional fixed-line telecommunications business in Region II includes local and long-distance services, network usage services (interconnection) and public telephones, in accordance with the concessions and authorizations granted to us by ANATEL. We believe that Brasil Telecom was one of the largest fixed-line telecommunications companies in South America in terms of total number of lines in service as of December 31, 2008. Based on Brasil Telecom’s 8.0 million and 8.1 million fixed lines in service as of June 30, 2009 and December 31, 2008, respectively, Brasil Telecom was the principal fixed-line telecommunications service provider in Region II, with an estimated market share of 78.5% and 80.4% of the total fixed lines in service in this region as of June 30, 2009 and December 31, 2008, respectively, based on information available from ANATEL.

We offer a variety of high-speed data transmission services, including services offered by our subsidiaries BrT Serviços de Internet S.A. and Brasil Telecom Comunicação Multimídia Ltda. We also operate a fiber optic cable system that connects the United States, Bermuda, Brazil and Venezuela through our subsidiaries Brasil Telecom Cabos Submarinos Ltda., Brasil Telecom Subsea Cable System (Bermuda) Ltd., Brasil Telecom of America Inc. and Brasil Telecom de Venezuela S.A. Our broadband services, primarily utilizing ADSL technology, are marketed in Region II under the brand name “Turbo.” As of June 30, 2009 and December 31, 2008, Brasil Telecom had 1.9 and 1.8 million ADSL subscribers, respectively, representing 23.8% and 22.2% of Brasil Telecom’s fixed lines in service as of those dates. We also provide voice and data services to corporate clients throughout Brazil through our network in Region II, through the network of Telemar in Region I, and through cooperation agreements with other telecommunications network operators in Region III.

For the six months ended June 30, 2009, our fixed-line and data transmission services segment generated R$7,756 million in gross operating revenue and recorded an operating loss of R$915 million. For the year ended December 31, 2008, Invitel’s fixed-line and data transmission services segment generated R$14,845 million in gross operating revenue and recorded operating income of R$2,154 million.

Mobile Telecommunications Services

We offer mobile telecommunications services in Region II through Brasil Telecom Mobile. We believe that Brasil Telecom Mobile is one of the principal mobile telecommunications service providers in Region II, with

PART FOUR—THE COMPANIES

6.7 million and 5.6 million mobile subscribers as of June 30, 2009 and December 31, 2008, respectively, and an estimated market share of 16.2% and 14.4% of the total number of mobile subscribers in this region as of June 30, 2009 and December 31, 2008, respectively, based on information available from ANATEL. For the six months ended June 30, 2009, our mobile services segment generated R$1,236 million in gross operating revenue and recorded an operating loss of R$176 million. For the year ended December 31, 2008, Invitel’s mobile services segment generated R$2,561 million in gross operating revenue and recorded an operating loss of R$248 million.

Other Services

We operate an internet portal through our subsidiary iG under the brand name “iG” that was the second largest internet portal in Brazil in terms of the number of unique visitors in 2008, according to Ibope/NetRatings. Brasil Telecom also started a call center business for the sole purpose of providing services to Brasil Telecom and its subsidiaries. For the six months ended June 30, 2009, our internet services segment generated R$205 million in gross operating revenue and recorded operating income of R$3 million, and our call center services segment generated R$167 million in gross operating revenue and recorded an operating loss of R$7 million. For the year ended December 31, 2008, Invitel’s internet services segment generated R$454 million in gross operating revenue and recorded an operating loss of R$44 million, and Invitel’s call center services segment generated R$246 million in gross operating revenue and recorded an operating loss of R$9 million.

Our History and Development

Coari is a holding company that Telemar acquired in December 2003, for the purpose of acquiring stakeholdings, as a partner or shareholder, in other companies, both commercial and civil, within Brazil or abroad. As of December 4, 2009, Coari’s principal assets consisted of 49.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

Coari started its operations on April 25, 2008, when it acquired Copart 1 and Copart 2. Between April 25, 2008 and June 17, 2008, Coari acquired:

•

through its subsidiary Copart 1, 55,819,400 preferred shares of Brasil Telecom Holding, representing 24.3% of the outstanding preferred shares of Brasil Telecom Holding and 15.4% of the share capital of Brasil Telecom Holding, for an aggregate purchase price of R$1,425 million in transactions conducted over the BOVESPA, and

•

through its subsidiary Copart 2, 45,590,200 preferred shares of Brasil Telecom, representing 15.3% of the outstanding preferred shares Brasil Telecom and 8.3% of the share capital of Brasil Telecom, for an aggregate purchase price of R$898 million in transactions conducted over the BOVESPA.

On July 22, 2008, Coari acquired:

•

through a public tender offer by its subsidiary Copart 1, 20,826,442 preferred shares of Brasil Telecom Holding, representing 9.1% of the outstanding preferred shares of Brasil Telecom Holding and 5.7% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$635 million, and

•

through a public tender offer by its subsidiary Copart 2, 13,366,365 preferred shares of Brasil Telecom, representing 4.5% of the outstanding preferred shares of Brasil Telecom and 2.4% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$313 million.

As of December 31, 2008, (1) Copart 1 held 21.1% of the total share capital of Brasil Telecom Holding, and (2) Copart 2 held 10.5% of the total share capital of Brasil Telecom. All of the shares of Brasil Telecom Holding and Brasil Telecom held by Copart 1 and Copart 2 at that time were non-voting preferred shares.

On January 8, 2009, Coari’s subsidiary Copart 1 acquired all of the outstanding shares of Invitel and 12,185,836 common shares of Brasil Telecom Holding owned by the shareholders of Invitel for an aggregate purchase price of R$5,371 million. At that time, Invitel owned 100% of the outstanding shares of Solpart, which

PART FOUR—THE COMPANIES

owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Holding, which, in turn, owned 67.2% of Brasil Telecom’s outstanding share capital, including 99.1% of Brasil Telecom’s outstanding voting share capital. As a result of this acquisition, Coari acquired indirect control of Brasil Telecom Holding and Brasil Telecom.

On June 23, 2009, Coari acquired through

•

a public tender offer by its subsidiary Copart 1, 40,452,227 common shares of Brasil Telecom Holding, representing 30.5% of the outstanding common shares of Brasil Telecom Holding and 11.2% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$2,618 million, and

•

a public tender offer by its subsidiary Copart 2, 630,872 common shares of Brasil Telecom, representing 0.3% of the outstanding common shares of Brasil Telecom and 0.1% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$38 million.

On July 31, 2009, Telemar and Coari undertook the transactions described below to eliminate the intermediate holding companies in Coari’s ownership structure:

•	Invitel merged with and into Solpart, with Solpart as the surviving company;

•	Solpart merged with and into Copart 1, with Copart 1 as the surviving company;

•	Copart 1 merged with and into Brasil Telecom Holding, with Brasil Telecom Holding as the surviving company; and

•	Copart 2 merged with and into Brasil Telecom, with Brasil Telecom as the surviving company.

As a result of these transactions, Brasil Telecom and Brasil Telecom Holding became direct subsidiaries of Coari.

On September 30, 2009, Brasil Telecom and Brasil Telecom Holding completed a merger (incorporação) under Brazilian law of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company. In this merger:

•

each issued and then outstanding common share of Brasil Telecom Holding (other than common shares held by shareholders seeking withdrawal of their common shares) was converted automatically into 1.2190981 common shares of Brasil Telecom;

•

each issued and then outstanding preferred share of Brasil Telecom Holding was converted automatically into 0.1720066 common shares of Brasil Telecom and 0.9096173 preferred shares of Brasil Telecom; and

•	all issued and then outstanding shares of Brasil Telecom held by Brasil Telecom Holding were cancelled.

As a result of the merger, Brasil Telecom Holding ceased to exist.

Our Corporate Structure

The following chart presents our corporate structure and principal subsidiaries as of September 30, 2009, following completion of the Brasil Telecom merger. The percentages in bold italics represent the percentage of the voting capital owned directly and indirectly by the parent company of each entity, and the percentages not in

PART FOUR—THE COMPANIES

bold italics represent the percentage of the total share capital owned directly and indirectly by the parent company of each entity.

(1)	Ownership represents 53.8% of the share capital of Internet Group do Brasil S.A. owned directly by BrT Serviços de Internet S.A. and 13.6% owned by Brasil Telecom S.A.

Our Service Area

Our concessions and authorizations from the Brazilian government allow us to provide:

•	fixed-line telecommunications services in Region II;

•	long-distance telecommunications services throughout Brazil;

•	mobile telecommunications services in Region II; and

•	data transmission services throughout Brazil.

In addition, we have authorizations to provided fixed-line local telecommunications services in Regions I and III.

Region II covers an area of approximately 2.9 million square kilometers, which represents approximately 33.5% of the country’s total land area and accounted for approximately 26.2% of Brazil’s GDP in 2006. The population of Region II was 43.5 million as of April 1, 2007, which represented 23.6% of the total population of Brazil as of that date. In 2006, per capita income in Region II was approximately R$13,626, varying from R$7,041 in the State of Acre to R$37,600 in the Federal District of Brazil.

PART FOUR—THE COMPANIES

The following table sets forth key economic data, compiled by IBGE, for the Federal District of Brazil and each of the Brazilian states in Region II.

State	Population (in millions) (2007)	Population per Square Kilometer (2007)	% of GDP (2006)	GDP Per Capita (in reais) (2006)
Rio Grande do Sul	10.6	37.6	6.6	14,310
Paraná	10.3	51.6	5.8	13,158
Santa Catarina	5.9	61.5	3.9	15,638
Goiás	5.6	16.6	2.4	9,962
Mato Grosso	2.9	3.2	1.5	12,350
Federal District	2.5	423.3	3.8	37,600
Mato Grosso do Sul	2.3	6.3	1.0	10,599
Rondônia	1.5	6.1	0.6	8,391
Tocantins	1.2	4.5	0.4	7,210
Acre	0.7	4.3	0.2	7,041

Total	43.5		26.2

Source: IBGE.

Set forth below is a map of Brazil showing the location of Region II.

Our business, financial condition, results of operations and prospects depend in part on the performance of the Brazilian economy and the economy of Region II in particular. See “Part Three—Risk Factors—Risks Relating to Brazil.”

PART FOUR—THE COMPANIES

Our Services

Our telecommunications services consist of:

•	local fixed-line services, primarily in Region II, but also in Regions I and III, including installation, monthly subscription, metered services, collect calls and supplemental local services;

•

domestic long-distance services and international long-distance services primarily from Region II, placed through fixed-line and mobile telephones using long-distance carrier selection codes (Código de Seleção de Prestadora), which in our case is represented by the number 14;

•	mobile telecommunications services utilizing 2G and 3G technology;

•

data transmission services, comprising (1) ADSL services, (2) the lease of dedicated digital and analog lines to other telecommunications services providers and ISPs and corporate customers, (3) IP solutions, and (4) other data transmission services;

•

usage of our network (1) to complete calls initiated by customers of other telecommunications services providers (interconnection services) or (2) by service providers that do not have the necessary network;

•	traffic transportation services;

•	public telephone services (Terminais de Uso Público);

•	value-added services which include voicemail, caller ID, directory assistance and other services;

•	advanced voice services to corporate customers, such as 0800 (toll-free) services; and

•	the operation of the iG internet portal.

Local Fixed-Line Services

As of June 30, 2009, we had approximately 8.0 million local fixed-line customers in Region II. Local fixed-line services include installation, monthly subscription, metered services, collect calls and supplemental local services. Metered services include local calls that originate and terminate within a single local area. ANATEL has divided Region II into 1,772 local areas.

Under our concession agreements, we are required to offer two local fixed-line plans to users: the Basic Plan per Minute (Plano Básico de Minutos) and the Mandatory Alternative Service Plan (Plano Alternativo de Serviços de Oferta Obrigatória), each of which includes installation charges, monthly subscription charges, and charges for local minutes. As of June 30, 2009, 44.0% of our fixed-line customers subscribed to the Basic Plan per Minute or the Mandatory Alternative Service Plan.

In addition to the Basic Plan per Minute and the Mandatory Alternative Service Plan, we offer a variety of alternative fixed-line plans that are designed to meet our customers’ usage profiles. As of June 30, 2009, 56.0% of our fixed-line customers subscribed to alternative plans.

We permit subscribers to our alternative plans to design their own plans, selecting from a menu of options, including: (1) the number of local minutes per month for calls to fixed-line telephones; (2) the number of local minutes per month for calls to mobile telephones; and (3) the number of long-distance minutes per month. We also offer bundled plans that include these elements and broadband services or dial-up internet connection services for a fixed monthly rate, which we offer under the brand name “Pluri.”

Local fixed-line services also include in-dialing services (direct transmission of external calls to extensions) for corporate clients. For corporate clients in need of a large quantity of lines, we offer digital trunk services, which optimize and increase the speed of the customer’s telephone system.

PART FOUR—THE COMPANIES

Long-Distance Services

For each long-distance call, whether originated from a fixed-line telephone or a mobile handset, a caller chooses its preferred long-distance carrier by dialing such carrier’s long-distance carrier selection code. The caller pays the long-distance service provider for the call and the long-distance service provider pays interconnection fees to the service providers on whose fixed-line or mobile networks the call originated and terminated.

Brasil Telecom’s domestic and international long-distance services historically have consisted primarily of calls originated in Region II.

Fixed Line-to-Fixed Line

Calls from one local area to another local area are domestic long-distance calls, other than calls between separate local areas within specified metropolitan regions which, under ANATEL regulations, are charged as local calls. Calls between locations in Brazil and locations outside Brazil are international long-distance calls.

We provide domestic long-distance services for calls originating from Region II through interconnection agreements, mainly with Telemar in Region I and Telesp in Region III, that permit us to interconnect directly with their local fixed-line networks, and through our network facilities in São Paulo, Rio de Janeiro and Belo Horizonte. We provide international long-distance services originating from Region II through agreements to interconnect our network with those of the main telecommunications service providers worldwide.

Mobile Long-Distance

Each mobile subscriber in Brazil is registered in a geographic area (identified by the corresponding area codes such as 11 (São Paulo) and 61 (Brasília)), which we refer to as the subscriber’s home registration area, and Brazil is divided into sectors based on the first digit of the area code of a caller’s home registration area. A call originated by a mobile subscriber registered in one home registration area to a mobile subscriber registered in another home registration area sharing the same first digit (for example, Brasília (area code 61) and Goiânia (area code 62)), is referred to as an intrasectoral mobile call. A call originated by a mobile subscriber registered in one home registration area to a mobile subscriber registered in another home registration area that does not share the same first digit (for example, Brasília (area code 61) and São Paulo (area code (11)), is referred to as an intersectoral mobile call. Different rates apply to intrasectoral and intersectoral mobile calls.

We provide mobile long-distance services originating from Region II through interconnection agreements, with Telemar in Region I, Telesp in Region III, and each of the principal mobile services providers operating in Brazil that permit us to interconnect directly with their local fixed-line and mobile networks. We provide international long-distance services originating or terminating on our customer’s mobile handsets through agreements to interconnect our network with those of the main telecommunications service providers worldwide. We also use our submarine fiber optic network to transport international mobile long-distance calls.

Mobile Telecommunications Services

As of June 30, 2009, we had approximately 5.7 million subscribers located in 1,074 municipalities in Region II, which represented a 16.2% share of the mobile services market in Region II based on the total number of subscribers as of that date. As of June 30, 2009, 84.0% of our customers subscribed to pre-paid plans and 16.0% subscribed to post-paid plans.

PART FOUR—THE COMPANIES

Pre-Paid Customers

Pre-paid customers activate their Brasil Telecom Mobile cellular numbers through the purchase and installation of a SIM card in their mobile handsets. Our pre-paid customers are able to add credits to their accounts through the purchase of pre-paid cards at prices that vary based on the number of minutes available or through the purchase of additional credits over the phone which can be charged to the customer’s credit card or included on their bill for fixed-line services. These credits are valid for a fixed period of time following activation. In 2008, Brasil Telecom Mobile also sold mobile handsets with preinstalled SIM cards at subsidized prices to attract pre-paid customers.

In 2009, we adopted a strategy under which we do not subsidize the purchase of mobile handsets in connection with our acquisition and retention of pre-paid customers in the retail consumer segment.

As part of our program to integrate Brasil Telecom Mobile’s offers with those of Telemar, in May 2009 we began offering “Oi Ligadores” and “Oi Cartão Total” to our pre-paid customers in Region II. “Oi Ligadores” subscriptions allow customers that subscribe to this plan to receive bonus minutes with each purchase of additional credits. We charge a nominal subscription fee to enroll a customer in the “Oi Ligadores” program and provide bonus minutes to these customers that may be used for local calls to our fixed-line or mobile subscribers or long-distance calls to our fixed-line subscribers.

“Oi Cartão Total” is a service that integrates mobile, fixed-line and public telephone services through a single card. Particularly focused on our pre-paid customers and on public telephone users, the “Oi Cartão Total” allows these customers to use their available credits to make any type of call from mobile, fixed-line or public telephones. We believe that “Oi Cartão Total” represents a significant step towards the convergence of our telecommunications services and satisfies the needs of a common profile of our pre-paid customers who use a mobile phone to receive calls and public telephones to make calls. We have made aggressive service offerings in order to promote and stimulate the use of the “Oi Cartão Total,” including bonus minutes for calls made by our pre-paid customers.

Post-Paid Customers

Post-paid customers pay a monthly subscription fee and are billed on a monthly basis for services provided during the previous month. Post-paid plans include mailbox, caller ID, conference, call forwarding, calls on hold and special services, including Wireless Application Protocol (a protocol which simplifies standard internet codes for the more limited transmission features of a mobile handset), or WAP, General Packet Radio Service, or GPRS, which allows speeds in the range of 115 kilobytes per second (Kbps), and Enhanced Data Rates for Global Evolution, or EDGE, which allows speeds in the range of 230 Kbps.

The GPRS and EDGE services we include in our post-paid plans are available to customers with advanced mobile handset models. These services allow for mobile access to the internet through mobile telephones, laptops or personal digital assistants. They also enable customers simultaneously to use voice and data services, because the connection to the internet remains active even when the customer is speaking on the phone. This means that the customer can remain continuously online and, at the same time, place or receive calls.

The WAP portal is another service and content channel available to our post-paid plan customers. Some of its features include sending and receiving e-mails, forming contact groups, accessing banks and buying tickets. The WAP portal can also be used on the internet, for instance, to schedule personal activities and join or initiate contact groups.

Under our authorizations to provide personal mobile services, we are required to offer a basic post-paid mobile plan that includes activation charges, monthly subscription rates and charges for local calls. As of

PART FOUR—THE COMPANIES

June 30, 2009, 1.7% of our mobile customers subscribed to our basic post-paid plan. In addition to the basic plan, we offer a variety of alternative post-paid plans that are that are designed to meet our customers’ usage profiles.

We offer (1) plans which permit a subscriber to purchase a fixed number of minutes per month for local calls to other fixed-line or mobile subscribers; (2) budget plans which permit a subscriber to purchase a fixed number of local and long-distance minutes per month, but restrict outgoing calls after the purchased minutes have been consumed other than calls made using a pre-paid card, and (3) 3G plans providing data transmission at speeds from 300kbps to 1Mbps.

Under Telemar’s authorization from ANATEL to acquire control of Brasil Telecom, we are required to offer to our customers the same plans that Telemar offers to its customers by December 31, 2009. In addition to our existing plans, Telemar’s plans include family plans which permit a subscriber to purchase a fixed number of minutes per month for local calls that may be shared by up to four individuals.

As part of our program to integrate Brasil Telecom Mobile’s offers with those of Telemar, in June 2009 we began offering “Oi Controle” and “Oi Conta” plans to our post-paid customers in Region II. “Oi Controle” is a hybrid post-paid plan available to our mobile customers that provides a fixed monthly rate for a fixed number of minutes while also permitting such customers to add minutes to their accounts after the fixed number of minutes have been used by purchasing pre-paid cards at prices that vary based on the number of minutes purchased. “Oi Conta” is a traditional post-paid plan available to our mobile customers that provides a fixed monthly rate for a fixed number of minutes and charges mobile customers additional fees on a monthly basis for any minutes used in excess of the fixed number. We have made aggressive service offerings in order to promote and stimulate the use of “Oi Conta,” including a promotional offer which provides subscribers a bonus of 1,000 free mobile minutes every month for 31 months to make local calls to any of our mobile or fixed-line subscribers.

Roaming

We have roaming agreements with TNL PCS S.A., a wholly-owned subsidiary of Telemar which provides mobile services, Companhia de Telecomunicações do Brasil Central, or CTBC, and Sercomtel S.A. Telecomunicações, or Sercomtel, providing our customers with automatic access to roaming services when traveling outside of Region II in areas of Brazil where mobile telecommunications services are available on the GSM standard.

We generate revenues from roaming when one of our mobile subscribers receives a call while at a location outside the sector that includes their home registration area. In addition, we generate revenues when a subscriber of another mobile services provider places a call from a location that is outside the coverage area of its mobile services provider and the call is originated on our mobile networks. Conversely, when one of our mobile subscribers places a call from outside of Brazil, we pay the applicable roaming rate to the mobile services provider on whose network the call originated.

3G Broadband Services

In 2007, Brasil Telecom Mobile was granted an authorization and the related frequency licenses by ANATEL to offer 3G mobile services in Region II. The deployment of our 3G network allows us to offer data communication services to our personal mobile services customers at greater speeds than those made available by our previously existing 2G networks. As of June 30, 2009, we had launched 3G services in the Federal District and the nine state capitals in Region II, as well as numerous other municipalities in Region II, and had approximately 154,900 3G mobile broadband users.

PART FOUR—THE COMPANIES

Data Transmission Services

Broadband Services

We provide high-speed internet access services using ADSL technology, which we refer to as broadband services, to residential customers and businesses in the primary cities in Region II and under the brand name “Turbo.” As of June 30, 2009, we offered broadband services in 1,546 municipalities in Region II and we had 1.9 million ADSL customers.

ADSL technology allows high-speed transmission of voice and data signals on a single copper wire pair for access to the network. Since voice transmission through telephone lines uses only one of many available frequency bands, the remaining frequency bands are available for data transmission. An ADSL modem is installed using the customer’s conventional line, which, in turn, is connected to Digital Subscriber Line Access Multiplexer, or DSLAM, equipment at the switching station. As a result, customers can use the telephone line simultaneously with the internet. Customers pay a fixed monthly subscription fee, irrespective of their actual connection time to the internet.

We have upgraded our fixed-line network to support ADSL2+. ADSL2+ is a data communications technology that allows data transmission at speeds of up to 24 Mbps downstream and 1 Mbps upstream, which is much faster than data transmission through conventional ADSL. ADSL2+ permits us to offer a wider range of services though our Turbo 2.0 service and Internet Protocol Television, which we refer to as IP TV, a television service that is based on broadband internet access.

We charge monthly fees to our broadband users that choose iG or iBest S.A., or iBest, as their ISP. We do not charge fees to our fixed-line customers that choose iBest or iG as their ISP for dial-up internet access. As of June 30, 2009, iBest and iG had an aggregate of approximately 4.0 million registered dial-up users. In the beginning of 2007, Brasil Telecom launched a flat-fee dial-up service, called “Internet Toda Hora” (“Internet all the time”) under which our fixed-line subscribers can access the internet through dial-up connections during evening and weekend hours for a flat fee without using the local minutes that they purchase under their fixed-line plans.

Commercial Data Transmission Services

We provide a variety of customized, high-speed data transmission services through various technologies and means of access to other telecommunications services providers, ISPs and corporate customers. Our data transmission services include interconnection between local area networks at data transmission speeds of 34 Mbps, 155 Mbps and 1 Gbps, videoconferencing, video/image transmission and multimedia applications. Our principal commercial data transmission services are:

•

Industrial Exploitation of Dedicated Lines (Exploração Industrial de Linha Dedicada), or EILD, under which we lease trunk lines to other telecommunications services providers, primarily mobile services providers, which use these trunk lines to link their radio base stations to their switching centers.

•

Dedicated Line Services (Serviços de Linhas Dedicadas), or SLD, under which we lease dedicated lines to other telecommunications services providers, ISPs and corporate customers for use in private networks that link different corporate websites.

•

IP services which consist of dedicated private lines and dial-up internet access which we provide to most of the leading ISPs in Brazil, as well as Virtual Private Network, or VPN, services that enable our customers to operate private intranet and extranet networks.

•	Frame relay services which we provide to our corporate customers to allow them to transmit data using protocols based on direct use of our transmission lines, enabling the creation of VPNs.

PART FOUR—THE COMPANIES

We provide these data transmission services using our service network platform in Region II and our nationwide fiber optic cable network and microwave links.

In order to provide complete solutions to our corporate clients, we have entered into service agreements for the joint supply of international data services with a number of important international data services providers. These commercial relationships with international data services providers are part of our strategy of offering telecommunications services packages to our customers.

In addition, we provide services at our six cyber data center services located in Brasília, São Paulo, Curitiba, Porto Alegre and Fortaleza. We provide hosting, co-location and IT outsourcing at these centers, permitting our customers to outsource their IT structures to us or to use these centers to provide backup for their IT systems.

We also operate a submarine fiber optic network, which connects Brazil with the United States, Bermuda and Venezuela. Through this network, we offer international data transportation services, primarily leased lines to other telecommunications services providers.

Network Usage Services (Interconnection Service)

All telecommunications services providers in Brazil are required, if technically feasible, to make their networks available for interconnection on a non-discriminatory basis whenever a request is made by another telecommunications services provider. Interconnection permits a call originated on the network of a requesting local fixed-line, mobile or long-distance service provider’s network to be terminated on the local fixed-line or mobile services network of the other provider.

Use of Our Local Fixed-Line Network

We are authorized to charge for the use of our local fixed-line network on a per-minute basis for (1) all calls terminated on our local fixed-line network in Region II that originate on the networks of other local fixed-line, mobile and long-distance service providers, and (2) all long-distance calls originated on our local fixed-line network in Region II that are carried by other long-distance service providers.

Conversely, other local fixed-line service providers charge us interconnection fees (1) to terminate calls on their local fixed-line networks that are originated on our local fixed-line, mobile or long-distance networks, or (2) for long-distance calls originated on their local fixed-line networks that are carried by our long-distance network.

In addition, we charge network usage fees to long-distance service providers and operators of trunking services that connect switching stations to our local fixed-line networks.

Use of Our Long-Distance Network

We are authorized to charge for the use of our long-distance network on a per-minute basis for all calls that travel through a portion of our long-distance networks for which the caller has not selected us as the long-distance provider. Conversely, other long-distance service providers charge us interconnection fees on a per-minute basis for all calls that travel through a portion of their long-distance networks for which the caller has selected us as the long-distance provider.

Use of Our Mobile Network

We are authorized to charge for the use of our mobile network on a per-minute basis for all calls terminated on our mobile network that originate on the networks of other local fixed-line, mobile and long-distance service providers. Conversely, other mobile services providers charge us interconnection fees to terminate calls on their mobile networks that are originated on our local fixed-line, mobile or long-distance networks.

PART FOUR—THE COMPANIES

Traffic Transportation Services

Long-distance and mobile services providers may avoid paying long-distance network usage charges to us by establishing an interconnection to our local fixed-line networks. In order to retain these customers of our long-distance services, we offer a long-distance usage service, called national transportation, under which we provide discounts to our long-distance network usage fees based on the volume of traffic and geographic distribution of calls generated by a long-distance or mobile services provider.

We also offer international telecommunications service providers the option to terminate their Brazilian inbound traffic through our network, as an alternative to Embratel and Intelig Telecomunicações Ltda., or Intelig. We charge international telecommunications service providers a per-minute rate, based on whether a call terminates on a fixed-line or mobile telephone and the location of the local area in which the call terminates.

Public Telephone Services

We own and operate public telephones throughout Region II. As of June 30, 2009, we had 277,458 public telephones in service, all of which are operated by pre-paid cards. For a discussion of how we account for the sale of the pre-paid cards, see “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Presentation and Accounting Policies—Critical Accounting Policies and Estimates—Revenue Recognition.”

Value-Added Services

Value-added services include voice, text and data applications, including voicemail, caller ID, and other services, such as personalization (video downloads, games, ring tones and wallpaper), SMS subscription services (horoscope, soccer teams and love match), chat, mobile television, location-based services and applications (mobile banking, mobile search, email and instant messaging).

Advanced Voice Services

We provide advanced voice services to our corporate customers, mainly 0800 (toll-free) services, as well as voice portals where customers can participate in real-time chats and other interactive voice services.

iG Internet Portal

We operate an internet portal under the brand name “iG” that was the second largest internet portal in Brazil in terms of the number of unique visitors in 2008 according to Ibope/NetRatings. As of June 30, 2009, iG had approximately two million registered subscribers and hosted 7.5 million e-mail accounts. iG has launched several collaborative tools like blogs, chat, photo album, video player and an online dating service, and has developed new channels that promote the creation and distribution of content created by the user. We entered into an agreement with Google that allows iG to offer e-mail services using Gmail’s platform and use Google’s search engine throughout the portal. We generate revenue through the iG portal from (1) monthly subscription fees that we charge to registered users of this portal, (2) fees charged to place advertisements on this portal, and (3) fees that we receive from fixed-line service providers based on the number of minutes that their subscribers are connected to this portal.

Rates

Our rates for local fixed-line services, domestic long-distance services, mobile services, interconnection, EILD and SLD services are subject to regulation by ANATEL, subject to certain exceptions relating to the rates we charge under alternative fixed-line and mobile plans that we are authorized to offer to our customers. For

PART FOUR—THE COMPANIES

information on ANATEL regulation of our rates, see “—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services—Rate Regulation,” “—Regulation of the Brazilian Telecommunications Industry—Regulation of Mobile Services—Personal Mobile Services Rate Regulation,” “—Regulation of the Brazilian Telecommunications Industry—Interconnection Regulations,” and “—Regulation of the Brazilian Telecommunications Industry—Regulation of Data Transmission and Internet Services.”

Local Fixed-Line Rates

Local Rates

Our revenues from local fixed-line services consist mainly of monthly subscription charges, charges for local calls and charges for the activation of lines for new subscribers or subscribers that have changed addresses. Monthly subscription charges are based on the plan to which the customer subscribes and whether the customer is a residential, commercial or trunk line customer.

Under our concession agreements, we are required to offer two local fixed-line plans to users: the Basic Plan per Minute and the Mandatory Alternative Service Plan, each of which includes installation charges, monthly subscription charges, and charges for local minutes. As of June 30, 2009, 44.0% of our local fixed-line customers subscribed to the basic fixed-line plan or the mandatory alternative fixed-line plan.

The monthly subscription fees under the Basic Plan per Minute and the Mandatory Alternative Service Plan vary in accordance with the subscribers’ profiles, as defined in the applicable ANATEL regulations. The monthly subscription fee for the Basic Plan per Minute includes the use of 200 local minutes per month by residential customers and 150 local minutes per month by commercial customers and trunk line customers. The monthly subscription fee for the Mandatory Alternative Service Plan includes the use of 400 local minutes per month by residential customers and 360 local minutes per month by commercial customers and trunk line customers. We only deduct two local minutes from a Basic Plan per Minute customer’s monthly allotment and four minutes from a Mandatory Alternative Service Plan customer’s monthly allotment for each local call made, regardless of the duration of the call, during the following off-peak hours: Monday through Friday between midnight and 6 a.m.; Saturdays between midnight and 6 a.m. and between 2 p.m. and midnight; and any time on Sundays and Brazilian holidays. If the minute limits are exceeded, customers will incur additional metered-minute charges, the prices of which vary depending on whether the customer is a Basic Plan per Minute subscriber or a Mandatory Alternative Service Plan subscriber. If a customer does not use all of the minutes covered by the monthly subscription fee, the minutes cannot be carried over to the next month.

In addition to the Basic Plan per Minute and the Mandatory Alternative Service Plan, we are permitted to offer non-discriminatory alternative plans to the basic service plans. The rates for applicable services under these plans (e.g., monthly subscription rates and charges for local and long-distance calls) must be submitted for ANATEL approval prior to the offering of the plan to our customers. In general, ANATEL does not object to the terms of these plans. As of June 30, 2009, 56.0% of our fixed-line customers subscribed to alternative plans.

Under our fixed-line rate plans, we charge for calls based on the period of use. The charge unit is a tenth of a minute (six seconds), and rounding is permitted to the next succeeding tenth of a minute. There is a minimum charge period of 30 seconds for every call. However, calls of three seconds or less are not charged, except in certain specific instances as provided for in ANATEL regulations.

Prior to January 2006, calls were measured and charged in terms of pulses, consisting of a single charge per call and an additional charge for each four-minute interval of usage. In January 2006, our new concession

PART FOUR—THE COMPANIES

agreements established a per-minute billing system for local fixed-line telecommunications services, which we implemented by July 2007. In localities where we have not implemented the minute-based rates due to technical or economic infeasibility, we do not charge fees for additional minutes on local calls made to another fixed-line telephone. In these localities we charge only basic monthly subscription fees.

On an annual basis, ANATEL increases or decreases the maximum rates we are authorized to charge for our basic service plans. ANATEL decreased the rates we may charge by an average of 0.43% as of July 13, 2006, and increased these rates by an average of 2.14% as of July 20, 2007, 3.01% as of July 24, 2008 and 0.98% as of September 14, 2009. In addition, we are authorized to adjust the rates applicable to our alternative plans annually by no more than the rate of inflation, as measured by the Telecommunications Services Index (Índice de Serviços de Telecomunicações), or IST. Discounts from the rates set in basic service plans and alternative service plans may be granted to customers without ANATEL approval.

The following table sets forth selected information regarding service rates under Brasil Telecom’s Basic Plan per Minute during the periods indicated.

	Year Ended December 31,
Monthly subscription rates for Basic Plan per Minute (1)	2006	2007	2008
	(in reais)
Basic Plan per Minute (residential)	27.28	27.86	28.69
Basic Plan per Minute (commercial)	40.36	41.23	42.48
Basic Plan per Minute (trunk lines)	39.98	40.85	42.09

(1)	The amounts represent the weighted average of monthly rates, net of taxes.

Local Fixed Line-to-Mobile Rates

When one of our fixed-line customers makes a call to a mobile subscriber of our company or another mobile services provider that terminates in the mobile registration area in which the call was originated, we charge our fixed-line customer per-minute charges for the duration of the call based on rates designated by ANATEL as VC1 rates. In turn, we pay the mobile services provider a per-minute charge based on rates designated by ANATEL as VU-M rates for the use of its mobile network in completing the call.

VC1 rates vary depending on the time of the day and day of the week, and are applied per minute for the duration of the call. As with local fixed-line calls, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call.

On an annual basis, ANATEL increases or decreases the maximum VC1 rates we are authorized to charge. In 2006, ANATEL did not change the maximum VC1 rate we were authorized to charge. ANATEL authorized us to increase its VC1 rates by an average of 3.34% as of July 20, 2007 and 3.03% as of July 24, 2008. Discounts from the VC1 rates approved by ANATEL may be granted to customers without ANATEL approval.

PART FOUR—THE COMPANIES

The following table sets forth the average per-minute rates that Brasil Telecom charged for fixed-line to mobile calls during the periods indicated.

	Year Ended December 31,
	2006	2007	2008
	(in reais)
Per-minute charges for local fixed-line calls made to mobile telephones (1)	0.48	0.50	0.51

(1)	The amounts represent the weighted average of monthly rates, net of taxes.

Domestic Long-Distance Rates

Fixed Line-to-Fixed Line

If a caller selects our carrier selection code for a long-distance call that originates and terminates on fixed-line telephones, we receive the revenues from the call and must pay interconnection fees to the service providers that operate the networks on which the call originates and terminates. Rates for these long-distance calls are based on the physical distance separating callers (which are categorized by four distance ranges), time of the day and day of the week, and are applied per minute for the duration of the call. As with local fixed-line calls, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call.

On an annual basis, ANATEL increases or decreases the maximum domestic fixed line-to-fixed line long-distance rates we are authorized to charge. ANATEL decreased these rates by an average of 2.77% as of July 13, 2006 and increased these rates by an average of 2.14% as of July 20, 2007, 3.01% as of July 24, 2008 and 0.98% as of September 14, 2009. Discounts from the domestic fixed line-to-fixed line long-distance rates approved by ANATEL may be granted to customers without ANATEL approval.

The following table sets forth selected information on domestic fixed line-to-fixed line long-distance rates charged per minute during peak hours (i.e., between the hours of 9 a.m. and noon and 2 p.m. and 6 p.m. on weekdays) by Brasil Telecom during the periods indicated.

	Year Ended December 31,
Domestic long-distance rates per minute (1)	2006	2007	2008
	(in reais)
0 to 50 km	0.22	0.24	0.24
50 to 100 km	0.31	0.33	0.35
100 to 300 km	0.35	0.35	0.36
Over 300 km	0.36	0.36	0.37

(1)	The amounts represent the weighted average of monthly rates, net of taxes.

Mobile Long-Distance

Rates for long-distance calls that originate or terminate on mobile telephones are based on whether the call is an intrasectoral long-distance call, which is charged at rates designated by ANATEL as VC2 rates, or an intersectoral long-distance call, which is charged at rates designated by ANATEL as VC3 rates. If the caller selects our carrier selection code for the call, we receive the revenues from the call and must pay interconnection fees to the service providers that operate the networks on which the call originates and terminates. The applicable VC2 and VC3 rates vary depending on the time of the day and day of the week, and are applied per minute for

PART FOUR—THE COMPANIES

the duration of the call. As with local fixed-line calls, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call.

On an annual basis, ANATEL increases or decreases the maximum VC2 and VC3 rates we are authorized to charge. ANATEL authorized us to increase our VC2 and VC3 rates by an average of 7.99% as of July 27, 2006, 3.29% as of July 18, 2007 and 3.01% as of July 23, 2008.

The following table sets forth the average rates that Brasil Telecom charged per minute for mobile long-distance calls during peak hours (i.e., between the hours of 9 a.m. and noon and 2 p.m. and 6 p.m. on weekdays) during the periods indicated.

	Year Ended December 31,
Per-minute charges for mobile long-distance calls (1)	2006	2007	2008
	(in reais)
VC2	1.04	1.08	1.11
VC3	1.19	1.23	1.26

(1)	The amounts represent the weighted average of monthly rates, net of taxes.

Mobile Rates

Mobile telecommunications service in Brazil, unlike in the United States, is offered on a “calling-party-pays” basis under which a mobile subscriber pays only for calls that he or she originates (in addition to roaming charges paid on calls made or received outside the subscriber’s home registration area). A mobile subscriber receiving a collect call is also required to pay mobile usage charges.

Our revenues from mobile services consist mainly of charges for local and long-distance calls paid by our pre-paid and post-paid mobile subscribers and monthly subscription charges paid by our post-paid plan subscribers. Monthly subscription charges are based on a post-paid subscriber’s service plan. If one of our mobile subscribers places or receives a call from a location outside of his or her home registration area, we are permitted to charge that customer the applicable roaming rate.

Under ANATEL regulations, we are required to submit a basic post-paid service plan and a basic pre-paid service plan to ANATEL for its approval. As of June 30, 2009, 1.7% of our mobile customers subscribed to our basic post-paid plan and less than 1.0% of our mobile customers subscribed to our basic pre-paid plan.

Under the basic post-paid service plan, customers pay monthly subscription charges (which include a specified number of usage minutes) and pay fees based on usage of excess minutes that were not included in the monthly subscription charge. Under the basic pre-paid service plan, customers pay only a one-time activation charges well as charges for the minutes that they use. The rates for the applicable services under these plans (e.g., activation charges, monthly subscription charges, charges for local and long-distance calls and roaming charges) were approved by ANATEL at the time that the plans were authorized.

We charge for all mobile calls made by our pre-paid customers, and for mobile calls made by our post-paid customers in excess of their allocated monthly number of minutes, based on the length of the call. As with local fixed-line services, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call.

In addition to the basic service plans, we are permitted to offer non-discriminatory alternative plans to the basic service plans. The rates for applicable services under these plans (e.g., monthly subscription rates, charges

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for local and long-distance calls and roaming charges) must be submitted for ANATEL approval prior to the offering of the plan to our customers. In general, ANATEL does not object to the terms of these plans. As of June 30, 2009, substantially all of our pre-paid customers subscribed to these alternative plans.

Although subscribers of a plan cannot be forced to migrate to new plans, existing plans may be discontinued as long as all subscribers of the discontinued plan receive a notice to that effect and are allowed to migrate to new plans within six months of such notice.

Rates under our basic and alternative mobile plans may be adjusted annually by no more than the rate of inflation, as measured by the IST. These rate adjustments occur on the anniversary dates of the approval of the specific plans. Discounts from the rates set in basic service plans and alternative service plans may be granted to customers without ANATEL approval. The rate of inflation as measured by the IST was 3.20% in 2006, 3.17% in 2007 and 6.56% in 2008.

Network Usage (Interconnection) Rates

Fixed-Line Networks

Our revenues from the use of our local fixed-line networks consist primarily of payments on a per-minute basis, which are charged at rates designated by ANATEL as TU-RL rates, from:

•	long-distance service providers to complete calls terminating on our local fixed-line networks;

•	long-distance service providers for the transfer to their networks of calls originating on our local fixed-line networks;

•	mobile services providers to complete calls terminating on our local fixed-line networks; and

•	other fixed-line service providers for local fixed-line calls that originate on their local fixed-line networks and terminate on our local fixed-line networks.

TU-RL rates vary depending on the time of the day and day of the week, and are applied per minute for the duration of the call. As with local fixed-line calls, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call.

Charges for the use of our local fixed-line network to terminate local calls originating on the network of another local fixed-line service provider are only billed and due when usage of our network exceeds 55% of the total traffic registered between our network and the network of the other telecommunications service provider.

On January 1, 2006, Brasil Telecom’s TU-RL rate was reduced to 50% of the rate included in its Basic Plan per Minute for a local fixed-line call, which is adjusted on an annual basis by ANATEL. See “—Local Fixed-Line Rates—Local Rates.” On January 1, 2007, Brasil Telecom’s TU-RL rate was reduced to 40% of the rate included in its Basic Plan per Minute for a local fixed-line call, which is adjusted on an annual basis by ANATEL. As of the date of this prospectus, our TU-RL rate during peak hours (i.e., between the hours of 9 a.m. and noon and 2 p.m. and 6 p.m. on weekdays) is R$0.031 per minute. ANATEL announced that beginning in 2008, the method used to determine the TU-RL rates would be based on a cost methodology, known as long-run incremental costs. However, in October 2007, ANATEL published an official letter delaying this change until 2010.

Our revenues from the use of our long-distance networks consist primarily of payments on a per-minute basis, which are charged at rates designated by ANATEL as TU-RIU rates, from other long-distance carriers that use a portion of our long-distance networks to complete calls initiated by callers that have not selected us as the long-distance provider.

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TU-RIU rates vary depending on the time of the day and day of the week, and are applied per minute for the duration of the call. As with local fixed-line calls, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call. On January 1, 2006, Brasil Telecom’s TU-RIU rate was reduced to 30% of its domestic fixed line-to-fixed line long-distance rates for calls of more than 300 km, which are adjusted on an annual basis by ANATEL. See “—Local Fixed-Line Rates—Domestic Long-Distance Rates—Fixed Line-to-Fixed Line.” As of the date of this prospectus, our TU-RIU rate during peak hours is R$0.12 per minute.

The following table sets forth the average per-minute rates Brasil Telecom charged for the use of its fixed-line networks during the periods indicated.

	Year Ended December 31,
Fixed-Line Network Usage Rates (1)	2006	2007	2008
	(in reais)
TU-RL	0.037	0.030	0.031
TU-RIU	0.081	0.083	0.087

(1)	The amounts represent the weighted average of monthly rates, net of taxes.

Mobile Networks

Our revenues from the use of our mobile networks consist primarily of payments on a per-minute basis from (1) local fixed-line, long-distance and mobile services providers to complete calls terminating on our mobile networks, and (2) long-distance service providers for the transfer to their networks of calls originating on our mobile networks.

The terms and conditions of interconnection to our mobile networks, including the rates charged to terminate calls on our mobile networks, which are designated by ANATEL as VU-M rates, commercial conditions and technical issues, are freely negotiated between us and other mobile and fixed-line telecommunications service providers, subject to compliance with regulations established by ANATEL relating to traffic capacity and interconnection infrastructure that must be made available to requesting providers, among other things. We must offer the same VU-M rates to all requesting service providers on a nondiscriminatory basis. As with local fixed-line calls, the charge unit is a tenth of a minute (six seconds), rounding is permitted to the next succeeding tenth of a minute, and there is a minimum charge period of 30 seconds for every call.

If we are not able to establish interconnection rates for use of our mobile networks with other mobile and fixed-line telecommunications service providers, ANATEL is empowered to arbitrate, at its discretion, the interconnection rates that we may charge. In 2005, mobile service providers and fixed-line service providers in Brazil were unsuccessful in negotiating an agreement for new VU-M rates. All mobile service providers and fixed-line service providers in Brazil commenced arbitration proceedings before ANATEL to establish the applicable VU-M rates. The mobile service providers and fixed-line service providers entered into a provisional agreement establishing provisional rates applicable to each mobile service provider, and after the providers entered into this agreement, ANATEL approved the adjusted VC1 rates that the fixed-line service providers were permitted to charge based on the provisional VU-M rates.

An initial decision approving these provisional rates was rendered in September 2007, but an appeal remains pending before ANATEL’s council of directors. We cannot predict whether the final interconnection rates established by ANATEL will be equivalent to those currently applied by us. We and the other mobile services providers negotiate provisional agreements each year to establish rate increases for the VU-M charged by the mobile services providers, subject to a final decision of ANATEL in the arbitration regarding the initial provisional VU-M charges established by ANATEL.

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In March 2006, a provisional agreement among the incumbent fixed-line service providers (i.e., Telemar, Brasil Telecom and Telesp) and the mobile services providers, including Brasil Telecom Mobile, was submitted to ANATEL that increased the VU-M rate for calls terminated on a mobile services provider’s network by 4.5% over the previously existing VU-M rate.

In July 2007, a provisional agreement among the incumbent fixed-line service providers, as well as CTBC and Sercomtel, and the mobile services providers, including Brasil Telecom Mobile, was submitted to ANATEL that provided for an annual increase of the VU-M rates of 1.97143% for calls terminated in Region I, and an annual increase of the VU-M rates of 2.25356% for calls terminated in Region II or Region III.

In July 2008, a provisional agreement among the incumbent fixed-line service providers, as well as CTBC and Sercomtel, and the mobile services providers, including Brasil Telecom Mobile, was submitted to ANATEL that established an average increase in the VU-M rates of 2%, and provided that the VU-M rates would be increased by an amount equal to 68.5% multiplied by the percentage increase in VC1 approved by ANATEL in 2008.

Until June 2006, charges for the use of Brasil Telecom Mobile’s network in connection with local calls originating from another mobile telecommunications service provider were only billed and due when usage of Brasil Telecom Mobile’s network exceeded 55% of the total traffic registered between its network and the network of such other telecommunications service provider. In July 2006, the full billing system was adopted under which (1) we are permitted to charge for the use of our mobile network based on the volume of traffic originated on the mobile network of other telecommunications service providers that terminates on our mobile network, and (2) we are required to pay other mobile telecommunications service providers based on the volume of traffic originated on our mobile networks that terminates on their mobile networks.

The following table sets forth the average per-minute VU-M rates that Brasil Telecom Mobile charged during the periods indicated.

	Year Ended December 31,
	2006	2007	2008
	(in reais)
Per-minute charges for local fixed-line calls made to mobile telephones (1)	0.40	0.41	0.42

(1)	The amounts represent the weighted average of monthly rates, net of taxes.

Data Transmission Rates

Broadband services, IP services and frame relay services are deemed to be value-added services under ANATEL regulations and, therefore, the rates and prices for these services are not subject to regulation and are market-driven. We offer broadband services subscriptions at a variety of download speeds at prices that vary depending on the download speeds.

A significant portion of our revenues from commercial data transmission services are primarily generated by monthly charges for EILD and SLD services, which are based on contractual arrangements for the use of part of our network. Under ANATEL regulations, because we are deemed to have significant market power in the fixed-line services business, we are required to make publicly available the forms of agreements that we use for EILD and SLD services, including the applicable rates, and are only permitted to offer these services under these forms of agreement. We are allowed to increase these rates on an annual basis by no more than the rate of inflation, as measured by the IST. ANATEL also publishes reference rates for these services and if one of our customers objects to the rates that we charge for these services, that customer is entitled to seek to reduce the applicable rate through arbitration before ANATEL.

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Our revenue from IP services is based on the number of data ports to which the customer is granted access. Our revenue from frame relay services consists mainly of charges for access to the data transmission network and metered service charges based on the amount of data transmitted. Such services are offered as pay-per-use or volume-based packages. Our revenue from cyber data center services is generally based on contractual arrangements that are tailored to the specific services provided.

Marketing

In 2008, Brasil Telecom incurred R$178 million in marketing expenses, primarily to promote the cost savings available through its bundled service plans and diversify its sales efforts. Throughout 2008, Brasil Telecom’s principal marketing effort was to continue to offer integrated promotions by bundling its various services, such as mobile communications, ADSL services, fixed-line services and public telephone services. Beginning in February 2008, ANATEL regulations have required mobile services providers to unblock the mobile handsets of their customers, permitting mobile users to choose a different service provider than the handset supplier. As a result and in line with our plans to integrate Brasil Telecom’s marketing efforts with those of Telemar, in 2009 we adopted a strategy of selling SIM cards on a stand-alone basis to acquire new pre-paid customers and retain existing ones.

We use a broad range of marketing channels, including television, radio, billboards, exterior signage, telemarketing, direct mail and internet advertising to market our fixed-line, mobile, long-distance and broadband services. We also sponsor sporting events and individual athletes, as well as cultural events, such as fashion shows, theatrical performances and popular music concerts. The goal of our marketing initiatives is to increase brand awareness in our targeted customer base and expand the use of our distribution channels.

Brasil Telecom’s sales channels have historically been divided into direct and indirect channels. In addition, Brasil Telecom has historically sold its services to commercial customers of all sizes through a direct sales force. Brasil Telecom’s direct channels include sales through telephone marketing, owned stores and stands, and internet sales, while its indirect channels include sales through specialized dealers and major retailers.

Brasil Telecom’s principal direct distribution channels in 2008 were:

•

telemarketing, which accounted for approximately 70% of its sales of fixed-line plans, 63% of its sales of broadband service subscriptions and 21% of its sales of post-paid mobile plans in 2008. Our telemarketing sales channel consists of approximately 1,100 sales representatives that answer more than 500,000 calls per month. This channel provides us with the ability to pro-actively reach new customers, thereby increasing our client base and revenues, and also receive calls prompted by offers in numerous types of media.

•

72 exclusive “Brasil Telecom” service stores and kiosks located in the largest shopping malls and other high density areas throughout Region II that are focused on sales of higher value-added services (fixed-line, mobile and broadband services). This channel accounted for approximately 5.2% of Brasil Telecom’s sales of broadband services subscriptions, 15% of its sales of post-paid mobile plans and 8% of its sales of pre-paid mobile cards in 2008.

Brasil Telecom’s principal indirect distribution channels in 2008 were:

•

94 exclusive agents with 497 salespeople trained to sell its services door-to-door in Region II in places where customers generally are not reachable by telemarketing. This channel accounted for approximately 17% of Brasil Telecom’s sales of fixed-line plans, 14% of its sales of broadband services and 6% of its sales of pre-paid mobile plans in 2008.

•

approximately 2,200 large and small retail stores through which we primarily sell SIM cards, pre-paid mobile cards and post-paid mobile plans. This channel accounted for approximately 53% of Brasil Telecom’s sales of pre-paid mobile plans and 4% of its sales of post-paid mobile plans in 2008.

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•

735 multi-brand mobile services stores through which we primarily sell post-paid mobile plans, SIM cards and pre-paid mobile cards. This channel accounted for approximately 16% of Brasil Telecom’s sales of broadband services subscriptions, 29% of its sales of post-paid mobile plans and 33% of its sales of pre-paid mobile plans in 2008.

Following our acquisition of control of Brasil Telecom in January 2009, we have begun to integrate Brasil Telecom’s marketing programs with those of Telemar. Telemar targets its marketing efforts on three separate segments of the telecommunications services market: (1) retail customers; (2) high-value residential customers and medium and small commercial customers; and (3) large commercial customers.

Following the implementation of these integration efforts, (1) we will market our local fixed-line services, pre-paid and post-paid mobile services, long-distance services and dial-up internet access to retail customers, placing greater emphasis on drug stores, supermarkets, newsstands and similar outlets because we believe that these channels will enable us to achieve broad distribution of our pre-paid services with relatively low distribution costs; (2) we will market our local fixed-line services, broadband services, post-paid mobile services and long-distance services to high-value residential customers and medium and small commercial customers; and (3) we will market our local fixed-line services, broadband services, post-paid mobile services, long-distance services and commercial data transmission services to large commercial customers.

Billing and Collection

Fixed-Line Telephone Services

We send each of our fixed-line customers a monthly bill covering all the services provided during the prior monthly period. Customers are grouped in billing cycles based on the date their bills are issued. Each bill separately itemizes local calls, long-distance calls, calls terminating on a mobile network, toll-free services and other services, such as call waiting, voicemail and call forwarding. We have agreements with several banks and other vendors, such as drugstores, lottery houses and government agencies, for the receipt and processing of payments from our customers.

We are required to include in our monthly bills charges incurred by our customers for long-distance services provided by other long-distance service providers upon the request of these providers. We have billing agreements with each long-distance telecommunications service provider that interconnects with our networks under which we bill our customers for any long-distance calls originated on our networks that are carried by another long-distance service provider and transfer the balance to the relevant provider after deducting any access fees due for use of our networks.

Payments are due within an average of 13 days after the billing date. We charge late-payment interest at a rate of 1% per month plus a one-time late charge of 2% of the amount outstanding. At June 30, 2009, 4.8% of all accounts receivable due from our fixed-line customers were outstanding for more than 30 days and 9.9% were outstanding for more than 90 days, as compared to 37.5% and 17.7%, respectively, of all accounts receivable due from Brasil Telecom’s fixed-line customers at December 31, 2008.

ANATEL regulations permit us to restrict outgoing calls made by a fixed-line customer when the customer’s account is more than 31 days past due, restrict incoming calls received by a fixed-line customer when the customer’s account is more than 61 days past due, and disconnect a fixed-line customer when the customer’s account is more than 91 days past due, provided in each case that 15-days’ prior notice has been given to that customer prior to the imposition of each restriction. The disconnection process thus comprises several stages, including customer notification regarding the referral of their delinquency to credit bureaus, before the fixed-line

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customer may be ultimately disconnected due to non-payment. Notices range from voice messages to active calls for negotiation with the customer. Our collection system enables us to access delinquent subscribers’ accounts according to their payment profile. This profile takes into consideration, among other things, the length of subscription, the outstanding balance of the account and the longest payment delays.

Mobile Telecommunications Services

We bill our mobile post-paid customers on a monthly basis and itemize charges in the same manner as we bill our fixed-line customers. See “—Fixed-Line Telephone Services.” In addition, the monthly bills also provide details regarding minutes used and roaming charges. Payments are due within an average of 13 days after the billing date. We charge late-payment interest at a rate of 1% per month plus a one-time late charge of 2% of the amount outstanding. At June 30, 2009, 5.3% of all accounts receivable due from our mobile customers were outstanding for more than 30 days and 10.3% were outstanding for more than 90 days, as compared to 48.8% and 32.8%, respectively, of all accounts receivable due from Brasil Telecom Mobile’s customers at December 31, 2008.

ANATEL regulations permit us to partially suspend services to a mobile customer when the customer’s account is more than 15 days past due, restrict all incoming calls received and outgoing calls made by a mobile customer when the customer’s account is more than 45 days past due, and cancel services to a mobile customer when the customer’s account is more than 75 days past due, provided in each case that 15-days’ prior notice has been given to that customer prior to the imposition of each restriction. The cancellation process thus comprises several stages, including customer notification regarding the referral of their delinquency to credit bureaus, before services to the mobile customer may be ultimately cancelled due to non-payment. Notices range from text messages to active calls for negotiation with the customer. Our collection system enables us to access delinquent subscribers’ accounts according to their payment profile. This profile takes into consideration, among other things, the length of subscription, the outstanding balance of the account and the longest payment delays. We have also implemented an information tool to assist with account management that is designed to warn subscribers of high outstanding amounts due and unpaid.

Network and Facilities

Our network is comprised of a physical and logical infrastructure through which we provide fully integrated services, whether fixed-line or mobile, voice, data or image, thereby optimizing available resources.

We currently monitor our networks remotely from our centralized national network operations center in Florianópolis. As part of the integration of our operations into the operations of Telemar, we are in the process of consolidating our network operations center with Telemar’s network operations center in Rio de Janiero. Network operating and configuration platforms, located at our network operations center, perform failure monitoring, database and configuration management, security management and performance analysis for the entire network.

Fixed-Line Network

Our fixed-line network includes a network of access lines connecting customers to digital exchanges, digital exchanges, trunk lines connecting digital exchanges and long-distance transmission equipment. As of June 30, 2009, our access network served approximately 8.0 million fixed-line subscribers and approximately 1.9 million ADSL subscribers. As of June 30, 2009, we provided ADSL services in 1,546 municipalities.

During 2008, the number of installed access lines in Brasil Telecom’s fixed-line network declined by approximately 400,000 lines as a result of the disconnection of analog terminals in order to reduce network maintenance costs.

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In 2008, Brasil Telecom provided fixed-line services to 100 new localities, 65 of which were provided with group access and 35 of which were provided with individual access, and Brasil Telecom visited approximately 480 localities to confirm data on our record of localities. As of June 30, 2009, we offered fixed-line services in approximately 8,909 localities, either with individual or group access.

The following table sets forth selected information about Brasil Telecom’s fixed-line network as of the dates and for the periods indicated.

	As of December 31,			As of June 30, 2009
	2006	2007	2008
Installed access lines (in millions)	10.4	10.8	10.4	10.4
Access lines in service (in millions)	8.4	8.0	8.1	8.0
Public telephones in service (in thousands)	277.9	281.8	277.9	277.5
Broadband access lines in service (in thousands)	1,317.7	1,567.8	1,805.5	1,906.5

Our fixed-line network is fully digitalized. Our transmission infrastructure connects these digital switches to two international gateway switches. Additionally, our network supports advanced services, including pre-paid and toll-free services.

Our long-distance network consists of fiber-optic cable networks and microwave links that we use to provide long-distance services within Region II. We have extended long-distance fiber optic networks that connect the state capitals in Region II and the Federal District. Most of the large urban areas of Region II are also connected by our fiber optic cable networks.

Our long-distance network is modern, has an infrastructure prepared to support a capacity of 400 Gbps and is equipped with an automatic control system that provides for a high level of availability and flexibility for configuration and provisioning. Our transmission infrastructure has the capacity to accommodate our customers’ demand for long-distance, internet and data transmission services, and other telecommunications service providers’ demand for transmission facilities.

Mobile Network

Our mobile network is a GPRS based network. We offer GPRS/EDGE technology for data and 1,800/900 MHz for voice. We have GPRS coverage in 100% of the localities covered and EDGE in all capitals of the states in our service areas. Our mobile networks have unique data cores that are fully integrated with our fixed-line data networks.

As of June 30, 2009, our mobile network, consisting of 3,330 active radio base stations, covered 1,074 municipalities, or 90.8% of the urban population in Region II.

With the acquisition of new radio frequencies and the authorization to provide 3G services in Region II, Brasil Telecom Mobile started the implementation process for our new 3G network. This project is designed to provide the necessary capacity for up to 120,000 customers and includes the installation of 1,444 active radio base stations, Node-Bs and systems provided by Ericsson and Nokia. This project also involves the connection of 19 3G control units and the expansion of our data and network transmission.

Our mobile networks are directly interconnected to the national and international long-distance networks of all long-distance service providers operating in Regions I, II and III and all mobile services providers in Regions I, II and III.

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Data Transmission Network

Broadband Services

Our broadband network uses ADSL as a broadband access technology using our existing fixed-line networks with speeds of up to 8 Mbps (download) and 1 Mbps (upload). We have updated our DSLAMs/Ethernet technology to support ADSL 2+ technologies, allowing us to offer higher speed services. We have implemented an address control and name resolution system for our IP networks with the objective of optimizing resources and improving the availability of internet access services.

We have deployed a Metro Ethernet network, which is a network that covers a metropolitan area to connect our subscribers to the internet, in several major metropolitan areas. We are currently expanding our Metro Ethernet network to other cities due to new customer demand. As a result of the implementation of this technology, we are able to provide IP TV, a television service that is based on broadband internet access. We have also deployed optical fiber networks based on GPON technology together with VDSL2 for fiber to the building.

Our dial-up IP platform supports dial-up access from the fixed-line networks. We operate an internet backbone network and a fully IP-routed network, which provides a backbone for all internet dedicated and dial-up services and VPN offerings. Our internet backbone connects to the public internet via international links that we maintain abroad. With these international links, we do not need to rely on other companies to connect our outbound internet traffic with the internet backbones of international ISPs.

Commercial Data Transmission Services

Our Asynchronous Transfer Mode, or ATM, network, with its fully integrated management system, provides:

•	frame relay data services (a data transmission service using fast protocols based on direct use of transmission lines) from 64 Kbps up to 34 Mbps;

•	ATM data services supporting access rates from 2 Mbps to 622 Mbps; and

•	aggregation network services for ADSL 2+ platforms.

These features allow our integrated ATM network to service each of the different types of data applications used by our customers. ATM is a technology that converts existing twisted-pair telephone lines into access paths for high-speed communications.

Call Center

In 2007, Brasil Telecom consolidated its call center structure by merging its 30 pre-existing sites into five sites (Goiânia, Campo Grande, Florianópolis, Brasília and Curitiba). Brasil Telecom has improved its customer relationship management system, which integrates our systems and provides a database of information for each customer in order to provide better service and identify sales opportunities during each contact we have with our customers.

Competition

Our industry is highly competitive. The competitive environment is significantly affected by key trends, including technological and service convergence, market consolidation and combined service offerings by

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service providers. See “—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Factors Affecting Our Financial Condition and Results of Operations.”

Local Fixed-Line Services

In the local fixed-line telecommunications services market, competition is focused on corporate customers. In addition, competition from other telecommunications services has been increasing, particularly from mobile telecommunications services, which has led to traffic migration from fixed-line traffic to mobile traffic and the substitution of mobile services for fixed-line services, encouraged by offers of aggressively priced packages from some mobile telecommunications service providers. Finally, the decrease in interconnection rates has discouraged the construction of new fixed-line networks and has led to decreases in market prices for telecommunications services by enabling telecommunications service providers that use the local fixed-line networks of incumbent fixed-line providers to offer lower prices to their customers.

We are the leading provider of local fixed-line services in Region II with 8.1 million fixed lines in service as of June 30, 2009 and an estimated market share of 78.5% of the total fixed lines in service in this region as of June 30, 2009, based on information available from ANATEL. Our principal competitors in Region II for fixed-line services are (1) GVT, which had an estimated market share of 10.0% of the total fixed lines in service in this region as of June 30, 2009, based on information available from ANATEL, and (2) Embratel, which had an estimated market share of 8.2% of the total fixed lines in service in this region as of June 30, 2009, based on information available from ANATEL.

Embratel provides local fixed-line services to residential customers through the cable network owned by its affiliate Net in the portions of Regions I and II where Net provides cable television service. As a result, Net is able to offer cable television, broadband and telephone services as a bundle at a very competitive price. Net has engaged in efforts to promote Embratel’s fixed-line service by offering free local fixed line service to its customers for a period of one year. We expect competition from Embratel to increase as the cable network of Net expands through internal growth and as a result of acquisitions, such as its acquisition of Big TV.

TIM has entered the local fixed-line services market by offering fixed-line wireless services which, unlike traditional mobile services, only permit a subscriber to place and receive calls when in proximity to a single specified radio base station. These services allow TIM to offer fixed-line service without installing a network of fixed lines directly to the homes or businesses of their fixed-line customers.

We expect to continue to face competition from mobile services providers, which represent the main source of competition in the local fixed-line service market. As of June 30, 2009, there were 41.5 million mobile subscribers (including our mobile customers) in Region II, a 6.5% increase over the 39 million mobile subscribers at December 31, 2008, which reflected a 20.7% increase over December 31, 2007. The increase in the number of mobile users, in addition to reduced mobile services rates, is expected to continue to adversely affect the number of fixed-line subscribers and the volume of local fixed-line traffic. In addition, because mobile providers offer promotions and service plans that permit subscribers to make calls within the mobile provider’s network at rates that are less than those charged for calls from a fixed-line telephone to a mobile telephone, we believe that we may be vulnerable to traffic migration as customers with both fixed-line and mobile telephones use their mobile devices to make calls to other mobile subscribers.

We believe that major technological innovations, such as instant messaging services and VoIP, may impact local fixed-line traffic in the future. In Brazil, those services have been increasing in popularity, which could put further pressure on the local fixed-line telecommunications market.

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Long-Distance Services

The long-distance services market is highly competitive. For the six months ended June 30, 2009 and the year ended December 31, 2008, based on internal data and publicly available information, we were the leader in long-distance services provided to customers in Region II in terms of the volume of traffic from calls originated in this region.

Our principal competitors for long-distance services originating on fixed-line telephones in Region II are Embratel and GVT. We compete for long-distance services originating on mobile telephones in Region II with Embratel, Telesp, TIM and GVT.

Generally, callers placing fixed-line long distance calls in Brazil tend to select the long-distance carrier affiliated with the provider of their fixed-line service. Similarly, callers placing mobile long distance calls in Brazil tend to select the long-distance carrier affiliated with the provider of their mobile or fixed-line service. However, increased competition from long-distance service providers has resulted in pressure on our long-distance rates and adversely affected our revenue from these services.

In addition, the offering of plans by other mobile services providers that include free minutes for calls to other subscribers of those mobile services providers may adversely impact our revenues from mobile long-distance calls if our mobile customers migrate to our competitors to remain within the network of the people to whom they plan to place long-distance calls.

New technologies that serve as an alternative to traditional fixed-line long-distance telephone calls, such as VoIP, may start to capture part of Brasil’s long-distance traffic. However, in contrast to what has occurred in other countries such as the United States, we do not expect to compete with VoIP providers in the near term due to (1) the low level of broadband penetration in Brazil due to the population’s relatively low per capita income, and (2) the expected adverse effect of the success of this technology on the long-distance call margins of Embratel, which is an affiliate of Net, the main service provider with the ability to offer alternatives through VoIP.

Mobile Services

The mobile telecommunications services market in Brazil is characterized by intense competition among providers of mobile telecommunications services. We compete primarily with the following mobile services providers:

•	Vivo, which is a joint venture between Telefónica S.A. and Portugal Telecom S.A. and markets its services under the brand name “Vivo.” Vivo provides services throughout Brazil.

•	TIM, which is a subsidiary of Telecom Italia S.p.A., or Telecom Italia, and markets its services under the brand name “TIM.” TIM provides services throughout Brazil.

•

Telecom Americas Group, which is a subsidiary of América Móvil S.A.B. de C.V., an affiliate of Telmex, and markets its services under the brand name “Claro.” Telecom Americas Group provides services throughout Brazil.

Of these competitors, Telecom Americas Group has been the most aggressive. Its strategy for gaining market share has included heavily subsidizing traffic and sales of mobile handsets. Vivo and TIM have been more conservative with respect to handset subsidies.

As of June 30, 2009, we had a market share of 16.2% of the total number of subscribers in Region II, ranking behind Vivo with 31.6%, Claro with 27.7% and TIM with 24.3%, based on information available from ANATEL. Based on information available from ANATEL, we captured 44.2% and 20.1% of all net additions of mobile subscribers in Region II (calculated based on the number of mobile subscribers at the end of a period less the number of mobile subscribers at the beginning of that period) during the six months ended June 30, 2009 and the year ended December 31, 2008, respectively.

PART FOUR—THE COMPANIES

Data Transmission Services

Cable television providers that offer broadband services, particularly Net, represent our principal competition in the broadband market. We face competition from these providers that offer integrated packages, consisting of subscription television, broadband and voice telephone services to cable television subscribers who, in general, have more purchasing power than other consumers.

Our principal competitors in the commercial data transmission services market are Embratel, GVT and Intelig. Because the commercial data transmission services market is significantly less regulated than the fixed-line, long-distance and mobile services markets, and therefore, presents fewer barriers to entry, this market is subject to competition from a large number of competitors, including fixed-line telecommunications service providers and specialized services companies competing in this high-growth market and focused on large- and medium-sized business customers. Along with growth in traffic volume and increasing demand for broadband capacity, we expect significant price reductions in data transmission services as competitors expand their networks. We also anticipate a shift in competition towards value-added services provided over IP platforms.

Concessions, Authorizations and Licenses

Under the General Telecommunications Law and ANATEL regulations, the right to provide telecommunications services is granted either through a concession under the public regime or an authorization under the private regime. For additional details regarding the rights and obligations of service providers operating under the public regime and the private regime, see “—Regulation of the Brazilian Telecommunications Industry—Concessions and Authorizations.” We operate under:

•	10 concessions to provide local fixed-line services in Region II (except for excluded areas in the States of Goiás, Mato Grosso do Sul and Paraná);

•	10 concessions to provide domestic long-distance services in Region II (except for excluded areas in the States of Goiás, Mato Grosso do Sul and Paraná);

•	authorizations to provide personal mobile services in Region II;

•	radio frequency licenses to provide 3G mobile services in Region II;

•

authorizations to provide local fixed-line services and domestic long-distance services in Region I, Region III and the areas in the States of Goiás, Mato Grosso do Sul and Paraná that are excluded from the concession area of Region II;

•	an authorization to provide international long-distance services originating from any location in Brazil; and

•	an authorization to provide Multimedia Communication Services (Serviço de Comunicação Multimídia) throughout Brazil.

These concessions and authorizations allow us to provide specific services in designated geographic areas and set forth certain obligations with which we must comply.

Fixed-Line Services Concession Agreements

We have entered into concession agreements with ANATEL that govern our concessions to provide fixed-line services in the Federal District and each of the states of Region II. Each of our concession agreements:

•	expires on December 31, 2025;

•	sets forth the parameters that govern adjustments to our rates for fixed-line services;

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•	requires us to comply with the network expansion obligations set forth in the General Plan on Universal Service;

•

requires us to comply with certain quality of service obligations set forth in these concession agreements as well as the quality of service obligations set forth in the General Plan on Quality Goals; and

•

requires payment of biannual fees equal to 2.0% of our net operating revenues that are derived from the provision of local fixed-line services (excluding taxes and social contributions) during the immediately preceding year.

For more information regarding the adjustment of our rates for fixed-line services, the General Plan on Universal Service and the General Plan on Quality Goals, see “—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services.”

These concession agreements required us to render services in public telecommunications offices that serve as business centers for low-income populations. In April 2008, these concession agreements were amended to remove the obligation to construct new public telecommunications offices and replace this obligation with obligations to provide transmission lines connecting our fiber-optic internet backbones to municipalities in our concession area in which we did not provide internet service, which we refer to as backhaul. Under these amendments, we are obligated to set up backhaul in 452 municipalities in Region II. The facilities that we construct to meet this obligation will be considered to be part of the assets associated with our concession and will therefore revert to the Brazilian government on January 1, 2026. Under the amendments, Brasil Telecom was required to provide backhaul to 40% of these municipalities by December 12, 2008, and is required to provide backhaul to 80% of these municipalities by December 31, 2009 and all of these municipalities by December 31, 2010.

These concession agreements provide that ANATEL may modify their terms in 2010, 2015 and 2020 and may revoke them prior to expiration under the circumstances described under “—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services—Termination of a Concession.” The modification right permits ANATEL to impose new terms and conditions in response to changes in technology, competition in the marketplace and domestic and international economic conditions. ANATEL is obligated to engage in public consultation in connection with each of these potential modifications.

We are currently discussing modifications to these concession agreements with ANATEL. On March 30, 2009, ANATEL published a public notice of the proposed modifications to these concession agreements. In this public notice, ANATEL proposed an amendment to the General Plan on Universal Service that would require us to (1) double the backhaul capacity to the 452 municipalities affected by the April 2008 amendment to our concession agreements, (2) provide high-speed transmission lines (2.5Gbps) to the municipalities in our concession area in which we did provide internet service as of April 2008 and (3) provide service to a large number of additional areas, including indigenous villages, rural schools, health clinics, military bases, federal and state highway police stations, public aerodromes and environmental conservation organizations, which would result in the installation of approximately 110,000 additional public telephones, mostly in rural areas. In order to mitigate the costs related to the General Plan on Universal Service, ANATEL proposed a reduction in the number of public telephones required per inhabitant from 6.0 per 1,000 inhabitants to 4.5 per 1,000 inhabitants. The public consultation period in connection with the March 30, 2009 public notice ended on June 22, 2009, although the final amendments to our concession agreements have not yet been determined. The final modifications will become effective on January 1, 2011.

PART FOUR—THE COMPANIES

Domestic Long-Distance Services Concession Agreements

We have entered into concession agreements with ANATEL that govern our concessions to provide domestic long-distance services originating from the Federal District and each of the states of Region II. Each of our concession agreements:

•	expires on December 31, 2025;

•	sets forth the parameters that govern adjustments to our rates for domestic long-distance services;

•

requires us to comply with certain quality of service obligations set forth in these concession agreements as well as the quality of service obligations set forth in the General Plan on Quality Goals; and

•

requires payment of biannual fees equal to 2.0% of our net operating revenues that are derived from the provision of domestic long-distance services (excluding taxes and social contributions) during the immediately preceding year.

For more information regarding the adjustment of our rates for fixed-line services, the General Plan on Universal Service and the General Plan on Quality Goals, see “—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services.”

These concession agreements provide that ANATEL may modify their terms in 2010, 2015 and 2020 and may revoke them prior to expiration under the circumstances described under “—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services—Termination of a Concession.” The modification right permits ANATEL to impose new terms and conditions in response to changes in technology, competition in the marketplace and domestic and international economic conditions. ANATEL is obligated to engage in public consultation in connection with each of these potential modifications.

We are currently discussing modifications to these concession agreements with ANATEL. On March 30, 2009, ANATEL published a public notice proposing new conditions and quality and universal service targets related to these concession agreements. The public consultation period in connection with the March 30, 2009 public notice ended on June 22, 2009, although the final amendments to our concession agreements have not yet been determined. The final modifications will become effective on January 1, 2011.

Personal Mobile Services Authorization Agreements and Radio Frequency Spectrum Licenses

We have entered into authorization agreements with ANATEL that govern our authorizations to provide personal mobile services in Region II. These authorizations permit us to provide personal mobile services for an indeterminate period of time, but do not provide us with the right to use specific radio frequency spectrum.

We hold nine licenses to use radio frequency spectrum in specific geographic regions. These licenses grant us permission to use the applicable radio spectrum for 15 years from the date of grant and are renewable for additional 15-year terms. We will be required to pay an amount equal to 2.0% of the prior year’s net operating revenue from personal mobile services upon renewal of the license and on every second anniversary of the renewal. Our radio frequency spectrum licenses expire between 2017 and 2022.

Our authorization agreements are subject to network scope and service performance obligations set forth in these authorization agreements. Under these obligations, as of the date of this prospectus, we are required to service all municipalities in Region II with a population in excess of 100,000. A municipality is considered “serviced” when the covered service area contains at least 80% of the urban area in the municipality. As of the date of this prospectus, we have satisfied the network scope and service performance obligations set forth in these authorization agreements.

PART FOUR—THE COMPANIES

In August 2007, ANATEL adopted a revision of the personal mobile services regulations that became effective in February 2008. These revised regulations imposed additional obligations on personal mobile services providers, in particular in connection with customers’ rights. For a discussion of these additional obligations, see “—Regulation of the Brazilian Telecommunications Industry—Regulation of Mobile Services—Obligations of Personal Mobile Services Providers.”

3G Radio Frequency Licenses

We have been granted radio frequency licenses by ANATEL that govern our use of the frequencies necessary to provide 3G services in Region II. Each of these licenses grants us permission to use the applicable radio spectrum for 15 years from the date of grant and is renewable for additional 15-year terms. We will be required to pay an amount equal to 2.0% of the prior year’s net operating revenue from personal mobile services upon renewal of the license and on every second anniversary of the renewal. These licenses expire in 2023.

These radio frequency licenses include network scope obligations. Under these obligations, we are required to provide the following services in Region II:

•

service 168 municipalities that did not have mobile services at the time these licenses were granted with either 2G or 3G mobile telecommunications services, with half of those municipalities serviced by April 30, 2009, which obligation we have satisfied, and the remaining municipalities serviced by April 30, 2010;

•	provide 3G service to all state capitals, the Federal District and all municipalities with a population in excess of 500,000 by April 30, 2010;

•	provide 3G service to all municipalities with a population in excess of 200,000 by April 30, 2012;

•	provide 3G service to all municipalities with a population in excess of 100,000 and to 50% of the municipalities with a population in excess of 30,000 and less than 100,000 by April 30, 2013;

•	provide 3G service to 60% of the municipalities with a population in excess of 30,000 by April 30, 2016; and

•	provide 3G service to 242 municipalities with a population of less than 30,000 by April 30, 2016.

A municipality is considered “serviced” when the covered service area contains at least 80.0% of the urban area in the municipality. Our failure to meet these targets may result in the imposition of penalties established in ANATEL regulations and, in extreme circumstances, in termination of our personal mobile services authorizations by ANATEL.

Fixed-Line Services Authorization Agreements

We have entered into authorization agreements with ANATEL that govern our authorizations to provide local fixed-line services in Regions I and III and the areas in the States of Goiás, Mato Grosso do Sul and Paraná that are excluded from the concession area of Region II. These authorizations do not have termination dates and require us to comply with certain quality of service obligations set forth in the General Plan on Quality Goals.

We have entered into authorization agreements with ANATEL that govern our authorizations to provide domestic long-distance services originating from Regions I and III and the areas in the States of Goiás, Mato Grosso do Sul and Paraná that are excluded from the concession area of Region II. These authorizations do not have termination dates and require us to comply with certain quality of service obligations set forth in the General Plan on Quality Goals.

PART FOUR—THE COMPANIES

We have entered into authorization agreements with ANATEL that govern our authorizations to provide international long-distance services originating from anywhere in Brazil. These authorizations do not have termination dates and require us to comply with quality of service obligations set forth in the General Plan on Quality Goals.

Multimedia Services Authorization Agreement

Brasil Telecom has a Multimedia Communication Services authorization, together with the related spectrum license, which superseded Brasil Telecom’s prior Serviço de Rede de Transporte de Telecomunicações (Telecommunications Network Transportation Services) authorization, permitting us to provide high speed data service throughout Brazil. The Multimedia Communication Services authorization became effective in May 2003 and covers the same geographical area as our concession agreements. In April 2008, in connection with the amendments to its fixed-line services concessions, Brasil Telecom agreed to provide internet service free of charge until December 31, 2025 to all urban schools in the Multimedia Communication Services authorization area. Under this agreement, Brasil Telecom was required to provide internet services to 40% of these schools by December 12, 2008, and is required to provide internet services to 80% of these schools by December 31, 2009 and all of these schools by December 31, 2010.

Capital Expenditures

Brasil Telecom’s capital expenditures on property, plant and equipment and intangible assets were R$2,678 million in 2008, R$1,399 million in 2007 and R$1,451 million in 2006.

The following table sets forth Brasil Telecom’s capital expenditures on plant expansion and modernization for the periods indicated.

	Year Ended December 31,
	2006		2007		2008
	(in millions of reais)
Mobile network and systems	R$	282	R$	279	R$	1,145
Data transmission equipment		275		240		275
Voice transmission		263		146		389
Telecommunications services infrastructure		250		226		236
Information technology services		97		127		143
Backbone transmission		42		74		137
Network management system equipment		14		34		52
Network expansion parts		21		—		29
Buildings, improvements and furniture		13		22		36
Submarine cables		14		22		19
Internet services equipment		95		92		90
Other		85		137		127

Total capital expenditures	R$	1,451	R$	1,399	R$	2,678

Number Portability

Brasil Telecom implemented the systems necessary for it to comply with ANATEL’s number portability requirements. This project was commenced in September 2008 and was completed in March 2009. The total cost of this project in 2008 was R$221 million.

PART FOUR—THE COMPANIES

Commencement of 3G Services in Region II

In December 2007, Brasil Telecom acquired radio frequency licenses in an auction conducted by ANATEL to provide 3G mobile services in two of the nine regions into which Brazil has been divided by ANATEL for purposes of providing 3G services. These licenses have allowed us to commence providing 3G services throughout Region II. The total cost of these licenses was R$488 million. We have undertaken a project to develop our 3G network in Region II. This project is designed to provide the necessary capacity for up to 120,000 customers and includes the installation of 1,418 active radio base stations, Node-Bs and systems provided by Ericsson and Nokia, the connection of 19 3G control units and the expansion of our data and network transmission. By providing 3G services, we believe that we will strengthen our bundling strategy in Region II. The total cost of this project in 2008 was R$288 million.

Upgrade of Our Core Mobile Network

We have undertaken a project to upgrade our core mobile network, with the primary goal of fully integrating our mobile network into the mobile network of Telemar. We have engaged Nokia to replace our existing core mobile network, which relies on technology from Ericsson, with a new core mobile network that uses the same Nokia technology employed in Telemar’s existing core mobile network to facilitate the integration of our networks.

Enhancement of Our Mobile Network

We are undertaking a project to upgrade a portion of our mobile networks to enable us to increase the capacity of these networks. We plan to replace 3,060 of our radio base stations, all of which previously employed Alcatel technology, with Huawei base stations. We expect the replacement of these radio base stations to be completed by May 2010.

2009 Capital Expenditure Budget

Our 2009 capital expenditure budget, including our budget for expenditures in 2009 on the projects described above, totals approximately R$2,000 million. We plan to finance such expenditures through operating cash flows and long-term financings. From this total, we have budgeted 29% of our 2009 capital expenditure budget to the mobile telephone services business, and 60% to the fixed-line business, which includes the capital expenditures that will be necessary in order for us to meet our regulatory targets.

Research and Development

We conduct independent research and development in areas of telecommunications services but historically have not independently developed new telecommunications technology. We depend primarily on suppliers of telecommunications equipment for the development of new technology.

As part of the privatization process of Telebrás, the newly formed telecommunications service providers, including Brasil Telecom, contributed to the Foundation for Research and Development of Telecommunications (Fundação Centro de Pesquisa e Desenvolvimento em Telecomunicações), or Foundation CPqD, which is a research and development center formerly operated by Telebrás that develops telecommunications technology to be applied in Brazil.

Our current agreement with Foundation CPqD provides for access to telecommunications software developed by Foundation CPqD and technological services provided by Foundation CPqD, including equipment testing, consulting and training services. Brasil Telecom made disbursements to Foundation CPqD of R$18 million in 2006, R$12 million in 2007 and R$14 million in 2008.

PART FOUR—THE COMPANIES

Since 2006, Brasil Telecom has performed research in cooperation with equipment and systems suppliers designed to develop new technologies and services. In 2007, Brasil Telecom modified its “Único” service, a service enabling subscribers to use their mobile device on Brasil Telecom’s fixed-line network through a wireless local area network, or Wi-Fi, connection, to include Wi-Fi access and GSM seamless integration. As a result, we believe that Brasil Telecom was the first Brazilian carrier to launch services that use next generation network architecture.

Brasil Telecom has also developed a technology laboratory that includes space for equipment testing and assembly. This laboratory performs a variety of functions, such as operation support systems, business support systems and information security. We conduct trials of technologies from different vendors in this laboratory to evaluate these technologies for deployment. Brasil Telecom’s costs associated with this laboratory were R$5 million in 2008.

We participate in telecommunications standards bodies, technical associations and committee forums such as the European Telecommunication Standards Institute (ETSI), the Telecommunication and Internet Services and Protocols for Advanced Networking (TISPAN), the Third Generation Partnership Project (3GPP), and the Fixed Mobile Convergence Alliance (FMCA) in order to contribute and gather expertise in globally applicable technical specifications, technical reports and telecommunications standards.

Property, Plant and Equipment

Our principal properties, owned and leased, are located in Region II. At June 30, 2009, the net book value of our property, plant and equipment was R$7,209 million. Our main equipment consists of transmission equipment, trunking and switching stations (including local, tandem and transit telephone exchanges), metallic and fiber-optic cable networks and lines, underground ducts, posts and towers, data communication equipment, network systems and infrastructure (including alternating and direct current supply equipment) and motor-generator groups.

Buildings represented 7.9% of the net book value of our property, plant and equipment; underground ducts, post and towers represented 17.2% of the net book value; plant and equipment related to switching stations represented 7.9%; transmission equipment represented 53.1%; construction in progress represented 6.2%; and other fixed assets represented 7.7%.

All property, plant and equipment that are essential in providing the services described in our concession agreements are considered “reversible assets,” which means that, should our concession agreements expire or terminate without being renewed, these assets will automatically revert to ANATEL. There are no other encumbrances that may affect the utilization of our property, plant and equipment.

Intellectual Property

We believe the trademarks that identify us and our business are important for us, and as a result, we have taken steps to protect them. We have 237 trademarks registered with the National Institute of Industrial Property (Instituto Nacional de Propriedade Industrial), or INPI, along with 392 pending trademark applications. Among the various trademarks we have registered with the INPI, three are being contested by third parties. Additionally, of the 392 pending trademark applications, 18 have been challenged by third parties.

We have 233 domain names registered with the Center of Information and Coordination of Dot Br –NIC.Br, an agency responsible for registering domain names in Brazil. The information included on our websites or that might be accessed through our websites is not included in this prospectus and is not incorporated into this prospectus by reference.

PART FOUR—THE COMPANIES

We have filed seven patent applications with the INPI. Requests for technical examination have been submitted to the INPI for all of these patent applications. Once examination is concluded, a decision accepting or rejecting the application will be issued. If granted, the patent will have a term of 20 years from the date of filing and no less than ten years from the date the application is granted.

We use the “Oi” brand name with the permission of Telemar.

Insurance

Pursuant to requirements in our concession agreements, we maintain the following insurance policies: (1) all risk property insurance covering all insurable assets pertaining to the concessions; (2) loss of profit insurance covering lost profits deriving from property damage and business interruption; and (3) performance bond insurance to assure compliance with our obligations related to quality of service and universal service targets set forth in our concession agreements.

In addition to the above policies, we maintain civil liability insurance. Our assets that are of material value and/or exposed to high degrees of risks are also insured. All of our insurance coverage was purchased from established insurance companies in Brazil, such as Bradesco, Sulamérica, Itaú and Allianz.

We believe that our current insurance coverage is suitable to our operations.

Regulation of the Brazilian Telecommunications Industry

Overview

Our business, including the nature of the services we provide and the rates we charge, is subject to comprehensive regulation under the General Telecommunications Law and a comprehensive regulatory framework for the provision of telecommunications services promulgated by ANATEL. We provide fixed-line, domestic and international long-distance and mobile telecommunications services under concessions, authorizations and licenses that were granted by ANATEL and allow us to provide specified services in designated geographic areas, as well as set forth certain obligations with which we must comply. See “—Concessions, Authorizations and Licenses.”

ANATEL is a regulatory agency that was established in July 1997 pursuant to the Regulamento da Agência Nacional de Telecomunicações, which we refer to as the ANATEL Decree. ANATEL oversees our activities and enforces the General Telecommunications Law and the regulations promulgated thereunder. ANATEL is administratively independent and is financially autonomous. ANATEL is required to report on its activities to the Brazilian Ministry of Communications. ANATEL has authority to propose and to issue regulations that are legally binding on telecommunications service providers. ANATEL also has the authority to grant concessions and licenses for all telecommunications services, other than broadcasting services. Any regulation or action proposed by ANATEL is subject to a period of public comment, which may include public hearings, and ANATEL’s decisions may be challenged administratively before the agency itself or through the Brazilian judicial system.

Concessions and Authorizations

Under the General Telecommunications Law and ANATEL regulations, the right to provide telecommunications services is granted either through a concession under the public regime or an authorization under the private regime. A concession is granted for a fixed period of time following a public auction, and is generally renewable only once. An authorization is granted for an indeterminate period of time and public auctions are held for some authorizations. These concessions and authorizations allow service providers to provide specific services in designated geographic areas, set forth certain obligations with which the service providers must comply and require equal treatment of customers by the service providers.

PART FOUR—THE COMPANIES

The four principal providers of fixed-line telecommunications services in Brazil, Telemar, Brasil Telecom, Telesp and Embratel, provide these services under the public regime. In addition, CTBC and Sercomtel, which are secondary local fixed-line telecommunications service providers, operate under the public regime. All of the other providers of fixed-line telecommunications services and all providers of personal mobile services and data transmission services in Brazil operate under the private regime.

Providers of public regime services are subject to more obligations and restrictions than providers of private regime services. Under Brazilian law, providers of public regime services are subject to certain requirements with respect to services such as quality of service, continuity and universality of service, network expansion and network modernization. Additionally, the rates that public regime service providers may charge customers are subject to ANATEL supervision.

Providers of private regime services, although not generally subject to the requirements concerning continuity and universality of service and network modernization, are subject to certain network expansion and quality of service obligations set forth in their respective authorizations.

Regulation of Fixed-Line Services

General Policies for the Regulation of the Fixed-Line Telecommunications Sector

In June 2003, Brazil’s president issued Decree No. 4,733, outlining a number of new rules and guidelines which were intended to consolidate several changes in the regulation of Brazil’s fixed-line telecommunications sector. This decree sets forth general declarations of policy regarding, among other things:

•	universal access to telecommunications services;

•	stimulation of employment and development of the Brazilian telecommunications sector;

•	promotion of competition and adoption of rate readjustment policies that take into account Brazilian socioeconomic considerations; and

•	the financial equilibrium of existing concession agreements.

This decree also defined certain changes that are reflected in the concession agreements entered into by providers of public regime services that became effective on January 1, 2006.

A number of bills affecting telecommunications policy have been submitted to the Brazilian Congress with an aim to make telecommunications services more accessible to Brazil’s low-income population. These bills have proposed to: (1) eliminate the monthly subscription fee (assinatura mensal) that compensates telecommunications companies for extending and maintaining fixed-line telecommunications services for their customers; and (2) impose inexpensive fixed-line telephone plans (telefone social) that telecommunications companies would be required to provide to certain eligible low-income residential customers. If approved, we expect that these types of proposals will adversely affect the overall margin of telecommunications providers, including us. For a discussion of the legal and regulatory risks associated with our business, see “Part Three—Risk Factors—Risks Relating to the Brazilian Telecommunications Industry and Our Business—Our industry is highly regulated. Changes in laws and regulations may adversely impact our business.”

Private Regime Authorizations

With the goal of introducing competition in fixed-line telephone services in Brazil, the federal government granted four private-regime authorizations in 1999 to permit fixed-line service providers to compete with the incumbent fixed-line concessionaires. Three of these authorizations were granted to providers of local and intraregional long-distance services in the three fixed-line service regions. Embratel currently holds two of these

PART FOUR—THE COMPANIES

authorizations, which allows it to provide local fixed-line services in Regions I and III, and GVT holds the other authorization, which allows it to provide local fixed-line services in Region II. The fourth fixed-line authorization, to provide domestic and international long-distance services throughout Brazil, is currently held by Intelig. Since 2002, the number of authorizations to provide fixed-line services that the federal government may issue is unlimited.

Public Regime Concessions

Each of the public regime service providers operated under a concession agreement that expired at the end of 2005. Each of these providers entered into new concession agreements in December 2005 that extended its concessions for an additional 20-year period expiring in December 2025. Under these new concession agreements, each of the public regime service providers is required to comply with the provisions of (1) the General Plan on Universal Service that was adopted by ANATEL in June 2003, (2) the General Plan on Quality Goals that was adopted by ANATEL in June 2003, and (3) the General Plan on Competition Targets (Plano Geral de Metas de Competição), which has not yet been adopted by ANATEL.

The concession agreements provide that ANATEL may modify their terms in 2010, 2015 and 2020 and may revoke them prior to expiration under the circumstances described below under “—Termination of a Concession.” The modification right permits ANATEL to impose new terms and conditions in response to changes in technology, competition in the marketplace and domestic and international economic conditions. ANATEL is obligated to engage in public consultation in connection with each of these potential modifications.

Rate Regulation

Public regime service providers must offer a basic service plan comprised of the following basic services: (1) installation; (2) monthly subscription; and (3) switched local minutes. Modifications of the rates charged for these basic services are determined by reference to a local rate basket that represents the weighted average of the rates for installation, monthly subscriptions and switched local minutes. Rates for long-distance services originated and terminated on fixed lines vary in accordance with three basic criteria: (1) physical distance separating callers; (2) time of the day; and (3) day of the week on which the call is placed. Modifications of the rates charged for these long-distance services are determined by reference to a long-distance rate basket that represents the weighted average of the rates for long-distance calls. The rates for the provision of services through payphones and installation rates are treated separately. The rates for international long-distance services provided by Embratel, the incumbent international long-distance concessionaire, are regulated by ANATEL. However, the rates for international long-distance services charged by other long-distance service providers, all of whom provide these services under authorizations rather than concessions, are not subject to ANATEL regulation.

The concession agreements establish a price-cap mechanism for annual rate adjustments for basic service plans and domestic long-distance rates based on formulas set forth in each provider’s concession agreement. The formula provides for two adjustments to the price cap based on the local rate basket, the long-distance rate basket and the use of a price index. The price cap is first revised upward to reflect increases in inflation, as measured by an index, then ANATEL applies a productivity discount factor, or Factor X, which reduces the impact of the rate readjustment provided by the index.

Under the concession agreements entered into in 2005, a new calculation method for Factor X was adopted. In 2006 and 2007, Factor X, which was discounted from the IST, was equal to 50% of the increase in a public regime provider’s productivity. Beginning in 2008, ANATEL has calculated the sector’s weighted average productivity rate. Currently, Factor X is equal to (1) 50% of the increase in the weighted average productivity rate of public regime providers, plus (2) a factor calculated by ANATEL that is designed to reflect cost

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optimization targets for the telecommunications industry as a whole. If the weighted average productivity rate is negative, ANATEL will not allow the annual adjustment to be increased by more than the IST.

A provider may increase rates for individual services within the local rate basket or the long-distance rate basket by up to 5% more than the IST so long as the rates for other services in that rate basket are reduced to the extent necessary to ensure that the weighted average increase for the entire rate basket does not exceed the permitted annual rate adjustment.

A provider may also offer alternative plans in addition to the basic service plan. Alternative plans must be submitted for ANATEL’s approval. The rates offered under the alternative plans may be adjusted annually based on the IST.

Prior to January 2006, calls were measured and charged in terms of pulses, consisting of a single charge per call and an additional charge for each four-minute interval of usage. The concession agreements entered into in 2005 established a per-minute billing system for local fixed-line telecommunications services to meet ANATEL’s objective to establish a more objective and transparent billing criteria for customers.

For information on our rates and service plans, see “—Rates.”

General Plan on Universal Service

The General Plan on Universal Service was approved by ANATEL in June 2003 and became effective in January 2006. The General Plan on Universal Service sets forth the principal network expansion and modernization obligations of the public regime providers, such as providing public telephones in towns with a population in excess of 100, and installing residential fixed lines within seven days of a request in towns with a population in excess of 300. In addition, public regime providers must comply with the Special Individual Access Class (Acesso Individual Classe Especial) rules, which are designed to require service for economically disadvantaged people. Under the Special Individual Access Class rules, a qualifying customer may subscribe to a service plan, limited to one fixed-line per household, and pay a lower monthly fee for service than under the basic service plans.

Public regime providers are also subject to network expansion requirements under the General Plan on Universal Service, which are revised by ANATEL from time to time. No subsidies or other supplemental financings are anticipated to finance our network expansion obligations. Our failure to meet the network expansion and modernization obligations established by the General Plan on Universal Service or in our concession agreements may result in fines and penalties of up to R$50 million, as well as potential revocation of our concessions.

Unbundling of Local Fixed-Line Networks

On May 2004, ANATEL issued an order establishing rules for partial unbundling of the local fixed-line networks of the public regime service providers, which we refer to as “line sharing,” and requiring the eventual full unbundling of local fixed-line networks, which will entail these providers making their entire networks available to other telecommunications service providers. This order (1) establishes a time by which service providers must comply with the order to provide such access, (2) limits the rates service providers can charge for line sharing and full unbundling of services, and (3) addresses related matters such as co-location space requirements. Co-location means that a service provider requesting interconnection may place its switching equipment in or near the local exchange of the service provider whose network the requesting service provider wishes to use and may connect to the network at this local exchange.

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This regulation was designed to increase competition in the local fixed-line and broadband internet access markets by making it easier for new telecommunications service providers operating under either the public or private regime to enter these markets and for existing service providers to provide new services or enter new regions.

ANATEL has not yet adopted final unbundling rules or rates for full unbundling, although we expect that the rates that we would receive from other telecommunications services providers accessing our fixed-line networks will be lower than the rates we currently charge our customers for providing fixed-line and broadband internet services. As of June 30, 2009, no unbundled lines had been used by competitors in our region.

Service Restrictions

Pursuant to regulations in effect as of the date of this prospectus, public regime providers are subject to certain restrictions on alliances, joint ventures and mergers and acquisitions with other public regime providers, including:

•	a prohibition on holding more than 20% of the voting shares of more than one other provider of public regime services;

•	a restriction on mergers between regional fixed-line service providers and mobile services providers (a prohibition that also applies to private regime companies); and

•

a restriction on offering cable television services, unless the company offering public regime services has won a public auction to provide cable television services in the relevant region and no other bidders participated.

On November 20, 2008, Brazil’s president issued Decree No. 6,654, which modified the General Plan of Grants (Plano Geral de Outorgas) applicable to the fixed-line telecommunications industry. This decree eliminated a provision of ANATEL’s regulations that prohibited one public regime provider from holding more than 20% of the voting shares of any other public regime provider. As a result of the elimination of this provision, Telemar was no longer prohibited from acquiring indirect control of Brasil Telecom.

Termination of a Concession

ANATEL may terminate the concession of any public regime telecommunications service provider upon the occurrence of any of the following:

•

an extraordinary situation jeopardizing the public interest, in which case the Brazilian government is authorized to start rendering the services set forth under the concession in lieu of the concessionaire, subject to congressional authorization and payment of adequate indemnification to the owner of the terminated concession;

•

termination by the provider (through an agreement with ANATEL or pursuant to legal proceedings) as a consequence of an act or omission of the Brazilian government that makes the rendering of the services excessively burdensome to the provider;

•	annulment of the concession due to a contractual term, which is deemed by subsequent law to be illegal;

•	material failure to comply with the provider’s universalization targets;

•	failure to meet insurance requirements set forth in the concession agreement;

•	a split-up, spin-off, amalgamation, merger, capital reduction or transfer of the provider’s control without ANATEL’s authorization;

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•	the transfer of the concession without ANATEL’s authorization;

•	the dissolution or bankruptcy of the provider; or

•

an extraordinary situation in which Brazilian government intervention, although legally permissible, is not undertaken, as such intervention would prove to be inconvenient, unnecessary or would result in an unfair benefit to the provider.

In the event a concession is terminated, ANATEL is authorized to administer the provider’s properties and its employees in order to continue rendering services.

General Plan on Quality Goals

The General Plan on Quality Goals was approved by ANATEL in June 2003 and became effective in January 2006. Each fixed-line service provider operating under the public regime or the private regime must comply with the provisions of the General Plan on Quality Goals. All costs related to compliance with the quality goals established by the General Plan on Quality Goals must be borne exclusively by the service provider. The General Plan on Quality Goals establishes minimum quality standards with regard to:

•	modernization of the network;

•	responses to repair requests;

•	responses to change of address requests;

•	rate of call completion;

•	operator availability;

•	availability of services to customers;

•	personal services to customers;

•	issuance of bills;

•	responses to mail received from customers; and

•	quality of public telephones.

These quality standards are measured according to the definitions and quality indicators established by ANATEL. Every month, fixed-line service providers are required to report their compliance with quality goals to ANATEL. Additionally, they are obligated to provide ANATEL with an in-depth report and analysis on each quality goal that is not satisfied. ANATEL may also collect such data from fixed-line service providers at any time without prior notice. Fixed-line service providers that fail to meet quality goals established by ANATEL may be subject to warnings, fines, intervention by ANATEL, temporary suspensions of service or cancellation of their concessions and authorizations.

ANATEL measures the performance of fixed-line service providers in each individual state in which they operate. As a result, the performance of fixed-line service providers in any particular state may not meet one or more quality performance targets even if such service provider’s overall performance is satisfactory. Therefore, fixed-line service providers, including us, could be subject to fines or penalties as a result of the failure to meet the quality performance targets in one or more particular states.

The failure by fixed-line service providers to meet the quality of service obligations established by the General Plan on Quality Goals or in our concession agreements may result in fines and penalties of up to R$40 million.

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Regulation of Mobile Services

In September 2000, ANATEL adopted regulations that established operating rules for providers under the personal mobile service (Serviço Móvel Pessoal) regime. The regulations permitted ANATEL to grant authorizations to provide mobile telecommunications services under the personal mobile service regime. For purposes of the personal mobile service regulations, Brazil is divided into three service regions covering the same geographic areas as the concessions for fixed-line telecommunications services.

Under the personal mobile service regulations:

•	Band A and Band B service providers can apply for an additional frequency range;

•	each service provider may apply to provide domestic and international long-distance services originating from its service region;

•	existing service providers, as well as new entrants into the Brazilian telecommunications market, may bid for new licenses in all frequency bands, other than Band A and Band B;

•	personal mobile services providers are required to offer a basic service plan to their customers containing certain prescribed features;

•	personal mobile services providers are required to establish interconnection rates for the use of one provider’s network by another provider;

•	the number of regions in which a personal mobile services provider may offer services is not limited; and

•	a personal mobile services provider, or its controlling shareholders, may not hold more than one personal mobile services authorization covering any specific region.

Auction of Personal Mobile Services Spectrum

Prior to the establishment of the personal mobile services regime, ANATEL had granted licenses to mobile services providers to operate in each region of Brazil using Bands A and B. In 2001 and 2002, ANATEL successfully auctioned authorizations and licenses to operators in Band D and Band E in each region. Brasil Telecom Mobile was granted its initial authorization to provide personal mobile services in Region II and a license to operate in Band E in December 2002.

ANATEL conducted additional auctions of radio frequency licenses in 2004 and 2006. In April 2004, Brasil Telecom Mobile acquired an additional license to operate in Region II.

Auction of 3G Spectrum

In preparation for auctions of spectrum in Bands F, G, I and J (2.1 GHz), ANATEL issued regulations that divide the Brazilian territory into nine regions for purposes of operations using these frequency bands. In December 2007, ANATEL auctioned radio frequency licenses to operate on each of these frequency bands in each of the nine regions and the related licenses to use these frequency bands. In this auction, we acquired the radio frequency licenses necessary to offer 3G services in two of the nine regions delineated by ANATEL for 3G services (corresponding to Region II under the personal mobile services regime). The use of these frequency bands will allow personal mobile services providers to offer 3G services to their customers.

Personal Mobile Services Rate Regulation

Rates for personal mobile services are regulated by ANATEL. Personal mobile services providers are required to offer a basic service plan that consists of a monthly subscription, local calls and roaming. Basic service plans were approved by ANATEL for each of the personal mobile services providers following the grant of personal mobile services authorizations to each of these providers.

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Following the effectiveness of the basic service plans, annual adjustments of the rates under these plans have been subject to a price cap mechanism. Through 2005, rates were adjusted annually by no more than the rate of inflation, as measured by the IGP-DI. In 2006, ANATEL replaced the IGP-DI with the IST to calculate annual rate adjustments.

Personal mobile services providers are permitted to offer non-discriminatory alternative plans to the basic service plan. The rates charged under these plans (e.g., monthly subscription rates, charges for local calls and roaming charges) are subject to ANATEL approval prior to the time that these plans are first offered to mobile customers. Following the approval of these plans, the rates under these plans may be increased up to an annual adjustment that is approved by ANATEL and is no more than the rate of inflation, as measured by the IST.

Although subscribers of a plan cannot be forced to migrate to new plans, existing plans may be discontinued as long as all subscribers receive a notice to that effect and are allowed to migrate to new plans within six months of such notice. Discounts from the rates set in basic service plans and alternative service plans may be granted to customers without ANATEL approval.

Obligations of Personal Mobile Services Providers

As a telecommunications service provider, we are subject to requirements concerning network expansion and quality of service, as established in applicable regulations and in our personal mobile services authorizations. If we fail to meet these obligations, we may be fined, subject to a maximum penalty of R$50 million, until we are in full compliance with our obligations. While it is possible for an authorization to be revoked for non-compliance with these obligations, there are no precedents for such a revocation.

Network Expansion Obligations

The personal mobile services authorizations set forth certain obligations and targets that must be met by a personal mobile services provider. For a description of the obligations and targets that must be met by our company, see “—Concessions, Authorizations and Licenses—Personal Mobile Services Authorization Agreements and Radio Frequency Spectrum Licenses” and “—Concessions, Authorizations and Licenses—3G Radio Frequency Licenses.”

Quality of Service Obligations

Our personal mobile services authorizations impose obligations on us to meet quality of service standards relating to our network’s ability to make and receive calls, call failure rates, capacity to handle peak periods, failed interconnection of calls and customer complaints. ANATEL defines these quality of service standards and we must report information in connection with such standards to ANATEL.

Additional Obligations

In August 2007, ANATEL adopted revisions to the personal mobile services regulations that became effective in February 2008. These revised regulations imposed additional obligations on personal mobile services providers, particularly in connection with customers’ rights. These obligations require personal mobile services providers to:

•	establish at least one customer service center in each registration area served that has more than 100,000 inhabitants;

•	upgrade customer service centers to improve access by people with hearing disabilities;

•	increase the term applicable to pre-paid cards from 90 to 180 days or more;

•	deliver to pre-paid customers a detailed report of service use upon request;

•	reimburse unused pre-paid credits;

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•	limit the duration of contracts with pre-paid customers to 12 months;

•	permit customers to change service plans without penalties;

•	unblock mobile handsets, allowing a customer who purchased a mobile handset from any personal mobile services provider to use it on the network of another personal mobile services provider; and

•	increase the grace period for defaulting customers prior to blocking partial or total access from 15-30 days after the date a bill is due to 30-60 days.

Interconnection Regulations

Under the General Telecommunications Law, all telecommunications service providers are required, if technically feasible, to make their networks available for interconnection on a non-discriminatory basis whenever a request is made by another telecommunications service provider. Interconnection permits a call originated on the network of a requesting fixed-line or personal mobile services provider’s network to be terminated on the fixed-line or personal mobile services network of the other provider. ANATEL initially adopted General Rules on Interconnection (Regulamento Geral de Interconexão) in 1998, which were amended and restated in July 2005.

Interconnection Regulations Applicable to Fixed-Line Providers

Interconnection fees are charged at a flat rate per minute of use of a fixed-line provider’s network. Interconnection rates charged by a fixed-line provider to terminate a call on its local network (the TU-RL rate) or intercity network (the TU-RIU rate) are subject to a price cap established by ANATEL. The price cap for interconnection rates varies from service provider to service provider based on the underlying cost characteristics of such service provider’s network.

Fixed-line service providers must offer the same TU-RL and TU-RIU rates to all requesting providers on a nondiscriminatory basis. The price caps on interconnection rates are adjusted annually by ANATEL at the same time that rates for local and long-distance rates are adjusted.

Fixed-line service providers are only required to pay interconnection fees to another fixed-line service provider for traffic in the same local area in the event that the ratio of the outbound traffic generated by that provider (measured in minutes) to the inbound traffic terminated by that provider (measured in minutes) exceeded 55% or was less than 45%. This system is designated the “bill and keep” system.

In 2006, the TU-RL rates that fixed-line service providers could charge each other to terminate a call on their respective networks were reduced to 50% of the rate included in their Basic Plan per Minute for a local fixed-line call. In 2007, the TU-RL rates of the fixed-line service providers were reduced to 40% of the rate included in their Basic Plan per Minute for a local fixed-line call. ANATEL announced that beginning in 2008, the method used to determine the TU-RL rates would be based on a cost methodology, known as long-run incremental costs. However, in October 2007, ANATEL published an official letter delaying this change until 2010.

In 2006, the TU-RIU rates that fixed-line service providers could charge each other to use a portion of their long-distance networks to complete long-distance calls were reduced to 30% of the applicable domestic fixed line-to-fixed line long-distance rates for calls of more than 300 km.

Interconnection Regulations Applicable to Personal Mobile Services Providers

Interconnection fees are charged at a flat rate per minute of use of a personal mobile services provider’s network. Prior to February 2005, interconnection rates charged by Band A and Band B providers were subject to a price cap stipulated by ANATEL. Since February 2005, the terms and conditions of interconnection agreements

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of all personal mobile services providers, including the rates charged by the operator of the network to terminate a call on its mobile network (the VU-M rate), commercial conditions and technical issues, are freely negotiated between mobile and fixed-line telecommunications service providers, subject to compliance with regulations established by ANATEL relating to traffic capacity and interconnection infrastructure that must be made available to requesting providers, among other things.

Personal mobile services providers must offer the same VU-M rate to all requesting providers on a nondiscriminatory basis. Interconnection agreements must be approved by ANATEL before they become effective and they may be rejected if they are contrary to the principles of free competition and the applicable regulations. If the providers cannot agree upon the terms and conditions of interconnection agreements, ANATEL may determine terms and conditions by arbitration. Since no agreement with fixed-line service providers could be reached regarding VU-M rates when Brasil Telecom Mobile began offering personal mobile services, ANATEL set the initial VU-M rates for Brasil Telecom Mobile.

Personal mobile services providers negotiate annual rate increases for their VU-M charges with the fixed-line telecommunications providers. If the providers cannot agree upon the terms and conditions of annual rate increases, ANATEL may determine the annual rate increases by arbitration.

Transition from “Bill and Keep” System to “Full Billing” System

Prior to July 2006, a personal mobile services provider was only required to pay interconnection fees to another personal mobile services provider for traffic in the same registration area in the event that the ratio of the outbound traffic generated by that provider (measured in minutes) to the inbound traffic terminated by that provider (measured in minutes) exceeded 55% or was less than 45%.

In July 2006, ANATEL adopted new regulations under which personal mobile services providers recognize interconnection revenues (and costs) for traffic in the same registration area on a gross basis based on the total traffic between personal mobile services providers’ networks. This system is designated the “full billing” system. These regulations also:

•	require that personal mobile services providers adopt discounts to the VU-M rates for off-peak calls that correspond to the discounts required to be offered by fixed-line service providers; and

•

provide that more stringent regulations applicable to interconnection between personal mobile services providers that are members of economic groups with significant market power will be adopted in order to ensure market competition.

Regulation of Interconnection Rates Charged by Providers with Significant Market Power

In 2005, ANATEL issued regulations defining a series of cost-based methods, including the fully allocated cost methodology, for determining interconnection fees charged by telecommunications service providers belonging to economic groups with significant market power based on their fixed-line or personal mobile services interconnection networks. All incumbent fixed-line service providers and all personal mobile services providers are deemed by ANATEL to belong to economic groups with significant market power in their respective service areas until ANATEL finalizes its evaluation of each provider under published criteria to determine significant market power.

In July 2006, ANATEL issued regulations regarding the fees that may be charged for the use of mobile networks by personal mobile services providers with significant market power in the mobile interconnection market. These regulations will become effective as of a future date to be established by ANATEL. Under these regulations, ANATEL will determine, based on a fully allocated cost model, a reference value for VU-M rates of

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providers that are deemed to hold significant market power. This reference value will be reassessed every three years. In order to determine whether a provider has significant market power, ANATEL will establish criteria that consider:

•	that provider’s market share in the mobile interconnection market and in the personal mobile services market;

•	the economies of scope and scale available to that provider;

•	that provider’s dominance over infrastructure that is not economically viable to duplicate;

•	the existence of that provider’s power to negotiate the acquisition of equipment and services;

•	the existence of vertical integration in that provider’s operations;

•	the existence of barriers to entry in the mobile interconnection market and the personal mobile services market served by that provider; and

•	that provider’s access to financing sources.

In 2007, ANATEL developed a cost-based methodology that is expected to take effect in 2010 to determine reference values for the VU-M of mobile services providers having significant market power, which will be used in the case of arbitration by ANATEL of the value of VU-M. In 2008, mobile services providers began providing ANATEL with annual operating data, which is intended to support ANATEL’s cost-based methods for determining interconnection fees.

Number Portability Regulations

Number portability is the ability of a customer to move to a new home or office or switch service providers while retaining the same fixed-line or mobile telephone number. In March 2007, ANATEL adopted the General Regulation of Portability (Regulamento Geral de Portabilidade), establishing the deadlines and general rules regarding portability of fixed-line and mobile telephone numbers. These regulations permit fixed-line customers to retain their telephone numbers if they become customers of a different fixed-line service provider in the same municipality or if they move to a new home or office in the same municipality. Personal mobile services customers are permitted to retain their telephone numbers if they change their service plan or if they become customers of a different personal mobile services provider within the same registration area. Implementation of number portability commenced in August 2008 and was completed in March 2009.

Each telecommunications provider has been required to contract a third-party management entity to manage all procedures relating to number portability. Service providers are permitted to charge a migrating customer that elects to retain its telephone number a one-time fee of no more than R$4.00. This amount is intended to compensate the customer’s current provider for the costs associated with managing the portability process. The new provider may elect to absorb this fee on behalf of the customer.

Regulation of Data Transmission and Internet Services

Under Brazilian regulation, ISPs are deemed to be suppliers of value-added services and not telecommunications service providers. Value-added services are considered an activity that adds features to a telecommunications service supported by such value-added services. Telecommunications service providers are permitted to render value-added services through their own networks. In addition, ANATEL regulations require all telecommunications service providers and cable television operators to grant network access to any party interested in providing value-added services, including internet access, on a non-discriminatory basis, unless not technically feasible.

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ANATEL has adopted regulations applicable to fixed-line service providers with significant market power. Under these regulations, these providers were required to make the forms of agreements that they use for EILD and SLD services publicly available, including the applicable rates, and are only permitted to offer these services under these forms of agreement. Following publication of these forms of agreement, the rates under these agreements may be increased on an annual basis by no more than the rate of inflation, as measured by the IST. ANATEL also publishes reference rates for these services, and if a customer of one of these providers objects to the rates which that provider charges for these services, the customer is entitled to seek to reduce the applicable rate through arbitration before ANATEL.

Environmental and Other Regulatory Matters

As part of our day-to-day operations, we regularly install ducts for wires and cables and erect towers for transmission antennae. We may be subject to federal, state and/or municipal environmental licensing requirements due to the installation of cables along highways and railroads, over bridges, rivers and marshes and through farms, conservation units and environmental preservation areas, among other places. To date, we have been required to obtain environmental licenses for the installation of transmission towers and antennae in the municipality of Porto Alegre, the capital of the State of Rio Grande do Sul, with no material impact on our operations. However, there can be no assurances that other state and municipal environmental agencies will not require us to obtain environmental licenses for the installation of transmission towers and antennae in the future and that such a requirement would not have a material adverse effect on the installation costs of our network or on the speed with which we can expand and modernize our network.

We must also comply with environmental legislation regarding the management of solid waste. According to Resolution No. 237/97 of the National Environmental Council (Conselho Nacional do Meio Ambiente), companies responsible for the treatment and final disposal of solid industrial waste, special waste and solid urban waste are subject to environmental licensing. Should the waste not be disposed of in accordance with standards established by environmental legislation, the company generating such waste may be held jointly and severally liable with the company responsible for waste treatment for any damage caused. Also, in all states where we operate, we have implemented management procedures promoting the recycling of batteries, transformers and fluorescent lamps.

In addition, we are subject to ANATEL regulations that impose limits on the levels and frequency of the electromagnetic fields originating from our telecommunications transmissions stations.

We believe that we are in compliance with ANATEL standards as well as with all applicable environmental legislation and regulations. We are currently not involved in any administrative or judicial proceeding involving material liability for environmental damage.

Legal Proceedings

General

We are a party to certain legal proceedings arising in the normal course of business, including civil, administrative, tax, social security and labor proceedings. We classify our risk of loss in legal proceedings as “remote,” “possible” or “probable,” and we only record provisions for reasonably estimable probable losses, as determined by our management. As of June 30, 2009, the total estimated amount in controversy for those proceedings in respect of which the risk of loss was deemed probable or possible totaled approximately R$$7,174 million, and we had established provisions of R$3,567 million as of that date.

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The composition of our provisions for legal contingencies as of June 30, 2009 and the composition of Invitel’s provisions for legal contingencies as of the dates indicated is as follows:

	As of December 31,						As of June 30, 2009
Type of Legal Proceeding	2006		2007		2008
	(in millions of reais)
Tax	R$	179	R$	373	R$	274	R$	685
Civil (1)		346		399		752		2,024
Labor		487		422		427		769
Other		—		—		—		89

Total	R$	1,012	R$	1,194	R$	1,453	R$	3,567

(1)	Includes fines imposed by ANATEL.

Our provisions for legal contingencies are subject to monthly monetary adjustments. For a detailed description of the provisions for contingencies of our company and Invitel, see note 22 to our unaudited interim consolidated financial statements and note 28 to Invitel’s audited consolidated financial statements, each included elsewhere in this prospectus.

As the result of our acquisition of control of Brasil Telecom in January 2009, we have changed the criteria used by Brasil Telecom for estimating probable losses in connection with labor proceedings and the recognition of ICMS tax credits in order to align Brasil Telecom’s policies with those of our parent, Telemar. As a result, we have recorded additional provisions for labor proceedings and tax proceedings in the six months ended June 30, 2009 in the amount of R$334 million and R$391 million, respectively.

Additionally, as a result of certain judicial decisions in 2009, we have reclassified the probability of loss in certain civil proceedings involving CRT, the leading fixed-line telecommunications service company in the State of Rio Grande do Sul that we acquired in 2000, from possible to probable. As a result, we have recorded an additional provision in the six months ended June 30, 2009 in the amount of R$1,153 million in connection with these proceedings.

Tax Proceedings

As of June 30, 2009, the total estimated contingency in connection with tax proceedings against us in respect of which the risk of loss was deemed probable or possible totaled R$2,422 million, and we had recorded provisions of R$685 million related to these proceedings.

Value-Added State Taxes (ICMS)

Under the regulations governing the ICMS, in effect in all Brazilian states, telecommunications companies must pay ICMS on every transaction involving the sale of telecommunications services they provide. We may record ICMS credits for each of our purchases of operational assets. The ICMS regulations allow us to apply the credits we have recorded for the purchase of operational assets to reduce the ICMS amounts we must pay when we sell our services.

We have received various tax assessments challenging the amount of tax credits that we recorded to offset the ICMS amounts we owed. Most of the tax assessments are based on two main issues: (1) whether ICMS is due on those services subject to the Local Service Tax (Imposto Sobre Serviços de Qualquer Natureza), or ISS; and (2) whether some of the assets we have purchased are related to the telecommunications services provided, and, therefore, eligible for an ICMS tax credit. A small part of the assessments that are considered to have a probable

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risk of loss are related to: (1) whether certain revenues are subject to ICMS tax or ISS tax; (2) offset and usage of tax credits on the purchase of goods and other materials, including those necessary to maintain the network; and (3) assessments related to non-compliance with certain ancillary (non-monetary) obligations.

As of June 30, 2009, we deemed the risk of loss as possible with respect to approximately R$644 million of these assessments and we had recorded provisions in the amount of R$597 million for those assessments in respect of which we deemed the risk of loss as probable.

As the result of our acquisition of control of Brasil Telecom in January 2009, we have changed the criteria used by Brasil Telecom for estimating probable losses in connection with the recognition of ICMS tax credits in order to align Brasil Telecom’s policies with those of our parent, Telemar. As a result, we have recorded additional provisions for tax proceedings in the six months ended June 30, 2009 in the amount of R$391 million.

Local Service Tax (ISS)

We have received various tax assessments claiming that we owe ISS taxes on supplementary services. We have challenged these assessments on the basis that ISS taxes should not be applied to supplementary services (such as, among others things, equipment leasing and technical and administrative services) provided by telecommunications service providers, because these services do not clearly fit into the definition of “telecommunications services.”

As of June 30, 2009, we deemed the risk of loss as possible with respect to R$278 million of these assessments and the risk of loss as remote with respect to R$91 million of these assessments.

Contributions to the INSS

Pursuant to Brazilian social security legislation, companies must pay contributions to the National Social Security Institute (Instituto Nacional do Seguro Social), or INSS, based on their payroll. In the case of outsourced services, the contracting parties must, in certain circumstances, withhold the social contribution due from the third-party service providers and pay the retained amounts to the INSS. In other cases, the parties are jointly and severally liable for contributions to the INSS. As of June 30, 2009, assessments totaling R$283 million in respect of which we deemed the risk of loss as possible have been filed against us in connection with social security contributions allegedly due. As of that date, we had recorded provisions of R$9 million in connection with these assessments.

Other Taxes

The Brazilian federal tax authorities are seeking to collect from us CSLL and IRPJ based on the taxable events that Brasil Telecom used to calculate these taxes. We are also a defendant in several public class actions filed by the Public Attorney’s Office and the National Association for the Defense of Credit Card Consumers (Associação Nacional de Defesa dos Consumidores de Cartão de Crédito) that aim to suspend the Social Integration Program (Programa de Integração Social), or PIS, taxes and the federal Contribution for Social Security Financing (Contribuição para Financiamento da Seguridade Social—COFINS), or COFINS, charged to users of telecommunications services. As of June 30, 2009, we classified claims in the amount of R$416 million as having a possible risk of loss and we had recorded provisions in the amount of R$73 million in respect of those assessments for which we classified the risk of loss as probable.

FUST

The Universal Telecommunications Service Fund (Fundo de Universalização dos Serviços de Telecomunicações), which we refer to as the FUST, is a fund that was established to promote the expansion of telecommunications services to non-commercially viable users. Due to a change by ANATEL in the basis for

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calculation of FUST, as of June 30, 2009, we had provisioned R$4 million for additional contributions to this fund. The amount involved in the FUST proceedings totaled approximately R$90 million. With respect to the calculation of the contribution to FUST, the Brazilian Association of Fixed-Line Companies (Associação Brasileira das Empresas de Telefonia Fixa), of which we are members, filed a lawsuit to request a review of the applicable legislation.

REFIS and PAES

In November 2000, we formalized our participation in the Tax Payment Program (Programa de Recuperação Fiscal), or REFIS, a program established to permit payment of tax debts on an installment basis. We began paying installments of outstanding administrative taxes and INSS in the aggregate amount of R$75 million. As of December 31, 2006, we had fully paid the amounts outstanding under the REFIS program; however, the Brazilian federal authorities did not deem paid certain amounts that were paid with tax credits we held. Therefore, as of June 30, 2009, we had recorded provisions in the amount of R$15 million in connection with this dispute.

In 2004, we formalized our participation in the Special Alternative Payment Program (Parcelamento Especial), or PAES, with respect to certain outstanding federal taxes and commenced payment of such taxes. The Brazilian federal tax authorities challenged the amount included in the PAES program, which totaled R$73 million. We consider the risk of loss with respect to the federal tax authorities’ challenge of the amount to be remote and therefore had not recorded any provisions in respect thereof as of June 30, 2009.

Civil Claims

As of June 30, 2009, the total estimated contingency in connection with civil claims against us, including ANATEL proceedings, in respect of which the risk of loss was deemed possible or probable totaled R$3,276 million, and we had recorded provisions of R$2,024 million related to these claims as of that date.

Administrative Proceedings

We are subject to administrative proceedings brought by ANATEL, which primarily relate to the establishment of customer service kiosks, the failure to achieve certain goals defined in the General Plan on Universal Service relating to the installation of individual access lines, and compliance with ANATEL rules relating to technical support for wireless internet users. As of June 30, 2009, the total estimated contingency in connection with all pending administrative proceedings against us in which we deemed the risk of loss as probable or possible totaled R$205 million, all of which relates to ANATEL proceedings, and we had recorded provisions of R$175 million related to these proceedings in respect of which we deemed the risk of loss as probable.

CRT

We are subject to various civil claims as the successor entity to CRT, which Brasil Telecom acquired in 2000. The claims, filed in 1998 and 1999, allege: (1) error in the sale of CRT’s share capital; (2) the illegality of bidding procedure No. 04/98; (3) errors in the calculation of the number of shares offered; (4) procedural nonconformities in the shareholders’ meeting that approved the sale of shares of CRT; and (5) errors in the valuation of the shares of CRT. Because we considered the risk of loss in these proceedings as remote, we had not recorded provisions for these amounts.

As successor to CRT, we are also a defendant in several claims filed by users of telephone lines in the State of Rio Grande do Sul. The claimants allege that CRT did not grant them the shares they were entitled to under participation agreements entered into with CRT. We have been ordered to pay certain claimants and, as of

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June 30, 2009, the total estimated contingency in connection with these claims totaled R$1,831 million. As of that date, we had recorded provisions in the amount of R$1,540 million in respect of the portion of claims we considered as having a probable risk of loss.

As a result of certain judicial decisions in 2009, we have reclassified the probability of loss in connection with certain proceedings involving CRT from possible to probable. As a result, we have recorded an additional provision in the six months ended June 30, 2009 in the amount of R$1,153 million in connection with these proceedings.

Splice do Brasil—Telecomunicações e Eletrodomésticos Ltda

Splice do Brasil—Telecomunicações e Eletrodomésticos Ltda., or Splice, has brought an action against us in connection with a contractual dispute over pricing terms. The lower courts rendered a decision favorable to Splice; however, the lower court decision is limited to the determination of the method of calculation, which will be calculated by a court-appointed accountant. This decision nevertheless clarifies the amount of damages that Splice would be entitled to if it ultimately prevails. We have appealed the lower court’s decision. As of the date of this prospectus, a final decision has not been rendered. As of June 30, 2009, we considered the risk of loss in connection with this proceeding as probable and therefore had recorded a provision amounting to R$60 million in connection with this claim.

Community Telephone Program

As successor to Telecomunicações do Mato Grosso do Sul S.A.—Telems, which was one of the operating companies that Brasil Telecom Holding acquired in the privatization of Telebrás and which was subsequently merged into Brasil Telecom, we are subject to various civil claims in connection with a telephone program established in that state. As of June 30, 2009, we had classified claims in the amount of R$53 million as having a possible risk of loss for which no provisions had been made. As of that date, we had recorded provisions in the amount of R$1 million for those claims in respect of which we deemed the risk of loss as probable.

In addition, we are subject to claims relating to the Community Telephone Program as successor to Telecomunicações de Goiás S.A.—Telegoiás and Telecomunicações do Mato Grosso S.A.—Telemat, which were operating companies that Brasil Telecom Holding acquired in the privatization of Telebrás and which were subsequently merged into Brasil Telecom. As of June 30, 2009, we had classified claims by customers of Telegoiás and Telemat in the amount of R$31 million as having a possible risk of loss for which no provisions had been made. As of that date, we had recorded provisions in the amount of R$1 million for those claims by customers of Telegóias and Telemat in respect of which we deemed the risk of loss as probable.

Customer Service Centers

We are a defendant in 39 civil class actions filed by the Attorney General of the National Treasury jointly with certain consumer agencies demanding the re-opening of customer service centers. The lower courts rendered decisions unfavorable to us in 24 of these civil class actions, and we have appealed these decisions. As of June 30, 2009, we had recorded provisions in the amount of R$18 million in relation to these proceedings.

Subscription Fees

We are a defendant in several class actions and individual claims which contest the legality of the subscription fees charged for fixed-line services. As of June 30, 2009, we have been temporarily prohibited from charging certain monthly fees with respect to a significant portion of the claimants. Notwithstanding this temporary prohibition, the superior courts have been rendering decisions that uphold the right to charge subscription fees.

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Labor Claims

We are a party to a large number of labor claims arising out of the ordinary course of our businesses. We do not believe any of these claims, individually or in the aggregate would have a material effect on our business, financial condition or results of operations if such claims are decided against us. These proceedings generally involve claims for: (1) risk premium payments sought by employees working in dangerous conditions; (2) wage parity claims seeking equal pay among employees who do the same kind of work, within a given period of time, and have the same productivity and technical performance; (3) indemnification payments for, among other things, work accidents, occupational injuries, employment stability, child care allowances and achievement of productivity standards set forth in our collective bargaining agreements; (4) overtime wages; and (5) joint liability allegations by employees of third-party service providers. As of June 30, 2009, the amount at issue in labor claims against us in respect of which the risk of loss was deemed possible or probable totaled R$1,387 million, and we had recorded provisions of R$769 million related to these claims.

As the result of our acquisition of control of Brasil Telecom in January 2009, we have changed the criteria used by Brasil Telecom for estimating probable losses in connection with labor proceedings in order to align Brasil Telecom’s policies with those of our parent, Telemar. As a result, we have recorded additional provisions for labor proceedings in the six months ended June 30, 2009 in the amount of R$334 million.

Claims Relating to Telebrás

The legality of the breakup and privatization of Telebrás has been challenged in numerous legal proceedings, a large majority of which have now been dismissed. A few, however, are still pending. We believe that the final resolution of these proceedings will not have a material adverse effect on our business, financial condition and results of operations.

Telebrás is party to various judicial proceedings and subject to certain other claims and contingencies. Under the terms of the breakup and privatization of Telebrás, Telebrás remains liable for acts committed by Telebrás prior to the date of its breakup and privatization, except for labor and tax related claims, for which Telebrás and its successors (including our company) are jointly and severally liable. We believe that the risk that one of these claims would have a material adverse effect on our company is remote.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements as of December 31, 2008 and 2007 and for the three years ended December 31, 2008, our unaudited interim consolidated financial statements as of June 30, 2009 and for the six-month periods ended June 30, 2009 and 2008, and the audited consolidated financial statements of Invitel as of December 31, 2008 and 2007 and for the three years ended December 31, 2008, which are included elsewhere in this prospectus, as well as with the information presented under the sections entitled “Presentation of Financial and Other Information” and “Part Two—Summary—Selected Historical Financial Data and Unaudited Pro Forma Combined Financial Information.”

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those set forth in “Part Three—Risk Factors.”

The following discussion and analysis of our financial condition and results of operations presents the following:

•	a brief overview of our company and the principal factors that influence our results of operations, financial condition and liquidity and have influenced Invitel’s results of operations;

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•	a review of the financial presentation of our company and Invitel, including our critical accounting policies;

•	a discussion of the principal factors that influence our results of operations and have influenced Invitel’s results of operation;

•	a discussion of developments since June 30, 2009 that may materially affect our results of operations, financial condition and liquidity;

•	a discussion of our results of operations for the six months ended June 30, 2009 and the years ended December 31, 2008 and 2007;

•	a discussion of our pro forma results of operations for the six months ended June 30, 2009;

•	a discussion of Invitel’s results of operations for the years ended December 31, 2008, 2007 and 2006;

•

a discussion of our liquidity and capital resources, including (1) our working capital at June 30, 2009, (2) our cash flows for the six months ended June 30, 2009, and Invitel’s cash flows for the years ended December 31, 2008, 2007 and 2006, and (3) our material short-term and long-term indebtedness at June 30, 2009;

•	a discussion of our contractual commitments at June 30, 2009;

•	a qualitative and quantitative discussion of market risks that we face; and

•	a brief overview of the differences between Brazilian GAAP and U.S. GAAP as they relate to our financial statements.

Overview

We are the largest telecommunications service provider in Region II in Brazil, based on our aggregate number of fixed-lines in service and mobile subscribers as of December 31, 2008, based on information available from ANATEL. We offer a range of integrated telecommunication services that includes fixed-line and mobile telecommunications services, data transmission services (including broadband access services), ISP services and other services, for residential customers, small, medium and large companies, and governmental agencies. During the six months ended June 30, 2009, we recorded net operating revenue of R$5,415 million and a net loss of R$106 million. We acquired all of the outstanding share capital of Invitel on January 8, 2009. During the year ended December 31, 2008, Invitel recorded net operating revenue of R$11,297 million and a net loss of R$69 million.

Our results of operations for the six months ended June 30, 2009 have been influenced, and our future results of operations will continue to be influenced, by our acquisition of Invitel, the parent company of Brasil Telecom Holding and Brasil Telecom, on January 8, 2009. In addition, our results of operations for the six months ended June 30, 2009 and Invitel’s results of operations for the years ended December 31, 2008, 2007 and 2006 have been influenced by a variety of factors, including:

•

the rate of growth of Brazilian GDP, which declined by an estimated 1.5% during the six months ended June 30, 2009, and grew by 5.1% in 2008 and by 5.4% in 2007 and 3.8% in 2006, which we believe affects demand for our services and, consequently, our operating revenues;

•

the number of fixed lines in service of Brasil Telecom, which was 8.0 million at June 30, 2009, 8.1 million at December 31, 2008 and 8.0 million at December 31, 2007, and the percentage of fixed-line customers of Brasil Telecom that subscribe to alternative plans, which increased to 56.1% at June 30, 2009 from 51.3% at December 31, 2008 and 44.1% at December 31, 2007;

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•

the number of fixed-line customers that subscribe to broadband services of Brasil Telecom, which increased by 5.6% to 1.9 million at June 30, 2009 from 1.8 million at December 31, 2008 and increased by 15.2% during 2008 from 1.6 million at December 31, 2007;

•

the number of mobile customers of Brasil Telecom Mobile, which increased by 19.6% to 6.7 million at June 30, 2009 from 5.6 million at December 31, 2008 and increased by 31.5% during 2008 from 4.3 million at December 31, 2007;

•

the increased competition in the Brazilian market for telecommunications services, which affects the amount of the discounts offered by our company on our service rates and the quantity of services that we offer at promotional rates, and resulted in our recording R$1,283 million as discounts and returns against our gross operating revenues in the six months ended June 30, 2009, and a 125.8% increase in the amount that Invitel recorded as discounts and returns against its gross operating revenues to R$1,321 million in 2008 from R$585 million in 2007;

•

the commencement of Brasil Telecom Mobiles offering of 3G services in Region II in April 2008, which we anticipate will result in a significant increase in our operating revenues, and has resulted in an increase in depreciation expenses of our company and Invitel relating to the investment in network and other equipment required to offer these services;

•

inflation rates in Brazil, which were 4.80% in the twelve months ended June 30, 2009 compared to 6.06% in the corresponding period of 2008, 6.56% in 2008, 3.17% in 2007 and 3.20% in 2006, as measured by the Telecommunications Services Index (Índice de Serviços de Telecomunicações), or IST, and the resulting adjustments to the regulated rates of our company and Invitel, as well as the effects of inflation on the real-denominated debt of our company and Invitel that is indexed to take into account the effects of inflation or bears interest at rates that are partially adjusted for inflation;

•

changes in regulatory requirements that result in the incurrence of additional capital expenditures, changes in the revenues generated by our company and Invitel, or changes in the costs incurred by our company and Invitel;

•

our compliance with our quality of service obligations under the General Plan on Quality Goals and our network expansion and modernization obligations under the General Plan on Universal Service and our concession agreements, the amount of the fines assessed against us by ANATEL for alleged failures to meet these obligations and our success in challenging fines that we believe are assessed in error;

•

changes in the real/U.S. dollar exchange rate, including the 16.5% appreciation of the Brazilian real against the U.S. dollar during the six months ended June 30, 2009 compared to the 10.1% appreciation of the Brazilian real against the U.S. dollar during the corresponding period in 2008, the depreciation of the Brazilian real against the U.S. dollar by 31.9% in 2008, and the appreciation of the Brazilian real against the U.S. dollar by 17.1% in 2007 and 8.7% in 2006, which has affected (1) the net financial expenses of our company and Invitel as a result of our U.S. dollar-denominated liabilities that require us to make principal and interest payments in U.S. dollars, and (2) the cost in reais of a substantial portion of the network equipment that we purchase for our capital expenditure projects, the prices of which are denominated in U.S. dollars or are U.S. dollar-linked; and

•

the level of outstanding indebtedness of our company and Invitel and fluctuations in benchmark interest rates in Brazil, principally the CDI rate and the TJLP rate, which affects our interest expenses on our real-denominated floating rate debt.

Our financial condition and liquidity is influenced by a variety of factors, including:

•	our ability to generate cash flows from our operations;

•	prevailing Brazilian and international interest rates and movements in exchange rates, which affect our debt service requirements;

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•

our ability to borrow funds from Brazilian and international financial institutions and to sell our debt securities in the Brazilian and international securities markets, which is influenced by a number of factors discussed below; and

•

our capital expenditure requirements, primarily consisting of (1) investments in infrastructure to expand our mobile telecommunications services, including the implementation of 3G technology, and (2) investments in fixed-line telecommunications network equipment, primarily to enhance the technical capabilities of our network in order to enable us to provide value-added services, such as broadband and IP TV services, and to comply with our universal service obligations.

Financial Presentation and Accounting Policies

Presentation of Financial Statements

We have prepared (1) our consolidated financial statements at December 31, 2008 and 2007 and for each of the three ended December 31, 2008, and (2) our unaudited interim consolidated financial statements at June 30, 2009 and for the six-month periods ended June 30, 2009 and 2008 in accordance with Brazilian GAAP, which includes the changes introduced by Law No. 11,638/07 and Deliberation 565/08 and which differs in certain important respects from U.S. GAAP. For a discussion of certain differences between Brazilian GAAP and U.S. GAAP relating to our financial statements, see notes 8 through 13 to our audited consolidated financial statements and note 29 to our unaudited interim consolidated financial statements included elsewhere in this prospectus.

Invitel has prepared its consolidated financial statements at December 31, 2008 and 2007 and for each of the three years ended December 31, 2008 in accordance with Brazilian GAAP, which includes the changes introduced by Law No. 11,638/07 and Deliberation 565/08 and which differs in certain important respects from U.S. GAAP. For a discussion of certain differences between Brazilian GAAP and U.S. GAAP relating to Invitel’s financial statements, see note 36 to Invitel’s audited consolidated financial statements included elsewhere in this prospectus.

Prior to its acquisition of 100% of the capital stock of Invitel on January 8, 2009, Coari had no operations, assets or liabilities, except for the equity interests in Brasil Telecom Holding and Brasil Telecom that were acquired during the year ended December 31, 2008 through its subsidiaries Copart 1 and Copart 2. Considering that Coari acquired all of the business of Invitel and that Coari had no operations prior to this acquisition, Invitel represents the accounting predecessor of Coari. Consequently, we have presented separate financial statements of Invitel as of December 31, 2007 and 2008 and for the three years in the period ended December 31, 2008 in this prospectus.

On December 28, 2007, the Brazilian government enacted Law No. 11,638/07, which became effective on January 1, 2008, amended the Brazilian Corporation Law, and changed certain accounting policies under Brazilian GAAP. In December 2008, the CVM issued Deliberation 565/08, implementing these changes in accounting policies. In December 2008, the Brazilian government issued Provisional Measure No. 449, which instituted the transitory tax-payer regime (Regime Tributário de Transição—RTT) for the determination of taxable net income of companies subject to the real profit tax regime as a result of the implementation of these changes in accounting policies and the Brazilian Corporation Law. In May 2009, Provisional Measure No. 449 was codified in Law No. 11,941/09.

The principal change introduced by Law No. 11,638/07, Deliberation 565/08, Provisional Measure No. 449 and Law No. 11,941/09 as it relates to our financial statements is that we are no longer required to include a statement of changes in financial position in our financial statements, but are instead required to include a statement of cash flows in our financial statements.

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The principal changes introduced by Law No. 11,638/07, Deliberation 565/08, Provisional Measure No. 449 and Law No. 11,941/09 as they relate to Invitel’s financial statements are, among others:

•

Invitel was no longer required to include a statement of changes in financial position in its financial statements, but was instead required to include a statement of cash flows in its financial statements.

•

Invitel was required to record under the caption “property, plant and equipment” in its balance sheet tangible assets that it leases under capital leases if those assets were maintained or used in the operation of its business and to record the related payment obligations as financial liabilities on its balance sheet.

•

Invitel was required to periodically review and analyze the recoverability of amounts under the captions “property, plant and equipment,” “intangible assets” and “deferred charges” in its balance sheet to ensure that (1) impairment losses were recorded as a result of decisions to discontinue activities related to such assets or when there was evidence that future operating results would not be sufficient to ensure their realization, and (2) the criteria used to determine the estimated remaining useful life of such assets for purposes of recording depreciation, amortization and depletion expense were reviewed and adjusted.

•

Invitel was required to record investments in financial instruments, including derivatives, at (1) fair value or the equivalent value for securities held for trading or securities available-for-sale, or (2) the lower of historical cost, adjusted for contractual interest and other contractual provisions, and realizable value for other investments.

•

Invitel was no longer permitted to record government investment grants (including tax incentives) directly as capital reserves in shareholders’ equity. Such items were required to be recorded as part of earnings in its statement of operations. Donations and government grants (including tax incentives) may be required to be allocated, after being recorded in earnings, to the tax incentive reserve in equity.

•

Invitel was required to record under the caption “deferred charges” in its balance sheet pre-operational expenses and certain restructuring costs that would effectively benefit earnings in future periods that do not represent future cost reductions or increases in future operational efficiencies.

•	Invitel no longer recorded non-operating income or expenses. Items which Invitel previously recorded as non-operating income and expense were required to be recorded as operating income and expenses.

•	Invitel was required to record certain long-term assets and liabilities at present value and, if material, certain short-term assets and liabilities.

•	Invitel was required to recognize the fair value of employee and management stock options as an expense.

In order to make our financial statements at December 31, 2007 and for the two years ended December 31, 2007 comparable to our financial statements at December 31, 2008 and for the year ended December 31, 2008, we have restated our previously issued financial statements at December 31, 2007 and for the two years ended December 31, 2007 to conform to the changes in accounting policy introduced by Law No. 11,638/07, Deliberation 565/08, Provisional Measure No. 449 and Law No. 11,941/09. For additional information with respect to these changes and their effects on our financial statements, see note 2(b) to our audited consolidated financial statements and note 2 to our unaudited interim consolidated financial statements included elsewhere in this prospectus.

In order to make Invitel’s financial statements at December 31, 2007 and for the two years ended December 31, 2007 comparable to its financial statements at December 31, 2008 and for the year ended December 31, 2008, Invitel has restated its previously issued financial statements at December 31, 2007 and for the two years ended December 31, 2007 to conform to the changes in accounting policy introduced by Law

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No. 11,638/07, Deliberation 565/08, Provisional Measure No. 449 and Law No. 11,941/09. For additional information with respect to these changes and their effects on Invitel’s financial statements, see note 2(a) to Invitel’s audited consolidated financial statements included elsewhere in this prospectus.

Business Segments and Presentation of Segment Financial Data

We have implemented an organizational structure that we believe reflects our business activities and corresponds to the principal services that we provide. We report our results in five segments to reflect this organizational structure:

•

Fixed-Line and Data Transmission Services—This segment includes our local fixed-line services (including public telephones), our long-distance services, our data transmission services and interconnections to our fixed-line network.

•	Mobile Services—This segment includes our mobile services and interconnections to our mobile network.

•	Internet services—This segment includes the operations of our internet portal and ISP.

•	Call center—This segment includes the operations of our call center.

•	Management—This segment includes the expenses related to the holding companies.

Invitel has reported its historical results of operations in the same five segments.

We evaluate and manage business segment performance based on information generated from our statutory accounting records, which are maintained in accordance with Brazilian GAAP, and, accordingly, the segment data included in this prospectus is presented under Brazilian GAAP. We have included a reconciliation of the operating results of our segments to our consolidated results under “—Results of Operations” below, and have included a reconciliation of the operating results of Invitel’s segments to its consolidated results under “—Historical Results of Operations of Invitel” below.

Critical Accounting Policies and Estimates

In preparing our consolidated financial statements, we have relied on estimates and assumptions derived from historical experience and various other factors that we deemed reasonable and relevant. “Critical Accounting Policies” are those that are important to the portrayal of our financial condition and results of operations and utilize management’s most difficult, subjective or complex judgments, estimates and assumptions. The application of these critical accounting policies often requires judgments made by our management regarding the effects of matters that are inherently uncertain on the carrying value of our assets and liabilities and the results of our operations. Our results of operations and financial condition may differ from those set forth in our consolidated financial statements, if our actual experience differs from management’s assumptions and estimates. The following is a discussion of our critical accounting policies, including some of the variables, assumptions and sensitivities underlying the estimates relating to:

•	goodwill impairment;

•	revenue recognition;

•	allowance for doubtful accounts;

•	depreciation of property, plant and equipment;

•	valuation of property, plant and equipment;

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•	provisions for contingencies;

•	deferred income taxes; and

•	provision for post-retirement benefits.

Goodwill Impairment

Under Brazilian GAAP, at each balance sheet date, we are required to review the carrying amounts of our tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, we estimate the recoverable amount of the cash-generating unit to which the asset belongs. Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted. If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

Under the terms of our operating concessions granted by the Federal Government, we are obliged to provide a certain minimum level of services over the entire area covered by our fixed-line operating licenses. Also, we do not possess discrete financial information that could allow a determination of assets and liabilities (and goodwill) allocation at a level below the entire fixed-line business segment, nor do we manage different areas of the concession as if they were separate businesses. Thus the entire fixed-line business is considered to be one cash-generating unit. In viewing all of our fixed-line assets and liabilities as one cash-generating unit and performing an initial assessment on this cash-generating unit including such assumptions and estimates as we considered appropriate, we were not required to recognize any impairment loss under Brazilian GAAP. For the Internet segment we apply separate assessments for each cash-generating unit. We were not required to recognize an impairment loss under Brazilian GAAP for any of the periods presented.

Determination of the recoverable amount and the value in use of our cash-generating units (fixed-telephone, data transmission and Internet) requires management to make certain assumptions and estimates with respect to projected cash inflows and outflows related to future revenues and expenditures and expenses. These assumptions and estimates can be influenced by different external and internal factors, such as economic tendencies, industry trends, and interest rates, changes in our business strategies and changes in the type of services we offer to the market. The use of different assumptions and estimates could significantly change our financial statements. For example, if we had used more conservative assumptions and estimates, the expected future net cash flow could have led us to recognize impairment charges on goodwill, which would have decreased our results of operations and shareholders’ equity.

Revenue Recognition

Under Brazilian GAAP and U.S. GAAP, revenues are generally recognized on an accrual basis. Revenues from customer calls are based on time used, according to Brazilian law, and are recognized when services are provided (fixed and mobile telephony). Services provided and not billed at the end of each month are estimated and recorded on accrual basis. Considering their high turnover and short average life, revenues from phone cards for public telephones are recorded as the cards are sold. Revenues from sales of mobile phones and accessories are recorded when the goods are delivered and accepted by the subscriber. Revenues from pre-paid mobile services are recognized based on the use of the respective credits. Revenues from activation and installation fees are recognized upon the activation of customer services. Revenue is not accounted for if there is an uncertainty as to its realization.

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Under Brazilian GAAP, revenues from activation and installation fees are recognized upon activation of customer services. Under U.S. GAAP, revenues and related taxes from activation and installation fees are deferred and amortized over five years, the estimated average customer life.

Under Brazilian GAAP, revenues from public telephone phone cards are recognized when the cards are sold. Under U.S. GAAP, revenues generated from sales of public telephone phone cards are recognized as such services are provided. Under U.S. GAAP, deferred revenues at each consolidated balance sheet date are determined based upon estimates of sold but unused public phone card credits outstanding as of each consolidated balance sheet date.

We consider revenue recognition to be a critical accounting policy, because of the uncertainties caused by different factors such as the complex information technology required, high volume of transactions, fraud and piracy, accounting regulations, management’s determination of collectability and uncertainties regarding our right to receive certain revenues (mainly revenues for use of our network). Significant changes in these factors could cause us to fail to recognize revenues or to recognize revenues that we may not be able to realize in the future, despite our internal controls and procedures. We have not identified any significant need to change our revenue recognition policy.

Allowance for Doubtful Accounts

Under Brazilian GAAP and U.S. GAAP, we provide an allowance for doubtful accounts for accounts receivables for which recoverability is considered doubtful. We base our estimates on our historical collection experience and a review of the current status of all trade accounts receivable. This estimate considers the ratio of historical losses applied to the different categories of all outstanding amounts receivable from our customers. Additional allowance may be required in case the value of our estimated allowance for doubtful accounts differs from the amounts not actually collected due to deterioration in the financial condition of our customers or otherwise.

Following Telemar’s acquisition of control of Brasil Telecom on January 8, 2009, we have adopted the same accounting estimate method with respect to this provision as Telemar has adopted. Under this accounting estimate method, we establish a provision for doubtful accounts based on the period of time elapsed following the delivery of invoices, provisioning 40% of the invoiced amount when an account receivable is 61 days past due and increasing the amount of this provision over subsequent past due periods culminating with a provision of 100% of the amount of the invoice when the amount is past due for 151 days. As a result of this change in accounting estimate method, we will record a change in accounting estimate in the amount of R$50 million, net of income taxes, during the year ending December 31, 2009.

Depreciation of Property, Plant and Equipment

Under Brazilian GAAP and U.S. GAAP, depreciation of property, plant and equipment is provided using the straight-line method based on the estimated useful lives of the underlying assets. The principal depreciation rates are shown in note 19 to our audited consolidated financial statements included elsewhere in this prospectus. Given the complex nature of our property, plant and equipment, the estimates of useful lives require considerable judgment and are inherently uncertain, due to rapidly changing technology and industry practices, which could cause early obsolescence of our property, plant and equipment. If we materially change our assumptions of useful lives and if external market conditions require us to determine the possible obsolescence of our property, plant and equipment, our depreciation expense, obsolescence write-off and consequently net book value of our property, plant and equipment could be materially different.

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Valuation of Property, Plant and Equipment

The preparation of our financial statements in accordance with Brazilian GAAP involves certain assumptions and estimates, which are based upon historical experience and various other factors that we deem reasonable and relevant. A determination of the fair value of an asset requires management to make certain assumptions and estimates with respect to projected cash inflows and outflows related to future revenues and expenditures and expenses. These assumptions and estimates can be influenced by different external and internal factors, such as economic tendencies, industry trends, interest rates and changes in the marketplace. The use of different assumptions and estimates could significantly change our financial statements. For example if we had used more conservative assumptions and estimates the expected future net cash flow may have led us to recognize impairment charges on our property, plant and equipment, which would have decreased our results of operations and shareholders’ equity. No impairment losses have been recognized for any of the periods presented.

Provisions for Contingencies

Under Brazilian GAAP and U.S. GAAP, provisions for contingencies are recognized for the amounts of probable losses based on legal advice from our in-house and external legal counsel and management’s opinion of the outstanding contingent matters at the balance sheet date. We continually evaluate the provisions for contingencies based on changes in relevant facts, circumstances and events, such as judicial decisions, that may impact the estimates, which could have a material impact on our results of operations and shareholders’ equity. While management believes that the current provision for contingencies is adequate, there can be no assurance that these factors will not change in the future.

Deferred Income Taxes

We compute and pay income taxes based on results of operations under Brazilian GAAP. Under Brazilian GAAP and U.S. GAAP, we recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review the deferred tax assets for recoverability and establish a valuation allowance if it is more likely than not that the deferred tax assets will not be realized, based on historical taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. When performing such reviews, we are required to make significant estimates and assumptions about future taxable income. In order to determine future taxable income, we need to estimate future taxable revenues and deductible expenses, which are subject to different external and internal factors, such as economic tendencies, industry trends, interest rates, changes in our business strategies and changes in the type of services we offer to the market. The use of different assumptions and estimates could significantly change our financial statements. For example, if we had used more conservative assumptions and estimates with respect to our expected future taxable income, we would be required to recognize valuation allowance charges on deferred income tax assets, which would decrease our results of operations and shareholders’ equity. If we operate at a loss or are unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates, the time period within which the underlying temporary differences become taxable or deductible, or any change in our future projections, we could be required to establish a valuation allowance against all or a significant portion of our deferred tax assets resulting in a substantial increase of our effective tax rate and a material adverse impact on our operating results.

Provision for Post-Retirement Benefits

We are required to make assumptions and estimates regarding interest rates, investment returns, levels of inflation for future periods, mortality rates and projected employment levels relating to post-retirement benefit liabilities. The accuracy of these assumptions and estimates will determine whether we have created sufficient

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reserves for accrued pension and medical health care costs and the amount we are required to provide each year as our post-retirement benefit costs. These assumptions and estimates are subject to significant fluctuations due to different external and internal factors, such as economic trends, social indicators, our capacity to create new jobs and our ability to retain our employees. If these assumptions and estimates are not accurate, we may be required to review our provisions for post-retirement benefits, which could materially reduce our operating income, net income and shareholders’ equity.

Following Telemar’s acquisition of control of Brasil Telecom on January 8, 2009, we will adopt an accounting policy beginning on December 31, 2009 with retrospective application for the year as permitted under Brazilian GAAP with respect to our provisions for post-retirement benefits that conforms Telemar’s accounting policy. Under this accounting policy, we will use the “corridor” method to defer actuarial gains and losses on pension plan assets and obligations. As a result, based on future actuarial reports, we will recognize actuarial gains or losses based on the corridor method starting in fiscal year 2009.

Principal Factors Affecting the Financial Condition and Results of Operations of Our Company and Invitel

Effects of the Acquisition of Invitel, Brasil Telecom Holding and Brasil Telecom

During 2008, we acquired (1) 76,645,842 preferred shares of Brasil Telecom Holding, representing 33.3% of the outstanding preferred shares of Brasil Telecom Holding and 21.1% of the share capital of Brasil Telecom Holding for an aggregate purchase price of R$2,060 million, and (2) 58,956,565 preferred shares of Brasil Telecom, representing 19.8% of the outstanding preferred shares of Brasil Telecom and 10.7% of the outstanding share capital of Brasil Telecom for an aggregate purchase price of R$1,211 million. We financed the acquisition of these shares with the proceeds of advances for future capital increases in the aggregate amount of R$3,271 million made to Coari by our sole shareholder, Telemar, on various dates during 2008, which were capitalized on December 18, 2008. Under Brazilian GAAP, we accounted for the acquisition of these shares under the equity method of accounting.

On January 8, 2009, pursuant to the Share Purchase Agreement entered into on April 25, 2008, we acquired all of the outstanding shares of Invitel and 12,185,836 common shares of Brasil Telecom Holding owned by the shareholders of Invitel. The aggregate purchase price for these shares was R$5,371 million. We financed the acquisition of these shares with the proceeds of advances for future capital increases in the aggregate amount of R$5,379 million made to Coari by Telemar in January 2009, which were capitalized on May 21, 2009.

As of January 8, 2009, Invitel owned all of the outstanding shares of Solpart, Solpart owned 19.0% of the outstanding share capital, including 52.0% of the voting share capital, of Brasil Telecom Holding, which, in turn, owned 67.2% of the outstanding share capital, including 99.1% of the voting share capital, of Brasil Telecom.

As a result of this acquisition, we have consolidated the assets, liabilities and results of operations of Invitel and its consolidated subsidiaries, including Brasil Telecom Holding and Brasil Telecom, in our financial statements as from January 1, 2009.

In connection with this acquisition, on June 23, 2009, we acquired:

•

through a public tender offer made by its subsidiary Copart 1, 40,452,227 common shares of Brasil Telecom Holding, representing 30.5% of the outstanding common shares of Brasil Telecom Holding and 11.2% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$2,618 million, and

PART FOUR—THE COMPANIES

•

through a public tender offer made by its subsidiary Copart 2, 630,872 common shares of Brasil Telecom, representing 0.3% of the outstanding common shares of Brasil Telecom and 0.1% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$38 million. See “—Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom” for more information.

We financed the acquisition of these shares with the proceeds of advances for future capital increases in the aggregate amount of R$3,684 million made to Coari by Telemar during May and June 2009, which were capitalized on June 30, 2009.

Our operating income and net income have been significantly affected as from January 1, 2009 by the consolidation in our financial statements of the consolidated results of operations of Invitel. In 2008, we recorded no net operating revenues, no operating income and net income of R$14,953. In 2008, Invitel recorded net operating revenues of R$11,297 million, operating income of R$1,585 million and a net loss of R$69 million. Our operating income and net income will also be affected by future depreciation of the portion of the excess of the purchase price over the book value of the assets that was allocated to our property, plant and equipment and the portion of the excess of the purchase price over the book value of the assets that was allocated to our intangible assets that we record as a result of the acquisition of Invitel. In our tax accounts, the amount allocated to property, plant and equipment will be depreciated over an average period of approximately eight years and the amount allocated to Brasil Telecom’s concessions will be amortized over a period of 17 years, reducing our taxable net income during this period and, consequently, reducing our payments of income taxes and social contribution to the extent that we otherwise generate taxable income during this period.

Our total liabilities and net financial expenses have been affected as from January 1, 2009 by the consolidation in our financial statements of the indebtedness of Invitel. As of December 31, 2008, Invitel had total financial indebtedness of R$5,620 million (consisting of current and non-current loans and financing and derivatives). In addition, we will be required to make capital expenditures to comply with Brasil Telecom’s obligations under ANATEL regulations, Brasil Telecom’s concession contracts and the conditions that ANATEL imposed on the acquisition of control of Brasil Telecom by Coari and Telemar, and may make additional discretionary capital expenditures to expand and enhance Brasil Telecom’s mobile and fixed-line networks. If we are unable to fund these capital expenditures through our operating cash flows, we may incur additional indebtedness or vendor financing obligations, which would increase our outstanding indebtedness and net financial expenses.

Rate of Growth of Brazil’s Gross Domestic Product and Demand for Telecommunications Services

As a Brazilian company with substantially all of our operations in Brazil, we are affected by economic conditions in Brazil. GDP in Brazil grew at an estimated compound average annual rate of 3.3% from 1999 through 2008. While we believe that growth in Brazil’s GDP stimulates demand for telecommunications services, we believe that demand for telecommunications services is relatively inelastic in periods of economic stagnation and that the effect on our revenues of low growth or a recession in Brazil would not be material under foreseeable scenarios. However, a substantial and prolonged deterioration of economic conditions in Brazil could have a material adverse effect on the number of subscribers to our services and the volume of usage of our services by our subscribers and, as a result, our operating revenues.

Based on information available from ANATEL, (1) the number of fixed lines in service in Brazil increased from 20.0 million as of December 31, 1998 to 41.2 million as of December 31, 2008, and the number of mobile subscribers in Brazil increased from 7.4 million as of December 31, 1998 to 150.6 million as of December 31, 2008. Although the demand for telecommunications services has increased substantially during the past ten years, the tastes and preferences of Brazilian consumers of these services have shifted. During the three years ended December 31, 2008, the number of mobile subscribers in Brazil has grown at an average rate of 20.4% per year

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while the number of fixed lines in service in Brazil has declined by an average rate of 1.2% per year. As the incumbent provider of fixed-line services and a provider of mobile services in Region II, we are both a principal target and a beneficiary of this trend. During the three years ended December 31, 2008, the number of Brasil Telecom Mobile’s mobile subscribers has grown at an average rate of 36.5% per year from 2.2 million at December 31, 2005 to 5.6 million at December 31, 2008, while the number of Brasil Telecom’s fixed lines in service has declined by an average rate of 5.6% per year from 9.6 million at December 31, 2005 to 8.0 million at December 31, 2008.

Demand for Telecommunications Services of Our Company and Invitel

Demand for Brasil Telecom’s Local Fixed-Line Services

Brazil’s fixed-line penetration level is now similar to that of other countries with similar per capita income, and, as has happened in such other countries, the fixed-line telecommunications customer base has remained stable. Demand for local fixed-line services of Brasil Telecom has reached a plateau in recent years. The new fixed lines that Brasil Telecom has activated between December 31, 2005 and December 31, 2008 generally represent customers that have changed addresses or low-income customers from whom Brasil Telecom generates revenues at a rate below its average revenue per customer. Because the number of Brasil Telecom’s customers terminating their fixed-line services has exceeded new activations during this period, the number of Brasil Telecom’s fixed lines in service declined by 1.6 million since December 31, 2005.

We and Invitel have sought to combat the general trend in the Brazilian telecommunications industry of substitution of mobile services for local fixed-line services by offering value-added services to Brasil Telecom’s fixed-line customers, primarily subscriptions for broadband services. As a result of these service offerings, we expect that the number of our fixed lines in service will remain stable or decrease slightly in the near future. As of December 31, 2008, 22.2% of Brasil Telecom’s fixed lines in service also subscribed for ADSL service.

Brasil Telecom is required under ANATEL regulations and its concession contracts to offer a basic service plan to its fixed-line residential customers that permits 200 minutes of usage of Brasil Telecom’s fixed-line network to make local calls. A basic plan customer pays a monthly fee for this service, and when the customer makes local calls in excess of this limit, Brasil Telecom charges the customer for the excess minutes on a per-minute basis. Brasil Telecom offers alternative local fixed-line plans that include significantly larger numbers of minutes and charges higher monthly fees for these plans, although these monthly fees represent a discount from the amount that the customer would be charged under Brasil Telecom’s basic plan if the customer used the number of minutes included in the alternative plan. As the number of Brasil Telecom’s customers selecting these alternative plans has grown in response to its marketing and promotional efforts, Brasil Telecom has recorded increased revenues for monthly subscription fees, offset by corresponding declines in revenues for the use of excess minutes. Subscribers to Brasil Telecom’s alternative fixed-line plans, which began to be offered in the second quarter of 2006, represented 56.1% of Brasil Telecom’s fixed lines in service at June 30, 2009 and 51.3% at December 31, 2008. We believe that Brasil Telecom’s alternative local fixed-line plans contribute to a net increase in its local fixed-line revenue as many subscribers of its alternative fixed-line plans do not use their full monthly allocations of local minutes.

The substantial increase in the number of mobile service users in Brazil has also negatively impacted the use of Brasil Telecom’s public telephones. As the incumbent local fixed-line service provider in Region II, Brasil Telecom is required under ANATEL regulations and its concession contracts to meet specified targets with respect to the availability of public telephones throughout its concession area. However, as a larger portion of the population of Region II uses mobile handsets to make calls when not in proximity to a fixed-line telephone, use of Brasil Telecom’s public telephones has declined by 20.6% from 2005 to 2008.

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Demand for Brasil Telecom Mobile’s Mobile Services

We believe that the primary reason that Brasil Telecom Mobile’s customer base for mobile services in Region II has grown from 2.2 million at December 31, 2005 to 5.6 million at December 31, 2008 has been the success of its marketing and promotion campaigns.

The market for mobile services is extremely competitive in each of the regions that Brasil Telecom Mobile serves. During the six months ended June 30, 2009 and the year ended December 31, 2008, Brasil Telecom Mobile’s average monthly churn rate, representing the number of subscribers whose service is disconnected during each month, whether voluntarily or involuntarily, divided by the number of subscribers at the beginning of such month, was 4.6% and 4.1% per month, respectively. As a result, (1) Brasil Telecom Mobile incurs selling expenses in connection with marketing and sales efforts designed to retain existing mobile customers and attract new mobile customers, and (2) from time to time the discounts that Brasil Telecom Mobile offers in connection with its promotional activities lead to charges against our gross operating revenues from mobile services. In addition, competitive pressures have in the past required Brasil Telecom Mobile to introduce service plans under which the monthly and per-minute rates that it charges its mobile customers are lowered, reducing its average revenue per customer.

We expect our overall mobile services business to continue to grow in terms of its customer base, traffic volumes and revenues from value-added services. However, due to market saturation, we expect future growth in our mobile services business in Region II to occur at lower rates than Brasil Telecom Mobile has historically achieved.

Demand for Data Transmission Services of Our Company and Invitel

The broadband services customer base of Brasil Telecom in Region II has grown from 1.0 million at December 31, 2005 to 1.8 million at December 31, 2008 and 1.9 million at June 30, 2009. We believe that this growth has resulted from (1) Brasil Telecom’s marketing and promotional campaigns, (2) the growth in the number of households in Region II that own personal computers, and (3) a shift in consumer preferences that has led an increasing number of Brasil Telecom’s fixed-line customers to value the data transmission speeds available through its broadband services. We expect the number of Brasil Telecom’s fixed-line customers that subscribe to its broadband services to continue to increase in the near term. However, if the current international economic downturn leads to low growth or a recession in Brazil, the rate of growth of computer ownership in Brazil may decline and, consequently, the rate of growth of Brasil Telecom’s broadband services customer base may be adversely affected.

Effects of Competition on the Rates that We Realize and the Discounts We Record

The Brazilian telecommunications industry is highly competitive. The competitive environment is significantly affected by key trends, including the following:

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Technological and service convergence: The convergence of technology and services enables telecommunications service providers that were previously limited to providing a single service to provide services in other industry segments, such as in the case of broadband services provided by cable television service providers and by mobile service providers (using 3G technology) and in the case of traditional fixed-voice services transmitted by mobile telecommunications service providers.

•

Consolidation: Consolidation has taken place in the telecommunications industry throughout Latin America, including Brazil. This consolidation has led to the formation of large conglomerates that benefit both from economies of scale and the ability to undertake coordinated action across different industry segments, which provides them with competitive advantages in an environment that is also characterized by the convergence of media and telecommunications services.

•	Bundled service offerings: Telecommunications service providers have begun to offer bundled service packages that they are unable to offer independently. For example, in 2005 Embratel, our principal

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competitor in fixed-line services, and Net, our principal competitor in broadband services, each of which is controlled by Telmex, entered into an agreement pursuant to which they began to offer jointly to the Brazilian residential market an integrated voice, broadband and subscription television service package.

In response to these competitive pressures, (1) we may offer our services at rates below the rate caps established by ANATEL, and (2) from time to time we offer our services with promotional discounts or offer additional complimentary services with the purchase of some of our services. We record the services sold at the rates established under our service plans or at rates approved by ANATEL and record the amount of these services represented by the promotional discounts or delivered on a complimentary basis as discounts and returns in our income statement.

Launch of 3G Services

In December 2007, Brasil Telecom Mobile acquired the authorizations and radio frequency licenses necessary for it to commence the offering of 3G services throughout Region II. During 2008, Brasil Telecom Mobile commenced capital expenditure projects to acquire and install the network equipment necessary to offer these services. In addition, Brasil Telecom Mobile engaged in marketing and promotional campaigns in connection with the launch of these services in April 2008.

Brasil Telecom Mobile activated approximately 100,900 and 54,000 accounts for 3G services in Region II during the year ended December 31, 2008 and the six months ended June 30, 2009, respectively. We expect that these services will generate significant additions to our mobile customer base and lead to long-term increases in our revenues and operating income.

The cost of these authorizations and radio frequency licenses was R$448 million, which we will pay to ANATEL in installments through 2015. During 2008, Brasil Telecom Mobile invested R$288 million in the network equipment necessary to offer these services, which contributed to an increase in Invitel’s depreciation expenses for 2008 and will continue to contribute to our depreciation expenses during the next several years. Brasil Telecom Mobile financed the purchase and installation of this network equipment through vendor financing, which has contributed to the increase of Invitel’s net financial expenses during 2008.

Under Brasil Telecom Mobile’s 3G radio frequency licenses, we are required to meet certain service expansion obligations that will require capital expenditures through 2015. If we are unable to fund these capital expenditures through our operating cash flows, we may incur additional indebtedness or vendor financing obligations, which would increase our outstanding indebtedness and net financial expenses.

Effects of Adjustments to Our Regulated Rates and Inflation

Telecommunications services rates are subject to comprehensive regulation by ANATEL. Our rates for local fixed-line services, domestic long-distance services, mobile services, interconnection to our fixed-line network, and EILD and SLD services are subject to regulation by ANATEL. We are required to obtain ANATEL approval prior to offering new alternative fixed-line or mobile plans. The rates established or approved by ANATEL for our services act as caps on the prices that we charge for these services, and we are permitted to offer these services at a discount from the rates approved by ANATEL. After ANATEL establishes or approves rate caps for these services, these rate caps are subject to annual adjustment based on the rate of inflation, as measured by the IST. Rate caps for local fixed-line plans are adjusted by inflation, as measured by the IST, less an amount that serves as a proxy for productivity gains achieved by our company and the local fixed-line services industry as a whole.

Because substantially all of our cost of services and operating expenses are incurred in reais in Brazil, these rate increases act as a natural hedge against inflation and, as a result, Invitel’s operating margins have not been materially affected by inflation. However, because these rate adjustments are only made on an annual basis, in periods of severe inflation, we may not be able to pass our increased costs through to our customers as incurred.

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A significant portion of our real-denominated debt bears interest at the TJLP or the CDI rate, which are partially adjusted for inflation, and, as a result, inflation results in increases in our financial expenses and debt service obligations.

Effects of Changes in Regulatory Requirements

Compliance with new regulations applicable to the telecommunications industry that are adopted by ANATEL from time to time and compliance with the obligations included in Brasil Telecom’s concession contracts that were entered into in 2006 have required Invitel and its subsidiaries to make capital expenditures, affected the consolidated revenues that Invitel has generated and imposed additional costs of service on Invitel and its subsidiaries. For example:

•

In January 2006 and January 2007, ANATEL reduced the interconnection rates available to fixed-line service providers for interconnection to their networks and capped these rates at a percentage of the rate applicable to a fixed-to-fixed local call. This reduction in the interconnection rates reduced the interconnection revenue generated by Invitel’s fixed-line and data transmission services segment, while reducing the interconnection costs recorded by Invitel’s mobile services segment.

•

In July 2006, changes to ANATEL’s regulations governing interconnection with the networks of mobile service providers became effective. Under the regulations previously in force, mobile service providers charged for interconnection to their networks under the “bill-and-keep” system; under the new regulations, mobile service providers charge for interconnection to their networks under the “full billing” system. These changes resulted in significant increases in interconnection revenues of Invitel’s mobile services segment, as well as significant increases in the interconnection costs of Invitel’s fixed-line and data transmission services and mobile services segments. For additional information on the “full billing” and the “bill-and-keep” systems, see “—Business of Coari—Regulation of the Brazilian Telecommunications Industry—Interconnection Regulations—Transition from “Bill and Keep” System to “Full Billing” System.”

•

Brasil Telecom’s concession agreements that became effective at the beginning of 2006 required Brasil Telecom to convert its system of billing local fixed-line usage from a system based on the usage of pulses to a system based on the usage of minutes by July 2007. As a result of the conversion of local fixed-line traffic from pulses to minutes, Invitel was not able to accurately compare the volume of local fixed-line traffic between the years ended December 31, 2008, 2007 and 2006.

•

In March 2007, ANATEL adopted number portability regulations requiring Invitel to permit its mobile and fixed-line customers to maintain their telephone numbers if they change service providers. Implementation of the systems necessary to comply with this regulation required Invitel and our company to make capital expenditures in the aggregate amount of R$221 million. Implementation of these systems was completed in March 2009. We have not observed any material effects on our revenues directly related to the implementation of number portability.

Effects of Claims by ANATEL that Our Company has Not Fully Complied with Our Quality of Service and Other Obligations

As a fixed-line service provider, we must comply with the provisions of the General Plan on Quality Goals. As a public regime service provider, we must comply with the network expansion and modernization obligations under the General Plan on Universal Service and our concession agreements. Our personal mobile services authorizations set forth certain network expansion obligations and targets and impose obligations on us to meet quality of service standards. In addition, we must comply with regulations of general applicability promulgated by ANATEL, which generally relate to quality of service measures.

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If we fail to meet quality goals established by ANATEL under the General Plan on Quality Goals, fail to meet the network expansion and modernization targets established by ANATEL under the General Plan on Universal Service and our concession agreements, fail to comply with our obligations under our personal mobile services authorizations or fail to comply with our obligations under other ANATEL regulations, we may be subject to warnings, fines, intervention by ANATEL, temporary suspensions of service or cancellation of our concessions and authorizations.

On an almost weekly basis, we receive inquiries from ANATEL requiring information from us on our compliance with the various service obligations imposed on us by our concession agreements. If we are unable to respond satisfactorily to those inquiries or comply with our service obligations under our concession agreements, ANATEL may commence administrative proceedings in connection with such noncompliance. We have received numerous notices of commencement of administrative proceedings from ANATEL, mostly due to our inability to achieve certain targets established in the General Plan on Quality Goals and the General Plan on Universal Service.

At the time that ANATEL notifies us it believes that we have failed to comply with our obligations, we evaluate the claim and, based on our assessment of the probability of loss relating to that claim, may establish a provision. We vigorously contest a substantial number of the assessments made against us. As of June 30, 2009, the total estimated contingency in connection with all pending administrative proceedings brought by ANATEL against us in which we deemed the risk of loss as probable or possible totaled R$205 million, and we had recorded an aggregate provision of R$175 million related to all pending proceedings brought by ANATEL in respect of which we deemed the risk of loss as probable.

During the six-month period ended June 30, 2009, we recorded provisions related to administrative proceedings brought by ANATEL in the amount of R$30 million, and during the year ended December 31, 2008, Invitel recorded provisions related to administrative proceedings brought by ANATEL in the amount of R$76 million. Our provisions related to administrative proceedings brought by ANATEL generally have been sufficient to pay all amounts that we were ultimately required to pay with respect to claims brought by ANATEL.

Effects of Fluctuations in Exchange Rates between the Real and the U.S. Dollar or Japanese Yen

Substantially all of our cost of services and operating expenses are incurred in reais in Brazil. As a result, the appreciation or depreciation of the real against the U.S. dollar does not have a material effect on our operating margins. However, the costs of a substantial portion of the network equipment that we purchase for our capital expenditure projects are denominated in U.S. dollars or are U.S. dollar-linked. This network equipment is recorded on our balance sheet at its cost in reais based on the applicable exchange rate on the date the transfer of ownership, risks and rewards related to the purchased equipment occurs. As a result, depreciation of the real against the U.S. dollar results in this network equipment being more costly in reais and leads to increased depreciation expenses. Conversely, appreciation of the real against the U.S. dollar results in this network equipment being less costly in reais and leads to lower depreciation expenses.

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Our consolidated U.S. dollar-denominated and Japanese Yen-denominated indebtedness represented 9.2% and 3.8%, respectively, of our outstanding indebtedness at June 30, 2009. As a result, when the real depreciates against the U.S. dollar or the Japanese Yen:

•	the interest costs on our U.S. dollar- or Japanese Yen-denominated indebtedness increase in reais, which negatively affects our results of operations in reais;

•	the amount of our U.S. dollar- or Japanese Yen-denominated indebtedness increases in reais, and our total liabilities and debt service obligations in reais increase; and

•	our net financial expenses tend to increase as a result of foreign exchange losses that we must record.

An appreciation of the real against the U.S. dollar has the converse effects.

In order to mitigate the effects of foreign exchange variations, we have established a hedging policy. At June 30, 2009, we had entered into hedging transactions in respect of 5.2% of our indebtedness affected by exchange rate variations. The purpose of these hedging transactions is to seek to “match” the currency of our debt with that of our revenues to mitigate foreign exchange risk.

Effect of Level of Indebtedness and Interest Rates

At June 30, 2009, our total outstanding indebtedness on a consolidated basis, excluding swap adjustments, was R$4,586 million. The level of our indebtedness results in significant financial expenses that are reflected in our statement of operations. Financial expenses consist of interest expense, exchange variations of U.S. dollar- and other foreign currency-denominated debt, foreign exchange losses or gains, and other items as set forth in note 7 to our unaudited interim consolidated financial statements included elsewhere in this prospectus. During the six months ended June 30, 2009, we recorded total financial expenses of R$597 million, of which R$315 million consisted of interest expense, and R$282 million consisted of monetary and foreign exchange variation on financing. In 2008, Invitel recorded total interest expenses of R$1,552 million, of which R$1,271 million consisted of interest expense, and R$281 million consisted of monetary and foreign exchange variation on financing. The interest rates that we pay depend on a variety of factors, including prevailing Brazilian and international interest rates and risk assessments of our company, our industry and the Brazilian economy made by potential lenders to our company, potential purchasers of our debt securities and the rating agencies that assess our company and its debt securities.

Standard & Poor’s and Fitch maintain ratings of our company and our debt securities and Moody’s maintains ratings of Brasil Telecom. Any ratings downgrades in the future would likely result in increased interest and other financial expenses relating to borrowings and debt securities and could adversely affect our ability to obtain such financing on satisfactory terms or in amounts required by us.

Seasonality

Our telecommunications services are generally not affected by major seasonal variations of the market, except for the first quarter of the year, when economic activity is generally reduced in Brazil.

PART FOUR—THE COMPANIES

Recent Developments

Intermediate Company Mergers

On July 31, 2009, Telemar and Coari undertook the transactions described below to eliminate the intermediate holding companies in Coari’s ownership structure:

•	Invitel merged with and into Solpart, with Solpart as the surviving company;

•	Solpart merged with and into Copart 1, with Copart 1 as the surviving company;

•	Copart 1 merged with and into Brasil Telecom Holding, with Brasil Telecom Holding as the surviving company; and

•	Copart 2 merged with and into Brasil Telecom, with Brasil Telecom as the surviving company.

As a result of these transactions, Brasil Telecom and Brasil Telecom Holding became direct subsidiaries of Coari.

Brasil Telecom Merger

On September 30, 2009, Brasil Telecom and Brasil Telecom Holding completed a merger (incorporação) under Brazilian law of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company. In this merger:

•

each issued and then outstanding common share of Brasil Telecom Holding (other than common shares held by shareholders seeking withdrawal of their common shares) was converted automatically into 1.2190981 common shares of Brasil Telecom;

•

each issued and then outstanding preferred share of Brasil Telecom Holding was converted automatically into 0.1720066 common shares of Brasil Telecom and 0.9096173 preferred shares of Brasil Telecom; and

•	all issued and then outstanding shares of Brasil Telecom held by Brasil Telecom Holding were cancelled.

As a result of the merger, Brasil Telecom Holding ceased to exist and, as of December 4, 2009, Coari owns 49.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

Impact of Increase in Provision for Contingencies under Debt Instruments

As a result of adjustments in Brasil Telecom’s provision for contingencies in 2009, including in connection with the acquisition of control of Brasil Telecom by Telemar and Coari, as of June 30, 2009 Brasil Telecom did not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in its debt instruments with BNDES and JBIC, and in its debentures.

Under each of these debt instruments the creditor has the right to accelerate the debt if, at the end of any fiscal quarter, Brasil Telecom is not in compliance with the covenants containing this ratio. Brasil Telecom has received waivers from (1) BNDES in respect of the breach of this covenant and any similar breaches that occur on or prior to December 31, 2009, as a result of which, the next measurement date for the ratios under Brasil Telecom’s BNDES indebtedness will be June 30, 2010, (2) the holders of Brasil Telecom’s debentures approving a decrease in the consolidated EBITDA to consolidated financial expense ratio contained in the covenants in the debentures from 1.95:1.00 to 0.95:1.00 during the period from June 30, 2009 until June 30, 2010, and (3) JBIC in respect of the breach of this covenants for the fiscal quarters ended June 30, 2009 and September 30, 2009. We

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anticipate that Brasil Telecom will not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in its debt instruments with JBIC as of December 31, 2009 and are seeking a waiver of this anticipated breach from JBIC. We cannot provide investors with any assurance that this waiver will be obtained. As of June 30, 2009, the aggregate principal amount outstanding under Brasil Telecom’s debt instruments with JBIC was R$176 million.

In general, the occurrence of an event of default under one of Brasil Telecom’s debt instruments may trigger defaults under its other debt instruments. In the event that Brasil Telecom is unable to comply with the covenants set forth in its debt instruments with JBIC as of September 30, 2009 and is unsuccessful in obtaining a waiver from JBIC under these debt instruments, we would seek to repay or refinance this indebtedness. In the event that we were unable to repay or refinance Brasil Telecom’s outstanding indebtedness to JBIC, an event of default would occur under these debt instruments and this event of default could trigger events of default under other indebtedness or enable the creditors under other indebtedness to accelerate that indebtedness. The total amount of debt that would have been reclassified to current liabilities in the event that an event of default under Brasil Telecom’s debt instruments with JBIC had occurred as of June 30, 2009 would have been R$3,834 million.

Annual Increase of Regulated Rates

Our rates for our local fixed-line services, domestic long-distance services and mobile services are subject to regulation by ANATEL, subject to certain exceptions relating to the rates we charge under alternative fixed-line and mobile plans that we are authorized to offer to our customers.

On September 14, 2009, ANATEL granted increases in:

•	the maximum rates we are authorized to charge for our basic service plans basket of 0.98%;

•	the maximum basket of domestic fixed line-to-fixed line long-distance rates we are authorized to charge of 0.98%; and

•	the maximum rates we are authorized to charge for use of payphone cards of 0.82%.

Results of Operations for Nine-Month Period and the Three-Month Period Ended September 30, 2009

Our net operating revenue was R$8,222 million during the nine-month period ended September 30, 2009 and R$2,807 million during the three-month period ended September 30, 2009. We did not record net operating revenue during the corresponding periods of 2008.

Our cost of sales was R$5,030 million during the nine-month period ended September 30, 2009, resulting in gross profit of R$3,192 million, or 38.8% of our net operating revenue. Our cost of sales was R$2,007 million during the three-month period ended September 30, 2009, resulting in gross profit of R$800 million, or 28.5% of our net operating revenue. We did not record cost of sales or gross profit during the corresponding periods of 2008.

Our total operating expenses were R$2,213 million during the nine-month period ended September 30, 2009, resulting in operating income of R$980 million, or 11.9% of our net operating revenue. Our total operating expenses were R$500 million during the three-month period ended September 30, 2009, resulting in operating income of R$300 million, or 10.7% of our net operating revenue. We recorded an operating loss of R$53,000 during the nine-month period ended September 30, 2009 and an operating loss of R$12,000 during the three-month period ended September 30, 2009.

Our financial expenses, net were R$105 million during the nine-month period ended September 30, 2009 and R$44 million during the three-month period ended September 30, 2009. Our income and social contribution tax expense was R$493 million during the nine-month period ended September 30, 2009 and R$130 million during the three-month period ended September 30, 2009.

PART FOUR—THE COMPANIES

We recorded minority interest of R$500 million during the nine-month period ended September 30, 2009 and R$138 million during the three-month period ended September 30, 2009. We did not record minority interest during either the nine-month period or the three-month period ended September 30, 2008.

As a result of the foregoing, our net loss was R$118 million during the nine-month period ended September 30, 2009, or 1.4% of our net operating revenue, and our net loss was R$12 million during the three-month period ended September 30, 2009, or 0.4% of our net operating revenue.

Historical Results of Operations of Our Company

The following discussion of our results of operations is based on our consolidated financial statements prepared in accordance with Brazilian GAAP.

The following table set forth the operating results of each of our segments and the reconciliation of these results of our segments to our consolidated results of operations for the six months ended June 30, 2009. This segment information was prepared on the same basis as the information that our senior management uses to allocate resources among segments and evaluate their performance. We evaluate and manage the performance of our segments based on information generated from our statutory accounting records maintained in accordance with Brazilian GAAP and reflected in our consolidated financial statements.

	Six Months Ended June 30, 2009
	Fixed-Line and Data Transmission Services		Mobile Services		Internet Services		Call Center		Management		Eliminations		Consolidated
	(in millions of reais)
Gross operating revenues	R$	7,756	R$	1,236	R$	205	R$	167	R$	—	R$	(595)	R$	8,769
Taxes and deductions		(3,044)		(336)		(25)		(11)		—		62		(3,354)

Net operating revenues		4,712		900		180		156		—		(533)		5,415
Cost of goods sold and services rendered		(2,536)		(720)		(21)		(142)		—		395		(3,023)

Gross profit		2,176		181		159		14		—		(138)		2,392
Selling expenses		(586)		(295)		(110)		(6)		—		217		(781)
General and administrative expenses		(494)		(73)		(48)		(12)		(18)		17		(627)
Other operating income (expenses), net		(219)		12		2		(4)		(0)		(96)		(305)

Operating income (loss)	R$	878	R$	(176)	R$	4	R$	(8)	R$	(18)	R$	(0)	R$	679

Prior to our acquisition of Invitel on January 8, 2009, we did not consolidate the results of Invitel or its subsidiaries, including Brasil Telecom Holding and Brasil Telecom, and we did not report our results by segment.

In the following discussion, references to increases or decreases in any period are made by comparison with the corresponding prior period, except as the context otherwise indicates.

PART FOUR—THE COMPANIES

Six Months Ended June 30, 2009 Compared with the Six Months Ended June 30, 2008

The following table sets forth the components of our net income for the six months ended June 30, 2008 and 2009.

	Six Months ended June 30,
	2008		2009
	(in millions of reais)
Gross operating revenues	R$	—	R$	8,769
Taxes and deductions		—		(3,354)

Net operating revenues		—		5,415
Cost of goods sold and services rendered		—		(3,023)

Gross profit		—		2,392
Operating expenses
Selling expenses		—		(781)
General and administrative expenses		(0)		(627)
Other operating income (expenses), net		(0)		(305)

Operating income (loss) before net financial expenses		(0)		679
Net financial expenses		(0)		(61)

Income (loss) before taxes and minority interest		(0)		618
Income and social contribution taxes (benefit)		—		(362)
Minority interest		—		(362)

Net income (loss)	R$	(0)	R$	(106)

Operating Revenues

The composition of gross operating revenues by category of service before deduction of value-added and other indirect taxes and discounts is presented in our financial statements and discussed below. We do not determine net operating revenues for each category of service as we do not believe such information to be useful to investors.

Gross operating revenues during the six months ended June 30, 2009 reflect the consolidated gross operating revenues of Invitel as a result of our acquisition of Invitel on January 8, 2009.

Gross operating revenues during the six months ended June 30, 2009 consisted of gross operating revenues of:

•	R$7,756 million of our fixed-line and data transmission services segment, which represented 82.8% of our total gross operating revenues;

•	R$1,236 million of our mobile services segment, which represented 13.2% of our total gross operating revenues;

•	R$205 million of our internet segment, which represented 2.2% of our total gross operating revenues; and

•	R$167 million of our call center segment, which represented 1.8% of our total gross operating revenues.

Of our total gross operating revenues, R$595 million represented gross operating revenues generated by intersegment sales, which are eliminated in the consolidation of our financial statements.

PART FOUR—THE COMPANIES

Net operating revenues during the six months ended June 30, 2009 consisted of net operating revenues of:

•	R$4,712 million of our fixed-line and data transmission services segment, which represented 79.2% of our total net operating revenues;

•	R$900 million of our mobile services segment, which represented 15.1% of our total net operating revenues;

•	R$180 million of our internet segment, which represented 3.0% of our total net operating revenues; and

•	R$156 million of our call center segment, which represented 2.6% of our total net operating revenues.

Of our total net operating revenues, R$533 million represented net operating revenues generated by intersegment sales, which are eliminated in the consolidation of our financial statements.

Cost of Goods Sold and Services Rendered

Cost of goods sold and services rendered during the six months ended June 30, 2009 primarily consisted of:

•	interconnection fees of R$1,010 million, which represented 33.3% of our consolidated cost of goods sold and services rendered;

•	depreciation expenses of R$846 million, which represented 27.9% of our consolidated cost of goods sold and services rendered;

•	network maintenance expenses of R$403 million, which represented 13.3% of our consolidated cost of goods sold and services rendered;

•	personnel expenses of R$208 million, which represented 6.9% of our consolidated cost of goods sold and services rendered;

•	rental and insurance expenses of R$182 million, which represented 6.0% of our consolidated cost of goods sold and services rendered; and

•	third-party services of R$132 million, which represented 4.4% of our consolidated cost of goods sold and services rendered.

Cost of goods sold and services rendered during the six months ended June 30, 2009 represented:

•	53.8% of the net operating revenues of our fixed-line and data transmission services segment;

•	80.0% of the net operating revenues of our mobile services segment;

•	11.5% of the net operating revenues of our internet segment; and

•	91.0% of the net operating revenues of our call center segment.

Of the costs of goods sold and services rendered of our fixed-line and data transmission services segment, 17.0% represented interconnection fees paid by our fixed-line and data transmission services segment for the use of Brasil Telecom Mobile’s mobile network to complete fixed-to-mobile calls. These fees were eliminated in the consolidation of our financial statements.

Of the costs of goods sold and services rendered of our mobile services segment, 23.4% represented (1) interconnection fees paid by Brasil Telecom Mobile for the use of the fixed-line network of our fixed-line and data transmission services segment to complete mobile-to-fixed calls, and (2) fees paid by Brasil Telecom Mobile for EILD services. These fees were eliminated in the consolidation of our financial statements.

PART FOUR—THE COMPANIES

Gross Profit

Gross profit during the six months ended June 30, 2009 was R$2,392 million, representing 44.2% of our net operating revenue.

Operating Expenses

During the six months ended June 30, 2009, selling expenses, general and administrative expenses and other operating expenses represented 14.4%, 11.6% and 5.6% of our net operating revenues, respectively.

During the six months ended June 30, 2009:

•

selling expenses, general and administrative expenses and other operating expenses represented 12.4%, 10.5% and 4.6%, respectively, of the net operating revenues of our fixed-line and data transmission services segment;

•	selling expenses, general and administrative expenses and other operating income represented 32.8%, 8.1% and 1.3%, respectively, of the net operating revenues of our mobile services segment;

•	selling expenses, general and administrative expenses and other operating income represented 61.1%, 26.5% and 1.3%, respectively, of the net operating revenues of our internet segment; and

•	selling expenses, general and administrative expenses and other operating expenses represented 4.1%, 7.6% and 2.7%, respectively, of the net operating revenues of our call center segment.

During the six months ended June 30, 2008, we incurred general and administrative expenses of R$39,000 and other operating expenses of R$2,000.

Operating Income

As a result of the foregoing, our consolidated operating income was R$679 million during the six months ended June 30, 2009, representing 12.5% of our net operating revenue.

Financial Expenses, Net

Financial Income

Financial income was R$536 million during the six months ended June 30, 2009, primarily consisting of monetary adjustment of escrow deposits, interest and monetary variation on loans and yield on marketable securities. We did not have any financial income during the corresponding period of 2008.

Financial Expense

Financial expense was R$597 million during the six months ended June 30, 2009, primarily consisting of interest on loans, interest and monetary variation on other liabilities and monetary adjustments on provision for losses related to escrow deposits. Financial expense was R$1,000 during the corresponding period of 2008.

Income Tax and Social Contribution

The composite corporate statutory income tax and social contribution rate was 34% during the six-month periods ended June 30, 2008 and 2009. During the six months ended June 30, 2009, the effective tax rate applicable to our income before income tax and social contribution was 53.8%, principally as a result of

PART FOUR—THE COMPANIES

(1) non-deductible expenses related to income tax and social contribution on goodwill amortization paid during the acquisition of Invitel, Brasil Telecom Holding and Brasil Telecom, and (2) a deduction of deferred income tax and social contribution on tax loss of Solpart. We did not record any benefit or expense relating to income tax and social contribution during the six months ended June 30, 2008.

Minority Interest

Minority interest was an expense of R$362 million during the six months ended June 30, 2009, primarily reflecting the losses incurred during the six months ended June 30, 2009 by our subsidiaries Brasil Telecom Holding and Brasil Telecom during this period. We did not record any gain or expense relating to minority interest during the six months ended June 30, 2008.

Net Income (Loss)

Our consolidated net loss was R$106 million during the six months ended June 30, 2009. As a percentage of net operating revenue, net loss was (2.0)% during the six months ended June 30, 2009.

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

The following table sets forth the components of our net income for the years ended December 31, 2007 and 2008.

	Year ended December 31,
	2007		2008
	(in millions of reais)
Net financial income	R$	—	R$	23

Income before taxes and minority interest		—		23
Income and social contribution taxes (benefit)		—		(8)

Net income	R$	—	R$	15

Prior to our acquisition of Invitel on January 8, 2009, we did not consolidate the results of Invitel or its subsidiaries, including Brasil Telecom Holding and Brasil Telecom, and we did not record any operating income. Prior to our acquisition of Copart 1 and Copart 2 on April 25, 2008, we did not have any assets or operations.

Financial Expenses, Net

Financial Income

Financial income was R$25 million during the 2008, primarily consisting of interest on shareholders’ equity paid by Brasil Telecom Holding and Brasil Telecom. We did not have any financial income during 2007.

Financial Expense

Financial expense was R$2 million during 2008, primarily consisting of IOF and PIS/COFINS taxes on financial income. We did not have any financial expense during 2007.

Income Tax and Social Contribution

The composite corporate statutory income tax and social contribution rate was 34% during 2007 and 2008. During 2008, the effective tax rate applicable to our income before income tax and social contribution was 33.9%. We did not record any benefit or expense relating to income tax and social contribution in 2007.

PART FOUR—THE COMPANIES

Net Income

Our consolidated net income was R$15 million during 2008. We did not record net income or loss in 2007.

Pro Forma Results of Operations of Our Company for the Six Months Ended June 30, 2009 Compared with the Six Months Ended June 30, 2008

Our consolidated results of operations for the six month period ended June 30, 2009 are not comparable to our results of operations for the six months ended June 30, 2008 due to our acquisition of Invitel on January 8, 2009 and our consolidation of the results of Invitel as from January 1, 2009.

In light of this transaction, as well as (1) our acquisition of preferred shares of Brasil Telecom Holding and Brasil Telecom on various dates between April 25, 2008 and July 22, 2008, (2) our acquisition of common shares of Brasil Telecom Holding and Brasil Telecom on June 23, 2009 in mandatory tender offers, (3) the completion of the Intermediate Company Mergers on July 31, 2009, and (4) the merger of Brasil Telecom with and into Brasil Telecom on September 30, 2009, and in order to facilitate an analysis of our financial information, we are presenting an analysis of our pro forma results of operations for the six months ended June 30, 2008 and 2009. This analysis is derived from our unaudited pro forma combined financial information for the six-month periods ended June 30, 2008 and 2009 included elsewhere in this prospectus under “Part Two—Summary—Selected Historical Financial Data and Unaudited Pro Forma Combined Financial Information—Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined financial information for the six-month periods ended June 30, 2008 and 2009 reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable under the circumstances, and the actual results could differ materially from these anticipated results. In our opinion, all adjustments that are necessary to present fairly the unaudited pro forma consolidated data have been made. However, the unaudited pro forma combined financial information for the six-month periods ended June 30, 2008 and 2009 are presented for informational purposes only and do not purport to be indicative of what would have occurred had the acquisition of preferred shares of Brasil Telecom Holding and Brasil Telecom, the acquisition of Invitel, the mandatory tender offers, the Intermediate Company Mergers of the Brasil Telecom merger actually been consummated at the beginning of the period presented, nor are they necessarily indicative of our future consolidated operating results.

PART FOUR—THE COMPANIES

The following tables set forth the pro forma operating results of each of our segments and the reconciliation of these results of our segments to our pro forma consolidated results of operations. This pro forma segment information was prepared on the same basis as the information that our senior management uses to allocate resources among segments and evaluate their performance. We evaluate and manage the performance of our segments based on information generated from our statutory accounting records maintained in accordance with Brazilian GAAP and reflected in our consolidated financial statements.

	Six Months Ended June 30, 2009
	Fixed-Line and Data Transmission Services		Mobile Services		Internet Services		Call Center		Management		Eliminations		Consolidated
	(in millions of reais)
Gross operating revenues	R$	7,756	R$	1,236	R$	205	R$	167	R$	—	R$	(595)	R$	8,769
Taxes and deductions		(3,044)		(336)		(25)		(11)		—		62		(3,354)

Net operating revenues		4,712		900		180		156		—		(533)		5,415
Cost of goods sold and services rendered		(2,544)		(720)		(21)		(142)		—		404		(3,023)

Gross profit		2,168		180		159		14		—		(129)		2,392
Selling expenses		(640)		(295)		(110)		(6)		—		270		(781)
General and administrative expenses		(494)		(73)		(48)		(12)		(10)		10		(627)
Other operating income (expenses), net		(253)		12		2		(3)		5		(151)		(388)

Operating income (loss)	R$	781	R$	(176)	R$	3	R$	(7)	R$	(5)	R$	0	R$	596

	Six Months Ended June 30, 2008
	Fixed-Line and Data Transmission Services		Mobile Services		Internet Services		Call Center		Management		Eliminations		Consolidated
	(in millions of reais)
Gross operating revenues	R$	7,197	R$	1,204	R$	222	R$	110	R$	—	R$	(518)	R$	8,215
Taxes and deductions		(2,276)		(315)		(33)		(8)		—		72		(2,560)

Net operating revenues		4,921		889		189		102		—		(446)		5,655
Cost of goods sold and services rendered		(2,561)		(744)		(26)		(99)		—		364		(3,066)

Gross profit		2,360		145		163		3		—		(82)		2,589
Selling expenses		(483)		(242)		(130)		(1)		—		179		(677)
General and administrative expenses		(588)		(66)		(37)		(6)		(81)		11		(767)
Other operating income (expenses), net		(406)		6		(59)		(0)		50		(108)		(517)

Operating income (loss)	R$	883	R$	(157)	R$	(63)	R$	(4)	R$	(31)	R$	0	R$	628

In the following discussion, references to increases or decreases in any period are made by comparison with the corresponding prior period, except as the context otherwise indicates.

PART FOUR—THE COMPANIES

The following table sets forth the components of our pro forma net income, as well as the percentage change from the corresponding period in the prior year, for the six months ended June 30, 2008 and 2009.

	Six Months ended June 30,
	2008		2009		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	8,215	R$	8,769	6.7
Taxes and deductions		(2,560)		(3,354)	31.0

Net operating revenues		5,655		5,415	(4.2)
Cost of goods sold and services rendered		(3,066)		(3,023)	(1.4)

Gross profit		2,589		2,392	(7.6)
Operating expenses
Selling expenses		(677)		(781)	15.4
General and administrative expenses		(767)		(627)	(18.3)
Other operating income (expenses), net		(517)		(388)	(25.0)

Operating income (loss) before net financial expenses		628		596	(5.1)
Net financial expenses (1)		(113)		(61)	(46.0)

Income (loss) before taxes and minority interest (1)		515		535	3.9
Income and social contribution taxes (benefit)		(191)		(362)	89.5

Net income (loss)	R$	324	R$	(173)	(153.4)

(1)	Excludes the effect of interest on shareholders’ equity of R$267 million during the six months ended June 30, 2008. In the six months ended June 30, 2009, no interest on shareholders’ equity was declared.

Pro Forma Operating Revenues

The composition of gross operating revenues by category of service before deduction of value-added and other indirect taxes and discounts is presented in our financial statements and discussed below. We do not determine net operating revenues for each category of service as we do not believe such information to be useful to investors.

Gross operating revenues increased by 6.7% during the six months ended June 30, 2009, principally due to a 7.8% increase in gross operating revenues of our fixed-line and data transmission services segment and, to a lesser extent, a 51.8% increase in gross operating revenues of our call center segment and a 2.7% increase in gross operating revenues of our mobile services segment, as discussed below. Gross operating revenues generated by intersegment sales, which are eliminated in the consolidation of our financial statements, increased by 14.9% during the six months ended June 30, 2009.

Net operating revenues declined by 4.2% in during the six months ended June 30, 2009, principally due to a 4.2% decline in net operating revenues of our fixed line and data transmission services segment, partially offset by a 52.9% increase in net operating revenues of our call center segment, and a 1.2% increase in net operating revenues of our mobile services segment. Net operating revenues generated by intersegment sales, which are eliminated in the consolidation of our financial statements, increased by 19.6% during the six months ended June 30, 2009.

PART FOUR—THE COMPANIES

Pro Forma Operating Revenue of Our Fixed-Line and Data Transmission Services Segment

The following table sets forth the components of the pro forma gross and net operating revenues of our fixed-line and data transmission services segment, as well as the percentage change from the corresponding period in the prior year, for the six months ended June 30, 2008 and 2009.

	Six Months Ended June 30,
	2008		2009		% Change
	(in millions of reais, except percentages)
Local services:
Monthly subscription fees	R$	1,792	R$	1,919	7.1
Metered services		468		381	(18.6)
Fixed-line to mobile calls (VC1)		930		922	(0.9)
Other revenues		14		12	(14.3)

		3,204		3,234	0.9
Long-distance services:
Mobile long distance (VC2 and VC3)		791		701	(11.4)
Fixed-to-fixed long distance:
Intrasectorial		428		390	(8.9)
Intersectorial		125		113	(9.6)
Interregional		117		105	(10.3)
International		22		15	(31.8)

		1,482		1,324	(10.7)
Other fixed-line services:
Pre-paid calling cards for public telephones		254		201	(20.9)
Additional services, intelligent network and advanced voice		201		247	22.9
Other		17		14	(17.6)

		473		461	(2.5)
Remuneration for the use of the fixed-line network:
Fixed-line to fixed-line network use		104		97	(6.7)
Mobile to fixed-line network use		106		107	0.9

		209		204	(2.4)
Data transmission services:
Asymmetric Digital Subscriber Line (ADSL)		874		1,513	73.1
Internet services		38		29	(23.7)
Transmission – EILD		251		266	6.0
Dedicated Line Service – SLD		223		272	22.0
IP services		293		332	13.3
Switching packs and frame relay		101		83	(17.8)
Other services		50		38	(24.0)

		1,829		2,533	38.5

Total gross operating revenue		7,197		7,756	7.8

Value-added and other indirect taxes		(1,956)		(1,877)	(4.0)
Discounts and returns		(320)		(1,167)	264.7

Net operating revenue	R$	4,921	R$	4,712	(4.2)

PART FOUR—THE COMPANIES

Gross operating revenues of our fixed-line and data transmission services segment increased by 7.8% during the six months ended June 30, 2009, principally due to a 38.5% increase in gross operating revenues from data transmission services, the effects of which were partially offset by a 10.7% decline in gross operating revenue from long-distance services.

Gross Operating Revenues from Local Services

Gross operating revenues from local fixed-line services increased by 0.9% during the six months ended June 30, 2009, primarily due to a 7.1% increase in gross operating revenues from monthly subscription fees, the effects of which were partially offset by an 18.6% decline in gross operating revenues from metered services.

Monthly Subscription Fees

Gross operating revenues from monthly subscription fees increased by 7.1% during the six months ended June 30, 2009, primarily as a result of (1) a 21.6% increase in the number of subscriptions to our alternative plans to 4.5 million at June 30, 2009 from 3.7 million at June 30, 2008, and (2) rate increases for our basic service plans of 3.01% that were implemented in July 2008, and rate increases for our alternative plans that reflected an increase in inflation of 3.01% in 2008, as measured by the IST.

Metered Services

Gross operating revenues from metered services charges declined by 18.6% during the six months ended June 30, 2009, principally as a result of (1) the migration of our fixed-line customers from our basic service plans to our alternative plans that have higher monthly allowances of minutes, and (2) the migration of local traffic origination to mobile handsets as callers take advantage of mobile plans and promotions under which mobile service providers offer mobile-to-mobile minutes within their networks at rates that are lower than a fixed-to-mobile minute.

Total billed minutes, which are the number of local minutes that exceed the monthly allowance under a customer’s service plan, declined by 22.2% to 5.6 billion minutes during the six months ended June 30, 2009 from 7.2 billion minutes during the corresponding period in 2008.

Local Fixed-to-Mobile Calls

Gross operating revenues from local fixed-to-mobile calls, which are charged at the VC1 rate, declined by 0.9% during the six months ended June 30, 2009, principally as a result of a decline in the total number of local fixed-to-mobile minutes during the six months ended June 30, 2009, as our fixed-line customers opted to take advantage of mobile service plans under which the charge for a mobile-to mobile minute is less than the charge for a fixed-to-mobile minute. The effects of this decline were partially offset by increases in the VC1 rate of 3.01% that were implemented in July 2008.

Gross Operating Revenues from Long-Distance Services

Gross operating revenues from long-distance services declined by 10.7% during the six months ended June 30, 2009, primarily due to (1) an 11.4% decline in gross operating revenues from long-distance calls originating or terminating on mobile devices, and (2) an 8.9% decline in gross operating revenue from fixed-to-fixed intrasectorial long-distance calls. Intrasectorial calls are those in which callers are located in the same sector, but in different local areas. A sector is a set of local areas, as established by ANATEL, that generally corresponds to a Brazilian state. Intersectorial calls involve callers in different sectors within the same service region.

PART FOUR—THE COMPANIES

Long-Distance Calls Originating or Terminating on Mobile Devices

Gross operating revenues from long-distance calls originating or terminating on mobile devices, which are charged at the VC2 or VC3 rate, declined by 11.4% during the six months ended June 30, 2009, principally as a result of:

•

a 5.6% decline in the total number of long-distance minutes that were charged at the VC2 rate to 104.4 million during the six months ended June 30, 2009 from 110.6 million during the corresponding period in 2008, principally due to lower use of value-added services, which historically has contributed to this traffic;

•

a 0.9% decline in the total number of long-distance minutes that were charged at the VC3 rate to 79.9 million during the six months ended June 30, 2009 from 80.6 million during the corresponding period in 2008, principally due to lower use of value-added services; and

•

a decline in revenues that we receive from “portal” voice services (e.g., calls made in response to third-party promotions and contests to which mobile subscribers are invited to respond via their mobile devices), which are generally charged at the VC3 rate, as a result of lower demand for these services.

The effects of these declines were partially offset by increases in the VC2 and VC3 rates of 3.01% that were implemented in July 2008.

Intrasectorial Long-Distance

Gross operating revenues from intrasectorial long-distance calls originated and terminated on a fixed-line terminal, which are charged at long-distance rates regulated in accordance with the distance separating callers, declined by 8.8% during the six months ended June 30, 2009, principally as a result of a 7.4% decline in the total number of intrasectorial long-distance minutes to 944.8 million during the six months ended June 30, 2009 from 1,019.8 million during the corresponding period in 2008. This reduction in traffic is mainly due to the migration of our fixed-line customers to our alternative long-distance plans that have included higher monthly allowances of long-distance minutes. The effect of this decline was partially offset by increases in our regulated long-distance rates of 3.01% that were implemented in July 2008.

Gross Operating Revenue from Other Fixed-Line Services

Gross operating revenues from other fixed-line services declined by 2.5% during the six months ended June 30, 2009, primarily as a result of a 20.9% decline in gross operating revenue from the sale of pre-paid calling cards for use in public telephones, the effects of which were partially offset by a 22.9% increase in gross operating revenues from additional services, intelligent network service and advanced voice services.

Gross operating revenue from the sale of pre-paid calling cards for use in public telephones declined principally due to a 23.2% decline in the number of public phone credits sold to 1,832 million during the six months ended June 30, 2009 from 2,385 million during the corresponding period in 2008, primarily due to customers substituting usage of mobile handsets for usage of public phones as a result of promotions by mobile service providers to the pre-paid segment, including bonus calls and pre-paid card recharges at promotional reduced rates. This decline was partially offset by rate increases for public phone usage of 2.53% that were implemented in July 2008.

Gross operating revenue from additional services, intelligent network service and advanced voice services increased principally as a result of our promotional offers and customer retention programs.

PART FOUR—THE COMPANIES

Gross Operating Revenues from Remuneration for the Use of the Fixed-Line Network

Gross operating revenues from remuneration for the use of the fixed-line network declined by 2.4% during the six months ended June 30, 2009, principally as a result of a 6.3% decrease in gross operating revenues from interconnection fees paid to us for completing calls on our fixed-line network that were originated on the networks of other fixed-line service providers, primarily due to increased penetration of the local services market by our competitors which has reduced the volume of calls terminated on our fixed-line network, the effects of which were partially offset by increases in our TU-RL and TU-RIU rates of 3.01% and 4.9%, respectively, that were implemented in July 2008.

Of our gross operating revenues from remuneration for the use of the fixed-line network, 19.4% during the six months ended June 30, 2009 and 17.1% in the corresponding period in 2008 represented interconnection fees paid by Brasil Telecom Mobile for the use of our fixed-line network to complete mobile-to-fixed calls and was eliminated in the consolidation of our financial statements.

Gross Operating Revenues from Data Transmission Services

Gross operating revenues from data transmission services increased by 38.5% during the six months ended June 30, 2009, principally due to a 73.1% increase in gross operating revenue from ADSL subscriptions and, to a lesser extent, a 22.0% increase in gross operating revenues from dedicated line services, and 13.3% increase in gross operating revenues from Internet Protocol services.

Gross operating revenues from ADSL subscriptions increased during the six months ended June 30, 2009, primarily due to (1) the migration of our customers to plans under which we provide data transmission at higher speeds, which have higher prices, generating a substantial increase in gross operating revenues, and (2) a 11.5% increase in the number of ADSL subscriptions during the six months ended June 30, 2009 to 1.9 million at June 30, 2009 from 1.7 million at June 30, 2008, as a result of our continued focus on increasing the penetration of our ADSL services in our local fixed-line subscriber base. As of June 30, 2009, approximately 22% of our ADSL customers subscribed to plans offering speeds of greater than 2 Mbps compared to less than 11% as of June 30, 2008. As of June 30, 2009, our ADSL customer base represented 23.8% of our total fixed lines in service as compared to 21.1% as of June 30, 2008.

Gross operating revenue from dedicated line services increased during the six months ended June 30, 2009, principally due to increased demand for these services from new corporate customers. Of our gross operating revenues from dedicated line services, 16.2% during the six months ended June 30, 2009 and 16.7% during the corresponding period in 2008 represented fees paid by Brasil Telecom Mobile for dedicated line services and was eliminated in the consolidation of our financial statements.

Gross operating revenue from Internet Protocol services increased during the six months ended June 30, 2009, principally due to increased demand for these services from new corporate customers.

Charges Against Gross Operating Revenues

Value-Added and Other Indirect Taxes

Value-added and other taxes on our fixed-line and data transmission services declined by 4.0% during the six months ended June 30, 2009, primarily reflecting the change in revenue mix, as fewer taxes or lower tax rates apply to some of our services, such as data transmission services and interconnection services.

PART FOUR—THE COMPANIES

Discounts

Discounts offered on our fixed-line services generally consist of local fixed-line calls, long-distance calls, intelligent network services (such as caller ID, call forwarding and conference calling), and ADSL monthly subscription fees. Discounts on our fixed-line and data transmission services increased by 264.7% during the six months ended June 30, 2009, primarily as a result of an increase in the discounts that we offered on our ADSL services due to the increase in competition among providers of these services.

Net Operating Revenues

As a result of the foregoing, net operating revenues of our fixed-line and data transmission services segment declined by 4.2% to R$4,712 million during the six months ended June 30, 2009 from R$4,921 million during the corresponding period in 2008.

Pro Forma Operating Revenue of Our Mobile Services Segment

The following table sets forth the components of the pro forma gross and net operating revenues of our mobile services segment, as well as the percentage change from the corresponding period in the prior year, for the six months ended June 30, 2008 and 2009.

	Six Months Ended June 30,
	2008		2009		% Change
	(in millions of reais, except percentages)
Mobile telephone services:
Monthly subscription fees	R$	195	R$	213	9.2
Utilization		288		332	15.3
Value-added services		70		106	51.4
Sale of handsets and accessories		99		61	(38.4)
Roaming		10		6	(40.0)
Other		9		17	88.9

		670		736	9.9
Remuneration for the use of the mobile network:		534		501	(6.2)

Total gross operating revenue		1,204		1,236	2.7
Value-added and other indirect taxes		(198)		(219)	10.6
Discounts and returns		(117)		(117)	—

Net operating revenue	R$	889		900	1.2

Gross operating revenues of our mobile services segment increased by 2.7% during the six months ended June 30, 2009, due to a 9.9% increase in gross operating revenues from mobile telephone services, the effects of which were partially offset by a 6.2% decline in remuneration for the use of our mobile network.

Gross Operating Revenues from Mobile Services

Gross operating revenues from mobile services increased by 9.9% during the six months ended June 30, 2009, principally due to:

•

a 15.3% increase in gross operating revenue from billed minutes, which are the number of local minutes used by pre-paid customers plus the number of local minutes used by post-paid customers in excess of the monthly allowance under the customer’s service plan, primarily as a result of (1) a 25.4%

PART FOUR—THE COMPANIES

increase in the number of our mobile customers to 6.7 million at June 30, 2009 from 5.0 million at June 30, 2008, and (2) rate increases for our billed minutes that reflected increases in inflation of 6.56% in 2008, as measured by the IST;

•

a 51.4% increase in gross operating revenues from value-added services, primarily as a result of the increase in the size of our mobile services customer base and an increase in the volume of SMS and GPRS services provided; and

•

a 9.2% increase in gross operating revenues from monthly subscription fees, primarily as a result of (1) the 25.0% increase in the number of our post-paid mobile customers to 1.0 million at June 30, 2009 from 0.8 million at June 30, 2008, and (2) rate increases for our alternative post-paid mobile plans that reflected increases in inflation of 6.56% in 2008, as measured by the IST.

The effects of these increases were partially offset by a 38.4% decline in gross operating revenue from the sale of mobile handsets and accessories, due to the decline in demand for our mobile handsets as a result of the increase in the sales price of these handsets following our decision to reduce the subsidies offered on the sale of these handsets.

The number of our pre-paid mobile customers increased by 35.7% to 5.7 million at June 30, 2009 from 4.2 million at June 30, 2008, primarily as a result of (1) the success of our “Volta do Pula-Pula” campaign, which we introduced in April 2008, (2) the strategy of reinforcing our retail promotion efforts and intensifying our advertising campaigns, (3) the development of a marketing channel focused on SIM card sales and the unblocking of handsets, and (4) the launch of Oi-branded services in Region II, including the launch of “Oi Ligadores” in May 2009 through “Oi Cartão pré-pago.” As of June 30, 2009, pre-paid customers represented 84.0% of our mobile customer base. The number of subscribers to our post-paid mobile plans increased by 25.0% during the six months ended June 30, 2009 to approximately 1.0 million at June 30, 2009 from approximately 0.8 million at June 30, 2008, primarily as a result of (1) subscriptions to our 3G plans, especially the 3GMais broadband service, (2) subscriptions to our Pluri bundled plans, and (3) the reduction of the migration from our hybrid plans to our pre-paid plans. Under our hybrid plans, a post-paid customer purchases a fixed number of minutes per month and, following the use of these minutes, may purchase additional minutes in the same manner as our pre-paid customers. As of June 30, 2009, post-paid customers represented 16.0% of our mobile customer base. Our monthly average revenue per user (calculated based on the total revenue for the year divided by the monthly average customer base for the year divided by 12) declined by 20.5% to R$23.2 as of June 30, 2009 from R$29.2 as of June 30, 2008.

Gross Operating Revenues from Remuneration for the Use of the Mobile Network

Gross operating revenues from remuneration for the use of the mobile network declined by 6.2% during the six months ended June 30, 2009, primarily as a result of a decline in the incoming traffic originated from customers of other operators, due to aggressive campaigns of our competitors to improve their on-net traffic, the effects of which were partially offset by increases in our VU-M rates of 1.89% that were implemented in July 2008.

Of the gross operating revenues from remuneration for the use of the mobile network, 42.7% during the six months ended June 30, 2009 and 39.3% during the corresponding period in 2008 represented interconnection fees paid by our fixed-line and data transmission services segment for the use of our mobile services segment’s network to complete fixed-to-mobile calls and was eliminated in the consolidation of our financial statements.

PART FOUR—THE COMPANIES

Charges Against Gross Operating Revenues

Value-Added and Other Indirect Taxes

Value-added and other taxes on our mobile services increased by 10.6% during the six months ended June 30, 2009, primarily reflecting the growth in the gross operating revenue of our mobile services segment during the six months ended June 30, 2009.

Discounts

Discounts offered on our mobile services generally consist of rebates on pre-paid telephone cards (typically having commissions of approximately 10.0% over the face amount sold), local fixed-line calls, long-distance calls, and intelligent network services (such as caller ID, call forwarding and conference calling). Discounts on our mobile services remained stable during the six months ended June 30, 2009 compared to the corresponding period in 2008.

Net Operating Revenues

As a result of the foregoing, net operating revenues of the mobile services segment increased by 1.2% to R$900 million during the six months ended June 30, 2009 from R$889 million during the corresponding period in 2008.

Pro Forma Operating Revenue of Our Internet Services Segment

The following table sets forth the components of the pro forma gross and net operating revenues of our internet services segment, as well as the percentage change from the corresponding period in the prior year, for the six months ended June 30, 2008 and 2009.

	Six Months Ended June 30,
	2008		2009		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	222	R$	205	(7.7)
Value-added and other indirect taxes		(30)		(23)	(23.3)
Discounts and returns		(3)		(2)	(33.3)

Net operating revenue	R$	189	R$	180	(4.8)

Gross operating revenues of our internet services segment declined by 7.7% during the six months ended June 30, 2009, primarily due to a decline in the number of monthly subscriptions for content, and a decline in marketing and advertising revenues. Value-added and other taxes on our internet services declined by 23.3% during the six months ended June 30, 2009, primarily as a result of the decline in the gross operating revenues of this segment. As a result of the foregoing, net operating revenues of the internet services segment declined by 4.8% to R$180 million during the six months ended June 30, 2009 from R$189 million during the corresponding period in 2008.

PART FOUR—THE COMPANIES

Pro Forma Operating Revenue of Our Call Center Segment

The following table sets forth the components of the pro forma gross and net operating revenues of our call center segment, as well as the percentage change from the corresponding period in the prior year, for the six months ended June 30, 2008 and 2009.

	Six Months Ended June 30,
	2008		2009		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	110	R$	167	51.8
Value-added and other indirect taxes		(8)		(11)	37.5

Net operating revenue	R$	102	R$	156	52.9

Gross operating revenues of our call center segment increased by 52.9% during the six months ended June 30, 2009, primarily as a result of the impact of the internalization of call center activities of our subsidiary iG during the second quarter of 2008. As all of our call center services are for internal use, we do not offer discounts on these services. As a result of the foregoing, net operating revenues of our call center segment increased by 52.9% to R$156 million during the six months ended June 30, 2009 from R$102 million during the corresponding period in 2008.

Pro Forma Cost of Goods Sold and Services Rendered

Cost of goods sold and services rendered declined by 1.1% during the six months ended June 30, 2009, principally due to a 3.3% decline in cost of goods sold and services rendered of our mobile services segment and a 0.7% decline in cost of goods sold and services rendered of our fixed-line and data transmission services segment, the effects of which were partially offset by a 43.7% increase in cost of goods sold and services rendered of our call center segment, as discussed below.

Of the costs of goods sold and services rendered of our fixed-line and data transmission services segment, 17.0% during the six months ended June 30, 2009 and 16.2% during the corresponding period in 2008 represented interconnection fees paid by our fixed-line and data transmission services segment for the use of Brasil Telecom Mobile’s mobile network to complete fixed-to-mobile calls. These fees were eliminated in the consolidation of our financial statements.

Of the costs of goods sold and services rendered of our mobile services segment, 23.4% during the six months ended June 30, 2009 and 20.8% during the corresponding period in 2008 represented (1) interconnection fees paid by Brasil Telecom Mobile for the use of the fixed-line network of our fixed-line and data transmission services segment to complete mobile-to-fixed calls, and (2) fees paid by Brasil Telecom Mobile for EILD services. These fees were eliminated in the consolidation of our financial statements.

PART FOUR—THE COMPANIES

The following table sets forth the components of our pro forma cost of goods sold and services rendered, as well as the percentage change from the corresponding period in the prior year, for the six months ended June 30, 2008 and 2009.

	Six Months Ended June 30,
	2008		2009		% Change
	(in millions of reais, except percentages)
Interconnection	R$	1,118	R$	1,010	(9.7)
Depreciation		853		846	(0.8)
Network maintenance		348		403	15.8
Rental and insurance		164		182	11.0
Third-party services		132		132	—
Personnel		168		208	23.8
Materials		33		32	(3.0)
Costs of handsets and accessories		108		50	(53.7)
Concession contract renewal fee		33		37	12.1
Other costs of services rendered		109		131	20.2

Total cost of goods sold and services rendered	R$	3,066	R$	3,031	(1.1)

Cost of Goods Sold and Services Rendered of Our Fixed-Line and Data Transmission Services Segment

Cost of goods sold and services rendered of our fixed-line and data transmission services segment declined by 0.7% during the six months ended June 30, 2009, principally due to:

•

a 6.3% decline in interconnection costs to R$1,006 million during the six months ended June 30, 2009 from R$1,074 million during the corresponding period in 2008, primarily as a result of a decline in the total number of minutes used by our fixed-line customers to make calls to customers of other fixed or mobile providers for which we pay interconnection fees, in part due to the growth of our mobile services market share in the Region II, the effects of which were partially offset by increases in the VU-M, TU-RL and TU-RIU rates of these service providers that were implemented in July 2008; and

•

a 9.9% decline in depreciation costs to R$617 million during the six months ended June 30, 2009 from R$685 million during the corresponding period in 2008, primarily as a result of the increase in the amount of the property, plant and equipment of this segment that has been fully depreciated.

The effects of these declines were partially offset by:

•

a 15.3% increase in network maintenance costs to R$369 million during the six months ended June 30, 2009 from R$320 million during the corresponding period in 2008, primarily as a result of the 11.5% growth of our broadband subscriber base, which resulted in increased costs to set up ADSL in our customers’ homes, as well as maintenance costs relating to the expansion of our network;

•

a 26.2% increase in connection means costs, which are costs that we incur to rent or lease network infrastructure from third parties, to R$154 million during the six months ended June 30, 2009 from R$122 million during the corresponding period in 2008, primarily as a result of increased costs for EILD services as a result of the growth of our broadband network; and

•

a 12.5% increase in rental and insurance costs to R$144 million during the six months ended June 30, 2009 from R$128 million during the corresponding period in 2008, primarily as a result of the expansion of our broadband subscriber base and our internet network, which involved increased circuit rentals from third parties.

PART FOUR—THE COMPANIES

The gross profit of our fixed-line and data transmission services segment declined by 8.1% to R$2,168 million during the six months ended June 30, 2009 from R$2,360 million during the corresponding period in 2008. As a percentage of net operating revenue of this segment, gross profit declined to 46.0% during the six months ended June 30, 2009 from 48.0% during the corresponding period in 2008.

Cost of Goods Sold and Services Rendered of Our Mobile Services Segment

Cost of goods sold and services rendered of our mobile services segment declined by 3.2% during the six months ended June 30, 2009, principally due to:

•

a 53.7% decline in the cost of mobile handsets and accessories to R$50 million during the six months ended June 30, 2009 from R$108 million during the corresponding period in 2008, primarily due to the decline in the number of mobile handsets sold as a result of our strategy of reducing subsidies offered on the sale of mobile handsets and focusing on selling SIM cards independently of mobile handsets to the pre-paid segment in an effort to reduce customer-acquisition costs;

•

a 10.7% decline in interconnection costs to R$258 million during the six months ended June 30, 2009 from R$289 million during the corresponding period in 2008, primarily due to the decline in the volume of traffic originated by our mobile customers that terminated on the networks of other service providers as a result of the increase in the size of our mobile customer base in part due to the growth of our mobile services market share in Region II; and

•

a 51.7% decline in third-party services costs to R$14 million during the six months ended June 30, 2009 from R$29 million during the corresponding period in 2008, primarily due to the decline in our use of third-party network infrastructure as a result of the expansion of our own network.

The effects of these increases were partially offset by a 37.3% increase in depreciation and amortization costs to R$228 million during the six months ended June 30, 2009 from R$166 million during the corresponding period in 2008, primarily as a result of (1) the growth in our property, plant and equipment as a result of the expansion of our mobile network, and (2) increased amortization costs related to our acquisition of 3G radio frequency licenses during 2008.

The gross profit of our mobile services segment increased by 24.1% to R$180 million during the six months ended June 30, 2009 from R$145 million during the corresponding period in 2008. As a percentage of net operating revenue of this segment, gross profit increased to 20.0% during the six months ended June 30, 2009 from 16.3% during the corresponding period in 2008.

Cost of Goods Sold and Services Rendered of Our Internet Segment

Cost of goods sold and services rendered of our internet segment declined by 19.2% during the six months ended June 30, 2009. The gross profit of our internet segment declined by 2.5% to R$159 million during the six months ended June 30, 2009 from R$163 million during the corresponding period in 2008. As a percentage of net operating revenue of this segment, gross profit increased to 88.3% during the six months ended June 30, 2009 from 86.2% during the corresponding period in 2008.

Cost of Goods Sold and Services Rendered of Our Call Center Segment

Cost of goods sold and services rendered of our call center segment increased by 43.4% during the six months ended June 30, 2009, principally due to the impact of the internalization of call center activities of our subsidiary iG during the second quarter of 2008 and the increase in the number of our call center operators which was required for us to comply with new call center legislation in force since December 2008. The gross profit of our call center segment increased to R$14 million during the six months ended June 30, 2009 from R$3 million

PART FOUR—THE COMPANIES

during the corresponding period in 2008. As a percentage of net operating revenue of this segment, gross profit increased to 9.0% during the six months ended June 30, 2009 from 2.9% during the corresponding period in 2008.

Pro Forma Gross Profit

As a result of the foregoing, our consolidated gross profit declined by 7.9% to R$2,384 million during the six months ended June 30, 2009 from R$2,589 million during the corresponding period in 2008. As a percentage of net operating revenue, gross profit declined to 44.0% during the six months ended June 30, 2009 from 45.8% during the corresponding period in 2008.

Pro Forma Operating Expenses

Selling Expenses

Fixed-Line and Data Transmission Services Segment

Selling expenses of our fixed-line and data transmission services segment increased by 32.5% during the six months ended June 30, 2009, principally due to:

•

an 42.1% increase in provision for doubtful accounts to R$307 million during the six months ended June 30, 2009 from R$216 million during the corresponding period in 2008, primarily as a result of a change in our criteria for estimating provision for doubtful accounts in order to align Brasil Telecom policies with those of Telemar following Telemar’s acquisition of control of Brasil Telecom; and

•

a 52.9% increase in call center expenses to R$130 million during the six months ended June 30, 2009 from R$85 million during the corresponding period in 2008, primarily due to the impact of the internalization of call center activities of our subsidiary iG during the second quarter of 2008.

The effects of these increases were partially offset by (1) a 35.9% decline in third-party services to R$41 million during the six months ended June 30, 2009 from R$64 million during the corresponding period in 2008, primarily as a result of a significant decline in legal services relating to several disputes with our former controlling shareholders that were settled in connection with the acquisition of our control by Telemar, and a significant decline in our use of the services of administrative consultants as a result of the centralization of our managerial activities following Telemar’s acquisition of control of Brasil Telecom, and (2) a 60.0% decline in marketing expenses to R$12 million during the six months ended June 30, 2009 from R$30 million during the corresponding period in 2008, primarily due to the replacement of our marketing programs with marketing programs undertaken by Telemar following its acquisition of control of Brasil Telecom in January 2009.

As a percentage of net operating revenues of this segment, selling expenses increased to 13.6% during the six months ended June 30, 2009 from 9.8% during the corresponding period in 2008.

Mobile Services Segment

Selling expenses of our mobile services segment increased by 21.9% during the six months ended June 30, 2009, principally due to:

•

a 106.9% increase in materials expenses to R$60 million during the six months ended June 30, 2009 from R$29 million during the corresponding period in 2008, primarily as a result of an increase in expenses for materials, such as mini-modems, related to the launch of our 3G services; and

•

a 52.9% increase in third-party services to R$52 million during the six months ended June 30, 2009 from R$34 million during the corresponding period in 2008, primarily due to the impact of the internalization of call center activities of our subsidiary iG during the second quarter of 2008.

PART FOUR—THE COMPANIES

The effects of these increases were partially offset by a 40.7% decline in our provision for doubtful accounts to R$16 million during the six months ended June 30, 2009 from R$27 million during the corresponding period in 2008, primarily due to a change in our criteria for recording provisions for doubtful accounts in order to align Brasil Telecom’s policies with those of Telemar.

As a percentage of net operating revenues of this segment, selling expenses increased to 32.8% during the six months ended June 30, 2009 from 27.2% during the corresponding period in 2008.

Internet Services Segment

Selling expenses of our internet services segment declined by 15.4% during the six months ended June 30, 2009, principally due to a 28.7% decline in rental and insurance expenses to R$40 million during the six months ended June 30, 2009 from R$56 million during the corresponding period in 2008. As a percentage of net operating revenues of this segment, selling expenses declined to 61.1% during the six months ended June 30, 2009 from 68.8% during the corresponding period in 2008.

Call Center Segment

Selling expenses of our call center segment was R$6 million during the six months ended June 30, 2009 compared to R$1 million during the corresponding period in 2008, principally due to the increase in personnel costs as a result of the impact of the internalization of call center activities of our subsidiary iG during the second quarter of 2008. As a percentage of net operating revenues of this segment, selling expenses increased to 3.8% during the six months ended June 30, 2009 from 1.0% during the corresponding period in 2008.

General and Administrative Expenses

Fixed-Line and Data Transmission Services Segment

General and administrative expenses of our fixed-line and data transmission services segment declined by 16.0% during the six months ended June 30, 2009, principally due to:

•

a 58.2% decline in consulting and legal expenses to R$51 million during the six months ended June 30, 2009 from R$121 million during the corresponding period in 2008, primarily as a result of non-recurring expenses incurred in 2008 relation to the settlement of outstanding litigation with Invitel’s former controlling shareholders;

•

a 14.2% decline in expenses for third-party services to R$216 million during the six months ended June 30, 2009 from R$252 million during the corresponding period in 2008, principally due to a R$15.6 million decline in collection services expenses, and (2) a R$4.6 million decline in expenses for co-billing of our customers; and

•

a 11.5% decline in depreciation costs to R$104 million during the six months ended June 30, 2009 from R$117 million during the corresponding period in 2008, primarily as a result of the increase in the amount of the property, plant and equipment of this segment that has been fully depreciated.

The effects of these declines were partially offset by a 43.8% increase in personnel expenses to R$112 million during the six months ended June 30, 2009 from R$78 million during the corresponding period in 2008, primarily due to the cost of compliance with the new call center legislation in force since December 2008.

As a percentage of net operating revenues of this segment, general and administrative expenses declined to 10.5% during the six months ended June 30, 2009 from 12.0% during the corresponding period in 2008.

PART FOUR—THE COMPANIES

Mobile Services Segment

General and administrative expenses of our mobile services segment increased by 10.6% during the six months ended June 30, 2009. As a percentage of net operating revenues of this segment, general and administrative expenses increased to 8.1% during the six months ended June 30, 2009 from 7.4% during the corresponding period in 2008.

Internet Services Segment

General and administrative expenses of our internet services segment increased by 29.7% during the six months ended June 30, 2009, principally due to (1) a 35.7% increase in third-party services costs to R$19 million during the six months ended June 30, 2009 from R$14 million during the corresponding period in 2008 as a result of the acquisition of new services from our content providers, and (2) a 16.7% increase in personnel costs to R$14 million during the six months ended June 30, 2009 from R$12 million during the corresponding period in 2008 as a result of an increase in severance payments during the six months ended June 30, 2009 as a result of the reduction in the number of employees of this segment. As a percentage of net operating revenues of this segment, general and administrative expenses increased to 26.7% during the six months ended June 30, 2009 from 19.6% during the corresponding period in 2008.

Call Center Segment

General and administrative expenses of our call center segment increased by 100.0% during the six months ended June 30, 2009, primarily as a result of a 250.0% increase in personnel costs to R$7 million during the six months ended June 30, 2009 from R$2 million during the corresponding period in 2008 due to the impact of the internalization of call center activities of our subsidiary iG during the second quarter of 2008 and the increase in the number of our call center operators which was required for us to comply with new call center legislation in force since December 2008. As a percentage of net operating revenues of this segment, general and administrative expenses increased to 7.7% during the six months ended June 30, 2009 from 5.9% during the corresponding period in 2008.

Other Operating Expenses

Other operating expenses, net declined by 25.0% during the six months ended June 30, 2009, primarily as a result of a decrease in other taxes to R$94 million during the six months ended June 30, 2009 from R$140 million during the corresponding period in 2008 and a decrease in expenses of employee and management profit sharing to R$21 million during the six months ended June 30, 2009 from R$54 million during the corresponding period in 2008.

For a more detailed description of these proceedings, see “Item 8. Financial Information—Legal Proceedings” in the Brasil Telecom Holding Annual Report.

Pro Forma Operating Income

As a result of the foregoing, our consolidated operating income declined by 5.1% to R$596 million during the six months ended June 30, 2009 from R$628 million during the corresponding period in 2008. As a percentage of net operating revenue, operating income was 11.0% during the six months ended June 30, 2009 compared to operating income of 11.1% during the corresponding period in 2008.

PART FOUR—THE COMPANIES

Fixed-Line and Data Transmission Services Segment

Operating income of our fixed-line and data transmission services segment declined by 11.6% to R$781 million during the six months ended June 30, 2009 from R$883 million during the corresponding period in 2008. As a percentage of the net operating revenues of this segment, operating income was 14.4% during the six months ended June 30, 2009 compared to operating income of 17.9% during the corresponding period in 2008.

Mobile Services Segment

Operating loss of our mobile services segment increased by 12.1% to R$176 million during the six months ended June 30, 2009 from R$157 million during the corresponding period in 2008. As a percentage of the net operating revenues of this segment, operating loss increased to 19.6% during the six months ended June 30, 2009 from 17.7% during the corresponding period in 2008.

Internet Services Segment

Operating income of our internet services segment was R$3 million during the six months ended June 30, 2009 compared to operating loss of R$63 million during the corresponding period in 2008. As a percentage of the net operating revenues of this segment, operating income was 1.7% during the six months ended June 30, 2009 compared to operating loss of (33.3)% during the corresponding period in 2008.

Call Center Segment

Operating loss of our call center segment increased by 75% to R$7 million during the six months ended June 30, 2009 from R$4 million during the corresponding period in 2008. As a percentage of the net operating revenues of this segment, operating loss increased to (4.5)% during the six months ended June 30, 2009 from (3.9)% during the corresponding period in 2008.

Pro Forma Financial Expenses, Net

Financial Income

Financial income increased by 24.4% to R$535 million during the six months ended June 30, 2009 from R$430 million during the corresponding period in 2008, primarily due to (1) a 183.0% increase in interest and monetary adjustments to R$133 million during the six months ended June 30, 2009 from R$47 million during the corresponding period in 2008, primarily as a result of monetary exchange on loans and financing due to the depreciation of the real against the U.S. dollar, (2) an increase in interest and monetary adjustments in other assets to R$106 million during the six months ended June 30, 2009 from R$21 million during the corresponding period in 2008, primarily due to interest on recovered taxes, and (3) a 35.3% increase in inflation adjustment of escrow deposits to R$115 million during the six months ended June 30, 2009 from R$85 million during the corresponding period in 2008, primarily as a result of the increase in legal deposits.

The effects of these increases was partially offset by (1) a 30.8% decline in investment yield to R$117 million during the six months ended June 30, 2009 from R$169 million during the corresponding period in 2008, primarily as a result of the decline in the Sistema Especial de Liquidação e de Custódia, or SELIC, interest rate, and (2) a 49.0% decline in items classified as other financial income to R$51 million during the six months ended June 30, 2009 from R$100 million during the corresponding period in 2008, primarily as a result of the non-recurring recovery of some ICMS credits in the first quarter of 2008 due to a favorable legal decision in a lawsuit relating to these ICMS credits.

PART FOUR—THE COMPANIES

Financial Expenses

Financial expenses increased by 9.8% to R$596 million during the six months ended June 30, 2009 from R$543 million during the corresponding period in 2008, primarily due to (1) a 66.7% increase in expenses on derivative transactions to R$75 million during the six months ended June 30, 2009 compared to R$45 million during the corresponding period in 2008, primarily as a result of a depreciation of the Japanese Yen against the real of 21.5% during the six months ended June 30, 2009 compared to a 5.4% depreciation during the corresponding period in 2008, which resulted in an increase in our losses on hedging transactions related to our Japanese Yen-denominated indebtedness to JBIC, (2) a 27.2% increase in inflation adjustment of reserve for contingencies to R$81 million during the six months ended June 30, 2009 compared to R$64 million during the corresponding period in 2008, primarily as a result of an increase in our provision for contingencies as a result of the change in our criteria for estimating probable losses in certain legal proceedings in order to align our policies with those of Telemar, and (3) a 22.9% increase in interest on debentures to R$74 million during the six months ended June 30, 2009 from R$61 million during the corresponding period in 2008, primarily as a result of an increase in rate of interest borne by our debentures following an amendment to their terms in December 2008 to permit the acquisition of control of our company by Telemar. The effects of these increases were partially offset by (1) a 35.7% decline in interest on refinanced taxes to R$36 million during the six months ended June 30, 2009 from R$56 million during the corresponding period in 2008, and (2) a decline in withholding tax on financial operations and bank charges to R$1 million during the six months ended June 30, 2009 from R$12 million during the corresponding period in 2008.

Pro Forma Income Tax and Social Contribution

The composite corporate statutory income tax and social contribution rate was 34% during the six-month periods ended June 30, 2008 and 2009. The effective tax rate applicable to our income before tax and social contribution was 67.7%, resulting in an expense of R$362 million, during the six months ended June 30, 2009, while the effective tax rate applicable to our income before income tax and social contribution was 37.1%, resulting in an expense of R$191 million, during the corresponding period of 2008, principally as a result of (1) non-deductible expenses related to income tax and social contribution on goodwill amortization paid during the acquisition of Invitel, Brasil Telecom Holding and Brasil Telecom, and (2) a deduction of deferred income tax and social contribution on tax loss of Solpart. We did not record any benefit or expense relating to income tax and social contribution during the six months ended June 30, 2008.

Pro Forma Net Income (Loss)

Our consolidated net loss was R$173 million during the six months ended June 30, 2009 compared to consolidated net income of R$324 during the corresponding period of 2008. As a percentage of net operating revenue, net loss was 2.0% during the six months ended June 30, 2009 compared to net income of 3.9% during the corresponding period in 2008.

Historical Results of Operations of Invitel

Our consolidated results of operations for the year ended December 31, 2008 are not comparable to our results of operations for the year ended December 31, 2007 due to our acquisition of Copart 1 and Copart 2 on April 25, 2008 and our of acquisition of preferred shares of Brasil Telecom Holding and Brasil Telecom on various dates between April 25, 2008 and July 22, 2008.

In addition, our consolidated results of operations for the year ended December 31, 2008 are not comparable to our expected results of operations for the year ended December 31, 2009 as a result of (1) our acquisition of Invitel on January 8, 2009 and our consolidation of the results of Invitel as from January 1, 2009, (2) our

PART FOUR—THE COMPANIES

acquisition of common shares of Brasil Telecom Holding and Brasil Telecom on June 23, 2009 in mandatory tender offers, (3) the completion of the Intermediate Company Mergers on July 31, 2009, and (4) the merger of Brasil Telecom with and into Brasil Telecom on September 30, 2009.

In order to facilitate an analysis of our financial information, we are presenting an analysis of the results of operations of Invitel for the years ended December 31, 2008, 2007 and 2006. This analysis is derived from the audited consolidated financial statements of Invitel included elsewhere in this prospectus.

The following discussion of Invitel’s results of operations is based on Invitel’s consolidated financial statements prepared in accordance with Brazilian GAAP. Investors are cautioned that the analysis of the results of operations of Invitel is presented for informational purposes only and does not purport to be indicative of the results of operations that would have been achieved had the acquisition of Invitel by our company been completed at the beginning of the period presented, nor is it necessarily indicative of our future results of operations.

PART FOUR—THE COMPANIES

The following tables set forth the operating results of each of Invitel’s segments and the reconciliation of these results of Invitel’s segments to Invitel’s consolidated results of operations.

	Year Ended December 31, 2008
	Fixed-Line and Data Transmission Services		Mobile Services		Internet Services		Call Center		Management		Eliminations		Consolidated
	(in millions of reais)
Gross operating revenues	R$	14,845	R$	2,561	R$	454	R$	246	R$	—	R$	(1,099)	R$	17,007
Taxes and deductions		(4,958)		(679)		(62)		(15)		—		4		(5,710)

Net operating revenues		9,887		1,882		392		231		—		(1,095)		11,297
Cost of goods sold and services rendered		(5,187)		(1,512)		(54)		(212)		—		756		(6,209)

Gross profit		4,700		370		338		19		—		(339)		5,087
Selling expenses		(952)		(525)		(264)		(8)		—		385		(1,364)
General and administrative expenses		(1,210)		(136)		(76)		(18)		(39)		39		(1,440)
Other operating income (expenses), net		(384)		43		(41)		(2)		(7)		(85)		(476)

Operating income (loss)	R$	2,154	R$	(248)	R$	(43)	R$	(9)	R$	(46)	R$	—	R$	1,807

	Year Ended December 31, 2007
	Fixed-Line and Data Transmission Services		Mobile Services		Internet Services		Call Center		Management		Eliminations		Consolidated
	(in millions of reais)
Gross operating revenues	R$	13,911	R$	2,446	R$	446	R$	22	R$	—	R$	(828)	R$	15,997
Taxes and deductions		(4,178)		(700)		(66)		(1)		—		7		(4,938)

Net operating revenues		9,733		1,746		380		21		—		(821)		11,059
Cost of goods sold and services rendered		(5,488)		(1,532)		(55)		(21)		—		713		(6,383)

Gross profit		4,245		214		325		0		—		(108)		4,676
Selling expenses		(898)		(454)		(274)		—		—		141		(1,485)
General and administrative expenses		(1,173)		(90)		(70)		(10)		(57)		24		(1,375)
Other operating income (expenses), net		(427)		34		(55)		—		(35)		(57)		(539)

Operating income (loss)	R$	1,747	R$	(296)	R$	(74)	R$	(10)	R$	(92)	R$	—	R$	1,276

PART FOUR—THE COMPANIES

	Year Ended December 31, 2006
	Fixed-Line and Data Transmission Services		Mobile Services		Internet Services		Management		Eliminations		Consolidated
	(in millions of reais)
Gross operating revenues	R$	13,653	R$	1,789	R$	342	R$	—	R$	(673)	R$	15,111
Taxes and deductions		(4,234)		(542)		(43)		—		4		(4,815)

Net operating revenues		9,419		1,247		299		—		(670)		10,297
Cost of goods sold and services rendered		(5,769)		(1,176)		(145)		—		631		(6,460)

Gross profit		3,650		71		153		—		(38)		3,837
Selling expenses		(987)		(432)		(136)		—		84		(1,471)
General and administrative expenses		(1,130)		(86)		(76)		(28)		19		(1,302)
Other operating income (expenses), net		(178)		9		(3)		(30)		(65)		(266)

Operating income (loss)	R$	1,355	R$	(438)	R$	(61)	R$	(58)	R$	—	R$	798

In the following discussion, references to increases or declines in any period are made by comparison with the corresponding prior period, except as the context otherwise indicates.

Year Ended December 31, 2008 Compared with Year Ended December 31, 2007

The following table sets forth the components of Invitel’s net income, as well as the percentage change from the prior year, for the years ended December 31, 2007 and 2008.

	Year ended December 31,
	2007		2008		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	15,997	R$	17,007	6.3
Taxes and deductions		(4,938)		(5,710)	15.6

Net operating revenues		11,059		11,297	2.2
Cost of goods sold and services rendered		(6,383)		(6,209)	(2.7)

Gross profit		4,676		5,088	8.8
Operating expenses
Selling expenses		(1,485)		(1,364)	(8.2)
General and administrative expenses		(1,375)		(1,440)	4.7
Other operating income (expenses), net		(539)		(476)	(11.7)

Operating income before net financial expenses		1,276		1,807	41.5
Net financial income (expenses) (1)		7		(222)	n.m.

Income before taxes and minority interest		1,283		1,585	23.5
Income tax and social contribution		(380)		(612)	60.8
Minority interest		(899)		(1,042)	15.9

Net income (loss)	R$	4	R$	(69)	n.m.

n.m. Not meaningful

(1)	Excludes the effect of interest on shareholders’ equity of R$371 million in 2008 and R$451 million in 2007.

PART FOUR—THE COMPANIES

Operating Revenues

The composition of gross operating revenues by category of service before deduction of value-added and other indirect taxes and discounts is presented in Invitel’s financial statements and discussed below. Invitel did not determine net operating revenues for each category of service as Invitel did not believe such information to be useful to investors.

Gross operating revenues increased by 6.3% in 2008, principally due to a 6.7% increase in gross operating revenues of Invitel’s fixed-line and data transmission services segment, a 1,012.3% increase in gross operating revenues of Invitel’s call center segment and a 4.7% increase in gross operating revenues of Invitel’s mobile services segment, as discussed below. Gross operating revenues generated by intersegment sales, which are eliminated in the consolidation of Invitel’s financial statements, increased by 32.7% in 2008.

Net operating revenues increased by 2.2% in 2008, principally due to a 1,003.4% increase in net operating revenues of Invitel’s call center segment, a 1.6% increase in net operating revenues of Invitel’s fixed-line and data transmission services segment, and a 7.8% increase in net operating revenues of Invitel’s mobile services segment. Net operating revenues generated by intersegment sales, which are eliminated in the consolidation of Invitel’s financial statements, increased by 33.3% in 2008.

PART FOUR—THE COMPANIES

Operating Revenue of Invitel’s Fixed-Line and Data Transmission Services Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s fixed-line and data transmission services segment, as well as the percentage change from the prior year, for the years ended December 31, 2007 and 2008.

	Year Ended December 31,
	2007		2008		% Change
	(in millions of reais, except percentages)
Local services:
Monthly subscription fees	R$	3,536	R$	3,676	4.0
Metered services		1,106		922	(16.6)
Fixed-line to mobile calls (VC1)		1,882		1,926	2.3
Other revenues		47		29	(40.0)

		6,571		6,555	(0.3)
Long-distance services:
Mobile long distance (VC2 and VC3)		1,544		1,502	(2.7)
Fixed-to-fixed long distance
Intrasectorial		864		835	(3.4)
Intersectorial		264		247	(6.5)
Interregional		241		232	(3.7)
International		44		43	(2.6)

		2,957		2,859	(3.3)
Other fixed-line services:
Pre-paid calling cards for public telephones		546		475	(13.1)
Additional services, intelligent network and advanced voice		396		420	6.1
Other		38		32	(15.3)

		980		927	(5.4)
Remuneration for the use of the fixed-line network:
Fixed-line to fixed-line network use		243		210	(13.6)
Mobile to fixed-line network use		178		226	26.8

		422		436	3.5
Data transmission services:
Asymmetric Digital Subscriber Line (ADSL)		1,278		2,127	66.4
Internet services		55		72	31.2
Transmission – EILD		462		538	16.3
Dedicated Line Service – SLD		397		481	21.1
IP services		482		570	18.4
Switching packs and frame relay		202		186	(7.9)
Other services		105		96	(8.6)

		2,981		4,070	36.5

Total gross operating revenue		13,911		14,845	6.7
Value-added and other indirect taxes		(3,898)		(3,889)	(0.2)
Discounts and returns		(280)		(1,069)	281.6

Net operating revenue	R$	9,733	R$	9,887	1.6

PART FOUR—THE COMPANIES

Gross operating revenues of Invitel’s fixed-line and data transmission services segment increased by 6.7% in 2008, principally due to:

•	a 36.5% increase in gross operating revenues from data transmission services; and

•	to a lesser extent, a 3.5% increase in gross operating revenue from remuneration for the use of Brasil Telecom’s fixed-line network.

The effects of these increases were partially offset by:

•	a 3.3% decline in gross operating revenue from long-distance services;

•	a 5.4% decline in gross operating revenues from other fixed-line services, principally sales of pre-paid calling cards for use in public telephones; and

•	a 0.3% decline in gross operating revenues from local services.

Gross Operating Revenues from Local Services

Gross operating revenues from local fixed-line services declined by 0.3% in 2008, primarily due to a 16.6% decline in gross operating revenues from metered services, the effects of which were partially offset by a 4.0% increase in gross operating revenues from monthly subscription fees and a 2.3% increase in gross operating revenue from local fixed-to-mobile traffic.

Monthly Subscription Fees

Gross operating revenues from monthly subscription fees increased by 4.0% in 2008, primarily as a result of (1) rate increases for Brasil Telecom’s basic service plans of 2.14% and 3.01% that were implemented in July 2007 and July 2008, respectively, and rate increases for Brasil Telecom’s alternative plans that reflected increases in inflation of 2.14% in 2007 and 3.01% in 2008, as measured by the IST, (2) a 1.2% increase in the number of lines in service to 8.1 million at December 31, 2008 from 8.0 million at December 31, 2007, and (3) a 17.6% increase in the number of subscriptions to Brasil Telecom’s alternative plans to 4.2 million at December 31, 2008 from 3.5 million at December 31, 2007.

Metered Services

Gross operating revenues from metered services charges declined by 16.6% in 2008, principally as a result of (1) the migration of Brasil Telecom’s fixed-line customers from its basic service plans to its alternative plans that have higher monthly allowances of minutes, and (2) the migration of local traffic origination to mobile handsets as callers take advantage of mobile plans and promotions under which mobile service providers offer mobile-to-mobile minutes within their networks at rates that are lower than a fixed-to-mobile minute.

As a result of the conversion from pulses to minutes in July 2007, the volume of metered services is not comparable between 2008 and 2007. Total billed minutes, which are the number of local minutes that exceed the monthly allowance under a customer’s service plan, were 11.2 billion in 2008. Total billed minutes were 5.4 billion during the last five months of 2007 and total billed pulses were 3.0 billion during the first seven months of 2007. Based on Brasil Telecom’s usage profile, pulses under its basic residential, non-residential and alternative plans represented approximately 1.7, 1.5 and 4.0 minutes of call time, respectively. Brasil Telecom implemented rate increases for metered services of 2.14% and 3.01% in July 2007 and July 2008, respectively.

PART FOUR—THE COMPANIES

Local Fixed-to-Mobile Calls

Gross operating revenues from local fixed-to-mobile calls, which are charged at the VC1 rate, increased by 2.3% in 2008, principally as a result of increases in the VC1 rate of 3.29% and 3.01% that were implemented in July 2007 and July 2008, respectively. The effects of these increases were partially offset by a 0.2% decline in the total number of local fixed-to-mobile minutes in 2008 as Brasil Telecom’s fixed-line customers opted to take advantage of mobile service plans under which the charge for a mobile-to mobile minute is less than the charge for a fixed-to-mobile minute. The average number of monthly local fixed-to-mobile minutes for Brasil Telecom’s fixed lines in services increased by 0.6% in 2008.

Gross Operating Revenues from Long-Distance Services

Gross operating revenues from long-distance services declined by 3.3% in 2008, primarily due to (1) a 2.7% decline in gross operating revenues from long-distance calls originating or terminating on mobile devices, (2) a 3.4% decline in gross operating revenue from fixed-to-fixed intrasectorial long-distance calls, and (3) a 6.5% decline in gross operating revenue from fixed-to-fixed intersectorial long-distance calls. Intrasectorial calls are those in which callers are located in the same sector, but in different local areas. A sector is a set of local areas, as established by ANATEL, that generally corresponds to a Brazilian state. Intersectorial calls involve callers in different sectors within the same service region.

Long-Distance Calls Originating or Terminating on Mobile Devices

Gross operating revenues from long-distance calls originating or terminating on mobile devices, which are charged at the VC2 or VC3 rate, declined by 2.7% in 2008, principally as a result of:

•

a 2.3% decline in the total number of long-distance minutes that were charged at the VC2 rate to 677.3 million in 2008 from 693.2 million in 2007, principally due to lower use of value-added services, which historically has contributed to this traffic; and

•	a 9.0% decline in the total number of long-distance minutes that were charged at the VC3 rate to 501.4 million in 2008 from 550.9 million in 2007, principally due to lower use of value-added services.

The effects of these declines were partially offset by (1) increases in the VC2 and VC3 rates of 3.29% and 3.01% that were implemented in July 2007 and July 2008, respectively.

Fixed-to-Fixed Long-Distance

Gross operating revenues from intrasectorial and intersectorial long-distance calls originated and terminated on a fixed-line terminal, which are charged at long-distance rates regulated in accordance with the distance separating callers, declined by 3.4% and 6.5%, respectively, in 2008, principally as a result of:

•	a 4.1% decline in the total number of intrasectorial long-distance minutes to 2.66 billion in 2008 from 2.78 billion in 2007; and

•	a 4.2% decline in the total number of intersectorial long-distance minutes to 693 million in 2008 from 724 million in 2007.

These reductions in traffic are mainly due to the migration of Brasil Telecom’s fixed-line customers to its alternative long-distance plans that have include higher monthly allowances of long-distance minutes. The effects of these declines were partially offset by increases in Brasil Telecom’s regulated long-distance rates of 2.14% and 3.01% that were implemented in July 2007 and July 2008, respectively.

PART FOUR—THE COMPANIES

Gross Operating Revenue from Other Fixed-Lines Services

Gross operating revenues from other fixed-line services declined by 5.4% in 2008, primarily as a result of the 13.1% decline in gross operating revenue from the sale of pre-paid calling cards for use in public telephones, the effects of which were partially offset by a 6.1% increase in gross operating revenues from additional services, intelligent network service and advanced voice services.

Gross operating revenue from the sale of pre-paid calling cards for use in public telephones declined principally due to the 15.7% decline in the number of public phone credits used to 4.3 billion in 2008 from 5.1 billion in 2007, primarily due to customers substituting usage of mobile handsets for usage of public phones as a result of promotions by mobile service providers to the pre-paid segment, including bonus calls and pre-paid card recharges at promotional reduced rates. This decline was partially offset by rate increases for public phone usage of 2.14% and 2.53% that were implemented in July 2007 and July 2008, respectively.

Gross operating revenue from additional services, intelligent network service and advanced voice services increased principally as a result of Brasil Telecom’s promotional offers and customer retention programs.

Gross Operating Revenues from Remuneration for the Use of the Fixed-Line Network

Gross operating revenues from remuneration for the use of the fixed-line network increased by 3.5% in 2008, principally as a result of a 26.8% increase in gross operating revenues from interconnection fees paid to Brasil Telecom for completing calls on its fixed-line network that were originated on the networks of mobile service providers, primarily due to (1) an increase in traffic as a result of callers taking advantage of mobile plans and promotions under which mobile service providers offer discounts on mobile-to-fixed minutes, and (2) to a lesser extent, increases in the TU-RL and TU-RIU rates of 3.01% and 4.9%, respectively, that were implemented in July 2008.

The effects of this increase were partially offset by a 13.6% decline in interconnection fees paid to Brasil Telecom for completing calls on its fixed-line network that were originated on the networks of other fixed-line service providers, primarily as a result of the increased penetration of the local services market by Brasil Telecom’s competitors which has reduced the volume of calls terminated on its fixed-line network, the effects of which were partially offset by the increases in the TU-RL and TU-RIU rates.

Of Brasil Telecom’s gross operating revenues from remuneration for the use of the fixed-line network, 14.3% in 2008 and 15.2% in 2007 represented interconnection fees paid by Brasil Telecom Mobile for the use of Brasil Telecom’s fixed-line network to complete mobile-to-fixed calls and was eliminated in the consolidation of Invitel’s financial statements.

Gross Operating Revenues from Data Transmission Services

Gross operating revenues from data transmission services increased by 36.5% in 2008, principally due to a 66.4% increase in gross operating revenue from ADSL subscriptions, and a 16.3% increase in gross operating revenues from EILD services.

Gross operating revenues from ADSL subscriptions increased in 2008, primarily due to the 15.2% increase in the number of ADSL subscriptions in 2008 to 1.8 million at December 31, 2008 from 1.6 million at December 31, 2007, as a result of Brasil Telecom’s continued focus on increasing the penetration of its ADSL services in its local fixed-line subscriber base. The effects of this increase were partially offset by a 1.7% decline in average gross revenues per line generated by ADSL subscriptions to R$70.47 in 2008 from R$71.70 in 2007. As of December 31, 2008, Brasil Telecom’s ADSL customer base represented 22.2% of its total fixed lines in service as compared to 19.5% as of December 31, 2007.

PART FOUR—THE COMPANIES

Gross operating revenue from EILD services increased in 2008, principally due to the increased number of rented circuits as a result of the increase in the demand by other service providers that require additional backbone to increase their penetration of the relevant market. Of Brasil Telecom’s gross operating revenues from EILD services, 2.1% in 2008 and 3.5% in 2007 represented fees paid by Brasil Telecom Mobile for EILD services and was eliminated in the consolidation of Invitel’s financial statements.

Charges Against Gross Operating Revenues

Value-Added and Other Indirect Taxes

Value-added and other taxes on Brasil Telecom’s fixed-line and data transmission services declined by 0.2% in 2008, primarily reflecting the decline in the gross operating revenue of Brasil Telecom’s fixed-line and data transmission services segment in 2008 and the change in revenue mix, as fewer taxes or lower tax rates apply to some of Brasil Telecom’s services, such as interconnection services.

Brasil Telecom is required to contribute to the FUST and the Fund for the Technological Development of Telecommunications (Fundo para o Desenvolvimento Tecnológico das Telecomunicações Brasileiras), which we refer to as the FUNTTEL. Brasil Telecom is required to contribute 1.0% of its gross operating revenue from the rendering of telecommunications services, net of PIS/COFINS and ICMS, to the FUST. Brasil Telecom is required to contribute 0.5% of its gross operating revenue from the rendering of telecommunications services, net of PIS, COFINS and ICMS taxes, to the FUNTTEL.

Discounts

Discounts offered on Brasil Telecom’s fixed-line services generally consist of local fixed-line calls, long-distance calls, and intelligent network services (such as caller ID, call forwarding and conference calling). Discounts on Brasil Telecom’s fixed-line and data transmission services increased by 281.6% in 2008, primarily as a result of an increase in the discounts that Invitel offered on its ADSL services.

Net Operating Revenues

As a result of the foregoing, net operating revenues of Invitel’s fixed-line and data transmission services segment increased by 1.6% to R$9,887 million in 2008 from R$9,733 million in 2007.

PART FOUR—THE COMPANIES

Operating Revenue of Invitel’s Mobile Services Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s mobile services segment, as well as the percentage change from the prior year, for the years ended December 31, 2007 and 2008.

	Year Ended December 31,
	2007		2008		% Change
	(in millions of reais, except percentages)
Mobile telephone services:
Monthly subscription fees	R$	434	R$	402	(7.3)
Utilization		562		646	15.1
Value-added services		104		154	47.9
Sale of handsets and accessories		271		226	(16.6)
Roaming		16		16	2.2
Other		27		17	(36.4)

		1,414		1,462	3.4
Remuneration for the use of the mobile network:		1,032		1,099	6.4

Total gross operating revenue		2,446		2,561	4.7
Value-added and other indirect taxes		(392)		(429)	9.5
Discounts and returns		(308)		(250)	(18.8)

Net operating revenue	R$	1,746	R$	1,882	7.8

Gross operating revenues of Invitel’s mobile services segment increased by 4.7% in 2008, due to a 6.4% increase in remuneration for the use of Brasil Telecom Mobile’s mobile network and a 3.4% increase in gross operating revenues from mobile telephone services.

Gross Operating Revenues from Mobile Services

Gross operating revenues from mobile services increased by 3.4% in 2008, principally due to:

•

a 15.1% increase in gross operating revenue from billed minutes, which are the number of local minutes used by pre-paid customers plus the number of local minutes used by post-paid customers in excess of the monthly allowance under the customer’s service plan, primarily as a result of (1) the 31.5% increase in the number of Brasil Telecom Mobile’s mobile customers to 5.6 million at December 31, 2008 from 4.3 million at December 31, 2007, and (2) rate increases for Brasil Telecom Mobile’s billed minutes that reflected increases in inflation of 3.17% in 2007 and 6.56% in 2008, as measured by the IST; and

•

a 47.9% increase in gross operating revenues from value-added services, primarily as a result of the increase in the size of Brasil Telecom Mobile’s mobile services customer base and an increase in the volume of SMS and GPRS services provided.

The effects of these increases were partially offset by (1) a 16.6% decline in gross operating revenue from the sale of mobile handsets and accessories, due to the decline in demand for Brasil Telecom Mobile’s mobile handsets as a result of the increase in the sales price of these handsets following its decision to reduce the subsidies offered on the sale of these handsets, and (2) a 7.3% decline in gross operating revenue from monthly subscription fees, primarily as a result of the migration of Brasil Telecom Mobile’s post-paid mobile customers to plans with lower prices, the effects of which were partially offset by rate increases for its post-paid plans that reflected increases in inflation of 3.17% in 2007 and 6.56% in 2008, as measured by the IST.

PART FOUR—THE COMPANIES

The number of Brasil Telecom Mobile’s pre-paid mobile customers increased by 35.8% to 4.6 million at December 31, 2008 from 3.4 million at December 31, 2007, primarily as a result of (1) the success of its “Volta do Pula-Pula” campaign in April 2008, (2) the strategy of reinforcing its retail promotion efforts and intensifying its advertising campaigns, and (3) the development of a marketing channel focused on SIM card sales and the unblocking of handsets. As of December 31, 2008, pre-paid customers represented 83% of Brasil Telecom Mobile’s mobile customer base. The number of subscribers to Brasil Telecom Mobile’s post-paid mobile plans increased by 14.4% in 2008 to approximately 978,900 at December 31, 2008 from approximately 855,800 at December 31, 2007, primarily as a result of (1) subscriptions to its 3G plans, especially the 3GMais broadband service, (2) subscriptions to its Pluri bundled plans, and (3) the reduction of the migration from its hybrid plans to its pre-paid plans. Under Brasil Telecom Mobile’s hybrid plans, a post-paid customer purchases a fixed number of minutes per month and, following the use of these minutes, may purchase additional minutes in the same manner as its pre-paid customers. As of December 31, 2008, post-paid customers represented 17% of Brasil Telecom Mobile’s mobile customer base. Brasil Telecom Mobile’s monthly average revenue per user (calculated based on the total revenue for the year divided by the monthly average customer base for the year divided by 12) increased by 17% to R$28.60 in 2008 from R$34.60 in 2007.

Gross Operating Revenues from Remuneration for the Use of the Mobile Network

Gross operating revenues from remuneration for the use of the mobile network increased by 6.4% in 2008 as a result of (1) the 31.5% increase in the number of Brasil Telecom Mobile’s mobile customers during 2008, resulting in an increase in the number of minutes terminated on its mobile network, and (2) increases in its VU-M rates of 2.25% and 2.06% that were implemented in July 2007 and July 2008, respectively.

Of the gross operating revenues from remuneration for the use of the mobile network, 39.7% in 2008 and 39.5% in 2007 represented interconnection fees paid by Brasil Telecom for the use of Brasil Telecom Mobile’s network to complete fixed-to-mobile calls and was eliminated in the consolidation of Invitel’s financial statements.

Charges Against Gross Operating Revenues

Value-Added and Other Indirect Taxes

Value-added and other taxes on Brasil Telecom Mobile’s mobile services increased by 9.5% in 2008, primarily reflecting the growth in the gross operating revenue of Invitel’s mobile services segment in 2008.

Discounts

Discounts offered on Brasil Telecom Mobile’s mobile services generally consist of rebates on pre-paid telephone cards (typically having commissions of approximately 10.0% over the face amount sold), local fixed-line calls, long-distance calls, and intelligent network services (such as caller ID, call forwarding and conference calling). Discounts on Brasil Telecom Mobile’s mobile services declined by 18.8% in 2008, primarily as a result of (1) a decrease in monthly subscription fees for post-paid mobile customers, resulting in a decline in the discounts offered to these customers, and (2) a decrease in subsidies to pre-paid customers.

Net Operating Revenues

As a result of the foregoing, net operating revenues of the mobile services segment increased by 7.8% to R$1,882 million in 2008 from R$1,746 million in 2007.

PART FOUR—THE COMPANIES

Operating Revenue of Invitel’s Internet Services Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s internet services segment, as well as the percentage change from the prior year, for the years ended December 31, 2007 and 2008.

	Year Ended December 31,
	2007		2008		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	446	R$	454	1.8
Value-added and other indirect taxes		(62)		(56)	(11.4)
Discounts and returns		(4)		(6)	64.7

Net operating revenue	R$	380	R$	392	3.3

Gross operating revenues of Invitel’s internet services segment increased by 1.8% in 2008, primarily due to (1) an increase in the number of monthly subscriptions for content, and (2) an increase in marketing and advertising revenues. Value-added and other taxes on Invitel’s internet services declined by 11.4% in 2008. Discounts offered on Invitel’s internet services increased by 64.7% in 2008, primarily as a result of promotions designed to attract new subscribers. As a result of the foregoing, net operating revenues of the internet services segment increased by 3.3% to R$392 million in 2008 from R$380 million in 2007.

Operating Revenue of Invitel’s Call Center Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s call center segment, as well as the percentage change from the prior year, for the years ended December 31, 2007 and 2008.

	Year Ended December 31,
	2007		2008		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	22	R$	246	1,012.3
Value-added and other indirect taxes		(1)		(15)	1,161.2

Net operating revenue	R$	21	R$	231	1,003.4

Gross operating revenues of Invitel’s call center segment increased by 1,012.3% in 2008 as a result of its recording the gross operating revenue of this segment for the full year of 2008 as compared to approximately one month in 2007. Value-added and other taxes on Invitel’s call center segment increased by 1,161.2% in 2008. As all of Invitel’s call center services were for internal use, Invitel did not offer discounts on these services. As a result of the foregoing, net operating revenues of Invitel’s call center segment increased by 1,003.4% to R$231 million in 2008 from R$21 million in 2007.

Cost of Goods Sold and Services Rendered

Cost of goods sold and serviced rendered declined by 2.7% in 2008, principally due to a 5.5% decline in cost of goods sold and services rendered of Invitel’s fixed-line and data transmission services segment and, to a lesser extent, a 1.3% decline in cost of goods sold and services rendered of Invitel’s mobile services segment, the effects of which were partially offset by a 931.2% increase in cost of goods sold and services rendered of Invitel’s call center segment, as discussed below.

PART FOUR—THE COMPANIES

Of the costs of goods sold and services rendered of Invitel’s fixed-line and data transmission services segment, 8.4% in 2008 and 7.4% in 2007 represented interconnection fees paid by Brasil Telecom for the use of Brasil Telecom Mobile’s mobile network to complete fixed-to-mobile calls. These fees were eliminated in the consolidation of Invitel’s financial statements.

Of the costs of goods sold and services rendered of Invitel’s mobile services segment, 9.9% in 2008 and 11.0% in 2007 represented (1) interconnection fees paid by Brasil Telecom Mobile for the use of Brasil Telecom’s fixed-line network to complete mobile-to-fixed calls, and (2) fees paid by Brasil Telecom Mobile for EILD services. These fees were eliminated in the consolidation of Invitel’s financial statements.

The following table sets forth the components of Invitel’s cost of goods sold and services rendered, as well as the percentage change from the prior year, for the years ended December 31, 2007 and 2008.

	Year Ended December 31,
	2007		2008		% Change
	(in millions of reais, except percentages)
Interconnection	R$	2,319	R$	2,203	(5.0)
Depreciation		2,033		1,683	(17.2)
Network maintenance		677		712	5.2
Rental and insurance		314		395	25.8
Third-party services		257		259	0.6
Personnel		183		368	100.4
Materials		70		64	(8.4)
Costs of handsets and accessories		255		237	(7.4)
Concession contract renewal fee		69		66	(5.5)
Other costs of services rendered		204		224	9.8

Total cost of goods sold and services rendered	R$	6,382	R$	6,209	(2.7)

Cost of Goods Sold and Services Rendered of Invitel’s Fixed-Line and Data Transmission Services Segment

Cost of goods sold and services rendered of Invitel’s fixed-line and data transmission services segment declined by 5.5% in 2008, principally due to:

•

a 22.7% decline in depreciation costs to R$1,316 million in 2008 from R$1,702 million in 2007, primarily as a result of the increase in the amount of the property, plant and equipment of this segment that has been fully depreciated; and

•

a 2.2% decline in interconnection costs to R$2,152 million in 2008 from R$2,199 million in 2007, primarily as a result of a decline in the total number of minutes used by Brasil Telecom’s fixed-line customers to make calls to customers of other fixed or mobile providers for which Brasil Telecom pays interconnection fees, the effects of which were partially offset by increases in the VU-M, TU-RL and TU-RIU rates of these service providers that were implemented in July 2007 and July 2008.

The effects of these declines were partially offset by:

•

a 6.8% increase in network maintenance costs to R$650 million in 2008 from R$609 million in 2007, primarily as a result of the growth of Brasil Telecom’s ADSL services, which resulted in increased costs to set up ADSL in its customers’ homes, as well as maintenance costs relating to the expansion of its network;

PART FOUR—THE COMPANIES

•

a 27.1% increase in rental and insurance costs to R$320 million in 2008 from R$252 million in 2007, primarily as a result of the expansion of Brasil Telecom’s broadband subscriber base and its internet network, which involved increased circuit rentals from third parties; and

•

an 18.8% increase in connection means costs, which are costs that Invitel incurred to rent or lease network infrastructure from third parties, to R$265 million in 2008 from R$223 million in 2007, primarily as a result of increased costs for EILD services.

The gross profit of Invitel’s fixed-line and data transmission services segment increased by 10.7% to R$4,700 million in 2008 from R$4,245 million in 2007. As a percentage of net operating revenue of this segment, gross profit increased to 47.5% in 2008 from 43.6% in 2007.

Cost of Goods Sold and Services Rendered of Invitel’s Mobile Services Segment

Cost of goods sold and services rendered of Invitel’s mobile services segment declined by 1.3% in 2008, principally due to:

•

a 7.0% decline in interconnection costs to R$550 million in 2008 from R$591 million in 2007, primarily due to the decline in the volume of traffic originated by Brasil Telecom Mobile’s mobile customers that terminated on the networks of other service providers as a result of the increase in the size of its mobile customer base;

•

a 7.4% decline in the cost of mobile handsets and accessories to R$237 million in 2008 from R$255 million in 2007, primarily due to the decline in the number of mobile handsets sold as a result of Brasil Telecom Mobile’s strategy of reducing subsidies offered on the sale of mobile handsets and focusing on selling SIM cards independently of mobile handsets to the pre-paid segment in an effort to reduce customer-acquisition costs; and

•

a 16.3% decline in connection means costs to R$90 million in 2008 from R$107 million in 2007, primarily due to the decline in Brasil Telecom Mobile’s use of third-party network infrastructure as a result of the expansion of its own network.

The effects of these increases were partially offset by:

•

a 13.6% increase in depreciation and amortization costs to R$364 million in 2008 from R$321 million in 2007, primarily as a result of (1) the growth in Brasil Telecom Mobile’s property, plant and equipment as a result of the expansion of its mobile network, and (2) increased amortization costs related to Brasil Telecom Mobile’s acquisition of 3G radio frequency licenses during 2008; and

•

a 25.5% increase in Taxa de Fiscalização de Telecomunicações, or FISTEL, fees, which are imposed by ANATEL on providers of telecommunications services for the inspection of switching stations and mobile terminals, to R$59 million in 2008 from R$47 million in 2007, primarily as a result of the increase in the size of Brasil Telecom Mobile’s mobile customer base and the number of switching stations in its network in 2008.

The gross profit of Invitel’s mobile services segment increased by 72.9% to R$370 million in 2008 from R$214 million in 2007. As a percentage of net operating revenue of this segment, gross profit increased to 19.7% in 2008 from 12.3% in 2007.

PART FOUR—THE COMPANIES

Cost of Goods Sold and Services Rendered of Invitel’s Internet Segment

Cost of goods sold and services rendered of Invitel’s internet segment declined by 1.8% in 2008. The gross profit of Invitel’s internet segment increased by 4.0% to R$338 million in 2008 from R$325 million in 2007. As a percentage of net operating revenue of this segment, gross profit increased to 86.2% in 2008 from 85.5% in 2007.

Cost of Goods Sold and Services Rendered of Invitel’s Call Center Segment

Cost of goods sold and services rendered of Invitel’s call center segment increased by 931.2% in 2008, principally due to Invitel’s recording the cost of goods sold and services rendered of this segment for the full year of 2008 as compared to approximately one month in 2007. The gross profit of Invitel’s call center segment increased to R$19 million in 2008 from R$0.3 million in 2007. As a percentage of net operating revenue of this segment, gross profit increased to 8.3% in 2008 from 1.8% in 2007.

Gross Profit

As a result of the foregoing, Invitel’s consolidated gross profit increased by 8.8% to R$5,088 million in 2008 from R$4,676 million in 2007. As a percentage of net operating revenue, gross profit increased to 45.0% in 2008 from 42.3% in 2007.

Operating Expenses

Selling Expenses

Fixed-Line and Data Transmission Services Segment

Selling expenses of Invitel’s fixed-line and data transmission services segment increased by 6.0% in 2008, principally due to:

•

a 14.8% increase in provision for doubtful accounts to R$309 million in 2008 from R$269 million in 2007, primarily as a result of (1) the increase in the percentage of Brasil Telecom’s accounts receivable that Invitel recorded as a provision based on an increase in the rate of delinquency of Brasil Telecom’s fixed-line customers in the second half of 2008, and (2) the decline in the recovery of written-off accounts receivable during Brasil Telecom’s end of year collection campaign in 2008 as compared to 2007, which resulted in an increase in Invitel’s provision for doubtful accounts as a percentage of gross operating revenue of this segment to 2.1% in 2008 from 1.9% in 2007;

•

an 8.3% increase in personnel expenses to R$187 million in 2008 from R$172 million in 2007, primarily as a result of an increase in employee profit sharing expenses as a result of Brasil Telecom’s improved results and increases in wages and benefits payable under its collective bargaining agreements; and

•

a 13.2% increase in call center expenses to R$180 million in 2008 from R$159 million in 2007, primarily as a result of an increase in the number of workstations in order to comply with new Brazilian legal requirements that became effective at the end of 2008.

As a percentage of net operating revenues of this segment, selling expenses increased to 9.6% in 2008 from 9.2% in 2007.

Mobile Services Segment

Selling expenses of Invitel’s mobile services segment increased by 15.7% in 2008, principally due to:

•

a 165.3% increase in materials expenses to R$87 million in 2008 from R$33 million in 2007, primarily as a result of an increase in materials expenses related to the launch of Brasil Telecom Mobile’s 3G services;

PART FOUR—THE COMPANIES

•

a 45.9% increase in marketing expenses to R$76 million in 2008 from R$52 million in 2007, primarily due to expenses relating to advertising campaigns featuring Brasil Telecom Mobile’s 3GMais and Pluri services; and

•

a 20.4% increase in sales commission to R$103 million in 2008 from R$86 million in 2007, primarily to incentivize retailers to promote sales of Brasil Telecom Mobile’s SIM cards following its adoption of a strategy to reduce subsidies offered on the sale of its mobile handsets and focus on selling SIM cards independently of mobile handsets.

The effects of these increases were partially offset by a 27.3% decline in provision for doubtful accounts to R$47 million from R$65 million, primarily as a result of the decline in the percentage of Brasil Telecom Mobile’s accounts receivable that Invitel recorded as a provision based on the improved payment history of Brasil Telecom Mobile’s post-paid mobile customer base.

As a percentage of net operating revenues of this segment, selling expenses increased to 27.9% in 2008 from 26.0% in 2007.

Internet Services Segment

Selling expenses of Invitel’s internet services segment declined by 3.4% in 2008, principally due to a 24.0% decline in marketing costs to R$34 million in 2008 from R$45 million in 2007 as a result of a reduction of the promotional campaigns and advertising conducted by this segment. As a percentage of net operating revenues of this segment, selling expenses declined to 67.5% in 2008 from 72.3% in 2007.

Call Center Segment

Selling expenses of Invitel’s call center segment were R$8 million in 2008. This segment did not incur selling expenses in 2007. As a percentage of net operating revenues of this segment, selling expenses represented 3.3% in 2008.

General and Administrative Expenses

Fixed-Line and Data Transmission Services Segment

General and administrative expenses of Invitel’s fixed-line and data transmission services segment increased by 2.6% in 2008, principally due to:

•

a 4.8% increase in expenses for third-party services to R$514 million in 2008 from R$490 million in 2007, principally due to (1) a R$19 million increase in collection services expenses; (2) a R$15 million increase in printing expenses, and (3) a R$9 million increase in expenses for co-billing of Brasil Telecom’s customers, the effects of which were partially offset by a R$30 million decline in call center expenses.

•

a 14.3% increase in consulting and legal expenses to R$219 million in 2008 from R$192 million in 2007, primarily as a result of expenses incurred in relation to the settlement of outstanding litigation with Invitel’s former controlling shareholders; and

•

a 19.4% increase in personnel expenses to R$229 million in 2008 from R$192 million in 2007, primarily due to an increase in employee profit sharing expenses as a result of Brasil Telecom’s improved results and increases in wages and benefits payable under its collective bargaining agreements.

PART FOUR—THE COMPANIES

The effects of these increases were partially offset by a 15.6% decline in depreciation expenses to R$221 million in 2008 from R$261 million in 2007, primarily due to the increase in the amount of the property, plant and equipment of this segment that has been fully depreciated.

As a percentage of net operating revenues of this segment, general and administrative expenses increased to 12.2% in 2008 from 12.1% in 2007.

Mobile Services Segment

General and administrative expenses of Invitel’s mobile services segment increased by 50.8% in 2008, primarily due to (1) a 237.0% increase in depreciation expenses to R$58 million in 2008 from R$17 million in 2007, principally due to the increase in the property, plant and equipment of this segment as a result of the expansion of Brasil Telecom Mobile’s mobile network and the launch of its 3G services, and (2) a 177.8% increase in personnel expenses to R$22 million in 2008 from R$8 million in 2007, principally due to an increase in employee profit sharing expenses as a result of Brasil Telecom Mobile’s improved results and increases in wages and benefits payable under its collective bargaining agreements.

As a percentage of net operating revenues of this segment, general and administrative expenses increased to 7.2% in 2008 from 5.2% in 2007.

Internet Services Segment

General and administrative expenses of Invitel’s internet services segment increased by 10.0% in 2008, principally due to a 33.6% increase in third-party services costs to R$30 million in 2008 from R$23 million in 2007 as a result of the acquisition of new services from Invitel’s content providers. As a percentage of net operating revenues of this segment, general and administrative expenses increased to 19.4% in 2008 from 18.2% in 2007.

Call Center Segment

General and administrative expenses of Invitel’s call center segment increased by 78.6% in 2008, principally as a result of Invitel’s recording of general and administrative expenses of this segment for the full year of 2008 as compared to approximately one month in 2007. As a percentage of net operating revenues of this segment, general and administrative expenses declined to 7.9% in 2008 from 48.8% in 2007.

Other Operating Expenses

Other operating expenses, net declined by 15.5% in 2008, primarily due to:

•

R$175 million that Invitel recorded in 2008 as receivables from settlement of litigation relating to payments made to Brasil Telecom in connection with the settlement of outstanding litigation with Invitel’s former controlling shareholders;

•

a R$58 million reversal of provision for losses on investment in 2008 primarily related to a reversal of provisions recorded in prior years due to the sale of investments, compared to a R$26 million provision for losses on investment in 2007; and

•	a 42.9% increase in recovered fines and expenses to R$248 million in 2008 from R$174 million in 2007, primarily as a result of the recovery of ICMS taxes of prior periods.

PART FOUR—THE COMPANIES

The effects of these factors were partially offset by:

•

R$55 million of losses on investments in 2008 compared to R$25 million in gains on investments in 2007, principally as a result of the purchase by BrT Internet Services S.A., Nova Tarrafa Participações Ltda. and Nova Tarrafa Inc. of the shares of iG Cayman, held by shareholders other than Brasil Telecom Holding and its subsidiaries.

•

a 9.2% increase in provision for contingencies, net of reversals, to R$711 million in 2008 from R$651 million in 2007, primarily as a result of an increase in provisions related to labor, tax and civil contingencies; and

•

a 62.3% increase in taxes (other than taxes on gross revenues, Corporate Income Tax (Imposto de Renda de Pessoa Jurídica), or IRPJ, and Social Contribution on Net Profits (Contribuição Social sobre Lucro Líquido), or CSLL) to R$152 million in 2008 from R$93 million in 2007, primarily due to (1) Invitel’s recording R$38 million of non-recoverable ICMS taxes in 2008, and (2) Invitel’s recording PIS and COFINS taxes of R$16 million on the amount of Brasil Telecom’s settlement of outstanding litigation with Invitel’s former controlling shareholders.

Operating Income

As a result of the foregoing, Invitel’s consolidated operating income increased by 38.7% to R$1,864 million in 2008 from R$1,344 million in 2007. As a percentage of net operating revenue, operating income increased to 16.0% in 2008 from 11.5% in 2007.

Fixed-Line and Data Transmission Services Segment

The operating income of Invitel’s fixed-line and data transmission services segment increased by 23.3% to R$2,154 million in 2008 from R$1,747 million in 2007. As a percentage of the net operating revenues of this segment, operating income increased to 21.8% in 2008 from 18.0% in 2007.

Mobile Services Segment

The operating loss of Invitel’s mobile services segment declined by 16.0% to R$249 million in 2008 from R$296 million in 2007. As a percentage of the net operating revenues of this segment, operating loss declined to 13.2% in 2008 from 16.9% in 2007.

Internet Services Segment

The operating loss of Invitel’s internet services segment declined by 40.1% to R$43 million in 2008 from R$74 million in 2007. As a percentage of the net operating revenues of this segment, operating loss declined to 11.3% in 2008 from 19.5% in 2007.

Call Center Segment

The operating loss of Invitel’s call center segment declined by 12.9% to R$9 million in 2008 from R$10 million in 2007. As a percentage of the net operating revenues of this segment, operating loss declined to 3.7% in 2008 from 47.0% in 2007.

PART FOUR—THE COMPANIES

Financial Expenses, Net

Financial Income

Financial income increased by 14.7% to R$888 million in 2008 from R$774 million in 2007, primarily due to an increase of R$123 million in interest and monetary exchange on other assets principally as a result of the increase in legal deposits.

Financial Expenses

Financial expenses, without giving effect to interest on shareholders’ equity, increased by 26.4% to R$1,041 million in 2008 from R$824 million in 2007, primarily due to the effects of exchange rate variations on Invitel’s indebtedness. In 2008, the real depreciated by 31.9% against the U.S. dollar and by 63.0% against the Japanese Yen, which resulted in a R$177 million increase in Invitel’s financial expenses. Interest expense increased by R$150 million to R$901 million in 2008 from R$751 million in 2007, primarily as a result of an increase in interest on liabilities, primarily due to a 15.4% increase in indebtedness denominated in reais.

Income Tax and Social Contribution

The composite corporate statutory income tax and social contribution rate was 34% in each of 2007 and 2008. The effective tax rate applicable to Invitel’s income before income tax and social contribution in 2008 was 44.7%, resulting in an expense of R$612 million, while the effective tax rate applicable to Invitel’s income before income tax and social contribution in 2007 was 42.6%, resulting in an expense of R$380 million. The higher effective tax rate in 2008 was principally the result of (1) the effects of the increase of non-deductible expenses to R$202 million in 2008 from R$118 million in 2007, including an increase in non-deductible fines and donations to R$59 million in 2008 from R$3 million in 2007, an increase in Invitel’s ownership percentage of some of its subsidiaries to R$15 million in 2008 from R$0.3 million in 2007, and losses on investments of R$14 million recorded in 2008, and (2) the effects of the increase in non-taxable net income to R$76 million in 2008 from R$57 million in 2007.

Minority Interest

Minority interest increased by 15.9% in 2008, primarily as a result of minority shareholders’ interest in the improved results of operations of Brasil Telecom Holding and Brasil Telecom in 2008.

Net Income

Invitel’s recorded a consolidated net loss of R$69 million in 2008 compared to consolidated net income of R$4 million in 2007. As a percentage of net operating revenue, net loss was 0.6% in 2008 compared to net income of 0.0% in 2007.

PART FOUR—THE COMPANIES

Year Ended December 31, 2006 compared with year ended December 31, 2007

The following table sets forth the components of Invitel’s net income, as well as the percentage change from the prior year, for the years ended December 31, 2006 and 2007.

	Year Ended December 31,
	2006		2007		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	15,111	R$	15,997	5.9
Taxes and deductions		(4,815)		(4,939)	2.6

Net operating revenues		10,297		11,059	7.4
Cost of goods sold and services rendered		(6,460)		(6,382)	(1.2)

Gross profit		3,837		4,676	21.9
Operating expenses
Selling expenses		(1,471)		(1,485)	1.0
General and administrative expenses		(1,302)		(1,357)	5.6
Other operating income (expenses), net		(266)		(539)	103.1

Operating income before net financial expenses		798		1,276	59.9
Net financial income (expenses)		(79)		7	n.m.

Income before taxes and minority interest		719		1,284	78.6
Income tax and social contribution		(207)		(380)	83.4
Minority interest		(602)		(899)	49.3

Net income	R$	95	R$	4	n.m.

n.m. Not meaningful.

Operating Revenues

Gross operating revenues increased by 5.9% in 2007, due to a 36.7% increase in gross operating revenues of Invitel’s mobile services segment, a 1.9% increase in gross operating revenues of Invitel’s fixed-line and data transmission services segment, and a 30.3% increase in gross operating revenues of Invitel’s internet segment, as discussed below. Gross operating revenues generated by intersegment sales, which are eliminated in the consolidation of Invitel’s financial statements, increased by 23.0% in 2008.

Net operating revenues increased by 7.4% in 2007, due to a 40.0% increase in net operating revenues of Invitel’s mobile services segment, a 3.3% increase in net operating revenues of Invitel’s fixed-line and data transmission services segment and a 26.7% increase in net operating revenues of Invitel’s internet services segment. Net operating revenues generated by intersegment sales, which are eliminated in consolidation of Invitel’s financial statements, increased by 17.5% in 2007.

PART FOUR—THE COMPANIES

Operating Revenue of Invitel’s Fixed-Line and Data Transmission Services Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s fixed-line and data transmission services segment, as well as the percentage change from the prior year, for the years ended December 31, 2006 and 2007.

	Year Ended December 31,
	2006		2007		% Change
	(in millions of reais, except percentages)
Local services:
Monthly subscription fees	R$	3,517	R$	3,536	0.5
Metered services		1,386		1,106	(20.2)
Fixed-line to mobile calls (VC1)		1,964		1,882	(4.2)
Other revenues		74		47	(36.2)

		6,941		6,571	(5.3)
Long-distance services:
Mobile long distance (VC2 and VC3)		1,290		1,544	19.7
Fixed-to-fixed long distance
Intrasectorial		879		864	(1.8)
Intersectorial		303		264	(12.6)
Interregional		260		241	(7.4)
International		45		44	(3.1)

		2,777		2,957	6.5
Other fixed-line services:
Pre-paid calling cards for public telephones		541		546	1.0
Additional services		368		396	7.5
Advanced voice		45		38	(16.0)

		954		980	2.7
Remuneration for the use of the fixed-line network:
Fixed-line to fixed-line network use		298		243	(18.4)
Mobile to fixed-line network use		192		178	(7.2)

		491		422	(14.0)
Data transmission services:
Asymmetric Digital Subscriber Line (ADSL)		1,033		1,278	23.7
Internet services		21		55	164.4
Transmission – EILD		422		462	9.5
Dedicated Line Service – SLD		293		397	35.6
IP services		319		482	50.8
Switching packs and frame relay		201		202	0.1
Other services		201		105	(47.3)

		2,490		2,981	19.7

Total gross operating revenue		13,653		13,911	1.9
Value-added and other indirect taxes		(3,927)		(3,898)	(0.7)
Discounts and returns		(307)		(280)	(8.9)

Net operating revenue	R$	9,419	R$	9,733	3.3

PART FOUR—THE COMPANIES

Gross operating revenues of Invitel’s fixed-line and data transmission services segment increased by 1.9% in 2007, principally due to:

•	a 19.7% increase in gross operating revenues from data transmission services;

•	a 6.5% increase in gross operating revenue from long-distance services; and

•	a 2.7% increase in gross operating revenues from other fixed-line services.

The effects of these increases were offset by:

•	a 5.3% decline in gross operating revenues from local services; and

•	a 14.0% decline in gross operating revenue from remuneration for the use of Brasil Telecom’s fixed-line network.

Gross Operating Revenues from Local Services

Gross operating revenues from local fixed-line services declined by 5.3% in 2007, primarily due to a 20.2% decline in gross operating revenues from metered services and a 4.2% decline in gross operating revenues from local fixed-to-mobile calls.

Metered Services

Gross operating revenues from metered services charges declined by 20.2% in 2007, principally as a result of (1) the migration of local traffic origination to mobile handsets as callers take advantage of mobile plans and promotions under which mobile service providers offer mobile-to-mobile minutes within their networks at rates that are lower than a fixed-to-mobile minute, and (2) the decline in usage of Brasil Telecom’s local fixed-line services to establish internet connections as its fixed-line customers migrated from dial-up connections to the use of Invitel’s broadband service.

As a result of the conversion from pulses to minutes in July 2007, the volume of metered services is not comparable between 2007 and 2006. Total billed minutes, which are the number of local minutes that exceed the monthly allowance under a customer’s service plan, were 5.4 billion during the last five months of 2007 and total billed pulses were 3.0 billion during the first seven months of 2007. Total billed pulses were 8.8 billion in 2006. Based on Brasil Telecom’s usage profile, pulses under its basic residential, non-residential and alternative plans represented approximately 1.7, 1.5 and 4.0 minutes of call time, respectively. Brasil Telecom implemented a rate increase for billed pulses of 2.14% in July 2007.

Local Fixed-to-Mobile Calls

Gross operating revenues from local fixed-to-mobile calls, which are charged at the VC1 rate, declined by 4.2% in 2007, principally due to a 3.9% decline in the total number of local fixed-to-mobile minutes to 2.8 billion in 2007 from 2.9 billion in 2006, as Brasil Telecom’s fixed-line customers opted to take advantage of mobile service plans offered by mobile services providers under which the charge for a mobile-to mobile minute is less than the charge for a fixed-to-mobile minute. The effects of this decline were partially offset by an increase in the VC1 rate of 3.29% that was implemented in July 2007. The average number of monthly local fixed-to-mobile minutes for Brasil Telecom’s fixed lines in services increased by 7.2% in 2007.

Gross Operating Revenues from Long-Distance Services

Gross operating revenues from long-distance services increased by 6.5% in 2007, primarily due to a 19.7% increase in gross operating revenues from long-distance calls originating or terminating on mobile devices. The

PART FOUR—THE COMPANIES

effects of this increase were partially offset by (1) a 12.6% decline in gross operating revenues from fixed-to-fixed intersectorial long-distance calls, and (2) a 7.4% decline in gross operating revenues from fixed-to-fixed interregional long-distance calls.

Long-Distance Calls Originating or Terminating on Mobile Devices

Gross operating revenues from long-distance calls originating or terminating on mobile devices, which are charged at the VC2 or VC3 rate, increased by 19.7% in 2007, principally as a result of:

•

a 10.6% increase in the total number of long-distance minutes that were charged at the VC2 rate to 693.2 million in 2007 from 626.7 million in 2006, principally due to increased use of value-added services;

•

a 31.6% increase in the total number of long-distance minutes that were charged at the VC3 rate to 550.9 million in 2007 from 418.4 million in 2006, principally due to increased use of value-added services; and

•	increases in the VC2 and VC3 rates of 7.99% and 2.88% that were implemented in March 2006 and July 2007, respectively.

Fixed-to-Fixed Long-Distance

Gross operating revenues from intersectorial and interregional long-distance calls originated and terminated on a fixed-line terminal, which are charged at long-distance rates regulated in accordance with the distance separating callers, declined by 12.6% and 7.4%, respectively, in 2007 principally as a result of:

•

a 4.8% increase in the number of subscribers to alternative long-distance plans in 2007 under which these subscribers paid lower rates for Brasil Telecom’s intersectorial and interregional services; and

•	a 5.8% decline in the total number of intersectorial long-distance minutes to 2.8 billion in 2007 from 2.9 billion in 2006.

The effects of these factors were partially offset by (1) an increase in Brasil Telecom’s regulated long-distance rates of 3.29% that was implemented in July 2007, and (2) a 3.0% increase in the total number of interregional long-distance minutes to 724 million in 2007 from 703 million in 2006.

Gross Operating Revenue from Other Fixed-Lines Services

Gross operating revenues from other fixed-line services increased by 2.7% in 2007, primarily as a result of (1) a 7.5% increase in gross operating revenue from additional services, intelligent network services and advanced voice services, and (2) a 1.0% increase in gross operating revenue from the sale of pre-paid calling cards for use in public telephones.

Gross operating revenues from additional services, intelligent network services and advanced voice services increased principally as a result of Brasil Telecom’s promotional offers and customer retention programs.

Gross operating revenue from the sale of pre-paid calling cards for use in public telephones increased principally due to a rate increase for public phone usage of 2.14% that was implemented in July 2007. The effects of this increase were partially offset by a 2.2% decline in the number of public phone credits used to 5.2 billion in 2007 from 5.3 billion in 2006, primarily due to customers substituting usage of mobile handsets for usage of public phones as a result of promotions by mobile service providers to the pre-paid segment, including bonus calls and pre-paid card recharges at reduced rates.

PART FOUR—THE COMPANIES

Gross Operating Revenues from Remuneration for the Use of the Fixed-Line Network

Gross operating revenues from remuneration for the use of the fixed-line network declined by 14.0% in 2007 as a result of:

•

an 18.4% decline in interconnection fees paid to Brasil Telecom for completing calls on its fixed-line network that were originated on the networks of other fixed-line service providers, primarily as a result of a 20.0% reduction of Brasil Telecom’s TU-RL and TU-RIU rates imposed by ANATEL that became effective on January 1, 2007.

•

a 7.2% decline in revenue from interconnection fees paid to Brasil Telecom for completing calls on its fixed-line network that were originated on the networks of mobile service providers, primarily due to the reduction of Brasil Telecom’s TU-RL and TU-RIU rates.

Of Brasil Telecom’s gross operating revenues from remuneration for the use of the fixed-line network, 15.2% in 2007 and 9.9% in 2006 represented interconnection fees paid by Brasil Telecom Mobile for the use of Brasil Telecom’s fixed-line network to complete mobile-to-fixed calls and was eliminated in the consolidation of Invitel’s financial statements.

Gross Operating Revenues from Data Transmission Services

Gross operating revenues from data transmission services increased by 19.7% in 2007, principally due to (1) a 23.7% increase in gross operating revenue from ADSL subscriptions, and (2) a 50.8% increase in gross operating revenue from IP services. Of Brasil Telecom’s gross operating revenues from EILD services, 3.5% in 2007 and 3.7% in 2006 represented fees paid by Brasil Telecom Mobile for EILD services and was eliminated in the consolidation of Invitel’s financial statements.

Gross operating revenues from ADSL subscriptions increased in 2007 primarily due to (1) the 19.0% increase in the number of ADSL subscriptions to 1.6 million at December 31, 2007 from 1.3 million at December 31, 2006 as a result of Brasil Telecom’s continued focus on increasing penetration of its ADSL services in its local fixed-line subscriber base, and (2) the 6.6% increase in average gross revenues per line generated by ADSL subscriptions to R$71.70 in 2007 from R$67.10 in 2006. As of December 31, 2007, Brasil Telecom’s ADSL customer base represented 19.5% of its total fixed lines in service as compared to 15.7% as of December 31, 2006.

IP services consist of dedicated and dial-up internet access for ISPs, as well as VPN services that enable companies to establish intranets and extranets. Gross operating revenues from IP services increased in 2007 primarily due to the increased demand for these services from Brasil Telecom’s new corporate customers.

Charges Against Gross Operating Revenues

Value-Added and Other Indirect Taxes

Value-added and other taxes on Brasil Telecom’s fixed-line and data transmission services declined by 0.7% in 2007, primarily reflecting the decline in the gross operating revenue of its fixed-line and data transmission services segment in 2008 and the change in revenue mix, as fewer taxes or lower tax rates apply to some of its services, such as interconnection services.

Discounts

Discounts on Brasil Telecom’s fixed-line and data transmission services declined by 8.9% in 2007, primarily as a result of a decrease in discounts to its ADSL subscribers that had subscribed to its services for longer than a specified period of time.

PART FOUR—THE COMPANIES

Net Operating Revenues

As a result of the foregoing, net operating revenues of Invitel’s fixed-line and data transmission services segment increased by 3.3% to R$9,733 million in 2007 from R$9,419 million in 2006.

Operating Revenue of Invitel’s Mobile Services Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s mobile services segment, as well as the percentage change from the prior year, for the years ended December 31, 2006 and 2007.

	Year Ended December 31,
	2006		2007		% Change
	(in millions of reais, except percentages)
Mobile telephone services:
Monthly subscription fees	R$	305	R$	434	42.0
Utilization		418		562	34.5
Value-added services		103		104	1.4
Sale of handsets and accessories		286		271	(5.5)
Roaming		13		16	20.7
Other		30		27	(8.7)

		1,156		1,414	22.3
Remuneration for the use of the mobile network:		633		1,032	62.9

Total gross operating revenue		1,789		2,446	36.7
Value-added and other indirect taxes		(317)		(392)	23.7
Discounts and returns		(225)		(308)	37.0

Net operating revenue	R$	1,247	R$	1,746	40.0

Gross operating revenues of Invitel’s mobile services segment increased by 40.0% in 2007, due to a 62.9% increase in remuneration for the use of Brasil Telecom Mobile’s mobile network and a 22.3% increase in gross operating revenues from mobile telephone services.

Gross Operating Revenues from Mobile Services

Gross operating revenue from mobile services increased by 22.3% in 2007, principally due to:

•

a 34.5% increase in gross operating revenue from billed minutes, primarily as a result of (1) the 26.2% increase in the number of Brasil Telecom Mobile’s mobile customers to 4.3 million at December 31, 2007 from 3.4 million at December 31, 2006, and (2) rate increases for Brasil Telecom Mobile’s billed minutes that reflected increases in inflation of 3.20% in 2006 and 3.17% in 2007, as measured by the IST; and

•

a 42.0% increase in gross operating revenue from monthly subscription fees, primarily due to (1) the increase in the number of subscribers to Brasil Telecom Mobile’s post-paid plans, and (2) rate increases for Brasil Telecom Mobile’s post-paid plans that reflected increases in inflation of 3.20% in 2006 and 3.17% in 2007, as measured by the IST.

The number of Brasil Telecom Mobile’s pre-paid mobile customers increased by 43.0% in 2007 to 3.4 million at December 31, 2007 from 2.4 million at December 31, 2006, primarily as a result of the success of its marketing campaigns designed to attract pre-paid customers and to encourage the migration of mobile subscribers of its hybrid plans to its pre-paid plans. As of December 31, 2007, pre-paid customers represented

PART FOUR—THE COMPANIES

79.9% of Brasil Telecom Mobile’s mobile customer base. The number of subscribers to Brasil Telecom Mobile’s post-paid mobile plans declined by 13.9% in 2007 to approximately 855,800 at December 31, 2007 from approximately 993,800 at December 31, 2006, primarily as a result of the migration of mobile subscribers of its hybrid plans, which were classified as post-paid customers, to its pre-paid plans. As of December 31, 2007, post-paid customers represented 20.1% of Brasil Telecom Mobile’s mobile customer base. Brasil Telecom Mobile’s monthly average revenue per user (calculated based on the total revenue for the year divided by the monthly average customer base for the year divided by 12) declined by 6.4% to R$34.60 in 2007 from R$37.00 in 2006.

Gross Operating Revenues from Remuneration for the Use of the Mobile Network

Gross operating revenues from remuneration for the use of the mobile network increased by 62.9% in 2007 as a result of (1) the impact of the transition to the “full billing” system for interconnection fees, which was in effect for all of 2007 and only five-and-one-half months in 2006, (2) the 26.2% increase in the number of Brasil Telecom Mobile’s mobile customers during 2007 resulting in an increase in the number of minutes terminated on its mobile network, and (3) an increase in Brasil Telecom Mobile’s VU-M rates of 1.97% that was implemented in July 2007.

Of Brasil Telecom Mobile’s gross operating revenues from remuneration for the use of the mobile network, 39.5% in 2007 and 52.6% in 2006 represented interconnection fees paid by Brasil Telecom for the use of Brasil Telecom Mobile’s fixed-line network to complete fixed-to-mobile calls and was eliminated in the consolidation of Invitel’s financial statements.

Charges Against Gross Operating Revenues

Value-Added and Other Indirect Taxes

Value-added and other taxes on Brasil Telecom Mobile’s mobile services increased by 23.7% in 2007, primarily reflecting the growth in the gross operating revenue of its mobile services segment in 2007.

Discounts

Discounts on Brasil Telecom Mobile’s mobile services increased by 37.0% in 2007, primarily as a result of the 43.0% increase in its pre-paid customer base and its crediting these customers with minutes of network usage under a promotional program in which Brasil Telecom Mobile offered free minutes of network usage based on the volume of incoming calls received by a pre-paid customer.

Net Operating Revenues

As a result of the foregoing, net operating revenues of the mobile services segment increased by 40.0% to R$1,746 million in 2007 from R$1,247 million in 2006.

PART FOUR—THE COMPANIES

Operating Revenue of Invitel’s Internet Services Segment

The following table sets forth the components of the gross and net operating revenues of Invitel’s internet services segment, as well as the percentage change from the prior year, for the years ended December 31, 2006 and 2007.

	Year Ended December 31,
	2006		2007		% Change
	(in millions of reais, except percentages)
Gross operating revenues	R$	342	R$	446	30.3
Value-added and other indirect taxes		(43)		(62)	47.1
Discounts and returns		—		(4)

Net operating revenue	R$	300	R$	380	26.7

Gross operating revenues of Invitel’s internet services segment increased by 30.3% in 2007, due to (1) an increase in the number of monthly subscriptions for content, and (2) an increase in marketing and advertising revenues. Value-added and other taxes on Invitel’s internet services increased by 47.1% in 2007. Discounts offered on Invitel’s internet services were R$4 million in 2007; Invitel did not offer discounts on these services in 2006. As a result of the foregoing, net operating revenues of the internet services segment increased by 26.7% to R$380 million in 2007 from R$300 million in 2006.

Cost of Goods Sold and Services Rendered

Cost of goods sold and services rendered declined by 1.2% in 2007, principally due to a 4.9% decline in cost of goods sold and serviced rendered of Invitel’s fixed-line and data transmission services segment and a 62.1% decline in cost of goods sold and serviced rendered of Invitel’s internet services segment, the effects of which were partially offset by a 30.2% increase in cost of goods sold and services rendered of Invitel’s mobile services segment, as discussed below.

Of the costs of goods sold and services rendered of Invitel’s fixed-line and data transmission services segment, 7.4% in 2007 and 5.8% in 2006 represented interconnection fees paid by Brasil Telecom for the use of Brasil Telecom Mobile’s mobile network to complete fixed-to-mobile calls. These fees were eliminated in the consolidation of Invitel’s financial statements.

Of the costs of goods sold and services rendered of Invitel’s mobile services segment, 11.0% in 2007 and 9.3% in 2006 represented (1) interconnection fees paid by Brasil Telecom Mobile for the use of Brasil Telecom’s fixed-line network to complete mobile-to-fixed calls, and (2) fees paid by Brasil Telecom Mobile for EILD services. These fees were eliminated in the consolidation of Invitel’s financial statements.

PART FOUR—THE COMPANIES

The following table sets forth the components of Invitel’s cost of goods sold and services rendered, as well as the percentage change from the prior year, for the years ended December 31, 2006 and 2007.

	Year Ended December 31,
	2006		2007		% Change
	(in millions of reais, except percentages)
Interconnection	R$	2,115	R$	2,319	9.6
Depreciation		2,301		2,033	(11.7)
Network maintenance		672		677	0.7
Rental and insurance		348		314	(9.9)
Third-party services		239		257	7.5
Personnel		192		183	(4.3)
Materials		72		70	(3.4)
Costs of handsets and accessories		295		255	(13.3)
Concession contract renewal fee		67		69	3.0
Other costs of services rendered		158		204	29.0

Total cost of goods sold and services rendered	R$	6,460	R$	6,382	(1.2)

Cost of Goods Sold and Services Rendered of Invitel’s Fixed-Line and Data Transmission Services Segment

Cost of goods sold and services rendered of Invitel’s fixed-line and data transmission services segment declined by 4.9% in 2007, principally due to a 15.4% decline in depreciation costs to R$1,702 million in 2007 from R$2,011 million in 2006, primarily as a result of the increase in the amount of the property, plant and equipment of this segment that has been fully depreciated. The effects of this decline were partially offset by a 24.9% increase in connection means costs to R$223 million in 2007 from R$178 million in 2006, primarily as a result of increased costs for EILD services.

The gross profit of Invitel’s fixed-line and data transmission services segment increased by 16.3% to R$4,245 million in 2007 from R$3,650 million in 2006. As a percentage of net operating revenue of this segment, gross profit increased to 43.6% in 2007 from 38.7% in 2006.

Cost of Goods Sold and Services Rendered of Invitel’s Mobile Services Segment

Cost of goods sold and services rendered of Invitel’s mobile services segment increased by 30.2% in 2007, principally due to:

•

a 105.5% increase in interconnection costs to R$591 million in 2007 from R$288 million in 2006, primarily as a result of (1) the impact of the transition to the “full billing” system for interconnection fees, which was in effect for all of 2007 and only five-and-one-half months in 2006, and (2) the 26.2% increase in the number of Brasil Telecom Mobile’s mobile customers which resulted in an increase in the total number of minutes used by its mobile customers to make calls to customers of other mobile providers for which Brasil Telecom Mobile pays interconnection fees at the VU-M rate, and (3) an increase in the VU-M rates of these mobile services providers that were implemented in July 2007; and

•

a 15.1% increase in depreciation and amortization costs to R$321 million in 2007 from R$278 million in 2006, primarily as a result of the growth in Brasil Telecom Mobile’s property, plant and equipment as a result of the expansion of its mobile network.

The effects of these increases were partially offset by a 13.3% decline in the cost of mobile handsets and accessories to R$255 million in 2007 from R$295 million in 2006, primarily due to the appreciation of the real

PART FOUR—THE COMPANIES

against the U.S. dollar and the Japanese yen, the principal currencies in which Brasil Telecom Mobile pays for its mobile handsets, the effects of which were partially offset by an increase in the number of handsets sold.

The gross profit of Invitel’s mobile services segment increased by 200.5% to R$214 million in 2007 from R$71 million in 2006. As a percentage of net operating revenue of this segment, gross profit increased to 12.3% in 2007 from 5.7% in 2006.

Cost of Goods Sold and Services Rendered of Invitel’s Internet Segment

Cost of goods sold and services rendered of Invitel’s internet segment declined by 62.1% in 2007, principally as a result of the reclassification of rental and insurance expenses that were previously recorded in costs of goods sold and services rendered to selling expenses. The gross profit of Invitel’s internet segment increased by 110.6% to R$324 million in 2007 from R$154 million in 2006. As a percentage of net operating revenue of this segment, gross profit increased to 85.5% in 2007 from 51.4% in 2006.

Gross Profit

As a result of the foregoing, Invitel’s consolidated gross profit increased by 21.9% to R$4,676 million in 2007 from R$3,837 million in 2006. As a percentage of net operating revenue, gross profit increased to 42.3% in 2007 from 37.3% in 2006.

Operating Expenses

Selling Expenses

Fixed-Line and Data Transmission Services Segment

Selling expenses of Invitel’s fixed-line and data transmission services segment declined by 9.0% in 2007, principally due to:

•

a 17.3% decline in provision for doubtful accounts to R$269 million in 2007 from R$325 million in 2006, primarily as a result of Invitel’s continued focus on measures to control bad debt, such as the introduction of alternative plans to mitigate credit risk, which resulted in a decline in Invitel’s provision for doubtful accounts as a percentage of gross operating revenues of this segment to 1.9% in 2007 from 2.4% in 2006;

•

a 24.9% decline in call center expenses to R$159 million in 2007 from R$211 million in 2006, primarily due to the consolidation of Invitel’s call center structure by merging its 30 pre-existing sites into five sites (Goiânia, Campo Grande, Florianópolis, Brasília and Curitiba); and

•	a 29.7% decline in sales commissions to R$53 million in 2007 from R$76 million in 2006, primarily due to the decline in the number of new customers of this segment in 2007.

As a percentage of net operating revenues of this segment, selling expenses declined to 9.2% in 2007 from 10.5% in 2006.

Mobile Services Segment

Selling expenses of Invitel’s mobile services segment increased by 5.0% in 2007, principally due to:

•

a 50.1% increase in provision for doubtful accounts to R$65 million in 2007 from R$43 million in 2006, primarily as a result of the increased rate of delinquency of subscribers to Brasil Telecom Mobile’s hybrid plans which led to an increase in the percentage of its accounts receivable that Invitel recorded as a provision;

PART FOUR—THE COMPANIES

•	a 58.6% increase in materials expenses to R$33 million in 2007 from R$21 million in 2006, primarily as a result of an increase in materials expenses related to promotional activities; and

•

a 19.7% increase in personnel expenses to R$61 million in 2007 from R$51 million in 2006, primarily as a result of an increase in employee profit sharing expenses as a result of Brasil Telecom Mobile’s improved results and increases in wages and benefits payable under its collective bargaining agreements.

The effects of these increases was partially offset by (1) a 16.3% decline in call center expenses to R$44 million in 2007 from R$53 million in 2006, primarily as a result of the consolidation of Invitel’s call center structure by merging its 30 pre-existing sites into five sites, and (2) an 8.9% decline in sales commissions to R$86 million in 2007 from R$94 million in 2006, primarily as a result of the change in the mix of services subscribed to by Brasil Telecom Mobile’s new customers towards pre-paid services under which Invitel incurred lower sales commissions.

As a percentage of net operating revenues of this segment, selling expenses declined to 26.0% in 2007 from 34.7% in 2006.

Internet Services Segment

Selling expenses of Invitel’s internet services segment increased by 85.2% in 2007, principally due to the reclassification of rental and insurance expenses that were previously recorded in costs of goods sold and services rendered. As a percentage of net operating revenues of this segment, selling expenses increased to 72.3% in 2007 from 45.3% in 2006.

General and Administrative Expenses

Fixed-Line and Data Transmission Services Segment

General and administrative expenses of Invitel’s fixed-line and data transmission services segment increased by 3.8% in 2007, principally due to (1) a 5.2% increase in expenses for third-party services to R$490 million in 2007 from R$466 million in 2006, principally due an increase in expenses under information technology contracts, and (2) a 9.9% increase in personnel expenses to R$192 million in 2007 from R$175 million in 2006, principally due to an increase in employee profit sharing expenses as a result of Brasil Telecom’s improved results and increases in wages and benefits payable under its collective bargaining agreements. As a percentage of net operating revenues of this segment, general and administrative expenses increased to 12.1% in 2007 from 12.0% in 2006.

Mobile Services Segment

General and administrative expenses of Invitel’s mobile services segment increased by 4.7% in 2007, primarily as a result of (1) a 438% increase in depreciation expenses to R$17 million in 2007 from R$3 million in 2006 as a result of the acquisition of information technology equipment in 2007, and (2) an 86.9% increase in consulting and legal services expenses to R$6 million in 2007 from R$3 million in 2006, principally due to an increase in expenses under information technology contracts. The effects of this increase were partially offset by a 55.1% decline in personnel expenses to R$8 million in 2007 from R$17 million in 2006, primarily as a result of synergies achieved through the integration of the management of Invitel’s fixed-line and data transmission services segment and its mobile services segment. As a percentage of net operating revenues of this segment, general and administrative expenses declined to 5.2% in 2007 from 6.9% in 2006.

PART FOUR—THE COMPANIES

Internet Services Segment

General and administrative expenses of Invitel’s internet services segment declined by 10.4% in 2007, principally due to non-recurring expenses recorded in 2006. As a percentage of net operating revenues of this segment, general and administrative expenses declined to 18.2% in 2007 from 25.6% in 2006.

Other Operating Expenses, Net

Other operating expenses, net increased by 81.6% in 2007, primarily due to:

•

a 33.4% increase in provision for contingencies, net of reversals, to R$651 million in 2007 from R$488 million in 2006, primarily as a result of reassessments of Invitel’s tax, civil and labor contingencies in 2007;

•

a 35.0% decline in recoverable taxes and expenses to R$174 million in 2007 from R$267 million in 2006, primarily as a result of the effects of a non-recurring recovery of R$130 million in 2006 related to ICMS, PIS and COFINS;

•

a 212.4% increase in pension fund reserve contributions to R$90 million in 2007 from R$29 million in 2006, primarily as a result of lower returns realized by the BrTPrev Plan in 2007 on its investments; and

•

a 69.1% decline in settlement payments in connection with disputes involving amounts owed as interconnection payments to and from other telecommunications companies to R$17 million in 2007 from R$54 million in 2006.

The effects of these factors were partially offset by R$81 million recorded in 2007 as recovery of expenses on pension plans—surplus, as a result of over-funding of contributions to pension plans, which surplus amounts will be used to offset future contributions under Invitel’s pension plan obligations.

Operating Income

As a result of the foregoing, Invitel’s consolidated operating income increased by 59.9% to R$1,276 million in 2007 from R$798 million in 2006. As a percentage of net operating revenue, operating income increased to 11.5% in 2007 from 7.8% in 2006.

Fixed-Line and Data Transmission Services Segment

The operating income of Invitel’s fixed-line and data transmission services segment increased by 29.0% to R$1,747 million in 2007 from R$1,355 million in 2006. As a percentage of the net operating revenues of this segment, operating income increased to 18.0% in 2007 from 14.4% in 2006.

Mobile Services Segment

The operating loss of Invitel’s mobile services segment declined by 32.4% to R$296 million in 2007 from R$438 million in 2006. As a percentage of the net operating revenues of this segment, operating loss declined to 16.9% in 2007 from 35.1% in 2006.

Internet Services Segment

The operating loss of Invitel’s internet services segment increased by 21.3% to R$74 million in 2007 from R$61 million in 2006. As a percentage of the net operating revenues of this segment, operating loss declined to 19.5% in 2007 from 20.4% in 2006.

PART FOUR—THE COMPANIES

Financial Expenses, Net

Financial Income

Financial income declined by 5.0% to R$847 million in 2007 from R$892 million in 2006, principally due to a 7.9% decline in yield on marketable securities to R$380 million in 2007 from R$413 million in 2006, primarily as a result of a decline in the average CDI rate to 11.8% per annum in 2007 compared 15.0% per annum in 2006.

Financial Expenses

Financial expenses, without giving effect to interest on shareholders’ equity, declined by 13.9% to R$1,290 million in 2007 from R$1,498 million in 2006, primarily due to a decline in the average CDI rate to 11.8% per annum in 2007 compared 15.0% per annum in 2006, and a decline in the average TJLP rate to 6.4% per annum in 2007 compared 7.9% per annum in 2006.

Income Tax and Social Contribution

The composite corporate statutory income tax and social contribution rate was 34% in each of 2006 and 2007. Income tax and social contribution expense increased by 83.6% in 2007, principally as a result of a 78.6% increase in income before taxes and minority interest to R$1,284 million in 2007 from R$719 million in 2006. Invitel’s effective rate was 39.4% in 2007 as compared to 63.7% in 2006. The lower higher effective tax rate in 2007 was principally the result of permanent additions, including (1) an increase in non-deductible goodwill amortization of goodwill to R$29 million from R$17 million in 2006, and (2) an increase in other non-deductible expenses to R$51 million in 2007 from R$23 million in 2006.

Minority Interest

Minority interest increased by 49.3% in 2007, primarily as a result of minority shareholders’ interest in the improved results of operations of Brasil Telecom Holding and Brasil Telecom in 2007.

Net Income

Invitel recorded net income of R$4 million in 2007 compared to a consolidated net loss of R$89 million in 2006. As a percentage of net operating revenue, net income was 0.0% in 2007 and net loss was 0.0% in 2006.

Liquidity and Capital Resources

Our principal cash requirements consist of the following:

•	working capital requirements;

•	the servicing of our indebtedness;

•	capital expenditures related to investments in operations, expansion of our networks and enhancements of the technical capabilities and capacity of our networks;

•	dividends on our shares, including in the form of interest attributable to shareholders’ equity.

Unless our board of directors deems it inconsistent with our financial position, payment of dividends is mandatory under our bylaws and, consequently, may give rise to significant cash requirements in future periods.

PART FOUR—THE COMPANIES

Our principal sources of liquidity have traditionally consisted of the following:

•	cash flows from operating activities;

•	short-term and long-term borrowings; and

•	sales of debt securities in domestic and international capital markets.

During the six months ended June 30, 2009, cash flow generated by operations was used primarily for investing activities, for working capital requirements and to service our outstanding debt obligations. At June 30, 2009, our consolidated cash and cash equivalents and other investments amounted to R$1,601 million, our consolidated current assets were R$6,575 million and our consolidated current liabilities were R$5,012 million. We believe that our cash and cash equivalents are sufficient for our present requirements.

Projected Sources and Uses of Cash

We anticipate that we will be required to spend approximately R$3,154 million to meet our short-term contractual obligations and commitments and budgeted capital expenditures during the second half of 2009, and approximately R$7,353 million to meet our long-term contractual obligations and commitments and budgeted capital expenditures in 2010 and 2011. We expect that we will meet these cash requirements through a combination of cash generated from operating activities and cash generated by financing activities, including new debt financings and the refinancing of our existing indebtedness as it becomes due.

Cash Flow of Coari

Coari commenced operations on April 25, 2008. As a result, Coari’s cash flow for the year ended December 31, 2008 is not comparable to Coari’s expected cash flow for the year ended December 31, 2009.

Cash Flows from Operating Activities

Our primary source of operating funds is cash flow generated from our operations. Net cash provided by operating activities was R$1,232 million during the six months ended June 30, 2009 and R$3,271 million for the year ended December 31, 2008. We consider cash flows provided by our operating activities to be sufficient for our expected cash requirements related to operations. However, we generally finance our investments in property, plant and equipment through the use of bank loans, vendor financing, capital markets and other forms of financing.

Cash Flows Used in Investing Activities

Investing activities used net cash of R$7,817 million during the six months ended June 30, 2009 and 3,271 million during the year ended December 31, 2008.

During the six months ended June 30, 2009, investing activities for which we used cash primarily consisted of (1) investments of R$5,266 million related to our acquisition of Invitel, (2) investments of R$1,500 million in nonconvertible debentures issued by Telemar, (3) investments of R$772 million in additions to property, plant and equipment, primarily related to the expansion of our data communications network and the implementation of regulatory projects to meet ANATEL’s requirements, and (4) escrow deposits of R$738 million, primarily related to provisions for labor, taxes and civil contingencies. The effects of these factors were partially offset by R$457 million of redemptions of financial investments.

During 2008, investing activities for which we used cash primarily consisted of (1) purchases of 76,645,842 preferred shares of Brasil Telecom Holding, representing 33.3% of the outstanding preferred shares of Brasil

PART FOUR—THE COMPANIES

Telecom Holding and 21.1% of the share capital of Brasil Telecom Holding, for an aggregate purchase price of R$2,060 million, and (2) purchases of 58,956,565 preferred shares of Brasil Telecom, representing 19.8% of the outstanding preferred shares Brasil Telecom and 10.7% of the share capital of Brasil Telecom, for an aggregate purchase price of R$1,212 million.

Cash Flows from Financing Activities

Financing activities provided net cash of R$8,186 million during the six months ended June 30, 2009 and R$3,271 during the year ended December 31, 2008.

During the six months ended June 30, 2009, our principal sources of borrowed funds consisted of R$313 million aggregate principal amount borrowed under a credit facility with BNDES that we entered into in November 2006. During the six months ended June 30, 2009, we used cash to repay R$252 million of our outstanding indebtedness.

Cash Flow of Invitel

As a result of Coari’s commencement of operations on April 25, 2008, Coari does not have historical cash flows for the years ended December 31, 2007 and 2006. In addition, Coari’s cash flows for the year ended December 31, 2008 reflect only its operations since April 25, 2008 and are not comparable to Coari’s expected cash flows for the year ended December 31, 2009. In order to facilitate an analysis of our liquidity and financial position, we are presenting an analysis of the cash flows of Invitel for the years ended December 31, 2008, 2007 and 2006. This analysis is derived from the audited consolidated financial statements of Invitel included elsewhere in this prospectus.

Cash Flows from Operating Activities

Invitel’s primary source of operating funds was cash flow generated from its operations. Net cash provided by operating activities was R$3,096 million in 2008, R$3,256 million in 2007 and R$2,402 million in 2006.

Cash Flows Used in Investing Activities

Investing activities used net cash of R$705 million in 2008, R$2,596 million in 2007 and R$3,057 million in 2006.

During 2008, investing activities for which Invitel used cash primarily consisted of (1) escrow deposits of R$1,756 million, primarily related to provisions for labor, taxes and civil contingencies, and (2) investments of R$1,438 million in additions to property, plant and equipment, primarily related to the expansion of its data communications network and the implementation of regulatory projects to meet ANATEL’s requirements. In 2008, cash from investing activities reflected the reclassification of R$2,126 million of financial investments to cash and cash equivalents due to changes in the profile of the investment portfolio related to transfer of funds application exclusive to certificates of bank deposits applications.

During 2007, investing activities for which Invitel used cash primarily consisted of (1) investments of R$2,249 million in additions to property, plant and equipment, primarily related to the expansion of Invitel’s data communications network and the implementation of regulatory projects to meet ANATEL’s requirements, and (2) escrow deposits of R$872 million, primarily related to provisions for labor, taxes and civil contingencies. In 2007, cash from investing activities reflected R$357 million of redemptions of cash investments and the reclassification of R$120 million of financial investments to cash and cash equivalents due to changes in the profile of the investment portfolio related to transfer of funds application exclusive to certificates of bank deposits applications.

PART FOUR—THE COMPANIES

During 2006, investing activities for which Invitel used cash primarily consisted of (1) investments of R$1,507 million in additions to property, plant and equipment, primarily related to expansion of Invitel’s data communications network and the implementation of regulatory projects to meet ANATEL’s requirements, (2) cash investments of R$1,288 million related to investment of cash generated from operations and (3) escrow deposits of R$278 million, primarily related to provisions for labor, taxes and civil contingencies.

Cash Flows from Financing Activities

Financing activities used net cash of R$452 million in 2008 and R$276 million in 2007, and provided net cash of R$737 million in 2006.

During 2008, Invitel’s principal sources of borrowed funds consisted of:

•	R$950 million aggregate principal amount of promissory notes that Invitel issued in November 2008;

•	R$400 million aggregate principal amount borrowed under a credit facility with BNDES that Brasil Telecom entered into in November 2006;

•	R$259 million aggregate principal amount borrowed under a credit facility with BNDES that Brasil Telecom Mobile entered into in February 2008; and

•	R$75 million aggregate principal amount borrowed under a financing agreement that Brasil Telecom entered into in July 2008.

During 2008, Invitel used cash (1) to pay dividends and interest on shareholders’ equity in the aggregate amount of R$736 million, and (2) to repay R$1,032 million of its outstanding long-term indebtedness.

During 2007, Invitel’s principal sources of borrowed funds consisted of R$600 million aggregate principal amount borrowed under a credit facility with BNDES that Brasil Telecom entered into in November 2006, and R$990 million aggregate principal amount of promissory notes that Invitel’s subsidiary Techold Participacões S.A. issued in October 2007. During 2007, Invitel used cash (1) to repay R$1,443 million of its outstanding long-term indebtedness, and (2) to pay dividends and interest on shareholders’ equity in the aggregate amount of R$419 million.

During 2006, Invitel’s principal sources of borrowed funds consisted of:

•	R$1,080 million aggregate principal amount of nonconvertible debentures issued by Brasil Telecom in June 2006

•	R$800 million aggregate principal amount borrowed under a credit facility with BNDES that Brasil Telecom entered into in November 2006

•	R$200 million aggregate principal amount of promissory notes that Invitel issued in July 2006; and

•	R$205 million aggregate principal amount of promissory notes that Techold Participacões S.A. issued in July 2006.

During 2006, Invitel used cash (1) to repay approximately R$1.6 billion of its outstanding long-term indebtedness and (2) to pay dividends and interest on shareholders’ equity in the aggregate amount of R$343 million.

Indebtedness and Financing Strategy

At June 30, 2009, our total outstanding indebtedness on a consolidated basis, excluding swap adjustments, was R$4,586 million, consisting of R$836 million of short-term indebtedness, all of which represented current portion of long-term indebtedness (or 18.2% of our total indebtedness), and R$3,751 million of long-term indebtedness (or 81.8% of our total indebtedness).

PART FOUR—THE COMPANIES

On a consolidated basis, excluding swap adjustments, our real-denominated indebtedness at June 30, 2009 was R$3,933 million (85.8% of our total indebtedness), and our foreign currency-denominated indebtedness was R$653 million (14.2% of our total indebtedness). At June 30, 2009, our real-denominated indebtedness bore interest at an average rate of 12.08% per annum, and our foreign currency denominated indebtedness bore interest at an average rate of 10.42% per annum for loans denominated in U.S. dollars, 3.08% per annum for loans denominated in Japanese Yen, and 9.70% for loans represented by the foreign currency basket of BNDES. At June 30, 2009, 92.7% of our debt bore interest at floating rates, including the effect of swap operations.

Short-Term Indebtedness

Our consolidated short-term debt, consisting of the current portion of long-term loans and financings and debentures, was R$836 million at June 30, 2009. Under our financing policy, we generally do not incur short-term indebtedness, as we believe that our cash flows from operations generally will be sufficient to service our current liabilities.

Long-Term Indebtedness

The following table sets forth selected information with respect to our principal outstanding long-term debt instruments at June 30, 2009.

Instrument	Outstanding Principal Amount		Final Maturity
Debentures	R$	1,080 million	June 2011
9.375% notes due 2014	US$	200 million	February 2014
BNDES credit facilities:
August 2004 credit facility:
TJLP loans	R$	146 million	February 2011
Basket of currencies loans	R$	26 million	April 2011
November 2006 agreement	R$	1,663 million	May 2014
February 2008 loan agreement	R$	260 million	September 2017
Syndicated loan		¥4.3 billion	March 2011

Some of our debt instruments of require that our subsidiary Brasil Telecom comply with financial covenants, the most restrictive of which are as follows:

•	Total debt to EBITDA less than or equal to 3.50 to 1.0 at the end of and for each fiscal quarter until maturity;

•	Consolidated EBITDA to consolidated interest expense greater than or equal to 2.25 to 1.0 at the end of and for each fiscal quarter until maturity; and

•	Total debt to total debt plus shareholders’ equity less than or equal to 0.60 to 1.0 at the end of and for each fiscal quarter until maturity.

Brasil Telecom was in compliance with these financial covenants at December 31, 2008. However, as a result of certain adjustments to Brasil Telecom’s provision for contingencies in 2009, Brasil Telecom did not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in Brasil Telecom’s debt instruments with BNDES and JBIC and in its debentures as of June 30, 2009. As of June 30, 2009, the aggregate principal amount outstanding under these debt instruments was R$2,769 million, R$175 million and R$1,080 million, respectively.

PART FOUR—THE COMPANIES

Under each of these debt instruments the creditor has the right to accelerate the debt if, at the end of any fiscal quarter, Brasil Telecom is not in compliance with the covenants containing this ratio. Brasil Telecom has received waivers from (1) BNDES in respect of the breach of this covenant and any similar breaches that occur on or prior to December 31, 2009, as a result of which, the next measurement date for the ratios under Brasil Telecom’s BNDES indebtedness will be June 30, 2010, (2) the holders of Brasil Telecom’s debentures approving a decrease in the consolidated EBITDA to consolidated financial expense ratio contained in the covenants in the debenture from 1.95:1.00 to 0.95:1.00 during the period from June 30, 2009 until June 30, 2010, and (3) JBIC in respect of the breach of this covenant for the fiscal quarters ended June 30, 2009 and September 30, 2009. We anticipate that Brasil Telecom will not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in Brasil Telecom’s debt instruments with JBIC as of December 31, 2009 and are seeking a waiver of this anticipated breach from JBIC. We cannot provide investors with any assurance that this waiver will be obtained.

In general, the occurrence of an event of default under one of our debt instruments may trigger defaults under our other debt instruments. In the event that Brasil Telecom is unable to comply with the covenants set forth in Brasil Telecom’s debt instruments with JBIC as of September 30, 2009 and are unsuccessful in obtaining a waiver from JBIC under this debt instruments, we would seek to repay or refinance this indebtedness. In the event that we were unable to repay or refinance Brasil Telecom’s outstanding indebtedness to JBIC, an event of default would occur under this debt instrument and this event of default could trigger events of default under other indebtedness or enable the creditors under other indebtedness to accelerate that indebtedness. The total amount of debt that would have been reclassified to current liabilities in the event that an event of default under Brasil Telecom’s debt instrument with JBIC had occurred as of June 30, 2009 would have been R$3,834 million.

At June 30, 2009, all our debt instruments with BNDES were secured by pledges of certain of our accounts receivable.

The following discussion briefly describes certain of our significant financing transactions.

Debentures

In June 2006, Brasil Telecom issued non-convertible debentures in the aggregate principal amount of R$1,080 million. The outstanding principal amount of these debentures is payable in three equal annual installments commencing in June 2011. These debentures bear interest at 104% of the CDI rate per annum, payable semi-annually in arrears in June and December of each year.

In December 2008, a general meeting of the holders of the non-convertible debentures approved an amendment to the indenture governing the debentures to change our mandatory purchase terms and conditions and increase the rate of interest on these debentures to the capitalized DI rate plus 3.5% per annum. In January 2009, we notified the debenture holders that we accepted the terms of this amendment.

Indenture

In February 2004, Brasil Telecom issued and sold US$200 million aggregate principal amount of its 9.375% notes due 2014. Interest on these notes is payable semiannually in arrears in February and August of each year. We may, at our option, redeem these bonds, in whole but not in part, at a premium over their principal amount plus accrued interest and additional amounts, if any.

PART FOUR—THE COMPANIES

BNDES Facilities

August 2004 Credit Facility

In August 2004, Brasil Telecom entered into a credit facility with BNDES under which BNDES agreed to disburse loans in multiple tranches in an aggregate principal amount of up to R$1,268 million. The proceeds of these loans were used to fund investments in our fixed-line network and in operational improvements to meet the targets established in the General Plan on Universal Service and in the General Plan on Quality Goals during the period of July 2003 to December 2006.

Each tranche disbursed under this credit facility consists of (1) a loan that matures in February 2011 and bears interest at the TJLP rate plus 5.5% per annum, which is currently payable monthly in arrears, and (2) a loan that matures in April 2011 and bears interest at the basket of currencies rate plus 5.5% per annum, which is currently payable monthly in arrears. The outstanding principal amount of each of these loans is payable in 60 equal monthly installments ending on their respective maturity dates.

The first tranche under this credit facility in the amount of R$400 million was disbursed in August 2004, consisting of a loan in the principal amount of R$320 million bearing interest based on the TJLP rate and a loan in the principal amount of R$80 million bearing interest based on the basket of currencies rate.

The second tranche under this credit facility in the amount of R$342 million was disbursed in October 2004, consisting of a loan in the principal amount of R$283 million bearing interest based on the TJLP rate and a loan in the principal amount of R$60 million bearing interest based on the basket of currencies rate.

The third tranche under this credit facility in the amount of R$252 million was disbursed in July 2005, consisting of a loan in the principal amount of R$214 million bearing interest based on the TJLP rate and a loan in the principal amount of R$38 million bearing interest based on the basket of currencies rate.

The fourth tranche under this credit facility in the amount of R$252 million was disbursed in November 2005, consisting of a loan in the principal amount of R$216 million bearing interest based on the TJLP rate and a loan in the principal amount of R$36 million bearing interest based on the basket of currencies rate.

As of June 30, 2009, the aggregate principal amount outstanding under the loans bearing interest based on the TJLP rate was R$135 million and the aggregate principal amount outstanding under the loans bearing interest based on the basket of currencies rate was R$12 million.

November 2006 Loan Agreement

In November 2006, Brasil Telecom entered into a credit facility with BNDES under which BNDES and several financial institutions agreed to disburse loans in multiple tranches in an aggregate principal amount of up to R$2,104 million. The proceeds of these loans were used to fund investments in our fixed-line network and in operational improvements to meet the targets established in the General Plan on Universal Service and in the General Plan on Quality Goals.

Each tranche disbursed under this credit facility consists of (1) a loan that bears interest at the TJLP rate plus 4.3% per annum, payable quarterly in arrears through May 2009 and monthly in arrears thereafter, and (2) a loan that bears interest at the TJLP rate plus 2.3% per annum, payable quarterly in arrears through May 2009 and monthly in arrears thereafter. The outstanding principal amount of each of these loans is payable in 60 equal monthly installments commencing in June 2009.

PART FOUR—THE COMPANIES

The first tranche under this credit facility in the amount of R$800 million was disbursed in November 2006, consisting of a loan in the principal amount of R$770 million bearing interest at the TJLP rate plus 4.3% per annum and a loan in the principal amount of R$30 million bearing interest at the TJLP rate plus 2.3% per annum.

The second tranche under this credit facility in the amount of R$600 million was disbursed in October and November 2007, consisting of a loan bearing interest at the TJLP rate plus 4.3% per annum.

The third tranche under this credit facility in the amount of R$148 million was disbursed in March 2009, consisting of a loan in the principal amount of R$123 million bearing interest at the TJLP rate plus 4.3% per annum and a loan in the principal amount of R$25 million bearing interest at the TJLP rate plus 2.3% per annum.

The fourth and fifth tranches under this credit facility in the aggregate amount of R$165 million were disbursed in April and May 2009, consisting of loans bearing interest at the TJLP rate plus 4.3% per annum.

As of June 30, 2009, the aggregate principal amount outstanding under these loans was R$1,663 million.

February 2008 Loan Agreement

In February 2008, Brasil Telecom Mobile entered into a loan agreement with BNDES under which BNDES disbursed a loan in the principal amount of R$260 million. The proceeds of this loan agreement were used to fund our investment in the expansion and modernization of our wireless network. This loan bears interest at the TJLP rate plus 3.52% per annum, payable quarterly in arrears through September 2010 and monthly in arrears thereafter. The principal amount of this loan is payable in 84 equal monthly installments commencing in October 2010. At June 30, 2009, the outstanding principal amount under this loan was R$260 million.

Syndicated Credit Facility

In March 2004, Brasil Telecom entered into a syndicated credit facility under which we were permitted to borrow up to ¥27.5 billion. Brasil Telecom borrowed an aggregate amount of ¥21.6 billion under this facility in April 2004. The proceeds of this loan were used to fund our capital expenditure program for 2003.

JBIC has guaranteed the repayment of 97.5% of the principal amount of and interest due on this loan. JBIC receives a fee in the amount of 1.25% per annum of 97.5% of the aggregate principal amount of the loan outstanding from time to time for this guarantee.

The loan under this credit facility bears interest at a rate equal to LIBOR Yen plus 1.92% per annum, payable semiannually in arrears in March and September of each year. The principal amount of this loan is payable in ten equal semi-annual installments commencing in September 2006. At June 30, 2009, the outstanding principal amount under this loan was ¥4.3 billion.

Off-Balance Sheet Arrangements

We do not currently have any transactions involving off-balance sheet arrangements.

PART FOUR—THE COMPANIES

Contractual Commitments

The following table summarizes our significant contractual obligations and commitments at June 30, 2009:

	Payments Due by Period
	Less than One Year		One to Three Years		Three to Five Years		More than Five Years		Total
	(in millions of reais)
Loans and financings (1)	R$	825	R$	1,449	R$	1,089	R$	133	R$	3,496
Debentures (1)		11		719		361		—		1,091
Swap adjustments (1)		121		116		—		—		237
Concession fees (2)		137		274		137		684		1,232
Usage rights (3)		96		428		221		3		748
Purchase obligations (4)		151		—		—		—		151
Pension plan contributions		52		322		215		71		660

Total contractual obligations and commitments	R$	1,393	R$	3,308	R$	2,023	R$	891	R$	7,615

(1)	Includes accrued and unpaid interest as of June 30, 2009.
(2)	Consists of estimated bi-annual fees due to ANATEL under our concession agreements equal to 2.0% of the net operating revenues of Brasil Telecom that are derived from the provision of local fixed-line services (excluding taxes and social contributions) during the immediately preceding year. These estimated amounts are calculated based on Brasil Telecom’s results for the year ended December 31, 2008.
(3)	Consists of payments due to ANATEL for radio frequency licenses. Includes accrued and unpaid interest as of June 30, 2009.
(4)	Consists of purchase commitments for network equipment and electric power pursuant to binding obligations which include all significant terms, including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transaction. Based upon the applicable purchase prices at June 30, 2009.

We are also subject to contingencies with respect to tax, civil, labor and other claims and have made provisions for accrued liability for legal proceedings related to certain tax, civil, labor and other claims of R$1,695 million at June 30, 2009. See “—Business of Coari—Legal Proceedings” and note 22 to our unaudited interim consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks related to changes in exchange rates and interest rates. The principal market for our products and services is Brazil, and substantially all of our revenues are denominated in reais.

Exchange Rate Risk

We are exposed to foreign exchange risk because a significant portion of our equipment costs, such as costs relating to switching centers and software used for upgrading network capacity, are primarily denominated in foreign currencies or linked to foreign currencies, primarily the U.S. dollar. During the six months ended June 30, 2009, approximately 30% of our capital expenditures were U.S. dollar-denominated or linked to the U.S. dollar. A hypothetical, instantaneous 10.0% depreciation of the real against the U.S. dollar as of December 31, 2008 would have resulted in an increase of R$55.3 million in the cost of our capital expenditures during the six months ended June 30, 2009, assuming that we would have incurred all of these capital expenditures notwithstanding the adverse change in the exchange rates. In 2008, approximately 30% of Invitel’s capital expenditures were U.S. dollar-denominated or linked to the U.S. dollar. A hypothetical, instantaneous

PART FOUR—THE COMPANIES

10.0% depreciation of the real against the U.S. dollar as of December 31, 2007 would have resulted in an increase of R$139 million in the cost of Invitel’s capital expenditures in 2008, assuming that Invitel would have incurred all of these capital expenditures notwithstanding the adverse change in the exchange rates.

Our financing cost and the amount of financial liabilities that we record are also exposed to exchange rate risk. As of June 30, 2009, R$645 million, or 14.2%, of our total consolidated indebtedness was denominated in foreign currency, excluding swap adjustments. As of June 30, 2009, we protected 26.9% of our indebtedness affected by exchange rate variation against significant variations in exchange rates (primarily U.S. dollars, Japanese Yen and basket of currencies) by using foreign currency swaps, foreign exchange options and foreign currency investments. The aggregate notional principal amount of our swap contracts is approximately US$226 million, of which approximately R$116 million matures within one year and approximately R$109 million matures in one to three years. At June 30, 2009, the fair value of the swap contracts amounted to approximately R$237 million.

During the six months ended June 30, 2009, gains on foreign currency and monetary restatement amounted to approximately R$133 million due to the appreciation of the real against the U.S. dollar. At June 30, 2009, a hypothetical, instantaneous and unfavorable 10.0% depreciation of the real against other relevant currencies would result in an increase of R$42 million in our total debt obligations considering the net impact of the increase in our debt obligations and the decrease in our swap position. For further information about our swap agreements and other derivative financial instruments we use, see note 23(d) to our unaudited interim consolidated financial statements included elsewhere in this prospectus.

Interest Rate Risk

We are exposed to interest rate risk because a significant portion of our indebtedness bears interest at floating rates. At June 30, 2009, our total outstanding indebtedness on a consolidated basis, excluding swap adjustments, was R$4,586 million, of which R$4,071 million, or 88.7%, bore interest at floating rates, including R$3,880 million of real-denominated indebtedness that bore interest at rates based on the CDI rate or the TJLP rate, and R$191 million of U.S. dollar- and Japanese Yen-denominated indebtedness that bore interest at rates based on U.S. dollar and Japanese Yen LIBOR. At December 31, 2008, Invitel’s total outstanding indebtedness on a consolidated basis, excluding swap adjustments, was R$4,664 million, of which R$4,058 million, or 87%, bore interest at floating rates, including R$3,758 million of real-denominated indebtedness that bore interest at rates based on the CDI rate or the TJLP rate, and R$300 million of U.S. dollar- and Japanese Yen-denominated indebtedness that bore interest at rates based on U.S. dollar and Japanese Yen LIBOR. At June 30, 2009, we did not have any outstanding derivative agreements to limit our exposure to variations in the TJLP rate or the CDI rate.

We invest our excess liquidity (R$1,601 million as of June 30, 2009) mainly in certificates of deposit issued by financial institutions with AAA rating from international rating agencies and in investment funds created by top Brazilian asset managers exclusively for us. The fund managers are responsible for managing our funds, subject to the direction of our senior management and board of directors. Currently, these funds are comprised mainly of government bonds and other low-risk financial instruments linked to the CDI rate. We believe that our exposure to fluctuations in Brazilian interest rates is partially mitigated by these investments.

The potential loss to Invitel over one year that would have resulted from a hypothetical, instantaneous and unfavorable change of 100 basis points in applicable interest rates at December 31, 2007 would be approximately R$48 million to Invitel’s financial liabilities, considering both the impact in Invitel’s debt obligations and swap position, and R$16 million to Invitel’s financial assets. This sensitivity analysis is based on the assumption of an unfavorable 100 basis points movement of the interest rates applicable to each homogeneous category of financial assets and liabilities and sustained over a period of one year. A homogeneous category is defined

PART FOUR—THE COMPANIES

according to the currency in which financial assets and liabilities are denominated and assumes the same interest rate movement within each homogeneous category (e.g., reais). As a result, our interest rate risk sensitivity model may overstate the impact of interest rate fluctuation for such financial instruments, as consistently unfavorable movements of all interest rates are unlikely.

Hedging Policy

We employ financial risk management strategies using cross-currency interest rate swaps. Our financial risk management strategy is designed to protect us against devaluation of the real against foreign currencies and increases in foreign currency interest rates, according to our foreign-currency exposure in connection with our financings. We do not enter into derivatives transactions for speculative or any other purposes.

U.S. GAAP Reconciliation

Our net loss in accordance with Brazilian GAAP was R$106 million during the six month period ended June 30, 2009 and R$42,000 during the six month period ended June 30, 2008, and our net income under Brazilian GAAP was R$15 million in 2008. Under U.S. GAAP, we would have reported net income of R$5,904 million during the six month period ended June 30, 2009, net loss of R$42,000 during the six month period ended June 30, 2008, and net income of R$15 million in 2008.

Our shareholders’ equity in accordance with Brazilian GAAP was R$12,229 million at June 30, 2009 and R$3,272 million at December 31, 2008. Under U.S. GAAP, we would have reported shareholders’ equity of R$18,380 million at June 30, 2009 and R$2,535 million at December 31, 2008.

The principal differences between Brazilian GAAP and U.S. GAAP that affected our net income during the six months ended June 30, 2009 and the year ended December 31, 2008, as well as shareholders’ equity at June 30, 2009 and December 31, 2008, are described in note 8 to our audited consolidated financial statements and note 29 to our unaudited interim consolidated financial statements included elsewhere in this prospectus. The major differences relate to the accounting treatment of the following items:

•	capitalized interest;

•	business combinations and goodwill;

•	pension plan;

•	earnings per share;

•	comprehensive income;

•	deferred taxes;

•	tax incentives;

•	dividends;

•	valuation of long-lived assets;

•	stock options;

•	revenue recognition;

•	interest expense, interest income and accrued interest;

•	asset retirement; and

•	segment reporting.

PART FOUR—THE COMPANIES

For a discussion of the principal differences between Brazilian GAAP and U.S. GAAP as they relate to our financial statements and a reconciliation of net income and shareholders’ equity, see notes 8 through 13 to our audited consolidated financial statements and note 29 to our unaudited interim consolidated financial statements included elsewhere in this prospectus.

Management of Coari

Our board of directors (conselho de administração) and our board of executive officers (diretoria) are responsible for operating our business.

Board of Directors

Our board of directors is a decision-making body responsible for, among other things, determining policies and guidelines for our business and our wholly-owned subsidiaries and controlled companies. Our board of directors also supervises our board of executive officers and monitors its implementation of the policies and guidelines that are established from time to time by the board of directors. Under the Brazilian Corporation Law, our board of directors is also responsible for hiring independent accountants.

Our bylaws provide for a board of directors of from three to seven members and from three to seven alternate members. As of the date of this prospectus, our board of directors is currently composed of five members and four alternate members. During periods of absence or temporary unavailability of a regular member of our board of directors, the corresponding alternate member substitutes for the absent or unavailable regular member.

The members of our board of directors are elected at general meetings of shareholders for three-year terms and are eligible for reelection. The terms of all current members expire at our annual shareholders’ meeting in 2012. Members of our board of directors are subject to removal at any time with or without cause at a general meeting of shareholders. Although our bylaws do not contain any citizenship or residency requirements for members of our board of directors, the members of our board of directors must be shareholders of our company. Our board of directors is presided over by our chief executive officer, and, in his absence, on an interim basis, by his designated alternate. The chairman of our board of directors is elected at a general meeting of shareholders from among the members of our board of directors, serves for a three-year term and is eligible for reelection.

Our board of directors ordinarily meets once every month and extraordinarily when a meeting is called by the chairman or any two other members of our board of directors. Decisions of our board of directors require a quorum of a majority of the directors and are taken by a majority vote of those directors present.

The following table sets forth certain information with respect to the current members of our board of directors and their alternates:

Name	Position	Member Since	Age
José Mauro Mettrau Carneiro da Cunha	Chairman	April 2009	59
Maxim Medvedovski	Alternate	September 2009	36
João de Deus Pinheiro Macedo	Vice Chairman	April 2009	61
Pedro Jereissati	Alternate	September 2009	31
Eurico de Jesus Teles Neto	Director	September 2009	53
Otávio Marques de Azevedo	Alternate	September 2009	58
José Augusto da Gama Figueira	Director	September 2009	61
João José de Araújo Pereira Pavel	Alternate	April 2009	27
Antonio Cardoso dos Santos	Director	September 2009	59
Vacant position	Alternate

PART FOUR—THE COMPANIES

We summarize below the business experience, areas of expertise and principal outside business interests of our current directors and their alternates.

Directors

José Mauro Mettrau Carneiro da Cunha. Mr. Cunha currently serves as chairman of the board of directors of our company and Brasil Telecom, and he has served as chairman of the board of directors of TNL since April 2007. He has also been an alternate director of TmarPart since April 2008, and was a member of the board of directors of Telemar from December 1999 to July 2002, before he rejoined the board of directors of Telemar, as chairman, in April 2007. In addition, Mr. Cunha was chairman of the board of directors of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. Mr. Cunha has held several executive positions at BNDES, and was a member of its board of executive officers from 1991 to 2002. He was the vice president of strategic planning of Braskem S.A. from February 2003 to October 2005, and was a business consultant from November 2005 to February 2007. He was a member of the board of directors of Light Serviços de Eletricidade S.A. from December 1997 to July 2000, Aracruz Celulose S.A. from June 1997 to July 2002, FUNTTEL from December 2000 to January 2002, FUNCEX- Fundação Centro de Estudos do Comércio Exterior from June 1997 to January 2002, and Politeno Indústria e Comércio S.A. from April 2003 to April 2005. Mr. Cunha holds a bachelor’s degree in mechanical engineering from Universidade Católica de Petrópolis in Rio de Janeiro and a master’s degree in industrial and transportation projects from COPPE/Universidade Federal do Rio de Janeiro. He attended the Executive Program in Management at the Anderson School at the University of California in Los Angeles.

João de Deus Pinheiro Macedo. Mr. Macedo currently serves as the vice chairman of the board of directors of our company, and has served as the vice chairman of the board of directors of Brasil Telecom since February 2009. He has also been the planning officer of TNL since July 2004. From 2001 to 2004, Mr. Macedo served in various officer positions at Telemar, including as planning officer. Mr. Macedo served as business officer of Telemar Matriz from August 1998 to April 2000, and from May 2000 to September 2001 he served as individual client officer at the Rio de Janeiro branch. From 1985 to 1998, he served as the operations officer at Telebahia and was responsible for customer service, sales, operations and plant maintenance. In 1971, he started his career at Telebahia as supervisor of implementation and maintenance. At Telebahia, he managed the equipment division, the department of capital operations and the department of marketing and services. Mr. Macedo holds a bachelor’s degree in electric and electronic engineering from UFBA. He attended a course in Transmission Systems (NEC/OKI—Japan), Digital Switching (NTT—Japan) and Quality Management (Japan).

Eurico de Jesus Teles Neto. Mr. Neto currently serves as a member of the board of directors of our company and Brasil Telecom, and is also the legal officer of Telemar, a position that he has held since April 2007. Mr. Neto served as legal manager of Telemar from April 2005 to April 2007. He previously served as manager of the real estate division at Telecomunicações da Bahia S.A. starting in 1980, where he went on to hold the position of legal consultant in 1990. Mr. Neto holds a bachelor’s degree in economics and a degree in legal sciences from Universidade Católica de Salvador. He holds a post graduate degree in Employment Law from Estácio de Sá.

José Augusto da Gama Figueira. Mr. Figueira currently serves as a member of the board of directors of our company and Brasil Telecom. He has served as a director of TmarPart since April 2008, an executive officer of TmarPart since June 1999, an alternate director of TNL since March 2007, an alternate director of Telemar since 2002, and an alternate director of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. He previously served as an alternate member of TNL’s board of directors from April 2003 to March 2004. He has also served as president of Instituto Telemar since August 2001. He was an executive officer of Pegasus, a company in the Andrade Gutierrez Group, from July 1997 to August 1999, and a member of the fiscal council of Telecomunicações do Espírito Santo S.A., Telecomunicações do Piauí S.A. and Telecomunicações do Amazonas S.A. from April to December 1999. He holds a bachelor’s degree in electrical engineering from the Universidade do Estado do Rio de Janeiro and an MBA from FGV.

PART FOUR—THE COMPANIES

Antonio Cardoso dos Santos. Mr. Cardoso serves as a member of the board of directors of our company. He also serves as a member of the board of directors of Brasil Telecom as a nominee of its preferred shareholders. He was a member of the board of directors of Telemig Celular S.A. from 2004 until 2007, a member of the board of directors of Amazônia Celular from 2004 to 2007, a member of the board of directors of Telecomunicações do Pará S.A. in 2001 and a member of the board of directors of Telecomunicações de Santa Catarina S.A. in 1999. Mr. Cardoso has also served as a member of the fiscal council of Companhia Telefônica Melhoramento e Resistência, Telecomunicações do Paraná S.A., Telecomunicações da Bahia S.A., Telecomunicações do Mato Grosso S.A., Telecomunicações de Rondônia S.A., Telecomunicações do Piauí S.A., Telecomunicações do Rio Grande do Norte S.A., Telecomunicações de Goiás S.A., Telecomunicações de Brasília S.A. and CRT. Mr. Cardoso received a bachelor’s degree in business administration from São Paulo Superior School of Business Administration and holds a Latu Sensu Graduate degree in Business Management from AEUDF.

Alternate Directors

Maxim Medvedovski. Mr. Medvedovski currently serves as an alternate member of the board of directors of our company and Brasil Telecom, and he has served as the administrative officer of Grupo Oi since January 2009. Mr. Medvedovski was the officer responsible for the shared services center of Grupo Oi from March 2006 to December 2008, the officer responsible for relations with service providers of Telemar from 2004 to 2006, and the officer responsible for interconnection and roaming of Oi from 2001 to 2004. He started at Telemar in September 1998 as corporate planning manager. Mr. Medvedovski worked on the privatization process of Sistema Telebrás at Banco Patrimônio / Salomon Brothers, and was responsible for the appraisal of TNL. He also previously served as telecommunications analyst at Banco Patrimônio in 1998 and as telecommunications analyst and resources manager of Banco Icatu from 1994 to 1998. Mr. Medvedovski holds a bachelor’s degree in Electric Engineering from Pontifícia Universidade Católica—Rio de Janeiro and an MBA from Fundação Dom Cabral and FGV.

Pedro Jereissati. Mr. Jereissati currently serves as an alternate member of the board of directors of our company and Brasil Telecom. He has also served as a member of the board of directors of TmarPart since April 2006, chief executive officer and investor relations officer of TmarPart since April 2008, a member of the board of directors of TNL since April 2008, an alternate director of Telemar since 2002, and an alternate director of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. He has served as an alternate director of Telemar since 2002. Mr. Jereissati has also served as an officer of Instituto Telemar since April 2004. He has been a member of the board of directors of Iguatemi Empresa de Shopping Centers S.A. since January 2007, Jereissati Participações S.A. since April 2008, Contax Participações S.A. since April 2006, and was a member of the board of directors of Pegasus Telecom from August 2000 to December 2002. Mr. Jereissati joined the Jereissati Group in 1995 and worked in the operational area in Empresa de Shopping Centers S.A. He served as the New Business Officer of Jereissati Participações S.A. from April 2001 until June 2006, and as Chief Financial Officer of Iguatemi Empresa de Shopping Centers S.A. until April 2008. Mr. Jereissati has served as an executive officer of LF Tel S.A. and La Fonte Telecom since May 2006. Mr. Jereissati holds a bachelor’s degree in business administration from Fundação Armando Álvares Penteado and has an MBA from the Kellogg School of Management at Northwestern University.

Otávio Marques de Azevedo. Mr. Azevedo currently serves as an alternate member of the board of directors of our company and Brasil Telecom. He has also served as a member of the board of directors of TmarPart since October 2004 and the chairman of the board of directors of TmarPart since April 2008, a member of the board of directors of TNL since October 2003, an alternate director of Telemar since 2002, and an alternate director of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. Mr. Azevedo is an electrical engineer with extensive experience in the Brazilian telecommunications industry. He has served as the chief executive officer of AG Telecom Participações S.A., or AG Telecom, since April 2008 and has served as president of Grupo Andrade Gutierrez S.A. and Andrade Gutierrez Telecomunicações Ltda. since 1993. Mr. Azevedo was the chairman of ANATEL’s consulting board from February 2001 to February 2002. He served as an executive vice

PART FOUR—THE COMPANIES

president of TNL from August 1998 to February 1999 and was responsible for the implementation of TNL’s first business plan. He was the vice president of Telebrás S.A. from 1991 to 1993. Mr. Azevedo holds a bachelor’s degree in electrical engineering from Pontifícia Universidade Católica de Minas Gerais.

João José de Araújo Pereira Pavel. Mr. Pavel currently serves as an alternate member of the board of directors of our company and Brasil Telecom, and he has served as an alternate member of the board of directors of TNL since May 2008, an alternate member of the board of directors of Telemar since May 2008, and an alternate member of the board of directors of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. He joined the Grupo Andrade Gutierrez in December 2003 in the investment area and became a manager of financial projects in August 2006. He worked at Light S.A. as manager of financial projects from August 2006 to April 2008 following the Andrade Gutierrez Group’s investment in Light S.A. in 2006. He returned to the investment area of Grupo Andrade Gutierrez in May 2008. He holds a bachelor’s degree in economics from IBMEC in Rio de Janeiro.

Board of Executive Officers

Our board of executive officers is our executive management body. Our executive officers are our legal representatives and are responsible for our internal organization and day-to-day operations and the implementation of the general policies and guidelines established from time to time by our board of directors.

Our bylaws require that the board of executive officers consist of between five to nine members, including a chief executive officer. Each officer is responsible for business areas that our board of directors assigns to them. The members of our board of executive officers, other than our chief executive officer have no formal titles (other than the title of executive officer or “Diretor”), although the board of directors may assign specific attributions, such as chief financial officer, investor relations officer and chief operations officer.

The members of our board of executive officers are elected by our board of directors for three-year terms and are eligible for reelection. The current term of all of our executive officers ends on the date after our first board of directors’ meeting following our annual shareholders’ meeting in 2011. Our board of directors may remove any executive officer from office at any time with or without cause. According to the Brazilian Corporation Law, executive officers must be residents of Brazil but need not be shareholders of our company. Our board of executive officers holds meetings when called by our chief executive officer.

The following table sets forth certain information with respect to the current members of our board of executive officers:

Name	Position	Date Elected/ Appointed	Age
Luiz Eduardo Falco Pires Corrêa	Chief Executive Officer	December 2008	48
Alex Waldemar Zornig	Chief Financial Officer and Investor Relations Officer	December 2008	51
Paulo Altmayer Gonçalves	Executive Officer	December 2008	59
Júlio Cesar Pinto	Executive Officer	September 2009	58

Summarized below is information regarding the business experience, areas of expertise and principal outside business interests of our current executive officers.

Luiz Eduardo Falco Pires Corrêa. Mr. Falco has been our chief executive officer since December 2008 and the chief executive officer of Brasil Telecom since January 2009. Mr. Falco has served as the chief executive officer of TNL since October 2002, a member of the board of directors of Telemar since June 2006 and the chief

PART FOUR—THE COMPANIES

executive officer of Telemar since June 2006, as chief executive officer of Brasil Telecom Holding from January 2009, and as vice chairman of the board of directors of Brasil Telecom Holding from February 2009 until the merger of Brasil Telecom Holding with and into Brasil Telecom. He worked for TAM S.A. from March 1982 to September 2001 in several capacities, including production manager, technology officer and as vice president of marketing and sales. Mr. Falco holds a bachelor’s degree in aviation engineering from Instituto Tecnológico da Aeronáutica and has completed continuing education courses in marketing and finance at FGV.

Alex Waldemar Zornig. Mr. Zornig has been our chief financial officer and investor relations officer since December 2008 and the chief financial officer and investor relations officer of Brasil Telecom since January 2009. Mr. Zornig has served as the chief financial officer and investor relations officer of TNL since November 2008, the chief financial officer and investor relations officer of Telemar since November 2008, the chief financial officer and investor relations officer of Brasil Telecom Holding from January 2009 until its merger with and into Brasil Telecom and a member of the board of directors of Brasil Telecom Holding from February 2009 until August 2009. He began his career at PricewaterhouseCoopers where he worked for 14 years (including three years in London) and last served in the capacity of an officer. He served as chief financial officer—head of corporate administrative services at BankBoston, where he worked for 13 years (including two years in Boston). He served as an officer at Banco Itaú from May 1993 to August 2007. Prior to joining our company, Mr. Zornig was an executive vice president at Banco Safra, where he was in charge of all support areas of the bank from September 2007 to November 2008. Mr. Zornig holds a bachelor’s degree in accounting from the Universidade de São Paulo, an MBA from FGV and a post-graduate degree from the London Business School.

Paulo Altmeyer Gonçalves. Mr. Gonçalves has been one of our executive officers since December 2008 and an executive officer of Brasil Telecom since January 2009. Mr. Gonçalves has served as an executive officer of TNL since June 2006, an executive officer of Telemar since June 2006 and an executive officer of Brasil Telecom Holding from January 2009 until its merger with and into Brasil Telecom. Mr. Gonçalves is the technology officer in charge of the engineering, operations, information technology and administrative services of Telemar. Mr. Gonçalves started his professional career as a computer programmer in the data processing center of the Universidade Federal do Rio Grande do Sul where he became a professor of programming techniques. He has worked for companies such as Crefisul S.A., Companhia de Processamento de Dados do Estado do Rio Grande do Sul Procergs, Hewlett Packard HP and Digitel S.A. Indústria Eletrônica. In 1994, he participated in the start-up operations of trunking, digital and pager companies linked to the Mcom organization such as, Kathrein Mobilcom Brasil Ltda. and Mcomcast S.A. He has also served as sales and marketing officer for Telet S.A. (Claro), a mobile services provider, from October 1998 to September 2000. He was elected as an executive officer of Telemar in September 2000 with a mandate to acquire a mobile services authorization in Region I and lead the group that worked to obtain this authorization. After the company obtained its mobile services authorization in March 2001, Mr. Gonçalves was responsible for the implementation of Telemar’s mobile services network. He holds a bachelor’s degree in electronic engineering from Universidade Federal do Rio Grande do Sul.

Julio Cesar Pinto. Mr. Pinto has been one of our executive officers since September 2009 and an executive officer of Brasil Telecom since January 2009. Mr. Pinto has served as an executive officer of TNL and the officer responsible for TNL’s internal audit function since 2002, an executive officer of Telemar June 2006, a member of the board of directors of Telemar from 2002 to April 2009, and a member of the board of directors of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. Mr. Pinto has held several positions in the financial areas of large companies including MRS Logística S.A., ATL—Algar Telecom Leste S.A. (Claro), Globex Utilidades S.A., Aracruz Celulose S.A., Xerox do Brasil S.A. and Minerações Brasileiras Reunidas S.A. He holds a bachelor’s degree in accounting from the Faculdade Moraes Júnior, and he completed several courses in the United States, including the Stanford University Financial Management Program, the Xerox Corporation Middle Management Program and the Bourse Game for Citibank N.A.

PART FOUR—THE COMPANIES

Fiscal Council

The Brazilian Corporation Law requires us to establish a permanent or non-permanent fiscal council (conselho fiscal). The fiscal council is a separate corporate body independent of our board of directors, our board of executive officers and our independent accountants. The primary responsibility of the fiscal council is to review our management’s activities and our financial statements and to report their findings to our shareholders.

Our bylaws provide for a fiscal council of between three and five members and their respective alternate members. The members of our fiscal council are elected by our shareholders at the annual shareholders’ meeting for one-year terms and are eligible for reelection. The terms of the members of our fiscal council expire at the next annual shareholders’ meeting. Under the Brazilian Corporation Law, the fiscal council may not contain members who are members of our board of directors or our board of executive officers, spouses or relatives of any member of our board of directors or our board of executive officers, or our employees. To be eligible to serve on our fiscal council, a person must be a resident of Brazil and either be a university graduate or have been a company officer or fiscal council member of another Brazilian company for at least three years prior to election to our fiscal council. Holders of preferred shares without voting rights and non-controlling common shareholders that together hold at least 10.0% of our voting share capital are each entitled to elect one member and his or her respective alternate to the fiscal council.

The following table sets forth certain information with respect to the current members of our fiscal council and their alternates:

Name	Position	Member Since	Age
Aparecido Carlos Correia Galdino	Member	September 2009	58
Sidnei Nunes	Alternate	September 2009	49
Éder Carvalho Magalhães	Member	September 2009	40
Sergio Bernstein	Alternate	September 2009	72
Allan Kardec de Melo Ferreira	Member	September 2009	62
Dênis Kleber Gomide Leite	Alternate	September 2009	63
Vacant Position	Member
Marcos Duarte dos Santos	Alternate	September 2009	39

We summarize below the business experience, areas of expertise and principal outside business interests of the current members of our fiscal council and their alternates.

Fiscal Council Members

Aparecido Carlos Correia Galdino. Mr. Galdino currently serves as a member of the fiscal council of our company and Brasil Telecom, and he has served as a member of the fiscal council of TmarPart since April 2008, an alternate member of the fiscal council of TNL since April 2009, and a member of the fiscal council of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. He joined the Jereissati Group in 1971 and has been managing officer and investor relations officer of Jereissati Participações S.A. since April 1990. He has served as the chief financial officer of La Fonte Participações S.A. since April 1990, and has been a member of the board of directors of L.F. Tel S.A., or L.F. Tel, since February 2008, Iguatemi Empresa de Shopping Centers S.A. since July 2008 and La Fonte Telecom S.A. since April 1991. He has served as a member of the fiscal council of Contax Participações S.A. since April 2008, as a member of the fiscal council of Tele Norte Celular Participações S.A. from May 2008 to present and as a member of the fiscal council of Amazônia Celular S.A. from May 2008 to March 2009. Mr. Galdino holds a bachelor’s degree in business administration from Faculdades Integradas Princesa Isabel.

PART FOUR—THE COMPANIES

Éder Carvalho Magalhães. Mr. Magalhães is a member of the fiscal council of our company and Brasil Telecom, and he also served as a member of Brasil Telecom Holding’s fiscal council from April 2009 until its merger with and into Brasil Telecom. Since 1995, Mr. Magalhães has been directly responsible for the accounting of all companies of the Grupo Andrade Gutierrez. In January 2002, he also became an officer of the real estate division of Grupo Andrade Gutierrez. He previously served as the controller of Fiat Finanças Brasil Ltda. from 1993 to 1995. Mr. Magalhães began his career as a trainee at Price Waterhouse in 1987, and served as audit supervisor from 1992 to 1993. Mr. Magalhães holds a bachelor’s degree in accounting from Instituto Cultural Newton Paiva Ferreira and an MBA from Instituto Brasileiro de Mercado de Capitais.

Allan Kardec de Melo Ferreira. Mr. Ferreira is a member of the fiscal council of our company and Brasil Telecom. He has also served as an alternate member of the fiscal council of TmarPart since April 2006, a member of the fiscal council of TNL since April 2002, and a member of the fiscal council of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. From 1971 to 1993, he was an in-house counsel with Construtora Andrade Gutierrez. His current activities include management consultancy services to a number of companies in the civil, commercial and tax areas, participation in corporate restructuring processes (mergers, spin- offs, disposals, sale of assets) of the telecommunications companies of the Andrade Gutierrez Group and in several bidding processes conducted by the Minas Gerais Roads Department (Departamento de Estrada de Rodagem de Minas Gerais), the Belo Horizonte Traffic Department (Empresa de Transporte e Trânsito de Belo Horizonte), the Ministry of Communications, the National Road Department (Departamento Nacional de Estradas de Rodagem) and ANATEL. He holds a degree in law from Pontifícia Universidade Católica de Minas Gerais, in addition to having participated in several extension courses in foreign trade, in particular export services, at Fundação Centro de Comércio Exterior, Fundação Dom Cabral, Foreign Trade Ministry, and Construtora Andrade Gutierrez.

Alternate Fiscal Council Members

Sidnei Nunes. Mr. Nunes is as an alternate member of the fiscal council of our company and Brasil Telecom, and has served as an alternate member of the fiscal council of TNL since April 2007, an alternate member of the fiscal council of TmarPart since April 2008, an alternate member of the fiscal council of Telemar since April 2007 and an alternate member of the fiscal council of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. He has been managing officer of Jereissati Participações S.A. since April 2008, chief financial officer of La Fonte Telecom S.A. since April 2008 and managing officer of L.F. Tel since April 2006. Mr. Nunes has served as a member of the boards of directors of Iguatemi Empresa de Shopping Centers S.A. since April 2006, L.F. Tel since April 2006, and Grande Moinho Cearense S.A. since April 2005. Mr. Nunes is a financial officer and controller of several companies of the Jereissati Group since September 1995. Mr. Nunes holds bachelor’s degrees in business administration and accounting from the Faculdade de Administração Paulo Eiró and an MBA from the University of São Paulo.

Sérgio Bernstein. Mr. Bernstein is an alternate member of the fiscal council of our company and Brasil Telecom. He has also served as a member of the fiscal council of TNL since April 2007, a member of the fiscal council of Telemar since April 2008, and an alternate member of the fiscal council of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. He has served as an alternate member of the board of directors and vice president of Jereissati Participações S.A. from 1990 to 2007. Mr. Bernstein is a civil engineer and has extensive experience serving as an officer of Brazilian companies. Mr. Bernstein started his career as a trainee in finance at General Electric S.A. in Brazil in 1961 where he held several managerial positions and was elected vice president of finance in 1984. Mr. Bernstein holds a bachelor’s degree in civil engineering from the National School of Engineering in Rio de Janeiro.

Denis Kleber Gomide Leite. Mr. Leite is an alternate member of the fiscal council of our company and Brasil Telecom, and has served as a member of the fiscal council of TmarPart since April 2006, an alternate

PART FOUR—THE COMPANIES

member of the fiscal council of TNL since April 2002, an alternate member of the fiscal council of Telemar since April 2009, and an alternate member of the fiscal council of Brasil Telecom Holding from February 2009 until its merger with and into Brasil Telecom. Mr. Leite served as a member of the board on economic matters for the commercial trade association of the State of Minas Gerais (Conselho de v.c. Assuntos Econômicos da Associação Comercial de Minas Gerais) from October 1993 up to December 1998; the infrastructure board of the National Industry Confederation in Brazil (Conselho de Infraestrutura da CNI—Confederação Nacional da Indústria) from October 1993 up to December 1998; the commission for technical and political matters of TELEXPO from October 1993 up to December 1998; and the São Paulo Chamber of Telecommunications and Information Technology Chamber (Câmara Paulista de Telecomunicações e Informática) from October 1993 up to December 1998. He has professional experience in commercial, general, financial and human resources administration, and he has held senior management positions in the following companies: Cia. de Tecnologia da Informação do Estado de Minas Gerais; Sociedade Mineira de Engenheiros; Fertilizantes Fosfatados—Fosfértil—Grupo Petrobrás Fertilizantes; Federação das Indústrias de Minas Gerais; and Instituto Horizontes e Instituto Brasileiro para o Desenvolvimento das Telecomunicações. Mr. Leite holds a degree in law from the Universidade Federal de Minas Gerais, a degree in business administration from the União de Negócios e Administração and a master’s degree in financial administration from the FGV.

Marcos Duarte dos Santos. Mr. Duarte is an alternate member of the fiscal council of our company and Brasil Telecom. He served as an alternate member of the fiscal council of Brasil Telecom Holding from April 2009 until its merger with and into Brasil Telecom, and has served as a member of the fiscal council of Telemar since April 2007. He was a vice president in Rio de Janeiro for Bankers Trust Company from 1994 to 1996 and a vice president in New York from 1996 to 1997. He was a vice president and fixed income trader at CSFB—Garantia from 1997 to 1998. He served as a member of the fiscal councils of Tele Norte Celular S.A., Tele Ceará S.A. and Tele Espírito Santo S.A. from 2001 to 2002. He graduated with a degree in production engineering from the Universidade Federal do Rio de Janeiro.

Compensation

According to our bylaws, our shareholders are responsible for establishing the aggregate compensation we pay to the members of our board of directors and our board of executive officers, as well as the individual compensation we pay to members of our fiscal council. Our shareholders determine this compensation at the annual shareholders’ meeting. Once aggregate compensation is established, our board of directors is responsible for distributing such aggregate compensation individually to the members of our board of directors and our board of executive officers in compliance with our bylaws. Our board of directors does not have a compensation committee.

We did not pay any compensation to the members of our board of directors or board of executive officers in 2008. We did not have a fiscal council prior to September 2009.

On April 29, 2009, our shareholders (acting at the annual shareholders’ meeting) established that the aggregate compensation to be paid by us to all members of our board of directors and board of executive officers for the year 2009 was R$100,000. On September 11, 2009, our shareholders (acting at an extraordinary shareholders’ meeting) amended our bylaws to establish a fiscal council and established that the compensation paid by us to each regular member of our fiscal council would be R$2,500 per month, plus travel and lodging expenses (the statutory minimum set forth in the Brazilian Corporation Law and in our bylaws).

We compensate our alternate directors for each meeting of our board of directors that they attend. We compensate alternate members of our fiscal council for each meeting of our fiscal council that they attend.

PART FOUR—THE COMPANIES

We do not provide benefits to any of our executive officers because each of our executive officers holds a position in either TNL or Telemar and, as a result, receives benefits, such as medical (including dental) assistance, private pension plan and meal vouchers, directly from either TNL or Telemar, as applicable. Similarly, TNL or Telemar, as applicable, provides each of our executive officers with an annual bonus equal to one-month’s salary (known as the “thirteenth” (monthly) salary in Brazil), an additional one-third of one-month’s salary for vacation, and contributions of 8.0% of their salary into a defined contribution pension fund known as the Guarantee Fund for Time of Service (Fundo de Garantia por Tempo de Serviço). Members of our board of directors and fiscal council are not entitled to these benefits.

Members of our board of directors, board of executive officers and fiscal council are not parties to contracts providing for benefits upon the termination of employment other than, in the case of executive officers, the benefits described above.

Principal Shareholders of Coari and Related Party Transactions

Principal Shareholders

Coari has two outstanding classes of share capital: common shares and preferred shares with no par value. Generally, only Coari’s common shares have voting rights. Coari’s preferred shares have voting rights only in exceptional circumstances.

As of December 4, 2009, Coari had 161,990,001 issued and outstanding common shares, and 128,675,049 issued and outstanding preferred shares. As of that date:

•	all of Coari’s issued and outstanding share capital, other than shares held by the directors of Coari, was owned by Telemar;

•	82.0% of the issued and outstanding share capital of Telemar, including 97.4% of its issued and outstanding voting share capital, was owned by TNL; and

•	17.9% of the issued and outstanding share capital of TNL, including 53.7% of its issued and outstanding voting share capital, was owned by TmarPart.

TmarPart

TmarPart has two outstanding classes of share capital: common shares and preferred shares with no par value. Generally, only TmarPart’s common shares have voting rights. TmarPart’s preferred shares have voting rights only in exceptional circumstances.

Certain of TmarPart’s shareholders are parties to shareholders’ agreements that address, among other matters, (1) voting rights at TmarPart shareholders’ meetings and (2) rights of first refusal and preemptive rights for disposal and purchase. See “—TmarPart Shareholders’ Agreements.”

PART FOUR—THE COMPANIES

The following table sets forth information concerning the ownership of the common shares and preferred shares of TmarPart as of December 4, 2009.

	Common Shares		Preferred Shares		Total
Name	Number of Shares	%	Number of Shares	%	Number of Shares	%
AG Telecom Participações S.A. (1)	529,095,881	19.3	—	—	529,095,881	19.3
L.F. Tel S.A.	529,095,881	19.3	—	—	529,095,881	19.3
BNDES Participações S.A.	858,225,278	31.4	1,000,000	100.0	859,225,278	31.4
PREVI – Caixa de Previdência dos Funcionários do Banco do Brasil	354,506,323	13.0	—	—	354,506,323	13.0
Fundação Atlântico de Seguridade Social.	314,569,803	11.5	—	—	314,569,803	11.5
FUNCEF – Fundação dos Economiários Federais	76,394,696	2.8	—	—	76,394,696	2.8
PETROS – Fundação Petrobrás de Seguridade Social.	74,992,542	2.7	—	—	74,992,542	2.7

(1)	Represents direct ownership of 352,730,586 common shares owned by AG Telecom. and indirect ownership of 176,365,295 common shares held by Luxemburgo Participações S.A., a subsidiary of AG Telecom.

The following is a brief description of the principal shareholders of TmarPart:

AG Telecom Participações S.A. is a subsidiary of Andrade Gutierrez S.A. responsible for managing the telecommunications business of the Andrade Gutierrez Group. This Group is focused on three core businesses: (1) engineering and construction work in Brazil and abroad; (2) public concessions in Brazil; and (3) telecommunications in Brazil.

L.F. Tel S.A. is a subsidiary of La Fonte Telecom S.A., a holding company that is part of the Jereissati Group. The Jereissati Group partially owns and manages nine shopping malls in the Southern and Southeastern regions of Brazil. In 1997, the Jereissati Group made its first investment in the telecommunications sector by acquiring a small stake in the Band B telephone mobile operators Americel and Telet, which it sold in 2001. L.F. Tel has then been investing in telecommunications in Brazil through TNL and its subsidiaries.

BNDES Participações S.A. is a subsidiary of BNDES, or BNDESPar, which offers long-term financing to Brazilian companies to contribute to the country’s development. BNDESPar is dedicated to strengthening the capital structure of private companies in Brazil and developing the capital markets in Brazil in a manner that is consistent with the operational priorities and policies established by BNDES. See “—Related Party Transactions—BNDES Facilities.”

PREVI—Caixa de Previdência dos Funcionários do Banco do Brasil, or PREVI, is a private pension entity that manages pension plans for the benefit of the employees of the Bank of Brazil and Previ’s employees.

Fundação Atlântico de Seguridade Social is a private supplementary pension entity that TNL incorporated in August 2004, and which manages private pension plans for the benefit of the employees of TNL and its subsidiaries.

FUNCEF—Fundação dos Economiários Federais, or FUNCEF, is a private pension entity that manages pension plans for the benefit of the employees of Caixa Econômica Federal, a Brazilian Federal Economic Bank.

PETROS—Fundação Petrobrás de Seguridade Social is a private supplementary pension entity established by Petróleo Brasileiro S.A. (Petrobrás), whose objective is to establish, administer and manage the benefit plans of various entities with whom it has entered into advisory agreements.

PART FOUR—THE COMPANIES

On April 25, 2008, TmarPart announced that its shareholders had agreed to a restructuring of their holdings of TmarPart.

In July 2009, Fiago Participações S.A., or Fiago, one of the shareholders of TmarPart, distributed the shares of TmarPart that it held to PREVI, PETROS, FUNCEF and Fundação Atlântico de Seguridade Social, or FASS.

In the second phase of this restructuring BNDESPar will conduct an auction for a portion of its common shares of TmarPart, in which PETROS and FUNCEF will each have the opportunity to increase their total shareholdings of TmarPart to 10%.

The following table sets forth information announced by TmarPart concerning the ownership of the common shares and preferred shares of TmarPart following the completion of this restructuring. As of December 4, 2009, this restructuring had not occurred.

	Common Shares		Preferred Shares		Total
Name	Number of Shares	%	Number of Shares	%	Number of Shares	%
AG Telecom Participações S.A. (1)	529,095,881	19.3	—	—	529,095,881	19.3
L.F. Tel S.A.	529,095,881	19.3	—	—	529,095,881	19.3
BNDES Participações S.A.	462,234,643	16.9	1,000,000	100.0	463,234,643	16.9
PREVI – Caixa de Previdência dos Funcionários do Banco do Brasil	354,485,146	13.0	—	—	354,485,146	13.0
Fundação Atlântico de Seguridade Social	314,592,775	11.5	—	—	314,592,775	11.5
FUNCEF – Fundação dos Economiários Federais	273,704,271	10.0	—	—	273,704,271	10.0
PETROS – Fundação Petrobras de Seguridade Social	273,671,814	10.0	—	—	273,671,814	10.0

(1)	Represents direct ownership of 352,730,586 common shares owned by AG Telecom. and indirect ownership of 176,365,295 common shares held by Luxemburgo Participações S.A., a subsidiary of AG Telecom.

TmarPart Shareholders’ Agreements

On April 25, 2008, TmarPart’s shareholders entered into two shareholders’ agreements. We refer to the Shareholders’ Agreement among AG Telecom, L.F. Tel, Asseca Participações S.A., or Asseca, BNDESPar, Fiago, and FASS as parties, with TmarPart, PREVI, PETROS, FUNCEF and Andrade Gutierrez Investimentos em Telecomunicações S.A., as intervening parties, as the Global Shareholders’ Agreement. We refer to the Shareholders’ Agreement among AG Telecom, L.F. Tel, Asseca and FASS as parties, with TmarPart and Andrade Gutierrez Investimentos em Telecomunicações S.A., as intervening parties, as the Control Group Shareholders’ Agreement.

On June 20, 2008, the 352,730,590 common shares of TmarPart owned by Asseca were distributed to L.F. Tel and Andrade Gutierrez Investimentos em Telecomunicações S.A., with each receiving 176,365,295 common shares of TmarPart. As a result, Asseca is no longer a shareholder of TmarPart and has no rights under the Global Shareholders’ Agreement or the Control Group Shareholders’ Agreement.

In July 2009, Fiago distributed the shares of TmarPart that it held to PREVI, PETROS, FUNCEF and FASS. As a result of this distribution, Fiago is no longer a shareholder of TmarPart and has no rights under the Global Shareholders’ Agreement. Following this distribution, PREVI holds sufficient voting share capital of TmarPart to designate one member of the board of directors of each of the controlled subsidiaries and his or her alternate, as described below.

PART FOUR—THE COMPANIES

Global Shareholders’ Agreement

The initial term of the Global Shareholders’ Agreement expires on the later of April 25, 2048 and the expiration date of the last to expire of the concessions or authorizations held by TmarPart or its subsidiaries. The term of the Global Shareholders’ Agreement may be extended for successive periods of 10 years with the consent of each of the parties thereto.

The parties to the Global Shareholders’ Agreement have agreed to the following provisions with respect to elections of members of the boards of directors and executive officers, and the voting of their shares, of TNL, Telemar, Brasil Telecom Holding and Brasil Telecom and each of TNL’s other subsidiaries that have annual net operating revenues equal to or greater than R$100 million, which we refer to as the controlled subsidiaries:

•	AG Telecom, L.F. Tel, and FASS will together have the right to designate a majority of the members of the board of directors of each of the controlled subsidiaries.

•

Each increment of 9% of the voting share capital of TmarPart held by each of AG Telecom, L.F. Tel, FASS, BNDESPar, PREVI, PETROS and FUNCEF will entitle that party to designate one member of the board of directors of each of the controlled subsidiaries and his or her alternate.

•	PREVI, PETROS and FUNCEF are entitled to aggregate their shares with BNDESPar to determine their eligibility to exercise the rights described above.

•

AG Telecom, L.F. Tel, FASS, BNDESPar, PREVI, PETROS and FUNCEF will together, through rules outlined in the Global Shareholders’ Agreement, select the chief executive officers of each of the controlled subsidiaries.

•	The chief executive officer of TNL will select the other executive officers of TNL.

•	The chief executive officer of TNL in conjunction with the chief executive officer of each of the other controlled subsidiaries will select the other executive officers of that controlled subsidiary.

•	BNDESPar, PREVI, PETROS and FUNCEF collectively have the right to designate one member to the Fiscal Council of each of the controlled subsidiaries.

•

AG Telecom, L.F. Tel, FASS, BNDESPar, PREVI, PETROS and FUNCEF will hold pre-meetings prior to meetings of shareholders and of the boards of directors of the controlled subsidiaries and will vote their TmarPart shares and instruct their representatives on the these boards of directors to vote in accordance with the decisions made at the pre-meetings.

Under the Global Shareholders’ Agreement, each of the parties has agreed:

•

not enter into other shareholders’ agreements with respect to its TmarPart shares, other than the Control Group Shareholders’ Agreement, and not to amend the Control Group Shareholders’ Agreement without the consent of all parties to the Global Shareholders’ Agreement;

•	not to grant any liens on any of its TmarPart shares;

•	to grant a right of first refusal and tag along rights to the other parties to the Global Shareholders’ Agreement with respect to any sale of its TmarPart shares; and

•	to sell its TmarPart shares to the other parties to the Global Shareholders’ Agreement in the event of a transfer of control of such shareholder.

Control Group Shareholders’ Agreement

The initial term of the Control Group Shareholders’ Agreement expires on April 25, 2048 and may be extended for successive periods of 10 years with the consent of each of the parties thereto.

PART FOUR—THE COMPANIES

Under the Control Group Shareholders’ Agreement, each of the parties has agreed:

•

to hold pre-meetings prior to the pre-meetings to be held pursuant to the Global Shareholders’ Agreement and to vote their TmarPart shares in accordance with the decisions made at such pre-meetings; and

•	not to enter into other shareholders’ agreements, other than the Global Shareholders’ Agreement; and

•	that any TmarPart shares sold by a party to the Control Group Shareholders’ Agreement to any other party to this agreement will remain subject to this agreement.

Related Party Transactions

The following summarizes the material transactions that we, Brasil Telecom Holding and Brasil Telecom have engaged in with our principal shareholder and its affiliates since January 1, 2006.

Under the Brazilian Corporation Law, each of our directors, their alternates and our executive officers cannot vote on any matter in which they have a conflict of interest and such transactions can only be approved on reasonable and fair terms and conditions that are no more favorable than the terms and conditions prevailing in the market or offered by third parties. However, if one of our directors is absent from a meeting of our board of directors, that director’s alternate may vote even if that director has a conflict of interest, unless the alternate director shares that conflict of interest or has another conflict of interest.

Funding of the Acquisition

Coari funded the acquisition of the shares of Brasil Telecom Holding and Brasil Telecom that it purchased in the transactions described in “Part Five—The Share Exchange—Background of the Share Exchange—Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom,” through the proceeds of capital contributions made by its sole shareholder, Telemar. Telemar made advances for future capital increases to Coari (1) in the aggregate amount of R$3,271 million on various dates during 2008, which were capitalized on December 18, 2008, (2) in the aggregate amount of R$5,379 million in January 2009, which were capitalized on May 21, 2009, and (3) in the aggregate amount of R$3,684 million during May and June 2009, which were capitalized on June 30, 2009.

BNDES Facilities

BNDES Participações S.A., or BNDESPar, owns 31.4% of the outstanding share capital of TmarPart, our indirect controlling shareholder. BNDESPar is a subsidiary of BNDES.

As of June 30, 2009, we had indebtedness outstanding under credit facilities with BNDES in the aggregate principal amount of R$2,769 million. This indebtedness bears interest at floating rates and the weighted average interest rate on this indebtedness as of June 30, 2009 was 11.20% per annum. For a description of our credit facilities with BNDES, see “Part Four—The Companies—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness and Financing Strategy—Long-Term Indebtedness.”

Transactions between Telemar and its Affiliates and Brasil Telecom and its Affiliates

The Brazilian General Telecommunications Law requires all telecommunications service providers to interconnect their networks with those of other providers on a non-discriminatory basis. As a result, Brasil Telecom, on the one hand, and Telemar and its subsidiaries, on the other hand, make certain interconnection payments to each other on terms established by ANATEL. Telemar and its subsidiaries paid an aggregate of R$291 million, R$92 million and R$48 million in 2008, 2007 and 2006, respectively, to Brasil Telecom, and Brasil Telecom paid an aggregate of R$124 million, R$17 million and R$12 million in 2008, 2007 and 2006, respectively, to Telemar and its subsidiaries related to interconnection payments.

PART FOUR—THE COMPANIES

In February 2009, Brasil Telecom Holding acquired private debentures issued by Telemar. The outstanding principal amount of these debentures is payable at maturity in December 2013. These debentures bear interest at a rate of CDI plus 4.0% per annum, payable with the principal at maturity. At June 30, 2009, the outstanding amount of these debentures was R$1,261 million. As a result of the merger of Brasil Telecom Holding with and into Brasil Telecom on September 30, 2009, these debentures are assets of Brasil Telecom.

In March 2009, Brasil Telecom Mobile acquired private debentures issued by Telemar. The outstanding principal amount of these debentures is payable at maturity in December 2013. These debentures bear interest at a rate of CDI plus 4.0% per annum, payable with the principal at maturity. At June 30, 2009, the outstanding amount of these debentures was R$312 million.

Developments in 2009 Relating to Brasil Telecom

Developments Affecting Corporate Control

Acquisition of Control of Brasil Telecom Holding and Brasil Telecom by Coari

On January 8, 2009, Coari acquired indirectly all of the outstanding shares of Invitel and 12,185,836 common shares of Brasil Telecom Holding owned by the shareholders of Invitel. As of December 31, 2008, Invitel owned 100% of the outstanding shares of Solpart, which owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Holding. Following this acquisition, Coari owned indirectly an aggregate of 43.5% of the outstanding share capital, including 61.2% of the outstanding common shares, of Brasil Telecom Holding, and an aggregate of 78.1% of the outstanding share capital, including 99.1% of the outstanding common shares, of Brasil Telecom.

Mandatory Tender Offers by Copart 1 and Copart 2

As a result of the acquisition of control of Brasil Telecom and Brasil Telecom Holding by Telemar and Coari on January 8, 2009, under Article 254-A of the Brazilian Corporation Law and CVM Instruction No. 361, of March 5, 2002, as amended, Telemar and Coari were required to offer to purchase any and all common shares of Brasil Telecom Holding and Brasil Telecom held by public shareholders.

On May 22, 2009, Telemar and Coari announced the commencement of mandatory tender offers for (1) any and all outstanding common shares of Brasil Telecom Holding, and (2) any and all outstanding common shares of Brasil Telecom. The auctions with respect to these tender offers took place on the BOVESPA on June 23, 2009. In the auctions, (1) Copart 1 acquired 40,452,227 common shares of Brasil Telecom Holding, representing 30.5% of the outstanding common shares of Brasil Telecom Holding and 11.2% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$2,618 million, and (2) Copart 2 acquired 630,872 common shares of Brasil Telecom, representing 0.3% of the outstanding common shares of Brasil Telecom and 0.1% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$38 million.

Following the acquisitions made through these tender offers, Copart 1 owned an aggregate of 54.7% of the outstanding share capital of Brasil Telecom Holding, including 91.7% of the outstanding common shares of Brasil Telecom Holding. In addition to the 67.2% of the outstanding share capital, including 99.1% of the outstanding voting share capital, of Brasil Telecom that Brasil Telecom Holding owned directly, following the acquisitions made through these tender offers, Copart 2 owned 10.9% of the outstanding share capital of Brasil Telecom, including 0.3% of the outstanding voting share capital of Brasil Telecom.

Merger of Copart 1 into Brasil Telecom Holding

On July 31, 2009, (1) Invitel merged with and into Solpart, with Solpart as the surviving company, (2) Solpart merged with and into Copart 1, with Copart 1 as the surviving company, and (3) Copart 1 merged

PART FOUR—THE COMPANIES

with and into Brasil Telecom Holding, with Brasil Telecom Holding as the surviving company. As a result of these mergers, Coari owned 54.7% of the outstanding share capital, including 91.7% of the outstanding voting share capital, of Brasil Telecom Holding.

Merger of Copart 2 into Brasil Telecom

On July 31, 2009, Copart 2 merged with and into Brasil Telecom, with Brasil Telecom as the surviving company. As a result of this transaction, Coari owned 10.9% of the outstanding share capital, including 0.3% of the outstanding voting share capital, of Brasil Telecom.

Merger of Brasil Telecom Holding into Brasil Telecom

On September 30, 2009, the shareholders of Brasil Telecom and Brasil Telecom Holding approved a merger (incorporação) under Brazilian law of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company. In the Brasil Telecom merger:

•

each issued and then outstanding common share of Brasil Telecom Holding (other than any common shares held by shareholders seeking withdrawal of their common shares) was converted automatically into 1.2190981 common shares of Brasil Telecom;

•

each issued and then outstanding preferred share of Brasil Telecom Holding (including preferred shares of Brasil Telecom Holding represented by the Brasil Telecom Holding ADSs) was converted automatically into 0.1720066 common shares of Brasil Telecom and 0.9096173 preferred shares of Brasil Telecom; and

•	all issued and then outstanding shares of Brasil Telecom held by Brasil Telecom Holding were cancelled.

As a result of the Brasil Telecom merger, Brasil Telecom Holding ceased to exist and, as of December 4, 2009, Coari owns 49.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

Developments Relating to the Integration of Brasil Telecom with Telemar

Acquisition of Telemar Debentures by Brasil Telecom Holding and Brasil Telecom Mobile

In February 2009, Brasil Telecom Holding acquired private debentures issued by Telemar. The outstanding principal amount of these debentures is payable at maturity in December 2013. These debentures bear interest at a rate of CDI plus 4.0% per annum, payable with the principal at maturity. At June 30, 2009, the outstanding amount of these debentures was R$1,261 million. As a result of the merger of Brasil Telecom Holding with and into Brasil Telecom on September 30, 2009, these debentures are assets of Brasil Telecom.

In March 2009, Brasil Telecom Mobile acquired private debentures issued by Telemar. The outstanding principal amount of these debentures is payable at maturity in December 2013. These debentures bear interest at a rate of CDI plus 4.0% per annum, payable with the principal at maturity. At June 30, 2009, the outstanding amount of these debentures was R$312 million.

Integration of Marketing Activities with Telemar

Following Telemar’s acquisition of Brasil Telecom, Brasil Telecom has used the “Oi” brand name with the permission of Telemar and it has begun to integrate its marketing programs with those of Telemar. As part of Brasil Telecom’s program to integrate its service offerings with those of Telemar:

•	in May 2009, Brasil Telecom commenced offering “Oi Ligadores” subscriptions to its pre-paid customers which allow these customers to receive bonus minutes with each purchase of additional

PART FOUR—THE COMPANIES

credits. Brasil Telecom charges a nominal subscription fee to enroll a customer in the “Oi Ligadores” program and provides bonus minutes to these customers that may be used for local calls to Brasil Telecom fixed-line or mobile subscribers or long-distance calls to Brasil Telecom fixed-line subscribers; and

•

in May 2009, Brasil Telecom began selling pre-paid cards that contain a feature called “Oi Cartão Total.” “Oi Cartão Total” is a service that integrates mobile, fixed-line and public telephone services through a single card. Particularly focused on Brasil Telecom pre-paid customers and on public telephone users, the “Oi Cartão Total” allows these customers to use their available credits to make any type of call from mobile, fixed-line or public telephones.

•

in June 2009, Brasil Telecom commenced offering “Oi Controle” and “Oi Conta” plans to Brasil Telecom post-paid customers. “Oi Controle” is a post-paid plan available to Brasil Telecom mobile customers that seek a fixed monthly rate for a fixed number of minutes in order to limit their expenditures on mobile calls. Brasil Telecom launched its “Oi Conta” post-paid plan as a promotional offer which provides customers subscribing to this plan a bonus of 1,000 free mobile minutes every month for 31 months to make local calls to any of Brasil Telecom mobile or fixed-line subscribers.

Under an agreement between Telemar and ANATEL, Brasil Telecom is required to offer to its mobile customers the same mobile service packages offered by Telemar in Region I by December 31, 2009.

Increase in Provision for Contingencies

As a result of the acquisition of control of Brasil Telecom by Telemar and Coari in January 2009, Brasil Telecom changed its criteria for estimating probable losses in connection with labor proceedings and the recognition of ICMS tax credits in order to align their policies with those of Telemar. As a result, Brasil Telecom recorded additional provisions for labor proceedings and tax proceedings during the six months ended June 30, 2009 in the amount of R$334 million and R$391 million, respectively.

Additionally, as a result of certain judicial decisions in 2009, Brasil Telecom reclassified the probability of loss in certain civil proceedings involving CRT, the leading fixed-line telecommunications service company in the State of Rio Grande do Sul that Brasil Telecom acquired in 2000, from possible to probable. As a result, Brasil Telecom recorded an additional provision during the six months ended June 30, 2009 in the amount of R$1,153 million in connection with the proceedings.

For a more detailed description of these proceedings, see “Item 8. Financial Information—Legal Proceedings” in the Brasil Telecom Annual Report, which is incorporated into this prospectus by reference.

Impact of Increase in Provision for Contingencies under Debt Instruments

As a result of adjustments in Brasil Telecom’s provision for contingencies in 2009, including in connection with the acquisition of control of Brasil Telecom by Telemar and Coari, as of June 30, 2009 Brasil Telecom did not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in its debt instruments with BNDES and JBIC, and in its debentures.

Under each of these debt instruments the creditor has the right to accelerate the debt if, at the end of any fiscal quarter, Brasil Telecom is not in compliance with the covenants containing this ratio. Brasil Telecom has received waivers from (1) BNDES in respect of the breach of this covenant and any similar breaches that occur on or prior to December 31, 2009, as a result of which, the next measurement date for the ratios under Brasil Telecom’s BNDES indebtedness will be June 30, 2010, (2) the holders of Brasil Telecom’s debentures approving a decrease in the consolidated EBITDA to consolidated financial expense ratio contained in the covenants in the debentures from 1.95:1.00 to 0.95:1.00 during the period from June 30, 2009 until June 30, 2010, and (3) JBIC in respect of the breach of this covenants for the fiscal quarters ended June 30, 2009 and September 30, 2009. We

PART FOUR—THE COMPANIES

anticipate that Brasil Telecom will not comply with the consolidated EBITDA to consolidated interest expense ratio contained in the covenants set forth in its debt instruments with JBIC as of December 31, 2009 and are seeking a waiver of this anticipated breach from JBIC. We cannot provide investors with any assurance that this waiver will be obtained. As of June 30, 2009, the aggregate principal amount outstanding under Brasil Telecom’s debt instruments with JBIC was R$176 million.

In general, the occurrence of an event of default under one of Brasil Telecom’s debt instruments may trigger defaults under its other debt instruments. In the event that Brasil Telecom is unable to comply with the covenants set forth in its debt instruments with JBIC as of September 30, 2009 and is unsuccessful in obtaining a waiver from JBIC under these debt instruments, we would seek to repay or refinance this indebtedness. In the event that we were unable to repay or refinance Brasil Telecom’s outstanding indebtedness to JBIC, an event of default would occur under these debt instruments and this event of default could trigger events of default under other indebtedness or enable the creditors under other indebtedness to accelerate that indebtedness. The total amount of debt that would have been reclassified to current liabilities in the event that an event of default under Brasil Telecom’s debt instruments with JBIC had occurred as of June 30, 2009 would have been R$3,834 million.

Regulatory Developments

Proposed Amendments to Concession Agreements

On March 30, 2009, ANATEL published a public notice of the proposed modifications to Brasil Telecom’s concession agreements with the Brazilian government under which it provides fixed-line telecommunications services in Region II. These concession agreements expire on December 31, 2025, and may be amended by the parties every five years prior to the expiration date. The first amendment to each of the concession agreements is expected to become effective on January 1, 2011. In connection with these amendments, we are currently discussing modifications to our concession agreements with ANATEL.

In the March 30, 2009 public notice, ANATEL proposed amendment to the General Plan on Universal Service that would require us to (1) double the backhaul capacity to the 452 municipalities affected by the April 2008 amendment to our concession agreements, (2) provide high-speed transmission lines (2.5Gbps) to the municipalities in our concession area in which we did provide internet service as of April 2008 and (3) provide service to a large number of additional areas, including indigenous villages, rural schools, health clinics, military bases, federal and state highway police stations, public aerodromes and environmental conservation organizations, which would result in the installation of approximately 110,000 additional public telephones, mostly in rural areas. In order to mitigate the costs related to the General Plan on Universal Service, ANATEL proposed a reduction in the number of public telephones required per inhabitant from 6.0 per 1,000 inhabitants to 4.5 per 1,000 inhabitants.

The public consultation period in connection with the March 30, 2009 public notice ended on June 22, 2009, although the final amendments to Brasil Telecom’s concession agreements have not yet been determined.

Annual Increase of Regulated Rates

Our rates for our local fixed-line services, domestic long-distance services and mobile services are subject to regulation by ANATEL, subject to certain exceptions relating to the rates we charge under alternative fixed-line and mobile plans that we are authorized to offer to our customers.

On September 14, 2009, ANATEL granted increases in:

•	the maximum rates we are authorized to charge for our basic service plans of 0.98%; and

•	the maximum domestic fixed line-to-fixed line long-distance rates we are authorized to charge of 0.98%.

PART FOUR—THE COMPANIES

Results of Operations for Nine-Month Period and the Three-Month Period Ended September 30, 2009

Our net operating revenue declined by 4.8% during the nine-month period ended September 30, 2009 to R$8,222 million from R$8,635 million during the corresponding period in 2008. During the three-month period ended September 30, 2009, our net operating revenue declined by 5.8% to R$2,807 million from R$2,980 million during the corresponding period in 2008.

Our cost of sales declined by 0.3% during the nine-month period ended September 30, 2009 to R$4,557 million from R$4,570 million during the corresponding period in 2008, resulting in gross profit of R$3,665 million, or 44.6% of our net operating revenue, during the nine-month period ended September 30, 2009 compared to gross profit of R$4,066 million, or 47.1% of our net operating revenue, during the corresponding period in 2008. During the three-month period ended September 30, 2009, our cost of sales increased by 1.5% to R$1,525 million from R$1,503 million during the corresponding period in 2008, resulting in gross profit of R$1,281 million, or 45.3% of our net operating revenue, during the three-month period ended September 30, 2009 compared to gross profit of R$1,477 million, or 49.2% of our net operating revenue, during the corresponding period in 2008.

Our total operating expenses increased by 67.2% during the nine-month period ended September 30, 2009 to R$4,252 million from R$2,543 million during the corresponding period in 2008, resulting in an operating loss of R$586 million, or 7.1% of our net operating revenue, during the nine-month period ended September 30, 2009 compared to operating income of R$1,522 million, or 17.6% of our net operating revenue, during the corresponding period in 2008. During the three-month period ended September 30, 2009, our total operating expenses declined by 7.4% to R$701 million from R$835 million during the corresponding period in 2008, resulting in operating income of R$508 million, or 18.1% of our net operating revenue, during the three-month period ended September 30, 2009 compared to operating income of R$503 million, or 17.7% of our net operating revenue, during the corresponding period in 2008.

Our interest expense, net declined by 22.0% during the nine-month period ended September 30, 2009 to R$212 million from R$272 million during the corresponding period in 2008. During the three-month period ended September 30, 2009, our interest expense, net declined by 30.5% to R$98 million from R$141 million during the corresponding period in 2008.

Our income and social contribution tax benefit was R$258 million during the nine-month period ended September 30, 2009 compared to income and social contribution tax expense of R$397 million during the corresponding period in 2008. During the three-month period ended September 30, 2009, income and social contribution tax expense declined by 2.6% to R$150 million from R$154 million during the corresponding period in 2008.

As a result of the foregoing, our net loss was R$542 million during the nine-month period ended September 30, 2009, or 6.6% of our net operating revenue, compared to net income of R$855 million, or 9.9% of our net operating revenue, during the corresponding period in 2008. During the three-month period ended September 30, 2009, net income increased by 23.3% to R$259 million, or 9.2% of our net operating revenue, from R$210 million, or 7.4% of our net operating revenue, during the corresponding period in 2008.

Other Developments

Disbursement under BNDES Credit Facility

In March 2009, BNDES funded R$148 million of the third tranche under a credit facility with BNDES that Brasil Telecom entered into in November 2006, consisting of R$123 million principal amount bearing interest at the TJLP rate plus 4.3% per annum and R$25 million principal amount bearing interest at the TJLP rate plus 2.3% per annum.

PART FOUR—THE COMPANIES

In April and May 2009, BNDES funded the fourth and fifth tranches under this credit facility in the aggregate principal amount of R$165 million, bearing interest at the TJLP rate plus 4.3% per annum.

For more information regarding this credit facility, see “Item 5. Operating and Financial Review and Prospects—Indebtedness and Financing Strategy—Long-Term Indebtedness—BNDES Facilities” in the Brasil Telecom Annual Report, which is incorporated into this prospectus by reference.

Changes in Share Ownership of TmarPart

In July 2009, Fiago, one of the shareholders of TmarPart, distributed the shares of TmarPart that it held to PREVI, PETROS, FUNCEF and FASS. The table below sets forth the ownership of the common shares and preferred shares of TmarPart as of December 4, 2009 as a result of this distribution.

	Common Shares		Preferred Shares		Total
Name	Number of Shares	%	Number of Shares	%	Number of Shares	%
AG Telecom Participações S.A. (1)	529,095,881	19.3	—	—	529,095,881	19.3
L.F. Tel S.A.	529,095,881	19.3	—	—	529,095,881	19.3
BNDES Participações S.A.	858,225,278	31.4	1,000,000	100.0	859,225,278	31.4
PREVI – Caixa de Previdência dos Funcionários do Banco do Brasil	354,506,323	13.0	—	—	354,506,323	13.0
Fundação Atlântico de Seguridade Social.	314,569,803	11.5	—	—	314,569,803	11.5
FUNCEF – Fundação dos Economiários Federais	76,394,696	2.8	—	—	76,394,696	2.8
PETROS – Fundação Petrobrás de Seguridade Social	74,992,542	2.7	—	—	74,992,542	2.7

(1)	Represents direct ownership of 352,730,586 common shares owned by AG Telecom and indirect ownership of 176,365,295 common shares held by Luxemburgo Participações S.A., a subsidiary of AG Telecom.

As a result of this distribution, Fiago is no longer a shareholder of TmarPart and has no rights under the Global Shareholders’ Agreement. For more information about the shareholders of TmarPart and the shareholders’ agreements between the shareholders of TmarPart as they relate to Brasil Telecom, see “Item 7. Major Shareholders and Related Party Transactions—Major Shareholders—TmarPart” and “—TmarPart Shareholders’ Agreements” in the Brasil Telecom Annual Report, which is incorporated by reference into this prospectus.

Amendment to Brasil Telecom Bylaws

On July 31, 2009, the bylaws of Brasil Telecom were amended to establish that the board of directors is comprised of three to seven members and an equal number of alternates, and to remove the provision of the bylaws of Brasil Telecom that prohibited any of its executive officers from serving on the board of directors. Prior to this amendment, the bylaws of Brasil Telecom provided that the board of directors would be comprised of seven members and an equal number of alternates.

Resignation of Chief Operating Officer of Brasil Telecom

On August 27, 2009, Francisco Aurélio Santiago Sampaio was appointed an executive officer of Telemar and an executive officer of TNL, the controlling shareholder of Telemar. On August 31, 2009, he resigned from the positions of Chief Operating Officer of Brasil Telecom and Chief Technical Officer of Brasil Telecom Holding.

PART FIVE—THE SHARE EXCHANGE

The following is a description of the material aspects of the share exchange. While Coari believes that the following description covers the material terms of the share exchange, the description may not contain all the information that is important to you. Coari encourages you to carefully read this entire prospectus and the Share Exchange Agreement for a complete understanding of the share exchange.

Reasons for the Share Exchange

The share exchange is a step in the corporate reorganization that Telemar and its subsidiaries that control Brasil Telecom are undertaking to reorganize Telemar’s interests in Brasil Telecom. The corporate reorganization is expected to be accomplished through three transactions that will occur consecutively and will cumulatively result in the conversion of the publicly held shares of Brasil Telecom Holding and Brasil Telecom into shares of Telemar: (1) the Brasil Telecom merger, which was effectively completed on September 30, 2009, (2) the share exchange, and (3) a merger (incorporação) under Brazilian law of Coari with and into Telemar, with Telemar as the surviving company.

The Telemar merger is expected to be completed as soon as practicable after the completion of the share exchange. However, we cannot offer investors assurances regarding the date on which the Telemar merger will be completed, that the Telemar merger will take place as planned or that the Telemar merger will ultimately be completed. In connection with the Telemar merger, Telemar plans to file with the SEC (1) a registration statement on Form F-4, containing a prospectus which will be mailed to the shareholders of Coari, and (2) other documents regarding the Telemar merger. Telemar is not offering the shares to be issued in the Telemar merger by means of this prospectus. We urge investors and security holders to carefully read the relevant prospectus and other relevant materials when they become available as they will contain important information about the proposed Telemar merger. Investors and security holders will be able to obtain the documents filed with the SEC regarding the Telemar merger, when available, free of charge on the SEC’s website at www.sec.gov or from Telemar.

We believe that the share exchange will enable Coari to:

•	simplify the capital and corporate structures of Coari and Brasil Telecom, reducing administrative costs;

•	align the interests of the shareholders of Brasil Telecom, Coari and Telemar;

•

avoid a circular shareholding between Coari and Telemar, which is prohibited by law and which would occur if the shares of Brasil Telecom were exchanged directly for shares of Telemar resulting in the shares of Brasil Telecom held by Coari being converted into shares of Telemar; and

•

eliminate the costs of separate listings of the shares of Coari and Brasil Telecom as well as the costs arising from the public disclosure obligations for information released separately by Coari and Brasil Telecom.

We have been advised that Telemar is undertaking the corporate reorganization because it believes that the corporate reorganization will enable it to:

•

align the interests of the shareholders of Telemar, Brasil Telecom Holding and Brasil Telecom, which were under common control, following the completion of the change of control transaction described elsewhere in this prospectus;

•	facilitate the unification, standardization and the rationalization of the general administration of Telemar and Brasil Telecom;

PART FIVE—THE SHARE EXCHANGE

•	simplify the shareholding and organizational structure of Telemar’s business, expand its shareholder base and reduce management and administrative costs; and

•

provide you with an investment in a larger company and more diversified telecommunications services provider that will provide services in all states in Brazil and the Federal District, which we believe will enable you to hold securities that will enjoy greater market liquidity than the securities you currently hold or will hold following the share exchange due to the greater market capitalization of Telemar than any of Coari, Brasil Telecom Holding or Brasil Telecom.

The foregoing discussion of factors is not considered by the boards of directors of Coari and Brasil Telecom to be exhaustive, but instead, includes the material factors or reasons leading them to approve the share exchange. In reaching their conclusion, the boards of directors of Coari and Brasil Telecom did not quantify or assign any relative weight to the factors considered and individual directors may have given different weight to different factors. The boards of directors of Coari and Brasil Telecom considered all of the factors as a whole and overall considered them to be favorable to, and to support their conclusions with respect to, the share exchange.

Background of the Share Exchange

We understand that as part of the continuous evaluation of their business and plans, Telemar and its controlling shareholder TNL, regularly consider a range of strategic options and transactions. We understand that from time to time, Telemar and TNL have considered a variety of potential strategic transactions to expand their presence in the telecommunications market in Brazil.

Former Controlling Shareholders of Brasil Telecom Holding and Brasil Telecom and Related Disputes

Solpart was formed in 1998 by a consortium formed to bid for Brasil Telecom Holding in the privatization of Telebrás. At the time of Solpart’s acquisition of Brasil Telecom Holding, Solpart was owned by:

•	Techold Participações S.A., or Techold, which owned 19.0% of the voting share capital of Solpart, and was owned by Invitel;

•

Telecom Italia International N.V. (which at that time was named STET International Netherlands N.A.), or TII, which owned 19.0% of the voting share capital of Solpart, and was controlled by Telecom Italia; and

•	Timepart Participações Ltda., or Timepart, which owned 62.0% of the voting share capital of Solpart, and was owned by Telecom Holding S.A., Privtel Investimentos S.A. and Teleunion S.A.

Although Timepart owned a majority of the voting shares of Solpart, under a shareholders agreement between Techold, TII and Timepart, Techold had the power to elect a majority of Brasil Telecom’s board of directors and to nominate Brasil Telecom’s chief executive officer, and TII had the power to nominate the remaining members of Brasil Telecom’s board of directors. Other than its ownership of shares of Brasil Telecom Holding and as described below, Solpart has not had assets or operations since its formation.

Techold was a holding company that was formed in 1998 as a wholly-owned subsidiary of Invitel. Other than its ownership of shares of Solpart and as described below, Techold has not had assets or operations since its formation.

Invitel was a holding company that was formed in 1998 to hold the share capital of Techold. At the time of Solpart’s acquisition of Brasil Telecom Holding, Invitel was controlled by Zain Participações S.A. (which at that time was named Opportunity Zain S.A.), or Zain. Minority interests in Invitel were owned by SISTEL—Fundação Sistel de Seguridade Social, TELOS—Fundação Embratel de Seguridade Social, or TELOS, FUNCEF, PETROS and PREVI, each of which is a Brazilian pension fund. Other than its ownership of shares of Techold and as described below, Invitel has not had assets or operations since its formation.

PART FIVE—THE SHARE EXCHANGE

At the time of Solpart’s acquisition of Brasil Telecom Holding, Zain was controlled by:

•	Citigroup Venture Capital International Brazil, L.P. (which was formerly named CVC/Opportunity Equity Partners L.P.), or CVC LP; and

•

Investidores Institucionais Fundo de Investimentos em Ações (which was formerly known as CVC/Opportunity Equity Partners F.I.A. and CVC/Opportunity Equity Partners F.M.I.A.-C.L.), or Investidores Institucionais FIA.

CVC LP was managed by its general partner Opportunity Equity Partners, Ltd. (which was then named CVC/Opportunity Equity Partners Ltd.), or Opportunity Ltd. Investidores Institucionais FIA was managed by CVC/Opportunity Equity Partners Administradora de Recursos Limitada.

In July 1998, Solpart acquired a controlling interest in Brasil Telecom Holding from the Brazilian government as part of the privatization of Telebrás.

Disputes Relating to Mobile Services

In April 2001, Brasil Telecom brought legal action against TII, Telecom Italia and two members of Brasil Telecom’s board of directors that were nominees of TII seeking damages in connection with losses Brasil Telecom alleged that it had incurred in conjunction with, among other things, its failure to participate in the initial auction of mobile services licenses in its service region in March 2001. Telecom Italia was a participant in the consortia that acquired control of TIM (which at that time was named Tele Celular Sul Participações S.A.) and Tele Nordeste Celular Participações S.A. (which merged into TIM in August 2004) in the privatization of Telebrás.

In the auctions of mobile services licenses in 2001, Telecom Italia acquired, through various subsidiaries now consolidated into TIM, licenses to deploy mobile services throughout Brazil. Under Brazilian law, TIM was deemed to be an affiliate of Brasil Telecom as a result of Telecom Italia’s indirect interests in TIM and Brasil Telecom, and consequently TIM was not permitted to commence its mobile service offerings prior to January 1, 2004 unless TIM ceased to be Brasil Telecom’s affiliate.

In August 2002, (1) TII sold a portion of its voting shares of Solpart to Techold and Timepart, subject to agreements under which TII had the right to reacquire these shares from Techold and Timepart, (2) the shareholders agreement governing Solpart was amended to remove TII’s right to participate in the control of Brasil Telecom until January 1, 2004 (or earlier if certain conditions were met), and (3) TII’s nominees to Brasil Telecom’s board of directors resigned. As a result, TIM was no longer deemed to be an affiliate of Brasil Telecom under Brazilian law.

In January 2004, TII notified Brasil Telecom of its intention to repurchase the voting shares that it had sold to Techold and Timepart and to resume the exercise of its rights under the shareholders agreement governing Solpart. By this time, Brasil Telecom had acquired authorization to provide mobile services in its service region and national and international long-distance services. Brasil Telecom’s controlling shareholders believed that if TII were to reacquire an indirect controlling interest in Brasil Telecom, Brasil Telecom and TIM would be deemed affiliates under Brazilian law, and Brasil Telecom’s ability to offer national and international fixed-line services as well as mobile services in the same regions as TIM would be at risk of being terminated by ANATEL. Techold and Timepart brought action in arbitration against TII to prevent Telecom Italia from returning to Brasil Telecom’s control group, and TII filed legal actions against Solpart, Timepart, Techold and Brasil Telecom to enforce its alleged rights to return to Brasil Telecom’s control group.

PART FIVE—THE SHARE EXCHANGE

Although in January 2004 ANATEL agreed to permit TII to return to Brasil Telecom’s control group for a period of 18 months, provided TII did not participate or vote on any issues related to the overlapping services offered by Brasil Telecom and TIM, in March 2004, CADE, the Brazilian antitrust regulator, enjoined TII from doing so. CADE reversed its decision in June 2004, permitting TII to return to Brasil Telecom’s control group, provided TII did not participate or vote on any issues related to the overlapping services offered by Brasil Telecom and TIM or nominate any officers of Brasil Telecom.

Disputes Relating to Control of Zain and Invitel

In October 2003, (1) CVC/Opportunity Equity Partners Administradora de Recursos Limitada was removed as the manager of Investidores Institucionais FIA and replaced with Angra Partners Consultoria Empresarial e Participações Ltda., and (2) Banco Opportunity S.A. was removed as the administrator of Investidores Institucionais FIA and replaced with Mellon Brascan Distribuidora de Títulos e Valores Mobiliários. Fundação 14 de Previdência Privada, or Fundação 14, was prevented by the other unitholders of Investidores Institucionais FIA from exercising its voting rights during the unitholders meeting at which this action was taken.

Fundação 14 brought legal action seeking a declaration that the resolutions adopted at the unitholders meeting were invalid, seeking to restore Banco Opportunity S.A. as Investidores Institucionais FIA’s manager and CVC/Opportunity Equity Partners Administradora de Recursos Ltda. as Investidores Institucionais FIA’s manager. Following an adverse decision of the Brazilian Superior Tribunal de Justiça, the highest Brazilian court for non-constitutional matters, in May 2005, Fundação 14 abandoned its lawsuit in July 2005.

In March 2005, (1) International Equity Investments Inc, the sole shareholder of CVC LP, announced the removal of Opportunity Ltd. from the management of CVC LP, and its replacement by Citigroup Venture Capital International Brazil LLC, or CVC International Brazil, and (2) International Equity Investments, Inc. and CVC LP entered into certain agreements with Investidores Institucionais FIA, PREVI, PETROS and FUNCEF, including a voting agreement with respect to their shares of Zain. Under these agreements:

•	CVC LP and Investidores Institucionais FIA agreed to jointly exercise the corporate control of Zain and Invitel, and

•	the parties to these agreements agreed to attempt to jointly divest their shareholdings in Zain and Invitel in an organized manner under identical terms.

In connection with the execution of these agreements, PREVI, PETROS and FUNCEF granted CVC LP a put option on its Zain shares, exercisable beginning in November 2007 under certain circumstances and during a limited period of time. The change in control of Zain was approved by ANATEL in April 2005.

The controlling shareholders of Zain (1) caused the board of directors of Brasil Telecom Holding to be replaced in July 2005, (2) caused most of the executive officers of Brasil Telecom Holding to be replaced in August 2005, (3) caused the board of directors of Brasil Telecom (other than the representative of the preferred shareholders) to be replaced in September 2005, and (4) caused most of the executive officers of Brasil Telecom to be replaced in September 2005. The former controlling shareholders brought judicial proceedings challenging these actions.

In December 2005, Brasil Telecom filed formal complaints against its former managers with the CVM and in 2006 brought numerous legal actions against its former managers alleging breach of fiduciary duties, conflict of interest, as well as various violations of Brazilian law and Brasil Telecom’s bylaws.

PART FIVE—THE SHARE EXCHANGE

Disputes Relating to Sale of Brasil Telecom Mobile to TIM

In April 2005, prior to the replacement of Brasil Telecom’s board of directors as described above:

•

affiliates of Telecom Italia entered into a merger agreement with Brasil Telecom and Brasil Telecom Mobile, a subsidiary that offers mobile services, under which, among other things, Brasil Telecom Mobile would have merged with a subsidiary of Telecom Italia, and TIM would have surrendered its overlapping licenses to provide long-distance services;

•

all of the preferred shares of Solpart were converted into common shares, resulting in TII owning 38.0% of the total and voting share capital of Solpart, Techold owning 62.0% of the total and voting share capital of Solpart, and the ownership of Timepart in Solpart being reduced to 0.02% of the total and voting share capital of Solpart;

•	the shareholders agreement governing Solpart was amended to restore TII to Brasil Telecom’s control group; and

•

Brasil Telecom announced that Techold, Timepart, Solpart, and Brasil Telecom entered into an agreement ending the lawsuits and disputes with respect to the return of TII to Brasil Telecom’s control group.

The merger was proposed to, among other things, settle the overlapping of licenses and authorizations of TIM and Brasil Telecom. The merger, the restoration of TII to Brasil Telecom’s control group and the termination of lawsuits and disputes were challenged in judicial proceedings by indirect shareholders of Brasil Telecom.

In response to the agreements entered into in April 2005, in July 2005 ANATEL ruled that the 18 month period that it had established in January 2004 for the resolution of issues relating to the overlapping of licenses of TIM and Brasil Telecom would begin on the date that TII had entered into these agreements and would expire in October 2006.

In March 2006, Brasil Telecom commenced arbitration proceedings against the affiliates of Telecom Italia that were parties to the April 2005 merger agreement seeking to annul this merger agreement. In May 2006, the affiliates of Telecom Italia that were parties to this merger agreement announced the termination of this merger agreement, subject to a reservation of rights under the arbitration clauses contained in this merger agreement.

Sale of Telecom Italia’s Interest in Brasil Telecom

In October 2006, upon the expiration of the deadline established by ANATEL in July 2005 for the resolution of issues relating to the overlapping of licenses of TIM and Brasil Telecom, (1) ANATEL approved the transfer of all of the voting share capital of Solpart held by TII to Brasilco S.r.l., a TII subsidiary managed in trust for TII by Credit Suisse Securities (Europe), or Brasilco, and affirmed that such measure ended the issue of overlapping licenses, and (2) the nominees to Brasil Telecom’s board of directors nominated by TII resigned.

In July 2007, (1) PREVI, PETROS and FUNCEF agreed to purchase all of the shares of Solpart held by Brasilco for US$515 million, (2) TII granted to Techold a right of first refusal to purchase these shares, and (3) the parties to the lawsuits and arbitral proceedings relating to actions taken by Telecom Italia and its affiliates since Brasil Telecom’s formation executed a mutual release agreement under which they agreed to withdraw from all claims and end all judicial and arbitral disputes relating to these actions, subject to certain conditions, including the completion of the sale of the Solpart shares by Brasilco.

In October 2007, Techold exercised its right of first refusal to acquire the Solpart shares owned by Brasilco, and on December 5, 2007, Techold purchased these shares. Techold issued promissory notes in the aggregate principal amount of R$990 million to finance the purchase of these shares. As a result of this transaction, Techold owned 99.98% of the total and voting share capital of Solpart.

PART FIVE—THE SHARE EXCHANGE

Telemar’s Acquisition of Control of Brasil Telecom Holding and Brasil Telecom

According to published reports, at the time of Brasilco’s sale of the shares of Solpart to Techold, CVC LP and Investidores Institucionais FIA were continuing to explore strategic alternatives to disinvest their shareholdings in Zain and Invitel. Among the alternatives that were reported to be under consideration were the reorganization of the shareholdings of Brasil Telecom Holding or one of its direct or indirect parent companies and the listing of Brasil Telecom Holding or such parent company on the Novo Mercado of the BOVESPA.

Share Purchase Agreement and Agency Agreement

On or about December 10, 2007, Messrs. Otávio Marques de Azevedo and Pedro Jereissati, members of the board of directors of TNL, met with Mr. Alberto Guth, one of the partners of Angra Partners, which managed Investidores Institucionais FIA, Paulo Caldeira, a managing director of CVC International Brazil, and Sergio Spinelli, who was at that time the chairman of the board of directors of Brasil Telecom Holding and Brasil Telecom and a member of the board of directors of Zain and Invitel, at the invitation of Mr. Azevedo.

At this meeting, Messrs. Azevedo and Jereissati expressed the interest of TNL and Telemar in entering into a business combination transaction with Brasil Telecom Holding. The representatives of Zain were receptive to the interest of TNL and Telemar and agreed to hold further discussions regarding a proposed business combination.

Following this meeting, Messrs. Azevedo and Jereissati contacted Mr. Sérgio Ricardo Silva Rosa, the president of PREVI, Mr. Wagner Pinheiros, the president of PETROS, and Mr. Guilherme Narciso de Lacerda, the president of FUNCEF, each of which entities was a minority shareholder of Invitel and each of whom instructed Messrs. Azevedo and Jereissati that Angra Partners had their authorization to act as their representative in any discussions and negotiations of the proposed business combination.

On December 12, 2007, TNL and Telemar engaged Credit Suisse as their financial advisor with respect to the proposed business combination. During the second week of December 2007, TNL and Telemar engaged the Brazilian law firms of Eskenazi Pernidji Advogados and Ulhôa Canto, Rezende e Guerra Advogados as their legal counsel to assist them in structuring the proposed business combination and assist them in negotiating the documentation of the proposed business combination.

During the two weeks following the initial meeting, Messrs. Azevedo and Jereissati, joined by Mr. Caio Marcelo de Medeiros Melo, also members of the board of directors of TNL, met several times with Messrs. Guth, Calderio and Spinelli to discuss alternative structures for a proposed transaction, as well as the assumptions underlying Telemar’s valuation of Brasil Telecom Holding and the range of prices that Telemar was willing to pay for the equity interests in Brasil Telecom Holding owned by Zain and the other shareholders of Invitel.

During the course of these meetings, (1) the representatives of TNL and Telemar stated that Telemar would not enter into an agreement with respect to a business combination transaction unless the outstanding claims among Brasil Telecom Holding and its direct and indirect shareholders were settled, and (2) the representatives of the shareholders of Invitel stated that they would be unwilling to enter into an agreement to sell the shares of Invitel unless Telemar agreed to pay a “break up” fee in the event that the share sale was not consummated.

On December 27, 2007, Eskenazi Pernidji Advogados delivered an initial draft of the Share Purchase Agreement to the representatives of Zain for their review. During the negotiation of the transaction, the representatives of TNL and Telemar did not execute any confidentiality agreement, letter of intent or similar document and did not have access to non-public information regarding Invitel or any of its subsidiaries, including Brasil Telecom Holding or Brasil Telecom.

PART FIVE—THE SHARE EXCHANGE

On January 7, 2008, Messrs. Azevedo, Jereissati and Melo met with Messrs. Guth, Calderio and Spinelli to review the principal issues relating to the proposed transaction. At this meeting, the parties agreed to the principal structural terms of the proposed transaction and confirmed that they believed that they would be able to come to an agreement with respect to the purchase price.

Following this meeting and prior to the first week of April 2008, the representatives of TNL and Telemar held periodic meetings with representatives of Zain and Invitel in which representatives of Zain and Invitel reported on the progress of the negotiation of the settlement of the outstanding claims and litigation among Brasil Telecom Holding and its direct and indirect shareholders.

During the first week of April 2008, the representatives of Zain and Invitel informed the representatives of TNL and Telemar that they believed that the settlement negotiations were concluding. The representatives of TNL, Telemar, Zain and Invitel resumed negotiation of the transaction documents necessary to implement the business combination transaction. Final agreements were negotiated during a series of meetings held during the remainder of April 2008.

On April 25, 2008, each of the shareholders of Invitel entered into a Share Purchase Agreement with Credit Suisse, as Comissário, or agent, on behalf of Telemar, acting as principal, under which Credit Suisse agreed to purchase all of the outstanding shares of Invitel and the shares of Brasil Telecom Holding owned by the shareholders of Invitel. As of April 25, 2008 and until the Intermediate Mergers on July 31, 2009 described below under “—Reorganization of Intermediate Holding Companies,” Invitel owned 100% of the outstanding shares of Solpart, which owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Holding.

The acquisition of control of Brasil Telecom Holding and Brasil Telecom by Telemar was not permitted by Brazilian regulations in force as of April 25, 2008, which prohibited the purchase of control by a company holding a concession to provide fixed-line telephone services (Serviço Telefônico Fixo Comutado) in one service region of Brazil by another company with a fixed-line telephone services concession operating in a different service region of Brazil. To permit the negotiation of Telemar’s purchase of indirect control of Brasil Telecom Holding and of Brasil Telecom, on April 25, 2008, Telemar entered into the Agency Agreement with Credit Suisse, as agent, under which Credit Suisse in its own name on behalf of Telemar, agreed to purchase the shares of Invitel and Brasil Telecom Holding that are subject to the Share Purchase Agreement, subject to the terms and conditions of the Share Purchase Agreement and the Agency Agreement.

Pursuant to the provisions of the Share Purchase Agreement, the purchase price:

•

for the shares of Invitel was R$4,982 million, less the net debt of Invitel outstanding on the third business day preceding the date on which the transactions contemplated by the Share Purchase Agreement closed, or the Closing Date, as determined under the Share Purchase Agreement, subject to adjustment as described below;

•

for the shares of Brasil Telecom Holding held by the shareholders of Invitel was R$881.1 million, corresponding to R$72.31 per share of Brasil Telecom Holding, subject to adjustment as described below.

The purchase price for the shares of Invitel was based on a price of approximately R$72.31 per share of Brasil Telecom Holding held directly or indirectly by Invitel.

Under the Share Purchase Agreement, the parties agreed that the purchase price for the shares of Invitel and the shares of Brasil Telecom Holding held by the shareholders of Invitel would be (1) increased by the cumulative variation of the CDI rate between April 25, 2008 and the Closing Date, and (2) decreased by the amount of any dividends or interest on shareholders’ equity declared by Brasil Telecom Holding or Brasil Telecom between January 1, 2008 and the Closing Date.

PART FIVE—THE SHARE EXCHANGE

In connection with this transaction, Telemar entered into a Public Instrument of Transaction, Renunciation, and Settlement with Brasil Telecom Holding, Brasil Telecom, Opportunity Fund and certain of their affiliates under which Brasil Telecom Holding, Brasil Telecom, Opportunity Fund and these affiliates agreed to settle the current claims against each other and release any unasserted claims in exchange for the payment by Telemar to Brasil Telecom Holding and Brasil Telecom of R$176 million.

The closing under the Share Purchase Agreement was subject to the approval of ANATEL of the transfer of control of Brasil Telecom Holding to Telemar. The parties to the Share Purchase Agreement and the Agency Agreement agreed that in the event that ANATEL did not approve the transactions contemplated by the Share Purchase Agreement on or prior to December 21, 2008, Telemar would be required to pay a termination fee to the selling shareholders in the amount of R$490 million, adjusted by the CDI rate from April 25, 2008 until the date of payment, and the Share Purchase Agreement would terminate.

On April 25, 2008, Telemar publicly announced:

•	the transaction contemplated by the Share Purchase Agreement;

•	a proposed voluntary tender offer for up to one-third of the preferred shares of Brasil Telecom Holding;

•	a proposed voluntary tender offer to acquire up to one-third of the preferred shares of Brasil Telecom;

•	a proposed tender offer for any and all of the common shares of Brasil Telecom Holding not to be acquired by Telemar under the Share Purchase Agreement;

•	a proposed tender offer for any and all of the common shares of Brasil Telecom not owned by Brasil Telecom Holding or its affiliates;

•	a proposed merger (incorporação) of Brasil Telecom Holding into Brasil Telecom, including the applicable exchange ratios;

•	a proposed share exchange (incorporação de ações) of Brasil Telecom in which shares of a subsidiary of Telemar will be issued in exchange for outstanding shares of Brasil Telecom; and

•	a proposed merger of that subsidiary into Telemar, including the applicable exchange ratios.

Actions Taken by Zain, Invitel, Techold and Solpart Prior to Change of Control

On April 18, 2008, Techold transferred all of its assets and liabilities, other than cash in the amount of R$10,000, to Invitel by means of a procedure under Brazilian Corporation Law called cisão, or spin-off. In the spin-off, all of the shares of Techold owned by Invitel were cancelled in consideration for the transfer of these assets and liabilities to Invitel. As a result Invitel became the direct holder of 99.98% of the share capital of Solpart, and the shareholders of Techold (other than Invitel) acquired control of Techold. Immediately prior to the spin-off, Invitel owned 99.9% of the share capital of Techold and the remaining share capital of Techold was owned by directors of Techold and certain other investors. At the time of this transfer, Invitel assumed the obligations of Techold under outstanding promissory notes of Techold in the aggregate principal amount of R$990 million that matured in November 2008. These promissory notes were repaid upon maturity.

On April 25, 2008, Invitel’s shareholders approved a capital increase in the amount of R$0.3 million, through the issuance of new common shares. Timepart subscribed for all of the new common shares in exchange for its interest in Solpart. As a result of this transaction, Solpart became a wholly-owned subsidiary of Invitel.

On April 25, 2008, Zain transferred all of the shares of Invitel that it owned to Invitel by means of a spin-off. In the spin-off, all of the shares of Invitel owned by Zain were cancelled in consideration for the transfer of newly issued shares of Invitel directly to Investidores Institucionais FIA, CVC LP and Opportunity Fund, the shareholders of Zain, which became direct shareholders of Invitel.

PART FIVE—THE SHARE EXCHANGE

On November 27, 2008, Invitel issued promissory notes in the aggregate principal amount of R$950 million with a maturity date of May 26, 2009. The proceeds of this issue of promissory notes were used to repay the promissory notes that Invitel had assumed in the spin-off of Techold. These promissory notes were paid at maturity on May 26, 2009.

Voluntary Tender Offers and Open Market Purchases

Between April 25, 2008 and June 17, 2008, (1) Copart 1 acquired 55,819,400 preferred shares of Brasil Telecom Holding, representing 24.3% of the outstanding preferred shares of Brasil Telecom Holding and 15.4% of the share capital of Brasil Telecom Holding, for an aggregate purchase price of R$1,425 million in transactions conducted over the BOVESPA, and (2) Copart 2 acquired 45,590,200 preferred shares of Brasil Telecom, representing 15.3% of the outstanding preferred shares of Brasil Telecom and 8.3% of the share capital of Brasil Telecom, for an aggregate purchase price of R$898 million in transactions conducted over the BOVESPA.

On June 19, 2008, Telemar announced the commencement of voluntary tender offers for (1) up to 20,826,442 preferred shares of Brasil Telecom Holding at a purchase price of R$30.47 per share, and (2) up to 13,366,365 preferred shares of Brasil Telecom at a purchase price of R$23.42 per share. The auctions with respect to these tender offers took place on the BOVESPA on July 22, 2008. In the auctions, (1) Copart 1 acquired 20,826,442 preferred shares of Brasil Telecom Holding, representing 9.1% of the outstanding preferred shares of Brasil Telecom Holding and 5.7% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$635 million, and (2) Copart 2 acquired 13,366,365 preferred shares of Brasil Telecom, representing 4.5% of the outstanding preferred shares of Brasil Telecom and 2.4% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$313 million.

Regulatory Approvals of the Change in Control of Brasil Telecom Holding and Brasil Telecom

On November 20, 2008, the president of Brazil executed Decree No. 6,654 that approved a new General Plan of Grants, which allows a concessionaire to acquire control of a second concession for the provision of fixed-line telecommunications services in a different service region of Brazil.

On November 21, 2008, (1) Telemar submitted a request for approval of its acquisition of control of Brasil Telecom Holding and Brasil Telecom to ANATEL, and (2) pursuant to an Agency Agreement between Telemar and Credit Suisse, Credit Suisse assigned all of its rights and obligations under the Share Purchase Agreement to Copart 1 and Copart 1 assumed these rights and obligations.

On December 10, 2008, Telemar entered into an Agreement for Maintenance of the Reversibility of Operation (Acordo de Preservação de Reversibilidade da Operação) with CADE relating to its acquisition of control of Brasil Telecom Holding and Brasil Telecom. Under this agreement, Telemar has agreed:

•	to submit to CADE’s analysis any authorizations that Telemar or its subsidiaries, including Brasil Telecom, are granted in the future to provide WiMax, 3G, and MMDS services;

•

to maintain iG and Oi Internet, Brasil Telecom’s respective broadband internet access providers, as independent business units until CADE’s final decision on Telemar’s acquisition of control of Brasil Telecom Holding and Brasil Telecom is issued; and

•

to maintain until CADE’s final decision on Telemar’s acquisition of control of Brasil Telecom Holding and Brasil Telecom is issued a free dial-up ISP in all municipalities in which Oi Internet, iG or iBest provided dial-up ISP services free of charge on the date of the agreement.

PART FIVE—THE SHARE EXCHANGE

On December 19, 2008, ANATEL granted its approval for Telemar’s acquisition of control of Brasil Telecom Holding and Brasil Telecom, subject to a number of conditions contained in the order granting the approval, some of which Telemar has already fulfilled. The most significant of the remaining conditions require Telemar to:

•	employ at least the aggregate number of employees that Telemar and Brasil Telecom employed on February 1, 2008 until March 25, 2011;

•	offer the mobile service packages currently offered by Telemar in Region I to Brasil Telecom Mobile’s customers in Region II by December 31, 2009;

•	make dial-up internet access available through local fixed-line calls to its ISP in 23% of the municipalities in Region I by December 31, 2009, 39% by December 31, 2010 and 56% by December 31, 2011;

•

provide an alternative long-distance plan with flat rates approved by ANATEL available for dial-up internet access to customers in municipalities not served by its ISP through local fixed-line calls by December 31, 2010;

•

extend fiber optic cables to the city of Boa Vista by December 31, 2009, the city of Manaus by December 31, 2010, and the city of Macapá within six months after the implementation of certain infrastructure connecting the cities of Tucuruí and Macapá by the power companies in this region;

•	expand its fiber optic network to 100 new municipalities in Regions I and II by December 31, 2010 and an additional 40 new municipalities in each of the succeeding five years;

•

offer broadband services in 50% of the municipalities covered by its obligations to provide backhaul to municipalities in the concession areas of Telemar and Brasil Telecom in which they do not provide internet service at rates no greater than Telemar’s highest existing rate for broadband services, within five months of completing the backhaul extensions, and 100% of such municipalities within ten months of completing the backhaul extensions;

•	provide to the Brazilian Ministry of Defense a voice and data system and related equipment and installation by June 2010; and

•

make annual investments in research and development in each of the next ten years in amounts equal to at least 50% of the amounts of our FUNTTEL contributions, which may be increased to 100% at ANATEL’s discretion.

At the time that ANATEL granted its approval for Telemar’s acquisition of control of Brasil Telecom Holding and Brasil Telecom, ANATEL also gave its prior consent for certain subsequent corporate actions, including the intermediate company mergers described below under “—Reorganization of Intermediate Holding Companies,” the Brasil Telecom merger, the share exchange and the Telemar merger.

Closing under the Share Purchase Agreement

On November 21, 2008, pursuant to an Agency Agreement between Telemar and Credit Suisse, Credit Suisse assigned all of its rights and obligations under the Share Purchase Agreement to Copart 1 and Copart 1 assumed these rights and obligations.

On January 8, 2009, Copart 1 acquired all of the outstanding shares of Invitel and 12,185,836 common shares of Brasil Telecom Holding owned by the shareholders of Invitel for an aggregate purchase price of R$5,371 million. As a result of this acquisition, Telemar acquired indirect control of Brasil Telecom Holding and Brasil Telecom. Certain of the indirect shareholders of TmarPart, including PREVI, PETROS, FUNCEF and TELOS, sold shares of Invitel to Copart 1 on the same terms and conditions as other selling shareholders of Invitel. As a result of this acquisition, we have consolidated the assets, liabilities and results of operations of Invitel and its consolidated subsidiaries, including Brasil Telecom Holding and Brasil Telecom, in our financial statements as from January 1, 2009.

PART FIVE—THE SHARE EXCHANGE

Telemar financed the acquisition of these shares through the issuance of promissory notes in the aggregate principal amount of R$5,600 million in August 2008 and December 2008. In August 2008, Telemar issued unsecured promissory notes in an aggregate principal amount of R$3,600 million. These promissory notes will mature in August 2010. These promissory notes bear interest at the CDI rate plus 1.60% per annum. Interest on these promissory notes is payable annually in arrears in August of each year, beginning in August 2009. In December 2008, Telemar issued unsecured promissory notes in the aggregate amount of R$2,000 million. These promissory notes will mature in December 2009. These promissory notes bear interest at the CDI rate plus 3.00% per annum. Interest on these promissory notes is payable at maturity. Telemar made an advance for future capital increases to Coari with a portion of the proceeds of these notes in the aggregate amount of R$5,379 million in January 2009 to fund the closing of this acquisition. This advance for future capital increases was capitalized on May 21, 2009.

Changes to the Management of Brasil Telecom and Brasil Telecom Holding

On January 8, 2009, following the closing under the Share Purchase Agreement, all of the executive officers of Brasil Telecom Holding and Brasil Telecom, other than Francisco Aurélio Sampaio Santiago, the chief operations officer of Brasil Telecom Holding and Brasil Telecom, resigned and were replaced by nominees of TmarPart, the indirect controlling shareholder of Telemar.

On February 17, 2009:

•

all of the members of the boards of directors of Brasil Telecom Holding and Brasil Telecom, other than Antonio Cardoso dos Santos, who was elected to our board of directors by the minority shareholders, resigned and were replaced by nominees of TmarPart, the indirect controlling shareholder of Telemar; and

•

all of the members of the fiscal councils of Brasil Telecom Holding and Brasil Telecom, other than Ruy Flaks Schneider, who was elected to Brasil Telecom’s fiscal council by the preferred shareholders, resigned and were replaced by nominees of TmarPart, the indirect controlling shareholder of Telemar.

Mandatory Tender Offers

Under Article 254-A of the Brazilian Corporation Law and CVM Instruction No. 361, of March 5, 2002, as amended, Telemar was required to offer to purchase any and all common shares of Brasil Telecom Holding and Brasil Telecom held by public shareholders as a result of its acquisition of control over Brasil Telecom Holding and Brasil Telecom.

On May 22, 2009, Telemar announced the commencement of mandatory tender offers for (1) any and all outstanding common shares of Brasil Telecom Holding, and (2) any and all outstanding common shares of Brasil Telecom. The auctions with respect to these tender offers took place on the BOVESPA on June 23, 2009. In the auctions, (1) Copart 1 acquired 40,452,227 common shares of Brasil Telecom Holding, representing 30.5% of the outstanding common shares of Brasil Telecom Holding and 11.2% of the outstanding share capital of Brasil Telecom Holding, for an aggregate purchase price of R$2,618 million, and (2) Copart 2 acquired 630,872 common shares of Brasil Telecom, representing 0.3% of the outstanding common shares of Brasil Telecom and 0.1% of the outstanding share capital of Brasil Telecom, for an aggregate purchase price of R$38 million.

Accounting Treatment of the Brasil Telecom Acquisition

Under Brazilian GAAP, Coari accounted for the Brasil Telecom Acquisition based on the proportional fair values of identifiable assets and liabilities acquired, including intangible assets and contingent liabilities, based on the participation acquired.

Under U.S. GAAP, Coari applied SFAS 141(R) under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Invitel were recorded at their fair value on January 8, 2009.

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Reorganization of Intermediate Holding Companies

As a result of the transaction described above, the structure of Coari’s ownership interests in Brasil Telecom was as set forth in the chart below. The percentages in bold italics represent the percentage of the voting capital owned by the parent company of each entity, and the percentages not in bold italics represent the percentage of the total share capital owned by the parent company of each entity.

Mergers of Invitel into Solpart, Solpart into Copart 1, and Copart 1 into Brasil Telecom Holding

In anticipation of the corporate reorganization, Coari undertook the transactions described below to eliminate the intermediate holding companies in the structure of its ownership of Brasil Telecom Holding and Brasil Telecom.

On July 31, 2009, Invitel merged with and into Solpart, with Solpart as the surviving company. As a result of this transaction:

•	all issued and then outstanding shares of Solpart held by Invitel were cancelled;

•	the issued and then outstanding shares of Invitel, all of which were owned by Copart 1, were converted into a number of shares of Solpart equal to the number of shares of Solpart that were cancelled;

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•	Solpart assumed, by the operation of the merger, all of the assets and liabilities of Invitel; and

•	Invitel ceased to exist.

On July 31, 2009, Solpart merged with and into Copart 1, with Copart 1 as the surviving company. As a result of this transaction:

•	all of the issued and then outstanding shares of Solpart were cancelled;

•	Copart 1 assumed, by the operation of the merger, all of the assets and liabilities of Solpart, including the shares of Brasil Telecom Holding formerly owned directly by Solpart; and

•	Solpart ceased to exist.

On July 31, 2009, Copart 1 merged with and into Brasil Telecom Holding, with Brasil Telecom Holding as the surviving company. As a result of this transaction:

•	all issued and then outstanding shares of Brasil Telecom Holding held by Copart 1 were cancelled;

•

the issued and then outstanding shares of Copart 1, all of which were owned by Coari, were converted into a number of common shares and preferred shares of Brasil Telecom Holding equal to the number of common shares and preferred shares of Brasil Telecom Holding formerly owned by Copart 1;

•	Brasil Telecom Holding assumed, by the operation of the merger, all of the assets and liabilities of Copart ; and

•	Copart 1 ceased to exist.

Merger of Copart 2 into Brasil Telecom

On July 31, 2009, Copart 2 merged with and into Brasil Telecom, with Brasil Telecom as the surviving company. As a result of this transaction:

•	all issued and then outstanding shares of Brasil Telecom held by Copart 2 were cancelled;

•

the issued and then outstanding shares of Copart 2, all of which were owned by Coari, were converted into a number of common shares and preferred shares of Brasil Telecom equal to the number of common shares and preferred shares of Brasil Telecom formerly owned by Copart 2;

•	Brasil Telecom assumed by the operation of the merger all of the assets and liabilities of Copart 2; and

•	Copart 2 ceased to exist.

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Corporate Structure Prior to Brasil Telecom Merger

As a result of the transaction described above, as of August 1, 2009, the structure of Telemar’s ownership interests in Brasil Telecom Holding and Brasil Telecom was as set forth in the chart below. The percentages in bold italics represent the percentage of the voting capital owned by the parent company of each entity, and the percentages not in bold italics represent the percentage of the total share capital owned by the parent company of each entity.

Merger of Brasil Telecom Holding into Brasil Telecom

On September 30, 2009, Brasil Telecom Holding merged with and into Brasil Telecom, with Brasil Telecom as the surviving company. As a result of this transaction:

•	all issued and then outstanding shares of Brasil Telecom held by Brasil Telecom Holding and all Brasil Telecom Holding shares held in treasury were cancelled;

•

each issued and then outstanding common share of Brasil Telecom Holding (other than any common shares held by shareholders who withdrew their common shares) was converted automatically into 1.2190981 common shares of Brasil Telecom;

•

each issued and then outstanding preferred share of Brasil Telecom Holding (including preferred shares of Brasil Telecom Holding represented by the Brasil Telecom Holding ADSs) was converted into 0.1720066 common shares of Brasil Telecom and 0.9096173 preferred shares of Brasil Telecom;

•	Brasil Telecom assumed, by the operation of the merger, all of the assets and liabilities of Brasil Telecom Holding; and

•	Brasil Telecom Holding ceased to exist and, as of December 4, 2009, Coari owns 49.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

Approval of the Share Exchange by Our Board of Directors

Coari and Brasil Telecom are Brazilian companies and thus Brazilian law and the rules of the CVM govern the shareholder approvals required to authorize the share exchange, which shareholders are entitled to vote with respect to the share exchange and how shareholder voting takes place. Brazilian law and the rules of the CVM

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also govern the duties and obligations of Coari and Brasil Telecom and their respective boards of directors in connection with the share exchange. Under Brazilian law, a general shareholders’ meetings of Coari and Brasil Telecom must be held to consider and vote upon transactions such as the share exchange.

Brazilian law generally imposes on a board of directors a fiduciary duty to assure that contracts with related parties be on arm’s length terms. Nevertheless, in connection with the share exchange, Brazilian law does not (1) establish any specific, minimum or maximum exchange ratio, (2) require that the board of directors of Coari or Brasil Telecom formally determine that the terms of the share exchange as a whole are “fair,” either procedurally or financially, to its non-controlling shareholders, (3) establish any special independent committee or otherwise alter its corporate governance rules in connection with the share exchange, or (4) impose any prohibition or limitation on the voting rights of the controlling shareholder.

On April 25, 2008, in connection with the acquisition of control of Brasil Telecom Holding and Brasil Telecom by Telemar, Telemar announced a corporate reorganization of its interests in Brasil Telecom Holding and Brasil Telecom to take place following the completion of its acquisition of control of Brasil Telecom Holding and Brasil Telecom, including the exchange ratios for the Brasil Telecom merger and the Telemar merger, with the purpose of causing the migration of the minority shareholders of Brasil Telecom Holding and Brasil Telecom to Telemar.

The exchange ratios for the share exchange were determined by the managements of Coari and Brasil Telecom based on the following premises: (i) the shareholder’s equity of Coari is composed substantially of Brasil Telecom common and preferred shares, (ii) excluding Coari’s interest in Brasil Telecom, the shareholders’ equity balance of Coari is positive, and (iii) the composition of the equity capital of Coari after the share exchange, in accordance with the exchange ratio, will reflect the current composition of Brasil Telecom’s equity capital. The managements of Coari and Brasil Telecom believe that the exchange ratios are fair, in light of the above.

On August 20, 2009, we and Brasil Telecom jointly selected and retained Apsis as our financial advisor to render valuation reports for the purpose of valuing the shares of Brasil Telecom and the shareholders’ equity of Brasil Telecom and our company in connection with the share exchange. The valuation reports were delivered to the boards of directors of Brasil Telecom and our company on September 25, 2009.

On September 25, 2009, the fiscal committees of Brasil Telecom and our company reviewed the terms and conditions of the share exchange in separate meetings, and reached favorable decisions with respect to the share exchange.

On September 25, 2009, the boards of directors of Brasil Telecom and our company held meetings and approved the Share Exchange Agreement containing the material terms and conditions of the share exchange and the share exchange transaction. On September 25, 2009, authorized executive officers of Brasil Telecom and our company entered into the Share Exchange Agreement.

On December 4, 2009, the boards of directors of Brasil Telecom and our company called the extraordinary general shareholders’ meetings of Brasil Telecom and our company to vote on the share exchange.

On December 4, 2009, Brasil Telecom published a notice of extraordinary general meetings of its common shareholders to vote on the share exchange. Under Brazilian law, because Coari is wholly-owned by Telemar, no notice of the extraordinary general meeting of the common shareholders of Coari was required to be published.

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Terms of the Share Exchange

General

The share exchange must be approved at separate extraordinary general meetings of the shareholders of Brasil Telecom and our company, which are scheduled to be held on January 6, 2010. There are no conditions to the completion of the share exchange other than (1) shareholder approval by (a) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Coari present at the extraordinary general shareholder’s meeting called to consider the share exchange, and (b) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom at the extraordinary general shareholder’s meeting called to consider the share exchange, and (2) the declaration by the SEC that the registration statement of which this prospectus forms a part is effective. Approval of the increase in the share capital of Coari, which is necessary to accommodate the issuance of the new common shares and preferred shares of Coari that will be issued in the share exchange, will require the affirmative vote of holders representing a majority of the number of outstanding common shares of Coari present at the extraordinary general shareholders’ meeting of Coari called to consider the share exchange.

If you hold common shares of Brasil Telecom you may attend and vote at the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange. If you hold preferred shares of Brasil Telecom, you are entitled to attend, but are not entitled to vote at, the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange.

If you hold Brasil Telecom Common ADSs, you are not entitled to attend the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange, but will receive instructions from the Brasil Telecom Depositary about how to instruct the Brasil Telecom Depositary to vote the Brasil Telecom common shares represented by your Brasil Telecom Common ADSs. If the Brasil Telecom Depositary does not receive instructions from an owner on or before the date established by the Brasil Telecom Depositary for that purpose, the Brasil Telecom Depositary may deem that owner to have instructed the Brasil Telecom Depositary to give a discretionary proxy to a person designated by Brasil Telecom to vote the underlying common shares.

If you hold Brasil Telecom Preferred ADSs, you are not entitled to attend the Brasil Telecom extraordinary general shareholders’ meeting called to consider the share exchange.

If you hold Brasil Telecom ADSs and wish to attend this meeting, or if you hold Brasil Telecom Common ADS and wish to vote at this meeting, you must exchange your Brasil Telecom ADSs for the Brasil Telecom common shares or preferred shares represented thereby in accordance with the terms of the deposit agreements governing the Brasil Telecom ADSs in sufficient time to allow your ownership of the Brasil Telecom common shares or preferred shares to be reflected in the shareholder list that Brasil Telecom will use to determine holders of common shares and preferred shares that are permitted to attend the meeting, which generally reflects record ownership as of the fourth Brazilian business day prior to the meeting.

We believe that the share exchange and the increase in the share capital of Coari will be approved at the applicable extraordinary general shareholders’ meetings because:

•

Telemar holds 100% of our issued and outstanding common shares (other than director’s qualifying shares) and Telemar has represented to us that it will vote the shares of our company that it holds in favor of the share exchange; and

•

our controlling shareholder, Telemar, which indirectly holds 99.1% of the issued and outstanding common shares of Brasil Telecom, has represented to us that it will cause the shares of Brasil Telecom that it holds to be voted in favor of the share exchange.

After the share exchange is approved, holders of common shares of Brasil Telecom will have 30 days from the date of the publication of the minutes of Brasil Telecom’s extraordinary general shareholders’ meeting to exercise withdrawal rights. However, under the Brazilian Corporation Law, if the management of Brasil Telecom

PART FIVE—THE SHARE EXCHANGE

believes that the total value of the withdrawal rights exercised by its common shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of Brasil Telecom to either unwind or ratify the share exchange.

If the share exchange is approved:

•

each issued and then outstanding common share of Brasil Telecom (including common shares of Brasil Telecom represented by the Brasil Telecom Common ADSs, but excluding any common shares owned by Coari or held by shareholders seeking withdrawal of their common shares) will be converted automatically into one common share of Coari without any further action by the holders thereof;

•

each issued and then outstanding preferred share of Brasil Telecom (including preferred shares of Brasil Telecom represented by the Brasil Telecom Preferred ADSs, but excluding any preferred shares owned by Coari) will be converted automatically into one preferred share of Coari without any further action by the holders thereof;

•	holders of Brasil Telecom Common ADSs will receive, subject to the procedures and the payment of applicable fees described herein, one Coari Common ADSs for each Brasil Telecom Common ADS they hold;

•

holders of Brasil Telecom Preferred ADSs will receive, subject to the procedures and the payment of applicable fees described herein, one Coari Preferred ADSs for each Brasil Telecom Preferred ADS they hold; and

•	Brasil Telecom will become a wholly-owned subsidiary of Coari.

Share Exchange Agreement

The Share Exchange Agreement was entered into on September 25, 2009 and contains the terms by operation of which shares of Brasil Telecom are to be exchanged for shares of Coari. The following is a summary of the material terms of the Share Exchange Agreement:

•	common shareholders of Brasil Telecom will have withdrawal rights in connection with the share exchange;

•	the corporate and/or voting rights of Coari’s common and preferred shares will not change as a consequence of the share exchange;

•

an extraordinary general shareholders’ meeting of Brasil Telecom may, observing certain legal requirements, choose to unwind the share exchange after its approval, if the aggregate number of shares the holders of which exercise withdrawal rights is so great that it may have a material adverse effect on Brasil Telecom’s financial condition; and

•

all shares of Coari issued prior to or as a result of the share exchange will be entitled to the same rights as shares of Coari outstanding prior to the share exchange, including the right to receive dividends and interest on shareholders’ equity declared by Coari on or after the date the share exchange is approved.

Under the Share Exchange Agreement, we will undergo a capital increase to reflect the increased capital stock of our company that will be generated by the transfer of shares of Brasil Telecom to our company as a result of the share exchange.

An English translation of the Share Exchange Agreement is included as Exhibit 2.1 to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.

PART FIVE—THE SHARE EXCHANGE

The Extraordinary General Shareholders’ Meetings

Date, Time and Place of the Meetings

The extraordinary general shareholders’ meetings of Coari and Brasil Telecom to consider the share exchange are scheduled to be held as follows:

Coari Participações S.A.

January 6, 2010 12:00 noon (Rio de Janeiro time)

Rua Humberto de Campos, 425/8° andar-Leblon, 22430-190 Rio de Janeiro, RJ, Brazil

Brasil Telecom S.A.

January 6, 2010 11:00 a.m. (Brasília time)

SIA/Sul, ASP, Lote D, Bloco B—71215-000—Setor de Indústria, Brasília, DF, Brazil

Voting Rights under Brazilian Law

Coari

Coari is a wholly-owned subsidiary of Telemar. Accordingly, only Telemar may attend and vote at the Coari extraordinary general shareholders’ meeting held to consider the share exchange.

Brasil Telecom

Under Brazilian law, in order to vote at an extraordinary general shareholders’ meeting, you must either appear in person and vote your shares or appoint another shareholder, an executive officer of the applicable company, a financial institution or an attorney as your attorney in fact and that appointed person must appear at the meeting and vote your shares. Also, under Brazilian law, you may be required to show documents proving your identity to gain admittance to the meeting, provided you are entitled to attend the meeting. If you appoint an attorney-in-fact to vote on your behalf at the meeting that person will be required to show original or certified copies of the documents that grant him or her powers of representation.

There is no record date for purposes of determining direct holders of common shares of Brasil Telecom entitled to vote. To determine the identities of holders of common shares entitled to vote at the extraordinary general shareholders’ meeting of Brasil Telecom, Brasil Telecom will obtain a shareholder list from the registrar of its shares as of the latest practicable date prior to the date of the meeting. As a result of customary settlement procedures of the BOVESPA, this shareholder list generally reflects record ownership as of the fourth business day prior to the meeting.

If you are entitled to vote at the extraordinary general shareholders’ meeting of Brasil Telecom and you wish to exercise your voting rights but you do not want to, or are unable to, appear at the extraordinary general shareholders’ meeting in person, you may appoint a person to act on your behalf at the meeting and vote your shares. If you grant a power of attorney under Brazilian law to someone to act for you at the meeting, your appointee will be required to show original or certified copies of the documents that grant him or her powers of representation. The person acting on your behalf must be appointed to that purpose for less than one year prior to the date of the extraordinary shareholders’ meetings. The power of attorney must be deposited in properly notarized and consularized form at the headquarters of Brasil Telecom no later than 48 hours before the occurrence of the applicable extraordinary general shareholders’ meeting and may be revoked in accordance with Brazilian law. Shareholders should confirm, with Brazilian counsel, that any power of attorney or revocation thereof delivered by them in connection with an extraordinary general shareholders’ meeting satisfies the requirements of Brazilian law, as Brasil Telecom will not accept such forms or revocations if they do not comply with Brazilian law. Shareholders that have given a power of attorney may revoke it by issuing an instrument of revocation and depositing it, in properly notarized and consularized form at the headquarters of Brasil Telecom no later than 48 hours before the occurrence of the extraordinary general shareholders’ meeting.

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Abstentions are counted for purposes of establishing a quorum but are not counted as votes for or against any matter voted on at a meeting.

If you are a holder of Brasil Telecom shares, neither Brasil Telecom nor any of its affiliates or any members of its board of directors or the boards of directors of those affiliates, is soliciting any proxy from you or requesting that you send a proxy or its equivalent to any of them. For your convenience we have described generally below the procedure for voting your shares at the Brasil Telecom extraordinary general shareholders’ meeting but we urge you to consult Brazilian counsel with any questions on your voting rights or procedures. Also, Telemar and its affiliates hold, directly or indirectly, sufficient voting power to approve the share exchange without the support of any other shareholders of Brasil Telecom, and Telemar has notified Brasil Telecom that it intends to cause all of the Brasil Telecom shares that it indirectly owns to be voted in favor of the share exchange.

Shareholders wishing to attend the Brasil Telecom extraordinary general shareholders’ meeting and who hold shares through the Fungible Custody of Registered Shares of the Stock Exchange (Custódia Fungível de Ações Nominativas das Bolsas de Valores) must provide a statement containing their corresponding equity interest in Brasil Telecom dated within 48 hours of the Brasil Telecom extraordinary general shareholders’ meeting.

The following rules will apply with respect to attendance and voting at the Brasil Telecom extraordinary general shareholders’ meeting held to consider the share exchange:

•	If you hold common shares of Brasil Telecom, you may attend and vote at the Brasil Telecom meeting.

•	If you hold preferred shares of Brasil Telecom, you may attend the Brasil Telecom meeting, but you will not have any voting rights.

•

If you hold Brasil Telecom Common ADSs, you are not entitled to attend or vote at the Brasil Telecom meeting, although you are entitled to instruct the Brasil Telecom Depositary how to vote the amount of underlying Brasil Telecom common shares in the manner described below. If you hold Brasil Telecom Common ADSs and wish to attend and vote at this meeting, you must first surrender your ADSs and withdraw the common shares represented thereby in accordance with the terms of the deposit agreement governing the Brasil Telecom Common ADSs, and then you may attend and vote at the Brasil Telecom meeting.

•

If you hold Brasil Telecom Preferred ADSs, you are not entitled to attend or vote at the Brasil Telecom meeting. If you hold Brasil Telecom Preferred ADSs and wish to attend this meeting, you must first surrender your ADSs and withdraw the preferred shares represented thereby in accordance with the terms of the deposit agreement governing the Brasil Telecom Preferred ADSs, and then you may attend the Brasil Telecom meeting, but you will not have any voting rights.

Voting by Brasil Telecom Common ADS Holders

As soon as practicable after receipt of notice of the Brasil Telecom Meeting, if requested in writing by Brasil Telecom, the Brasil Telecom Depositary will mail to all registered holders of Brasil Telecom Common ADSs, also referred to as Brasil Telecom Common ADS Owners, a notice, the form of which notice will be in the sole discretion of the Brasil Telecom Depositary, containing:

•	the information included in the notice of meeting received by the Brasil Telecom Depositary from Brasil Telecom (or a summary in English of the notice of the meeting);

•	a statement that the Brasil Telecom Common ADS Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law, the bylaws and the

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provisions of the deposited securities, to instruct the Brasil Telecom Depositary as to the exercise of the voting rights, if any, pertaining to the common shares represented by their respective Brasil Telecom Common ADSs; and

•

a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with penultimate sentence of the next paragraph if no instruction is received, to the Brasil Telecom Depositary to give a discretionary proxy to a person designated by Brasil Telecom.

Upon the written request of a Brasil Telecom Common ADS Owner on the record date received on or before the date established by the Brasil Telecom Depositary for that purpose, the Brasil Telecom Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of common shares represented by the Brasil Telecom Common ADSs in accordance with the instructions set forth in such request. Brasil Telecom will reimburse the Brasil Telecom Depositary for any fees it incurs in processing such requests. The Brasil Telecom Depositary may not itself exercise any voting discretion over any common shares. If the Brasil Telecom Depositary does not receive instructions from a Brasil Telecom Common ADS Owner on or before the date established by the Brasil Telecom Depositary for that purpose, the Brasil Telecom Depositary will deem that owner to have instructed the Brasil Telecom Depositary to give a discretionary proxy to a person designated by Brasil Telecom to vote the underlying common shares, provided that no such discretionary proxy will be given with respect to any matter as to which Brasil Telecom informs the Brasil Telecom Depositary that (1) Brasil Telecom does not wish such proxy given, (2) substantial opposition exists, or (3) the rights of holders of common shares will be materially and adversely affected. Under Brazilian law, the Brasil Telecom Depositary may vote the common shares represented by Brasil Telecom Common ADSs in accordance with the instructions of the Brasil Telecom Common ADS Owners even if those instructions differ among those Brasil Telecom Common ADS Owners.

Ownership of a Brasil Telecom Common ADS does not entitle the holder to attend meetings of Brasil Telecom shareholders. A Brasil Telecom Common ADS Owner wishing to do so must surrender its ADSs and obtain delivery of the underlying common shares, registered in the name of that Brasil Telecom Common ADS Owner, before the meeting. To do so, you must (1) surrender to The Bank of New York Mellon, as Brasil Telecom Depositary, at 101 Barclay Street, New York, NY 10286 (telephone: 1-888-BNY-ADRS), the Brasil Telecom ADSs representing common shares that you wish to withdraw, (2) pay a fee to the Brasil Telecom Depositary in the amount of up to US$5.00 per 100 Brasil Telecom ADSs or portion thereof for the cancellation of those Brasil Telecom ADSs, and (3) pay any taxes or governmental charges payable in connection with its withdrawal of the common shares from the Brasil Telecom ADS program. If you surrender Brasil Telecom ADSs and receive common shares, the common shares so received will be registered at the clearing and settlement chamber of the BOVESPA, and you will need to obtain your own foreign investor registration under Resolution No. 2,689 of the National Monetary Council, or Resolution 2,689. You will need to take these steps in sufficient time to allow your ownership of the Brasil Telecom common shares to be reflected in the shareholder list that Brasil Telecom will use to determine holders of common shares that are permitted to attend the meeting, which generally reflect record ownership as of the fourth business day prior to the meeting.

Delivery of Coari Shares and ADSs

Delivery of Coari Common Shares and Preferred Shares

If the share exchange is approved, by operation of law:

•	each common share of Brasil Telecom will automatically be converted into one common share of Coari; and

•	each preferred share of Brasil Telecom will automatically be converted into one preferred share of Coari.

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If you directly hold common or preferred shares of Brasil Telecom, no further action by you is required. Because the common shares and preferred shares of Coari are book-entry shares, an entry or entries will be made in the share registry of Coari to evidence the common shares and preferred shares of Coari you will receive in the share exchange, and neither you nor any other person will receive certificates evidencing common shares or preferred shares of Coari.

Although the share exchange will be effective by operation of law once the requisite shareholder approvals have been obtained, the common shares and preferred shares of Brasil Telecom will continue to trade on the BOVESPA under their existing ticker symbols until the later of:

•

the end of the period for the exercise of withdrawal rights by holders of Brasil Telecom common shares to whom withdrawal rights are available (which period will end 30 days after publication of the minutes of the Brasil Telecom extraordinary general shareholders’ meeting at which the share exchange is approved, as described in “—Withdrawal Rights”); and

•

the end of the period during which management of Brasil Telecom is permitted pursuant to Brazilian law to call an extraordinary shareholders’ meeting of Brasil Telecom to consider unwinding the share exchange. Under the Brazilian Corporation Law, if the management of Brasil Telecom believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of Brasil Telecom to either unwind or ratify the share exchange.

Coari has agreed with the BOVESPA that after the period for the exercise of withdrawal rights has ended, the Coari common shares and preferred shares issued in the share exchange will trade under the ticker symbol for Coari’s common shares, “COAR3,” and the ticker symbol for Coari’s preferred shares, “COAR4,” respectively.

Delivery of Coari ADSs

If the share exchange is approved, holders of Brasil Telecom Preferred ADSs, each of which represents three preferred shares of Brasil Telecom, will receive, subject to the procedures described below and the payment of applicable fees, one Coari Preferred ADS, representing three preferred shares of Coari, for each Brasil Telecom Preferred ADS they hold. If the share exchange is approved, holders of Brasil Telecom Common ADSs, each of which represents one common share of Brasil Telecom, will receive, subject to the procedures described below and the payment of applicable fees, one Coari Common ADS, representing one common share of Coari, for each Brasil Telecom Common ADS they hold. The terms of the Coari ADSs that will be received in connection with the share exchange are described in “Part Six—Shareholder Rights—Description of Coari ADSs.”

After the share exchange becomes effective and the end of the period for the exercise of withdrawal rights, Coari will deposit with the custodian for the Brasil Telecom Depositary (1) the Coari common shares issuable in respect of the Brasil Telecom common shares then held in the Brasil Telecom Common ADS program, and (2) the Coari preferred shares issuable in respect of the Brasil Telecom preferred shares then held in the Brasil Telecom Preferred ADS program. The Brasil Telecom Depositary will deposit those Coari common shares and preferred shares with the custodian for the Coari Depositary and instruct the Coari Depositary to cause to be issued and to deliver ADSs representing those Coari common shares and preferred shares to the Brasil Telecom Depositary. When the Coari ADSs are received in the applicable Brasil Telecom ADS program, the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs will represent a right to receive Coari Common ADSs and Coari Preferred ADSs, respectively.

If you hold Brasil Telecom ADSs indirectly through a broker or other intermediary, you will automatically receive your Coari ADSs.

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If you hold Brasil Telecom ADSs directly as a registered holder, you must surrender your ADRs to the Brasil Telecom Depositary. Registered holders of Brasil Telecom ADSs will be provided with the necessary forms, including letters of transmittal substantially in the forms filed as Exhibit 99.3 and Exhibit 99.4 to the registration statement of which this prospectus is a part, which will contain instructions on how to surrender their ADRs representing Brasil Telecom ADSs to the Brasil Telecom Depositary. If you do not receive the necessary forms, you may call The Bank of New York Mellon toll-free at 1-888-BNY-ADRS or contact The Bank of New York Mellon at 101 Barclay Street, New York, NY 10286. Upon surrender of the Brasil Telecom ADRs and payment of the taxes and expenses described below, the Brasil Telecom Depositary will deliver the Coari ADSs to the registered holders of former Brasil Telecom ADSs.

If you hold Brasil Telecom ADSs, you will have to pay the Brasil Telecom Depositary’s fee of US$0.05 per ADS for the cancellation of the Brasil Telecom ADSs that you hold in connection with the share exchange. You will not have to pay any ADS issuance fees charged by the Coari Depositary for the Coari ADSs issued to you in connection with the share exchange. You will have to pay any applicable stock transfer taxes with respect to the cancellation of your Brasil Telecom ADSs or the issuance of Coari ADSs to you.

During the period for the exercise of withdrawal rights by holders of Brasil Telecom common shares to whom withdrawal rights are available as described above, the Brasil Telecom ADSs will continue to trade on the NYSE under their existing ticker symbol.

We have applied to list the Coari Common ADSs and Coari Preferred ADSs to be received by holders of Brasil Telecom ADSs on the NYSE, and the Coari Common ADSs and Coari Preferred ADSs are expected to trade under the symbols “COAR.C” and “COAR.P,” respectively.

Withdrawal Rights

Under Article 137 of the Brazilian Corporation Law, the holders of common shares of Brasil Telecom that dissent from the share exchange have the right to withdraw the common shares of Brasil Telecom of which they were record holders at the close of trading on April 25, 2008, the date of the Relevant Fact that first announced the share exchange, and request that Brasil Telecom reimburse the value of those common shares. You cannot exercise these withdrawal rights if you vote in favor of the share exchange. The failure to vote on the share exchange at the Brasil Telecom extraordinary general shareholders’ meeting by a shareholder who would otherwise be entitled to exercise withdrawal rights will not constitute a waiver of that shareholder’s withdrawal rights.

If you hold Brasil Telecom Common ADSs, you are not entitled to withdrawal rights with respect to the share exchange. If you hold Brasil Telecom Common ADSs and wish to exercise the withdrawal rights with respect to the Brasil Telecom common shares represented thereby, you must surrender your Brasil Telecom Common ADSs a sufficient amount of time prior to the Brasil Telecom extraordinary general shareholders’ meeting held to approve the share exchange to enable you to receive delivery of the Brasil Telecom common shares represented thereby in accordance with the terms of the deposit agreement governing the Brasil Telecom Common ADSs prior to the date of that meeting.

If you hold Brasil Telecom preferred shares (including Brasil Telecom preferred shares represented by the Brasil Telecom Preferred ADSs), you are not entitled to withdrawal rights with respect to the share exchange.

Under the Brazilian Corporation Law, because the share exchange involves a controlling and controlled company, we and Brasil Telecom are required to disclose the ratio of the value of shares of Brasil Telecom and our company calculated based on the net worth calculated at market prices (as if the assets of Coari and Brasil Telecom had been sold), based on valuation reports prepared by an independent financial advisor. This exchange ratio is required to be disclosed in order to provide the non-controlling shareholders with a parameter against which to evaluate the proposed share exchange and to determine whether to dissent from the shareholder vote and exercise withdrawal rights. Coari and Brasil Telecom retained Apsis to deliver valuation reports certifying

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the net worth of each of Coari and Brasil Telecom calculated at market prices (as if the assets of Coari and Brasil Telecom had been sold) as of May 31, 2009, as required by the Brazilian Corporation Law. This valuation report is included as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference. See “—Valuation Reports.” The applicable exchange ratio calculated based on the criteria of net worth calculated at market prices is 0.999995 share of our company for each share of Brasil Telecom.

Under the Brazilian Corporation Law, a shareholder who exercises a withdrawal right generally is entitled to receive the net asset value of its Brasil Telecom common shares, determined based on the book value of Brasil Telecom’s assets and liabilities as of December 31, 2008. Based on this net asset value, the withdrawal value per Brasil Telecom common share is R$11.40.

If you have withdrawal rights, your withdrawal rights will lapse 30 days after publication of the minutes of the Brasil Telecom extraordinary general shareholders’ meeting at which the share exchange is approved. Once the 30-day period for the exercise of your withdrawal rights has expired, you will no longer have any right to compel Brasil Telecom to redeem your Brasil Telecom common shares. The minutes of the Brasil Telecom extraordinary general shareholders’ meeting, as well as a Relevant Fact related to the approval of the share exchange, will be published in the newspapers in which Brasil Telecom customarily publishes its notices on the business day following the Brasil Telecom extraordinary general shareholders’ meeting. Such publication will constitute your sole notification regarding the commencement of the period to exercise your withdrawal rights. If you notify Brasil Telecom that you wish to exercise your withdrawal rights, such request will be irrevocable.

To exercise its withdrawal rights, a shareholder holding shares in custody with Banco Bradesco S.A., the transfer agent for the shares of Brasil Telecom, must appear, personally or through an attorney-in-fact, at any office of Banco Bradesco S.A., during the 30-day period for the exercise of its withdrawal rights, complete a form related to the exercise of the withdrawal rights, which is available in those offices, and surrender certified copies of the documents listed below:

•	Individuals: Individual Taxpayers’ Register, Identity Card and current evidence of address (issued within the previous two months);

•

Legal Entity: National Corporate Taxpayers’ Register, bylaws/articles of association and corresponding amendments, as well as documents related to the partners/legal representatives (act of appointment, Individual Taxpayers’ Register, Identity Card and current evidence of address).

Shareholders represented by attorneys-in-fact must surrender the documents described above and the respective public power of attorney, which shall grant special powers to the attorney-in-fact authorizing him to exercise, on behalf of the grantor, the withdraw rights and request the reimbursement for the shares.

Shareholders holding shares through the Fungible Custody of Registered Shares of the Stock Exchange must exercise their withdrawal rights through their custody agents.

Brokerage Commissions and Depositary Fees

You will not have to pay any brokerage commissions in connection with the share exchange if your common shares or preferred shares of Brasil Telecom are registered in your name. If your common shares or preferred shares of Brasil Telecom are held through a bank or broker or a custodian linked to a stock exchange, you should consult with them as to whether or not they charge any transaction fee or service charges in connection with the share exchange.

If you hold Brasil Telecom ADSs, you will have to pay the Brasil Telecom Depositary’s fee of US$0.05 per ADS for the cancellation of the Brasil Telecom ADSs that you hold in connection with the share exchange. You will not have to pay any ADS issuance fees charged by the Coari Depositary for the Coari ADSs issued to you in connection with the share exchange. You will have to pay any applicable stock transfer taxes with respect to the cancellation of your Brasil Telecom ADSs or the issuance of Coari ADSs to you.

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Mailing of Prospectus

Coari will mail the prospectus to record holders of common shares and preferred shares of Brasil Telecom who are residents of the United States and whose names appear on the applicable shareholder lists. Coari will mail the prospectus to record holders of Brasil Telecom ADSs whose names appear on the list of record holders of Brasil Telecom ADSs maintained by the Brasil Telecom Depositary and will also furnish the prospectus to brokers, banks and similar persons who are listed as participants in a clearing agency’s security position listing for subsequent transmission to beneficial owners of Brasil Telecom ADSs. If you hold common shares or preferred shares of Brasil Telecom or Brasil Telecom ADSs, you are receiving this prospectus because Coari may be deemed to be offering you securities for purposes of the Securities Act.

Termination of Brasil Telecom ADS Programs

Brasil Telecom will instruct the Brasil Telecom Depositary to mail notice to the owners of all outstanding Brasil Telecom ADSs in accordance with the Brasil Telecom deposit agreements to terminate those deposit agreements and the Brasil Telecom ADS programs as soon as practicable after the share exchange becomes effective and the period for the exercise of withdrawal rights (where applicable) has elapsed.

As soon as practicable after the expiration of four months from the date the Brasil Telecom Common ADS program has been terminated, the Brasil Telecom Depositary may sell any deposited securities (for example, the Coari Common ADSs) remaining under Brasil Telecom’s Common ADS program, and shall thereafter hold the net proceeds of the sale, together with any other cash, without liability for interest, for the pro rata benefit of holders of Brasil Telecom Common ADRs that have not theretofore surrendered their Brasil Telecom Common ADRs.

As soon as practicable after the expiration of four months from the date the Brasil Telecom Preferred ADS program has been terminated, the Brasil Telecom Depositary may sell any deposited securities (for example, the Coari Preferred ADSs) remaining under Brasil Telecom’s Preferred ADS program, and shall thereafter hold the net proceeds of the sale, together with any other cash, without liability for interest, for the pro rata benefit of holders of Brasil Telecom Preferred ADRs that have not theretofore surrendered their Brasil Telecom Preferred ADRs.

After effecting such sales, the depositary under Brasil Telecom’s ADS programs will be discharged from all obligations under Brasil Telecom’s deposit agreements, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the depositary and other expenses set forth in Brasil Telecom’s deposit agreements for the surrender of ADRs and any applicable taxes or other governmental charges) and certain indemnification obligations to Brasil Telecom, and Brasil Telecom will also be discharged from all obligations thereunder, except for certain indemnification obligations to the Brasil Telecom Depositary and its agents.

Valuation Reports

The valuation reports discussed in this section have been prepared based, in part, on prospective financial information prepared by Apsis and reviewed and approved by the management of Coari and Brasil Telecom. Coari and Brasil Telecom do not as a matter of course make public projections as to future sales, earnings, or other results. The prospective financial information used to prepare these valuation reports was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The management of Coari and Brasil Telecom are responsible for such information, and in their view, it was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Coari and Brasil Telecom. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus and the valuation reports are cautioned not to place undue reliance on the prospective financial information.

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Neither the independent auditors of Coari or Brasil Telecom, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information used to prepare the valuation reports, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, this prospective financial information. The independent auditors’ reports included or incorporated by reference in this prospectus relate to the historical financial information of Coari and Brasil Telecom, do not extend to the prospective financial information and should not be read to do so. The valuation reports delivered by Apsis do not constitute an audit report on the financial statements used in preparing those reports.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by the management of Coari and Brasil Telecom as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Coari and Brasil Telecom or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in the valuation reports should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Coari and Brasil Telecom do not generally publish their business plans and strategies or make external disclosures of their anticipated financial position or results of operations. Accordingly, Coari and Brasil Telecom do not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Coari and Brasil Telecom do not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

Coari and Brasil Telecom have engaged Apsis to conduct valuation analyses for the purpose of appraising the shares of Brasil Telecom and the shareholder’s equity of Brasil Telecom and Coari. Apsis’s valuation analysis will be used to determine:

•

the market value of the shareholders’ equity of Coari and Brasil Telecom on an unconsolidated basis as of May 31, 2009 for purposes of Article 264 of the Brazilian Corporation Law, which requires disclosure to shareholders of the ratio of the value of shares of Brasil Telecom and our company based on this appraisal to provide non-controlling shareholders with a parameter against which to evaluate the proposed share exchange and to determine whether to dissent from the shareholder vote and exercise withdrawal rights. Based on this appraisal, the exchange ratio determined on this basis would be 0.999995 common share or preferred share of our company for each share of Brasil Telecom of the same class.

•

the book value of the shares of Brasil Telecom on an unconsolidated basis as of May 31, 2009 for purposes of Articles 8 and 252 of the Brazilian Corporation Law, which requires an appraisal of the shares of Brasil Telecom to determine the capital increase of Coari that will result from the share exchange. Apsis concluded that, for these purposes, the indicative value of one Brasil Telecom share is R$18.845781.

The valuation reports prepared by Apsis are subject to the assumptions, considerations and limitations described in the valuation reports and summarized in this prospectus. The valuation reports are not to be used by any other person or for any other purpose, and are not intended to be and do not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the share exchange. Apsis did not make a recommendation with respect to the exchange ratios for the share exchange, which were determined by the managements of Coari and Brasil Telecom and confirmed by the boards of directors of Coari and Brasil Telecom on September 25, 2009. The full valuation reports for Coari and Brasil Telecom are contained in the

PART FIVE—THE SHARE EXCHANGE

Share Exchange Agreement that has been filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part. Copies of the Share Exchange Agreement, including the valuation reports, may be obtained as described in “Incorporation by Reference.” The summary of the valuation reports set forth below is qualified in its entirety by reference to the full text of the reports. Coari urges you to read carefully the entire valuation reports prepared by Apsis.

Summary of Valuation Reports of Market Value of Shareholders’ Equity of Coari and Brasil Telecom

The valuation reports of market value of shareholders’ equity of Coari and Brasil Telecom on an unconsolidated basis prepared by Apsis were presented to the board of directors of each of Coari and Brasil Telecom on September 25, 2009 for use in consideration of the share exchange. This summary of the valuation report is qualified in its entirety by reference to the full text of the report.

Apsis was engaged by Coari and Brasil Telecom to render a valuation report solely for the purposes of calculating the exchange ratios of Brasil Telecom shares not owned by Coari for Coari shares, based on an appraisal of the market value of the shareholder’s equity of both Coari and Brasil Telecom, under the same criteria and on the same dates, for the purposes of Article 264 of the Brazilian Corporation Law and based upon and subject to the assumptions, considerations and limitations set forth in the valuation report.

The valuation report presents the assets and liabilities of Coari and Brasil Telecom at market values, as used to adjust the book value of the shareholder’s equity of Coari and Brasil Telecom based on the assets approach.

In rendering the valuation report, Apsis held discussions with representatives of both Coari and Brasil Telecom concerning the nature of their assets and liabilities, in order to calculate the market value and adjust the book value of the shareholders’ equity of each of Coari and Brasil Telecom. Such information did not take into account potential operating synergies arising out of the share exchange; accordingly, the valuation report does not reflect any such synergies. Apsis also performed technical visits in order to inspect the property, plant and equipment listed by Coari and Brasil Telecom and their operating subsidiaries.

The valuation report was also based on the financial statements of Coari and Brasil Telecom as of May 31, 2009, and considered, in the case of Coari, the subsequent capital increase of Coari, the capitalization of advances for future capital increases, and the merger of Brasil Telecom Holding into Brasil Telecom on September 30, 2009, and in the case of Brasil Telecom, amortization adjustment and reversion of goodwill provision as a result of the merger of Copart 2 into Brasil Telecom on July 31, 2009.

The managements of each of Coari and Brasil Telecom have advised Apsis that the financial information of each of Coari and Brasil Telecom, respectively, as of May 31, 2009, was prepared in accordance with Brazilian GAAP. Coari and Brasil Telecom have directed Apsis to rely on such financial information, and Apsis has not performed an independent verification of such financial information and does not assume responsibility therefore.

In addition, in preparing the valuation report, Apsis assumed and relied on the accuracy, completeness and reasonableness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. In addition, Apsis assumed an obligation to conduct a physical inspection of the properties and facilities of Coari and Brasil Telecom and their subsidiaries.

For the purpose of its valuation analyses, Apsis did not take into account tax-related effects that Brasil Telecom’s shareholders may experience in connection with the share exchange, or any fees and expenses that may be incurred in connection with the settlement of that transaction.

The valuation report is necessarily based on information available to Apsis and financial, stock market and other conditions and circumstances existing and disclosed to Apsis as of the date of the valuation report.

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Apsis has no obligation to update or otherwise revise the valuation report should any future events or conditions affect its valuation analyses or conclusions.

The scope of Apsis’ valuation analyses was limited to the appraisal of the market value of the shareholder’s equity of each of Coari and Brasil Telecom on an unconsolidated basis under the same criteria and on the same date, for the purposes of Article 264 of the Brazilian Corporation Law and did not address, among other matters:

•	the treatment given to different classes of shares of Coari and Brasil Telecom, as the case may be;

•	any other transaction relating to the shares of Coari and Brasil Telecom, as the case may be;

•	the underlying business decision of Coari and Brasil Telecom to effect the share exchange, and

•	the prices at which Coari and Brasil Telecom securities, as the case may be, may actually be sold.

The valuation report is not intended to be and does not constitute a recommendation or opinion to Coari and Brasil Telecom, nor does it constitute a recommendation or opinion to any shareholder of Coari or Brasil Telecom, as to any matters relating to the share exchange, including as to how shareholders should vote on the share exchange.

The following is a summary of the material analyses undertaken by Apsis in connection with the rendering of the valuation report. The summary includes information presented in tabular format. In order to fully understand the methodologies used by Apsis, the table must be read together with the text of the summary. The tables alone do not constitute a complete description of the analyses.

Using the financial statements provided by management of each of Coari and Brasil Telecom, Apsis performed adjustments on the book value of their respective assets and liabilities, based on the assets approach—net equity at market value. This methodology is derived from Brazilian GAAP, under which the financial statements are prepared based on the historical cost principle, i.e. the acquisition cost. Based on this and basic accounting principles, the methodology used presumes book value of a company’s assets minus the book value of its liabilities is equal to the book value of its shareholders’ equity. This methodology first considers the book value of the assets and liabilities, and requires adjustments to a few of these items, so as to reflect their likely market values. The result of this method may give an initial base to estimate a company’s value, and a useful base to compare the results of other methodologies. The asset approach is designed to evaluate a company’s value by adjusting the book values (net balance) to their respective fair market values. The assets and liabilities deemed relevant are evaluated at their fair market value, and these values are compared to their respective book values (net balance).

The general appraisal criteria used to adjust the assets subject to appraisal at market price are detailed in the valuation report.

The adjustments discussed above, duly analyzed, are added to the book value of shareholder’s equity to determine a company’s market value by the assets approach. The fair market value of a company will be the shareholders’ equity, as adjusted to reflect the market value of the appraised assets and liabilities.

In adjusting the asset and liability accounts of Coari and Brasil Telecom on an unconsolidated basis to market value, Apsis used the following methodology:

•	for fixed assets, Apsis generally:

➢	obtained records from each company regarding its and its subsidiaries’ fixed assets;

➢	performed a limited physical inspection of certain of the assets;

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➢	calculated the estimated replacement value of the assets;

➢	estimated the useful lives of the assets; and

➢	used these estimates to calculate the market value of the assets, other than certain assets of low economic value, which were valued based on their book values;

•	for other material tangible assets and liabilities, Apsis either:

➢

determined the aging of the asset or liability from information provided by the applicable company and calculated the present value of the asset or liability using a discount rate equal to the cost of capital of the company, adjusted for the relative inflation rates in Brazil and the United States; or

➢	where applicable, determined that the book value approximated the market value; and

•

for government concessions and regulatory licenses, Apsis calculated market value net of amortization based on the straight-line method based on the termination date for the concessions and regulatory licenses fixed by the governmental body;

•	for other intangible assets, such as licenses and rights of use of software, Apsis calculated market value net of amortization based on the straight-line method for a period of five years; and

•

for the investments of Coari and Brasil Telecom in their operating subsidiaries, Apsis adjusted the net equity of those subsidiaries recorded on their balance sheets as of May 31, 2009 using the methodology described above, and then adjusted the amounts recorded as equity investments in those subsidiaries by Coari and Brasil Telecom to reflect these adjustments.

Apsis did not assess the validity of any liens or encumbrances on the companies’ assets or take any such liens and encumbrances into consideration in rendering its reports.

In calculating the market value of Brasil Telecom’s concession contracts, Apsis calculated the net present value of the anticipated cash flow of Brasil Telecom’s fixed-line telephone business during the period through the termination date for the concession contracts on a stand-alone basis, contemplating potential synergies resulting from the acquisition of Brasil Telecom by Telemar. To determine this net present value, Apsis calculated the present value of the anticipated cash flows based on a discount rate that it determined was appropriate for Brasil Telecom’s fixed-line telephone business, then deducted the tangible operating assets (i.e., working capital and fixed assets) at market prices. To determine the anticipated cash flows, Apsis prepared projections of the gross revenues, discounts and value added and other taxes on revenues, operating expenses, investments in fixed assets and the related depreciation, and income tax and social contribution of Brasil Telecom’s fixed-line telephone business for each of the years from 2009 through 2025. These projections and the calculation of the net present value of the anticipated cash flow of Brasil Telecom’s fixed-line telephone business during this period are included in Attachment 4 to the Valuation Reports of Market Value of Shareholders’ Equity of Coari and Brasil Telecom.

The principal assumptions used by Apsis in preparing these projections included:

•	Gross operating revenue:

➢

Gross operating revenue for local fixed-line services was projected based on (1) the number of fixed terminals that Brasil Telecom served and the average revenue per terminal as of the base date, (2) an assumption that the number of fixed terminals would decline during 2010 through 2012 and stabilize from 2012 through the termination of the concession contracts (which assumption was based on (a) projections of the number of households in Brazil based on growth rates reported by city governments in Region II, and (b) projections of the fixed-line penetration rates in these households by social class), and (3) an assumption that average revenue per terminal

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would decline by 0.20% per year (which assumption was based on projections of Brazilian inflation, as measured by the IST, and of the productivity factor used by ANATEL to establish rate changes).

➢

Gross operating revenue for fixed-line to fixed-line long-distance services was projected based on (1) the number of long-distance minutes billed by Brasil Telecom and the average revenue per minute as of the base date, (2) an assumption that the number of long-distance minutes billed by Brasil Telecom would decline by 0.50% in 2010 and 2011 and by 1.30% per year thereafter through the termination of the concession contracts due to the migration of long-distance traffic to mobile devices and the increased penetration of this market by alternative communications technologies, such as VOIP and instant messaging, and (3) an assumption that average revenue per minute would remain fixed through the termination of the concession contracts despite available rate increases due to competition from providers of VOIP and mobile services.

➢

Gross operating revenue for the use of the network was projected based on (1) the number of minutes of use of Brasil Telecom’s network to complete calls originated on the networks of other telecommunication services providers and the average revenue per minute as of the base date, (2) an assumption that the number of minutes of use would decline by 2.00% in 2010 and by 2.40% per year thereafter through the termination of the concession contracts due to the migration of traffic to mobile networks, and (3) an assumption that average revenue per minute would remain fixed through the termination of the concession contracts.

➢

Gross operating revenue for data communications services was projected based on (1) Brasil Telecom’s revenues from data communications as of the base date, (2) assumptions regarding (a) the saturation level of the market for broadband services and increased competition in these markets, (b) the attractiveness of bundled services to customers in certain social classes and of low-cost services (such as dial-up connection) to other social classes, (c) the availability and attractiveness of new technologies, and (d) the trend towards an increasing volume of international data communication originating or terminating in Brazil, which collectively resulted in an assumption that revenue growth will decline from 8.80% in 2010 to 3.70% per year in 2015 and thereafter through the termination of the concession contracts.

•

Deductions of discounts and value added and other taxes on revenues were assumed to remain fixed at 33.2% of gross operating revenue through the termination of the concession contracts based on historical average data of Brasil Telecom.

•	Operating expenses:

➢

Some of Brasil Telecom’s operating expenses were projected to remain constant through the termination of the concession contracts, including staff expenses, third-party services, and other operating expenses, and were estimated based on the historical average data of Brasil Telecom.

➢

Brasil Telecom’s remaining operating expenses, other than its depreciation expenses, were projected to remain constant as a percentage of gross operating revenue through the termination of the concession contracts, including commercial expenses, materials expenses, lease expenses, interconnection expenses, VU-M charges and provisions for doubtful accounts, and these percentages were estimated based on the historical average data of Brasil Telecom.

➢

Brasil Telecom’s depreciation expenses were projected based on (1) an assumption that new investments in fixed assets would equal 8.0% per year of gross revenues through the termination of the concession contracts based on historical average data of Brasil Telecom, (2) the depreciation rate applicable to these fixed assets would equal 10% per year, and (3) fixed assets existing as of the base date would be fully depreciated by December 31, 2011.

•	Income tax and social contribution rates were assumed to remain fixed at 34.0% of taxable income.

The general appraisal criteria used to adjust the assets subject to appraisal at market price are further detailed in the valuation report.

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Market Value of Shareholders’ Equity of Coari (Unconsolidated)

The table below shows the market value of Coari’s shareholders’ equity, including the adjustments to its principal accounts:

Coari

	Balance Sheet as of May 31, 2009
	Actual (1)		Market Adjustments		As Adjusted
	(in millions of reais)
Current assets	R$	14	R$	—	R$	14
Long-term assets		0		—		0
Fixed assets:
Investments:
Investments in shares:
Brasil Telecom (49.2829%)		5,478		8,853		14,331
Goodwill from property, plant and equipment, net of amortization		6,407		(6,407)		—

		11,885		2,445		14,331

Total assets	R$	11,900	R$	2,445	R$	14,345

Current liabilities	R$	14	R$	—	R$	14
Long-term liabilities		0		—		0
Shareholders’ equity		11,885		2,445		14,331

Total liabilities and shareholders’ equity	R$	11,900	R$	2,445	R$	14,345

(1)	Reflects capital increase of Coari, capitalization of advances for future capital increases and effects of the merger of Brasil Telecom Holding into Brasil Telecom on September 30, 2009.

The table below shows the book value and market value per share of Coari’s shares, based on the total of 290,665,050 outstanding shares of Coari as of May 31, 2009.

	Market Value per Share
	(in reais)
Book value per share	R$	40.890227
Adjustments per share		8.413354

Market value per share		49.303581

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Market Value of Shareholders’ Equity of Brasil Telecom (Unconsolidated)

The table below shows the market value of Brasil Telecom’s shareholders’ equity, including the adjustments to its principal accounts.

Brasil Telecom

	Balance Sheet as of May 31, 2009
	Actual (1)		Market Adjustments		As Adjusted
	(in millions of reais)
Current assets	R$	4,820	R$	(37)	R$	4,782
Long-term assets		5,518		(6)		5,512
Fixed assets:
Investments:
Investments in shares:
Nova Tarrafa Participações Ltda. (100.0000%)		2		(4)		(2)
Nova Tarrafa Inc. (100.0000%)		0		(0)		(0)
14 Brasil Telecom Celular S.A. (100.0000%)		3,001		513		3,515
BrT Serviços de Internet S.A. (100.0000%)		340		24		364
Brasil Telecom Comunicação Multimídia Ltda. (90.4591%)		255		52		307
Brasil Telecom Cabos Submarinos Ltda. (100.0000%)		278		39		317
Internet Group do Brasil S.A. (13.6450%)		33		16		50
Brasil Telecom Call Center S.A. (100.0000%)		18		(0)		18
Vant Telecomunicações S.A. (100.0000%)		2		—		2
BrT Card Serviços Financeiros Ltda. (100.0000%)		8		—		8
Other investments		4		(4)		—

		3,942		637		4,579
Property, plant and equipment:
Work in progress		285		—		285
Automatic equipment		157		1,022		1,180
Transmission equipment		1,251		3,206		4,457
Data communication equipment		648		981		1,630
Infrastructure		974		421		1,395
Terminals		34		90		124
Land		83		155		238
Buildings		343		688		1,031
General goods		208		188		395
Goodwill recorded as property, plant and equipment, net of amortization		1,830		(1,830)		—

		5,813		4,923		10,735
Intangible assets:
Goodwill		7		—		7
Data processing system		469		—		469
Brands and patents		0		—		0
Regulatory licenses		52		14,111		14,162
Goodwill from licenses, net of amortization		6,518		(6,518)		—
Provision for maintenance of asset approach integrity		(4,301)		4,301		—

		2,744		11,895		14,639

Total assets	R$	22,836	R$	17,411	R$	40,247

Current liabilities	R$	4,648	R$	(16)	R$	4,631
Long-term liabilities		7,074		(536)		6,537
Shareholders’ equity		11,115		17,964		29,079

Total liabilities and shareholders’ equity	R$	22,836	R$	17,411	R$	40,247

PART FIVE—THE SHARE EXCHANGE

(1)	Reflects amortization adjustment and reversion of goodwill provision as a result of the merger of Copart 2 into Brasil Telecom on July 31, 2009.

The table below shows the book value and market value per share of Brasil Telecom’s shares, based on the total of 603,020,546 outstanding shares of Brasil Telecom as of May 31, 2009.

	Market Value per Share
	(in reais)
Book value per share	R$	18.845781
Adjustments per share		30.457560

Market value per share		49.303341

Ratio of the Value of Shares of Brasil Telecom to Coari

The following table shows the calculation of the exchange ratio determined on the bases of the market value of the shareholders’ equity of Coari and Brasil Telecom, based on the market values of the shareholders’ equity of Coari and Brasil Telecom determined as described above.

Shareholders’ Equity at Market Value
	Coari		Brasil Telecom
Shareholders’ equity at market value (in millions of reais)	R$	14,331	R$	29,079
Outstanding shares		290,665,050		603,020,546
Shareholders’ equity per share at market value (in reais)	R$	49.303580	R$	49.303340
Exchange ratio (1)		0.999995

(1)	Reflects number of shares of Coari that would be issued in exchange for each Brasil Telecom share on the basis of the market value of the shareholders’ equity of Coari and Brasil Telecom.

Summary of Valuation Report of Book Value of the Shares of Brasil Telecom

The valuation report of book value of shareholders’ equity of Brasil Telecom prepared by Apsis was presented to the board of directors of each of Coari and Brasil Telecom on September 25, 2009 for use in consideration of the share exchange. This summary of the valuation report is qualified in its entirety by reference to the full text of the report.

Apsis was engaged by Coari and Brasil Telecom to render a valuation report solely for the purposes of appraising the book value of the shares of Brasil Telecom as of May 31, 2009, for purposes of Article 8 and 252 of the Brazilian Corporation Law, based upon and subject to the assumptions, considerations and limitations set forth in the valuation report, to determine the capital increase of Coari that will result from the share exchange.

The valuation report presents the assets and liabilities of Brasil Telecom at book values adjusted to reflect the share exchange.

In rendering the valuation report, Apsis held discussions with representatives of both Coari and Brasil Telecom concerning the nature of the assets and liabilities of Brasil Telecom, in order to calculate the book value of its shareholders’ equity. The analysis of the balance sheet of Brasil Telecom was designed to ascertain whether bookkeeping was accurately done and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of Brazilian GAAP.

PART FIVE—THE SHARE EXCHANGE

The valuation report was also based on the financial statements of Brasil Telecom as of May 31, 2009.

The management of Brasil Telecom has advised Apsis that the financial information of Brasil Telecom, as of May 31, 2009, was prepared in accordance with Brazilian GAAP. Coari has directed Apsis to rely on such financial information, and Apsis has not performed an independent verification of such financial information and does not assume responsibility therefore.

In addition, in preparing the valuation report, Apsis assumed and relied on the accuracy, completeness and reasonableness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available.

For the purpose of its valuation analyses, Apsis did not take into account tax-related effects that Brasil Telecom’s shareholders may experience in connection with the share exchange, or any fees and expenses that may be incurred in connection with the settlement of that transaction.

The valuation report is necessarily based on information available to Apsis and financial information as well as other conditions and circumstances existing disclosed to Apsis as of the date of the valuation report.

Apsis has no obligation to update or otherwise revise the valuation report should any future events or conditions affect its valuation analyses or conclusions.

The scope of Apsis’ valuation analyses was limited to the appraisal of the book value of the shareholder’s equity of Brasil Telecom on an unconsolidated basis and did not address, among other matters:

•	the treatment given to different classes of shares of Brasil Telecom;

•	any other transaction relating to the shares of Brasil Telecom;

•	the underlying business decision of Brasil Telecom to effect the share exchange, and

•	the prices at which Brasil Telecom securities may actually be sold.

The valuation report is not intended to be and does not constitute a recommendation or opinion to Coari and Brasil Telecom, nor does it constitute a recommendation or opinion to any shareholder of Coari or Brasil Telecom, as to any matters relating to the share exchange, including as to how shareholders should vote on the share exchange.

Below is a summary of the material analyses undertaken by Apsis in connection with the rendering of its valuation report. The summary includes information presented in tabular format. In order to fully understand the methodologies used by Apsis, the table must be read together with the text of the summary. The tables alone do not constitute a complete description of the analyses.

Using the financial statements provided by management of Brasil Telecom, Apsis performed analysis on the book value of its assets and liabilities. This methodology is derived from Brazilian GAAP, in which analysis of the balance sheet of Brasil Telecom is made, designed to ascertain whether bookkeeping was accurately done and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter. The result of this method gives a base to confirm the company’s book value. Apsis’ analysis was conducted and the valuation report was prepared in accordance with the rules and regulations of the CVM.

Through Apsis’ examination of the relevant documents and its analysis, Apsis concluded that the shareholders’ equity, based on the book valuation report, of Brasil Telecom was R$11,115 million, or R$18.845781 per Brasil Telecom share, as of May 31, 2009.

PART FIVE—THE SHARE EXCHANGE

The table below shows Brasil Telecom’s shareholders’ equity at book value as of May 31, 2009, including the respective adjustments of the principal accounts, considering the subsequent merger of Copart 2 into Brasil Telecom on July 31, 2009 and the subsequent merger of Brasil Telecom Holding into Brasil Telecom on September 30, 2009.

Brasil Telecom

	Balance Sheet as of May 31, 2009
	Actual		Adjustment (1)		As Adjusted
	(in millions of reais)
Current assets:
Available funds:
Cash	R$	145	R$	6	R$	150
Cash equivalents		527		300		827

		672		305		977
Financial applications		66		50		116
Deferred taxes and taxes to compensate		895		41		937
Judicial deposits		720		0		720
Expenses paid in advance		85		2		87
Other		1,982		0		1,983

		4,421		399		4,820
Long-term assets:
Financial applications		11		1,200		1,211
Deferred taxes and taxes to compensate		1,421		290		1,711
Judicial deposits		2,457		6		2,463
Other		133		0		133

		4,023		1,496		5,518
Fixed assets:
Investments		3,940		2		3,942
Property, plant and equipment:
Tangible property, plant and equipment		3,982		0		3,983
Goodwill, net of amortization		0		1,830		1,830

		3,982		1,830		5,813
Intangible assets:
Intangible assets		528		—		528
Goodwill from license, net of amortization		—		6,517		6,517
Provision for maintenance of asset approach integrity		—		(4,301)		(4,301)

		528		2,216		2,744

		8,450		4,048		12,498

Total assets	R$	16,894	R$	5,943	R$	23,836

PART FIVE—THE SHARE EXCHANGE

	Balance Sheet as of May 31, 2009
	Actual		Adjustment (1)		As Adjusted
	(in millions of reais)
Current liabilities:
Loans and financing	R$	1,420	R$	0	R$	1,421
Accounts payable		1,202		0		1,203
Interest, taxes and contributions		800		31		831
Dividends payable		330		33		362
Other accounts payable		61		79		140
Other		691		0		691

		4,505		143		4,648
Long-term liabilities:
Interest, taxes and contributions		482		8		490
Provision for contingencies		2,313		3		2,316
Other		4,267		0		4,267

		7,062		12		7,074

Total liabilities	R$	11,567	R$	154	R$	11,721

Shareholders’ equity:
Share capital	R$	3,471	R$	260	R$	3,731
Capital reserve:
Special reserve for goodwill		—		4,228		4,228
Special reserve for net assets		—		1,416		1,416
Other capital reserve		1,486		—		1,486

		1,486		5,644		7,130
Profit reserve		1,432		—		1,432
Accumulated loss		(912)		(116)		(1,028)
Treasury stock		(149)		—		(149)

Total shareholder’s equity	R$	5,327	R$	5,788	R$	11,115

(1)	Reflects amortization adjustment and reversion of goodwill provision as a result of the merger of Copart 2 into Brasil Telecom on July 31, 2009 and the merger of Brasil Telecom Holding into Brasil Telecom on September 30, 2009.

Additional Information Relating to Apsis and the Valuation Reports

The preceding discussion is a summary of the materials furnished by Apsis to the boards of directors of each of Coari and Brasil Telecom, but it does not purport to be a complete description of the analyses performed by Apsis. The preparation of the valuation reports is a complex process involving technical judgments and is not necessarily adequately represented by partial analyses or summary description. Accordingly, Apsis believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Apsis and the valuation reports.

In its analyses, Apsis made numerous assumptions with respect to Coari and Brasil Telecom, their subsidiaries, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Coari, Brasil Telecom and Apsis. Any estimates contained in Apsis’ analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of the values of

PART FIVE—THE SHARE EXCHANGE

companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Coari, Brasil Telecom, Apsis, their respective affiliates or any other person assumes responsibility if future results or actual values differ materially from the estimates.

In connection with its preparation of the valuation reports, Apsis represented that: (1) it had no direct or indirect interest in Coari or Brasil Telecom, and that there was no significant circumstance that may characterize a conflict of interest for the issuance of its report, and (2) there had been no attempt by the controlling shareholders or management of Coari or Brasil Telecom to direct, limit, hinder or perform any action that might have affected the access to and the use and knowledge of any information, assets, documents or work methodologies relevant to its conclusions.

Apsis’ qualifications to render the valuation reports arise from its extensive experience as an internationally recognized consulting company engaged in, among others, the valuation of companies and other businesses and their securities in Brazil and elsewhere in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Apsis was selected to prepare the valuation reports based on its experience in preparing such reports and other factors. Upon delivery of the valuation reports, we paid Apsis a fee of R$71,000 for the preparation of these valuation reports.

Apsis has provided in the past, and may continue to provide from time to time, valuation services to TNL and its subsidiaries, including valuation services relating to TNL’s acquisition of WAY TV Belo Horizonte S.A., the Brasil Telecom merger and the Telemar merger. Apsis has received and will receive customary fees for such services.

Accounting Treatment of the Share Exchange

Under Brazilian GAAP, Coari will account for the share exchange based on the book value of Brasil Telecom’s non-controlling interest, which will not result in any impact on total shareholders’ equity or Coari’s results of operations.

Under U.S. GAAP, Coari will account for the share exchange as a reduction of the carrying amount of Brasil Telecom’s non-controlling interest in accordance with SFAS 160 with no impact on Coari’s total shareholders’ equity or results of operations.

Material Tax Considerations

The following discussion contains a description of the material Brazilian and U.S. federal income tax consequences of the exchange of Brasil Telecom shares or ADSs for Coari shares or ADSs, and of the acquisition, ownership and disposition of Coari shares or ADSs. The following discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to hold Coari shares or ADSs. This discussion is based upon the tax laws of Brazil and the U.S. and regulations under these tax laws as currently in effect, which are subject to change.

Although there is at present no income tax treaty between Brazil and the United States, the tax authorities of the two countries have had discussions that may culminate in such a treaty. No assurance can be given, however, as to whether or when a treaty will enter into force or how it will affect holders of Coari shares or ADSs.

Prospective holders of shares or ADSs of Brasil Telecom or our company should consult their own tax advisors as to the tax consequences of the exchange of Brasil Telecom shares or ADSs for Coari shares or ADSs, and of the acquisition, ownership and disposition of Coari shares or ADSs.

PART FIVE—THE SHARE EXCHANGE

Brazilian Tax Considerations

The following discussion contains a description of the material Brazilian tax consequences, subject to the limitations set forth herein, of (a) the exchange of shares or ADSs of Brasil Telecom for Coari shares or ADSs, and (b) the acquisition, ownership and disposition of Coari shares or ADSs by a holder that is not resident or domiciled in Brazil for purposes of Brazilian taxation (“Non-Brazilian Holder”). This discussion is based on the tax laws of Brazil and regulations thereunder in effect on the date hereof, which are subject to change (possibly with retroactive effect). This discussion does not specifically address all of the Brazilian tax considerations that may be applicable to any particular Non-Brazilian Holder. Therefore, each Non-Brazilian Holder should consult its own tax advisor about the Brazilian tax consequences of an investment in Coari shares or ADSs. Barbosa, Müssnich & Aragão Advogados has opined on the accuracy of the disclosure of material Brazilian tax consequences contained herein.

Exchange of Brasil Telecom Shares and ADSs for Coari Shares and ADSs

As a result of the share exchange, Non-Brazilian Holders of Brasil Telecom shares or ADSs will receive Coari shares or ADSs. The Brazilian income tax impacts of this exchange of shares and ADSs are not expressly provided for under Brazilian income tax law, and as a result, the Brazilian income tax consequences of the share exchange are uncertain. Coari understands that the share exchange will not result in the recognition of taxable income because the exchange of shares or ADSs does not represent a disposition of shares or ADSs which gives rise to a taxable capital gain in Brazil, and does not give rise to any income which is legally or economically available to the Non-Brazilian Holder. This position has been adopted in certain non-binding administrative tax court decisions which examined mergers of shares (“incorporações de ações”). With respect to the Brazilian income tax consequences to holders of Brasil Telecom ADSs in particular, this conclusion is also based on the understanding that the ADSs should not be regarded as assets located in Brazil. See “—Taxation of Gains.”

There is a risk that the Brazilian tax authorities will adopt a different interpretation of the share exchange, and consider the exchange of Brasil Telecom shares or ADSs for Coari shares or ADSs as an event giving rise to a taxable gain in Brazil. In this case, the income tax withholding would be imposed on the gain, according to the rules described under “—Taxation of Gains.” Interest and penalties could also be imposed.

Brazilian law imposes a Tax on Foreign Exchange Transactions (“IOF/Exchange Tax”) on the liquidation of foreign exchange agreements related to the conversion of reais into foreign currency and to the conversion of foreign currency into reais. No IOF/Exchange Tax will be due upon the exchange of Brasil Telecom shares or ADSs for Coari shares or ADSs because the exchange of shares or ADSs does not require the record of any foreign exchange agreement before the Brazilian Central Bank.

Brazilian law also imposes a Tax on Transactions Involving Bonds and Securities (“IOF/Bonds and Securities Tax”) on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange. This tax levies on the transfer (“cessão”) of shares by a Brazilian company, such as Coari, with the specific purpose of enabling the issuance of ADSs. On such transfer (“cessão”), the IOF/Bonds and Securities Tax levies at the rate of 1.5%, which is calculated on the product of (a) the number of shares transferred, multiplied by (b) the closing price for such shares on the date prior to the date of the transfer. If there is no closing price for the shares for such date, the last available closing price shall be adopted.

In the case of the share exchange, as a result of which Non-Brazilian Holders of Brasil Telecom shares or ADSs will receive Coari shares or ADSs, we do not expect that holders receiving Coari ADSs will be charged for any IOF/Bonds and Securities Tax at the time of the settlement of the share exchange, because we believe that no IOF/Bonds and Securities Tax will be due, on the basis that, for the purposes of the IOF/Bonds and Securities Tax, there will be no transfer (“cessão”) of Coari shares with the specific purpose of issuing Coari ADSs. Brazilian legislation governing the levy of the IOF/Bonds and Securities Tax on the situation addressed above is very recent. There is still no official guidance confirming our belief that this tax is not due. Therefore, there is a risk that the Brazilian tax authorities will take the view that a transfer (“cessão”) of Coari shares with the specific purpose of enabling the issuance of Coari ADSs took place. In that case, the IOF/Bonds and Securities Tax would be imposed on such transfer (“cessão”) of Coari shares, according to the rules described above, and investors receiving Coari ADSs in the share exchange may be required to pay that tax. Interest and penalties could also be imposed. If any IOF Bonds and Securities Tax is imposed on the deposit of Coari shares in connection with the share exchange and the Coari Depositary or its custodian becomes obligated to pay that tax or any penalties or interest, the Coari Depositary may assess that tax, interest or penalty against holders of Coari ADSs. Under the terms of the deposit agreements under which the Coari ADSs are issued, the Depositary may refuse to register any transfer of your Coari ADSs or allow you to withdraw the deposited Coari shares represented by your Coari ADSs until such tax, interest or penalty is paid. In addition, the Coari Depositary may apply payments owed to you (such as dividends) to payment of that tax, interest or penalty or sell a portion of the deposited Coari shares that is sufficient to pay that tax, interest or penalty.

Dividends

Dividends paid by a Brazilian corporation, such as Coari, including stock dividends and other dividends paid to a Non-Brazilian Holder of Coari shares or ADSs, are currently not subject to income tax withholding in Brazil to the extent that such amounts are related to profits generated after January 1, 1996. Dividends paid from profits generated before January 1, 1996 may be subject to Brazilian income tax withholding at varying rates, according to the tax legislation applicable to each corresponding year.

Interest on Shareholders’ Equity

Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as Coari, to make distributions to shareholders of interest on shareholders’ equity, and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax, and, since 1998, social contribution on net profits as well, as long as the limits described below are observed. These distributions may be paid in cash. For tax purposes, the deductible amount of this interest is limited to the daily pro rata variation of the TJLP, as determined by the Central Bank from time to time, and the amount of the deduction may not exceed the greater of:

•

50% of net income (after the deduction of social contribution on net profits but before taking into account the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders’ equity) for the period in respect of which the payment is made; and

•	50% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

Payment of interest on shareholders’ equity to a Non-Brazilian Holder is subject to income tax withholding at the rate of 15%, or 25% if the Non-Brazilian Holder is domiciled in a country or location that is considered to be a “tax haven jurisdiction” for this purpose. For this purpose, the definition of “tax haven” encompasses countries and locations (a) that do not impose income tax, (b) that impose income tax at a rate of 20% or less, or (c) that impose restrictions on the disclosure of shareholding composition, of the ownership of investments, or of the identity of the ultimate beneficiary of earnings that are attributed to non-residents. See “—Interpretation of the Definition of “Tax Haven Jurisdictions.”

These payments of interest on shareholders’ equity may be included, at their net value, as part of any mandatory dividend. To the extent payment of interest on net equity is so included, Coari is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable income tax withholding, is at least equal to the mandatory dividend.

Payments of interest on shareholders’ equity are decided by Coari’s shareholders, at its annual shareholders meeting, on the basis of recommendations of its board of directors. No assurance can be given that Coari’s board of directors will not recommend that future distributions of profits should be made by means of interest on shareholders’ equity instead of by means of dividends.

Taxation of Gains

Under Law No. 10,833, enacted on December 29, 2003, the gain on the disposition or sale of assets located in Brazil by a Non-Brazilian Holder, whether to another non-Brazilian resident or to a Brazilian resident, may be subject to income tax withholding in Brazil.

PART FIVE—THE SHARE EXCHANGE

With respect to the disposition of Coari shares, as they are assets located in Brazil, the Non-Brazilian Holder should be subject to income tax on the gains assessed, following the rules described below, regardless of whether the transactions are conducted in Brazil or with a Brazilian resident.

As regards the ADSs, although the matter is not entirely clear, arguably the gains realized by a Non-Brazilian Holder upon the disposition of ADSs to another non-Brazilian resident will not be taxed in Brazil, on the basis that ADSs are not “assets located in Brazil” for the purposes of Law No. 10,833. Coari cannot assure you, however, that the Brazilian tax authorities or the Brazilian courts will agree with this interpretation. As a result, gains on a disposition of ADSs by a Non-Brazilian Holder to a Brazilian resident, or even to a non-Brazilian resident, in the event that courts determine that ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules applicable to Coari shares, described above.

As a general rule, gains realized as a result of a disposition of Coari shares or ADSs are the positive difference between the amount realized on the transaction and the acquisition cost of the Coari shares or ADSs.

Under Brazilian law, however, income tax rules on such gains can vary depending on the domicile of the Non-Brazilian Holder, the type of registration of the investment by the Non-Brazilian Holder with the Central Bank and how the disposition is carried out, as described below.

Gains realized on a disposition of shares carried out on a Brazilian stock exchange (which includes the organized over-the-counter market) are:

•

exempt from income tax when realized by a Non-Brazilian Holder that (1) has registered its investment in Brazil with the Central Bank under the rules of Resolution 2,689 (a “2,689 Holder”), and (2) is not a resident in a country or location which is defined as a “tax haven jurisdiction” for this purpose (as described below); or

•

subject to income tax at a rate of up to 25% in any other case, including a case of gains realized by a Non-Brazilian Holder that is not a 2,689 Holder, and is a resident of a country or location defined as “tax haven jurisdiction” for this purpose (as described below). In these cases, income tax withholding of 0.005% of the sale value will be applicable and can be later offset with the eventual income tax due on the capital gain. This 0.005% withholding income tax is not levied in day trade transactions.

Any gains assessed on a disposition of Coari shares that is not carried out on a Brazilian stock exchange are subject to income tax at the rate of 15%, or 25% in the case of a Non-Brazilian Holder which resides in a “tax haven jurisdiction” according to the definition applicable to this situation. In the case that these gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation, income tax withholding of 0.005% will also be applicable and can be offset against the eventual income tax due on the capital gain. This 0.005% income tax withholding is not levied in day trade transactions.

In the case of 2,689 Holders, a country or location should only be defined as a “tax haven jurisdiction” when it (a) does not tax income, or (b) taxes income at a rate of 20% or less. In the case of gains realized by Non-Brazilian Holders other than 2,689 Holders, a country or location should be defined as a “tax haven jurisdiction” when it (a) does not tax income, (b) taxes income at a rate of 20% or less, or (c) imposes restrictions on the disclosure of shareholding composition, of the ownership of investments, or of the identity of the ultimate beneficiary of earnings that are attributed to non-residents. However, there is doubt as to the application of these criteria by the Brazilian tax authorities. See “—Interpretation of the Definition of “Tax Haven Jurisdictions.”

In the case of redemption of securities or capital reduction by a Brazilian corporation, such as Coari, the positive difference between the amount effectively received by the Non-Brazilian Holder and the corresponding acquisition cost is treated, for tax purposes, as capital gain derived from sale or exchange of shares not carried out on a Brazilian stock exchange market, and is therefore subject to income tax at the rate of 15% or 25%, as the case may be.

PART FIVE—THE SHARE EXCHANGE

The deposit of Coari common or preferred shares in exchange for ADSs will be subject to Brazilian income tax if the acquisition cost of the shares is lower than (a) the average price per share on a Brazilian stock exchange on which the greatest number of such shares were sold on the day of deposit; or (b) if no shares were sold on that day, the average price on the Brazilian stock exchange on which the greatest number of shares were sold in the 15 trading sessions immediately preceding such deposit. In such case, the difference between the acquisition cost and the average price of the shares calculated as above will be considered to be a capital gain subject to income tax withholding at the rate of 15% or 25%, as the case may be. In some circumstances, there may be arguments to claim that this taxation is not applicable in the case of a Non-Brazilian Holder that is a 2,689 Holder and is not a resident in a “tax haven jurisdiction” for this purpose. The availability of these arguments to any specific holder of Coari shares will depend on the circumstances of such holder. Prospective holders of shares Coari should consult their own tax advisors as to the tax consequences of the deposit of Coari shares in exchange for ADSs.

Any exercise of preemptive rights relating to Coari shares or ADSs will not be subject to Brazilian taxation. Any gain on the sale or assignment of preemptive rights relating to Coari shares, including the sale or assignment carried out by the Brasil Telecom Depositary, on behalf of Non-Brazilian Holders of ADSs, will be subject to Brazilian income taxation according to the same rules applicable to the sale or disposition of Coari shares.

Interpretation of the Discussion on the Definition of “Tax Haven Jurisdictions”

On June 24, 2008, Law No. 11,727 broadened the definition of “tax haven jurisdiction” for specific purposes, with effect as from January 1, 2009. However, the Brazilian tax authorities regularly issue a list of jurisdictions that are considered “tax haven jurisdictions,” and such list has not been updated after the modifications introduced by Law No. 11,727. Coari can offer no assurance that, when and if Brazilian tax authorities issue a new list, those authorities will not regard as “tax haven jurisdictions” countries or locations which do not meet the criteria provided for under applicable law, in each particular situation.

Tax on Foreign Exchange Transactions (IOF/Exchange Tax)

Foreign exchange agreements entered into as from October 20, 2009 in connection with inflows of funds related to investments carried out by Non-Brazilian Holders in the Brazilian financial and capital markets are subject to the IOF/Exchange Tax at a rate of 2.0%. However, foreign exchange transactions related to outflows of funds in connection with investments made in the Brazilian financial and capital markets are subject to IOF/Exchange at a zero percent rate. This zero percent rate applies to payments of dividends and interest on shareholders’ equity to Non-Brazilian Holders with respect to investments in the Brazilian financial and capital markets. Other than these transactions, the rate applicable to most foreign exchange transactions is 0.38%. Other rates may apply to particular transactions and the Brazilian government may increase the rate at any time up to 25.0% on the foreign exchange transaction amount. However, any increase in rates is only authorized to apply to future transactions.

Tax on Transactions Involving Bonds and Securities (IOF/Bonds and Securities Tax)

The rate of the IOF/Bonds and Securities Tax applicable to transactions involving Coari shares is currently zero. However, the rate of the IOF/Bonds and Securities Tax applicable to the transfer of Coari shares with the specific purpose of enabling the issuance of ADSs is currently 1.5%. This rate is applied on the product of (a) the number of shares which are transferred, multiplied by (b) the closing price for those shares on the date prior to the transfer or, if such closing price is not available on that date, the last available closing price for those shares. The Brazilian government may increase the rate of the IOF/Bonds and Securities Tax at any time up to 1.5% per day of the transaction amount, but only in respect of transactions carried out after the increase in rate enters into force.

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Other Brazilian Taxes

There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of Coari shares or ADSs by a Non-Brazilian Holder except for gift and inheritance taxes levied by some states in Brazil. There are no Brazilian stamp, issue, registration, or similar taxes or duties payable by Non-Brazilian Holders of Coari shares or ADSs.

U.S. Federal Income Tax Considerations

The following discussion represents the opinion of White & Case LLP regarding the material U.S. federal income tax consequences, subject to the limitations set forth herein, to U.S. Holders (as defined below) of (1) the share exchange and (2) the ownership of common shares, preferred shares and/or ADSs of Coari (the “Coari Shares or ADSs”) received in the share exchange. In rendering its opinion White & Case LLP is relying upon representations that Coari has made to it regarding certain factual matters. If any of such representations are incorrect, then the conclusions expressed herein may be adversely affected. White & Case LLP is rendering no opinion regarding the qualification of Brasil Telecom or Coari as a passive foreign investment company for any period. This discussion only applies to U.S. Holders that hold common shares, preferred shares or ADSs of Brasil Telecom or, following the share exchange, Coari Shares or ADSs as capital assets. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities;

•	persons holding shares or ADSs of Brasil Telecom as part of a hedge, straddle, integrated transaction, or similar transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•

persons that own or have owned, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of Brasil Telecom (or, following the completion of the share exchange, U.S. Holders that will own, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of Coari);

•	persons who acquired shares or ADSs of Brasil Telecom pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	certain former citizens or long-term residents of the United States.

This description does not address any state, local or non-U.S. tax consequences of the share exchange or the ownership of Coari Shares or ADSs received in the share exchange by U.S. Holders. Moreover, this description does not address the consequences of any U.S. federal tax other than income tax, including but not limited to the U.S. federal estate and gift taxes. This description is based on the Internal Revenue Code of 1986, as amended, existing and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof, as well as proposed Treasury Regulations available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. Holders should consult their tax advisers to determine the particular tax consequences to such holders of the share exchange or the ownership of Coari Shares or ADSs received in the share exchange by U.S. Holders, including the applicability and effect of U.S. state, local and non-U.S. tax laws.

PART FIVE—THE SHARE EXCHANGE

As used herein, the term “U.S. Holder” means, for U.S. federal tax purposes, a beneficial owner of common shares, preferred shares or ADSs of Brasil Telecom (or following the share exchange, Coari Shares or ADSs) that is:

•	an individual citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and (b) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, preferred shares or ADSs (or following the share exchange, Coari Shares or ADSs), the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A partnership or its partners should consult their tax advisor as to its tax consequences.

Treatment of ADSs

In general, for U.S. federal income tax purposes, a holder of an ADR evidencing an ADS will be treated as the beneficial owner of the common shares or preferred shares (or following the share exchange, if applicable, the Coari common shares or preferred shares) represented by the applicable ADS.

Treatment of the Share Exchange

Although there is no authority addressing facts identical to the share exchange and therefore the matter is not free from doubt, the share exchange, the merger of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company (the “Brasil Telecom merger”), and the merger of Coari with and into Telemar, with Telemar as the surviving company (the “Telemar merger” and together with the Brazil Telecom merger and the share exchange, the “Proposed Transaction”) should be treated as a single integrated transaction for U.S. federal income tax purposes. In addition, the U.S. federal income tax consequences of the share exchange to U.S. Holders may differ depending on whether U.S. Holders received their Brasil Telecom shares as a result of the Brasil Telecom merger (such U.S. Holders, “BT Holders”) or held their shares of Brasil Telecom prior to the Brasil Telecom merger (such U.S. Holders, “Existing Holders”). As a result, with respect to BT Holders, if the Telemar merger occurs, the share exchange likely would be treated as a taxable transaction. With respect to Existing Holders, if the Proposed Transaction is treated as a single integrated transaction for U.S. federal income tax purposes, the share exchange may be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code if the requirement described below is satisfied. In order to qualify as a tax-free reorganization in this circumstance, Coari voting stock must be the sole consideration provided by Coari in the share exchange. It is uncertain whether Coari voting stock will be viewed for U.S. federal income tax purposes, as the sole consideration in the share exchange, because the prior cash acquisitions by Coari (through certain of its wholly-owned subsidiaries) of interests in Brasil Telecom Holding and Brasil Telecom (the “Cash Acquisitions”) and the share exchange may be treated as a single integrated transaction for U.S. federal income tax purposes. If the share exchange and the prior Cash Acquisitions are so treated, the share exchange likely would fail to qualify as a tax-free reorganization. Holders should note that if the share exchange were not viewed as an integrated step in the Brasil Telecom merger, the Telemar merger or the prior Cash Acquisitions, for U.S. federal income tax purposes, the share exchange may be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.

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Telemar has advised us that it intends to complete the Telemar merger as soon as practicable after the completion of the share exchange. However, no assurance can be offered regarding the date on which that transaction will be completed, whether that transaction will take place as planned or whether that transaction will ultimately be completed. (See “Part Three—Risk Factors—The Telemar merger may not occur”). If the Telemar merger does not take place, and the Brasil Telecom merger is treated as an integrated step in the share exchange for U.S. federal income tax purposes, then the share exchange may be treated with respect to BT Holders as a tax-free reorganization within the meaning of Section 368(a) of the Code. With respect to Existing Holders, if the Brasil Telecom merger is treated as an integrated step in the share exchange for U.S. federal income tax purposes, it is unlikely the share exchange will be considered a tax-free reorganization for U.S. federal income tax purposes. Coari intends to treat the share exchange as a taxable transaction for U.S. federal income tax purposes so long as the Telemar merger occurs. Coari does not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding any of the U.S. federal income tax consequences of the share exchange, and the characterization of the share exchange set forth in this discussion will not be binding on the IRS or the U.S. courts, therefore, no assurance can be provided that the conclusions ultimately reached by in this discussion not be challenged by the IRS or will be sustained by a U.S. court if so challenged.

Tax Consequences to U.S. Holders if the Share Exchange is Characterized as a Taxable Sale of the Common Shares, Preferred Shares or ADSs

If the share exchange is characterized as a taxable sale for U.S. federal income tax purposes, then the share exchange generally would result in the following U.S. federal income tax consequences to U.S. Holders of shares or ADSs of Brasil Telecom:

•

A U.S. Holder would recognize gain or loss equal to the difference between (1) the fair market value of the Coari Shares or ADSs (at the time the share exchange is completed) received in the share exchange, and (2) such holder’s adjusted tax basis in the shares or ADSs surrendered in the share exchange in exchange for Coari Shares or ADSs;

•

A U.S. Holder’s adjusted tax basis in the Coari Shares or ADSs that such holder receives in the share exchange will equal the fair market value of such Coari Shares or ADSs at the time the share exchange is completed; and

•	A U.S. Holder’s holding period for the Coari Shares or ADSs that such holder receives in the share exchange generally should begin on the day after the completion of the share exchange.

Taxation of Gain or Loss

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” any gain or loss that a U.S. Holder recognizes in connection with the share exchange generally will be capital gain or loss. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to such gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than certain dividends) if such U.S. Holder’s holding period in its shares or ADSs of Brasil Telecom exceeds one year as of the date of the share exchange (i.e., such gain is long-term capital gain). Gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source gain or loss, as the case may be. The deductibility of capital losses is subject to limitations under the Code.

Tax Consequences to U.S. Holders if the Share Exchange Qualifies as a Tax-Free Reorganization

If the share exchange qualifies as a tax-free reorganization for U.S. federal income tax purposes, then, subject to the PFIC rules discussed below, the share exchange generally would result in the following U.S. federal income tax consequences to U.S. Holders of shares or ADSs of Brasil Telecom:

•	no gain or loss would be recognized by a U.S. Holder of shares or ADSs as a result of the surrender of shares in exchange for Coari Shares or ADSs pursuant to the share exchange;

PART FIVE—THE SHARE EXCHANGE

•

the aggregate tax basis of the Coari Shares or ADSs received in the share exchange will be the same as the aggregate tax basis of the shares or ADSs surrendered in exchange for the Coari Shares or ADSs; and

•	the holding period of the Coari Shares or ADSs received by a U.S. Holder will include the holding period of the shares or ADSs surrendered in exchange therefor.

This discussion does not discuss the U.S. federal income tax consequences of the share exchange for U.S. Holders that own 5% or more of the shares or ADSs of Brasil Telecom or will own 5% or more of the Coari Shares or ADSs after consummation of the share exchange. Each such U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of the share exchange, including but not limited to whether it has information reporting and record retention responsibilities in connection with the share exchange, and whether it should enter into a five-year gain recognition agreement under Section 367(a) of the Code with respect to the share exchange.

Consequences to U.S. Holders who Receive Cash Pursuant to the Exercise of Withdrawal Rights

U.S. Holders of shares of Brasil Telecom who exercise withdrawal rights, as discussed in “Part Five—The Share Exchange—Withdrawal Rights,” with respect to their common shares of Brasil Telecom will recognize gain or loss equal to the difference between the amount of cash received and their aggregate tax basis in their common shares, unless the receipt of such cash is treated as a distribution of property under Sections 302 and 301 of the Code. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” such gain or loss generally will be long-term capital gain or loss if the holding period in the common shares is more than one year. The receipt of cash pursuant to the exercise of withdrawal rights will not be treated as a distribution of property under Sections 302 and 301 of the Code unless such cash is paid by Brasil Telecom out of its own resources, a U.S. Holder who receives such cash also continues to own indirectly, through the ownership of Coari Shares or ADSs, shares of Brasil Telecom, and certain other conditions are met. U.S. Holders who own Coari Shares or ADSs and who receive cash in respect of the Brasil Telecom shares pursuant to the exercise of withdrawal rights should consult their own tax advisors concerning the proper U.S. federal income tax treatment of the receipt of such cash.

Foreign Currency Gain or Loss

For purposes of calculating gain or loss pursuant to the share exchange, a cash basis taxpayer that paid Brazilian reais for a share of Brasil Telecom generally will determine its tax basis in the share by translating the Brazilian reais it paid into U.S. dollars using the exchange rate in effect on the settlement date of the taxpayer’s purchase. A cash basis taxpayer that receives Brazilian reais pursuant to the exercise of its withdrawal rights will, for U.S. federal income tax purposes, determine the taxpayer’s amount of cash received using the U.S. dollar value of the Brazilian reais received. This U.S. dollar value is computed by reference to the exchange rate in effect on the date the Brazilian reais are received by the taxpayer, or in the case of payments received in respect of ADSs, on the date such payments are received by the depository, regardless of whether the Brazilian reais are converted into U.S. dollars. If the Brazilian reais received pursuant to the share exchange are not converted into U.S. dollars on the date of receipt, a cash basis taxpayer will have a basis in the Brazilian reais equal to their U.S. dollar value computed as described above, and any gain or loss realized on a subsequent conversion or other disposition of the Brazilian reais will generally be treated as ordinary income or loss. An accrual basis taxpayer may elect to apply the above rules that are applicable to a cash basis taxpayer.

Passive Foreign Investment Company Rules

A U.S. Holder may have different consequences if Brasil Telecom is or was a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year during which the U.S. Holder held the shares or ADSs of Brasil Telecom. In general, a non-U.S. corporation is considered a PFIC for any taxable

PART FIVE—THE SHARE EXCHANGE

year in which (1) 75 percent or more of its gross income consists of passive income (such as dividends, interest, rents and royalties), or (2) 50 percent or more of the average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the PFIC asset test, the aggregate fair market value of the assets of a publicly traded foreign corporation generally is treated as being equal to the sum of the aggregate value of the outstanding stock and the total amount of the liabilities of such corporation (the “Market Capitalization”). In addition, a non-U.S. corporation that directly or indirectly owns at least 25 percent by value of the stock of another corporation is treated as if it held its proportionate share of the assets of such other corporation and received directly its proportionate share of the income of such other corporation. If a non-U.S. corporation is a PFIC for any year during which a U.S. Holder holds its shares or ADSs, it will generally continue to be treated as a PFIC with respect to such holder for all succeeding years during which the U.S. Holder holds its shares or ADSs even if the non-U.S. corporation’s assets and income cease to meet the threshold requirements for PFIC status.

Because PFIC status depends on the composition of a company’s assets and income from time to time and because the relevant taxable period for conducting this analysis may be different for each holder, Coari is not in a position to determine whether Brasil Telecom is or was a PFIC for any year in which a U.S. Holder held shares or ADSs of Brasil Telecom. U.S. Holders should consult their tax advisers regarding Brasil Telecom’s PFIC status for the periods during which they have held shares or ADSs of Brasil Telecom and as to the U.S. federal income tax consequences to them of the share exchange if Brasil Telecom is or was a PFIC.

If Brasil Telecom were characterized as a PFIC for any taxable year during which a U.S. Holder held shares or ADSs of Brasil Telecom, the U.S. Holder generally would be subject to special U.S. federal income tax rules. In general, (1) a U.S. Holder would be required to recognize gain as a result of the share exchange as if it were a taxable transaction, regardless of whether the share exchange qualified as a tax-free reorganization (unless Coari also were a PFIC for the taxable year which includes the day after the effective date of the share exchange), and (2) gain recognized by a U.S. Holder that exchanges its shares or ADSs pursuant to the share exchange would be allocated ratably over the holder’s holding period for the shares or ADSs. The amounts allocated to the current taxable year and to any year before Brasil Telecom became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to such allocated amounts.

Ownership and Disposition of Coari Shares or ADSs

Taxation of Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” in general, the gross amount of a distribution made with respect to a Coari Share or ADS (which for this purpose shall include distributions of interest attributable to shareholders’ equity before any reduction for any Brazilian taxes withheld therefrom) will, to the extent made from the current or accumulated earnings and profits of Coari, as determined under U.S. federal income tax principles, constitute a dividend to a U.S. Holder for U.S. federal income tax purposes. For taxable years beginning on or before December 31, 2010, non-corporate U.S. Holders may be taxed on dividends from a qualified foreign corporation at the lower rates applicable to long-term capital gains (i.e., gains with respect to capital assets held for more than one year). A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares or ADSs that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the ADSs (which Coari expects will be listed on the NYSE), but not the common shares or preferred shares of Coari, are readily tradable on an established securities market in the United States. However, dividends that Coari pays will not be eligible for these reduced rates if for the taxable year in which Coari pays dividends, or the preceding taxable year, Coari is treated as a PFIC. As more fully discussed below under “—Passive Foreign Investment Company Rules,” Coari believes that it may be classified as a PFIC for its taxable year ended December 31, 2008. Thus, dividends that Coari pays on its shares (including its ADSs) may not currently meet the conditions required for these reduced tax rates. Subject to the PFIC status of Coari in the

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current taxable year and the future, it is possible that dividends that Coari pays on its ADSs in the future may be eligible for these reduced rates. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in later years. Furthermore, a U.S. holder’s eligibility for such preferential rate is subject to certain holding period requirements and the non-existence of certain risk reduction transactions with respect to the ADSs. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” if a distribution exceeds the amount of the current and accumulated earnings and profits of Coari, it will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in the Coari Share or ADS on which it is paid and thereafter as capital gain. Coari does not maintain calculations of the earnings and profits of Coari under U.S. federal income tax principles. Therefore, U.S. Holders should expect that distributions by Coari generally will be treated as dividends for U.S. federal income tax purposes.

A dividend paid in reais will be includible in the income of a U.S. Holder at its value in U.S. dollars calculated by reference to the prevailing spot market exchange rate in effect on the day it is received by the U.S. Holder in the case of the common shares or preferred shares or, in the case of a dividend received in respect of ADSs, on the date the dividend is received by the depositary, whether or not the dividend is converted into U.S. dollars. Assuming the payment is not converted at that time, the U.S. Holder will have a tax basis in reais equal to that U.S. dollar amount, which will be used to measure gain or loss from subsequent changes in exchange rates. Any gain or loss realized by a U.S. Holder that subsequently sells or otherwise disposes of reais, which gain or loss is attributable to currency fluctuations after the date of receipt of the dividend, will be ordinary gain or loss. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

The gross amount of any dividend paid (which will include any amounts withheld in respect of Brazilian taxes) with respect to any Coari Share or ADS will be subject to U.S. federal income taxation as foreign source dividend income, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Subject to limitations under U.S. federal income tax law concerning credits or deductions for foreign taxes and certain exceptions for short-term and hedged positions, any Brazilian withholding tax will be treated as a foreign income tax eligible for credit against a U.S. holder’s U.S. federal income tax liability (or at a U.S. Holder’s election, may be deducted in computing taxable income if the U.S. Holder has elected to deduct all foreign income taxes for the taxable year). The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. For this purpose, the dividends should generally constitute “passive category income,” or in the case of certain U.S. Holders, “general category income.” The rules with respect to foreign tax credits are complex, and U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Section 305 of the Code provides special rules for the tax treatment of preferred stock. According to the U.S. Treasury Regulations under that section, the term preferred stock generally refers to stock which enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation priorities) but does not participate in corporate growth to any significant extent. While the preferred shares of Coari have some preferences over the common shares of Coari, the preferred shares are not fixed as to dividend payments or liquidation value. Consequently, although the matter is not entirely clear because the determination is highly factual in nature, it is more likely than not that the preferred shares will be treated as “common stock” within the meaning of Section 305 of the Code. If the preferred shares are treated as “common stock” for purposes of Section 305 of the Code, distributions to U.S. Holders of additional shares of such “common stock” or preemptive rights relating to such “common stock” with respect to their preferred shares or ADSs that are made as part of a pro rata distribution to all shareholders in most instances will not be subject to U.S. federal income tax. On the other hand, if the preferred shares are treated as “preferred stock” within the meaning of Section 305 of the Code, and if a U.S. Holder receives a distribution of additional shares or preemptive rights as described in the preceding sentence, such distributions (including amounts withheld in respect of any Brazilian taxes) will be

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treated as dividends to the same extent and in the same manner as distributions payable in cash. In that event, the amount of such distribution (and the basis of the new shares or preemptive rights so received) will equal the fair market value of the shares or preemptive rights on the date of distribution.

Sale, Exchange or Other Disposition of Coari Shares or ADSs

A deposit or withdrawal of common shares or preferred shares by a U.S. Holder in exchange for the ADS that represent such shares will not result in the realization of gain or loss for U.S. federal income tax purposes. A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of a Coari Share or ADS held by the U.S. Holder or the depositary, as the case may be, in an amount equal to the difference between the U.S. Holder’s adjusted basis in its Coari Shares or ADSs (determined in U.S. dollars) and the U.S. dollar amount realized on the sale, exchange or other disposition. If a Brazilian tax is withheld on the sale, exchange or other disposition of a share, the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale, exchange or other disposition before deduction of the Brazilian tax. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to capital gain generally will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than, as discussed above, certain dividends) if such holder’s holding period for such Coari Share or ADS exceeds one year (i.e., such gain is a long-term capital gain). Capital gain, if any, realized by a U.S. Holder on the sale or exchange of a Coari Share or ADS generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, in the case of a disposition or deposit of a Coari Share or ADS that is subject to Brazilian tax, the U.S. Holder may not be able to use the foreign tax credit for that Brazilian tax unless it can apply the credit against U.S. tax payable on other income from foreign sources in the appropriate income category, or, alternatively, it may take a deduction for the Brazilian tax if it elects to deduct all of its foreign income taxes. The deductibility of capital losses is subject to limitations under the Code.

As discussed above, (1) if the share exchange is characterized as a taxable sale, the initial tax basis of a U.S. Holder’s Coari Shares or ADSs will equal the fair market value of the Coari Shares or ADSs at the time the share exchange is completed (see “—Treatment of the Share Exchange—Tax Consequences to U.S. Holders if the Share Exchange is Characterized as a Taxable Sale of the Common Shares, Preferred Shares or ADSs”), and (2) if the share exchange qualifies as a tax-free reorganization and Brasil Telecom is not a PFIC, the aggregate tax basis of the Coari Shares or ADSs received in the share exchange will be the same as the aggregate tax basis of the shares or ADSs surrendered in exchange for the Coari Shares or ADSs (see “—Treatment of the Share Exchange—Tax Consequences to U.S. Holders if the Share Exchange Qualifies as a Tax-Free Reorganization”).

With respect to the sale or exchange of Coari Shares or ADSs, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of receipt of payment in the case of a cash basis U.S. Holder, and (2) the date of disposition in the case of an accrual basis U.S. Holder. If the Coari Shares or ADSs are treated as traded on an “established securities market,” a cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

Other Brazilian Taxes

Any Brazilian IOF/Exchange Tax or IOF/Bonds and Securities Tax (as discussed under “—Brazilian Tax Considerations” above) may not be treated as a creditable foreign tax for U.S. federal income tax purposes, although a U.S. Holder may be entitled to deduct such taxes if it elects to deduct all of its foreign income taxes. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of these taxes.

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Passive Foreign Investment Company Rules

Although the matter is not entirely clear, due to certain indirect acquisitions Coari made of shares of Brasil Telecom and Brasil Telecom Holdings during its taxable year ended December 31, 2008 that did not result in Coari owning directly or indirectly at least 25 percent by value of the stock of Brasil Telecom or Brasil Telecom Holdings, Coari believes that it may be classified as a PFIC for its taxable year ended December 31, 2008. This matter is not clear due to the potential application of an exception to the PFIC rules for corporations that would otherwise be classified as PFICs during their start-up year if certain requirements are satisfied. Under the so-called “start-up year” exception, a foreign corporation in its start-up year, which means the first year in which such corporation has gross income, is not treated as a PFIC even if it fails the gross income and asset test described above, where (i) no predecessor of such corporation was a PFIC, (ii) it is established to the satisfaction of the IRS that such corporation will not be a PFIC for either of the first two taxable years following the start-up year, and (iii) such corporation is not in fact a PFIC for either of the first two taxable years following the start-up year. Because Coari believes that its taxable year ended December 31, 2008 is, for U.S. federal income tax purposes, its start-up year, Coari believes that it is possible that the start up year exception could apply to its taxable year ended December 31, 2008. There is, however, no explicit guidance on this point and Coari’s PFIC status in future years will be relevant for purposes of this determination.

Based on certain estimates of the gross income and gross assets of Coari, the nature of its business, the size of its investment in certain subsidiaries, and its anticipated Market Capitalization, Coari believes that it will not be classified as a PFIC for the taxable year ending December 31, 2009. Determining PFIC classification is fundamentally factual in nature, and such determination generally cannot be made until well after the close of the taxable year in question. Consequently, there can be no assurance that Coari will not be a PFIC for the taxable year ended December 31, 2009 or any future taxable year. Moreover, Coari has not obtained an opinion from counsel regarding the PFIC status of Coari for any taxable period.

Coari’s status in future years will depend on its assets and activities in those years. Coari has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC for the taxable year ended December 31, 2009 or any future year, but there can be no assurance that Coari will not be considered a PFIC for any taxable year because its status will depend on its assets and activities in those years, as well as its actual Market Capitalization as determined at the end of each calendar quarter. If Coari is or becomes a PFIC (except as discussed below), any excess distribution (generally a distribution in excess of 125% of the average distribution over a three-year period or shorter holding period for Coari shares) and realized gain will be treated as ordinary income and will be subject to tax as if (1) the excess distribution or gain had been realized ratably over the U.S. holder’s holding period, (2) the amount deemed realized in each year had been subject to tax in each such year at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before Coari became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (3) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. U.S. Holders should consult their own tax advisors regarding the tax consequences that would arise if Coari were treated as a PFIC.

If Coari were a PFIC, a U.S. holder of Coari Shares or ADSs may be able to make certain elections that may alleviate certain of the tax consequences referred to above. Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains. However, Coari does not intend to comply with the necessary accounting and record keeping requirements that would allow a U.S. Holder to make a QEF election with respect to Coari.

If the Coari Shares or ADSs are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to Coari Shares or ADSs, as the case may be. If a U.S. Holder makes the

PART FIVE—THE SHARE EXCHANGE

mark-to-market election, for each year in which Coari is a PFIC, the holder will generally include as ordinary income the excess, if any, of the fair market value of the Coari Shares or ADSs, as the case may be, at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of the Coari Shares or ADSs, over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder’s tax basis in the Coari Shares or ADSs, as the case may be, will be adjusted to reflect the amount of any such income or loss. Any gain recognized on the sale or other disposition of Coari Shares or ADSs will be treated as ordinary income. The Coari Shares and ADSs will be considered “marketable stock” if they are traded on a qualified exchange, other than in de minimis quantities, on at least 15 days during each calendar quarter. The NYSE is a qualified exchange and the BOVESPA may constitute a qualified exchange for this purpose provided the BOVESPA meets certain trading volume, listing, financial disclosure, surveillance and other requirements set forth in applicable U.S. Treasury Regulations. However, Coari cannot be certain that Coari Shares or ADSs will continue to trade on the BOVESPA or the NYSE, respectively, or that Coari Shares or ADSs will be traded on at least 15 days in each calendar quarter in other than de minimis quantities. U.S. Holders should be aware, however, that if Coari were determined to be a PFIC, the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of its subsidiaries that also may be determined to be a PFIC, and the mark-to-market election generally would not be effective for such subsidiaries. Each U.S. Holder should consult its own tax advisor to determine whether a mark-to-market election is available and the consequences of making an election if Coari were characterized as a PFIC.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders. Information reporting generally will apply to the distributions made on Coari Shares or ADSs, and to proceeds from the sale or other disposition of the Coari Shares or ADSs or shares or ADSs of Brasil Telecom made within the United States or by a U.S. payor or U.S. middleman to a holder of Coari Shares or ADSs or shares or ADSs of Brasil Telecom, other than an exempt recipient, including a corporation, a payee that is a non-U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any distributions made on Coari Shares or ADSs, and to proceeds from the sale or other disposition of the Coari Shares or ADSs or shares or ADSs of Brasil Telecom made within the United States or by a U.S. payor or U.S. middleman to a holder of Coari Shares or ADSs or shares or ADSs of Brasil Telecom, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for taxable years through 2010.

Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by filing a refund claim with the IRS. A U.S. Holder will be entitled to credit any amounts withheld under the backup withholding rules against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Past Contacts, Transactions, Negotiations and Agreements

There have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the periods for which financial statements are presented or incorporated by reference into this prospectus between Brasil Telecom or its affiliates and Coari or its affiliates, other than as described above under “—Background of the Share Exchange” and “Part Four—The Companies—Principal Shareholders of Coari and Related Party Transactions—Related Party Transactions.”

PART FIVE—THE SHARE EXCHANGE

Interests of Certain Persons in the Share Exchange

You should be aware that certain members of the boards of directors and the management of Brasil Telecom and Coari, the controlling shareholder of Brasil Telecom, and its controlling shareholders, Telemar, TNL and TmarPart may have interests in the share exchange that differ from yours.

As of December 4, 2009, none of the members of the board of directors and of the board of executive officers of Coari or Brasil Telecom owned, directly or indirectly, more than 0.1% of any class of shares of Coari or Brasil Telecom, including through the exercise of options to acquire those shares.

Four of the five members of the board of directors of Brasil Telecom are nominees of TmarPart. Under shareholders agreements among the shareholders of TmarPart, AG Telecom, L.F. Tel, FASS, BNDESPar, PREVI, PETROS and FUNCEF, and each a shareholder of TmarPart, have the power to select the chief executive officers of Brasil Telecom. The chief executive officer of TNL, who is selected by these shareholders, has the power, in conjunction with the chief executive officer of Brasil Telecom, to select the other executive officers of Brasil Telecom. Each member of our board of directors was nominated by our parent company, Telemar. Beginning in 2010, our company will become subject to the shareholders agreements among the shareholders of TmarPart and members of our board of directors will be nominated in accordance with the terms of those shareholders agreements. For a description of the terms of these shareholders agreements, see “Part Four—The Companies—Principal Shareholders of Coari and Related Party Transactions—Principal Shareholders—TmarPart Shareholders’ Agreements.”

As a result of the share exchange, Telemar’s direct interest in Coari will decrease from 100% of its outstanding share capital, including 100% of its outstanding voting share capital, to 49.3% of its outstanding share capital, including 79.6% of its outstanding voting share capital.

As a result of the share exchange, the indirect ownership of Coari by each of (1) TNL, which owns 82.0% of the total share capital, including 97.4% of the voting share capital, of Telemar and (2) TmarPart, which owns 17.9% of the total share capital, including 53.7% of the voting share capital, of TNL, will decrease from 100% of its outstanding share capital, including 100% of its outstanding voting share capital, to 49.3% of its outstanding share capital, including 79.7% of its outstanding voting share capital.

PART SIX—SHAREHOLDER RIGHTS

General

Coari and Brasil Telecom are incorporated in Brazil.

If you hold common or preferred shares of Coari or Brasil Telecom, your rights as a holder of securities are governed by Brazilian law and the by-laws (estatutos sociais) of the applicable company. If you hold common shares or preferred shares of Brasil Telecom, your rights as a holder of Coari securities after the share exchange will be governed by Brazilian law and the by-laws of Coari. You should read the by-laws of Coari, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

There are no material differences between the rights of common shareholders and preferred shareholders of Coari and those of common shareholders and preferred shareholders of Brasil Telecom. The following table summarizes certain similarities and differences in the rights of common shares and preferred shares of Brasil Telecom compared to common shares and preferred shares of Coari.

Voting Rights and Dividend Rights of Common Shares and Preferred Shares
BRASIL TELECOM	COARI

Common Shares	Common Shares
Voting Rights:	Voting Rights:
Each common share is entitled to one vote in all decisions taken by the General Shareholders’ Meeting.	Each common share is entitled to one vote in all decisions taken by the General Shareholders’ Meeting.

Dividend Rights:	Dividend Rights:
Minimum mandatory dividend of 25% of the adjusted net profits, subject to the dividend preference of the preferred shares.	Minimum mandatory dividend of 25% of the adjusted net profits, subject to the dividend preference of the preferred shares.

Preferred Shares	Preferred Shares
Voting Rights:	Voting Rights:
The preferred shares have no voting rights, except in the following limited circumstances:	The preferred shares have no voting rights, except in the following limited circumstances:
(a) holders of preferred shares have the right to elect a member of the board of directors of Brasil Telecom and the respective alternate director through a separate ballot.	(a) holders of preferred shares have the right to elect a member of the board of directors of Coari and the respective alternate director through a separate ballot.

(b)    decisions made in a general shareholder’s meeting amending or revoking Paragraph 2, Article 25 of the bylaws of Brasil Telecom, providing for the right to elect a director representing the preferred shareholders as described above, require a separate approval by the holders of preferred shares.

(b)    decisions made in a general shareholder’s meeting amending or revoking Paragraph 9, Article 5 of the bylaws of Coari, providing for the right to elect a director representing the preferred shareholders as described above, require a separate approval by the holders of preferred shares.

(c)    decisions made by the shareholders approving the contracting of foreign entities related to the controlling shareholders of Brasil Telecom to render management services, including technical assistance; in which decisions preferred shares will have the right to vote separately from the common shares.

(c)    decisions made by the shareholders approving the contracting of foreign entities related to the controlling shareholders of Coari to render management services, including technical assistance; in which decisions preferred shares will have the right to vote separately from the common shares.

PART SIX—SHAREHOLDER RIGHTS

Voting Rights and Dividend Rights of Common Shares and Preferred Shares
BRASIL TELECOM	COARI

(d)    decisions made in a general shareholder’s meeting relating to the employment of foreign entities linked to the controlling shareholders of Brasil Telecom to provide management services, including technical assistance, if the remuneration for such services will exceed 0.2% of Brasil Telecom’s consolidated annual sales for Fixed Switched Telephone Service of the Telecommunication Transport Network Service and the Mobile Highway Telephone Service, after deductions of tax and contributions.

(d)    decisions made in a general shareholder’s meeting relating to the employment of foreign entities linked to the controlling shareholders of Coari to provide management services, including technical assistance, if the remuneration for such services will exceed 0.2% of Coari’s subsidiary Brasil Telecom’s consolidated annual sales for Fixed Switched Telephone Service of the Telecommunication Transport Network Service and the Mobile Highway Telephone Service, after deductions of tax and contributions.

Dividend Preference:	Dividend Preference:
(a) Preferred shares have a priority in the payment of a minimum non-cumulative dividend before dividends may be paid on the common shares equal to the greater of:	(a) Preferred shares have a priority in the payment of a minimum non-cumulative dividend before dividends may be paid on the common shares equal to the greater of:
(i) 6.0% per year of their pro rata share of Brasil Telecom’s capital; or	(i) 6.0% per year of their pro rata share of Coari’s capital; or
(ii) 3.0% per year of the book value of Brasil Telecom’s shareholders’ equity divided by its total number of shares.	(ii) 3.0% per year of the book value of Coari’s shareholders’ equity divided by its total number of shares.

(b)    Following the allocation of the preferential amount described above, the preferred shares have the right to share in the balance of the mandatory minimum dividend under equal conditions with the common shares.

(b)    Following the allocation of the preferential amount described above, the preferred shares have the right to share in the balance of the mandatory minimum dividend under equal conditions with the common shares.

If you hold Brasil Telecom ADSs, your rights are governed by Brasil Telecom’s deposit agreements rather than by Brazilian law and the bylaws of Brasil Telecom, and your rights as a holder of Coari ADSs after the share exchange will be governed by Coari’s deposit agreements. See “—Description of Coari ADSs.”

Comparative Share and Dividend Information

Historical Share Information

Coari

Although Coari’s common shares and preferred shares are listed on the BOVESPA for over-the-counter trading, no Coari common shares or preferred shares have been purchased or sold since January 1, 2004 and, consequently, there are no reported sale prices of its shares.

Brasil Telecom

The principal trading market for the common shares and preferred shares of Brasil Telecom is the BOVESPA, where they are traded under the symbols “BRTO3” and “BRTO4,” respectively. The common shares and preferred shares of Brasil Telecom began trading on the BOVESPA on July 10, 1992. On November 16, 2001, ADSs representing Brasil Telecom’s preferred shares began trading on NYSE under the symbol “BTM.”

PART SIX—SHAREHOLDER RIGHTS

The table below sets forth the high and low closing sales prices and the approximate average daily trading volume for the common shares and preferred shares of Brasil Telecom on the BOVESPA and the high and low closing sales prices and the approximate average daily trading volume for the Brasil Telecom ADSs on the NYSE for the periods indicated.

	BOVESPA						NYSE
	Closing Price per Common Share		Average Daily Trading Volume	Closing Price per Preferred Share		Average Daily Trading Volume	Closing Price per ADS		Average Daily Trading Volume
	High	Low		High	Low		High	Low
	(in reais)		(thousands of shares)	(in reais)		(thousands of shares)	(in U.S. dollars)		(number of ADSs)
2004	16.50	9.05	1,667.4	18.00	9.13	1,335.0	19.19	8.46	21,332
2005	20.50	12.00	2,162.7	12.59	8.14	1,647.2	17.05	10.50	45,427
2006	27.85	17.00	1,156.5	10.74	7.08	1,397.1	15.04	9.64	79,805
2007	37.50	24.99	1,840.0	18.50	9.77	1,354.1	31.32	13.79	92,626
2008	55.50	31.10	3,814.0	20.94	10.81	1,061.6	37.80	14.45	185,940

2007
First Quarter	30.00	24.99	1,038.0	11.45	9.48	1,449.0	16.72	13.30	86,617
Second Quarter	34.25	29.50	1,681.1	14.09	10.84	1,617.9	21.61	15.94	92,290
Third Quarter	34.50	29.51	4,166.7	17.55	13.70	1,237.5	28.20	22.89	119,260
Fourth Quarter	37.50	29.15	1,073.9	18.50	15.40	1,104.0	30.35	28.98	81,217

2008
First Quarter	43.00	31.10	1,080.5	19.61	14.15	1,320.3	35.07	24.36	168,872
Second Quarter	50.00	39.51	7,080.0	20.94	17.02	1,680.4	37.80	31.93	218,545
Third Quarter	49.90	46.00	3,565.1	19.39	11.95	678.5	35.88	19.34	220,960
Fourth Quarter	55.50	42.99	3,238.1	17.50	10.81	594.0	23.80	14.45	135,675

2009
First Quarter	60.00	54.05	5,464.3	14.80	11.06	477.4	19.60	13.59	88,205
Second Quarter	61.00	55.50	1,186.5	14.90	12.01	613.1	22.15	17.38	86,925
Third Quarter	35.50	26.90	504.8	15.68	12.03	630.2	26.32	18.51	77,571

Most Recent Six Months
June 2009	60.50	55.50	1,333.5	14.20	12.01	716.1	22.15	17.98	100,217
July 2009	35.50	27.00	638.5	13.40	12.03	648.7	21.59	18.51	83,822
August 2009	30.10	29.90	366.7	13.78	12.80	517.8	22.80	20.73	71,669
September 2009	30.00	26.90	240.0	15.68	13.11	723.2	26.32	20.76	76,628
October 2009	28.50	26.03	375.0	16.60	14.80	575.5	29.20	25.29	115,841
November 2009	31.94	25.70	92.0	18.29	14.78	719.2	32.40	25.90	142,202
December 2009 (through December 4)	28.49	27.61	495.9	17.04	16.82	868.7	29.99	29.90	187,350

Source: Economática Ltda./ Bloomberg

Brasil Telecom’s Common ADSs were listed on the NYSE on November 17, 2009. Between November 17, 2009 and November 30, 2009, the high and low closing prices for these ADSs on the NYSE were US$18.35 and US$14.25, respectively, and the average daily trading volume was 20,100 ADSs. Between December 1, 2009 and December 4, 2009, the high and low closing price for these ADSs on the NYSE were US$16.35 and US$16.00, respectively, and the average daily trading volume was 57,600 ADSs.

PART SIX—SHAREHOLDER RIGHTS

On December 4, 2009, the closing sales price of:

•	Brasil Telecom’s common shares on the BOVESPA was R$28.25 per share;

•	Brasil Telecom’s Common ADSs on the NYSE was US$16.33 per ADS;

•	Brasil Telecom’s preferred shares on the BOVESPA was R$16.82 per share; and

•	Brasil Telecom’s Preferred ADSs on the NYSE was US$29.99 per ADS.

Information About Historical Dividend Payments

Coari

In April 2009, Coari declared an ordinary dividend in the amount of R$13 million, representing 93% of its net income for the year ended December 31, 2008, which dividend was paid to Telemar, the sole shareholder of Coari on September 28, 2009. Other than this dividend, Coari has not yet made any payments of dividends or interest on shareholders’ equity to its shareholders. Investors are cautioned that the amount of this dividend, expressed as a percentage of our net income for the 2008 fiscal year, should not be considered indicative of the amount of dividends that we will pay following the share exchange. For additional information regarding our dividend policy and the dividend preference applicable to our preferred shares, see “—Description of Coari Capital Stock—Dividends.”

Brasil Telecom

The table below summarizes the history of payments of dividends and interest on shareholders’ equity of Brasil Telecom since January 1, 2004 in reais and in U.S. dollars translated from reais at the commercial market selling rate in effect as of the payment date.

		Nominal Reais per				US$ equivalent per
Year	Payment Date	Common shares		Preferred Shares		Common shares		Preferred Shares
2004	May 3, 2004 (1)	R$	0.4582	R$	0.4582	R$	0.1500	R$	0.1500
2005	January 13, 2005 (1)		0.7134		0.7134		0.2641		0.2641
	January 14, 2005 (1)		0.8224		0.8224		0.3037		0.3037
	January 16, 2005 (1)		0.4433		0.4433		0.1637		0.1637
2007	May 31, 2007 (2)		0.7506		0.7506		0.3891		0.3891
2008	April 16, 2008 (3)		1.3840		1.3840		0.8288		0.8288
2009	August 10, 2009 (1)		0.5924		0.6524		0.3217		0.3553

(1)	Represents interest attributable to shareholders’ equity.
(2)	Represents interest attributable to shareholders’ equity of R$0.6375 (US$0.3305) per common and preferred share, plus dividends of R$0.1131 (US$0.0586) per common and preferred share.
(3)	Represents interest attributable to shareholders’ equity of R$0.6403 (US$0.3834) per common and preferred share, plus dividends of R$0.7437 (US$0.4454) per common and preferred share.

Description of Coari Capital Stock

The following is a summary of the material provisions of our bylaws and of the Brazilian Corporation Law. In Brazil, a company’s bylaws (estatuto social) are the principal governing document of a corporation (sociedade anônima).

PART SIX—SHAREHOLDER RIGHTS

General

Our registered name is Coari Participações S.A., and our registered office is located in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil. Our registration number with the Brazilian Commercial Registry is No. 35.3.0018062-3. We have been duly registered with the CVM under No. 19089 since October 29, 2001. Our headquarters are located in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil. Our company has a perpetual existence.

On December 4, 2009, we had outstanding share capital of R$12,334,064,389.91, represented by 290,665,050 total shares, consisting of 161,990,001 issued and outstanding common shares and 128,675,049 issued and outstanding preferred shares. All of our outstanding share capital is fully paid. All of our shares are without par value. Under the Brazilian Corporation Law, the aggregate number of our non-voting and limited voting preferred shares may not exceed two-thirds of our total outstanding share capital.

At the extraordinary general shareholders’ meeting of Coari called to consider the share exchange, the holders of common shares of Coari will also vote to amend the bylaws of Coari to increase its share capital, which is necessary to accommodate the issuance of the new common shares and preferred shares of Coari that will be issued in the share exchange, to R$17,971,288,655.01 represented by 589,788,990 shares, consisting of 203,423,176 issued and outstanding common shares and 386,365,814 issued and outstanding preferred shares.

Corporate Purposes

Under Article 3 of our bylaws, our corporate purposes are:

•	to exercise control over public fixed-line telephone companies;

•	to promote through our controlled or affiliated companies the expansion and establishment of fixed-line telephone services in their respective concession areas;

•	to promote, carry out or direct funding from domestic and foreign sources for investment by the Company or by its controlled companies;

•	to promote and encourage the study and research of activities aimed at the development of the fixed-line telephone sector;

•	to provide through our controlled or affiliated companies skilled technical services in the fixed-line telephone sector;

•	to promote, encourage and coordinate either directly or through our controlled or affiliated companies the education and training of personnel necessary to the fixed-line telephone sector,

•	to carry out or promote the import of goods and services to or through our controlled and/or affiliated companies;

•	to engage in other activities that are similar to or related to our corporate purposes; and

•	to participate in the capital of other companies.

Board of Directors

Under the Brazilian Corporation Law, any matters subject to the approval of our board of directors can be approved by a simple majority of votes of the members present at a duly convened meeting, unless our bylaws otherwise specify. Under our bylaws, our board of directors may only deliberate if a majority of its members are present at a duly convened meeting. Any resolutions of our board of directors may be approved by the affirmative vote of a majority of the members present at the meeting.

PART SIX—SHAREHOLDER RIGHTS

Election of Directors

The shareholders of TmarPart, our controlling shareholder, have entered into shareholders agreements that determine the representation of these shareholders on our board of directors. See “Part Four—The Companies—Principal Shareholders of Coari and Related Party Transactions—Principal Shareholders—TmarPart Shareholders’ Agreements.” The members of our board of directors are elected at general meetings of shareholders for concurrent three-year terms.

Qualification of Directors

The Brazilian Corporation Law requires members of our board of directors to own shares of our company. However, there is no minimum share ownership or residency requirement to qualify for membership on our board of directors. Our bylaws do not require the members of our board of directors to be resident in Brazil. The Brazilian Corporation Law requires each of our executive officers to be residents of Brazil.

Fiduciary Duties and Conflicts of Interest

All members of our board of directors and their alternates owe fiduciary duties towards us and all of our shareholders.

Under the Brazilian Corporation Law, if one of our directors or his respective alternate or one of our executive officers has a conflict of interest with our company in connection with any proposed transaction, such director, alternate director or executive officer may not vote in any decision of our board of directors or of our board of executive officers, as the case may be, regarding such transaction and must disclose the nature and extent of his conflicting interest for inclusion in the minutes of the applicable meeting. However, if one of our directors is absent from a meeting of our board of directors, that director’s alternate may vote even if that director has a conflict of interest, unless the alternate director shares that conflict of interest or has another conflict of interest.

Any transaction in which one of our directors (including the alternate members) or executive officers may have an interest, including any financings, can only be approved on reasonable and fair terms and conditions that are no more favorable than the terms and conditions prevailing in the market or offered by third parties. If any such transaction does not meet this requirement, then the Brazilian Corporation Law provides that the transaction may be nullified and the interested director or executive officer must return to us any benefits or other advantages that he obtained from, or as result of, such transaction. Under the Brazilian Corporation Law and upon the request of a shareholder who owns at least 5.0% of our total share capital, our directors and executive officers must reveal to our shareholders at an ordinary meeting of our shareholders certain transactions and circumstances that may give rise to a conflict of interest. In addition, our company or shareholders who own 5.0% or more of our share capital may bring an action for civil liability against directors and executive officers for any losses caused to us as a result of a conflict of interest.

Compensation

Under our bylaws, our common shareholders approve the aggregate compensation payable to our directors, executive officers and members of our fiscal council. Subject to this approval, our board of directors establishes the compensation of its members and of our executive officers. See “Part Five—The Share Exchange—Management of Coari—Compensation.”

Mandatory Retirement

Neither the Brazilian Corporation Law nor our bylaws establish any mandatory retirement age for our directors or executive officers.

PART SIX—SHAREHOLDER RIGHTS

Share Capital

Under the Brazilian Corporation Law, the number of our issued and outstanding non-voting shares or shares with limited voting rights, such as our preferred shares, may not exceed two-thirds of our total outstanding share capital.

Each of our common shares entitles its holder to one vote at our annual and extraordinary shareholders’ meetings. Holders of our common shares are not entitled to any preference in respect of our dividends or other distributions or otherwise in case of our liquidation.

Dividends

Our dividend distribution policy includes the distribution of periodic dividends, based on annual balance sheets approved by our board of directors. When we pay dividends on an annual basis, they are declared at our annual shareholders’ meeting, which we are required by the Brazilian Corporation Law and our bylaws to hold by April 30 of each year. When we declare dividends, we are generally required to pay them within 60 days of declaring them unless the shareholders’ resolution establishes another payment date. In any event, if we declare dividends, we must pay them by the end of the fiscal year for which they are declared. Under Article 9 of Law 9,249/95 and our bylaws, we also may pay interest attributable to shareholders’ equity as an alternative form of dividends upon approval of our board of directors.

Dividend Preference of Preferred Shares

Under our bylaws, our preferred shareholders are entitled to a minimum annual non-cumulative preferential dividend, or the Minimum Preferred Dividend, equal to the greater of (1) 6.0% per year of their pro rata share of our capital, or (2) 3.0% per year of the book value of our shareholders’ equity divided by our total number of shares, before dividends may be paid to our common shareholders. Distributions of dividends in any year are made:

•	first, to the holders of preferred shares, up to the amount of the Minimum Preferred Dividend for such year;

•	then, to the holders of common shares, until the amount distributed in respect of each common share is equal to the amount distributed in respect of each preferred share; and

•	thereafter, to the common and preferred shareholders on a pro rata basis.

If the Minimum Preferred Dividend is not paid for a period of three years, holders of preferred shares shall be entitled to full voting rights.

Payment of Dividends and Interest Attributable to Shareholders’ Equity

We may pay the mandatory distributable amount as dividends or as interest attributable to shareholders’ equity, which is similar to a dividend but is deductible in calculating our income tax obligations.

Because our shares are issued in book-entry form, dividends with respect to any share are automatically credited to the account holding such share. Shareholders who are not residents of Brazil must register with the Central Bank in order for dividends, sales proceeds or other amounts with respect to their shares to be eligible to be remitted outside of Brazil.

Dividends

We are required by the Brazilian Corporation Law and by our bylaws to hold an annual shareholders’ meeting by April 30 of each year. At our annual shareholders’ meeting, our common shareholders may vote to

PART SIX—SHAREHOLDER RIGHTS

declare an annual dividend. Our payment of annual dividends is based on our audited financial statements prepared for our preceding fiscal year.

Any holder of record of shares at the time that a dividend is declared is entitled to receive dividends. Under the Brazilian Corporation Law, we are generally required to pay dividends within 60 days after declaring them, unless the shareholders’ resolution establishes another payment date, which, in any case, must occur prior to the end of the fiscal year in which the dividend is declared.

Our board of directors may declare interim dividends based on the accrued profits recorded or the realized profits in our annual or semi-annual financial statements approved by our common shareholders. In addition, we may pay dividends from net income based on our unaudited quarterly financial statements. We may set off any payment of interim dividends against the amount of the mandatory distributable amount for the year in which the interim dividends were paid.

Interest Attributable to Shareholders’ Equity

Brazilian companies, including our company, are permitted to pay interest attributable to shareholders’ equity as an alternative form of payment of dividends to our shareholders. These payments may be deducted when calculating Brazilian income tax and social contribution tax. The interest rate applied to these distributions generally cannot exceed the TJLP for the applicable period. The amount of interest paid that we can deduct for tax purposes cannot exceed the greater of:

•

50% of our net income (after the deduction of the provision for social contribution tax and before the deduction of the provision for corporate income tax) before taking into account any such distribution for the period for which the payment is made; and

•	50% of the sum of our retained earnings and profit reserves.

Any payment of interest attributable to shareholders’ equity to holders of common shares, preferred shares or ADSs, whether or not they are Brazilian residents, is subject to Brazilian withholding tax at the rate of 15%, except that a 25% withholding tax rate applies if the recipient is a resident of a tax haven jurisdiction. A tax haven jurisdiction is a country (1) that does not impose income tax or whose income tax rate is lower than 20% or (2) which does not permit disclosure of the identity of shareholders of entities organized under its jurisdiction. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations—Taxation of Gains.” Under our bylaws, we may include the amount distributed as interest attributable to shareholders’ equity, net of any withholding tax, as part of the mandatory distributable amount.

Prescription of Payments

Our shareholders have three years to claim dividend distributions made with respect to their shares, as from the date that we distribute the dividends to our shareholders, after which any unclaimed dividend distributions legally revert to us. We are not required to adjust the amount of any distributions for inflation that occurs during the period from the date of declaration to the payment date.

Shareholders’ Meetings

Under the Brazilian Corporation Law, we must hold an annual shareholders’ meeting by April 30 of each year in order to:

•

approve or reject the financial statements approved by our board of directors and board of executive officers, including any recommendation by our board of directors for the allocation of net profits and distribution of dividends;

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•

elect members of our board of directors (upon expiration of their three-year terms) and members of our fiscal council, subject to the right of minority shareholders to elect members of our board of directors and our fiscal council; and

•	approve any monetary adjustment to our share capital.

In addition to the annual shareholders’ meetings, holders of our common shares have the power to determine any matters related to changes in our corporate purposes and to pass any resolutions they deem necessary to protect and enhance our development whenever our interests so require, by means of extraordinary shareholders’ meetings.

Following the share exchange, we will convene our shareholders’ meetings, including our annual shareholders’ meeting, by publishing a notice in the Brazilian newspapers Diário Comercial and Diário Oficial do Rio de Janeiro. On the first call of any meeting, the notice must be published no fewer than three times, beginning at least 15 calendar days prior to the scheduled meeting date. For meetings involving the issuance of securities or deliberations where preferred shareholders are entitled to vote, the notice must be published at least 30 calendar days prior to the scheduled meeting date. The notice must contain the meeting’s place, date, time, agenda and, in the case of a proposed amendment to our bylaws, a description of the subject matter of the proposed amendment.

Our board of directors may convene a shareholders’ meeting. Under the Brazilian Corporation Law, shareholders’ meetings also may be convened by our shareholders as follows:

•	by any of our shareholders if, under certain circumstances set forth in the Brazilian Corporation Law, our directors do not convene a shareholders’ meeting within 60 days;

•	by shareholders holding at least 5% of our total share capital if, after a period of eight days, our directors fail to call a shareholders’ meeting that has been requested by such shareholders;

•

by shareholders holding at least 5% of either our total voting share capital or our total non-voting share capital, if after a period of eight days, our directors fail to call a shareholders’ meeting for the purpose of appointing a fiscal council that has been requested by such shareholders.

In addition, our fiscal council may convene a shareholders’ meeting if our board of directors does not convene an annual shareholders’ meeting within 30 days or at any other time to consider any urgent and serious matters.

Each shareholders’ meeting is presided over by our chief executive officer, who is responsible for choosing a secretary of the meeting. A shareholder may be represented at a shareholders’ meeting by an attorney-in-fact appointed by the shareholder not more than one year before the meeting. The attorney-in-fact must be a shareholder, a member of our board of directors, an executive officer, a lawyer or a financial institution, and the power of attorney appointing the attorney-in-fact must comply with certain formalities set forth under Brazilian law. To be admitted to a shareholders’ meeting, a person must produce proof of his or her shareholder status or a valid power of attorney.

In order for a valid action to be taken at a shareholders’ meeting, shareholders representing at least 25% of our issued and outstanding voting share capital must be present on first call. However, shareholders representing at least two-thirds of our issued and outstanding voting share capital must be present at a shareholders’ meeting called to amend our bylaws. If a quorum is not present, our board of directors may issue a second call by publishing a notice as described above at least eight calendar days prior to the scheduled meeting. The quorum requirements do not apply to a meeting held on the second call, and the shareholders’ meetings may be convened with the presence of shareholders representing any number of shares (subject to the voting requirements for

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certain matters described below). A shareholder without a right to vote may attend a shareholders’ meeting and take part in the discussion of matters submitted for consideration.

Voting Rights

Under the Brazilian Corporation Law and our bylaws, each of our common shares entitles its holder to one vote at our shareholders’ meetings. Our preferred shares generally do not confer voting rights, except in limited circumstances described below. We may not restrain or deny any voting rights without the consent of the majority of the shares affected. Whenever the shares of any class of share capital are entitled to vote, each share is entitled to one vote.

Voting Rights of Common Shares

Except as otherwise provided by law, resolutions of a shareholders’ meeting are passed by a simple majority vote of the holders of our common shares present or represented at the meeting, without taking abstentions into account. Under the Brazilian Corporation Law, the approval of shareholders representing at least a majority of our outstanding voting shares is required for the types of action described below:

•

creating preferred shares or disproportionately increasing an existing class of our preferred shares relative to the other classes of our preferred shares, other than to the extent permitted by our bylaws;

•

changing a preference, privilege or condition of redemption or amortization of any class of our preferred shares or creating a new class of preferred shares that has a preference, privilege, condition of redemption or amortization superior to an existing class of our preferred shares;

•	reducing the mandatory dividend set forth in our bylaws;

•	changing our corporate purpose;

•	merging our company with and into another company, or consolidating our company with another company, subject to the conditions set forth in the Brazilian Corporation Law;

•	entering a share exchange under which all of our shares are mandatorily transferred to another company, known as an “incorporação de ações” under the Brazilian Corporation Law;

•	participating in a centralized group of companies (grupo de sociedades) as defined under the Brazilian Corporation Law and subject to the conditions set forth in the Brazilian Corporation Law;

•	dissolving or liquidating our company or canceling any ongoing liquidation of our company;

•	creating any founders’ shares (partes beneficiárias) entitling the holders thereof to participate in the profits of our company; and

•	spinning-off of all or any part of our company.

Decisions on the transformation of our company into another form of company require the unanimous approval of our shareholders, including the holders of our preferred shares.

Our company is required to give effect to shareholders agreements that contain provisions regarding the purchase or sale of our shares, preemptive rights to acquire our shares, the exercise of the right to vote our shares or the power to control our company, if these agreements are filed with our headquarters in Brasília. Brazilian Corporation Law obligates the president of any shareholder or board of directors meeting to disregard any vote taken by any of the parties to any shareholders agreement that has been duly filed with our company that violates the provisions of any such agreement. In the event that a shareholder that is party to a shareholders agreement (or a director appointed by such shareholder) is absent from any shareholders’ or board of directors’ meeting or

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abstains from voting, the other party or parties to that shareholders agreement have the right to vote the shares of the absent or abstaining shareholder (or on behalf of the absent director) in compliance with that shareholders agreement.

Under the Brazilian Corporation Law, neither our bylaws nor actions taken at a shareholders’ meeting may deprive any of our shareholders of certain specific rights, including:

•	the right to participate in the distribution of our profits;

•	the right to participate in any remaining residual assets in the event of our liquidation;

•	the right to supervise the management of our corporate business as specified in the Brazilian Corporation Law;

•

the right to preemptive rights in the event of an issuance of our shares, debentures convertible into our shares or subscription bonuses, other than with respect to a public offering of our securities; and

•	the right to withdraw from our company under the circumstances specified in the Brazilian Corporation Law.

Voting Rights of Minority Shareholders

Shareholders holding shares representing not less than 10% of our shares entitled to vote at our shareholders’ meeting have the right to request that we adopt a cumulative voting procedure. If the cumulative voting procedure is adopted, our controlling shareholders always retain the right to elect at least one member more than the number of members elected by the other shareholders, regardless of the total number of members of our board of directors. This procedure must be requested by the required number of shareholders at least 48 hours prior to a shareholders’ meeting.

Under the Brazilian Corporation Law, shareholders that are not controlling shareholders, but that together hold either:

•	non-voting preferred shares representing at least 10% of our total share capital; or

•	common shares representing at least 15% of our voting capital,

have the right to appoint one member and an alternate to our board of directors at our annual shareholders’ meeting. If no group of our common or preferred shareholders meets the thresholds described above, shareholders holding preferred shares or common shares representing at least 10% of our total share capital are entitled to combine their holdings to appoint one member and an alternate to our board of directors. In the event that minority holders of common shares and/or holders of non-voting preferred shares elect a director and the cumulative voting procedures described above are also used, our controlling shareholders always retain the right to elect at least one member more than the number of members elected by the other shareholders, regardless of the total number of members of our board of directors. The shareholders seeking to exercise these minority rights must prove that they have held the shares they seek to vote in favor of these resolutions for not less than three months preceding the shareholders’ meeting at which the director will be appointed. Any directors appointed by the non-controlling shareholders have the right to veto for cause the selection of our independent registered public accounting firm.

In accordance with the Brazilian Corporation Law, the holders of preferred shares without voting rights or with restricted voting rights are entitled to elect one member and an alternate to our fiscal council in a separate election. Minority shareholders have the same right as long as they jointly represent 10% or more of the voting shares. The other shareholders with the right to vote may elect the remaining members and alternates, who, in any event, must number more than the directors and alternates elected by the holders of the non-voting preferred shares and the minority shareholders.

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Voting Rights of Preferred Shares

Holders of our preferred shares are not entitled to vote on any matter, except (1) with respect to the election of a member of our board of directors by preferred shareholders holding at least 10% of our total share capital as described above, (2) with respect to the election of a member and alternate member of our fiscal council as described above, and (3) in the limited circumstances described below.

The Brazilian Corporation Law and our bylaws provide that our preferred shares will acquire unrestricted voting rights after the third consecutive fiscal year that we fail to pay the minimum dividends to which our preferred shares are entitled. This voting right will continue until the past due minimum dividend for any year in that three consecutive-year period is paid in full. Our preferred shareholders will also obtain unrestricted voting rights if we enter into a liquidation process.

Under the Brazilian Corporation Law, the following actions require ratification by the majority of issued and outstanding shares of the affected class within one year from the shareholders’ meeting at which the common shareholders approve the action:

•

the creation of preferred shares or a disproportionate increase of an existing class of our preferred shares relative to the other classes of our preferred shares, other than to the extent permitted by our bylaws;

•	a change of a preference, privilege or condition of redemption or amortization of any class of our preferred shares; or

•	the creation of a new class of preferred shares that has a preference, privilege or condition of redemption or amortization superior to an existing class of our preferred shares.

In addition, under our bylaws, our preferred shareholders are entitled to vote on proposals to approve long-term agreements between us and our related parties (subsidiaries, controlling shareholders, companies under common control), except for market standard agreements.

Liquidation

We may be liquidated in accordance with the provisions of Brazilian law. In the event of our extrajudicial liquidation, a shareholders’ meeting will determine the manner of our liquidation, appoint our liquidator and our fiscal council that will function during the liquidation period.

In the event of our liquidation, the assets available for distribution to our shareholders would be distributed equally and ratably to our preferred shareholders and our common shareholders.

Preemptive Rights

Under the Brazilian Corporation Law, each of our shareholders has a general preemptive right to subscribe for our shares or securities convertible into our shares in any capital increase, in proportion to the number of our shares held by such shareholder.

Under our bylaws, except when issuing voting shares or securities convertible into voting shares, our board of directors or our shareholders, as the case may be, may decide not to extend preemptive rights to our shareholders with respect to any issuance of our non-voting shares, debentures convertible into our shares or warrants made in connection with a public offering of shares made through a stock exchange or an offer to exchange shares in connection with the acquisition of control of another company. The preemptive rights are transferable and must be exercised within a period of at least 30 days following the publication of notice of the

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issuance of shares or securities convertible into our shares. Holders of the ADSs may not be able to exercise the preemptive rights relating to our preferred shares underlying their ADSs unless a registration statement under the Securities Act is effective with respect to those rights or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement with respect to the shares relating to these preemptive rights or to take any other action to make preemptive rights available to holders of the ADSs, and we may not file any such registration statement.

Redemption, Amortization, Tender Offers and Rights of Withdrawal

Our bylaws or our shareholders at a shareholders’ meeting may authorize us to use our profits or reserves to redeem or amortize our shares in accordance with conditions and procedures established for such redemption or amortization. The Brazilian Corporation Law defines “redemption” (resgate de ações) as the payment of the value of the shares in order to permanently remove such shares from circulation, with or without a corresponding reduction of our share capital. The Brazilian Corporation Law defines “amortization” (amortização) as the distribution to the shareholders, without a corresponding capital reduction, of amounts that they would otherwise receive if we were liquidated. If an amortization distribution has been paid prior to our liquidation, then upon our liquidation, the shareholders who did not receive an amortization distribution will have a preference equal to the amount of the amortization distribution in the distribution of our capital.

The Brazilian Corporation Law authorizes us to redeem shares not held by our controlling shareholders, if, after a tender offer effected as a consequence of delisting or a substantial reduction in the liquidity of our shares, our controlling shareholders increase their participation in our total share capital to more than 95%. The redemption price in such case would be the same price paid for our shares in any such tender offer.

The Brazilian Corporation Law and our bylaws also require the acquiror of control (in case of a change of control) or the controller (in case of delisting or a substantial reduction in liquidity of our shares) to make a tender offer for the acquisition of the shares held by minority shareholders under certain circumstances described below under “—Mandatory Tender Offers.” The shareholder can also withdraw its capital from our company under certain circumstances described below under “—Rights of Withdrawal.”

Mandatory Tender Offers

The Brazilian Corporation Law requires that if we decide to cancel our registration as a public company with the CVM, or there is a substantial reduction in liquidity of a certain type or class of our shares, as defined by the CVM as a result of purchases by our controlling shareholders, we or our controlling shareholders must effect a tender offer for acquisition of our remaining shares or the remaining shares of the type or class related to the reduction in liquidity, as applicable, at a purchase price equal to the fair value of our shares taking into account the total number of our outstanding shares.

If our controlling shareholders enter into a transaction which results in a change of control of our company, the controlling shareholders must include in the documentation of the transaction an obligation to effect a public offer for the purchase of all our common shares for a price equal to at least 80% of the price paid to the controlling shareholders. The tender offer must be submitted to the CVM within 30 days from the date of execution of the documents that provide for the change of control.

Rights of Withdrawal

The Brazilian Corporation Law provides that, in certain limited circumstances, a dissenting shareholder may withdraw its equity interest from our company and be reimbursed by us for the value of our common or preferred shares that it then holds.

PART SIX—SHAREHOLDER RIGHTS

This right of withdrawal may be exercised by the dissenting or non-voting holders of the adversely affected class of shares (including any holder of preferred shares of an adversely affected class) in the event that the holders of a majority of all outstanding common shares authorize:

•

the creation of preferred shares or a disproportionate increase of an existing class of our preferred shares relative to the other classes of our preferred shares, other than to the extent permitted by our bylaws;

•	a change of a preference, privilege or condition of redemption or amortization of any class of our preferred shares; or

•	the creation of a new class of preferred shares that has a preference, privilege or condition of redemption or amortization superior to an existing class of our preferred shares.

In addition, this right of withdrawal may be exercised by any dissenting or non-voting shareholder (including any holder of preferred shares) in the event that the holders of a majority of the outstanding common shares authorize:

•	a reduction of the mandatory dividend set forth in our bylaws;

•	our participation in a grupo de sociedades (centralized group of companies) as defined under the Brazilian Corporation Law;

•	a change in our corporate purpose;

•

spinning-off of all or any part of our company, if such spin-off implies (1) a change in our business purpose (except if the spun-off assets revert to a company whose main purpose is the same as ours), (2) a reduction of the mandatory dividend set forth in our bylaws, or (3) our participation in a grupo de sociedades.

•	in one of the following transactions in which the shares held by such holders do not meet liquidity and dispersion thresholds under the Brazilian Corporation Law:

•	the merger of our company with and into another company, or the consolidation of our company with another company;

•	the transfer of all of our outstanding shares to another company in order to make us a wholly-owned subsidiary of such other company, known as an “incorporação de ações;”

•	the transfer of all of the outstanding shares of another company to us in an incorporação de ações transaction;

•	the acquisition of control of another company at a price that exceeds certain limits set forth in the Brazilian Corporation Law;

Dissenting or non-voting shareholders are also entitled to withdraw in the event that the entity resulting from a merger or spin-off does not have its shares listed on a Brazilian exchange or traded in the Brazilian secondary market within 120 days from the shareholders’ meeting that approved the relevant merger or spin-off.

Notwithstanding the above, in the event that we are consolidated or merged with another company, become part of a grupo de sociedades, or acquire the control of another company for a price in excess of certain limits imposed by the Brazilian Corporation Law, holders of any type or class of our shares or the shares of the resulting entity that have minimal market liquidity and are dispersed among a sufficient number of shareholders will not have the right to withdraw. For this purpose, shares that are part of general indices representative of portfolios of securities traded in Brazil or abroad are considered liquid, and sufficient dispersion will exist if the controlling shareholder, the parent company or other companies under its control hold less than half of the total number of outstanding shares of that type or class. In case of a spin-off, the right of withdrawal will only exist if there is a significant change in the corporate purpose or a reduction in the mandatory dividend.

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Only shareholders who own shares on the date of publication of the first notice convening the relevant shareholders’ meeting or the press release concerning the relevant transaction is published, whichever is earlier, will be entitled to withdrawal rights.

The redemption of shares arising out of the exercise of any withdrawal rights would be made at the book value per share, determined on the basis of our most recent audited balance sheet approved by our shareholders. If the shareholders’ meeting approving the action that gave rise to withdrawal rights occurred more than 60 days after the date of the most recent approved audited balance sheet, a shareholder may demand that its shares be valued on the basis of a balance sheet dated within such 60-day period and prepared specifically for this purpose.

The right of withdrawal lapses 30 days after the date of publication of the minutes of the shareholders’ meeting that approved the action that gave rise to withdrawal rights, except when the resolution is approved pending confirmation by the holders of our preferred shares (such confirmation to be given at an extraordinary meeting of such preferred shareholders to be held within one year). In this event, the 30-day period for dissenting shareholders begins at the date of publication of the minutes of the extraordinary meeting of such preferred shareholders. If the aggregate number of shares the holders of which exercise withdrawal rights is so great that it may have a material adverse effect on our financial condition, our management may call an extraordinary shareholders’ meeting, within 10 days after the expiration of the exercise period of withdrawal rights, to consider unwinding the approval of the resolution giving right to withdrawal rights.

Liability of Our Shareholders for Further Capital Calls

Neither Brazilian law nor our bylaws require any capital calls. Our shareholders’ liability for capital calls is limited to the payment of the issue price of any shares subscribed or acquired.

Inspection of Corporate Records

Shareholders that own 5% or more of our outstanding share capital have the right to inspect our corporate records, including shareholders’ lists, corporate minutes, financial records and other documents of our company, if (1) we or any of our officers or directors have committed any act contrary to Brazilian law or our bylaws, or (2) there are grounds to suspect that there are material irregularities in our company. However, in either case, the shareholder that desires to inspect our corporate records must obtain a court order authorizing the inspection.

Disclosures of Share Ownership

Brazilian regulations require that (1) each of our controlling shareholders, directly or indirectly, (2) shareholders who have elected members of our board of directors or fiscal council, and (3) any person or group of persons representing a person that has directly or indirectly acquired or sold an interest corresponding to at least 5% of the total number of our shares of any type or class to disclose its or their share ownership or divestment to our Investor Relations Officer, who must remit such information to the CVM and to the BOVESPA. In addition, a Relevant Fact containing certain required information must be published in the Brazilian newspapers Diário Comercial and Diário Oficial do Rio de Janeiro whenever an acquisition of such magnitude has been made with the intention to alter the composition of our control, our management structure or whenever such acquisition results in the requirement for the acquiring shareholder to effect a tender offer under Brazilian laws and regulations.

Our controlling shareholders, shareholders that appoint members of our board of directors or fiscal council and members of our board of directors, board of executive officers or fiscal council must file a statement of any change in their holdings of our shares with the CVM and the Brazilian stock exchanges on which our securities are traded.

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Form and Transfer

Our preferred shares and common shares are in book-entry form, registered in the name of each shareholder or its nominee. The transfer of our shares is governed by Article 35 of the Brazilian Corporation Law, which provides that a transfer of shares is effected by our transfer agent, Banco do Brasil S.A., by an entry made by the transfer agent in its books, upon presentation of valid written share transfer instructions to us by a transferor or its representative. When preferred shares or common shares are acquired or sold on a Brazilian stock exchange, the transfer is effected on the records of our transfer agent by a representative of a brokerage firm or the stock exchange’s clearing system. The transfer agent also performs all the services of safe-keeping of our shares. Transfers of our shares by a non-Brazilian investor are made in the same manner and are executed on the investor’s behalf by the investor’s local agent. If the original investment was registered with the Central Bank pursuant to foreign investment regulations, the non-Brazilian investor is also required to amend, if necessary, through its local agent, the electronic certificate of registration to reflect the new ownership.

The BOVESPA operates a central clearing system. A holder of our shares may choose, at its discretion, to participate in this system, and all shares that such shareholder elects to be put into the clearing system are deposited in custody with the clearing and settlement chamber of the BOVESPA (through a Brazilian institution that is duly authorized to operate by the Central Bank and maintains a clearing account with the clearing and settlement chamber of the BOVESPA). Shares subject to the custody of the clearing and settlement chamber of the BOVESPA are noted as such in our registry of shareholders. Each participating shareholder will, in turn, be registered in the register of the clearing and settlement chamber of the BOVESPA and will be treated in the same manner as shareholders registered in our books.

Description of Coari ADSs

The following is a summary of the material provisions of the deposit agreements among Coari, The Bank of New York Mellon, referred to in this section as the depositary, and the registered holders and other holders from time to time of Coari ADSs, pursuant to which the Coari ADSs representing Coari common shares, also referred to as Common ADSs, and Coari ADSs representing Brasil Telecom preferred shares, also referred to as Preferred ADSs, are to be issued. This summary is subject to and qualified in its entirety by reference to the deposit agreements, including the form of ADRs attached thereto. The deposit agreements are exhibits to this registration statement of which this prospectus is a part. Copies of the deposit agreements are available for inspection at the corporate trust office of the depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the office of the custodian, currently located at Rua Ururaí, 111, Prédio II, Piso Térreo, Tatuapé, 03084-101, São Paulo, SP Brazil. The depositary’s principal executive office is located at One Wall Street, New York, New York 10286.

Coari American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each Preferred ADS will represent three Coari preferred shares (or a right to receive three shares), and each Common ADS will represent one Coari common share (or a right to receive one share), deposited with the principal São Paulo office of Banco Itaú S.A., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary under the applicable deposit agreement.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or DRS, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the

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procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreements. For more complete information, you should read the entire deposit agreement and the form of ADR relating to the Preferred ADSs or the Common ADSs, as applicable. Directions on how to obtain copies of those documents are provided under “Incorporation by Reference.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on Coari common shares or preferred shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed but is not obtained, the deposit agreements allow the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Part Five—The Share Exchange—Material Tax Considerations.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

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If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; and

PART SIX—SHAREHOLDER RIGHTS

•

when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs.

Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

Our common shares entitle their holders to vote on all matters presented to a vote of shareholders of Coari as set forth under “—Description of Coari Capital Stock—Voting Rights—Voting Rights of Common Shares,” which subsection is hereby incorporated by reference herein. Our preferred shares presently do not entitle their holders to vote on any matter presented to a vote of shareholders of Coari except as set forth under “—Description of Coari Capital Stock—Voting Rights—Voting Rights of Preferred Shares,” which subsection is hereby incorporated by reference herein.

ADS holders eligible to vote may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Brazil and of our bylaws, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed. The depositary may not itself exercise any voting discretion over any shares. If the depositary does not receive instructions from an ADS holder on or before the date established by the depositary for that purpose, the depositary will deem that ADS holder to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the underlying shares, provided that no such discretionary proxy will be given with respect to any matter as to which we inform the depositary that (1) we do not wish such proxy given, (2) substantial opposition exists, or (3) the rights of holders of shares will be materially and adversely affected. Under Brazilian law, the depositary may vote the shares or other deposited securities represented by ADSs in accordance with the instructions of the ADS holders even if those instructions differ among those ADS holders.

We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

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In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay to the Depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•     Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•     Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	• Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been Coari shares and the Coari shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.02 (or less) per ADSs per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. The depositary may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities represented by your ADSs, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

PART SIX—SHAREHOLDER RIGHTS

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•     Change the nominal or par value of our shares

•     Reclassify, split up or consolidate any of the deposited securities

•     Distribute securities on the shares that are not distributed to you

•     Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreements be amended?

We may agree with the depositary to amend the deposit agreements and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreements be terminated?

The depositary will terminate either deposit agreement at our direction by mailing notice of termination to the applicable ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate either deposit agreement by mailing notice of termination to us and the applicable ADS holders if 90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

The depositary may terminate either deposit agreement on as little as 15 days’ notice to ADS holders if it believes it may be subject to legal liability because we failed to provide information required by Brazilian government regulators.

After termination, the depositary and its agents will do the following under the applicable deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

PART SIX—SHAREHOLDER RIGHTS

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

Each deposit agreement expressly limits our obligations and the obligations of the depositary. Each deposit agreement also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In each deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the applicable deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Pre-release of ADSs

The deposit agreements permit the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the

PART SIX—SHAREHOLDER RIGHTS

pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreements, all parties to the deposit agreements acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreements understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreements, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the applicable deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Exchange Controls

There are no restrictions on ownership or voting of our capital stock by individuals or legal entities domiciled outside Brazil. However, the right to convert dividend payments, interest on shareholders’ equity payments and proceeds from the sale of our share capital into foreign currency and to remit such amounts outside Brazil is subject to restrictions under foreign investment legislation and foreign exchange regulations, which generally require, among other things, the registration of the relevant investment with the Central Bank and the CVM.

Investments in our common shares or preferred shares by (1) a holder not deemed to be domiciled in Brazil for Brazilian tax purposes, (2) a non-Brazilian holder who is registered with the CVM under Resolution 2,689, or (3) the depositary, are eligible for registration with the Central Bank. This registration (the amount so registered is referred to as registered capital) allows the remittance outside Brazil of foreign currency, converted at the commercial market rate, acquired with the proceeds of distributions on, and amounts realized through, dispositions of our common shares or preferred shares. The registered capital per common share or preferred

PART SIX—SHAREHOLDER RIGHTS

share purchased in the form of an ADS, or purchased in Brazil and deposited with the depositary in exchange for an ADS, will be equal to its purchase price (stated in U.S. dollars). The registered capital per common share or preferred share withdrawn upon cancellation of an ADS will be the U.S. dollar equivalent of (1) the average price of a common share or preferred share, as applicable, on the BOVESPA on the day of withdrawal, or (2) if no common shares or preferred shares, as applicable, were traded on that day, the average price on the BOVESPA in the 15 trading sessions immediately preceding such withdrawal. The U.S. dollar equivalent will be determined on the basis of the average commercial market rates quoted by the Central Bank on these dates.

Annex V Regulations

Resolution No. 1,927 of the National Monetary Council, as amended, provides for the issuance of depositary receipts in foreign markets in respect of shares of Brazilian issuers. It restates and amends Annex V to Resolution No. 1,289 of the National Monetary Council, known as the Annex V Regulations. Our ADS programs will be approved under the Annex V Regulations by the Central Bank and the CVM prior to the issuance of the Coari ADSs. Accordingly, the proceeds from the sale of Coari ADSs by ADR holders outside Brazil are not subject to Brazilian foreign investment controls, and holders of the Coari ADSs who are not resident in a “tax haven” jurisdiction are entitled to favorable tax treatment. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations.”

We pay dividends and other cash distributions with respect to our common shares and preferred shares in reais. We have obtained an electronic certificate of foreign capital registration from the Central Bank in the name of the depositary with respect to the Coari ADSs to be maintained by the custodian on behalf of the Coari Depositary. Pursuant to this registration, the custodian is able to convert dividends and other distributions with respect to our common shares and preferred shares represented by Coari ADSs into foreign currency and remit the proceeds outside Brazil to the Coari Depositary so that the Coari Depositary may distribute these proceeds to the holders of record of the Coari ADSs.

Investors residing outside Brazil may register their investments in our common shares or preferred shares as foreign portfolio investments under Resolution 2,689 (described below) or as foreign direct investments under Law No. 4,131 (described below). Registration under Resolution 2,689 or Law No. 4,131 generally enables non-Brazilian investors to convert dividends, other distributions and sales proceeds received in connection with registered investments into foreign currency and to remit such amounts outside Brazil. Registration under Resolution 2,689 affords favorable tax treatment to non-Brazilian portfolio investors who are not resident in a tax haven jurisdiction, which is defined under Brazilian tax laws as a country that does not impose taxes or where the maximum income tax rate is lower than 20% or that restricts the disclosure of shareholder composition or ownership of investments. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations.”

In the event that a holder of Coari ADSs exchanges those Coari ADSs for the underlying common shares or preferred shares, the holder must:

•

sell the common shares or preferred shares on the BOVESPA and rely on the depositary’s electronic registration for five business days from the date of exchange to obtain and remit U.S. dollars outside Brazil upon the holder’s sale of our common shares or preferred shares;

•	convert its investment in common shares or preferred shares into a foreign portfolio investment under Resolution 2,689; or

•	convert its investment in common shares or preferred shares into a direct foreign investment under Law No. 4,131.

The custodian is authorized to update the Coari Depositary’s electronic registration to reflect conversions of Coari ADSs into foreign portfolio investments under Resolution 2,689.

PART SIX—SHAREHOLDER RIGHTS

If a holder of Coari ADSs elects to convert its Coari ADSs into a foreign direct investment under Law No. 4,131, the conversion will be effected by the Central Bank after receipt of an electronic request from the custodian with details of the transaction. If a foreign direct investor under Law No. 4,131 elects to deposit its common shares or preferred shares into the applicable Coari ADR program in exchange for Coari ADSs, such holder will be required to present to the custodian evidence of payment of capital gains taxes. The conversion will be effected by the Central Bank after receipt of an electronic request from the custodian with details of the transaction. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations” for details of the tax consequences to an investor residing outside Brazil of investing in our common shares or preferred shares in Brazil.

If a holder of Coari ADSs wishes to convert its investment in common shares or preferred shares into either a foreign portfolio investment under Resolution 2,689 or a foreign direct investment under Law No. 4,131, it should begin the process of obtaining its own foreign investor registration with the Central Bank or with the CVM, as the case may be, in advance of exchanging the Coari ADSs for common shares or preferred shares, as applicable. A non-Brazilian holder of common shares or preferred shares may experience delays in obtaining a foreign investor registration, which may delay remittances outside Brazil, which may in turn adversely affect the amount, in U.S. dollars, received by the non-Brazilian holder.

Unless the holder has registered its investment with the Central Bank, the holder may not be able to convert the proceeds from the disposition of, or distributions with respect to, such common shares or preferred shares into foreign currency or remit those proceeds outside Brazil. In addition, if the non-Brazilian investor resides in a “tax haven” jurisdiction or is not an investor registered under Resolution 2,689, the investor will be subject to less favorable tax treatment than a holder of Coari ADSs. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations.”

Resolution 2,689

All investments made by a non-Brazilian investor under Resolution 2,689 are subject to an electronic registration with the Central Bank. This registration permits non-Brazilian investors to convert dividend payments, interest on shareholders’ equity payments and proceeds from the sale of our share capital into foreign currency and to remit such amounts outside Brazil.

Under Resolution 2,689, non-Brazilian investors registered with the CVM may invest in almost all financial assets and engage in almost all transactions available to Brazilian investors in the Brazilian financial and capital markets without obtaining a separate Central Bank registration for each transaction, provided that certain requirements are fulfilled. Under Resolution 2,689, the definition of a non-Brazilian investor includes individuals, legal entities, mutual funds and other collective investment entities, domiciled or headquartered outside Brazil.

Pursuant to Resolution 2,689, non-Brazilian investors must:

•	appoint at least one representative in Brazil with powers to take action relating to its investments;

•	appoint an authorized custodian in Brazil for its investments, which must be a financial institution duly authorized by the Central Bank and CVM;

•	complete the appropriate foreign investor registration forms;

•	register as a non-Brazilian investor with the CVM;

•	register its investments with the Central Bank; and

•	obtain a taxpayer identification number from the Brazilian federal tax authorities.

The securities and other financial assets held by a non-Brazilian investor pursuant to Resolution 2,689 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central

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Bank or the CVM or be registered in registration, clearing and custody systems authorized by the Central Bank or by the CVM. In addition, the trading of securities held under Resolution 2,689 is restricted to transactions carried out on stock exchanges or through organized over-the-counter markets licensed by the CVM.

The offshore transfer or assignment of the securities or other financial assets held by non-Brazilian investors pursuant to Resolution 2,689 are prohibited, except for transfers resulting from a corporate reorganization effected abroad by a non-Brazilian investor, or occurring upon the death of an investor by operation of law or will.

Law No. 4,131

To obtain a certificate of foreign capital registration from the Central Bank under Law No. 4,131, a foreign direct investor must:

•	register as a foreign direct investor with the Central Bank;

•	obtain a taxpayer identification number from the Brazilian tax authorities;

•	appoint a tax representative in Brazil; and

•	appoint a representative in Brazil for service of process in respect of suits based on the Brazilian Corporation Law.

Foreign direct investors under Law No. 4,131 may sell their shares in both private and open market transactions, but these investors will generally be subject to less favorable tax treatment on gains with respect to our preferred shares. See “Part Five—The Share Exchange—Material Tax Considerations—Brazilian Tax Considerations.”

PART SEVEN—ADDITIONAL INFORMATION FOR SHAREHOLDERS

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-4 to register under the Securities Act (1) the common shares and preferred shares of Coari to be received in the share exchange by holders of common shares and preferred shares of Brasil Telecom residing in the United States, and (2) the Coari ADSs to be received by holders of Brasil Telecom ADSs. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to Coari and its common shares, preferred shares and ADSs, we refer you to the registration statement and the exhibits filed as a part of the registration statement.

Upon effectiveness of the registration statement of which this prospectus forms a part, Coari will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Coari will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Coari will be required to (1) file its annual report on Form 20-F with the SEC within six months after the end of each fiscal year, and (2) furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by Coari in Brazil or filed with the CVM, or distributed or required to be distributed by Coari to its shareholders. Coari will not be required to file periodic reports on Form 10-Q or Form 8-K and is not required to file financial statements prepared in accordance with U.S. GAAP (although it will be required to reconcile its financial statements to U.S. GAAP). In addition, following the completion of the share exchange, Coari will be exempt from some of the reporting requirements under the Exchange Act applicable to companies listed on the NYSE, including the proxy solicitation rules, which impose certain disclosure and procedural requirements for proxy solicitations under Section 14 of the Exchange Act, and the rules regarding the furnishing of annual reports to stockholders, and will not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. Among other matters, Coari’s officers, directors and holders of more than 10% of its shares will also be exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act.

Brasil Telecom files annual reports on Form 20-F and furnishes reports on Form 6-K to the SEC under the rules and regulations that apply to foreign private issuers. As a foreign private issuer, Brasil Telecom and its shareholders are exempt from some of the reporting requirements of the Exchange Act, including the proxy solicitation rules, the rules regarding the furnishing of annual reports to stockholders, Regulation FD and Section 16 short-swing profit reporting for its officers, directors and holders of more than 10% of its shares.

You may read and copy any materials filed by Brasil Telecom or Coari with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Coari and Brasil Telecom are subject to the informational requirements of the CVM and the BOVESPA and file reports and other information relating to their respective businesses, financial condition and other matters with the CVM and the BOVESPA. You may read these reports, statements and other information at the public reference facilities maintained by the CVM at Rua Sete de Setembro, 111, 2nd floor, Rio de Janeiro, RJ, Brazil, and Rua XV de Novembro, 275, Centro, São Paulo, SP, Brazil. Some filings of Coari and Brasil Telecom with the CVM and the BOVESPA are also available at the website maintained by the CVM at http://www.cvm.gov.br and the website maintained by the BOVESPA at http://www.bovespa.com.br.

The public filings with the SEC and the CVM of Brasil Telecom are also available to the public through an internet website at www.oi.com.br/ir. The information included on the website or that might be accessed through the website is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

PART SEVEN—ADDITIONAL INFORMATION FOR SHAREHOLDERS

Enforceability of Civil Liabilities Under U.S. Securities Laws

Coari is a corporation organized under the laws of the Federative Republic of Brazil. All of the directors and executive officers of Coari and some of the experts named in this prospectus reside in Brazil or elsewhere outside the United States, and all or a substantial portion of the assets of Coari and such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Coari or such other persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon the civil liability provisions of the Securities Act.

We have been advised by our Brazilian counsel, Barbosa, Müssnich & Aragão Advogados, that a judgment of a U.S. court for the payment of money, including for civil liabilities predicated upon the federal securities laws of the United States, subject to certain requirements described below, may be enforced in Brazil. A judgment for the payment of a sum certain against Coari or any other person described in the preceding paragraph obtained outside Brazil would be enforceable in Brazil against us or any such person without reconsideration of the merits upon confirmation of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). That confirmation generally will occur if the foreign judgment:

•	fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	is issued by a competent court after proper service of process is made in accordance with Brazilian law;

•	has become final;

•	is authenticated by a Brazilian consular office in the country where the foreign judgment is issued and is accompanied by a sworn translation into Portuguese; and

•	is not contrary to Brazilian national sovereignty or public policy or public morality.

The confirmation process may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner, or that a Brazilian court would enforce a monetary judgment for violations of U.S. securities laws.

We have been further advised by Barbosa, Müssnich & Aragão Advogados that original actions predicated on the federal securities laws of the United States may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts will enforce civil liabilities in such actions against Coari, its directors and officers and the advisors named herein.

A plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil during the course of litigation in Brazil must provide a surety bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure such payment. This bond must have a value sufficient to satisfy the payment of court fees and defendant’s attorney’s fees, as determined by the Brazilian judge, except in the case of the enforcement of foreign judgments that have been duly confirmed by the Brazilian Superior Court of Justice.

The ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant is limited by provisions of Brazilian law. In particular, (1) under the terms of Brasil Telecom’s concessions, our subsidiaries’ licenses from ANATEL and applicable law, shares held by us in our subsidiaries cannot be transferred (including upon attachment) without ANATEL’s approval in cases where such transfer would result in a change of control as defined under Brazilian laws and regulations, and (2) property of Brasil Telecom that is considered essential for the rendering of public services under concession agreements or licenses (bens vinculados à concessão ou bens reversíveis) is subject to immunity provided under Brazilian law and cannot be attached.

PART EIGHT—LEGAL AND REGULATORY MATTERS

Regulatory Approvals

We are not aware of any of the following:

•	any governmental license or regulatory permit that appears to be material to the businesses of Coari or Brasil Telecom that might be adversely affected by the share exchange;

•

except as described below, any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the completion of the share exchange; or

•

except as described below, any consent, waiver or other approval that would be required as a result of or in connection with the share exchange, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which Coari or Brasil Telecom is a party that have not been obtained.

Should any such approval or other action be required, we currently contemplate that such approval will be sought or such action will be taken, as the case may be.

No approval of the share exchange by the CVM or the BOVESPA is required for the completion of the share exchange.

The share exchange is conditioned on the declaration by the SEC that the registration statement of which this prospectus forms a part is effective. The approval by the NYSE of the listing of the Coari Common ADSs and Coari Preferred ADSs to be delivered in connection with the share exchange, for which we have applied, must be obtained for these ADSs to be traded by their holders. However, this approval is not a condition to the completion of the merger.

We are unable to predict whether it may be necessary to delay the completion of the share exchange pending the outcome of any approval or other action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions. In addition, we cannot assure you that if the approvals were not obtained or other actions were not taken, adverse consequences might not result to our business or the businesses of our subsidiaries.

Telemar Agreement with ANATEL Relating to the Acquisition of Control of Brasil Telecom Holding and Brasil Telecom

On December 19, 2008, ANATEL granted its approval of Telemar’s acquisition of control of Brasil Telecom, subject to a number of conditions contained in the order granting the approval. The most significant of the remaining conditions as they relate to Brasil Telecom require:

•	Telemar to employ at least the aggregate number of employees that Telemar and Brasil Telecom employed on February 1, 2008 until March 25, 2011;

•	Brasil Telecom to offer the mobile service packages offered by Telemar in Region I to Brasil Telecom mobile customers in Region II by December 31, 2009;

•

Telemar to expand the fiber optic networks of Telemar and Brasil Telecom to 100 new municipalities in Regions I and II by December 31, 2010 and an additional 40 new municipalities in each of the succeeding five years; and

•	Telemar to offer broadband services in 50% of the municipalities covered by Telemar’s obligation to provide backhaul to municipalities in the concession areas of Telemar and Brasil Telecom in which

PART EIGHT—LEGAL AND REGULATORY MATTERS

they do not provide internet service at rates no greater than Telemar’s highest existing rate for broadband services, within five months of completing the backhaul extensions, and 100% of such municipalities within ten months of completing the backhaul extensions.

Although ANATEL will not undertake a review of the share exchange separate from its review of Telemar’s acquisition of control of Brasil Telecom, we were required to notify ANATEL of the proposed share exchange within five days following our public announcement of the share exchange.

Brazilian Antitrust Review

Under Brazilian antitrust regulations, Telemar’s acquisition of control of Brasil Telecom is first analyzed by ANATEL to assess the effects on competition of this acquisition, following which it will be submitted to CADE, the Brazilian antitrust authority, for final approval. As of the date of this prospectus, ANATEL had not yet submitted its findings to CADE. Brazilian law permitted Telemar to consummate the acquisition of control of Brasil Telecom prior to receiving the final approval from CADE. ANATEL and CADE will determine whether Telemar’s acquisition of control of Brasil Telecom negatively impacts competitive conditions in the markets in which Brasil Telecom and Telemar compete or adversely affects consumers in these markets.

In connection with Telemar’s acquisition of control of Brasil Telecom, on December 10, 2008, Telemar entered into an Agreement for Maintenance of the Reversibility of Operation with CADE relating to its acquisition of control of Brasil Telecom. Under this agreement:

•	Telemar has agreed to submit to CADE’s analysis any authorizations that Brasil Telecom is granted in the future to provide WiMax, 3G, and MMDS services;

•

Telemar has agreed to maintain iG and Oi Internet, Brasil Telecom and Telemar’s respective broadband internet access providers, as independent business units until CADE’s final decision on Telemar’s acquisition of control of Brasil Telecom is issued; and

•

Telemar has agreed to maintain, until CADE’s final decision on its acquisition of control of Brasil Telecom is issued, a free dial-up ISP in all municipalities in which Oi Internet, iG or iBest provided dial-up ISP services free of charge on December 10, 2008.

Although we believe that the CADE’s consideration of Telemar’s acquisition of control of Brasil Telecom will be favorable, we can offer no assurances that CADE will approve these transactions or that CADE will not impose additional conditions on these transactions.

Legal Matters

We have received an opinion from Barbosa, Müssnich & Aragão Advogados, São Paulo, Brazil, with respect to the validity of the common shares and preferred shares of Brasil Telecom to be issued in connection with the merger. We were advised as to certain matters of U.S. law by White & Case LLP.

Experts

The consolidated financial statements of Coari and its subsidiaries as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included elsewhere in this prospectus have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the

PART EIGHT—LEGAL AND REGULATORY MATTERS

consolidated financial statements and includes explanatory paragraphs referring to (1) the existence of differences between Brazilian GAAP and U.S. GAAP, and (2) the corporate restructuring that will involve the exchange of Brasil Telecom’s shares for shares of Coari, as well as the merger of Coari into Telemar, its parent company. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Invitel and its subsidiaries as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included elsewhere in this prospectus have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to (1) the fact that the financial statements for the prior periods have been recasted for changes in Brazilian accounting practices in 2008 for comparative purposes, (2) the existence of differences between Brazilian GAAP and U.S. GAAP, (3) the merger of Invitel into its subsidiary Solpart on July 31, 2009, and (4) the adoption of certain provisions of Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” effective January 1, 2009). Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Brasil Telecom and its subsidiaries as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, which are incorporated by reference in this prospectus, and the effectiveness of Brasil Telecom’s internal control over financial reporting, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report express (1) an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the fact that the financial statements for the prior periods have been restated for changes in Brazilian accounting practices in 2008 for comparative purposes, the plans for the merger of Brasil Telecom Holding into Brasil Telecom, the fact that Brasil Telecom has restated its presentation of the reconciliations of differences between Brazilian GAAP and U.S. GAAP of its shareholders’ equity as of December 31, 2007 and net income for the two years period then ended and the adoption of certain provisions of Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” effective January 1, 2009, and (2) an adverse opinion on the effectiveness of internal control over financial reporting because of the effect of a material weakness identified by management relating to the financial statement closing process in connection with the reconciliations of shareholders’ equity and net income from Brazilian GAAP to U.S. GAAP). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART NINE—FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Coari Participações S.A.

We have audited the accompanying consolidated balance sheets of Coari Participações S.A. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements mentioned above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations, the changes in shareholders’ equity and its cash flows in its operations for the three years then ended, in conformity with Brazilian accounting practices.

Brazilian accounting practices vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 8 to the financial statements.

As mentioned in Note 7 to the accompanying financial statements, Coari Participações S.A.’s parent company, Telemar Norte Leste S.A., disclosed a material fact informing that a corporate restructuring will be conducted involving the exchange of Brasil Telecom’s shares for shares of the Company, as well as the merger of the Company into its parent company.

/s/ Deloitte Touche Tohmatsu

Auditores Independentes

September 10, 2009

Rio de Janeiro, Brazil.

Coari Participações S.A.

Consolidated Balance Sheets at December 31

Expressed in millions of Brazilian Reais

	2008	2007
ASSETS
Current assets
Recoverable taxes	4	—
Dividends receivable	21	—

Total current assets	25	—

Long-term assets
Investments	3,271	—

Total long-term assets	3,271	—

TOTAL ASSETS	3,296	—

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Taxes payable	10	—
Dividends payable	14	—

Total current liabilities	24	—

Shareholders’ equity
Capital stock	3,271	—
Legal reserve	1	—

Total shareholders’ equity	3,272	—

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	3,296	—

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Consolidated Statements of Operations

Expressed in millions of Brazilian Reais

	2008	2007	2006
Financial result
Interest income	25	—	—
Interest expense	(2)	—	—

Income from continuing operations before tax	23	—	—

Income tax and social contribution	(8)	—	—

Net income for the year	15	—	—

Share outstanding at the balance sheet date (in thousands of shares)	327,112	26	16

Net income per share outstanding at the balance sheet date (in Brazilian Reais)	0.046	—	—

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Consolidated Statements of Changes in Shareholders’ Equity

Expressed in millions of Brazilian Reais

	Capital Stock	Legal reserve	Accumulated deficit	Total
At December 31, 2005	—	—	—	—

Changes in 2006	—	—	—	—

At December 31, 2006	—	—	—	—

Changes in 2007	—	—	—	—

At December 31, 2007	—	—	—	—

Capital increase	3,271	—	—	3,271
Net income for the year	—	—	15	15
Appropriation to legal reserve	—	1	(1)	—
Dividends proposed	—	—	(14)	(14)

At December 31, 2008	3,271	1	—	3,272

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Consolidated Statements of Cash Flows

Expressed in millions of Brazilian Reais

	2008	2007	2006
Cash flow from operating activities
Net income for the year	15	—	—

(Increase) reduction in assets and liabilities:
Taxes recoverable	(4)	—	—
Dividends receivable	(21)	—	—
Taxes payable	10	—	—

	(15)	—	—

Net cash provided by operating activities	—	—	—

Cash flow from investing activities
Investments, net	(3,271)	—	—

Net cash used in investing activities	(3,271)	—	—

Cash flow from financing activities
Advances for future capital increase	3,271

Net cash used in financing activities	3,271

Net increase (reduction) in cash	—	—	—

Cash and cash equivalents
Cash at the beginning of the year	—	—	—
Cash at the end of the year	—	—	—

Change in cash position	—	—	—

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

1 Description of business

Coari Participações S.A. (“Coari” or “the Company”) was incorporated on July 31, 2000 and has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad.

In December 2003, Telemar Norte Leste S.A. (“Telemar” or “TMAR”) acquired all of Coari’s shares.

This company remained as a shelf company until April 25, 2008, when it started operations acquiring all shares of the companies Copart 1 Participações S.A. (“Copart 1”) and Copart 2 Participações S.A. (“Copart 2”). On May 30, 2008, it also acquired all shares of the company Copart 3 Participações S.A. (“Copart 3”):

•

Copart 1, has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad. On May 2, 2008, Copart 1 started its operations by executing successive acquisitions of preferred shares of Brasil Telecom Participações S.A. (BRTP4), as well as, through the voluntary “Ofertas Públicas de Aquisição — OPAs” (public acquisition offerings) of July 22, 2008. On December 31, 2008, Copart 1 holds 21.1% of Brasil Telecom Participações S.A.’s (BrT Part) total capital, without controlling it;

•

Copart 2, has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad. On May 2, 2008, Copart 2 started its operations by executing successive acquisitions of preferred shares of Brasil Telecom S.A. (BRTO4), as well as, through the voluntary “Ofertas Públicas de Aquisição — OPAs” (public acquisition offerings) of July 22, 2008. On December 31, 2008, Copart 2 holds 10.5% of Brasil Telecom S.A.’s (BrT) total capital, without controlling it;

•

Copart 3, has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad. This company has not started operations yet.

2 Presentation of financial statements and consolidation principles

(a) Preparation and presentation criteria

The financial statements were prepared and are presented in accordance with the accounting principles adopted in Brazil, based on the provisions of Brazilian corporate law and regulations of the “Comissão de Valores Mobiliários — CVM” (Brazilian securities commission).

In preparing financial statements, it is necessary to use estimates in order to account for the values of certain assets, liabilities and other transactions. Actual values may differ from estimated ones.

(b) Law n° 11,638/2007 and Law n° 11941/09

Law no 11,638 was enacted on December 28, 2007, making alterations in the Brazilian corporate law (Law no 6,404/1976). The new law, which came into effect as from 2008, introduces a variety of changes regarding the preparation of financial statements, to bring them into alignment with the International Financial Reporting Standards — IFRS and, to this effect, grants the CVM the power to issue rules governing publicly listed companies.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

Provisional Measure nº 449 (“MP nº 449/2008”), enacted as Law nº 11,941/2009 was introduced on December 3, 2008, further transformed into Law, introducing the RTT (Transitional Taxation Regime) for the calculation of taxable income. It deals with the tax adjustments deriving from the new accounting methods and criteria introduced by Law nº 11,638/2007, as well as making further alterations to Law nº 6,404/1976.

The principal change introduced by Law nº 11,638/2007 and Law n° 11,941/2009, that affected the company’s financial statements was the elimination of the Statement of Changes in Financial Position.

3 Significant accounting policies

The most significant accounting policies used in the preparation of the consolidated financial statements are as follows:

(a) Determination of net income

Net income is determined using the accrual method of accounting and considers yield, interest and monetary variations on assets and liabilities.

(b) Current assets

Recorded at realizable value.

(c) Investments

Investments are recorded at cost, in accordance with the specific provisions set forth in CPC 14 “Financial Instruments: Recognition, Measurement and Disclosures”.

(d) Current and long-term liabilities

These are recorded at known and determinable values plus corresponding interest and monetary variations incurred, if applicable.

4 Investments

					Participation - %
Subsidiaries	Shareholders’ equity	Capital subscribed	Net income For the year	Ordinary shares (in millions)	Total capital	Voting capital
Copart 1	2,060	2,060	10	2,060	100.0	100.0
Copart 2	1,211	1,211	5	1,211	100.0	100.0

	3,271	3,271	15	3,271

5 Shareholders’ equity

On December 18, 2008, the board of directors approved a capital increase in de amount of R$ 3,271. Thus the Company’s capital stock on December 31, 2008 amounts to R$ 3,271, represented by 327,112 thousand shares, of which 109,037 thousand common shares and 218,075 thousand preferred shares, all nominal and without par value.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

The Company is authorized to increase its capital stock up to a maximum of 5 billion shares, common or preferred, not depending on a corporate restructuring, by means of a deliberation of the fiscal council.

Legal reserve

According to Article 193 of Brazilian corporate law, the Company must allocate 5% of its net income for the year to a legal reserve, up to a limit of 20% of capital stock. This allocation is optional in the event that the total of legal reserve plus capital reserves exceeds capital stock by 30%. The legal reserve may be used for a capital increase or for absorbing losses, but may not be distributed in the form of dividends.

According to its by-laws, Coari must pay out a minimum compulsory dividend for each fiscal year, equivalent to not less than 25% of net profit, adjusted in accordance with the respective law in effect.

Reverse Share Split

In Extraordinary Shareholders’ Meeting, held on September 11, 2009, the reverse split of Company’s representative shares was approved. The shares were grouped in the proportion of 4.000 (four thousand) existing shares to 01 (one) share of the respective class.

6 Other information

Acquisition of a controlling stake in BrT:

On April 25, 2008, each of the shareholders of Invitel S.A., or Invitel, entered into a Share Purchase Agreement with Banco de Investimentos Credit Suisse (Brasil) S.A., or Credit Suisse, as Comissário, or agent, on behalf of Telemar, acting as principal, which we refer to as the Share Purchase Agreement, under which Credit Suisse agreed to purchase all of the outstanding shares of Invitel and certain shares of Brasil Telecom Participações S.A. owned by the shareholders of Invitel. As of December 31, 2008, Invitel owned 100% of the outstanding shares of Solpart Participações S.A., or Solpart, which owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Participações S.A., which, in turn, owned 67.2% of outstanding share capital of Brasil Telecom S.A., including 99.1% of Brasil Telecom S.A. outstanding voting share capital. On January 8, 2009, the acquisition contemplated by the Share Purchase Agreement was completed. The main events related to this acquisition occurred during 2008 are as follows:

(i)	Engagement of the services of Credit Suisse First Boston as agent in the proposed acquisition of controlling stakes in BrT Part and BrT, acting on behalf and on the instructions of Telemar (in accordance with the Relevant Fact released by Tele Norte Leste Participações S.A.- TNL and Telemar on April 25, 2008);

(ii)	Announcement of the completion of the negotiations and details of the transaction in a Relevant Fact release issued by TNL and Telemar on April 25, 2008;

(iii)	Payments by Telemar, amounting to R$ 315 million, as provided for in the Relevant Fact release issued by TNL and Telemar on April 25, 2008;

(iv)	Securing by Telemar of R$ 4.3 billion in financing to fund the operation;

(v)	The direct acquisition in the market of BrT Part and BrT preferred shares, in May, June and July 2008;

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

(vi)	Disclosure of public consultation regarding the final text of the PGO (General Concession Plan), on June 17, 2008.

On June 17, 2008, ANATEL published two public consultations, one on the proposed revision of the PGO and the other in regard to the PGR (general plan to update regulations).

On October 16, 2008, ANATEL approved the final text of the proposal for a new PGO, which has been submitted to the Advisory Council, for subsequent presentation to the Ministry of Communications.

This proposed new text of the PGO is intended to introduce more flexible regulation of the sector, removing the restrictions against a single group holding STFC concessions in more than one PGO region. Such alteration allowed the acquisition of Brasil Telecom by Telemar;

(vii)	The public Share Offering for the acquisition of the outstanding BrT Part and BrT preferred shares (in accordance with the Relevant Fact as released by TNL and Telemar on July 22, 2008);

(viii)	Issuing by Telemar of R$ 3,600 in Promissory Notes to fund the operation.

(ix)	Issuing by Telemar of R$ 2,000 in Promissory Notes to fund the operation.

(x)	Approval by “Conselho Administrativo de Defesa Econômica — CADE” (council for economic defense), on December 10, 2008, of the “Acordo de Preservação de Reversibilidade da Operação — APRO” (treaty to preserve reversability of the operation).

(xi)	Granting by Anatel on December 19, 2008 of the approval of the acquisition of control over BrT by Telemar in Act. 7,828. Anatel also announced the subsequent corporate actions referring to the incorporation of the two firms, or of the shares, of the subsidiaries controlled directly and indirectly by Telemar, for more details please see Telemar’s website.

7 Subsequent events

Acquisition of the control of Brasil Telecom and Corporate Restructuring

Telemar, indirect parent of the Company, started the first phase of the corporate restructuring process of the Company and Brasil Telecom S.A. to streamline the control structure and use the synergies between activities to increase operating efficiency.

On January 8, 2009, Telemar, by means of its indirect subsidiary Copart 1, acquired control over BrT Part and as a consequence of BrT, after the payment of R$5,371 million, equivalent of a price per common share of R$77.04 of BrT Part. The amount paid corresponds with the price as approved in the Share Purchase Agreement and is restated by the variation in the average daily rate of the CDI, reduced by Invitel’s net debt (R$998 million), and adjusted by the dividends as declared between January 1, 2008, and the closing date.

The handover of BrT’s control to Telemar consisted basically in the acquisition of 100% of Invitel’s shares, which holds 99.99% of SOLPART Participações S.A. , which has direct control over BrT.

As a consequence of this acquisition, Telemar became an indirect holder of 81,093 thousand common shares of BrT Part, representing 61.2% of voting capital of this company.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

On February 9, 2009, Telemar, after intermediate indirect control, sent a request to register to the CVM, the requirements of the mandatory tender offers (“OPAs”) of the common shares of the minority shareholders’ of BrT part and BrT, in a way to assure them the minimum price equal to 80% of the price paid per share part of the block of control (OPA obligatory), reduced by dividends, interest on capital or capital reduction, which could be deliberated until the liquidation of the OPA.

For this purpose, on June 23, 2009 TMAR conducted “OPAs” of the common shares of Brasil Telecom Participações S.A. and Brasil Telecom S.A., duly registered with the CVM pursuant to the Mandatory OPAs registration requirements. The takeover bids assured the payment to non-controlling shareholders of a minimum price equal to 80% of the price paid for the control bloc shares, R$61.63 for Brasil Telecom Participações S.A.’s shares and R$57.76 for Brasil Telecom S.A.’s shares, adjusted by the declared proceeds and the fluctuation of the average daily interbank deposit rate (CDI) from January 1, 2008 until the bid settlement date, resulting in the amounts of R$64.71 and R$60.64, respectively.

In accordance with the Material Fact disclosed on July 15, 2009 and the amendment to this Material Fact issued on July 21, 2009, the first phase of the corporate restructuring was undertaken on July 31, 2009 and consisted of series of mergers, carried out pursuant to Articles 230 and 252 of the Brazilian Corporate Law by subsidiaries of TMAR, as described below.

(i)	merger of Invitel by its subsidiary Solpart, with absorption of the equity of Invitel by Solpart and the resulting termination of Invitel.

The net assets of Invitel merged by Solpart totaled R$384, without resulting in a capital increase of Solpart; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Invitel, 0.0005583097 Solpart common shares were attributed for each Invitel common share and 0.0020717787 Solpart preferred shares were attributed for each Invitel preferred share (substitution ratio).

Invitel’s treasury shares were canceled with the merger. Solpart did not have any treasury shares.

(ii)	merger of Solpart by its parent Copart 1, with absorption of the equity of Solpart by Copart 1 and the resulting termination of Solpart.

The net assets of Solpart merged by Copart 1 totaled R$24, without resulting in a capital increase of Copart 1; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

(iii)	merger of Copart 1 by Brasil Telecom Participações S.A.., with absorption of the equity of Copart 1 by Brasil Telecom Participações S.A., through which the Company, holder of all the shares of Copart 1, received Brasil Telecom Participações S.A. shares in substitution for its Copart 1 shares, which was terminated.

The net assets of Copart 1 merged by Brasil Telecom Participações S.A. totaled R$3,974, without resulting in a capital increase of Brasil Telecom S.A.; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

As a result of the merger of Copart 1, 0.0109674283 Brasil Telecom Participações S.A. common shares were attributed for each Copart 1 common share and 0.00691600894 Brasil Telecom Participações S.A. preferred shares were attributed for each Copart 1 preferred share (substitution ratio).

Brasil Telecom Participações S.A. holds 1,480,800 common shares in treasury, which have been kept in treasury.

(iv)	merger of Copart 2 by Brasil Telecom S.A., with absorption of the equity of Copart 2 by Brasil Telecom Participações S.A., through which the Company, holder of all the shares of Copart 2, received Brasil Telecom S.A. shares in substitution for its Copart 2 shares, which was terminated.

The net assets of Copart 2 merged by Brasil Telecom Participações S.A. totaled R$369, without resulting in a capital increase of Brasil Telecom S.A.; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 2, 0.0005041618 Brasil Telecom S.A. common shares were attributed for each Copart 2 common share and 0.0471152627 Brasil Telecom S.A. preferred shares were attributed for each Copart 2 preferred share (substitution ratio).

Copart 2 did not have treasury shares. Brasil Telecom S.A. holds 13,231,556 own preferred shares in treasury, which have been kept in treasury.

All appraisals of the equities and net assets of the merged companies have been conducted by specialized companies, in compliance with Articles 226 and 227 of the Brazilian Corporate Law, based on book values as of May 31, 2009, adjusted by corporate events that occurred from this date to the mergers’ date (July 31, 2009) and the most significant subsequent events. Other changes in financial position have been recorded by the merging company.

As required by Law 6404/76 (Brazilian Corporate Law), the mergers have been submitted to and approved by the shareholders of Invitel, Solpart, Copart 1, Copart 2, Brasil Telecom S.A. and Brasil Telecom Participações S.A., at the Shareholders’ Meetings of said companies held on July 31, 2009.

The shareholding structure of Brasil Telecom Participações S.A. and Brasil Telecom S.A. after the takeover bids and the first phase of the corporate restructuring is as follows:

Shareholding structure — Brasil Telecom Participações S.A.

Shareholder	Common shares	%	Preferred shares	%	Total	%
Coari	121,545,213	90.68%	76,645,842	33.33%	198,191,055	54.45%
Minorities	11,005,675	8.21%	153,291,683	66.67%	164,297,358	45.14%
Treasury shares	1,480,800	1.11%	—	0.00%	1,480,800	0.41%

Total	134,031,688	100.00%	229,937,525	100.00%	363,969,213	100.00%

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

Shareholding structure — Brasil Telecom S.A.

Shareholder	Common shares	%	Preferred shares	%	Total	%
BRTP	247,317,180	99.09%	120,911,021	38.83%	368,228,201	65.64%
Coari	630,872	0.25%	58,956,665	18.94%	59,587,537	10.62%
Minorities	1,648,997	0.66%	118,253,998	37.98%	119,902,995	21.37%
Treasury shares	—	0.00%	13,231,556	4.25%	13,231,556	2.36%

Total	249,597,049	100.00%	311,353,240	100.00%	560,950,289	100.00%

The goodwill originally recorded by Copart 1 and merged by Brasil Telecom Participações S.A. arises partly from the merger of Solpart by Copart 1 and partly from the merger of Invitel by Solpart, in the total nominal amount of R$8,236, related to the acquisition of 100% of the shares of Invitel and 35.52% of the shares of Brasil Telecom Participações S.A.. Recorded goodwill is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of Brasil Telecom S.A.. As a result of the merger of Copart 1 by Brasil Telecom Participações S.A., goodwill will be amortized in books by Brasil Telecom S.A. pursuant to prevailing tax and accounting legislation, and will not generate any tax utilization in the first phase of the corporate restructuring.

The goodwill originally recorded by Copart 2 and merged by Brasil Telecom S.A., in the amount of R$738, arises from the acquisition of 10.62% of the shares of Brasil Telecom S.A. and is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of Brasil Telecom S.A.. As a result of the merger of Copart 2 by Brasil Telecom S.A., goodwill will be amortized in books by Brasil Telecom S.A., pursuant to prevailing tax and accounting legislation, and will generate tax utilization.

As disclosed by TMAR in a material fact of April 25, 2008, there will be a second phase of the corporate restructuring that will involve the following stages:

i)	Stage 2: merger of Brasil Telecom Participações S.A. by Brasil Telecom S.A. with the absorption of the Company’s equity by Brasil Telecom S.A. and resulting termination of Brasil Telecom Participações S.A., which will transfer its shareholders to Brasil Telecom S.A..

ii)	Stage 3: merger of Brasil Telecom S.A.’s shares by the Company, subsidiary of TMAR, to transform Brasil Telecom S.A. into a wholly-owned subsidiary of the Company (“Merger of Brasil Telecom S.A.’s Shares”).

iii)	Stage 4: merger of the Company by Telemar, with absorption of the equity of the Company by Telemar and resulting termination of the Company, which will transfer Coari shareholders to Telemar (“Merger of the Company”).

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

The resulting corporate structure after Stage 2 will be as follows:

ON — Registered common shares; PN — Registered preferred shares.

Under the U.S. Securities Act of 1993, the merger of Brasil Telecom Participações S.A. (Stage 2) is subject to the registration of the shares to be issued by Brasil Telecom S.A.. The shareholders’ meeting of Brasil Telecom Participações S.A. and Brasil Telecom S.A., which will decide on the merger of Brasil Telecom Participações S.A., was called on August 28, 2009 and should be held on September 30, 2009.

Except for what has been previously disclosed, the structure and the terms and conditions of the Merger of Brasil Telecom Participações S.A.’s Shares (Stage 3) and the Merger of the Company (Stage 4) are subject to breakdowns based on analyses and studies that are being carried out by the companies’ managements, and the completion of the preparatory documents necessary to obtain the approval of the listing of the Company and Telemar shares in the New York Stock Exchange and the registration of such shares with the Securities and Exchange Commission (SEC) and the São Paulo Stock and Mercantile Exchange BM&FBOVESPA.

On August 7, 2009, the Board of Directors and the management of Brasil Telecom Participações S.A. and Brasil Telecom S.A. approved the merger of Brasil Telecom Participações S.A. by Brasil Telecom S.A..

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

8 Summary of the differences between Brazilian GAAP and US GAAP

(a) Available for sale securities

Under BR GAAP, Company’s investment on BrT and BrTP shares are accounted for using the cost method. For US GAAP purposes, they are deemed to be available for sale securities, in accordance with the FAS 115, recorded at fair value, resulting in an adjustment directly to shareholders’ equity in the total amount of R$ 1,132, as a component of accumulated other comprehensive loss. In the statement of changes in shareholders’ equity this adjustment is stated at the negative amount of R$ 747, net of income tax and social contribution.

Details of the equity securities are as follows.

As of December 31, 2008
Cost of investments	3,271
Aggregate fair value of the securities	(2,139)

Gross unrealized holding losses	1,132

Income taxes and social contribution	(385)

Net unrealized holding losses	747

(b) Provision for dividends proposed but not yet declared

Under Brazilian GAAP, at each balance sheet date, the Board of Directors is required to propose a dividend distribution from earnings and accrue for this in the financial statements.

Under US GAAP, since dividends proposed may be ratified or modified at the Annual Stockholders’ Meeting, such dividends are not considered declared at the balance sheet date and therefore accrued only up to the minimum annual compulsory dividends. Interim dividends (interest on shareholders’ capital) paid during the reporting periods are computed as prepayments for the annual minimum compulsory dividend. Under US GAAP, the Company reversed such amounts recorded for dividends proposed for the part that exceeds the minimum annual compulsory dividends.

9 Net income reconciliation of the differences between Brazilian GAAP and US GAAP

	2008	2007	2006
Year ended December 31
Net income under Brazilian GAAP	15	—	—
Adjustments to reconcile to US GAAP	—	—	—

Total net income under US GAAP	15	—	—

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

10 Shareholders’ equity reconciliation of differences between Brazilian GAAP and US GAAP

	2008	2007
Year ended December 31
Stockholders’ equity under Brazilian GAAP	3,272	—
Reversal of provision for dividends not yet declared	14	—
Minimum compulsory dividends	(4)	—
Available for sale securities	(1,132)	—
Deferred tax on adjustment	385	—

Consolidated stockholders’ equity under US GAAP	2,535	—

US GAAP supplementary information:
Investment	2,139	—
Other assets	410	—
Total assets	2,549	—

11 Condensed statements of operations prepared in accordance with US GAAP

	2008	2007	2006
Year ended December 31
Financial result:
Interest income	25	—	—
Interest expense	(2)	—	—

Income from continuing operations before tax	23	—	—
Income tax and social contribution	(8)	—	—

Net income	15	—	—
Other comprehensive loss before tax:
Fair value of available for sale securities	(1,132)	—	—
Income tax expense on other comprehensive loss	385	—	—

Other comprehensive loss	(747)	—	—
Comprehensive loss	(732)	—	—

Net income applicable to preferred stock	10	—	—
Net income applicable to common stock	5	—	—

Net income from continuing operations per share

Common stock — basic	2.28	—	—
Weighted average common stock outstanding(i)	2,196	688	688

Common stock — diluted	2.28	—	—
Weighted average common stock outstanding(i)	2,196	688	688

Preferred stock — basic	2.28	—	—
Weighted average preferred stock outstanding(i)	4,393	1,375	1,375

Preferred stock — diluted	2.28	—	—
Weighted average preferred stock outstanding(i)	4,393	1,375	1,375

(i)	In thousands of shares

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

As mentioned in Note 5, per share disclosure, for years ended December 31, 2008, 2007 and 2006 have been adjusted to reflect the reverse share split of our shares occurred in September 11, 2009.

12 Consolidated statements of changes in shareholders’ equity in accordance with US GAAP

	Capital stock	Legal reserve	Accumulated other comprehensive loss	Accumulated loss	Total
Balances at December 31, 2005	—	—	—	—	—
Changes in 2006	—	—	—	—	—

Balances at December 31, 2006	—	—	—	—	—
Changes in 2007	—	—	—	—	—

Balances at December 31, 2007	—	—	—	—	—
Capital increase	3,271	—	—	—	3,271
Net income for the year	—	—	—	15	15
Appropriation to legal reserve	—	1	—	(1)	—
Fair value investment BrT (FAS 115)	—	—	(747)	—	(747)
Minimum compulsory dividends	—	—	—	(4)	(4)

Balances at December 31, 2008	3,271	1	(747)	10	2,535

13 Additional disclosures required by US GAAP

(a) Purchase of controlling interests in BrT Part

As described in Note 7, on January 8, 2009, the Company acquired shareholder control of BrT Part and, consequently, of BrT, with the payment of R$ 5,371 million, equivalent to a unit price of R$ 77.04 per BrT Part common share. The amount paid represented the price agreed in the Share Purchase Agreement, monetarily restated according to the variations of the average daily CDI rate, less the net debt of Invitel S.A. (R$ 998 million) and adjusted for dividends/interest on shareholders’ capital declared between January 1, 2008 and the closing date.

Brasil Telecom takeover by the Company was achieved, basically, through the acquisition of 100% of the shares of Invitel S.A., which in turn owns 100% of Solpart, which has direct control of BrT Part.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

The identified assets and liabilities, including the contingencies of BrT, are recognized on the consolidated financial statements by their fair value at the acquisition date, as demonstrated below:

Cash and cash equivalents	2,761
Cash investments	776
Trade accounts receivable, net	2,140
Other current assets	1,914
Non current assets	4,617
Investments	4
Property, plant and equipment, net	13,208
Intangible assets	16,549

Total assets acquired	41,969

Current liabilities	5,953
Deferred income tax liabilities	5,079
Provision for contingencies (i)	2,947
Other liabilities	5,572

Total liabilities assumed	19,551

Total net assets	22,418

(i)	The provision for contingencies includes R$2,232 million related to several labor, tax and civil contingencies, which risk evaluation from the external lawyers was deemed possible and remote. This amount was estimated based on its expected future cash outflow at the end of each litigation and recorded in the Company’s financial statements in connection with the business combination of BrT.

Following is the total purchase price of the acquisition, as well as the determination of the gain on bargain purchase:

Cash paid	5,371
Fair value of previous held equity interests in BrT Part and BrT (i)	2,143
Fair value of non controlling interests (ii)	8,544

Net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed measured in accordance with SFAS No. 141(R) as disclosed above	(22,418)

Gain on bargain purchase	(6,360)

(i)	Fair values determined based on the quoted market prices of the respective shares on the acquisition date.

(ii)	The fair value of noncontrolling interests was determined as follows:

–	For the common shares, based on the amount stipulated on the mandatory tender offers, considering CVM requirements.

–	For the preferred shares, based on the quoted market price at the acquisition date.

Based on the calculation of the purchase price demonstrated above, management reassessed its estimatives of assets acquired and liabilities assumed. Management also reviewed the procedures used to measure the

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

amounts recognized in the acquisition date related to: (i) the identifiable assets acquired and liabilities assumed, (ii) the non controlling interest on the acquire and (iii) the previously held equity interest in the acquire and (iv) the consideration transferred in order to determine the appropriate consideration of all information available at the acquisition date. Considering that no additional information came to attention of management as a result of this reassessment, in accordance with SFAS 141 (R) the Company recognized a gain in the amount of R$6,360 million in its 2009 income statement, as a result of this transaction.

The gain recorded on the acquisition was principally a result of the difference between the fair value of the net assets of Invitel and the quoted market prices of the non-controlling interests in the preferred shares of Brasil Telecom Holding and Brasil Telecom. The fair value of net assets of Invitel is substantially related to the fixed-line telecommunication business, which by nature, is a long-term investment, and consequently, less affected by the global credit crisis that was in effect as of the acquisition date. However, the quoted market prices of the preferred shares of Brasil Telecom and Brasil Telecom Holding had been severely impacted by the global credit crisis. On January 8, 2009, the acquisition date, the quoted market prices of the preferred shares of Brasil Telecom and Brasil Telecom Holding had declined 34% and 36%, respectively, when compared to the peak market prices of 2008.

Unaudited consolidated pro forma results

The following table presents the Company's unaudited consolidated pro forma results under BR GAAP for the three year period ended December 31, 2008, as if the acquisition of BRT Part had been completed on January 1, 2006. The pro forma financial information is not necessarily indicative of what Company’s consolidated results of operations would have been had we completed the acquisitions at the dates indicated. In addition, the pro forma financial information does not purport to project the future results of operations of the combined company:

	2008	2007	2006
Net operating revenues	11,297	11,059	10,297
Operating income	1,585	1,284	719
Net income	(54)	4	(91)

(b) Uncertainty in income taxes

The Company adopted the provision of FASB Interpretation N. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

As a result of implementing FIN 48, the Company has no uncertain tax positions for which it has recorded unrecognized income tax benefits; accordingly, there was no impact on the Company’s results of operations from the adoption of this interpretation. In addition, as of the date of the adoption of FIN 48, the Company did not have any accrued interest and penalties related to unrecognized tax benefits.

The Company and its subsidiaries recognize interest accrued and penalties related to unrecognized tax benefits in operating expenses as provisions for contingences under Brazilian Corporate Law. Under US GAAP, in order to comply with FIN 48 the Company will reclassify the accrued interest expense related to unrecognized tax benefits to financial expenses.

The Company and its subsidiaries file separate income tax returns in Brazil. The Company is no longer subject to examination by tax authorities for years before 2003.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

The Company also does not believe it is reasonably possible that it will have significant increases or decreases to the liability for unrecognized tax benefits during the next twelve months on the Company’s current uncertain tax positions.

(c) Fair value measurements (SFAS 157)

On January 1, 2008, the Company adopted SFAS 157, which provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when GAAP requires or allows assets or liabilities to be measured at fair value; therefore, it does not expand the use of fair value in any new circumstance.

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). Additionally, SFAS 157 requires an entity to consider all aspects of nonperformance risk, including the entity’s own credit standing, when measuring the fair value of a liability.

SFAS 157 establishes a three-level hierarchy to be used when measuring and disclosing fair value. An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. Following is a description of the three hierarchy levels:

•

Level 1 — Inputs are quoted prices in active markets for identical asset or liabilities as of the measurement date. Additionally, the entity must have the ability to access the active market, and the quoted prices cannot be adjusted by the entity.

•

Level 2 — Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices in active markets for similar assets or liabilities; quoted prices in inactive markets for identical or similar assets or liabilities; or inputs that are observable or can be corroborated by observable market data by correlation or other means for substantially the full term of the assets or liabilities.

•

Level 3 — Unobservable inputs are supported by little or no market activity. The unobservable inputs represent management’s best assumptions of how market participants would price the assets or liabilities. Generally, Level 3 assets and liabilities are valued using pricing models, discounted cash flow methodologies, or similar techniques that require significant judgment or estimation.

In accordance with SFAS 157, we measure our available for sale securities at fair value. Our available for sale securities are classified within Level 1, because it is valued using quoted market prices. For the year ended December 31, 2008, our available for sale securities generated a loss of R$747 net of income tax effects, which was recorded in other comprehensive loss.

(d) New accounting pronouncements

(i) SFAS 141 (Revised) and FSP FAS 141(R)-1

In December 2007, the Financial Accounting Standards Board issued FAS 141R — Business Combinations. This statement applies to all transactions or events in which an entity obtains control of one or more businesses,

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

except for joint ventures, assets that not constitute a business, combination of businesses under common control and not-for-profit organizations. This Statement shall be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The objective of this statement is to improve relevance, representational faithfulness and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects.

On April 2009, the FASB issued FSP FAS 141(R)-1 to address concerns raised by preparers, auditors, and members of the legal profession about the “application of Statement 141(R) to assets and liabilities arising from contingencies in a business combination.” The FSP’s amendments to the guidance in Statement 141(R) establish a model similar to the one entities used under Statement 141 to account for preacquisition contingencies. Under the FSP, an acquirer is required to recognize at fair value an “asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period.” If the acquisition-date fair value cannot be determined, the acquirer applies the recognition criteria in Statement 5 and Interpretation 14 to determine whether the contingency should be recognized as of the acquisition date or after it.

Like Statement 141(R), the FSP is effective for business combinations whose acquisition date is at or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The Company will apply it as of the fiscal year beginning January 1, 2009. Please refer to note 13 (a).

(ii) SFAS 157

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. According to the Board, a single definition of fair value, together with a framework for measuring fair value, should result in increased consistency and comparability. This standard is effective for fiscal years ending on or after November 15, 2007. The Company applied this standard as of January 1, 2008.

(iii) SFAS 159

In February 2007, the Financial Accounting Standards Board issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. This standard is effective for fiscal years ending on or after November 15, 2007. The Company did not apply SFAS 159.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

(iv) SFAS 160

In December 2007, the Financial Accounting Standards Board issued FAS 160 — Non-controlling Interests in Consolidated Financial Statements, which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations.

This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.

This Statement shall be effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially adopted, except for the presentation and disclosure requirements. The objective of this statement is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require more extensive disclosure that clearly identifies and distinguishes between the interests of the Parent Company and the interests of the non-controlling owners. The company adopted the provisions of SFAS 160 as of January 1, 2009. Since there is no noncontrolling interest on the statement of financial position for the years ended 2008, 2007 and 2006, no retrospective presentation and disclosure adjustments were presented.

(v) SFAS 161

In March 2008, the Financial Accounting Standards Board issued SFAS No. 161 Disclosures about derivative instruments and hedging activities — an amendment to SFAS No. 133. The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company will apply it as of the fiscal year beginning January 1, 2009.

(vi) SFAS 165

In May 2009, the Financial Accounting Standards Board issued SFAS No. 165 Subsequent events. The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth:

1.	The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company included the requirements of this statement in the preparation of the unaudited interim financial statements as of and for June 30, 2009.

(vii) SFAS 166

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — An Amendment of FASB Statement No. 140,” which amends the derecognition guidance in SFAS No. 140. This statement eliminates the concept of qualifying special-purpose entities, changes the requirements for derecognizing financial assets and requires additional disclosures. This statement is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year beginning after November 15, 2009 (calendar year 2010).

The Company is currently evaluating the provisions of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(viii) SFAS 167

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which amends the consolidation guidance that applies to variable interest entities under FIN 46(R). SFAS No. 167 changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. This statement is effective for financial statements issued in fiscal years (and interim periods) beginning after November 15, 2009 (calendar year 2010).

The Company is currently evaluating the provisions of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(ix) SFAS 168

On June 2009 the FASB issued Statement No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162. The FASB has stated that “the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification’s content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative”

Statement 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company will apply it as of the period beginning July 1, 2009.

(x) FSP FAS 157-4

In April 2009, the FASB issued FSP FAS 157-4, in accordance with SFAS No. 157, “Fair Value Measurements,” which provides guidance on estimating the fair value of an asset or liability (financial or

The accompanying notes are an integral part of these financial statements.

Coari Participações S.A.

Notes to the consolidated financial statements

Years ended December 31, 2008, 2007 and 2006

(In millions of Brazilian reais)

nonfinancial) when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions are not orderly. The FSP is effective for interim and annual periods ending after June 15, 2009.

The Company will apply it as of the period beginning July 1, 2009.

(xi) FSP FAS 107-1 and APB 28-1

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, which expands the fair value disclosures required for all financial instruments within the scope of SFAS No. 107 to interim reporting periods. The disclosures required by this FSP were to be provided in financial statements for the first reporting period ending after June 15, 2009.

The Company will apply it as of the period beginning July 1, 2009.

(xii) FSP FAS 115-2 and FAS 124-2

On April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, which modifies the existing OTTI model for investments in debt securities. Under the FSP, the primary change to the OTTI model for debt securities is the change in focus from an entity’s intent and ability to hold a security until recovery. In addition, the FSP changes the presentation of an OTTI in the income statement if the only reason for recognition is a credit loss.

The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. However, it must be adopted concurrently with FSP FAS 157-4.

The Company will apply it as of the period beginning July 1, 2009.

(xiii) EITF 08-01

In November 2008, the Emerging Issues Task Force issued EITF No. 08-01 Revenue arrangements with multiple deliverables, which supersedes EITF 00-21. Entities often enter into revenue arrangements that provide for multiple payment streams. If delivery of a single unit of accounting spans multiple accounting periods or deliverables, an entity needs to determine how to allocate the multiple payment streams (arrangement consideration) attributable to that unit of accounting to those accounting periods. In accordance with this EITF, an entity should apply the requirements to annual financial periods ending after December 15, 2009. The Company is currently studying the impact of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(xiv) EITF 08-07

In November 2008, the Emerging Issues Task Force issued EITF No. 08-01 Accounting for defensive intangible assets. An intangible asset acquired in a business combination or an asset acquisition that an entity does not intend to actively use but does intend to prevent others from using, has been commonly referred to as a “defensive asset” or a “locked-up asset” because while the asset is not being actively used, it is likely contributing to an increase in the value of other assets owned by the entity. A defensive intangible asset should be accounted for as a separate unit of accounting. It should not be included as part of the cost of an entity’s existing intangible asset(s) because the defensive intangible asset is separately identifiable. The defensive intangible asset shall be assigned a useful life that reflects the entity’s consumption of the expected benefits related to that asset and in accordance with paragraph 11 of Statement 142. In accordance with this EITF, an entity should apply it to annual financial periods ending after December 15, 2008. The Company will apply it as of the fiscal year beginning January 1, 2009.

-.-.-.-.-.-.-.-.-.-

The accompanying notes are an integral part of these financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS

As of December 31, 2008 and June 30, 2009

(In thousands of Brazilian reais)

		12/31/2008	06/30/2009
Current assets:
Cash and Cash Equivalents	Note 9	2	1,600,975
Cash investments	Note 9	—	318,111
Trade accounts receivable, net	Note 10	—	2,092,393
Inventories, net		—	48,996
Dividends and interest on own capital		21,241	21,241
Recoverable taxes	Note 12	3,749	791,086
Deferred taxes	Note 8		584,554
Escrow Deposits	Note 13	—	868,471
Other assets		—	248,768

Total current assets		24,992	6,574,595
Non-current assets:
Long-term assets
Debentures	Note 11	—	1,573,756
Recoverable taxes	Note 12	—	506,637
Deferred taxes	Note 8	—	1,948,244
Escrow Deposits	Note 13	—	1,433,476
Other assets		—	162,880

Total long-term assets		—	5,624,993
Investments	Note 14	3,270,861	5,374
Property, plant and equipment, net	Note 15	—	7,208,534
Intangible assets	Note 16	—	8,360,147

Total permanent assets		3,270,861	15,574,055

Total non-current assets		3,270,861	21,199,048

Total assets		3,295,853	27,773,643

Current liabilities:
Payroll and related accruals		—	113,071
Accounts payable and accrued expenses		—	1,483,028
Taxes other than income taxes	Note 20	9,973	641,646
Dividends and employees’ profit sharing		13,942	395,351
Income taxes payable	Note 8	—	353,877
Loans and financing	Note 17	—	835,752
Derivatives	Note 18	—	120,914
Licenses to offer services	Note 19	—	96,089
Provisions for contingencies	Note 21	—	669,185
Provision for pensions and other benefits	Note 24	—	52,390
Other liabilities		—	251,116

Total current liabilities		23,915	5,012,419
Non-Current liabilities:
Income taxes payable	Note 8	—	176,768
Taxes other than income taxes	Note 20	—	377,130
Loans and financing	Note 17	—	3,751,016
Derivatives	Note 18	—	116,324
Licenses to offer services	Note 19	—	651,626
Provisions for contingencies	Note 21	—	1,025,705
Provision for pensions and other benefits	Note 24	—	607,533
Other liabilities		66	244,275

Total non-current liabilities		66	6,950,377
Minority interest		—	3,582,247
Shareholders’ equity:
Share capital		3,271,124	12,334,064
Capital reserves		—	—
Legal reserves		748	748
Accumulated loss		—	(106,212)

Total shareholders’ equity	Note 25	3,271,872	12,228,600

Total liabilities and shareholders’ equity		3,295,853	27,773,643

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

Interim periods ended June 30, 2008 and 2009

(In thousands of Brazilian reais, except income per share)

		2008	2009
Net operating revenue	Note 4	—	5,415,395
Cost of services and sales	Note 5	—	(3,023,217)

Gross profit		—	2,392,178
Operating expenses:		(41)	(1,712,857)
Selling expenses		—	(781,191)
General and administrative expenses		(39)	(627,110)
Other operating expenses, net	Note 6	(2)	(304,556)

Operating income (loss) before net financial expenses		(41)	679,321
Financial expenses, net	Note 7	(1)	(61,078)

Operating income (loss)		(42)	618,243

Income (loss) before taxes and minority interests		(42)	618,243
Income and social contribution taxes benefit (expenses)	Note 8	—	(362,294)

Income (loss) before minority interest		(42)	255,949
Minority interest		—	(362,161)

Net loss		(42)	(106,212)

Shares outstanding at the balance sheet date		26,357,866	1,233,406,439

Loss per share outstanding at the balance sheet date — R$		(0.0016)	(0.0861)

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF

CHANGES IN SHAREHOLDERS’ EQUITY

Interim Periods ended June 30, 2008 and 2009

(In thousands of Brazilian reais)

	Share Capital	Profit Reserves		Total
		Legal Reserve	Retained Earnings
Balances as of December 31, 2007	263	—	(263)	—

Net Income			(42)	(42)

Balances as of June 30, 2008	263	—	(305)	(42)

	Share Capital	Profit Reserves		Total
		Legal Reserve	Retained Earnings
Balances as of December 31, 2008	3,271,124	748	—	3,271,872
Capital increase	9,062,940			9,062,940
Net income (loss)			(106,212)	(106,212)

Balances as of June 30, 2009	12,334,064	748	(106,212)	12,228,600

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF

CASH FLOWS

Interim periods ended June 30, 2008 and 2009

(In thousands of Brazilian reais)

	2008	2009
OPERATING ACTIVITIES
Income (loss) before income tax and social contribution	(42)	618,243
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	—	1,269,159
Allowance for doubtful Accounts	—	307,099
Provision for contingencies	—	68,414
Provision for pension plans	—	16,115
Loss on fixed and intangible assets	—	18,602
Accrued financial charges	—	171,816
Changes in assets and liabilities
Increase in trade accounts receivable	—	(207,063)
Increase in inventories	—	5,052
Increase in payroll and related accruals	—	2,743
Increase in accounts payable and accrued increase (decrease) in Accounts Payable and Accrued	—	(163,954)
Decrease in taxes	—	(584,495)
Increase in licenses to offer services	—	(35,944)
Increase in provisions for contingencies		510,401
Decrease in provisions for pension plans		(111,983)
Increase (decrease) in other assets and liabilities	1	(122,352)
Financial charges paid	(1)	(306,280)
Income tax and social contribution paid	—	(223,173)

CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(42)	1,232,400

INVESTING ACTIVITIES
Investments accounted at cost	(2,322,908)	—
Acquisition of subsidiary BrT less cash included in the acquisition (Note 9)	—	(5,265,585)
Cash Investments	—	457,391
Credits with related parties	—	(1,500,000)
Escrow Deposits	—	(738,338)
Investments in Intangible and Fixed Assets	—	(772,204)
Proceeds from Sale of Fixed Assets	—	1,459
CASH FLOW FROM INVESTING ACTIVITIES	(2,322,908)	(7,817,277)

FINANCING ACTIVITIES
Future capital increase advances	2,332,466	—
Capital increase	—	9,062,940
Dividends/interest on capital paid in the Year	—	(580)
Loans and Financing	—	332,683
Repayment of Loans	—	(1,209,193)

CASH FLOW FROM FINANCING ACTIVITIES	2,332,466	8,185,850

INCREASE IN CASH AND CASH EQUIVALENTS	9,516	1,600,973

CASH AND CASH EQUIVALENTS
AT THE BEGINNING OF THE YEAR	—	2
AT THE END OF THE YEAR	9,516	1,600,975

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

1. Operations

Coari Participações S.A. (“Coari” or “the Company”), incorporated on July 31, 2000, and has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad.

In December 2003, Telemar Norte Leste S.A. (“Telemar” or “TMAR”) acquired all of Coari’s shares.

This company remained as a shelf company until April 25, 2008, when it started operations acquiring all shares of the companies Copart 1 Participações S.A. (“Copart 1”) and Copart 2 Participações S.A. (“Copart 2”). On May 30, 2008, it also acquired all shares of the company Copart 3 Participações S.A. (“Copart 3”).

a) Direct Subsidiaries

Copart 1 Participações S.A. (“Copart 1”)

Copart 1, has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad. On May 2, 2008, Copart 1 began to acquire the preferred shares of Brasil Telecom Participações S.A. (BRTP4), as well as, through the voluntary “Ofertas Públicas de Aquisição — OPAs” (public acquisition offerings) of July 22, 2008. On December 31, 2008, Copart 1 holds 21.1% of Brasil Telecom Participações S.A.’s (BrT Part) total capital, without controlling it;

On January 8, 2009, Copart 1 acquired the shareholding control of Brasil Telecom Participações S.A. and Brasil Telecom S.A.

The change in the shareholding control of Brasil Telecom Participações S.A. to Copart 1 consisted of the acquisition of 100% of the shares of Invitel S.A., which holds 100% of the shares of Solpart Participações S.A..

The purchase agreement for the acquisition of Brasil Telecom Participações S.A.’s shares (the “Purchase Agreement”), entered into on April 25, 2008, was disclosed through a Material Event Notice by the involved companies issued on the same date, and supplemental material event notices were issued on events or facts inherent to the Agreement.

Copart 2 Participações S.A. (“Copart 2”)

Copart 2, has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad. On May 2, 2008, Copart 2 began to acquire the preferred shares of Brasil Telecom S.A. (BRTO4), as well as, through the voluntary “Ofertas Públicas de Aquisição — OPAs” (public acquisition offerings) of July 22, 2008.

On June 23, 2009, Copart 2 acquired 630,872 common shares of Brasil Telecom S.A., for R$60.64 per share, through mandatory tender offers (“OPA”). After the completion of the “OPA”, Copart 2 became the holder of 10.62% of the total capital and of 0.25% of common shares of Brasil Telecom S.A..

Copart 3 Participações S.A. (“Copart 3”)

Copart 3, has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad. This company has not started operations yet.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

b) Indirect Subsidiaries

Invitel S.A. (“Invitel”)

Invitel S.A. is a wholly-owned subsidiary of Copart 1, acquired on January 8, 2009. Invitel has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, in Brazil or abroad, real estate enterprises and as an investor of investment funds regularly constituted.

Solpart Participações S.A. (“Solpart”)

Solpart, a wholly-owned subsidiary of Invitel and has the corporate purpose of participating in other telecommunications companies, providing supervisional activities related to these companies. On July 29, 1998, during a public auction, Solpart acquired Brasil Telecom Participações S.A.´s control, and holds 51.41% of its voting capital and 18.93% of total capital.

Brasil Telecom Participações S.A. (“BTP”)

BTP is a publicly–traded company, whose control was acquired on January 8, 2009, by Copart 1. Copart 1 indirectly owns, through Invitel, 54.45% of total capital and 90.68% of its voting capital.

BTP was established in accordance with article 189, of Law 9472/97 — General Telecommunications Act, as part of the spin-off process of TELEBRÁS, whose the protocol and justification of which were approved on May 22, 1998 at a Shareholders’ Meeting, and it’s the controlling holder of BrT.

BTP has the corporate purpose of holding the control of companies that exploit fixed public telephony services in Region II of the General Concession Plan (“PGO”) approved by Decree 2534, dated April 2, 1998. Such control is exercised by BrT, a utility services concessionaire engaged in the provision of Switched Fixed Telephony Services (“STFC”) in Region II of the PGO. Additionally, the Company may hold equity interests in other companies.

BRT is registered with the Brazilian Securities Commission (“CVM”) and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded on the São Paulo Stock Exchange (“Bovespa”), where it also integrates level 1 of Corporate Governance, and its American Depositary Receipts (“ADRs”) are traded on the New York Stock Exchange (“NYSE”).

On January 8, 2009, Telemar Norte Leste S.A. (“TMAR”) acquired, through Copart 1, the shareholding control of BTP and BrT.

The change in the shareholding control of Brasil Telecom to TMAR consisted of the acquisition of 100% of the shares of Invitel S.A., which holds 100% of the shares of Solpart.

The Agreement for Acquisition of the Company’s Shares (the “Agreement”), entered into on April 25, 2008, was disclosed through a Material Event Notice by the involved companies issued on the same date, and supplemental material event notices were issued on events or facts inherent to the Agreement.

Nova Tarrafa Participações Ltda. and Nova Tarrafa Inc.

BTP holds the control of Nova Tarrafa Participações Ltda. (“NTP”) and Nova Tarrafa Inc. (“NTI”). These subsidiaries are engaged in holding interest in the capital of Internet Group (Cayman) Limited (“iG Cayman”), a

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

company engaged in the provision of Internet access services. The control of iG Cayman is held by Brasil Telecom Serviços de Internet S.A., another indirect subsidiary operating in the Internet industry. NTP’s and NTI’s interest in iG Cayman is 9.42% and 0.16%, respectively, and aggregate interest held, together with Brasil Telecom service de Internet S.A., is 100%.

Brasil Telecom S.A. (“BrT”)

BrT is a utility services concessionaire engaged in the provision of STFC in Region II of the PGO, covering the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, in and the Federal District. Brasil Telecom S.A. has been providing STFC in this area since July 1998, operating as a local and intraregional long-distance carrier. Since January 2004, BrT also provides domestic and international long-distance services in all Regions. Local services started to be provided outside Region II in January 2005. The concession agreements in effect, on local and long-distance services, came into effect on January 1, 2006 and are effective until December 31, 2025. Additional information on these agreements is provided in note 23.i. Information on the quality and universal service targets of the Switched Fixed Telephony Services (STFC) of BrT is available to all those interest on the website of the National Telecommunications Agency (ANATEL), at www.anatel.gov.br.

During 2006, the BrT’s Board of Directors approved the subsidiaries corporate restructuring. This restructuring aimed at optimizing the control structure through downsizing of companies, concentration of similar activities and simplification of intercompany shareholdings. The corporate changes performed, carried out at book values, did not have material impacts on the cost structure. The changes that took place in the quarters and or years are mentioned in the comments on the companies presented below, when attributed to them. BrT holds the control of the following companies:

14 Brasil Telecom Celular S.A. (“BrT Celular”)

Wholly-owned subsidiary of Brasil Telecom S.A. which has been operating since the fourth quarter of 2004 in the provision of Personal Mobile Services (SMP), with an authorization to serve Region II of the PGO.

BrT Serviços de Internet S.A. (“BrTI”)

Wholly-owned subsidiary of Brasil Telecom S.A. whose main purpose was to provide broadband Internet access services up to July 31, 2008.

BrTI holds the control of the following companies:

iG Companies

The iG companies comprise Internet Group (Cayman) Limited (“iG Cayman”), iG Participações S.A. (“iG Part”) and Internet Group do Brasil S.A. (“iG Brasil”).

iG Brasil operates as a dialup and broadband Internet access provider. It also provides value-added services targeted for the home and corporate markets, including the Internet connection accelerator. In addition, iG Brasil also sells advertising space on its portal.

iG Cayman is a holding company that controls iG Participações S.A. (“iG Part”), which holds a 32.53% interest in the capital of iG Brasil. iG Part and iG Brasil are companies organized and constituted in Brazil.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

On June 2, 2008, iG Brasil incorporated Freelance S.A. (“Freelance”), a company which held iBest’s operations, targeted for the Internet sector, and, accordingly, compatible to iG’s operations.

On June 2, 2008, iG Brasil also incorporated Central de Serviços Internet Ltda. (“CSI”), a company in which it held a 99.99% interest. CSI provided services for iG Brasil on an exclusive basis and the total net assets merged, included in the report dated May 31, 2008, amounted to R$1,367.

On March 9, 2009, iG Brasil acquired 19.9% of Z Investimentos S.A. (“Z Investimentos”), whose total shareholders’ equity is R$1,501 and is represented by its capital stock. Z Investimentos is a holding company and the reporting date of these interim financial statements had an investment of R$500 corresponding to 75% of the capital of MOIP Pagamentos S.A. (“MOIP”), a company engaged in the provision of web-based technology, collection and accounts payable and receivable services.

Agência O Jornal da Internet Ltda. (“Jornal Internet”)

BrTI holds a 30% interest in the capital of Jornal Internet, a company engaged in the on-line sale of goods and services, issue of daily newspapers or magazines, and gathering, generation and disclosure of news on selected events.

Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”)

Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”) is a wholly-owned subsidiary of Brasil Telecom S.A.. Together with its subsidiaries, BrT CS operates through a system of underwater optical fiber cables, with connection points in the United States, Bermuda, Venezuela and Brazil, allowing data traffic through integrated service packages, offered to local and foreign corporate customers.

BrT CS holds the total capital of Brasil Telecom Subsea Cable Systems (Bermuda) Ltd. (“BrT SCS Bermuda”), which, in turn, holds the total shares of Brasil Telecom of America Inc. (“BrT of America”) and Brasil Telecom de Venezuela, S.A. (“BrT Venezuela”). On December 24, 2008, the registration of Brasil Telecom de Colombia, Empresa Unipersonal (“BrT Colombia”) was obtained, a company which is controlled by BrT SCS Bermuda. The new company is awaiting payment of its capital and does not have business operations at the balance sheet date.

Brasil Telecom Comunicação Multimídia Ltda. (“BrT Multimídia”)

Brasil Telecom S.A. holds an 90.46% interest in the capital of BrT Multimídia, whereas the remaining 9.54% is held by BrTI.

BrT Multimídia provides private telecommunications network services through local optical fiber digital networks in São Paulo, Rio de Janeiro and Belo Horizonte, and a long-distance network connecting these metropolitan business centers. It operates nationwide through commercial agreements with other telecommunications companies to offer services to the other Brazilian regions. It also has Web solution centers in São Paulo, Brasília, Curitiba, Porto Alegre, Rio de Janeiro e Fortaleza, which offer co-location, hosting and other value-added services.

Vant Telecomunicações S.A. (“VANT”)

A company whose capital is almost entirely held by Brasil Telecom S.A.. BrTI holds only one share in VANT’s capital, which represents an interest of less than 0.01%.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

VANT is engaged in the provision of multimedia communication services, purchase and onerous assignment of capabilities and other means, and operates in the capitals of the major Brazilian states.

Brasil Telecom Call Center S.A. (“BrT Call Center”)

BrT Call Center is a wholly-owned subsidiary of BrT and is engaged in the provision of call center services for third parties, including customer service, outbound and inbound telemarketing, training, support, consulting services and related activities. This company’s startup was in November 2007 by providing call center services for BrT and its subsidiaries which require this type of service. Previously, the call center services were outsourced.

BrT Card Serviços Financeiros Ltda. (“BrT Card”)

Company established to provide management, control and support services for the development and sale of financial products and services, whose articles of organization were registered on July 17, 2008. Its capital was paid up on September 17, 2008, and BrT holds 99.99% of the shares, whereas the remaining capital is held by BrTI. At the balance sheet date, BrT Card had only highly liquid cash investments resulting from the payment of capital, and had not yet started its operations.

c) Acquisition of Brasil Telecom Participações S.A.’s control

During the months of May and June 2008, Copart 1 and Copart 2 conducted successive acquisitions of preferred stock in the companies BrT Part and BrT, respectively. The acquisitions carried out by Copart 1 accumulated a total of 55,819,400 preferred shares (BRTP4) issued by Brt Part, for R$ 1,425,133, which represented 24.3% of that company’s preferred stock and 15.4% of its total share capital. The acquisitions carried out by Copart 2 amounted to a total of 45,590,200 preferred shares (BRTO4) issued by BrT, for R$ 897,775, which represented 14.6% of that company’s preferred stock and 8.3% of its total share capital.

On July 22, 2008, a voluntary public share offering was carried out by the companies Copart 1 and Copart 2, aimed at raising their holdings to one third of the preferred stock issued by BrT Part and BrT. Copart 1 acquired 20,826,442 BrT Part preferred shares (BRTP4) for R$ 30.47 per share, for a total of R$ 634,582, and Copart 2 acquired 13,366,365 BrT preferred shares (BRTO4) for R$ 23.42 per share, for a total of R$ 313,040.

As a result of the acquisitions made under the voluntary public share offering, TMAR assumed an indirect holding of 58,956,565 BrT preferred shares and 76,645,842 BrT Part preferred shares, representing, respectively, 18.9% of the total preferred stock and 10.5% of the share capital of BrT, and 33.3% of the total preferred stock and 21.11% of the share capital of BrT Part. As at December 31, 2008, the subsidiaries Copart 1 and Copart 2 did not exert any significant influence over their respective investment in BrT Part and BrT.

On January 8, 2009, Copart 1 Participações S.A. acquired shareholder control of Brasil Telecom Participações S.A. (“BrT Part”) and, consequently, of Brasil Telecom S.A. (“BrT”), with the payment of R$5,371 million, equivalent to a unit price of R$ 77.04 per BrT Part common share. The amount paid represented the price agreed in the Agreement, corrected monetarily according to the variations of the average daily CDI rate, less the net debt of Invitel S.A. (R$ 998 million) and adjusted for dividends/interest on shareholders’ capital declared between January 1, 2008 and the closing date.

The Brasil Telecom takeover by TMAR was achieved, basically, through the acquisition of 100% of the shares of Invitel S.A., which in turn owns 100% of Solpart, which has direct control of BrT Part.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

This acquisition was registered on TMAR considering the fair value of the assets and liabilities identified at the acquisition date, January 8, 2009, including its intangible assets and contingencies liabilities.

On June 23, 2009, Copart 1 acquired 40,452,227 of BrT Part’s common shares for R$ 64.71 per share, through a mandatory tender offer (“OPA”). After this “OPA”, Copart 1 owns, direct and indirectly, through Invitel’s control, 54.45% of total share and 90.68% of the voting shares of BrT Part. At this same date, Copart 2 acquired 630,872 of Brasil Telecom S.A.’s common shares for R$ 60.64 per share, through a mandatory public offering (“OPA”). After this “OPA”, Copart 2 owns 10.62% of total share and 0.25% of the voting capital share of Brasil Telecom S.A..

The identified assets and liabilities, including the contingencies of BrT, are recognized on the consolidated financial statements by the respective participating percentage on the fair value at the acquisition date.

The table below presents, based on the payments on the acquisition of Invitel and during the mandatory and voluntary “OPAs”, the value disbursed on the acquisition of the BrT’s operations, as well as the fair value adjustments of the acquired assets and assumed liabilities on this acquisitions:

	Acquisition of Invitel and voluntary OPA’s (40.02%)	Acquisition of 7.62% relating to the mandatory tender offers
Total paid to the previous shareholders	8,641,629	2,655,920
Fees paid during the transaction	1,884	917

Gross value paid	8,643,513	2,656,837
BrT’s shareholders’ equity	6,240,952	5,326,867
Participation acquired	2,497,584	405,907
Fair value adjustments, net:
Property, plant and equipment	1,768,817	336,473
Intangible assets	4,444,168	1,732,892
Provisions for contingencies	(600,917)	(89,093)
Provision for doubtful accounts	(17,661)	—

Participation on BrT’s shareholders’ equity	8,091,991	2,386,179
Net assets of the BrT’s holding companies acquired in the same transaction	551,522	270,658

Goodwill	—	—

The Company has hired a specialized company to assist it in calculating the fair values presented above. The Company launched the first phase of the reorganization of the indirect subsidiaries BrT Part and BrT in order to optimize the structure of control and exploitation of synergies between the activities, increasing operational efficiency, as detailed in Note 28.

2.	Presentation of the interim financial statements and consolidation criteria

Interim Financial Statements Preparation Criteria

The interim financial statements have been prepared in conformity with accounting practices adopted in Brazil, the provisions of Corporate Law and the standards of the Brazilian Securities Commission (CVM). The set of practices and standards that governs accounting records and financial statement preparation changed from

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

the fiscal year ended December 31, 2007. However, the changes have been applied to financial statements for the year ended December 31, 2008. During 2008, the interim financial statements were originally presented according to the previous accounting practices. For purposes of consistency with the current accounting practices, comparative information for the prior period is being presented, when applicable.

Law 11638/07 and Law 11941/09

On December 28, 2007, Law 11638/07 was enacted, altering and introducing new provisions to the Brazilian Corporate Law (Law 6404/76). Said law establishes several changes regarding fiscal years and the preparation of financial statements, to conform these financial statements to the international accounting standards (“IFRS”), and, accordingly, has empowered the CVM to issue accounting standards and procedures for publicly-held companies.

On December 3, 2008, Provisional Act 449 (“MP 449/08”) was enacted as a law, introducing the Transition Tax Regime (“RTT”) for determination of taxable income, which addresses the tax adjustments arising from the new accounting methods and criteria introduced by Law 11638/07, and introduces some changes to Law 6404/76. The Provisional Act was sanctioned through Law 11941/09 on May 27, 2009.

Principles of consolidation

The Company and its subsidiaries maintain consistent accounting practices.

These consolidated financial statements were prepared in accordance with CVM Resolution 247/96 and include the Company and its subsidiaries listed in Note 1 to these financial statements.

The main consolidation procedures include:

•	Addition of assets, liabilities, income and expense accounts according to their accounting substance.

•	Elimination of intercompany accounts and transactions.

•	Elimination of intercompany investments, shareholdings, reserves and retained earnings.

•	Segregation of the portions of shareholders’ equity and income held by non-controlling shareholders, indicated in specific items.

•	Consolidation of exclusive investment funds described in note 9.

During the first six months of 2009, as described in note 1.c, the Company acquired, through indirect participation, the control of BrT, accounting for this transaction on the consolidated financial statements as described below.

Since the controlling interest was acquired, the identified assets, liabilities and contingent liabilities were recognized at fair value, estimated at the acquisition date, proportionaly to the interest acquired.

The acquisition cost was measured as the total of:

•	fair value, at the acquisition date, of the assets acquired and liabilities incurred in exchange for the control of the acquiree.

•	total expenses directly attributable to the business combination.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The acquisition cost was allocated proportionaly in the fair value of identified assets and liabilities acquired.

The non-controlling shareholders’ participation in the assets and liabilities of the acquired Company, presented in the consolidated financial statements, was calculated based on its book value.

The Company has elected to value the new shares acquired in the mandatories OPA’s, occurred during the month of June 2009, at assets and liabilities held by non-controlling shareholders, at their fair value on the acquisition date.

The Company is measuring the fair values mentioned above, which were determined based on a report prepared by a specialist. In the case of identification of accounting adjustments derived from facts that occurred before the acquisition date of control of BrT, these will be reported retrospectively, if they are identified until the end of the measurement period.

3. Summary of principal accounting practices

The criteria mentioned below refer to practices adopted by the Company and its subsidiaries.

a. Cash and Cash Equivalents

Cash includes cash and available bank accounts. Cash equivalents are short-term investments, with original maturities of up to ninety days, consisting of highly liquid securities, readily convertible into cash and with immaterial risk of change in amount, stated at cost plus income earned through the balance sheet date, not exceeding fair value.

b. Cash Investments

The Company classifies its cash investments in securities as follows: (i) securities held for trading; (ii) securities held to maturity; and (iii) securities available for sale, linked to the purpose of said investments.

The securities held for trading are stated at fair value and their effects are recorded in the statement of income. The securities held to maturity are measured at acquisition cost plus accrued income, net of a provision for adjustment to recoverable value, when applicable. The securities available for sale are stated at fair value and their effects are recorded under the caption “Valuation Adjustments to Shareholders’ Equity”, when applicable.

c. Trade accounts receivable

Accounts receivable from users of telecommunications services are recorded at the amount of the tariff or service on the date the service is provided and do not differ from their fair values. Service accounts receivable include receivables from services provided and not invoiced up to the balance sheet date. Accounts receivable from sales of cell phones and accessories are recorded at the amount of the sales made when the goods are delivered and accepted by customers.

d. Allowance for doubtful accounts

An allowance for write-down to recoverable value is recorded when there is objective evidence that the Company will not be able to collect all the amounts due within the original terms of its accounts receivable.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The criterion adopted for recording the allowance for doubtful accounts takes into consideration the calculation of the actual loss percentages incurred on each maturity of accounts receivable, from when receivables are past-due for more than 60 days, increasing progressively, as follows:

Past-due receivables	Accrued loss %
From 1 to 60 days	Zero
From 61 to 90 days	40
From 91 to 120 days	60
From 121 to 150 days	80
Over 150 days	100

Until June 30, 2008, the criterion adopted for recording the allowance for doubtful accounts takes into consideration the calculation of the actual loss percentages incurred on each maturity of accounts receivable. Future losses on the current receivables balance are estimated based on these loss percentages.

e. Inventories

Segregated into:

i) Maintenance material inventories classified in current assets in accordance with the period in which they will be used are stated at average cost, not exceeding replacement cost;

ii) Inventories for plant expansion, classified under property, plant and equipment, are stated at average cost and are used to expand the telephone plant; and

iii) Inventories of goods for resale, classified in current assets. Stated at average cost and basically represented by cell phones and accessories.

For inventories regarded as obsolete, allowances for losses are recorded. For cell phones and accessories, adjustments are recorded in cases in which the purchases are made at amounts exceeding the sales amount, adjusting them to net realizable value.

f. Investments

Investments are stated at cost, less an allowance for losses, when applicable. Until December 31, 2008 investments in subsidiaries in which the company had no control were recorded at cost.

g. Property, plant and equipment

Stated at acquisition or construction cost, less accumulated depreciation. Historic costs include expenses which are directly attributable to the purchase of the assets. Financial charges arising from obligations which finance assets and works in progress are capitalized.

Subsequent costs are added to the carrying value of the asset or recognized as assets separately, as appropriate, only when these assets generate future economic benefits and can be measured in a reliable manner. The residual balance of the replaced asset is written off. Maintenance and repair expenses are recorded in the statement of income in the year in which they are incurred.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Assets under finance leases are recorded in property, plant and equipment at the lower of fair value of the present value of the minimum lease payments, from the initial date of the agreement.

Depreciation is calculated under the straight-line method, in accordance with the estimated economic useful lives of the assets, which are periodically reviewed by BrT Part. The costs of land are not depreciated.

The Company and its subsidiaries monitor and evaluate whether there is any indication that the assets may be impaired. No allowances were recorded for impairment of property, plant and equipment.

h. Intangible assets

Intangible assets are stated at acquisition cost, less accumulated amortization and impairment losses, when applicable. The intangibles generated in the acquisition of investments in BRT were recognized for the portion of the fair value at the acquisition date.

Consist basically of regulatory permits for the use of radiofrequency and the provision of Personal Mobile Services (SMP), software use rights and goodwill on the acquisition of investments, calculated based on expected future economic benefits.

Amortization of intangible assets is calculated on a straight–line basis and considers, in the case of: (i) permit terms — the effective term of the permit, and (ii) software — a maximum period of five years. Goodwill calculated based on expected future earnings is not amortized from 2009.

i. Impairment of Long-lived Assets

An assessment is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. Long-lived assets may be identified as those which have an undefined useful life and those subject to depreciation and amortization (property, plant and equipment and intangible assets). An impairment loss is recognized for the amount at which the asset’s carrying amount exceeds the recoverable value. Recoverable value is the higher of fair value less cost to sell and value in use. In order to be tested for impairment, the assets are grouped into the smallest identifiable group for which there are cash generating units, and projections are made based on discounted cash flows, supported by expectations on the Company’s operations in its several business segments. Said projections support the recovery of the Company’s assets.

j. Leases

Leases are classified as finance lease when they substantially transfer all the risks and benefits inherent to their ownership.

Finance leases are recognized in the interim financial statements as assets and liabilities of the same amount, based on the fair value of the asset or the present value of minimum payments, established at the beginning of the leases. Initial costs directly attributable to leases are added to the amount recognized as an asset.

k. Financial Assets and Liabilities at Fair Value

The financial assets recorded at fair value in income or losses are initially recognized at fair value and the transaction costs are recorded in the statement of income. The financial assets recorded are reversed when the rights to receive cash flows from the investments have expired or all the risks and benefits related to their ownership have been transferred.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Gains and losses on changes in the fair value of the group “Financial assets at fair value through income or losses” are presented in the statement of operations under the caption “Financial income (expenses), net” in the period in which they occurred.

The fair values of finance assets are based on the prices currently offered. If there is no active market for a financial asset is not available, the Company establishes the fair value by using evaluation techniques. This includes the use of arm’s length transactions, reference to other instruments which are substantially similar, discounted cash flow analysis and option pricing models, making a maximum use of market inflows and a minimum use of Company-specific inflows.

l. Impairment of Financial Assets

The Company evaluates, at the balance sheet date, whether there is objective evidence that financial assets or a group of financial assets is impaired. A financial asset or group of financial assets is considered impaired when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the asset, that the estimated future cash flows have been impacted.

m. Derivatives

Derivatives are initially recognized at cost on the date a derivative contract is entered into and are subsequently remeasured at fair value. Changes in the fair value of any of these derivatives are recorded directly in the statement of income.

n. Income Tax and Social Contribution on Income and Deferred Charges

The provisions for income tax and social contribution payable and deferred income tax and social contribution on temporary differences and tax loss carryforwards are recognized at the aggregate tax rate of 34%. Prepaid income tax and social contribution are accounted for as recoverable taxes. Said taxes resulting from temporary differences and tax loss carry forwards are recorded in assets or liabilities, according to each case, only under the assumption of future realization or payment. The Company evaluates and reduces deferred tax assets as it identifies that it is unlikely that there will be sufficient future taxable income to enable the full or partial utilization of the deferred taxes.

Technical studies are conducted to estimate the future generation of taxable income, based on management estimates, considering the continuity of the companies and the generation income for an indefinite period, inclusive its perpetuity. This future income is adjusted to present value and compared to the nominal value of recoverable tax credits over a period limited to ten years. The technical studies are updated annually and the tax credits are adjusted based on the results of these reviews. Taxable income projections consider estimates that are related, but not limited to, the Company’s performance and the performance of the market where it operates, as well as certain economic aspects. Actual results could differ from these estimates.

Deferred income tax and social contribution are fully recognized on temporary differences between assets and liabilities recognized for tax purposes and the related amounts recognized in the consolidated financial statements. However, deferred income tax and social contribution are not recognized when generated upon the initial recognition of assets and liabilities which do not affect the tax basis, except for business combinations.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

o. Loans and financing

Adjusted by the inflation or exchange changes and interest incurred through the balance sheet date. The transaction costs incurred are recorded, measured at amortized cost and recognized in the statement of income by using the effective interest rate method.

p. Provisions for contingencies

The provisions for contingencies are recognized based on evaluations of their risks and quantified based on economic grounds and legal opinions on the lawsuits and other contingencies known at the balance sheet date. Such provisions are recognized when there is a current legal or constructive obligation arising from past events, and it is probable that a disbursement of funds will be required to settle this obligation and the amount of the reserve can be reliably measured. The reserves are calculated at the fair value of the expenses expected on the settlement of the obligation. The basis and nature of these provisions are described in note 21.

q. Employee Benefits

The employee benefits offered by the subsidiary Brasil Telecom are as follows:

(i)	Supplementary Pension Plan: The private pension plans and other postretirement benefits sponsored by the Company are managed by three foundations. The contributions are determined based on actuarial calculations, when applicable, and recorded against income (loss) under the accrual basis.

The Company has defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which BrT makes fixed contributions to a fund, which is managed by a separate institution. BrT Part is not under the legal or constructive obligation of making additional contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current year and in prior years. The contributions are recognized as employee benefit expenses as incurred.

The obligation recognized in the balance sheet, as regards the defined benefit pension plans presenting a deficit, corresponds to the present value of the benefits defined at the balance sheet date, less the fair value of the plan’s assets. The defined benefit is annually calculated by independent actuaries, who use the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest estimated at 6% per year. Supplemental information on private pension plans is provided in note 24.

(ii)	Profit Sharing: Accrued employee and management profit sharing is recognized under the accrual basis and recorded as an expense. The determination of the amount, which is paid in the year subsequent to that in which the profit sharing was accrued, considers the target program established with the employees’ union, through a collective bargaining agreement, pursuant to Law 10101/00 and the By-laws.

(iii)	Stock Options: BrT has a stock option plan to its management and employees, and the options are settled in shares. The fair value of the services received from employees in exchange for these options is determined based on the fair value of the options, established at the grant date.

BrT also had stock options of BrT Part, which were granted to management and employees. These options were considered options settled in cash. These options were fully exercised in the current year as a result of the change in the control of BrT Part.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The fair value of the services received from employees and management in exchange for the options is recognized as an expense during the vesting period. BrT reviews the estimate of the number of options expected to be exercised and recognizes the impacts of this review in the statement of income. The options settled in shares are recorded as an expense as a contra entry to an increase in shareholders’ equity. Please refer to Note 24.b. for additional disclosures related to the plans.

r. Revenue recognition

Revenues mainly refer to the amount of the payments received or receivable for sales of services in the regular course of the Company’s consolidated activities. Revenue is stated at the gross amount, less approximate taxes, returns and discounts.

Revenue is recognized when it can be reliably measured, it is probable that future economic benefits will be transferred to BrT Part, the transaction costs can be measured, the risks and benefits have been substantially transferred to the buyer and certain specific criteria have been met for each of the Company’s activities.

Service revenues are recognized when the services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded under the straight-line basis. Prepaid services are recognized as advances from customers and recognized in revenue as they are used by the customers.

Revenue from sales of payphone cards (Public Use Telephony (TUP)), cell phones and accessories is recognized when these items are delivered and accepted by the customers. Discounts on services provided and sales of cell phones and accessories are taken into consideration in the recognition of the revenues to which they are linked. Revenues involving transactions with multiple elements are identified in relation to each of their components and the recognition criteria are applied on an individual basis. Revenues are not recognized when there is significant uncertainty as to their realization.

s. Expense recognition

Expenses are recognized under the accrual basis, considering their relation with revenue realization. Prepaid expenses relating to future years are deferred.

t. Financial expenses, net

Financial income is recognized under the accrual basis and comprises interest on receivables settled after due date, gains on cash investments and gains on derivatives. Financial expenses consist of interest and other charges on loans, financing, derivative contracts, reversal of adjustments to present value and other financial transactions. They also include the recognition of interest on assets and liabilities recorded at present value.

Interest on capital to be attributed to mandatory minimum dividends is recorded as financial expenses and reversed to retained earnings, as in substance it consists of allocation of net income. To avoid impacting financial ratios and allow the comparability between presented periods, the reversals are being presented under financial expenses, thus annulling its impacts.

u. Earnings per share

Earnings per share are calculated based on the amount of outstanding shares at the balance sheet date. Outstanding shares are represented by the total shares issued, less the shares held in treasury.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

4. Operating revenue from services and sales

Period ended June 30, 2009
Local services:
Subscription	1,919,047
Fixed and Fixed to Mobile	1,301,317
Public telephones	201,026
Other	12,265

Total	3,433,655

Long distance services:
Intraregional	1,202,810
Interregional and International	120,609

Total	1,323,419

Mobile telephone services:
Telephone	851,812
Sales of goods	61,434

913,246

Data transmission	2,230,378
Network services	384,597
Other	483,493

Gross operating revenues	8,768,788

Value added and other taxes on revenues	(2,070,501)
Discounts	(1,282,892)

Net operating revenue	5,415,395

5. Cost of services and sales

The costs incurred on goods and services are as follows:

Period ended June 30, 2009
Depreciation and amortization	(845,522)
Personnel	(208,053)
Mobile handsets and accessories	(50,451)
Materials	(32,101)
Third party services	(1,535,846)
Rental, leases and insurance	(182,044)
Other	(169,200)

(3,023,217)

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

6. Other operating expenses, net

Other revenues and expenses attributed to operating activities are shown as follows:

	Period ended June 30,
	2008	2009
Amortization of step-up in fair value related to purchase of control interest in BRT	—	(279,286)
Taxes other than income taxes and VAT taxes	—	(94,667)
Provision for contingencies, net of reversal (b)	—	(68,414)
Court fees	—	(29,687)
Employee and management profit sharing	—	(21,204)
Provision for actuarial liabilities of pension plan	—	(16,115)
Donations and sponsoring	—	(3,544)
Fines and expenses recovered	—	86,526
Infrastructure rentals	—	48,887
Technical and administrative services	—	29,369
Recovery of expenses on pension plans — surplus (a)	—	21,820
Equity		15,094
Subventions and Donations received	—	5,254
Reversal of other provisions	—	2,520
Gain (loss) on write-off of property, plant and equipment and intangible assets	—	930
Other	(2)	(2,039)

	(2)	(304,556)

(a)	The recovery of expenses on pension funds is related to the assets recorded, mentioned in note 24.a.
(b)	Accrued contingencies are reported in note 21.

7. Financial expenses, net

	Period ended June 30,
	2008	2009
Financial income:
Inflation adjustment of escrow deposits	—	114,558
Investment yield	—	120,776
Interest and inflation adjustment on other assets	—	105,682
Interest and inflation adjustment on loans receivable	—	132,763
Other	—	61,737

Interest income	—	535,516
Financial expenses:
Interest on loans payable to third parties	—	(182,714)
Expense on derivative transactions	—	(75,267)
Interest on debentures	—	(74,369)
Interest and inflation adjustment on other liabilities	—	(99,251)
Inflation adjustment of reserve for contingencies	—	(81,332)
Interest on taxes	—	(35,660)
Other	(1)	(48,001)

Interest expenses	(1)	(596,594)

	(1)	(61,078)

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

8. Income and social contribution taxes expenses

Brazilian income taxes comprise federal income and social contribution taxes. The rate for income tax is 25% and the rate for social contribution tax is 9%, producing a combined statutory rate of 34%.

The provisions for income and social contribution taxes recognized in the statements of operations, all of which are Brazilian taxes, are as follows:

Period ended June 30, 2009
Income tax and social contribution tax	(314,511)
Deferred taxes	(47,783)

(362,294)

The following is a reconciliation of the amounts calculated by applying the combined statutory tax rates to the reported income before taxes and the reported income tax expense:

Period ended June 30, 2009
Income (loss) before taxes as reported in the accompanying consolidated financial statements	618,243
Income (loss) of companies not subject to income tax and social contribution calculation (i)	55,136
Income (loss) before taxes and profit sharing	673,379
Combined statutory rate	34%
Tax expense at the combined statutory rate	(228,949)
Permanent additions:
Amortization of step-up in fair value related to purchase of control interest in BRT	(94,083)
Exchange variation on equity investments	(2,897)
Changes in ownership interest in subsidiaries	—
Non-deductible expenses (fines and souvenirs)	(1,322)
Other losses	(15,765)
Permanent exclusions:
Non-taxable income	6,210
Other items:
Unrecognized tax loss	8,536
Write-off of deferred income tax and social contribution on tax loss carry-forward	(34,223)
Other, net	199

Income and social contribution tax (expense) benefit as reported in the accompanying consolidated financial statements	(362,294)

(i)	Income (loss) of subsidiaries that do not recognize income tax and social contribution on tax loss carryforwards because they do not have any prospects that they will be recovered.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The composition of deferred tax assets and liabilities, booked on temporary differences and tax loss carryforward, is as follows:

June 30, 2009
Deferred tax assets:
Provision for contingencies	1,116,886
Provision for actuarial deficit — FbrTPrev	224,374
Allowance for doubtful accounts	180,624
Tax loss carry forwards	785,001
ICMS — 69/88 Agreement	21,188
Provisions for COFINS/CPMF/INSS and FUST Suspended Collection	137,389
Provision for losses — inventories and construction in progress	10,871
Write-off of deferred charges — adjustment to Law 11638/07	6,669
Leases — adjustment to Law 11638/07	1,756
Other	48,040

Total	2,532,798

Current	584,554
Non-current	1,948,244

June 30, 2009
Deferred tax liabilities:
Inflation adjustment of escrow deposits	218,962
Additional indexation expense from pre-1990	6,676

Total	225,638

Current	49,168
Non-current	176,470

The composition of tax liabilities is as follows:

June 30, 2009
Federal income tax payable	305,007

Total	305,007

Current	304,709
Non-Current	298

The Company has not provided a valuation allowance against the net deferred tax asset as of June 30, 2009 arising out of temporary differences based upon management’s belief that it is more likely than not that such deferred tax asset will be realized in the future through reversal of the differences and its generation of taxable income. The taxable income basis for the registration of the deferred tax assets is calculated under Brazilian Corporate Law.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

9. Cash and Cash Equivalents

	December 31, 2008	June 30, 2009
Cash and banks	2	139,641
Cash Equivalents	—	1,461,334

	2	1,600,975

The cash equivalents portfolio is broken down as follows:

June 30, 2009
Exclusive investment funds
Cash and repurchase commitments Overnight	148,714

Subtotal	148,714
Private securities — Deposits certificates	1,177,932
Open investment funds	50,214
Investments abroad — Deposits certificates	96,047

Subtotal of cash equivalent	1,472,907
Portion restrict by court order, considered in escrow deposits	(11,573)

Total cash equivalent	1,461,334

The exclusive funds are subject to obligations restricted to the payment of asset management services provided, such as custody and audit fees, and other related expenses and there are no significant financial obligations or assets to collateralize these obligations.

Cash investments

The investment portfolio is broken down as follows:

June 30, 2009
Exclusive investment funds
Government securities	318,111

Total Cash Investments	318,111

The securities held for trading at fair value represent investments in exclusive funds managed by prime financial institutions, and own-portfolio investments, mainly represented by federal government securities. Changes in the fair value of these financial assets are recorded under “Financial income (expenses)” in the statement of income.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Additional disclosure for statements of cash flows related to the acquisition of Brasil Telecom Participações S.A.’s control.

The value of assets acquired and liabilities assumed is as follows:

Cash and cash equivalents	2,760,840
Cash investments	775,502
Inventories	54,048
Trade accounts receivable	2,192,429
Property, plant and equipment	8,007,930
Intangible assets	8,506,180
Other assets	6,193,539
Accounts payable and accrued expenses	(2,072,286)
Loans, financing and derivatives	(5,842,205)
Provisions for contingencies	(1,622,634)
Other liabilities	(3,698,528)
Previously held investments on acquired company	(3,271,124)
Noncontrolling interest	(3,198,892)
Total net assets acquired	8,026,425
Cash, cash equivalents and cash investments from acquired company	(2,760,840)

Cash outflow on acquisition of BrT less Cash and cash equivalents from acquired company	5,265,585

Total paid to the previous shareholders	11,297,549
Previously held investments on acquired company	(3,271,124)
Cash and cash equivalents from acquired company	(2,760,840)

5,265,585

Supplemental cash flow information

Non-cash transactions:
Acquisition of permanent assets by incurring liabilities	346,900

10. Trade accounts receivable, net

Trade accounts receivable are broken down as follows:

June 30, 2009
Unbilled services	923,918
Billed services	1,682,734
Sale of goods	40,709

Subtotal	2,647,361
Allowance for doubtful accounts:
Services	(550,299)
Sale of goods	(4,669)

Subtotal	(554,968)

2,092,393

As shown in note 3.d, the Company changed its accounting estimate on the allowance for doubtful accounts, in line with the estimate adopted by its indirect parent company TMAR. This change in estimate generated a consolidated increase in the allowance for doubtful accounts by approximately R$53,985 and net loss for the first half in the amount of R$38,541, net of taxes.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Past-due receivables are subject to a 2% fine on total debt, recorded under other operating income and collection of monthly prorated arrears interest of 1%, recorded under financial income and recognized when the first bill is issued after the payment of the past-due bill.

BrT can block call origination after 30 days past due, and block call origination and receiving after 60 days past due, and remove the terminal from the customer after 90 days past due, provided the customers is notified 15 days in advance. After the terminal is removed, which usually takes place after 95 and 110 days past due, the name of the nonperforming customer is sent to credit reporting agencies.

The collection policy adopted by BrT Celular, according to ANATEL regulations set out in Resolution 316, established the partial suspension of the services until the full payment of all due amounts, when a bill past was due for more than 15 days and the customer failed to pay or settle the default after receiving the notice requesting payment. This policy also established that all calls received and originated would be blocked (full blocking) if the bills were not paid within 15 days after partial suspension of service. Services were canceled 45 days after full blocking, and then the name of the subscriber could be included in a credit reporting agency list.

The changes to the SMP Regulation went into effect on February 13, 2008, as approved by ANATEL Resolution 477/2007. This Resolution changed the default rules, as detailed below:

•	full blocking starts after 45 days, i.e., 30 days after partial blocking and no longer 15 days; and

•	the total term to terminate the contract is now 90 days after the maturity of the bill, as the other deadlines were not changed.

11. Due from related parties

June 30, 2009
Private debentures — Principal	1,500,000
Interest on private debentures	73,756

Total	1,573,756
Noncurrent	1,573,756

Private debentures issued by Telemar Norte Leste S.A. — TMAR

Subscription by BrT Part

On February 17, 2009, BrT Part subscribed 11,648 nonconvertible debentures, issued by its indirect parent TMAR, for a unit price of R$103, totaling R$1,200,000. These debentures mature in five years, on December 11, 2013. These debentures yield interest equivalent to the DI compounded by spread of 4.0% per year, to be paid on the debentures’ maturity.

Subscription by BrT Celular

On March 12, 2009, BrT Celular subscribed 2,885 nonconvertible debentures, issued by TMAR, for a unit price of R$104, totaling R$300,000. These debentures mature in five years, on December 11, 2013. These debentures yield interest equivalent to the DI compounded by 4.0% per year, to be paid on the debentures’ maturity.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

12. Recoverable taxes

	December 31, 2008	June 30, 2009
Recoverable social contribution tax	—	70,563
Recoverable income tax	—	508,089
Sales and other taxes	3,749	719,071

Total	3,749	1,297,723

Current	3,749	791,086
Non-current	—	506,637

Most of the sales and other taxes are related to the ICMS (Imposto sobre Circulação de Mercadorias e Serviços — value added tax) recoverable which arose mostly from credits recorded upon the purchase of fixed assets, whose offset against ICMS payable may occur within 48 months.

13. Escrow Deposits

The balances of escrow deposits referring to contingencies with possible and remote loss risks are as follows:

June 30, 2009
Labor	176,107
Tax	91,716
Civil	2,034,124

Total	2,301,947

Current	868,471
Non-current	1,433,476

In accordance with Brazilian GAAP, the amounts of escrow deposits linked to specific provisions for contingencies (Note 21) are presented net of the provisions.

June 30, 2009
Escrow deposits before compliance with Resolution CVM 489/05	4,173,572
Less escrow deposits linked to contingencies and taxes other than income taxes:
Labor	(372,680)
Tax	(29,732)
Civil	(1,469,213)

Escrow deposits	2,301,947

The majority of the escrow deposits relate to the labor, civil lawsuits and tax cases, with the most significant individual item being the ICMS (State VAT), as described in Note 20 and the amount increased of escrow deposits is related, principally, to the rules introduced by the new Code of Civil Procedure in Brazil which started to require prior guarantee of process under discussion.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

14. Investments

	December 31, 2008	June 30, 2009
Investments accounted at cost	3,270,861	5,203
Tax incentives, net of allowances for losses	—	130
Other investments	—	41

Total	3,270,861	5,374

Investments accounted at cost in 2008 represents the acquisitions of preferred stock in the companies BrT Part and BrT, as described in Note 1.c.

On January 8, 2009, the Company acquired control of BrT Part and BrT and since that date, these entities have been included in its consolidated financial statements.

15. Property, plant and equipment, net

The changes in property, plant and equipment are as follows:

	Works in progress	Automatic switching equipment	Transmission equipment and other (1)	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance as of 01/01/09	—	—	—	—	—	—	—
Acquisition of BrT	1,009,957	584,663	3,964,286	1,330,644	586,905	531,526	8,007,981
Additions	246,251	985	54,073	2,009	1,014	20,699	325,031
Write-offs	(6,059)	(4,705)	(136,627)	(12,896)	(177)	(16,735)	(177,199)
Transfers	(805,453)	61,463	426,047	168,316	9,344	(53,634)	(193,917)
Balance as of 06/30/09	444,696	642,406	4,307,779	1,488,073	597,086	481,856	7,961,896

Accumulated depreciation
Balance as of 01/01/09	—	—	—	—	—	—	—
Depreciation expenses	—	(73,875)	(604,005)	(126,576)	(29,232)	(79,429)	(913,117)
Write-offs	—	4,459	125,720	11,353	51	18,172	159,755
Transfers	—	—	5	104	1	(110)	—

Balance as of 06/30/09	—	(69,416)	(478,280)	(115,119)	(29,180)	(61,367)	(753,362)

Net PP&E
Balance as of 01/01/09	—	—	—	—	—	—	—
Balance as of 06/30/09	444,696	572,990	3,829,499	1,372,954	567,906	420,489	7,208,534
Annual average depreciation rate	—	20.0%	18.5%	8.5%	4.5%	18.4%

(1)	Transmission equipment and other include: data transmission and communication equipment

According to the STFC concession agreements, the BrT’s assets that are indispensable for providing the service and qualified as “returnable assets” will be automatically returned to ANATEL when the concession ends, and BrT will be entitled to the indemnities established in the legislation and the related agreements. The balance of gross cost of returnable assets on June 30, 2009, was R$22,334,816 and the residual value on the same date was R$2,864,626.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

16. Intangible assets

The changes in intangible assets are as follows

	Goodwill	Intangible assets in progress	Data processing systems	Trademarks and patents	Regulatory permits	Other	Total
Cost of intangible assets (gross amount)
Balance as of 01/01//09	—	—	—	—	—	—	—
Acquisition of BrT	775,747	13,770	781,593	607	6,922,151	12,311	8,506,179
Additions	—	6,833	2,116	—	967	3,467	13,383
Write-offs	—	—	(143)	—	—	—	(143)
Transfers	—	47,201	142,964	—	—	234	190,399
Balance as of 06/30/09	775,747	67,804	926,530	607	6,923,118	16,012	8,709,818

Cumulative amortization
Balance as of 01/01/2009	—	—	—	—	—	—	—
Amortization expenses	—	—	(165,026)	(2)	(183,393)	(1,391)	(349,812)
Write-offs	—	—	141	—	—	—	141
Transfers	—	—	—	—	—	—	—
Balance as of 06/30/09	—	—	(164,885)	(2)	(183,393)	(1,391)	(349,671)

Net intangible assets
Balance as of 01/01/09	—	—	—	—	—	—	—
Balance as of 06/30/09	775,747	67,804	761,645	605	6,739,725	14,621	8,360,147
Annual average amortization rate	—	—	20%	—	6.7%	20%	—

17. Loans and financing

June 30, 2009
Loans	352
Financial institutions (a)	3,436,957
Public debentures (c)	1,080,000
Accrued interest	74,010
Leases	7,515
Accrued interest and other charges on leases	1,097

Subtotal	4,599,931

Cost incurred	(13,163)
Total	4,586,768
Current	835,752
Non-current	3,751,016

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

a. Financial institutions

Financing from financial institutions denominated in local currency was as follows:

(i)	At June 30, 2009, local currency financing bore fixed interest of 2.4% to 10.0% per annum and variable interest based on one of the following reference rates: TJLP (Brazilian long-term interest rates) plus 2.3% to 5.5% per annum, UMBNDES (National Bank for Economic and Social Development currency basket) plus 5.5% per annum, 100% of CDI (Interbank Deposit Certificate rate). In June 30, 2009 the average CDI rate was 8.96% per annum.

(ii)	At December 31, 2008, local currency financing bore fixed interest of 2.4% to 10.0% per annum and variable interest based on one of the following reference rates: TJLP (Brazilian long-term interest rates, which was 6.25% per annum at December 31, 2008) plus 2.3% to 5.5% per annum, UMBNDES (National Bank for Economic and Social Development currency basket) plus 5.5% per annum, 100% and 104% of CDI (Interbank Deposit Certificate rate). In December 31, 2008 the average CDI rate was 13.61% per annum.

Financing denominated in foreign currency was as follows:

(iii)	At June 30, 2009, foreign currency financing bore fixed interest rate of 1.75% to 9.38% per annum, a variable interest based on LIBOR and 1.92% above the YEN LIBOR, resulting in a weighted average rate of 3.04% per annum. The LIBOR and YEN LIBOR rates for semi-annual payments were 1.11% and 0.70% per annum on June 30, 2009, respectively.

(iv)	At December 31, 2008, foreign currency financing bore fixed interest rate of 1.75% to 9.38% per annum, a variable interest based on LIBOR and 1.92% above the YEN LIBOR, resulting in a weighted average rate of 2.96% per annum. The LIBOR and YEN LIBOR rates for semi-annual payments were 3.13% and 0.99% per annum on December 31, 2008, respectively.

b. Financing Agreements

On July 18, 2008, BrT and BrT Celular entered into financing agreements with Banco do Brasil, in the amounts of R$42,000 and R$33,000, respectively. Such funds arise from the Mid-West Financing Constitutional Fund (FCO) and are invested in the expansion of the infrastructure network (voice, data and image) in the States of Goiás, Mato Grosso, Mato Grosso do Sul and the Federal District. The funds were released on August 8, 2008 and repayment terms include a one-year grace period, after which the financing will be repaid in sixty monthly installments, the last of which in August 2014. This financing bears interest of 10.0% p.a., payable by each company, and there are bonuses for timely payment of 15% discount on such charge.

c. Public debentures

Fourth public issue: 108,000 non-convertible debentures with no renegotiation clause and a face value of R$10 each, totaling R$1,080,000, issued on June 1, 2006. The payment term is seven years, maturing on June 1, 2013. The yield corresponds to an interest rate of 104.0% of the CDI, payable on a half-yearly basis. Repayment, which shall indistinctly consider all debentures, will occur annually as from June 1, 2011, in three installments of 33.3%, 33.3% and 33.4% of the unit face value, respectively. At the balance sheet date, no debentures from this issue were held in treasury.

On December 17, 2008, a General debenture holders’ Meeting was held, at which the holders of 97,58% of the outstanding debentures approved an amendment to the indenture. Such amendment changes the Issuer’s mandatory purchase terms and conditions and the debentures’ yield, transferring to the Company the right to

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

elect and disclose in a Notice to debenture holders, within 20 days from completion of the sale of the Company’s shareholding control to Telemar Norte Leste S.A. or any of its subsidiaries, whether or not it accepts the yield established at the General debenture holders’ Meeting, as well as purchase the debentures held by debenture holders at their request.

The Company decided to change the debentures’ yield from 104% of the Interbank Deposit Rate (DI Rate) to the DI Rate plus a spread of 3.5% per year, and to purchase the debentures held by the debenture holders who disagreed with such decision.

d. Repayment schedule

Non-current debt is scheduled to be paid as follows:

06/30/2009
2010	404,568
2011	928,774
2012	834,654
2013	835,660
2014	614,176
2015 and after	132,918

3,750,750

Guarantees

Certain loans and financing obtained are collateralized by receivables from the provision of fixed telephony services and BrT Part’s sureties.

The Company has hedging transactions for 29.5% of these US dollar-and yen-denominated loans and financing entered into with third parties in order to hedge against significant fluctuations in the quotations of these debt adjustment indexes. At the balance sheet date, taking into consideration the hedging transactions and foreign currency investments, the actual exposure was 9.2% (8.6% as of December 31, 2008).

The debentures issued by BrT are collateralized by a guarantee established by BrT Part. Under the indenture, as guarantor and jointly liable party, BrT Part commits to guarantee and pay all the obligations assumed by BrT with the debentureholders.

e. Covenants

The financing agreements with the BNDES and JBIC, and the issuance of debentures of BrT and BrT Celular require compliance with financial ratios such as: (i) EBITDA to Financial Expenses; (ii) Total Financial Debt to EBITDA; and (iii) Total Financial Debt to (Total Financial Debt to Shareholders’ Equity).

As of June 30, 2009, BrT failed to comply with the EBITDA to Financial Expenses ratio, required in covenants of the agreements with the BNDES and JBIC, and the Fifth Issue Debentures. However, BNDES and JBIC waived their related rights. Compliance with BNDES agreements’ covenants will be assessed again in June 2010. Fifth issue debentureholders approved the reduction of the ratio until September 2010.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

BrT estimates that in the third quarter of 2009 will not be able to comply with the EBITDA to Financial Expenses ratio defined in the agreement between BrT and JBIC, and has, therefore, requested a waiver of such right to JBIC for this period. However, there are no guarantee that the waiver will be granted. As of June 30, 2009, the outstanding principal of this debt amounted to R$175 million.

18. Derivatives

June 30, 2009
Liabilities
Cross-currency swaps — Yen to CDI	237,238
Total	237,238
Current	120,914
Long-term	116,324

BrT has yen-denominated debts and entered into swap contracts to hedge against fluctuations in the yen. The exposure arising from swap contracts is pegged to the CDI rates disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities. These derivatives are described in note 23.d.

BrT accounts for the swap transactions by calculating the unrealized gain or loss at each balance sheet date based on what would have been the result of settlement of the outstanding contracts at that date. The gain or loss for a period is recorded in financial income or expense of such period.

No derivatives were designated as hedge accounting until June 30, 2009.

Payment schedule

Long-term derivatives are scheduled to mature as follows:

June 30, 2009
2010	58,629
2011	57,695
Total	116,324

19. Licenses to offer services

June 30, 2009
Personal Mobile Service	740,848
Other Licenses	6,867

Total	747,715

Current	96,089
Non-current	651,626

The licences of the Personal Mobile Service are represented by agreements entered into by BrT Celular with ANATEL in 2002 and 2004, totaling R$220,119, to exploit SMP services during a fifteen-year period in the same area where BrT has a concession for fixed telephony. Of the amount contracted, 10% was paid on the

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

execution date and the remaining balance was fully recognized in the subsidiary’s liabilities, to be paid in equal, consecutive annual installments, with maturities scheduled from 2009 to 2010 (two installments) and from 2010 to 2012 (three installments), depending on the fiscal years the agreements were executed. The debit balance is adjusted by the variation of IGP-DI, plus 1% per month. The adjusted balance of these licences is R$193,843.

On April 29, 2008, BrT Celular obtained new licences for exploitation of the 3G network, in the amount of R$488,235, paying on the execution date 10% of the total amount, and the remaining debit balance payable from 2010 to 2015 (in six installments). The debit balance is adjusted by the Telecommunications Services Index (IST), plus 1% per month. The adjusted balance of these 3G network licences is R$547,005.

The STFC concession refers to the provision recognized by BrT on the accrual basis, by applying a 1% rate on net income Pursuant to the concession agreement in effect, the payment in favor of ANATEL matures every two years, in April of odd years, and is equivalent to 2% of the net income accrued in the prior year.

The amount of other licences belongs to BrT Multimídia and relates to the permit granted for use of radiofrequency blocks associated to the exploitation of multimedia communication services. The contracted amount was R$9,110, adjusted by the IGP-DI plus 1% per month. This balance will be paid in two equal, consecutive annual installments, all of which mature in May 2010 and 2011.

20. Taxes other than income taxes

	December 31, 2008	June 30, 2009
ICMS (Value-added tax) (a)	—	655,942
Escrow deposits referring to agreement ICMS 69/98	—	(125,742)
PIS and COFINS	—	418,302
Other taxes on operating revenues	9,973	70,274

	9,973	1,018,776

Current	9,973	641,646
Non-current	—	377,130

(a)	The ICMS balance comprises amounts arising from Agreement 69/98, which have been challenged in court and are deposited in escrow on a monthly basis. It also includes the ICMS deferral incentive granted by the State Government of Paraná.

21. Provisions for contingencies

a. Contingent liabilities

The Company and its subsidiaries periodically assess their contingent risks, and also review their lawsuits taking into consideration legal, economic, tax and accounting aspects. The assessment of these risks aims at classifying them according to the chances of an unfavorable outcome as probable, possible or remote, taking into account the opinion of legal counsel.

Contingencies whose risks are regarded as probable are accrued. The contingencies for which an unfavorable outcome is regarded as possible are presented in this note. These lawsuits are under discussion at administrative and/or judicial level, at all court levels.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

In certain situations, due to a legal requirement or as a caution measure, escrow deposits are made to ensure the continuity of the lawsuits under discussion. The escrow deposits related to contingencies with possible and remote likelihood of loss are shown in note 13.

Note that in some cases similar matters may be ranked in different risk degree ratings, which is justified by the facts and particular status of each lawsuit.

Labor lawsuits

The provisions for labor contingencies include an estimate made by the management, supported by the opinion of its legal counsel, of the losses related to lawsuits filed by employees and former employees, as well as by employees of service providers, regarding labor matters.

Tax lawsuits

The provisions for tax contingencies mainly refer to tax collection issues arising from disagreements between management’s understanding, supported by the opinion of the Company’s legal advisors, and the Tax Authorities concerning the interpretation, enforcement, legality and constitutionality of tax legislation.

Civil lawsuits

The provisions for civil contingencies refer to an estimate of the lawsuits related to contractual adjustments arising from economic plans enacted by the Federal Government, and other cases related to shared telephony plans, suits for damages and consumer lawsuits.

Breakdown by matter

Type	06/30/09
Labor
Sundry premiums	102,724
Supplementary retirement benefits	38,096
Salary differences	118,457
Severance Pay Fund (FGTS)	27,719
Lawyers/expert fees	1,280
Overtime	168,867
Compensation for damages	42,577
Labor	2,983
Joint liability	76,215
Severance pay	55,348
Employment relationship	1,998
Other lawsuits	132,343
Subtotal	768,607
Related escrow deposits	(372,680)
Total	395,927

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Type	06/30/09
Tax
FUST	3,642
ICMS	596,984
Social security contribution (INSS)	9,338
Service tax (ISS)	1,697
Other lawsuits	73,227
Subtotal	684,888
Related escrow deposits	(29,732)
Total	655,156

Civil
Corporate	1,572,131
Consumer lawsuits — special civil courts	158,863
ANATEL estimates	105,072
ANATEL fines	69,527
Strategy	46,830
Special civil courts	71,510
Subtotal	2,023,933
BrT Acquisition (*)	89,087
Related escrow deposits	(1,469,213)
Total	643,807

Total reserve, less escrow deposits	1,694,890
Current	669,185
Noncurrent	1,025,705

(*)	Following the BrT acquisition, on January 2009, it was initialized a process of review and reconciliation of the accounting practices and estimatives between BrT Part and BrT and the controlling shareholder. A specialized appraiser was hired for elaborating the valuation report of the fair value of net assets. The reconciliation revision was concluded and the appraisal report finalized. BrT has several labor, tax and civil contingencies, which risk evaluation from the external and independent lawyers was deemed possible and remote. Therefore, the amounts involved were not subject to accrual based on Brazilian accounting practices. As part of the report mentioned above, risks evaluation was reviewed and revised the chances of success, resulting in the increase of the provision for contingencies of R$ 89,087, proportionaly to the indirect participation of Coari, net of tax effects.

Breakdown by type of contingency and risk

	06/30/09
Risk	Labor	Tax	Civil	Others (ii)	Total
Probable (i)	395,927	655,156	554,720	89,087	1,694,890
Possible	618,394	1,737,114	1,251,891	—	3,607,399
Remote	429,460	2,439,706	972,592	—	3,841,758

Total	1,443,781	4,831,976	2,779,203	89,087	9,144,047

(i)	Less escrow deposits
(ii)	Refers to BrT acquisition

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Changes in 2009:

	Labor	Tax	Civil	Others	Total
Reserve as of January 1st, 2009	—	—	—	—	—
Carrying amount previously recorded on BrT	426,904	273,606	752,526	—	1,453,036
Changes during the period	380,870	411,539	1,357,270	89,087	2,238,766
Inflation adjustment	29,952	20,268	30,015	—	80,235
Reassessment of contingent risks	334,483	359,702	1,301,727	89,087	2,084,499
Reserve for new lawsuits	16,435	31,569	25,528	—	73,532
Payments	(39,167)	(257)	(85,863)	—	(125,287)
Subtotal I (reserve)	768,607	684,888	2,023,933	—	3,566,515
Related escrow deposits as of January 1st, 2009	—	—	—	—	—
Carrying amount previously recorded on BrT	(213,028)	(21,753)	(285,631)	—	(520,412)
Changes in escrow deposits	(159,652)	(7,979)	(1,183,582)	—	(1,351,213)
Subtotal II (escrow deposits)	(372,680)	(29,732)	(1,469,213)	—	(1,871,625)
Balance as of June 30, 2009, less escrow deposits	395,927	655,156	554,720	89,087	1,694,890

Labor

(i) Sundry premiums — refer to claims for hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk related to employees’ contact with the electric power system, health hazard premium, stand-by hours and transfer premium;

(ii) Salary differences and related effects — refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. The effects relate to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(iii) Job plan and profit sharing — refers to the claim for enforcement of a job and salaries plan for employees, with promotions for seniority and merit, allegedly not granted, and claims for enforcement of the regulations that provided for the payment of profit sharing on BrT’s net income;

(iv) Joint liability — refers to the claim to assign liability to BrT, filed by outsourced personnel, due to alleged noncompliance with these personnel’s labor rights by their direct employers;

(v) Overtime — refers to the claim for payment of salary and premiums increased by alleged overtime hours;

(vi) Job reinstatement — claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment agreement without cause;

(vii) Supplement to FGTS (severance pay fund) fine arising from understated inflation — refers to claims to increase the FGTS indemnity fine as a result of the adjustment of accounts of this fund due to inflation effects.

BrT filed a lawsuit against Caixa Econômica Federal to assure the reimbursement of all the amounts paid for this purpose;

(viii) Termination pay — claims regarding termination amounts which were allegedly not paid or underpaid.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(ix) Salary equalization — refers to amounts allegedly arising from salary equalization, job classification, incorrect duties and accumulation of duties;

(x) Indemnities — refer to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering and tenure; and

(xi) Supplementary pension plan — alleged differences in the benefit salary referring to payroll amounts.

After the acquisition of BrT Part’s control by TMAR, on January 8, 2009, the Company changed its criterion to determine the likelihood of a probable unfavorable outcome in labor lawsuits to align it the criterion used by TMAR, which takes into consideration the merits of the ongoing lawsuits. As a result of these changes, in the first half of 2009 BrT increased its reserve for labor lawsuits by R$334,136 (R$220,529, net of taxes), which was eliminated in consolidation.

Tax

(i) Federal Taxes — several tax notices that require the payment of federal taxes on events which were allegedly inadequately classified by BrT Part, or on differences in the calculation of these taxes; and

(ii) State Taxes — claim for payment of ICMS (State VAT) on transactions which, in the Company’s view, are not subject to this tax, and discussions regarding ICMS credits taken by the Company, the validity or legality of which is being questioned by the State Tax Authorities. The current management’s and its current legal counsel’s assessment of discussions on ICMS credits taken by the Company, whose validity or legality is challenged by state tax authorities, changed the contingent risk estimated to probable. This change in estimate generated an increase in the reserve for tax contingencies by approximately R$390,568. The effect on net income (loss) for the six-month period ended June 30, 2009 was R$257,775, net of taxes, which was eliminated in consolidation.

Civil

(i) Corporate — Financial Interest Agreements — these agreements are governed by Administrative Rules 415/72, 1181/74, 1361/76, 881/90, 86/91, and 1028/96. Subscribers held a financial interest in the concessionaire after paying up a certain amount, initially recorded as capitalizable funds and subsequently recorded in the company’s shareholders’ equity, after a capital increase was approved by the Shareholders’ Meeting, thus generating the issuance of shares. The lawsuits filed against the former CRT, a company merged by BrT, challenge the way shares were granted to subscribers based on said financial interest agreements.

BrT. used to recognize a reserve for the risk of unfavorable outcome in these lawsuits based on certain legal doctrine. However, in recent months there has been a change in the legal trend in the State of Rio Grande do Sul and in Brazil in general as a result of recent decisions issued by appellate courts, leading the subsidiary to change the amount and level of risk previously assigned to such lawsuits. Such lawsuits are at various levels: lower courts, Court of Appeals and Superior Court of Justice. BrT, considering obviously the peculiarities of each decision and based on the assessment made by its legal department and outside legal counsel, changed its estimate on the likelihood of an unfavorable outcome from possible to probable and increased its reserve by R$1,153,456, with an impact on BrT net loss and BrT shareholders’ equity of R$761,281, net of taxes, which was eliminated in consolidation.

(ii) Corporate — Breach of Contract — litigation mainly involving discussions on the breach of contracts, to which management and its legal counsel attribute a probable likelihood of an unfavorable outcome;

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(iii) Consumer claims — refer to civil lawsuits arising from activation of telephone terminals, registering customers with registry credit reporting agencies, collection, co-billing, blockings, ADSL, cancellations, supplementary services, defects, alternative plans, unblockings;

(iv) Administrative proceedings — ANATEL — proceedings arising from inspections referring to PGMQ, PGMU and noncompliance with regulations. Includes claims against the Company filed with ANATEL by other telecommunications companies;

Strategy and other lawsuits

(v) Revision of contractual terms and conditions — lawsuit filed by an equipment supplier against BrT, claiming revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy;

(vi) Customer service centers — public civil lawsuits referring to the shutdown of customer service centers;

(vii) Free Mandatory Telephone Directories — lawsuits arising from non-delivery of printed residential telephone directories;

(viii) Indemnities — lawsuits seeking indemnity for termination of or noncompliance with agreements; and

(ix) Damages — refer to lawsuits arising from property damage, pain and suffering, occupational accidents and traffic accidents.

Reassessments of contingent risks are linked to changes in circumstances or the occurrence of new facts and decisions which called for a new assessment of the ongoing lawsuits, which are dispersed among several lawsuits.

Possible risk contingencies (unaccrued)

The main related to possible contingencies are as follows:

Labor

(i) Sundry premiums — refer to claims for hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk related to employees’ contact with the electric power system, health hazard premium, stand-by hours and transfer premium;

(ii) Salary differences and related effects — refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. The effects relate to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(iii) Joint liability — refers to the claim to assign liability to BrT, filed by outsourced personnel, due to alleged noncompliance with these personnel’s labor rights by their direct employers;

(iv) Overtime — refers to the claim for payment of salary and allowances increased by alleged overtime hours.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(v) Job reinstatement — claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment agreement without cause;

(vi) Supplement to FGTS (severance pay fund) fine arising from understated inflation — refers to claims to increase the FGTS indemnity fine as a result of the adjustment of accounts of this fund due to inflation effects.

(vii) Termination pay — claims regarding termination amounts which were allegedly not paid or underpaid.

(viii) Indemnities — refer to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering and tenure; and

Tax

(i) ICMS — several ICMS notifications, including regarding two main matters: ICMS levied on certain revenue from services already subject to ISS or which are not part of the ICMS tax base, and utilization of ICMS credits on the purchase of goods and other inputs;

(ii) ISS (Service Tax) — alleged levy of this tax on subsidiary telecommunications services and discussion regarding the classification of the services taxed by the cities listed in Supplementary Law 116/2003;

(iii) Social Security (INSS) tax notices addressing the addition of captions to the contribution salary allegedly due by the Company;

(iv) Federal Taxes — several tax notifications regarding basically the disallowances made on the calculation of taxes, errors in the completion of tax returns, transfer of PIS and COFINS and FUST related to changes in the interpretation of these taxes tax bases by ANATEL.

Civil

(i) Payments made in lawsuits related to the PCT (Shared Telephony Program) — the plaintiffs claim payment in lawsuits related to the agreements under the Shared Telephony Program. Such lawsuits are at various levels: lower courts, Court of Appeals and Superior Court of Justice;

(ii) Administrative proceedings — ANATEL — proceedings arising from inspections referring to PGMQ, PGMU, users’ rights, payphone cards, LTOG etc.;

(iii) Consumer claims — refer to civil lawsuits arising from activation of telephone terminals, registering customers with registry credit reporting agencies, collection, co-billing, blockings, ADSL, cancellations, supplementary services, defects, alternative plans, unblockings;

(iv) Damages — refer to lawsuits arising from property damage, pain and suffering, occupational accidents and traffic accidents.

(v) Indemnities — lawsuits seeking indemnity for termination of or noncompliance with agreements; and

(vi) Public civil lawsuits related to customer service centers; and

(vii) Contractual — lawsuits related to the claim for a percentage resulting from the Real Plan, to be applied on a service agreement, review of conversion of installments into URV (units of account) and subsequently into reais, related to equipment supply and the provision of services.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Letters of guarantee

As regards contingent liabilities, the Company and its subsidiaries have letters of guarantee granted by financial institutions, as supplementary collateral for lawsuits in provisional execution to ensure the performance of concession commitments related to permits granted by ANATEL. The total amount of the letters of guarantee in effect as of June 30, 2009 is R$2,561,571. The commission charges on these contracts are based on market rates.

b. Contingent assets

Below are the tax lawsuits filed by the Company to claim refund of taxes paid.

PIS/COFINS (Taxes on revenue): tax lawsuit challenging the enforcement of Law 9718/98, which increased the PIS and COFINS tax basis. The Law covered the period from February 1999 to November 2002 for PIS and from February 1999 to January 2004 for COFINS. In November 2005, the STF (Federal Supreme Court) concluded the judgment of certain lawsuits on the same matter and considered the increase in the tax basis introduced by said Law unconstitutional. Part of the lawsuits filed by the Company and the STFC concessionaires from Region II of the Concession Plan, merged into the Company in February 2000, became final and unappealable in 2006 as regards the increase in PIS and COFINS tax basis. The Company is awaiting the judgments of the lawsuits filed by the other merged companies, whose likelihood of a favorable outcome in future filing of appeals is regarded as probable by the Company’s legal counsel. The amount attributed to these lawsuits, representing unrecognized contingent assets, was R$18,939.

23. RISK ANALYSIS AND FINANCIAL INSTRUMENTS

Financial Risk Management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency risk, interest rate risk on fair value, interest rate risk on cash flows and price risk), credit risk and liquidity risk. The global risk management program focuses on the unpredictability of financial markets and seeks to mitigate potential adverse impacts on financial performance. BrT uses derivatives for certain risk exposures.

Risk management is carried out by BrT Part’s treasury officer, in accordance with the policies approved by management. The treasury officer identifies, evaluates and covers financial risks together with the other business units of BrT Part and its subsidiaries. Management provides written guidelines for global risk management, as well as policies addressing specific areas, such as foreign exchange rate and interest risk, credit risk, the use of derivatives and non-derivatives, and immediately liquid investments.

According to their nature, financial instruments may involve known or unknown risks, and the potential of these risks is important, in the best judgment. Therefore, there may be risks with or without guarantees depending on circumstantial or legal aspects.

a. Fair Value of Financial Assets and Liabilities

The Company and its subsidiaries have evaluated the active market for or effective realizable values (fair values) of financial assets and liabilities by using available information and evaluation methodologies appropriate for each situation. The interpretation of market data as regards the choice of methodologies requires considerable judgment and the establishment of estimates to reach an amount considered appropriate to each

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

situation. Therefore, the estimates presented many not necessarily indicate the amounts that could be obtained in the active market. The use of different hypotheses for fair value calculation may have a material impact on the amounts obtained.

The fair value of swap derivatives was calculated based on the future cash flows associated to each contract, discounted to the market rates in effect at the balance sheet date.

For securities traded in an active market, the fair value is equivalent to the amount of the last quotation available at the balance sheet date multiplied by the number of outstanding securities. For contracts whose current terms and conditions are similar to those originally contracted or which do not present quotation benchmarks, the fair values equal the carrying amounts.

The classes of assets and liabilities presented in this note were selected based on their materiality.

	June 30, 2009
	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	1,600,975	1,600,975
Cash investments	318,111	318,111
Trade accounts receivable	2,092,393	2,092,393
Credits with related parties	1,573,756	1,667,936
Other assets	262,090	262,090

Liabilities
Accounts payable	1,362,307	1,362,307
Loans and financing	3,495,697	3,509,473
Debentures	1,090,719	1,113,079
Derivatives	237,238	237,238
Dividends/ interest on shareholders’ equity	382,974	382,974
Other liabilities	1,046,717	1,046,717

b. Financial Instruments per Category

The book balances of financial instruments per category are as follows:

	June 30, 2009
	Receivables, loans and liabilities at amortized cost	At fair value with gains and losses recognized in income (loss)	Total
Assets
Cash and cash equivalents	—	1,600,975	1,600,975
Cash investments	—	318,111	318,111
Trade accounts receivable	2,092,393	—	2,092,393
Credits with related parties	1,573,756	—	1,573,756
Other assets	262,090	—	262,090

Total	3,928,239	1,919,086	5,847,325

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	June 30, 2009
	Receivables, loans and liabilities at amortized cost	At fair value with gains and losses recognized in income (loss)	Total

Liabilities
Accounts payable and accrued expenses	1,362,307	—	1,362,307
Loans and financing	3,495,697	—	3,495,697
Debentures	1,090,719	—	1,090,719
Derivatives	—	237,238	237,238
Dividends/ interest on shareholders’ equity	382,974	—	382,974
Other liabilities	1,046,717	—	1,046,717

Total	7,378,414	237,238	7,615,652

BrT Part and its subsidiaries had no financial instruments classified as held to maturity and available for sale at the balance sheet date.

c. Credit risk

The concentration of credit risk related to trade accounts receivables is immaterial due to the diversification of its portfolio and the monitoring controls applied. Doubtful receivables are adequately covered by an allowance for potential losses (See note 10).

Transactions with financial institutions (short-term investments and loans and financing) are conducted with prime banks, avoiding concentration risks.

d. Exchange rate risk

BrT has loans and financing denominated in foreign currency. The risk associated with these liabilities is related to the possibility of fluctuations in exchange rates that could increase their balances. The loans subject to this risk represent approximately 14.2% (16.7% as of December 31, 2008) of the total loan and financing liabilities, less the foreign exchange hedging transactions contracted. In order to minimize this type of risk, BrT has been entering into foreign exchange hedging contracts with financial institutions. Of the debt portion in foreign currency, 26.9% (60.5% as of December 31, 2008) is hedged by exchange rate swap and US dollar options, and foreign currency-denominated cash investments. The unrealized positive or adverse effects on hedging transactions, under exchange rate swaps and US dollar options, are recorded in the statement of income as earnings or losses, according to the status of each contract.

Exchange rate exposure at the balance sheet date, at carrying amount and fair value, was as follows:

	June 30, 2009
	Carrying Amount	Fair Value
Liabilities
Loans and financing	645,075	658,731
Derivatives	237,238	237,238
Total	882,313	895,969
Current liabilities	261,996	262,825
Long-term liabilities	620,317	633,144

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Derivatives

In accordance with investment policies approved by the Board of Directors in May 2007, BrT is allowed to enter into derivative transactions, without leverage, with prime financial institutions, in order to implement investment strategies and to hedge debts. The investment limits in derivative transactions cannot exceed 10% of the higher of the subsidiary’s total investments and total foreign-currency denominated debt exposed to exchange rate changes. Transactions of this type can only be entered into after being approved by management, in accordance with formally established procedures.

Internal controls are maintained to ensure timely monitoring of foreign exchange risks. Since the subsidiary has derivative investments for debt hedge, the management and evaluation of the results from these transactions only consider the reduction or elimination of the effects of fluctuations in exchange rates on its debt.

The amounts of the derivatives on June 30, 2009 are summarized as follows:

	Maturity	Notional amount	Fair Value	Accumulated effect – current period
				Amount payable
Swap contracts
Asset position
Foreign currency — yen (i)	Set/09 to Mar/11	222,515	177,412	177,412
Liability position
Interest rate — Interbank Certificate of Deposit (CDI) (i)	Set/09 to Mar/11	(222,515)	(414,650)	(414,650)
Net amount		—	(237,238)	(237,238)

(i)	Yen to CDI Swap (Plain Vanilla)

In 2004, BrT entered into foreign exchange swap transactions (plain vanilla) in order to hedge cash flows related to its yen-denominated liabilities with final maturity in March 2011. Under these contracts, the subsidiary has an asset position in yens, plus fixed interest rate, and a liability position tied to a percentage of a one-day interest rate (CDI), thus hedging against the foreign exchange fluctuation risk of the yen against the Brazilian real, which in effect represented a swap of yen cost of +1.92% per year with an average weighted rate of 95.91% at the balance sheet date. Such contracts were entered into with the following prime financial institutions: Citibank N.A. — Brazilian branch, Citibank DTVM S.A., Banco Citibank S.A., Banco JP Morgan S.A. and Banco Santander Brasil S.A. These transactions were duly registered at the Clearinghouse for the Custody and Financial Settlement of Securities (CETIP S.A.) and there is no required guarantee margin on these contracts.

As the asset flows of swap contracts will be fully offset against the liability flows of the yen-denominated debt, BrT considers that the risk of being in default with a one-day interest rate (CDI) is an increase in the CDI.

Sensitivity Analysis of Exchange Rate Changes

At the balance sheet date, management estimated the probable scenario of depreciation of the Brazilian real against other currencies based on the closing dollar exchange rate (sell PTAX). The same US dollar rate at the balance sheet date was used for the probable scenario rate. The probable rate was then depreciated by 25% and 50%, serving as a parameter for the possible and remote scenarios, respectively.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Exchange Rate Scenarios
	Probable scenario		Possible scenario		Remote scenario
	Benchmark rate	Depreciation	Benchmark rate	Depreciation	Benchmark rate	Depreciation
Dollar	1.95	0.0%	2.44	25%	2.93	50%
Yen	0.20	0.0%	0.03	25%	0.03	50%
Cesta	0.04	0.0%	0.05	25%	0.06	50%

As of June 30, 2009, management estimated a future outflow for the payment of interest and principal of its debts pegged to foreign exchange rates based on interest rates prevailing at balance sheet date and the foreign exchange rates above, also assuming that all interest and principal payments would be made on scheduled maturity dates. The impact of hypothetical devaluation of the Brazilian real in relation to other currencies can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of devaluation. Such sensitivity analysis considers payment outflows in future dates. Thus, the sum of the amounts for each scenario is not equivalent to the fair value, or even the present value of liabilities.

Transaction	Individual risk	Future payment outflows by period
		Up to 1 year	1 to 3 years	3 to 5 years	Total
Probable scenario
US dollar debts	Increase in dollar rate	50,287	89,875	474,613	614,775
Yen debts	Increase in yen rate	92,222	89,487	—	181,709
Derivatives (net position — yen)	Decrease in yen rate	(90,326)	(88,626)	—	(178,952)
Currency basket debts	Increase in currency basket rate	35,685	27,378	—	63,063
Total pegged to exchange rate		87,868	118,114	474,613	680,595
Possible scenario
US dollar debts	Increase in dollar rate	62,859	112,344	593,266	768,469
Yen debts	Increase in yen rate	115,278	111,859	—	227,137
Derivatives (net position — yen)	Decrease in yen rate	(112,908)	(110,783)	—	(223,691)
Currency basket debts	Increase in currency basket rate	44,606	34,223	—	78,829
Total pegged to exchange rate		109,835	147,643	593,266	850,744
Remote scenario
US dollar debts	Increase in dollar rate	75,431	134,813	711,920	922,164
Yen debts	Increase in yen rate	138,333	134,231	—	272,564
Derivatives (net position — yen)	Decrease in yen rate	(135,489)	(132,939)	—	(268,428)
Currency basket debts	Increase in currency basket rate	53,528	41,067	—	94,595
Total pegged to exchange rate		131,803	177,172	711,920	1,020,895

Impacts
Possible scenario — probable scenario		21,967	29,529	118,653	170,149
US dollar		12,572	22,469	118,653	153,694
Japanese yen		474	215	—	689
Currency basket		8,921	6,845	—	15,766
Remote scenario — probable scenario		43,935	59,058	237,307	340,300
US dollar		25,144	44,938	237,307	307,389
Japanese yen		948	431	—	1,379
Currency basket		17,843	13,689	—	31,532

Note: There are no outflows in periods higher than five years.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The fair value of instruments subject to foreign exchange risk would be impacted as follows in the estimated scenarios:

Impacts on fair value of liability instruments
Transaction	Risk	Balance at 06/30/2009
Probable scenario
US dollar debts	Increase in dollar rate	433,856
Yen debts	Increase in yen rate	176,331
Derivatives (net position — yen)	Decrease in yen rate	(177,411)
Currency basket debts	Increase in currency basket rate	58,470
Total pegged to exchange rate		491,246
Possible scenario
US dollar debts	Increase in dollar rate	542,320
Yen debts	Increase in yen rate	220,413
Derivatives (net position — yen)	Decrease in yen rate	(221,764)
Currency basket debts	Increase in currency basket rate	73,088
Total pegged to exchange rate		614,057
Remote scenario
US dollar debts	Increase in dollar rate	650,784
Yen debts	Increase in yen rate	264,496
Derivatives (net position — yen)	Decrease in yen rate	(266,117)
Currency basket debts	Increase in currency basket rate	87,706
Total pegged to exchange rate		736,869

Impacts
Possible scenario — probable scenario		122,811
US dollar		108,464
Japanese yen		(271)
Currency basket		14,618
Remote scenario — probable scenario		245,623
US dollar		216,928
Japanese yen		(541)
Currency basket		29,236

e. Interest rate risk

Assets

Cash equivalents and financial investments in local currency are kept in financial investment funds (FIFs) exclusively managed for the Company and investments in its own portfolio of private securities (floating rate bank certificates of deposit — CDBs) issued by prime financial institutions.

The Company has also granted a loan to the company that manufactures telephone directories, which earns interest based on the IGP-DI (General Price Index — Domestic Supply). The Company also has fixed income securities (CDBs) invested in Banco de Brasília S.A., related to the guarantee for the credit incentive granted by the government of the Federal District, under the “Program for Economic Sustainable Development in the Federal District” (PRO-DF), which earn interest from 94% to 97% of the SELIC interest rate.

The interest rate risk linked to such assets arises from the possibility of fluctuations in these rates and consequent decrease in return on these assets.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

These assets on June 30, 2009 are presented in the balance sheet as follows:

Carrying amount and fair value
Assets
Cash equivalents	1,461,334
Cash investments	318,111
Loans and financing	1,573,756
Other assets	13,363
Total	3,366,564
Current	1,781,297
Long-term	1,585,267

Liabilities

BrT has loans and financing in local currency subject to the following indexes: Long-term Interest Rate (TJLP), Monetary Unit of the National Bank for Economic and Social Development (UMBNDES), Interbank Certificate of Deposit (CDI) and General Price Index — Domestic Supply (IGP-DI), as well as financing in foreign currency subject to the YEN LIBOR and LIBOR indexes. It also has a CDI exposure arising from swap contracts, the purpose of which is to hedge its yen-denominated liabilities, as mentioned in note 23.d. There are no other derivative transactions to hedge the liabilities against the interest rate risk.

Furthermore, BrT issued public debentures, not convertible into or exchangeable for shares. These liabilities were contracted at an interest rate pegged to the CDI.

The risk inherent to these liabilities arises from the possibility of fluctuations in those rates. However, the subsidiary continuously monitors the market rates to evaluate the possibility of entering into derivative contracts to hedge against the risk of fluctuations in these rates.

Sensitivity Analysis of Interest Rate Changes

BrT Part understands that the most significant risk related to interest rate changes arises from its liabilities subject to the CDI and TJLP. The risk is associated to an increase in those rates.

At the balance sheet date, management estimated a probable scenario of changes in interbank deposit rates (DIs) and TJLP. The rates prevailing at the balance sheet date were used in the probable scenario. These rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

Interest exchange rate scenario
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
8.96% p.a.	6.25% p.a.	11.20% p.a.	7.81% p.a.	13.44% p.a.	9.38% p.a.

As of June 30, 2009, management estimated a future outflow for the payment of interest and principal of its debts pegged to CDI and TJLP based on the interest rates above, also assuming that all interest and principal payments would be made on scheduled maturity dates. The impact of hypothetical increase of interest rates can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of increase. Such sensitivity analysis considers payment outflows in future

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair value, or even the present value of these liabilities. The fair value of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuations in interest rates, as the interest rates used to estimate future cash outflows would be the same which adjust such flows to present value.

Future interest payment outflows by period
Transaction	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Above 5 years	Total
Probable scenario
CDI pegged debts	CDI increase	134,417	223,427	43,780	—	401,624
Derivatives (net position — CDI)	CDI increase	107,183	121,538	—	—	228,721
TJLP pegged debts	TJLP increase	242,598	305,329	119,835	20,842	688,604
Total pegged to interest rates		484,198	650,294	163,615	20,842	1,318,949
Possible scenario
CDI pegged debts	CDI increase	156,100	262,597	51,449	—	470,146
Derivatives (net position — CDI)	CDI increase	109,265	128,300	—	—	237,565
TJLP pegged debts	TJLP increase	249,150	344,560	180,402	35,293	809,405
Total pegged to interest rates		514,515	735,457	231,851	35,293	1,517,116
Remote scenario
CDI pegged debts	CDI increase	177,551	301,376	59,041	—	537,968
Derivatives (net position — CDI)	CDI increase	111,331	135,124	—	—	246,455
TJLP pegged debts	TJLP increase	255,670	384,436	243,730	51,012	934,848
Total pegged to interest rates		544,552	820,936	302,771	51,012	1,719,271

Impacts
Possible scenario — probable scenario		30,317	85,163	68,236	14,451	198,167
CDI		23,765	45,932	7,669	—	77,366
TJLP		6,552	39,231	60,567	14,451	120,801
Remote scenario — probable scenario		60,354	170,642	139,156	30,170	400,322
CDI		47,282	91,535	15,261	—	154,078
TJLP		13,072	79,107	123,895	30,170	246,244

f. Liquidity Risk

The cash flows from operations and third-party financing are used to defray capital expenses on the expansion and modernization of the network, payment of dividends, prepayment of debts and investments in new businesses.

g. Risk of Early Maturity of Loans and Financing

The nonperformance of debts in some consolidated debt instruments of the Company and its subsidiaries can typify the accelerated maturity of other debt instruments. The impossibility to incur in new debts might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the loans taken can reduce the amount of funds available for capital expenditures.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

As mentioned in Note 17.e. BrT estimates that in the third quarter of 2009 will not be able to comply with the EBITDA to Financial Expenses ratio defined in the agreement between BrT and JBIC, if the covenants set out in the agreement between BrT and JBIC are not met in the period ending September 30, 2009 and if JBIC does not waive this right, BrT might be required to settle the debt. Non-settlement represents an agreement default event, which could result in default events and or the acceleration of maturity of other financing and loans. If a default event occurs, the entire debt under agreements encompassing cross-default clauses would be classified as short-term liabilities which, as of June 30, 2009, totaled R$3,867,074.

h. Risks Related to Contingencies

Contingencies are assessed according to probable, possible or remote loss risk. The contingencies for which an unfavorable outcome is regarded as probable are recorded in liabilities. Details on these risks are presented in note 21.

i. Regulatory risk

Regulatory risks are related to the STFC activity, which is the most important sector in which BrT operates.

Concession Agreements

BrT has entered into local and domestic long distance concession agreements with ANATEL, effective from January 1, 2006 to December 31, 2025. These agreements, which provide for revisions on a five-year basis, in general have a higher degree of intervention on management of the businesses and several provisions defending the consumer’s interests, as understood by the regulatory agency. The main highlights are:

(i)	The public concession fee is defined as 2% of company’s net revenue, calculated every two years, starting 2006, and the first payment was made on April 30, 2007. This will occur successively until termination of the concession. This calculation method, as regards its accrual, corresponds to 1% for each fiscal year;

(ii)	The definition of new universal service goals, particularly the mandatory offer of the AICE (Special Class Individual Access), and the installation of network infrastructure for connection to high-capacity access networks;

(iii)	The Regulatory Agency can impose alternative mandatory offer plans;

(iv)	Introduction of the Regulatory Agency’s right to intervene in and change the concessionaire’s agreements with third parties;

(v)	Classification of the parent company’s, subsidiary’s, associate’s and third parties’ assets, indispensable for the concession, as returnable assets; and

(vi)	Establishment of a users’ council in each concession.

Interconnection tariffs are defined as a percentage of the public local and domestic long distance tariff until the effective implementation of a cost model by service/modality, which is scheduled for 2009, pursuant to the models defined by the Separation and Accounting Allocation Regulations (Resolution 396/05).

24. Provision for pensions and other benefits

The benefits described herein are offered to employees of the subsidiaries as regards supplementary pension plans. For purposes of the supplementary pension plans (“Pension Funds”) mentioned in this note, the subsidiaries may be referred to as the “Sponsor” or “Sponsors”.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

a. Supplementary pension plan

Supplementary pension plans are sponsored for employees and assisted participants, and the latter are also offered health care in certain cases. These plans are managed by the following foundations: (i) Fundação 14 de Previdência Privada (“Fundação 14”); (ii) Fundação BrTPREV (“FBrTPREV”), former CRT, a company merged into Brasil Telecom S.A. on 12/28/00; and (iii) Fundação SISTEL de Seguridade Social (“SISTEL”), originated from certain companies of the former Telebrás System.

The Bylaws provide for approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the foundations, with the agreement of the SPC (Secretariat for Pension Plans), as regards specific plans.

The sponsored plans are appraised by independent actuaries at the balance sheet date. For fiscal years 2008 and 2007, the actuarial valuations were performed by Mercer Human Resource Consulting Ltda.

As regards the defined benefit plans described in this note, immediate recognition of the actuarial gains and losses is adopted, and therefore the full liabilities are recognized for the plans presenting a deficit, pursuant to CVM Resolution 371/00. For the plans that show a positive actuarial situation, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

Provisions for Pension Fund

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

June 30, 2009
Provision for pension plans
FBrTPREV — BrTPREV, Alternativo and Fundador plans	657,322
PAMEC plan	2,601

Total	659,923

Current	52,390
Non-current	607,533

The changes in the net actuarial liabilities recognized is as follows:

	BrT PREV	PAMEC
Net actuarial liabilities on December 31, 2008	753,287	2,504
Expenses recognized in profit	52,285	140
Paid contributions	(148,250)	(43)
Net actuarial liabilities on June 30, 2009	657,322	2,601
Current liabilities	52,285	140
Long-term liabilities	605,037	2,461

The changes in the net actuarial assets is as follows:

TCSPREV
Net actuarial liabilities on December 31, 2008	(410,585)
Expenses recognized in profit	22,999
Expected return on assets	(52,285)
Net actuarial liabilities on June 30, 2009	(439,871)

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Assets Recognized to be Offset Against Future Employer Contributions

BrT recognized assets from the TCSPREV Plan, managed by Fundação 14, related to: (i) contributions from the sponsor which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

The assets recognized, which will be used to offset future employer contributions, are as follows:

June 30, 2009
Other assets:
TCSPREV	151,793

Total	151,793

Current	37,622
Non-current	114,171

Characteristics of the supplementary pension plans sponsored:

FUNDAÇÃO 14

Fundação 14 de Previdência Privada was created in 2004 to manage and operate the TCSPREV pension plan.

Plan

TCSPREV (Defined Contribution, Settled Benefit and Defined Benefit)

This defined contribution and settled benefit plan was introduced on 02/28/00. On 12/31/01, all pension plans sponsored by the Company at the time were merged into SISTEL, and the SPC exceptionally and provisionally approved the document submitted to that Agency, in view of the need for adjustments to the regulations. Thus, TCSPREV consists of defined contribution groups with settled and defined benefits. The plans added to the TCSPREV were PBS-TCS, PBT-BrT, BrT Management Agreement, and the Unusual Contractual Relationship Document, and the terms and conditions set forth in the original plans were maintained.

On September 18, 2008, SPC/MPS Ordinance 2521, of September 17, 2008, which approved the new regulation of the plan, was published in the Federal Official Gazette (D.O.U.), fully recognizing what had been exceptionally and provisionally approved on December 31, 2001. The new regulation also includes the adjustments necessary to meet the current requirements of supplementary pension plan legislation.

In March 2003, the TCSPREV Plan was no longer offered to the sponsors’ new hires. However, this plan started to be offered again in March 2005 to the defined contribution group. TCSPREV currently serves nearly 64.6% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. Currently, contributions are made by the participants and the sponsor only for the internal groups PBS-TCS (defined benefit) and TCSPREV (defined contribution). In the TCSPREV group, the contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages range from 3% to 8% of the participant’s salary, according to participant’s age. Participants have the

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

option to make additional contributions to the plan but without parity of the sponsor. In the PBS-TCS group, the sponsor’s contribution corresponds to 12% of the participants’ payroll, whereas the employee’s contribution varies according to his/her age, time of service and salary, and an entry fee may also be paid depending on the age at which he/she joins the plan. The sponsors are responsible for defraying all the administrative costs and risk benefits, except for self-sponsored participants and the deferral of benefits.

The SPC authorized, through Administrative Rule 2792 of February 27, 2009, the transfer of the management of the TCSPREV benefits plan to Fundação Atlântico de Seguridade Social, an entity sponsored by the Oi Group, new Company controlling shareholder.

FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

The supplementary pension plan — PBS-A, which remains under SISTEL’s management, dates back to the period prior to Telebrás’ spin-off and includes participants who qualified as beneficiaries in January 2000. SISTEL also manages the PAMA/PAMA-PCE pension plan, formed by participants assisted by the PBS-A Plan, the PBS’s plans segregated by sponsor in January 2000 and PBS-TCS’ Internal Group, merged into the TCSPREV plan in December 2001.

Plans

PBS-A (Defined Benefit)

Jointly maintained with other sponsors engaged in the provision of telecommunications services and intended for participants who qualified as beneficiaries on January 31, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As of December 31, 2008, date of the last actuarial valuation, the plan presented a surplus.

PAMA — Retirees’ Health Care Plan/PCE — Special Coverage Plan (Defined Contribution).

Jointly maintained with other sponsors engaged in the provision of telecommunications services and intended for participants who qualified as beneficiaries on January 31, 2000, the beneficiaries of the PBS-TCS Group, merged on December 31, 2001 into TCSPREV (currently managed by Fundação 14) and for the beneficiaries of PBS’s defined benefit plans sponsored by other companies, with SISTEL and other foundations. According to a legal and actuarial evaluation, the Sponsor’s responsibility is only limited to future contributions. From March to July 2004, December 2005 to April 2006 and June to November 2008, an incentive optional migration of PAMA retirees and pensioners to new coverage conditions (PCE) was carried out. The option of participants to migrate results in contribution to PAMA/PCE.

The contributions to this plan correspond to 1.5% of the payroll of active participants subject to PBS plans, segregated and sponsored by the several sponsoring companies. In the case of Brasil Telecom, PBS-TCS was merged into the TCSPREV plan on December 31, 2001, and started to constitute an internal group of this plan. To be able to use to PAMA’s resources, the participants share a portion of this plan’s individual costs. Contributions are also made by the retirees and pensioners who migrated to PAMA/PCE. For sponsors, the option of participants to migrate to PAMA/PCE does not change the aforementioned employer contribution of 1.5%.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

FUNDAÇÃO BrTPREV

It is the manager originated from the plans sponsored by former CRT, a company which was merged into BrT at the end of 2000. By sponsoring FBrTPREV, the Company’s main purpose is to maintain plans that supplement the pension plans and other benefits offered to participants by the official social security system.

Plans

BrTPREV

Defined contribution and settled benefit plan, launched in October 2002, intended to grant pension plan benefits supplementary to those provided by the official social security system and which initially served only employees of the Rio Grande do Sul Branch. This pension plan was offered to new employees of BrT and its subsidiaries from March 2003 to February 2005, when its offering was suspended. This plan cannot be joined by new participants. BrTPREV currently serves nearly 20.6% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. The contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages vary from 3% to 8% of the participant’s salary, according to the participant’s age. Participants have the option to make additional contributions to the plan but without parity of the sponsor. The sponsor is responsible for defraying all the administrative costs and risk benefits, except for self-sponsored participants and the deferral of benefits.

Fundador / Alternativo

Defined benefit plans intended to provide pension benefits supplementary to the benefits of the official social security system, which cannot be joined by new participants, originated from the merger of the Fundador-BrT plan by the Alternativo-BrT plan, pursuant to SPC Administrative Rule 2627 of November 25, 2008, thus forming a single plan, without changing the rules for the participants and beneficiaries, and which was renamed to Fundador/Alternativo plan. These plans currently serve nearly 0.2% of the staff.

The regular contribution made by the sponsor is equal to the regular contribution made by the participant, the rates of which vary according to his/her age, time of service and salary. Under the Alternativo Plan — Brasil Telecom, the contributions are limited to three times the ceiling benefit of the National Social Security Institute (INSS) and the participant also pays an entry fee depending on the age at which he/she joins the plan.

Actuarial Deficit of the Plans

The unamortized mathematical reserve, referring to the current value of the Company’s supplementary contribution, in view of the actuarial deficit of the plans managed by FBrTPREV, has a maximum settlement term of twenty years, starting January 2002, according to Circular 66/SPC/GAB/COA of the Secretariat for Pension Plans dated January 25, 2002. Of this maximum term determined, there remains twelve years for full payment.

The SPC authorized, through Administrative Rule 2792 of February 27, 2009, the transfer of the management of the Fundação BrTPREV benefits plan to Fundação Atlântico de Seguridade Social, an entity sponsored by the Oi Group, new BrT Part’s controlling shareholder.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

ASSISTANCE PLAN ADMINISTERED BY THE COMPANY

PAMEC-BrT — Health Care Plan for Supplementary Pension Beneficiaries (Defined Benefit).

Intended to provide health care for retirees and pensioners linked to the PBT-BrT Group, a pension plan managed by Fundação 14.

The contributions to PAMEC-BrT were fully paid in July 1998, through a single payment. However, as this plan is now managed by BrT, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the subsidiary’s liabilities.

b. Stock options plan for management and employees

Plan Approved on April 28, 2000

The rights vested through stock option grant documents in effect under this previously approved plan remain valid and effective, pursuant to the related terms and conditions agreed, and no new grants are allowed under this plan. At the balance sheet date, there were outstanding exercisable options, as described in the program below:

Program B

The options guaranteed by this plan are options settled in shares.

The exercise price was established by the managing committee based on the market price as of the grant date and will be adjusted by the IGP-M between the agreement execution date and payment date.

The changes in the balance of the stock options of this plan are summarized as follows:

	June 30, 2009
	Preferred share options	Average exercise price - R$
Balance of outstanding options at beginning of year	79,512	19.04
Exercised options	—	—
Cancelled options	(41,932)	18.96
Balance of outstanding options at end of year	37,580	18.87
Balance of exercisable options at end of year	37,580	18.87

The right to exercise the option is vested in accordance with the terms and conditions below:

Grant					Adjusted exercise price (in Reais)	Options (in shares)
Grant		Lot	Exercisable as from	Exercise deadline
		33%	12/22/05	12/31/11	18.87	12,527
3ª	12/22/04	33%	12/22/06	12/31/11	18.87	12,527
		34%	12/22/07	12/31/11	18.87	12,526

The balance of the stock options represents 0.01% of the total outstanding shares of Brasil Telecom S.A..

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Assuming that the options will be fully exercised, the premiums on the related options, calculated under the Black&Scholes method on the grant date, payable to Brasil Telecom S.A., would total R$104.

The fair value of the options granted was estimated on the grant date under the Black&Scholes options pricing model, based on the following assumptions:

12/21/04
Backing asset	13.64
Exercise price	17.30
Expected volatility	38.2%
Risk-free interest rate	8.4%
Expected life (in years)	2
Dividend yield	3.10%
Fair value on the grant date	2.76

The referred program did not impact the results of Coari for the six month period ended June 30, 2009.

Plan approved on November 6, 2007

The new plan authorizes the grant of stock options, allowing participants, under certain conditions, to purchase or subscribe, in the future, at a pre-defined amount, shares that are part of a stock option scheme called UP (Performance Unit), comprising preferred shares of BrT and common and preferred shares of BrT Part. The amount of the UPs granted cannot exceed a maximum limit of 10% of the book value of each type of share of BrT.

The stock options programs tied to the said plan contained clauses that prescribed the acceleration of the vesting data in the event of a change in the direct or indirect shareholding control of BrT.

With the change in control on January 8, 2009, the programs’ stock options were fully exercised. Program 1, totaling 2,817,324 PUs was settled for a total price of R$17,855. Program 2, regarding the grant of options on July 1, 2008, comprising 701,601 PUs was settled for a total price of R$4,446 fully accrued on BrT financial statements for fiscal year ended December 31, 2008.

646,585 PUs of Program 2 were exercised, related to the grant made on July 1, 2007, settled through: (i) delivery of preferred shares held in treasury by BrT, for a total exercise price of R$3,572 and cost of R$2,487; and (ii) delivery of common and preferred shares of BrT Part, which, however, are part of BrT’s obligations, for a total exercise price of R$13,733 and fair value of R$17,108, plus R$130.

The referred program did not impact the results of Coari for the six month period ended June 30, 2009.

c. Other Employee Benefits

Other benefits are granted to employees, such as: health/dental care, meal tickets, group life insurance, occupational accident allowance, sick pay, transportation allowance, among other benefits.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

25. Shareholders’ equity

a. Capital

The issued and paid up capital stock is comprised of preferred shares and common shares, as shown in the table below:

	Common	Preferred	Total
Number of shares as of December 31, 2008 (*)	109,037,492	218,074,985	327,112,477

Number of shares as of June 30, 2009 (*)	411,135,480	822,270,959	1,233,406,439

(*)	In thousands of shares

At the Extraordinary General Shareholder’s Meetings, on May 21, 2009 and June 30, 2009, it was approved a capital increase of R$5,379,005 and R$3,683,935, respectively. Since this, the capital stock is R$12,334,064 or 1,233,406,439 shares, divided into 411,135,480 common shares and 822,270,959 oreferred shares, all nominative and without notional amount. This capital increase was totally subscribed and paid up by TMAR.

The Company is authorized to increase its capital, according to a resolution of the Board of Directors, up to the total limit of 5,000,000,000 common or preferred shares.

b. Profit reserves

In accordance to the article 193 of the Brazilian Corporate Law, Coari must appropriate five percent of the annual net income to a legal reserve, up to the limit of twenty percent of paid-up capital. This appropriation is optional when the legal reserve plus the capital reserves exceeds 30 percent of capital. This reserve is only used for increasing capital or offsetting losses, but may not be distributed as dividends.

c. Dividends

According to its by-laws, Coari is required todistribut as dividends in respect to each fiscal year to the extent amounts are available for distribution, an aggregate amount equal to at least twenty-five percent of the net income, adjusted in accordance with the Brazilian Corporate Law.

On April 29, 2009, the Ordinary General Meeting approved the distribution of the net income for the year ended on December 31, 2008, amounting to R$14,953, as follows: (a) R$748 to the legal reserve; and (b) distribution of R$13,942 in dividends.

c. Reverse Share Split

In Extraordinary Shareholders’ Meeting, held on September 11, 2009, the reverse split of Company’s representative shares was approved. The shares were grouped in the proportion of 4.000 (four thousand) existing shares to 01 (one) share of the respective class.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

26. Related-parties transaction

Related-party transactions are carried out at prices and terms similar to those agreed with third parties and are summarized as follow:

National Social and Economic Development Bank (BNDES)

BrT contracts

BrT entered into a financing agreement with BNDES, controlling shareholder of BNDESPart, which holds 31.4% of the voting capital of Telemar Participações S.A., holding company of the Group, and is, therefore, a BrT Part associate.

The balance payable by BrT at the balance sheet date, related to the BNDES financing was R$2,520,220. Up to the end of the quarter, the subsidiary recorded financial expenses of R$111,181.

These loans, whose funds are being used to expand the network infrastructure (data, voice and image) and information technology, as part of the plan to ensure the compliance with the universal service and quality goals, and allow the consolidation of BrT as multi-provider of telecommunications services, are broken down below.

BrT contracted in August 2004 financing of R$1,014,074 with the BNDES, with actual borrowings of R$1,032,543, which bears interest equivalent to the TJLP plus 5.5% per year. Financing will be repaid in 60 monthly installments, which started in March 2006, the last maturing on February 15, 2011.

Also in August 2004, BrT contracted financing of R$253,519, with the BNDES, with actual borrowings of R$212,919, which bears interest equivalent to the UMBNDES plus 5.5% per year. This financing will be repaid in 60 monthly installments, from May 2006 to April 15, 2011.

BrT contracted in November 2006 financing of R$2,004,336, with actual borrowings of R$2,055,279, which bears interest equivalent to the TJLP plus 4.3% per year. This financing will be repaid in 60 monthly installments, from June 2009 to May 15, 2014.

Also in November 2006, Brasil Telecom S.A. contracted financing of R$100,000, with actual borrowings of R$55,000, which bears interest equivalent to the TJLP plus 2.3% per year. This financing will be repaid in 60 monthly installments, from June 2009 to May 15, 2014.

BrT Celular Contract

BrT Celular contracted in March 2008 financing of R$259,100, with actual borrowings of R$259,376, to be used in the refurbishment of the cellular telephone network and increase traffic capacity, by implementing new services that will improve service quality to users. This financing bears interest pegged to TJLP, plus 3.52% per year. This financing will be repaid in 84 monthly installments, starting October 2010 until September 15, 2017. At the balance sheet date, the balance due by BrT Celular was R$260,938. Up to the end of the quarter, this subsidiary recorded financial expenses of R$12,330.

27. Insurance (unaudited)

During the concession’s period, it is the concession holder’s responsibility to maintain the following insurance cover, in accordance with the contractual periods: comprehensive insurance against all risk of material damage to insurable assets held under the concession, insurance covering the economic conditions required to continue providing the service, and insurance guaranteeing the fulfillment of all obligations regarding quality and universal access, in accordance with the provisions of the Concession Contracts. The assets and responsibilities of material value and/or subject to high risk are all covered by insurance. BrT Part and its subsidiaries hold

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

insurance providing cover for material damage and loss of revenue as a result of such damage (loss of business), among other things. Management believes that the amount of the insurance cover is sufficient to ensure the integrity of the company’s assets and the continuity of its operations, as well as compliance with the rules set down in the Concession Contracts.

The insurance policies provided the following cover, broken down according to the nature of risk and asset:

Insurance line	Insured amount
06/30/2009
Operational risks and loss of profits	500,000
Fire — inventories;	40,000
Civil liability — Third parties (i)	195,160
Concession Warranty	98,291
Theft — inventories	2,372
General civil liability	15,000

28. Subsequent events

Corporate Restructuring

TMAR, indirect parent of the Company, started the first phase of the corporate restructuring process of Invitel and BrT to streamline the control structure and use the synergies between activities to increase operating efficiency.

On December 19, 2008, the National Telecommunications Agency (ANATEL) issued Act 7828, whereby the Executive Board granted prior approval for the subsequent corporate acts regarding the merger of the companies or the merger of the shares of the companies Invitel, Solpart and BrT Part by TMAR.

For this purpose, on June 23, 2009 TMAR conducted takeover bids (“OPAs”) of the common shares of BrT Part and BrT, duly registered with the CVM pursuant to the Mandatory OPAs registration requirements. The takeover bids assured the payment to non-controlling shareholders of a minimum price equal to 80% of the price paid for the control bloc shares, R$61.63 for BrT Part’s shares and R$57.76 for BrT’s shares, adjusted by the declared proceeds and the fluctuation of the average daily interbank deposit rate (CDI) from January 1, 2008 until the bid settlement date, resulting in the amounts of R$64.71 and R$60.64, respectively.

In accordance with the Material Fact disclosed on July 15, 2009 and the amendment to this Material Fact issued on July 21, 2009, the first phase of the corporate restructuring was undertaken on July 31, 2009 and consisted of series of mergers, carried out pursuant to Articles 230 and 252 of the Brazilian Corporate Law by subsidiaries of TMAR, as described below.

(i)	merger of Invitel by its subsidiary Solpart, with absorption of the equity of Invitel by Solpart and the resulting termination of Invitel.

The net assets of Invitel merged by Solpart totaled R$384,309, without resulting in a capital increase of Solpart; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Invitel, 0.0005583097 Solpart common shares were attributed for each Invitel common share and 0.0020717787 Solpart preferred shares were attributed for each Invitel preferred share (substitution ratio).

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Invitel’s treasury shares were canceled with the merger. Solpart did not have any treasury shares.

(ii)	merger of Solpart by its parent Copart 1, with absorption of the equity of Solpart by Copart 1 and the resulting termination of Solpart.

The net assets of Solpart merged by Copart 1 totaled R$23,900, without resulting in a capital increase of Copart 1; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

(iii)	merger of Copart 1 by BrT Part., with absorption of the equity of Copart 1 by BrT Part, through which Coari, holder of all the shares of Copart 1, received BrT Part shares in substitution for its Copart 1 shares, which was terminated.

The net assets of Copart 1 merged by BrT Part totaled R$3,973,694, without resulting in a capital increase of BrT Part; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 1, 0.0109674283 of BrT Part common shares were attributed for each Copart 1 common share and 0.00691600894 of BrT Part preferred shares were attributed for each Copart 1 preferred share (substitution ratio).

BrT Part holds 1,480,800 common shares in treasury, which have been kept in treasury.

(iv)	merger of Copart 2 by BrT, with absorption of the equity of Copart 2, through which Coari, holder of all the shares of Copart 2, received BrT shares in substitution for its Copart 2 shares, which was terminated.

The net assets of Copart 2 merged by BrT totaled R$369,164, without resulting in a capital increase of BrT the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 2, 0.0005041618 BrT common shares were attributed for each Copart 2 common share and 0.0471152627 BrT preferred shares were attributed for each Copart 2 preferred share (substitution ratio).

Copart 2 did not have treasury shares. BrT holds 13,231,556 own preferred shares in treasury, which have been kept in treasury.

All appraisals of the equities and net assets of the merged companies have been conducted by specialized companies, in compliance with Articles 226 and 227 of the Brazilian Corporate Law, based on book values as of May 31, 2009, adjusted by corporate events that occurred from this date to the mergers’ date (July 31, 2009) and the most significant subsequent events. Other changes in financial position have been recorded by the merging company.

As required by Law 6404/76 (Brazilian Corporate Law), the mergers have been submitted to and approved by the shareholders of Invitel, Solpart, Copart 1, Copart 2, BrT and BrT Part, at the Shareholders’ Meetings of said companies held on July 31, 2009.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The shareholding structure of BrT Part and BrT after the takeover bids and the first phase of the corporate restructuring is as follows:

Shareholding structure — Brasil Telecom Participações S.A.

Shareholder	Common shares	%	Preferred shares	%	Total	%
Coari	121,545,213	90.68%	76,645,842	33.33%	198,191,055	54.45%
Minorities	11,005,675	8.21%	153,291,683	66.67%	164,297,358	45.14%
Treasury shares	1,480,800	1.11%	—	—	1,480,800	0.41%

Total	134,031,688	100.00%	229,937,525	100.00%	363,969,213	100.00%

Shareholding structure — Brasil Telecom S.A.

Shareholder	Common shares	%	Preferred shares	%	Total	%
BRTP	247,317,180	99.09%	120,911,021	38.83%	368,228,201	65.64%
Coari	630,872	0.25%	58,956,665	18.94%	59,587,537	10.62%
Minorities	1,648,997	0.66%	118,253,998	37.98%	119,902,995	21.38%
Treasury shares	—	—	13,231,556	4.25%	13,231,556	2.36%

Total	249,597,049	100.00%	311,353,240	100.00%	560,950,289	100.00%

The goodwill originally recorded under Brazilian GAAP by Copart 1 (Parent Company) and merged by BrT Part arises partly from the merger of Solpart by Copart 1 and partly from the merger of Invitel by Solpart, in the total nominal amount of R$8,235,520, related to the acquisition of 100% of the shares of Invitel and 35.52% of the shares of BrT Part. Recorded goodwill is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of BrT. As a result of the merger of Copart 1 by BrT Part, goodwill will be amortized in books by BrT Part pursuant to prevailing tax and accounting legislation, and will not generate any tax utilization in the first phase of the corporate restructuring.

The goodwill originally recorded under Brazilian GAAP by Copart 2 (Parent Company) and merged by BrT, in the amount of R$737,664, arises from the acquisition of 10.62% of the shares of BrT and is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of BrT. As a result of the merger of Copart 2 by BrT, goodwill will be amortized in books by BrT, pursuant to prevailing tax and accounting legislation, and will generate tax utilization.

As disclosed by TMAR in a material fact of April 25, 2008, there will be a second phase of the corporate restructuring that will involve the following stages:

(i)	Stage 2: merger of BrT Part by BrT with the absorption of BrT Part’s equity by BrT and resulting termination of BrT Part, which will transfer its shareholders to BrT.

(ii)	Stage 3: merger of BrT’s shares by Coari, subsidiary of TMAR, to transform BrT into a wholly-owned subsidiary of Coari (“Merger of BrT’s Shares”).

(iii)	Stage 4: merger of Coari by TMAR, with absorption of the equity of Coari by TMAR and resulting termination of Coari, which will transfer Coari shareholders to TMAR (“Merger of Coari”).

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The resulting corporate structure after Stage 2 is as follows:

ON — Registered common shares; PN — Registered preferred shares.

Under the U.S. Securities Act of 1993, the merger of the BrT Part (Stage 2) is subject to the registration of the shares to be issued by BrT. The shareholders’ Meetings of BrT Part and BrT, which will decide on the Merger of BrT Part, will be called in due time and should be held within approximately 30 days after the Registration Statement of such shares is declared effective by the Securities and Exchange Commission (SEC).

Except for what has been previously disclosed, the structure and the terms and conditions of the Merger of BrT’s Shares (Stage 3) and the Merger of Coari (Stage 4) are subject to breakdowns based on analyses and studies that are being carried out by the companies’ managements, and the completion of the preparatory documents necessary to obtain the approval of the listing of Coari and TMAR shares in the New York Stock Exchange and the registration of such shares with the Securities and Exchange Commission (SEC) and the São Paulo Stock and Mercantile Exchange BM&FBOVESPA.

On August 7, 2009, the Supervisory Boards and the management of BrT Part and BrT approved the merger of BrT Part by BrT.

On September 02, 2009 the SEC declared Brasil Telecom Registration Statements effective and on September 30, 2009 the shareholder’s Meetings of BrT Part and BrT approved the Merger of BrT Part (Stage 2).

29. Summary of the differences between Brazilian GAAP and US GAAP

The consolidated financial statements of the Company have been prepared in accordance with Brazilian GAAP, which differs in certain significant respects from US GAAP.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The following is a summary of the significant policies and adjustments to net income and shareholders’ equity required when reconciling such amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with US GAAP, considering the significant differences between Brazilian GAAP and US GAAP:

a. Different criteria for capitalizing and amortizing capitalized interest

Under US GAAP, in accordance with the provisions of Statements of Financial Accounting Standards (“SFAS”) 34, “Capitalization of Interest Cost”, interest incurred on borrowings is capitalized to the extent that borrowings do not exceed the balances of construction-in-progress. The credit is a reduction of interest expense and should not exceed the amount charged to the Statements of Operations, Under US GAAP, the amount of interest capitalized excludes the monetary gain associated with the borrowings and the foreign exchange gains and losses on foreign currency borrowings.

The effects of these different criteria for capitalizing and amortizing capitalized interest are as follows:

06/30/2009
Capitalized Interest difference
US GAAP Capitalized Interest:
Interest capitalized under US GAAP	31,765
Accumulated capitalized interest on disposals	(175)

31,590

Less Brazilian GAAP Capitalized Interest:
Interest capitalized under Brazilian GAAP	(20,698)
Accumulated capitalized interest on disposals	114

Total capitalized interest under Brazilian GAAP	(20,584)

US GAAP Difference	11,006

Amortization of capitalized interest difference
Amortization under Brazilian GAAP	1,478
Less: Amortization under US GAAP	(2,269)
Difference in accumulated amortization on disposals	54

US GAAP Difference	(737)

b. Provision for dividends proposed but not yet declared

Although under Brazilian Corporate Law proposed dividends require approval at a shareholders’ meeting, under Brazilian Corporate Law they are accounted for in the consolidated financial statements in anticipation of their approval by the shareholders’ meeting. Distributions characterized as interest on shareholders’ equity as well as minimum compulsory dividends are accrued for under both Brazilian Corporate Law and US GAAP, Any excess of proposed dividends over either the minimum compulsory dividend or distributions characterized as interest on shareholders’ equity would not be accounted for under US GAAP, if such proposed dividends are subject to approval at the annual Shareholders’ Meeting. In 2008 the proposed dividends in excess of the minimum compulsory dividends were reversed in the reconciliation of shareholders’ equity to US GAAP. In 2009, the Company did not propose dividends.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

c. Pensions and other post-retirement benefits

For US GAAP purposes, unrecognized net gain or losses are recognized following the “corridor” approach, i,e, the portion which exceeds 10% of the greater of the projected benefit obligation or the market-related value of plan assets is recognized, and the unrecognized prior service cost or benefit and unrecognized transition obligation are deferred according actuarial valuation. These approaches have not been applied for Brazilian GAAP purposes. Under Brazilian GAAP the Company recognizes an asset in case of express authorization for offsetting with future employer contribution, As such under the Complementary Law No. 109, only the portion that was not allocated to special reserves of participants beneficiaries and contingencies of the overfunded status was entitled to be recognized under Brazilian GAAP.

The Company adopted SFAS No, 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132R (“SFAS 158”). This statement requires an employer to recognize the over- or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income. The Company recognized all plan assets and benefit obligations of the acquired company are measured as of December 31, 2008.

d. Earnings per share

Under Brazilian GAAP, net income per share is calculated based on the number of shares outstanding at the balance sheet date.

As determined by SFAS 128, “Earnings per Share”, since the preferred and common stockholders have different dividend, voting and liquidation rights, basic and diluted earnings per share have been calculated using the “two-class” method. The “two-class” method is an earnings allocation formula that determines earnings per share for preferred and common stock according to the dividends to be paid as required by the Company’s By-laws.

Basic earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Undistributed net income is computed by deducting total dividends (the sum of preferred and common stock dividends) from adjusted net income, Undistributed net income is shared equally by the preferred and common shareholders on a pro rata basis. Total dividends are calculated as described in Note 25.c. Diluted earnings per share is computed by increasing the number of shares, calculated by dividing such net income available to common and preferred shareholders by the monthly weighted-average number of common and preferred shares outstanding during the period.

The weighted-average number of common shares (in thousand of shares) used in computing basic earnings per share for the interim periods ended June 30, 2009 and 2008 was 34,730,213 and 2,196,493, respectively. The weighted-average number of preferred shares (in thousand of shares) used in computing basic earnings per share for the interim periods ended June 30, 2009 and 2008 was 69,460,426 and 4,392,973, respectively.

If the Company is able to pay dividends in excess of the minimum requirement for preferred shareholders and the remainder of the net income is sufficient to provide equal dividends to both common and preferred shareholders, then the basic and the diluted earnings per share will be the same for both common and preferred shareholders.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The Company’s preferred shares are non-voting except under certain limited circumstances and are entitled to a preferential non-cumulative dividend and to priority over the common shares in the event of its liquidation.

e. Income taxes

The Company fully accrues for deferred income taxes on temporary differences between tax and reporting records. The existing policies for accounting for deferred taxes are substantially in accordance with SFAS 109, “Accounting for Income Taxes” (“SFAS 109”).

Under US GAAP, if a valuation allowance is recognized for a deferred tax asset at the acquisition date, recognized benefits for those tax deductions after this date should be applied first to reduce to zero any goodwill related to that acquisition, second to reduce to zero other non-current intangible assets related to that acquisition, and third to reduce income tax expense.

Deferred tax assets on tax losses in the amount of R$117,258 was not recognized as of interim period ended June 30, 2009 (that means, for US GAAP purposes, a valuation allowance has been recorded in the same amount), due to the lack of fulfillment of the minimum requirements regarding historical and forecasted taxable income for direct/indirect subsidiaries.

f. Interest expense, interest income and accrued interest

Brazilian GAAP requires interest expense and income, as well as other financial charges, to be shown as part of operating income (expense) and accrued interest as a part of loans and financing within liability balance, Under US GAAP, interest expense and income, as well as other financial charges, would be shown after operating income (expense) within statements of operations and accrued interest would be included in accounts payable within the balance sheet.

g. Valuation of long-lived assets

SFAS 144 provides a single accounting model for the disposal of long-lived assets. SFAS 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations.

In accordance with SFAS 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Brazilian GAAP requires an assessment which is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable (see note 3.i). For all periods presented, no impairment losses were recognized under Brazilian GAAP and US GAAP.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

h. Revenue recognition

i) Activation and installation fees

Under Brazilian GAAP revenues from activation and installation fees are recognized upon activation of customer services, Under US GAAP, revenues and related taxes from activation and installation fees are deferred and amortized over five years, the estimated average customer life.

ii) Sales of public telephone cards

Under Brazilian GAAP, revenues from public telephone phone cards are recognized when the cards are sold. Under US GAAP, revenues generated from sales of public telephone cards are recognized as such services are provided. For US GAAP, deferred revenues at each consolidated balance sheet date are determined based upon estimates of sold but unused public telephone card credits outstanding as of each consolidated balance sheet date.

i. Presentation of noncontrolling interest

Under BRGAAP noncontrolling interest (“minority interest”) is reported in the consolidated balance sheet in the mezzanine section between liabilities and equity. Also, net income attributable to noncontrolling interest is reported as an expense in arriving at consolidated net income.

In December 2007, the FASB also issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51.” This statement clarifies that a noncontrolling (minority) interest in an operating subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. This statement is effective prospectively for fiscal years beginning after December 15, 2008 (calendar year 2009), with presentation and disclosure requirements applied retrospectively to comparative financial statements.

The Company adopted the provisions of SFAS 160 as of January 1, 2009. Since there is no noncontrolling interest on the statement of financial position as of December 31, 2008 and on the income statement for the six month period ended June 30, 2008, no retrospective presentation and disclosure adjustments were presented.

j. Goodwill & other intangible assets and business combination

Goodwill & other intangible assets

Until December 31, 2008 under Brazilian GAAP goodwill represents the difference between historical book value of the assets acquired and liabilities assumed and the purchase price, and it is amortized over the estimated period over which the Company expects to benefit from the goodwill. This period is determined based on the reasons attributed by management for the payment of goodwill. A test for impairment is made at least annually or if there is an indication that the unit in which the goodwill was allocated may be impaired.

Under US GAAP, goodwill represents the excess of cost over the fair value of net assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142 — Goodwill and Other Intangible Assets. SFAS 142 also requires that intangible assets

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 142.

According to the CPC 04 (Technical Pronouncement issued on December 17, 2008)), the goodwill derived on the expectations of future profits shall not be amortized under Brazilian GAAP in the periods beginning after January 1st, 2009. However, this goodwill is still subject to the impairment test.

Under SFAS 142, the company evaluates goodwill for impairment by determining the fair value of each reporting unit and comparing it to the carrying amount of the reporting unit on a yearly basis. To the extent the carrying amount of a reporting unit exceeds the respective fair value, the respective goodwill is considered to be impaired. Under this scenario, the Company would be required to perform the second step of the impairment test which involves the calculation of a hypothetical goodwill balance to measure the amount of impairment to be recorded.

Under the terms of the operating concessions granted by the Federal Government, the Company is obliged to provide a certain minimum level of services over the entire area covered by its fixed-line operating licenses. Also, the Company does not possess discrete financial information that could allow a determination of assets and liabilities (and goodwill) allocation in a level below the entire fixed-line business segment and neither does it manage different areas of the concession as if they were separate businesses and has thus considered the entire fixed-line business to be one reporting unit. In viewing all of fixed-line assets and liabilities of the Company as one reporting unit and performing an initial assessment on this reporting unit as to whether there was an indication that goodwill is impaired, the second step of the impairment test was not required. For the internet segment the Company applies separated assessment for each report unit. The Company was not required to recognize an impairment loss under US GAAP for any of the periods presented.

Business combinations

Purchase of controlling interests in BrT Part

Until December 31, 2008 under BR GAAP, Company’s investment on BrT and BrTP preferences shares was accounted for using the cost method. For US GAAP purposes, they were deemed to be available for sale securities, in accordance with the FAS 115, recorded at fair value, resulting in an adjustment directly to shareholders’ equity in the total amount of R$ 1,132, as a component of accumulated other comprehensive loss. In the statement of changes in shareholders’ equity this adjustment was stated at the negative amount of R$ 747, net of income tax and social contribution.

As described in Note 1, on January 8, 2009, the Company acquired shareholder control of BrT Part and, consequently, of BrT, with the payment of R$ 5,371 million, equivalent to R$ 77.04 per BrT Part common share.

Brasil Telecom takeover by the Company was achieved, basically, through the acquisition of 100% of the shares of Invitel S.A., which in turn owns 100% of Solpart, which has direct control of BrT Part.

As mentioned in Note 1.c. under Brazilian GAAP, this acquisition was accounted for based on the proportional fair values of identifiable assets and liabilities acquired, including intangible assets and contingent liabilities, based on the participation acquired.

Under U.S. GAAP, the Company applied SFAS 141(R), under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Invitel were recorded at their fair values on January 8, 2009.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Under US GAAP, the reconciliations adjustment reflects the purchase price allocation in fair value of property, plant and equipment R$5,198,489. This adjustment was depreciated using a weighted average depreciation rate of approximately 15.21% per year, which is based on the estimated remaining useful lives of the related assets.

Under US GAAP, the reconciliations adjustment reflects the purchase price allocation in fair value of intangible assets R$8,041,975. The intangible assets are associated with regulatory licenses, which fair value was calculated through an income approach methodology. This amount is amortized using a rate of approximately 5.88% per year, which is based on the remaining term of the related concession agreements.

Under US GAAP, the reconciliations adjustment reflects the purchase price allocation in fair value contingent liabilities which were not recorded in the historical financial statements of Brasil Telecom Holding under Brazilian GAAP.

The identified assets and liabilities, including the contingencies of BrT, are recognized on the consolidated financial statements by their fair value under USGAAP at the acquisition date, as demonstrated below:

Millions
Cash and cash equivalents	2,761
Cash investments	776
Trade accounts receivable, net	2,140
Other current assets	1,914
Non current assets	4,617
Investments	4
Property, plant and equipment, net	13,208
Intangible assets	16,549

Total assets acquired	41,969

Current liabilities	5,953
Deferred income tax liabilities	5,079
Provision for contingencies (i)	2,947
Other liabilities	5,572
Total liabilities assumed	19,551

Total net assets	22,418

(i)	The provision for contingencies includes R$2,232 million related to several labor, tax and civil contingencies, which risk evaluation from the external lawyers was deemed possible and remote. This amount was estimated based on its expected future cash outflow at the end of each litigation and recorded in the Company’s financial statements in connection with the business combination of BrT.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Following is the total purchase price of the acquisition, as well as the determination of the bargain purchase:

Millions
Cash paid	5,371
Fair value of previous held equity interests in BrT Part and BrT (i)	2,143
Fair value of non controlling interests (ii)	8,544
Net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed measured in accordance with SFAS No. 141(R) as disclosed above	(22,418)

Gain on bargain purchase	(6,360)

(i)	Fair values determined based on the quoted market prices of the respective shares on the acquisition date.

(ii)	The fair value of noncontrolling interests was determined as follows:

-	For the common shares, based on the amount stipulated on the mandatory tender offers, considering CVM requirements.

-	For the preferred shares, based on the quoted market price at the acquisition date.

Based on the calculation of the purchase price demonstrated above, management reassessed its estimatives of assets acquired and liabilities assumed. Management also reviewed the procedures used to measure the amounts recognized in the acquisition date related to: (i) the identifiable assets acquired and liabilities assumed, (ii) the non controlling interest on the acquire and (iii) the previously held equity interest in the acquire and (iv) the consideration transferred in order to determine the appropriate consideration of all information available at the acquisition date. Considering that no additional information came to attention of management as a result of this reassessment, in accordance with SFAS 141 ( R), the Company recognized a gain in the amount of R$6,360 million in its 2009 income statement, as a result of this transaction.

The gain recorded on the acquisition was principally a result of the difference between the fair value of the net assets of Invitel and the quoted market prices of the non-controlling interests in the preferred shares of Brasil Telecom Holding and Brasil Telecom. The fair value of net assets of Invitel is substantially related to the fixed-line telecommunication business, which by nature, is a long-term investment, and consequently, less affected by the global credit crisis that was in effect as of the acquisition date. However, the quoted market prices of the preferred shares of Brasil Telecom and Brasil Telecom Holding had been severely impacted by the global credit crisis. On January 8, 2009, the acquisition date, the quoted market prices of the preferred shares of Brasil Telecom and Brasil Telecom Holding had declined 34% and 36%, respectively, when compared to the peak market prices of 2008.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Following are the components of the U.S. GAAP adjustment in shareholders’ equity related to the acquisition as of the acquisition date and as of June 30, 2009:

	January 8, 2009 in millions	June 30, 2009 in millions
Purchase accounting on acquisition of BrT

Reversal of goodwill recorded under Brazilian GAAP	(775)	(775)
Fair value adjustments to intangible assets	10,551	8,818
Amortization of fair value adjustments to intangible assets	—	(351)
Fair value adjustments to property, plant and equipment	5,535	5,198
Depreciation of fair value adjustments to property, plant and equipment	—	(430)
Fair value of contingent liabilities	(1,631)	(208)
Adjustments to trade accounts receivable, net	(53)	—
Pension and other post-retirement benefits	287	306
Other liabilities (*)	(67)	(50)
Deferred income tax on the U.S. GAAP adjustments	(4,708)	(4,253)

(*)	Refer to other U.S. GAAP adjustments described in notes 29.h and 29.k.

Unaudited consolidated pro forma results

The following table presents the Company’s unaudited consolidated pro forma results under BR GAAP for the six month period ended June 30, 2008, as if the acquisition of BRTPart had been completed on January 1, 2008. The pro forma financial information is not necessarily indicative of what Company’s consolidated results of operations would have been had we completed the acquisitions at the dates indicated. In addition, the pro forma financial information does not purport to project the future results of operations of the combined company:

Six month period ended June 30, 2008 in Millions
Net operating revenues	5,655
Operating income	(121)
Net income	(46)

Considering that for BRGAAP purposes, the Company consolidated Invitel’s financial information as from January 1, 2009, no pro-forma results for 2009 were presented.

Intangible assets by segment

The amount of intangible assets subject to amortization is as follows (also see Note 16 for disclosures on the Company’s other intangible assets):

	As of June 30, 2009
Amortized intangible assets	Gross Carrying Amount	Accumulated Amortization	Net book value
Fixed Telephony and data transmission
Licenses	14,477,394	(425,806)	14,051,588
Mobile telephony
Customers portifolio	381,515	(152,606)	228,909

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amount of intangible assets that are not subject to amortization, but are annually tested by impairment, under US GAAP, is as follows:

As of June 30, 2009
Internet
Trademark	115,777

Purchase of noncontrolling interests in BrT Part

As mentioned in Note 1 (c), on June 23, 2009, Copart 1 acquired 40,452,227 of BrT Part’s common shares for R$ 64.71 per share, through an OPA. After this OPA, Copart 1 owns, direct and indirectly, through Invitel’s control, 54.45% of total share and 90.68% of the voting shares of BrT Part. At this same date, Copart 2 acquired 630,872 of Brasil Telecom S.A.’s common shares at a unit cost of R$ 60.64 per share, through another OPA. After this OPA, Copart 2 owns 10.62% of total share and 0.25% of the voting capital share of Brasil Telecom S.A. The total purchase of noncontrolling interest amounted R$2,655,920.

Under BRGAAP, the identified assets and liabilities, including the contingencies of BrT, are recognized on the consolidated financial statements by the respective participating percentage on the fair value at the date of the OPA’s.

For USGAAP purposes, changes in parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary are accounted for as equity transactions (investments by owners and distributions to owners acting in their capacity as owners). Therefore, the cash disbursement of R$2,655,920 was recorded as a debit to noncontrolling interest account under USGAAP up to the carrying amount of the purchased interest. The difference between the fair value of consideration offered and the mentioned carrying amount was attributed to the controlling interest. As such, no goodwill or gain or loss were recognized in consolidated statement of financial position, net income or comprehensive income.

k. Asset retirement obligations

Under US GAAP SFAS No, 143 “Accounting for Asset Retirement Obligations” is required the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset that is depreciated over the life of the related asset, Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company has certain legal obligations related to infrastructure regarding remediation of leased land and buildings on which the Company’s network assets are located. These obligations are accounted for under SFAS 143 for US GAAP purposes. Under Brazilian GAAP, asset retirement obligations are not recorded.

The calculation of the provision is based on the amounts of the actual contracts with third parties for the removal of the infrastructure. As the contracts are readjusted annually, no discount rates were considered in the fair value calculation.

Additionally, the depreciation of the asset retirement obligation recognized in the interim period ended June 30, 2009 composed the reconciliation of net loss in the amount of R$1,721.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

l. Comprehensive income

Under US GAAP, SFAS No, 130, “Reporting Comprehensive Income”, requires the disclosure of comprehensive income. Comprehensive income is comprised of net income and “Other comprehensive income”, which include charges or credits directly to equity that are not the result of transactions with shareholders. The Company’s accumulated comprehensive income at December 31, 2008 and 2007 relates to the adoption of SFAS No, 158.

m. Available for sale securities

Under BR GAAP, investments on BrT and BrTP shares held by the Company before the business combination transaction mentioned on notes (1.c and 29.j) were accounted for using the cost method. For US GAAP purposes, they were deemed to be available for sale securities, in accordance with the FAS 115, recorded at fair value, resulting in an adjustment directly to shareholders’ equity as of December 31, 2008 in the total amount of R$ 1,132, as a component of accumulated other comprehensive loss.

Details of the equity securities are as follows.

	As of June 30, 2008	As of December 31, 2008
Cost of investments	2,323	3,271
Aggregate fair value of the securities	(2,106)	(2,139)

Gross unrealized holding losses	217	1,132

Income taxes and social contribution	(74)	(385)

Net unrealized holding losses	143	747

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Net income reconciliation of the differences between Brazilian GAAP and USGAAP

Interim periods ended June 30, 2008 and 2009

	Note	2008	2009
Net income (loss) as reported under Brazilian GAAP		(42)	(106,212)
Minority interest under Brazilian GAAP	29(i)	—	362,161

Total net income (loss) as reported under Brazilian GAAP		(42)	255,949
Add/(deduct):
Different criteria for:
Capitalized interest	29(a)	—	11,006
Amortization of capitalized interest	29(a)	—	(737)
Pensions and other post-retirement benefits
FBrTPrev/PAMEC	29(c)/30(a)	—	18,416
TCSPREV	29(c)/30(a)	—	1,432
Deferred revenue, net of related costs — activation and installation fees	29(h)	—	8,337
Deferred revenue — public telephone cards	29(h)	—	528
Asset retirement obligations	29(k)	—	(1,721)
Bargain purchase gain on business combination	29(j) (i)	—	5,974,006
Recognition of accumulated loss on available for sale securities (BRTP and BRT)	29(j) (ii)	—	(1,131,958)
Depreciation of step-up in fair value of propert, plant and equipment related to purchase of control on BRTP	29(j) (ii)	—	(430,288)
Amortization step-up in fair value of intangible assets related to purchase of control on BRTP	29(j)	—	(350,710)
Deferred tax effect of above adjustments		—	637,736

US GAAP net income (loss)	29(i)	(42)	4,991,996
Net income attributable to controlling shareholders	29(i)	(42)	4,886,853
Net income attributable to nocontrolling shareholders		—	105,143

	2008	2009
Net income per thousand shares in accordance with US GAAP:
US GAAP net income (loss) — allocated to common shares — basic and diluted (ii)	(42)	1,628,951
US GAAP net income — allocated to preferred shares — basic and diluted	—	3,257,902

Weighted average shares outstanding (i)and (iii):
Common shares — basic	2,196,493	34,730,213
Common shares — diluted	2,196,493	34,730,213
Preferred shares — basic	4,392,973	69,460,426
Preferred shares — diluted	4,392,973	69,460,426

US GAAP net income per share:
Common shares — basic	—	46.90
Common shares — diluted	—	46.90
Preferred shares — basic	—	46.90
Preferred shares — diluted	—	46.90

(i)	As mentioned in Note 25. c., per share disclosure for interim period ended June 30, 2009 and 2008 have been adjusted to reflect the reverse share split of our shares occurred in September 11, 2009.
(ii)	In accordance with Brazilian Corporate Law, its preferred shareholders are not contractually obligated to absorb losses. Consequently, application of EITF No. 03-06, Issue 4, would require losses to be allocated entirely to common shareholders.
(iii)	In shares.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Shareholders’ equity reconciliation of the differences between Brazilian GAAP and US GAAP

As of December 31, 2008 and June 30, 2009

	Note	2008	2009
Shareholders’ equity as reported under Brazilian GAAP		3,271,872	12,228,600
Minority interest under Brazilian GAAP	29(i)		3,582,247

Total Shareholders’ equity as reported under Brazilian GAAP		3,271,872	15,810,847

Add/(deduct):
Different criteria for:
Capitalized interest	29(a)	—	11,006
Amortization of capitalized interest	29(a)	—	(737)
Reversal of provision for dividends not yet declared	29(b)	13,942	—
Minimum compulsory dividends	29(b)	(3,738)	—
Pension and other post-retirement benefits
FBRTPREV/PAMEC accrued pension cost	29(c)/30(a)	—	18,416
TCSPREV — US GAAP accrued pension cost	29(c)/30(a)	—	288,079
Deferred revenue, net of related costs — activation and installation fees	29(h)	—	(15,136)
Deferred revenue — public telephone cards	29(h)	—	(24,960)
Asset retirement obligations	29(k)		(20,137)
Unrecognized loss on available for sale securities	29(m)	(1,131,958)	—
Step-up in fair value of propert, plant and equipment recorded under USGAAP related to purchase of control of BRT	29(j)	—	5,198,489
Step-up in fair value of intangible assets recorded under USGAAP related to purchase of control of BRT	29(j)	—	8,817,716
Reversal of goodwill recorded under Brazilian GAAP	29(j)	—	(775,741)
Depreciation expenses of property, plant and equipment recorded under USGAAP related to purchase of control of BRT	29(j)	—	(430,288)
Amortization expenses of intangible assets recorded under USGAAP related to purchase of control of BRTP	29(j)	—	(350,710)
Fair value of provision for contingences recorded under USGAAP related to purchase of control of BRTP	29(j)		(208,000)
Deferred tax effect of above adjustments	29(e)	384,866	(4,252,719)

Total equity under US GAAP		2,534,984	24,066,125

Accumulated other comprehensive loss	29(l)	747,092	—

Shareholders’ equity attributable to controlling shareholders	29(i)	2,534,984	17,014,894
Shareholders’ equity attributable to nocontrolling shareholders	29(i)	—	7,051,231

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Statements of changes in shareholders’ equity in accordance with US GAAP

Interim periods ended June 30, 2008 and 2009

	Note	Total
Balance as of December 31, 2007		—
Net income for the period		(42)

Balance as of June 30, 2008		(42)

Balance as of December 31, 2008		2,534,984

Capital increase		9,062,940
Recognition of fair value of minority interest of BRT and BRTP	29(j)	8,544,000
Purchase of non-controlling interest in BRTP and BRT, net of income taxes effects	29(j)	(1,804,683)
Dividends and interest on shareholders’ equity	29(b)	(10,204)
Reversal of unrecognized loss on available for sale securities — accumulated other comprehensive loss	29(m)	747,092
Net income for the period		4,991,996

Balance as of June 30, 2009		24,066,125

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

30. Additional disclosures required by US GAAP

a. Pension and other post-retirement benefits:

The Company sponsors various private pension plans designed to provide supplementary retirement benefits and medical assistance to employees and their dependents. These plans are managed by: (i) Fundação 14 de Previdência Privada (“Fundação 14”); (ii) Fundação BrTPREV (“FBrTPREV”), former Fundação dos Empregados da Companhia Riograndense de Telecomunicações (“FCRT”), which administered the benefit plans of CRT, acquired in 2000; and (iii) Fundação de Seguridade Social (“SISTEL”), which managed plans for pension and other post retirement benefits for most companies of the former Telebrás System.

The Company’s bylaws establish the approval of the supplementary pension plan policy and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the foundations, with the agreement of the SPC (Secretaria de Previdência Complementar), as regards the specific plans.

The plans are valued annually by independent actuaries at the balance sheet date. For December 31, 2008, the independent actuarial of the Company was Mercer Human Resource Consulting.

Summary of the plans:

Administration	Plan	Contribution	Sponsor	Status
SISTEL	PBS-A/PAMA	Defined benefit	Multiemployer	Overfunded
Fundação 14	TCSPREV	Defined contribution, settled benefit and defined benefit	Single employer	Overfunded
BrT	PAMEC-BrT	Defined benefit	Single employer	Underfunded
FBrTPREV	BrTPREV	Defined contribution and settled benefit	Single employer	Underfunded
	Founder and alternative plan	Defined benefit	Single employer	Underfunded

(i) Single employer — Defined benefit and settled benefit plans

•	Plans administered by Fundação 14

From the date of the split of the only pension plan managed by SISTEL, the PBS, in January 2000, BrT Part had already predicted a new trend in pension benefits. This new model would result in an independent management model for the TCSPREV pension plan, by means of a specific entity. This trend also occurred in other main SISTEL pension plan sponsoring companies, which each created their respective supplementary pension plan foundations. In this new model, Fundação 14 de Previdência Privada was created in 2004, with the purpose of taking over the management and operation of the TCSPREV pension plan. This process, which began in March 10, 2005, was backed by the specific legislation and properly approved by the Secretaria de Previdência Complementar — SPC (the Brazilian pension’s regulatory authority).

In accordance with the Transfer Agreement entered into between Fundação Sistel de Seguridade Social and Fundação 14 de Previdência Privada, SISTEL, by means of the Management Agreement, rendered management and operation services of TCSPREV and PAMEC-BrT plans to Fundação 14, after the transfer of these plans,

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

which took place on March 10, 2005, up to September 30, 2006. Beginning on this date, Fundação 14 took over the management and operation services of its plans. As of October 31, 2007, Fundação 14 ceased to manage the assistance plan PAMEC-BrT because it is an entity engaged in the management of private pension plans. In November, 2007, the assets and liabilities of PAMEC-BrT were transferred to BrT Part which, in addition to sponsoring the plan, began to manage it.

The amounts for the TCSPREV plan expected to be recognized in the next period benefit cost, that the Company used to estimated actuarial obligations in the interim period ended June, 30 2009, are as follows:

TCSPREV
Service cost (with interest)	2,973
Interest cost	43,024
Expected return of plan assets	(104,025)
Expected participation contribution	(545)

Net periodic cost	(58,573)

The funded status of the pension and post retirement plans under Brazilian GAAP and US GAAP differ. Benefit obligations differ because they have been prepared using different actuarial assumptions permitted under Brazilian GAAP and US GAAP.

•	Plan administered by Fundação BrTPREV (FBrTPREV)

On July 31, 2000, the Company acquired a controlling interest in CRT, and in December 2001, acquired the remaining minority interest. At the acquisition dates, the liability for defined benefit plans of CRT were recorded under US GAAP as part of the fair value.

In October 2002, the Company offered to its employees the option to transfer to a new defined contribution settled benefits plan, BrTPREV. The benefit obligation relating to each employee that opted to migrate was transferred to an individual account at 100% of the obligation under the previous plan in the amount of R$362,469. The employees that did not opt to migrate to BrTPREV remained in their previous plans.

The amounts expected to be recognized in the next period benefit cost, that the Company used to estimated actuarial obligations in the interim period ended June, 30 2009, are as follows:

BrTPREV
Service cost (with interest)	4,121
Interest cost	166,307
Expected return of plan assets	(105,686)

Net periodic cost	64,742

•	Assistance plans administered by the Company

The PAMEC-BrT plan is an assistance plan which intends to provide health care to retirees and pensioners linked to the PBT-BrT Group, which belongs to TCSPREV plan administered by Fundação 14.

After the transfer of management of the plan by Fundação 14 to the Company, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the Company’s liabilities.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amounts of PAMEC plan expected to be recognized in benefit cost, that the Company used to estimated actuarial obligations in the interim period ended June, 30 2009, are as follows:

PAMEC
Interest cost	264

Net periodic cost	264

(ii) Multiemployer

•	Plans administered by SISTEL

The Company, together with other former companies in the Telebrás group, sponsored multi-employer defined benefit pension and other post-retirement benefit plans, through the end of 1999, each of which are operated and administered by SISTEL. In December 1999, the Company and the other companies that participate in the SISTEL plan reached an agreement to withdraw the active participants to the pension plan and establish a new plan for each of the New Holding Companies. The parties agreed to allocate the plan assets based on the liabilities in accordance with Brazilian GAAP. The allocation of the initial transition obligation and unamortized gains and losses was based on the projected benefit obligation (PBO) of each individual sponsor divided by the total PBO of SISTEL at December 31, 1999. The inactive employees of all of the New Holding Companies that participated in the SISTEL defined benefit pension plan will remain as part of the multiemployer plan in SISTEL. The post-retirement benefit plans will also remain as a multiemployer plan; however, SISTEL no longer subsidizes life insurance premiums for inactive (retired) employees after December 31, 1999.

The Company remains jointly and severally liable for the multiemployer portion of the plan. Therefore, no amounts were recorded under those plans.

b. Segment Reporting

Segment information is presented in respect of the Company and its subsidiaries business that was identified based on its management structure and on internal management reporting, according to SFAS 131 and are described as follows:

•	Fixed telephony, data transmission and call center: refers to the services rendered by BrT, BrT Multimídia, Vant and BrT Cabos Submarines Companies, using the wire line network, and BrT Call Center.

•	Mobile telephony: refers to the services rendered by BrT Celular beginning on the last quarter of 2004.

•	Internet: refers to the services rendered by BrTI, iBest Group and iG Group in connection with the provision of internet services and related activities.

Inter-segment pricing is determined on an arm’s length basis.

The information presented is derived from the Brazilian GAAP financial statements, which is the primary basis for management decisions and assessments.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

	06/30/2009
	Fixed telephony and data communication	Mobile telephony	Internet	Call Center	Management	Eliminations between segments	Consolidated
Net operating revenue	4,712,071	900,305	179,693	156,499		(533,173)	5,415,395
Cost of goods and services sold	(2,535,653)	(719,797)	(20,753)	(142,387)		395,373	(3,023,217)
Gross profit	2,176,418	180,508	158,940	14,112		(137,800)	2,392,178

Operating expenses, net	(1,298,892)	(356,113)	(155,040)	(22,505)	(18,103)	137,796	(1,712,857)
Selling expenses	(586,293)	(295,405)	(109,823)	(6,489)		216,819	(781,191)
General and administrative expenses	(493,610)	(72,623)	(47,593)	(11,865)	(18,036)	16,617	(627,110)
Other operating income (expenses)	(218,989)	11,915	2,376	(4,151)	(67)	(95,640)	(304,556)

Operating income (loss) before financial income (expenses)	877,526	(175,605)	3,900	(8,393)	(18,103)	(4)	679,321

Property, plant and equipment and intangible assets, net	4,786,840	1,928,845	75,554	—	417,295	—	7,208,534
Capital Expenditures	264,519	63,897	8,225	—	—	—	336,641

c. Reconciliation of operating income

	June 30, 2008	June 30, 2009
Operating income under Brazilian GAAP	(42)	618,243
Net financial expenses	1	61,078
Different criteria for net income reconciliation	—	4,087,305

Operating income under US GAAP	(41)	4,766,626

Different criteria for net income reconciliation	June 30, 2008	June 30, 2009
Amortization of capitalized interest	—	(737)
Pension and other post retirement benefits:
FBrTPrev/PAMEC	—	18,416
TCSPrev	—	1,432
Deferred revenue, net of related costs — activation and installation services	—	8,337
Deferred revenue public telephone cards	—	528
Asset retirement obligations	—	(1,721)
Transactions gain on business combination	—	5,974,006
Recognition of accumulated loss on available for sale securities (BRTP and BRT)	—	(1,131,958)
Depreciation of step-up in fair value of propert, plant and equipment related to purchase of control on BRTP	—	(430,288)
Amortization step-up in fair value of intangible assets related to purchase of control on BRTP	—	(350,710)

Total	—	4,087,305

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

d. Uncertainty in income taxes:

The Company adopted the provision of FASB Interpretation N. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company did not recognize any increase in the liability for unrecognized tax benefits, which was accounted for under Brazilian GAAP as provisions for contingencies as of January, 2007.

The balance of unrecognized taxes benefits refers to Federal Taxes (Income Tax and Social Contribution) related to tax deficiency assessments that require the payment of federal taxes on events qualified in a allegedly inadequate way by the Company or on differences in the calculation of these taxes. The amount unrecognized tax benefits totaled R$18,832 in the interim period ended June 30, 2009.

The Company and its subsidiaries file income tax returns in Brazil and others foreign jurisdictions (EUA, Bermudas, Cayman and Venezuela). With few exceptions, the Company is no longer subject to examination by tax authorities for years before 2003.

The Company also does not believe it is reasonably possible that it will have significant increases or decreases to the liability for unrecognized tax benefits during the next twelve months on the Company’s current uncertain tax positions.

e. Fair value measurements (SFAS 157)

On January 1, 2008, we adopted SFAS 157, which provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when GAAP requires or allows assets or liabilities to be measured at fair value; therefore, it does not expand the use of fair value in any new circumstance.

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). Additionally, SFAS 157 requires an entity to consider all aspects of nonperformance risk, including the entity’s own credit standing, when measuring the fair value of a liability.

SFAS 157 establishes a three-level hierarchy to be used when measuring and disclosing fair value. An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. Following is a description of the three hierarchy levels:

Level 1 — Inputs are quoted prices in active markets for identical asset or liabilities as of the measurement date. Additionally, the entity must have the ability to access the active market, and the quoted prices cannot be adjusted by the entity.

Level 2 — Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices in active markets for similar assets or

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

liabilities; quoted prices in inactive markets for identical or similar assets or liabilities; or inputs that are observable or can be corroborated by observable market data by correlation or other means for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs are supported by little or no market activity. The unobservable inputs represent management’s best assumptions of how market participants would price the assets or liabilities. Generally, Level 3 assets and liabilities are valued using pricing models, discounted cash flow methodologies, or similar techniques that require significant judgment or estimation.

In accordance with SFAS 157, we measure our cash equivalents, cash investments and derivative instruments at fair value. Our cash equivalents and cash investments is classified within Level 1, because it is valued using quoted market prices. Our derivative instruments are classified within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments.

The following table summarizes our financial assets and liabilities recorded at fair value as of interim period ended June 30, 2009:

Description	June 30, 2009	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Cash and cash equivalents	1,600,975	1,600,975	—	—
Cash investments	318,111	318,111	—	—
Total Assets	1,919,086	1,919,086	—	—

Liabilities				—
Derivatives	237,238		237,238	—
Total Liabilities	237,238	—	237,238	—

The valuation method used for the calculation of fair value of derivative instruments was (i) for swap transactions, discounted cash flow analyses considering the expected settlements and realization of such financial liabilities at effective market rate as of reporting date and (ii) for currency options, the Black and Scholes formula, as adapted by Garman-Kohlhagen to reflect specific characteristics of currency options, using market inputs as of the reporting date. For derivative instruments, the method used for the calculation of fair value is presented in more details in Note 23.d.

For the interim period ended June 30, 2009, cash and cash equivalents and cash investments generated a gain of R$120,776, which was included as financial expense, net. The cash and cash equivalents and cash investments refer mainly highly liquid to fixed income transactions, indexed to the Interbank Deposit Certificates (“CDI”).

Also, during the interim period ended June 30, 2009, our derivative instruments generated a loss of R$74,824, which has been included as financial expense.

f. New accounting pronouncements

(i) SFAS 141 (Revised) and FSP FAS 141(R)-1

In December 2007, the Financial Accounting Standards Board issued FAS 141R — Business Combinations. This statement applies to all transactions or events in which an entity obtains control of one or more businesses, except for joint ventures, assets that not constitute a business, combination of businesses under common control

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

and not-for-profit organizations. This Statement shall be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The objective of this statement is to improve relevance, representational faithfulness and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects.

On April 2009, the FASB issued FSP FAS 141(R)-1 to address concerns raised by preparers, auditors, and members of the legal profession about the “application of Statement 141(R) to assets and liabilities arising from contingencies in a business combination.” The FSP’s amendments to the guidance in Statement 141(R) establish a model similar to the one entities used under Statement 141 to account for preacquisition contingencies. Under the FSP, an acquirer is required to recognize at fair value an “asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period.” If the acquisition-date fair value cannot be determined, the acquirer applies the recognition criteria in Statement 5 and Interpretation 14 to determine whether the contingency should be recognized as of the acquisition date or after it.

Like Statement 141(R), the FSP is effective for business combinations whose acquisition date is at or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The application of these standards did not have a material effect on the accompanying consolidated financial statements

(ii) SFAS 160

In December 2007, the Financial Accounting Standards Board issued FAS 160 — Non-controlling Interests in Consolidated Financial Statements, which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations.

This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.

This Statement shall be effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially adopted, except for the presentation and disclosure requirements. The objective of this statement is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require more extensive disclosure that clearly identifies and distinguishes between the interests of the Parent Company and the interests of the non-controlling owners.

The Company has applied the provisions of this standard in the preparation of the accompanying consolidated financial statements. The Company adopted the provisions of SFAS 160 as of January 1, 2009. Since there is no noncontrolling interest on the statement of financial position as of December 31, 2008 and on the income statement for the six month period ended June 30, 2008, no retrospective presentation and disclosure adjustments were presented.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(iii) SFAS 161

In March 2008, the Financial Accounting Standards Board issued SFAS No. 161 Disclosures about derivative instruments and hedging activities — an amendment to SFAS No. 133. The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The application of the requirements of this statements did not have a material effect on the accompanying consolidated financial statements.

(iv) SFAS 165

In May 2009, the Financial Accounting Standards Board issued SFAS No. 165 Subsequent events. The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth:

1.	The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company included the requirements of this statement in the preparation of the accompanying financial statements, and has evaluated subsequent events through October 9, 2009, the date that the accompanying consolidated financial statements were issued.

(v) SFAS 166

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — An Amendment of FASB Statement No. 140,” which amends the derecognition guidance in SFAS No. 140. This statement eliminates the concept of qualifying special-purpose entities, changes the requirements for derecognizing financial assets and requires additional disclosures. This statement is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year beginning after November 15, 2009 (calendar year 2010).

The Company is currently evaluating the provisions of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(vi) SFAS 167

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which amends the consolidation guidance that applies to variable interest entities under FIN 46(R). SFAS No. 167

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. This statement is effective for financial statements issued in fiscal years (and interim periods) beginning after November 15, 2009 (calendar year 2010).

The Company is currently evaluating the provisions of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(vii) SFAS 168

On June 2009 the FASB issued Statement No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162. The FASB has stated that “the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification’s content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative”

Statement 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company is currently evaluating the provisions of this standard and will apply it as for the quarter period beginning July 1, 2009.

(viii) FSP FAS 157-4

In April 2009, the FASB issued FSP FAS 157-4, in accordance with SFAS No. 157, “Fair Value Measurements,” which provides guidance on estimating the fair value of an asset or liability (financial or nonfinancial) when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions are not orderly.

The application of the requirements of this FSP did not have a material effect on the accompanying consolidated financial statements.

(ix) FSP FAS 107-1 and APB 28-1

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, which expands the fair value disclosures required for all financial instruments within the scope of SFAS No. 107 to interim reporting periods. The disclosures required by this FSP were to be provided in financial statements for the first reporting period ending after June 15, 2009.

The application of the requirements of this FSP did not have a material effect on the accompanying consolidated financial statements.

(x) FSP FAS 115-2 and FAS 124-2

On April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, which modifies the existing OTTI model for investments in debt securities. Under the FSP, the primary change to the OTTI model for debt securities is the change in focus from an entity’s intent and ability to hold a security until recovery. In addition, the FSP changes the presentation of an OTTI in the income statement if the only reason for recognition is a credit loss.

COARI PARTICIPAÇÕES S.A.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. However, it must be adopted concurrently with FSP FAS 157-4.

The application of the requirements of this FSP did not have a material effect on the accompanying consolidated financial statements.

(xi) EITF 08-01

In November 2008, the Emerging Issues Task Force issued EITF No. 08-01 Revenue arrangements with multiple deliverables, which supersedes EITF 00-21. Entities often enter into revenue arrangements that provide for multiple payment streams. If delivery of a single unit of accounting spans multiple accounting periods or deliverables, an entity needs to determine how to allocate the multiple payment streams (arrangement consideration) attributable to that unit of accounting to those accounting periods. In accordance with this EITF, an entity should apply the requirements to annual financial periods ending after December 15, 2009. The Company is currently studying the impact of this standard and will apply it as of the fiscal year beginning January 1, 2010.

-.-.-.-.-.-.-.-.-.-

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS

As of December 31, 2008 and September 30, 2009

(In thousands of Brazilian reais)

		12/31/2008	09/30/2009
Current assets:
Cash and Cash Equivalents	Note 9	2	1,337,299
Cash investments	Note 9	—	299,923
Trade accounts receivable, net	Note 10	—	2,175,002
Inventories, net		—	43,596
Dividends and interest on own capital		21,241	—
Recoverable taxes	Note 12	3,749	579,811
Deferred taxes	Note 8	—	651,007
Escrow Deposits	Note 13	—	595,193
Other assets		—	248,905

Total current assets		24,992	5,930,736
Non-current assets:
Long-term assets
Debentures	Note 11	—	1,624,479
Recoverable taxes	Note 12	—	480,090
Deferred taxes	Note 8	—	1,951,293
Escrow Deposits	Note 13	—	2,016,198
Other assets		—	171,180

Total long-term assets		—	6,243,240
Investments	Note 14	3,270,861	5,374
Property, plant and equipment, net	Note 15	—	8,475,299
Intangible assets	Note 16	—	8,865,934

Total permanent assets		3,270,861	17,346,607

Total non-current assets		3,270,861	23,589,847

Total assets		3,295,853	29,520,583

Current liabilities:
Payroll and related accruals		—	123,479
Accounts payable and accrued expenses		—	1,475,487
Taxes other than income taxes	Note 20	9,973	660,859
Dividends and employees’ profit sharing		13,942	135,147
Income taxes payable	Note 8	—	110,998
Loans and financing	Note 17	—	892,291
Derivatives	Note 18	—	124,893
Licenses to offer services	Note 19	—	96,971
Provisions for contingencies	Note 21	—	345,460
Provision for pensions and other benefits	Note 23	—	82,286
Other liabilities		—	300,982

Total current liabilities		23,915	4,348,853
Non-Current liabilities:
Income taxes payable	Note 8	—	221,991
Taxes other than income taxes	Note 20	—	433,691
Loans and financing	Note 17	—	3,463,142
Derivatives	Note 18	—	60,757
Licenses to offer services	Note 19	—	672,629
Provisions for contingencies	Note 21	—	1,299,915
Provision for pensions and other benefits	Note 23	—	607,589
Other liabilities		66	263,606

Total non-current liabilities		66	7,023,320
Minority interest		—	5,931,884
Shareholders’ equity:
Share capital		3,271,124	12,334,064
Profit reserves		748	748
Accumulated loss		—	(118,286)

Total shareholders’ equity	Note 24	3,271,872	12,216,526

Total liabilities and shareholders’ equity		3,295,853	29,520,583

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

Interim periods ended September 30, 2008 and 2009

(In thousands of Brazilian reais, except income per share)

		2008	2009
Net operating revenue	Note 4	—	8,221,939
Cost of services and sales	Note 5	—	(5,029,616)

Gross profit		—	3,192,323
Operating expenses:		(53)	(2,212,626)
Selling expenses		—	(1,026,203)
General and administrative expenses		(50)	(963,596)
Other operating expenses, net	Note 6	(3)	(222,827)

Operating income (loss) before net financial expenses		(53)	979,697
Financial expenses, net	Note 7	(3)	(105,388)

Operating income (loss)		(56)	874,309

Income (loss) before taxes and minority interests		(56)	874,309
Income and social contribution taxes benefit (expenses)	Note 8	—	(492,772)

Income (loss) before minority interest		(56)	381,537
Minority interest		—	(499,823)

Net loss		(56)	(118,286)

Shares outstanding at the balance sheet date (in thousands of shares)		26,358	290,665

Loss per share outstanding at the balance sheet date — R$		(0.0021)	(0.4069)

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Interim Periods ended September 30, 2008 and 2009

(In thousands of Brazilian reais)

		Profit Reserves
	Share Capital	Legal Reserve	Accumulated Loss	Total
Balances as of December 31, 2007	263	—	(263)	—

Net Loss			(56)	(56)

Balances as of September 30, 2008	263	—	(319)	(56)

		Profit Reserves
	Share Capital	Legal Reserve	Accumulated Loss	Total
Balances as of December 31, 2008	3,271,124	748	—	3,271,872
Capital increase	9,062,940			9,062,940
Net Loss			(118,286)	(118,286)

Balances as of September 30, 2009	12,334,064	748	(118,286)	12,216,526

The accompanying notes are an integral part of the financial statements.

COARI PARTICIPAÇÕES S.A.

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

Interim periods ended September 30, 2008 and 2009

(In thousands of Brazilian reais)

	2008	2009
OPERATING ACTIVITIES
Income (loss) before income tax and social contribution	(56)	874,309
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	—	1,968,814
Allowance for doubtful accounts	—	391,623
Provision for contingencies	—	119,472
Provision for pension plans	—	31,457
Loss on fixed and intangible assets	—	46,530
Accrued financial charges	—	277,206
Changes in assets and liabilities
Increase in trade accounts receivable	—	(374,196)
Decrease in inventories	—	10,452
Increase in payroll and related accruals	—	13,151
Increase in accounts payable and accrued	—	(135,864)
Decrease in taxes	—	(348,304)
Increase in licenses to offer services	—	(14,059)
Increase in provisions for contingencies		346,527
Decrease in provisions for pension plans		(97,373)
Decrease in other assets and liabilities	—	(28,190)
Financial charges paid	(2)	(450,243)
Income tax and social contribution paid	—	(366,882)

CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(58)	2,264,430

INVESTING ACTIVITIES
Investments accounted at cost	(3,270,861)
Acquisition of subsidiary BrT less cash included in the acquisition (Note 9)	—	(5,265,585)
Cash Investments	—	475,579
Credits with related parties	—	(1,500,000)
Escrow Deposits	—	(1,234,144)
Investments in Intangible and Fixed Assets	—	(1,095,995)
Proceeds from Sale of Fixed Assets	—	3,605
CASH FLOW FROM INVESTING ACTIVITIES	(3,270,861)	(8,616,540)

FINANCING ACTIVITIES
Future capital increase advances	3,270,919	—
Capital increase	—	9,062,940
Dividends/interest on capital paid in the Year	—	(274,816)
Loans and Financing	—	400,289
Repayment of Loans	—	(1,499,006)

CASH FLOW FROM FINANCING ACTIVITIES	3,270,919	7,689,407

INCREASE IN CASH AND CASH EQUIVALENTS	—	1,337,297

CASH AND CASH EQUIVALENTS
AT THE BEGINNING OF THE YEAR	—	2
AT THE END OF THE YEAR	—	1,337,299

The accompanying notes are an integral part of the financial statements.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

1. Operations

Coari Participações S.A. (“Coari” or “the Company”), incorporated on July 31, 2000, and has the corporate purpose of acquiring stakeholdings in other companies, both commercial and civil, as a partner or shareholder, within Brazil or abroad.

In December 2003, Telemar Norte Leste S.A. (“Telemar” or “TMAR”) acquired all of Coari’ s shares.

The Company started its activities on April 25, 2008, when acquired all shares of the companies Copart 1 Participações S.A. (“Copart 1”) and Copart 2 Participações S.A. (“Copart 2”) with the purpose to participate in Invitel, Brasil Telecom Participações S.A. (BrT Part”) and Brasil Telecom S.A. (“BrT)—see more details at Note 1 (c) and (d). On May 30, 2008, Coari acquired all shares of the company Copart 3 Participações S.A. (“Copart 3”).

a) Direct Subsidiaries

Brasil Telecom S.A. (“BrT”)

BrT is a utility services concessionaire engaged in the provision of STFC in Region II of the PGO, covering the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, in and the Federal District. Brasil Telecom S.A. has been providing STFC in this area since July 1998, operating as a local and intraregional long-distance carrier. Since January 2004, BrT also provides domestic and international long-distance services in all Regions. Local services started to be provided outside Region II in January 2005. The concession agreements in effect, on local and long-distance services, came into effect on January 1, 2006 and are effective until December 31, 2025. Additional information on these agreements is provided in note 23.i. Information on the quality and universal service targets of the Switched Fixed Telephony Services (STFC) of BrT is available to all those interest on the website of the National Telecommunications Agency (ANATEL), at www.anatel.gov.br.

During 2006, the BrT’s Board of Directors approved the subsidiaries corporate restructuring. This restructuring aimed at optimizing the control structure through downsizing of companies, concentration of similar activities and simplification of intercompany shareholdings. The corporate changes performed, carried out at book values, did not have material impacts on the cost structure. The changes that took place in the quarters and or years are mentioned in the comments on the companies presented below, when attributed to them.

b) Indirect Subsidiaries

The control of the following companies is held by BrT:

14 Brasil Telecom Celular S.A. (“BrT Celular”)

Wholly-owned subsidiary of Brasil Telecom S.A. which has been operating since the fourth quarter of 2004 in the provision of Personal Mobile Services (SMP), with an authorization to serve Region II of the PGO.

BrT Serviços de Internet S.A. (“BrTI”)

Wholly-owned subsidiary of Brasil Telecom S.A. which holds the control of the following companies:

iG Companies

The iG companies comprise Internet Group (Cayman) Limited (“iG Cayman”), iG Participações S.A. (“iG Part”) and Internet Group do Brasil S.A. (“iG Brasil”).

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

iG Brasil operates as a dialup and broadband Internet access provider. It also provides value-added services targeted for the home and corporate markets, including the Internet connection accelerator. In addition, iG Brasil also sells advertising space on its portal.

iG Cayman is a holding company that controls iG Participações S.A. (“iG Part”), which holds a 32.53% interest in the capital of iG Brasil. iG Part and iG Brasil are companies organized and constituted in Brazil.

Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”)

Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”) is a wholly-owned subsidiary of Brasil Telecom S.A.. Together with its subsidiaries, operates through a system of underwater optical fiber cables, with connection points in the United States, Bermuda, Venezuela and Brazil, allowing data traffic through integrated service packages, offered to local and foreign corporate customers.

Brasil Telecom Comunicação Multimídia Ltda. (“BrT Multimídia”)

Brasil Telecom S.A. holds an 90.46% interest in the capital of BrT Multimídia, whereas the remaining 9.54% is held by BrTI.

BrT Multimídia provides private telecommunications network services through local optical fiber digital networks in São Paulo, Rio de Janeiro and Belo Horizonte, and a long-distance network connecting these metropolitan business centers. It operates nationwide through commercial agreements with other telecommunications companies to offer services to the other Brazilian regions. It also has Web solution centers in São Paulo, Brasília, Curitiba, Porto Alegre, Rio de Janeiro e Fortaleza, which offer co-location, hosting and other value-added services.

Brasil Telecom Call Center S.A. (“BrT Call Center”)

BrT Call Center is a wholly-owned subsidiary of BrT and is engaged in the provision of call center services for third parties, including customer service, outbound and inbound telemarketing, training, support, consulting services and related activities. This company’s startup was in November 2007 by providing call center services for BrT and its subsidiaries which require this type of service. Previously, the call center services were outsourced.

BrT Card Serviços Financeiros Ltda. (“BrT Card”)

Company established to provide management, control and support services for the development and sale of financial products and services, and BrT holds 99.99% of the shares. At the balance sheet date, BrT Card had only highly liquid cash investments resulting from the payment of capital, and had not yet started its operations.

c) Acquisition of Brasil Telecom Participações S.A.’s (“BrT Part”) control

During the months of May and June 2008, Copart 1 and Copart 2 conducted successive acquisitions of preferred stock in the companies BrT Part and BrT, respectively. The acquisitions carried out by Copart 1 accumulated a total of 55,819,400 preferred shares (BRTP4) issued by Brt Part, for R$ 1,425,133, which represented 24.3% of that company’s preferred stock and 15.4% of its total share capital. The acquisitions carried out by Copart 2 amounted to a total of 45,590,200 preferred shares (BRTO4) issued by BrT, for R$ 897,775, which represented 14.6% of that company’s preferred stock and 8.3% of its total share capital.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

On July 22, 2008, a voluntary public share offering was carried out by the companies Copart 1 and Copart 2, aimed at raising their holdings to one third of the preferred stock issued by BrT Part and BrT. Copart 1 acquired 20,826,442 BrT Part preferred shares (BRTP4) for R$ 30.47 per share, for a total of R$ 634,582, and Copart 2 acquired 13,366,365 BrT preferred shares (BRTO4) for R$ 23.42 per share, for a total of R$ 313,040.

As a result of the acquisitions made under the voluntary public share offering, TMAR assumed an indirect holding of 58,956,565 BrT preferred shares and 76,645,842 BrT Part preferred shares, representing, respectively, 18.9% of the total preferred stock and 10.5% of the share capital of BrT, and 33.3% of the total preferred stock and 21.11% of the share capital of BrT Part. As at December 31, 2008, the subsidiaries Copart 1 and Copart 2 did not exert any significant influence over their respective investment in BrT Part and BrT.

On January 8, 2009, Copart 1 Participações S.A. acquired shareholder control of Brasil Telecom Participações S.A. (“BrT Part”) and, consequently, of Brasil Telecom S.A. (“BrT”), with the payment of R$ 5,371,099, equivalent to a unit price of R$ 77.04 per BrT Part common share. The amount paid represented the price agreed in the Agreement, corrected monetarily according to the variations of the average daily CDI rate, less the net debt of Invitel S.A. (R$ 998,053) and adjusted for dividends/interest on shareholders’ capital declared between January 1, 2008 and the closing date.

The Brasil Telecom takeover by TMAR was achieved, basically, through the acquisition of 100% of the shares of Invitel S.A., which in turn owns 100% of Solpart, which has direct control of BrT Part.

This acquisition was registered on TMAR considering the fair value of the assets and liabilities identified at the acquisition date, January 8, 2009, including its intangible assets and contingencies liabilities.

On June 23, 2009, were carried out mandatory tender offers (“OPA”) of BrT Part and BrT, registered on CVM according to the registration requirements for Mandatory purchasing public offers. In these mandatory tender offers were ensured to minorities minimum amount equal to 80% of price paid to the shares on the control acquisition, amounting to R$ 61.63 for BrT Part shares and R$ 57.76 for BrT shares, adjusted by declared profits and by the CDI rate floating from January 1, 2008, until auction financial termination date, which resulted in the amounts of R$ 64.71 and R$ 60.64, respectively. Copart 1 acquired 40,452,227 of BrT Part’s common shares and now owns, direct and indirectly, through Invitel’s control, 54.45% of total share and 90.68% of the voting shares of BrT Part. At this same date, Copart 2 acquired 630,872 of Brasil Telecom S.A.’s common shares and now owns 10.62% of total share and 0.25% of the voting capital share of Brasil Telecom S.A..

The identified assets and liabilities, incuding the contingencies of BrT, are recognized on the consolidated financial statements by the respective participating percentage on the fair value at the acquisition date.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The table below presents, based on the payments on the acquisition of Invitel and during the mandatory and voluntary “OPAs”, the value disbursed on the acquisition of the BrT’s operations, as well as the fair value adjustments of the acquired assets and asuumed liabilities on this acquisitions:

	Acquisition of Invitel and voluntary OPA’s (40.02%) 01/08/2009	Acquisition of 7.62% relating to the mandatory tender offers 06/23/2009
Total paid to the previous shareholders	8,641,629	2,655,920
Fees paid during the transaction	1,884	917

Gross value paid	8,643,513	2,656,837
BrT’s shareholders’equity	6,240,952	5,326,867
Participation acquired	2,497,584	405,907
Fair value adjustments, net:
Property, plant and equipment	1,768,817	336,473
Intangible assets	4,444,168	1,732,892
Provisions for contingencies	(600,917)	(89,093)
Provision for doubtful accounts	(17,661)	—

Participation on BrT’s shareholders’ equity	8,091,991	2,386,179
Net assets of the BrT’s holding companies acquired in the same transaction	551,522	270,658

Goodwill	—	—

The Company has hired a specialized company to assist it in calculating the fair values presented above.

d) Corporate Restructuring — Brasil Telecom Participações S.A.

The Company finished the first phaseand launched the second phase of the reorganization of the indirect subsidiaries BrT Part and BrT in order to optimize the structure of control and exploitation of synergies between the activities, increasing operational efficiency.

On December 19, 2008, the National Telecommunications Agency (ANATEL) issued Act 7828, whereby the Executive Board granted prior approval for the subsequent corporate acts regarding the merger of the companies or the merger of the shares of the companies Invitel, Solpart and BrT Part by TMAR.

In accordance with the Material Fact disclosed on July 15, 2009 and the amendment to this Material Fact issued on July 21, 2009, the first phase of the corporate restructuring was undertaken on July 31, 2009 and consisted of series of mergers, carried out pursuant to Articles 230 and 252 of the Brazilian Corporate Law by subsidiaries of TMAR, as described below.

(i)	merger of Invitel by its subsidiary Solpart, with absorption of the equity of Invitel by Solpart and the resulting termination of Invitel.

The net assets of Invitel merged by Solpart totaled R$384,309, without resulting in a capital increase of Solpart; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Invitel, 0.0005583097 Solpart common shares were attributed for each Invitel common share and 0.0020717787 Solpart preferred shares were attributed for each Invitel preferred share (substitution ratio).

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Invitel’s treasury shares were canceled with the merger. Solpart did not have any treasury shares.

(ii)	merger of Solpart by its parent Copart 1, with absorption of the equity of Solpart by Copart 1 and the resulting termination of Solpart.

The net assets of Solpart merged by Copart 1 totaled R$23,900, without resulting in a capital increase of Copart 1; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

(iii)	merger of Copart 1 by BrT Part., with absorption of the equity of Copart 1 by BrT Part, through which Coari, holder of all the shares of Copart 1, received BrT Part shares in substitution for its Copart 1 shares, which was terminated.

The net assets of Copart 1 merged by BrT Part totaled R$3,973,694, without resulting in a capital increase of BrT Part; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 1, 0.0109674283 of BrT Part common shares were attributed for each Copart 1 common share and 0.00691600894 of BrT Part preferred shares were attributed for each Copart 1 preferred share (substitution ratio).

BrT Part holds 1,480,800 common shares in treasury, which have been kept in treasury.

(iv)	merger of Copart 2 by BrT, with absorption of the equity of Copart 2, through which Coari, holder of all the shares of Copart 2, received BrT shares in substitution for its Copart 2 shares, which was terminated.

The net assets of Copart 2 merged by BrT totaled R$369,165, without resulting in a capital increase of BrT the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 2, 0.0005041618 BrT common shares were attributed for each Copart 2 common share and 0.0471152627 BrT preferred shares were attributed for each Copart 2 preferred share (substitution ratio).

Copart 2 did not have treasury shares. BrT holds 13,231,556 own preferred shares in treasury, which have been kept in treasury.

(v)	merger of BrT Part by BrT, with absorption of the equity of BrT Part, through which Coari, holder of 54.45% of the shares of BrT Part and 10.62% of the shares of BrT, received 231,077,513 shares, being 161,359,129 common shares and 69,718,384 preferred shares, in substitution for its BrT Part shares, which was terminated on September 30, 2009. Therefore, Coari has 48.20% of BrT shareholders’ equity.

The net assets of BrtPart merged by BrT totaled R$5,535,332, with a capital increase of BrT in the amount of R$260,301, a capital reserve constitution of R$1,413,592 and a special goodwill reserve constitution of R$3,861,439, as set out in Instruction CVM nº 319/99.

The capital increase is represented by the issue of 201,143,307 common stocks and 209,155,151 BrT preferred shares, fully passed to BrT Part shareholders. Therefore, BrT shareholders’ equity is R$3,731,059, represented by 203,423,176 common shares and 399,597,370 preferred shares.

As a result of the merger of BrT Part, 1.2190981 BrT common shares were attributed for each Copart 2 common share and 0.1720066 BrT common shares and 0.9096173 BrT preferred shares were attributed for each BrT Part preferred share (substitution ratio).

BrT Part had 1,480,800 treasury shares, which were cancelled. BrT holds 13,231,556 own preferred shares in treasury, which have been kept in treasury.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

All appraisals of the equities and net assets of the merged companies have been conducted by specialized companies, in compliance with Articles 226 and 227 of the Brazilian Corporate Law, based on book values as of May 31, 2009, adjusted by corporate events that occurred from this date to the mergers’ date (July 31 and September 30, 2009) and the most significant subsequent events. Following are the balance sheets of respective merged companies:

Balance Sheet — Invitel	05/31/2009
Current Assets	91,324
Non-Current Assets	137
Investments	1,402,447
Intangible	292,916

Total Assets	1,786,824

Current Liabilities	68
Shareholders’ equity	1,786,756

Total Liabilities	1,786,824

Balance Sheet — Solpart	05/31/2009
Current Assets	105,808
Non-Current Assets	138
Investments	990,258
Intangible	690,835

Total Assets	1,787,039

Current Liabilities	282
Shareholders’ equity	1,786,757

Total Liabilities	1,787,039

Balance Sheet — Copart 1	05/31/2009
Current Assets	121,782
Non-Current Assets	138
Investments	2,817,374
Intangible	3,861,438

Total Assets	6,800,732

Current Liabilities	9,664
Shareholders’ equity	6,791,068

Total Liabilities	6,800,732

Balance Sheet — Copart 2	05/31/2009
Current Assets	7,258
Investments	559,390
Intangible	366,788

Total Assets	933,436

Current Liabilities	4,880
Non-Current liability	1
Shareholders’ equity	928,555

Total Liabilities	933,436

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Changes in the merged companies’ financial position that occurred from May 31, 2009 to July 31, 2009 were accounted for at the surviving companies financial statements.

Balance sheet — BrT Part	05/31/2009
Current Assets	584,415
Investments	1,495,722
Intangible assets	7,345,051
Property, plant & equipment	455

Total Assets	9,425,643

Current Liabilities	330,789
Non-Current liability	11,512
Shareholders’ equity	9,083,342

Total Liabilities	9,425,643

Changes in the merged companies’ financial position that occurred from May 31, 2009 to September 30, 2009 were accounted for at the surviving company’s, BrT, financial statements, amounting to R$82,637.

As required by Law 6,404/76 (Brazilian Corporate Law), the mergers have been submitted to and approved by the shareholders of Invitel, Solpart, Copart 1, Copart 2, BrT Part, BrT and Coari, at the Shareholders’ Meetings of said companies held on July 31 and September 30, 2009.

The shareholding structure of BrT as of September 30, 2009 is as follows:

Shareholding structure — Brasil Telecom S.A.
Shareholder	Common shares	%	Preferred shares	%	Total	%
Coari	161,990,001	79.63%	128,675,049	32.20%	290,665,050	48.20%
Noncontrolling	41,433,175	20.37%	257,690,765	64.49%	299,123,940	49.60%
Treasury shares	—	—	13,231,556	3.31%	13,231,556	2.20%

Total	203,423,176	100.00%	399,597,370	100.00%	603,020,546	100.00%

The goodwill originally recorded under Brazilian GAAP by Copart 1 (Parent Company) and merged by BrT Part arises partially from the merger of Solpart by Copart 1 and partly from the merger of Invitel by Solpart, in the total nominal amount of R$8,235,520, related to the acquisition of 100% of the shares of Invitel and 35.52% of the shares of BrT Part. Recorded goodwill is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of BrT. As a result of the merger of Copart 1 by BrT Part, goodwill will be amortized in books by BrT Part pursuant to prevailing tax and accounting legislation, and will not generate any tax utilization in the first phase of the corporate restructuring.

The goodwill originally recorded under Brazilian GAAP by Copart 2 (Parent Company) and merged by BrT, in the amount of R$737,664, arises from the acquisition of 10.62% of the shares of BrT and is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of BrT. As a result of the merger of Copart 2 by BrT, goodwill will be amortized in books by BrT, pursuant to prevailing tax and accounting legislation, and will generate tax utilization.

It shall be highlighted that, for the purpose of the calculation of the net assets object of the reverse mergers of Copart 1 and Copart 2 by BrT Part and BrT, respectively, Copart 1 and Copart 2 accrued a provision for the surviving companies’ “net equity integrity maintenance” in the amounts of R$ 4,072,381 and R$ 340,522,

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

respectively. The provisions accrued reduce the goodwill amount that was calculated based on BrT’s STFC concession right, to the amount of respective tax benefit arising from its amortization, according to the provisions of the paragraph 1 (item a) of Article 6 of CVM Instruction nº 319/99.

As a consequence of the corporate restructuring, Coari, which became holder of the direct share interest in BrT, re-calculated the equity pick-up on this subsidiary, as well as re-create the goodwill booked by Coari, which is based in part on the appreciation of fixed asset and in part by STFC granting right. Resulting amounts are demonstrated below:

BrT
Property, plant and equipment appreciation	1,558,150
STFC license	5,052,481

Total re-created goodwill in Coari	6,610,631

The resulting corporate structure after the Stage 2 of the 2nd phase of the corporate restructuring is as follows:

ON — Registered common shares; PN — Registered preferred shares.

At September 2, 2009, the SEC Securities and Exchange Commission declared effective the Registration Statement related to the shares issued by BrT for the purpose of the merger of, BrT per the provisions of the U.S. Securities Act of 1993.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

As disclosed by TMAR in the material fact dated August 12, 2009, the following steps of the 2nd phase of the corporate restructuring will take place:

i) Stage 3: merger of BrT’s shares by Coari, subsidiary of TMAR, to transform BrT into a wholly-owned subsidiary of Coari (“Merger of BrT’s Shares”).

ii) Stage 4: merger of Coari by TMAR, with absorption of the net assets of Coari by TMAR and resulting in the termination of Coari, which will transfer Coari shareholders to TMAR (“Merger of Coari”).

At September 25, 2009, Coari’s and BrT’s Fiscal Council and Board of Directors approved stage 3 of the 2 nd phase.

Except for what has been previously disclosed, the structure and the terms and conditions of the Merger of BrT’s Shares (Stage 3) and the Merger of Coari (Stage 4) are subject to breakdowns based on analyses and studies that are being carried out by the companies’ managements, and the completion of the preparatory documents necessary to obtain the approval of the listing of Coari and TMAR shares in the New York Stock Exchange and the registration of such shares with the Securities and Exchange Commission (SEC) and the São Paulo Stock and Mercantile Exchange BM&FBOVESPA.

2. Presentation of the interim financial statements and consolidation criteria

a) Interim Financial Statements Preparation Criteria

The interim financial statements have been prepared in conformity with accounting practices adopted in Brazil, the provisions of Corporate Law and the standards of the Brazilian Securities Commission (CVM). The set of practices and standards that governs accounting records and financial statement preparation changed from the fiscal year ended December 31, 2007. However, the changes have been applied to financial statements for the year ended December 31, 2008. During 2008, the interim financial statements were originally presented according to the previous accounting practices (effective on December 31, 2007 and in accordance with CVM Instruction nº 469/2008).

b) Law 11,638/07 and Law 11,941/09

On December 28, 2007, Law 11,638/07 was enacted, altering and introducing new provisions to the Brazilian Corporate Law (Law 6,404/76). Said law establishes several changes regarding accounting standards and the preparation of financial statements, to conform these financial statements to the international accounting standards (“IFRS”), and, accordingly, has empowered the CVM to issue accounting standards and procedures for publicly-held companies.

On December 3, 2008, Provisional Act 449 (“MP 449/08”) was enacted as a law, introducing the Transition Tax Regime (“RTT”) for determination of taxable income, which addresses the tax adjustments arising from the new accounting methods and criteria introduced by Law 11638/07, and introduces some changes to Law 6,404/76. The Provisional Act was sanctioned through Law 11,941/09 on May 27, 2009.

c) Principles of consolidation

The Company and its subsidiaries maintain consistent accounting practices.

These consolidated financial statements were prepared in accordance with CVM Resolution 247/96 and include the Company’s direct and indirect subsidiaries. The main consolidation procedures include:

•	Addition of assets, liabilities, income and expense accounts according to their accounting substance.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

•	Elimination of intercompany accounts and transactions.

•	Elimination of intercompany investments, shareholdings, reserves and retained earnings.

•	Segregation of the portions of shareholders’ equity and income held by non-controlling shareholders, indicated in specific items.

•	Consolidation of exclusive investment funds described in note 9.

As described in note 1.c, the Company acquired, through indirect participation, the control of BrT, and carried-out both mandatory and volunteer tender offers “OPA’s” related to non-controlling shareholder participation purchase, accounting for this transaction on the consolidated financial statements as described below.

Since the controlling interest was acquired, the identified assets, liabilities and contingent liabilities were recognized at fair value, estimated at the acquisition date, proportionally to the interest acquired.

The acquisition cost was measured as the total of:

•	fair value, at the acquisition date, of the assets acquired and liabilities incurred in exchange for the control of the acquiree.

•	total expenses directly attributable to the transaction.

The acquisition cost was allocated proportionaly in the fair value of identified assets and liabilities acquired.

In this context, the allocated reasonable amounts at fixed asset and to STFC license comprehend the amounts presented at accountable account of “Goodwill on investment in BrT” of parent company financial demonstrations (Note 16).

The non-controlling shareholders’ participation in the assets and liabilities of the acquired Company, presented in the consolidated financial statements, was calculated based on its book value.

The Company is measuring the fair values mentioned above, which were determined based on a report prepared by a specialist. In the case of identification of accounting adjustments derived from facts that occured before the acquisition date of control of BrT, these will be reported retrospectively, if they are identified until the end of the measurement period.

3. Summary of principal accounting practices

The criteria mentioned below refer to practices adopted by the Company and its subsidiaries.

a. Cash and Cash Equivalents

Cash includes cash and available bank accounts. Cash equivalents are short-term investments, with original maturities of up to ninety days, consisting of highly liquid securities, readily convertible into cash and with immaterial risk of change in amount, stated at cost plus income earned through the balance sheet date, not exceeding fair value.

b. Cash Investments

The Company classifies its cash investments in securities as follows: (i) securities held for trading; (ii) securities held to maturity; and (iii) securities available for sale, linked to the purpose of said investments.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The securities held for trading are stated at fair value and their effects are recorded in the statement of operations. The securities held to maturity are measured at acquisition cost plus accrued income, net of a provision for adjustment to recoverable value, when applicable. The securities available for sale are stated at fair value and their effects are recorded under the caption “Valuation Adjustments to Shareholders’ Equity”, when applicable.

c. Trade accounts receivable

Accounts receivable from users of telecommunications services are recorded at the amount of the tariff or service on the date the service is provided and do not differ from their fair values. Service accounts receivable include receivables from services provided and not invoiced up to the balance sheet date. Accounts receivable from sales of cell phones and accessories are recorded at the amount of the sales made when the goods are delivered and accepted by customers.

d. Allowance for doubtful accounts

An allowance for write-down to recoverable value is recorded when there is objective evidence that the Company will not be able to collect all the amounts due within the original terms of its accounts receivable.

The criterion adopted for recording the allowance for doubtful accounts takes into consideration the calculation of the actual loss percentages incurred on each maturity of accounts receivable, from when receivables are past-due for more than 60 days, increasing progressively, as follows:

Past-due receivables	Accrued loss %
From 1 to 60 days	Zero
From 61 to 90 days	40
From 91 to 120 days	60
From 121 to 150 days	80
Over 150 days	100

e. Inventories

Segregated into:

i) Maintenance material inventories classified in current assets in accordance with the period in which they will be used are stated at average cost, not exceeding replacement cost;

ii) Inventories for plant expansion, classified under property, plant and equipment, are stated at average cost and are used to expand the telephone plant; and

iii) Inventories of goods for resale, classified in current assets. Stated at average cost and basically represented by cell phones and accessories.

For inventories regarded as obsolete, allowances for losses are recorded. For cell phones and accessories, adjustments are recorded in cases in which the purchases are made at amounts exceeding the sales amount, adjusting them to net realizable value.

f. Investments

Investments are stated at cost, less an allowance for losses, when applicable. Until December 31, 2008 investments in subsidiaries in which the company had no control were recorded at cost.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

g. Property, plant and equipment

Stated at acquisition or construction cost, less accumulated depreciation. Historic costs include expenses which are directly attributable to the purchase of the assets. Financial charges arising from obligations which finance assets and works in progress are capitalized.

Subsequent costs are added to the carrying value of the asset or recognized as assets separately, as appropriate, only when these assets generate future economic benefits and can be measured in a reliable manner. The residual balance of the replaced asset is written off. Maintenance and repair expenses are recorded in the statement of income in the year in which they are incurred.

Assets under finance leases are recorded in property, plant and equipment at the lower of fair value of the present value of the minimum lease payments, from the initial date of the agreement.

Depreciation is calculated under the straight-line method, in accordance with the estimated economic useful lives of the assets, which are periodically reviewed by the Company. The costs of land are not depreciated.

The Company and its subsidiaries monitor and evaluate whether there is any indication that the assets may be impaired. No allowances were recorded for impairment of property, plant and equipment.

h. Intangible assets

Intangible assets are stated at acquisition cost, less accumulated amortization and impairment losses, when applicable. The intangibles generated in the acquisition of investments in BRT were recognized for the portion of the fair value at the acquisition date.

Consist basically of regulatory permits for the use of radiofrequency and the provision of Personal Mobile Services (SMP), software use rights and goodwill on the acquisition of investments, calculated based on expected future economic benefits.

Amortization of intangible assets is calculated on a straight–line basis and considers, in the case of: (i) permit terms — the effective term of the permit, and (ii) software — a maximum period of five years. Goodwill calculated based on expected future earnings is not amortized as from January 1, 2008.

i. Impairment of Long-lived Assets

An assessment is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. Long-lived assets may be identified as those which have an undefined useful life and those subject to depreciation and amortization (property, plant and equipment and intangible assets). An impairment loss is recognized for the amount at which the asset’s carrying amount exceeds the recoverable value. Recoverable value is the higher of fair value less cost to sell and value in use. In order to be tested for impairment, the assets are grouped into the smallest identifiable group for which there are cash generating units, and projections are made based on discounted cash flows, supported by expectations on the Company’s operations in its several business segments. Said projections support the recovery of the Company’s assets.

j. Impairment of Financial Assets

The Company evaluates, at the balance sheet date, whether there is objective evidence that financial assets or a group of financial assets is impaired. A financial asset or group of financial assets is considered impaired

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the asset, that the estimated future cash flows have been impacted.

k. Loans and financing

Adjusted by the inflation or exchange changes and interest incurred through the balance sheet date. The transaction costs incurred are recorded, measured at amortized cost and recognized in the statement of operations by using the effective interest rate method.

l. Derivatives

Derivatives are initially recognized at cost on the date a derivative contract is entered into and are subsequently remeasured at fair value. Changes in the fair value of any of these derivatives are recorded directly in the statement of operations.

m. Provisions for contingencies

The provisions for contingencies are recognized based on evaluations of their risks and quantified based on economic grounds and legal opinions on the lawsuits and other contingencies known at the balance sheet date. Such provisions are recognized when there is a current legal or constructive obligation arising from past events, and it is probable that a disbursement of funds will be required to settle this obligation and the amount of the reserve can be reliably measured. The reserves are calculated at the fair value of the expenses expected on the settlement of the obligation. The basis and nature of these provisions are described in note 21.

n. Provisions for pensions and other benefits

The employee benefits offered by the subsidiary Brasil Telecom are as follows:

(i)	Supplementary Pension Plan: The private pension plans and other postretirement benefits sponsored by the Company are managed by three foundations. The contributions are determined based on actuarial calculations, when applicable, and recorded against income (loss) under the accrual basis.

The Company has defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which BrT makes fixed contributions to a fund, which is managed by a separate institution. BrT is not under the legal or constructive obligation of making additional contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current year and in prior years. The contributions are recognized as employee benefit expenses as incurred.

The obligation recognized in the balance sheet, as regards the defined benefit pension plans presenting a deficit, corresponds to the present value of the benefits defined at the balance sheet date, less the fair value of the plan’s assets. The defined benefit is annually calculated by independent actuaries, who use the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest estimated at 6% per year. Supplemental information on private pension plans is provided in note 23.

(ii)	Profit Sharing: Accrued employee and management profit sharing is recognized under the accrual basis and recorded as an expense. The determination of the amount, which is paid in the year subsequent to that in which the profit sharing was accrued, considers the target program established with the employees’ union, through a collective bargaining agreement, pursuant to Law 10101/00 and the By-laws.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(iii)	Stock Options: BrT has a stock option plan to its management and employees, and the options are settled in shares. The fair value of the services received from employees in exchange for these options is determined based on the fair value of the options, established at the grant date.

BrT also had stock options of BrT Part, which were granted to management and employees. These options were considered options settled in cash. These options were fully exercised in the current year as a result of the change in the control of BrT Part.

The fair value of the services received from employees and management in exchange for the options is recognized as an expense during the vesting period. BrT reviews the estimate of the number of options expected to be exercised and recognizes the impacts of this review in the statement of operations. The options settled in shares are recorded as an expense as a contra entry to an increase in shareholders’ equity. Please refer to Note 23.b. for additional disclosures related to the plans.

o. Revenue recognition

Revenues mainly refer to the amount of the payments received or receivable for sales of services in the regular course of the Company’s consolidated activities. Revenue is stated at the gross amount, less approximate taxes, returns and discounts.

Revenue is recognized when it can be reliably measured, it is probable that future economic benefits will be transferred to BrT, the transaction costs can be measured, the risks and benefits have been substantially transferred to the buyer and certain specific criteria have been met for each of the Company’s activities.

Service revenues are recognized when the services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded under the straight-line basis. Prepaid services are recognized as advances from customers and recognized in revenue as they are used by the customers.

Revenue from sales of payphone cards Public Use Telephony (TUP), cell phones and accessories is recognized when these items are delivered and accepted by the customers. Discounts on services provided and sales of cell phones and accessories are taken into consideration in the recognition of the revenues to which they are linked. Revenues involving transactions with multiple elements are identified in relation to each of their components and the recognition criteria are applied on an individual basis. Revenues are not recognized when there is significant uncertainty as to their realization.

p. Expense recognition

Expenses are recognized under the accrual basis, considering their relation with revenue realization. Prepaid expenses relating to future years are deferred.

q. Financial expenses, net

Financial income is recognized under the accrual basis and comprises interest on receivables settled after due date, gains on cash investments and gains on derivatives. Financial expenses consist of interest and other charges on loans, financing, derivative contracts, reversal of adjustments to present value and other financial transactions. They also include the recognition of interest on assets and liabilities recorded at present value.

Interest on capital to be attributed to mandatory minimum dividends is recorded as financial expenses and reversed to retained earnings, as in substance it consists of allocation of net income. To avoid impacting financial

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

ratios and allow the comparability between presented periods, the reversals are being presented under financial expenses, thus annulling its impacts.

r. Income Tax and Social Contribution

The provisions for income tax and social contribution payable and deferred income tax and social contribution on temporary differences and tax loss carryforwards are recognized at the aggregate tax rate of 34%. Prepaid income tax and social contribution are accounted for as recoverable taxes. Technical studies are conducted to estimate the future generation of taxable income, based on management estimates, considering the continuity of the companies and the generation income for an indefinite period, inclusive its perpetuity. This future income is adjusted to present value and compared to the nominal value of recoverable tax credits over a period limited to ten years. The technical studies are updated annually and the tax credits are adjusted based on the results of these reviews. Taxable income projections consider estimates that are related, but not limited to, the Company’s performance and the performance of the market where it operates, as well as certain economic aspects. Actual results could differ from these estimates.

s. Leases

Leases are classified as finance lease when they substantially transfer all the risks and benefits inherent to their ownership.

Finance leases are recognized in the interim financial statements as assets and liabilities of the same amount, based on the fair value of the asset or the present value of minimum payments, established at the beginning of the leases. Initial costs directly attributable to leases are added to the amount recognized as an asset.

t. Financial Assets and Liabilities at Fair Value

The financial assets recorded at fair value in income or losses are initially recognized at fair value and the transaction costs are recorded in the statement of income. The financial assets recorded are reversed when the rights to receive cash flows from the investments have expired or all the risks and benefits related to their ownership have been transferred.

Gains and losses on changes in the fair value of the group “Financial assets at fair value through income or losses” are presented in the statement of operations under the caption “Financial income (expenses), net” in the period in which they occurred.

The fair values of finance assets are based on the prices currently offered. If there is no active market for a financial asset is not available, the Company establishes the fair value by using evaluation techniques. This includes the use of arm’s length transactions, reference to other instruments which are substantially similar, discounted cash flow analysis and option pricing models, making a maximum use of market inflows and a minimum use of Company-specific inflows.

u. Income Tax and Social Contribution on Income and Deferred Charges

The provisions for income tax and social contribution payable and deferred income tax and social contribution on temporary differences and tax loss carryforwards are recognized at the aggregate tax rate of 34%. Prepaid income tax and social contribution are accounted for as recoverable taxes. Said taxes resulting from temporary differences and tax loss carry forwards are recorded in assets or liabilities, according to each case, only under the assumption of future realization or payment. The Company evaluates and reduces deferred tax

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

assets as it identifies that it is unlikely that there will be sufficient future taxable income to enable the full or partial utilization of the deferred taxes.

Technical studies are conducted to estimate the future generation of taxable income, based on management estimates, considering the continuity of the companies and the generation income for an indefinite period, inclusive its perpetuity. This future income is adjusted to present value and compared to the nominal value of recoverable tax credits over a period limited to ten years. The technical studies are updated annually and the tax credits are adjusted based on the results of these reviews. Taxable income projections consider estimates that are related, but not limited to, the Company’s performance and the performance of the market where it operates, as well as certain economic aspects. Actual results could differ from these estimates.

Deferred income tax and social contribution are fully recognized on temporary differences between assets and liabilities recognized for tax purposes and the related amounts recognized in the consolidated financial statements. However, deferred income tax and social contribution are not recognized when generated upon the initial recognition of assets and liabilities which do not affect the tax basis, except for business combinations.

v. Earnings per share

Earnings per share are calculated based on the amount of outstanding shares at the balance sheet date. Outstanding shares are represented by the total shares issued, less the shares held in treasury.

4. Operating revenue from services and sales

Period ended September 30, 2009
Local services:
Subscription	2,892,054
Fixed and Fixed to Mobile	1,948,475
Public telephones	305,467
Other	20,536

Total	5,166,532
Long distance services:
Intraregional	1,771,682
Interregional and International	179,526

Total	1,951,208
Mobile telephone services:
Telephone	844,727
Sales of goods	83,400

928,127
Data transmission	3,449,093
Network services	1,019,565
Other	752,271

Gross operating revenues	13,266,796
Value added and other taxes on revenues	(2,992,693)
Discounts	(2,052,164)

Net operating revenue	8,221,939

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

5. Cost of services and sales

The costs incurred on goods and services are as follows:

Period ended September 30, 2009
Depreciation and amortization	(1,746,220)
Personnel	(305,428)
Mobile handsets and accessories	(65,433)
Materials	(57,125)
Third party services	(2,322,762)
Rental, leases and insurance	(289,380)
Other	(243,268)

(5,029,616)

6. Other operating expenses, net

Other revenues and expenses attributed to operating activities are shown as follows:

	Period ended September 30,
	2008	2009
Taxes other than income taxes and VAT taxes	—	(240,476)
Provision for contingencies, net of reversal (b)	—	(119,471)
Employee and management profit sharing	—	(39,759)
Provision for actuarial liabilities of pension plan	—	(31,457)
Donations and sponsoring	—	(8,592)
Fines and expenses recovered	—	99,619
Infrastructure rentals	—	68,532
Technical and administrative services	—	44,994
Recovery of expenses on pension plans — surplus (a)	—	27,648
Equity		15,094
Subventions and Donations received	—	7,019
Reversal of other provisions	—	7,630
Gain (loss) on write-off of property, plant and equipment and intangible assets	—	4,439
Other	(3)	(58,047)

	(3)	(222,827)

(a)	The recovery of expenses on pension funds is related to the assets recorded, mentioned in note 23.
(b)	Accrued contingencies are reported in note 21.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

7. Financial expenses, net

	Period ended September 30,
	2008	2009
Financial income:
Inflation adjustment of escrow deposits	—	180,277
Investment yield	—	182,492
Interest and inflation adjustment on other assets	—	153,595
Interest and inflation adjustment on loans receivable	—	22,458
Financial discounts obtained	—	11,419
Other	—	48,724

Interest income	—	598,965
Financial expenses:
Interest and inflation adjustments on loans payable to third parties	—	(15,556)
Expense on derivative transactions	—	(88,405)
Interest on debentures	—	(108,125)
Interest and inflation adjustment on other liabilities	—	(206,921)
Inflation adjustment of reserve for contingencies	—	(154,532)
Interest on taxes	—	(42,512)
Other	(3)	(88,302)

Interest expenses	(3)	(704,353)

	(3)	(105,388)

8. Income and social contribution taxes expenses

Brazilian income taxes comprise federal income and social contribution taxes. The rate for income tax is 25% and the rate for social contribution tax is 9%, producing a combined statutory rate of 34%.

The provisions for income and social contribution taxes recognized in the statements of operations, all of which are Brazilian taxes, are as follows:

Period ended September 30, 2009
Income tax and social contribution tax	(477,793)
Deferred taxes	(14,979)

(492,772)

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The following is a reconciliation of the amounts calculated by applying the combined statutory tax rates to the reported income before taxes and the reported income tax expense:

Period ended September 30, 2009
Income (loss) before taxes as reported in the accompanying consolidated financial statements	874,309
Income (loss) of companies not subject to income tax and social contribution calculation (i)	(125,832)
Income (loss) before taxes and profit sharing	748,477
Combined statutory rate	34%
Tax expense at the combined statutory rate	(254,482)
Permanent additions:
Amortization of step-up in fair value related to purchase of control interest in BRT (ii)	(181,149)
Exchange variation on equity investments	(4,674)
Non-deductible expenses (fines and souvenirs)	(1,654)
Other losses	(33,524)
Permanent exclusions:
Non-taxable income	12,197
Other items:
Unrecognized tax loss	13,444
Write-off of deferred income tax and social contribution on tax loss carry-forward	(34,223)
Other, net	(8,707)

Income and social contribution tax expense as reported in the accompanying consolidated financial statements	(492,772)

(i)	Income (loss) of subsidiaries that do not recognize income tax and social contribution on tax loss carryforwards because they do not have any prospects that they will be recovered.
(ii)	Refers income tax and social contribution effect resulting from the amortization of goodwill recorded by the companies Copart 1, Copart 2, BrT Part until BrT’s merger date.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The composition of deferred tax assets and liabilities, booked on temporary differences and tax loss carryforward, is as follows:

September 30, 2009
Deferred tax assets:
Provision for contingencies	1,107,313
Provision for actuarial deficit — FbrTPrev	234,558
Allowance for doubtful accounts	174,050
Tax loss carry forwards	783,097
ICMS — 69/88 Agreement	22,478
Provisions for COFINS/CPMF/INSS and FUST Suspended Collection	150,254
Provision for losses — inventories and construction in progress	14,362
Write-off of deferred charges — adjustment to Law 11638/07	3,210
Leases — adjustment to Law 11638/07	1,580
Other	111,398

Total	2,602,300

Current	651,007
Non-current	1,951,293

September 30, 2009
Deferred tax liabilities:
Inflation adjustment of escrow deposits	266,061
Additional indexation expense from pre-1990	6,587

Total	272,648

Current	50,657
Non-current	221,991

The composition of tax liabilities is as follows:

September 30, 2009
Federal income tax payable	60,341

Total	60,341

Current	60,341
Non -Current	—

The Company has not provided a valuation allowance against the net deferred tax asset as of September 30, 2009 arising out of temporary differences based upon management’s belief that it is more likely than not that such deferred tax asset will be realized in the future through reversal of the differences and its generation of taxable income. The taxable income basis for the registration of the deferred tax assets is calculated under Brazilian Corporate Law.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

9. Cash and Cash Equivalents

	December 31, 2008	September 30, 2009
Cash and banks	2	173,301
Cash Equivalents	—	1,163,998

	2	1,337,299

The cash equivalents portfolio is broken down as follows:

September 30, 2009
Exclusive investment funds
Cash and repurchase commitments Overnight	475,509

Subtotal	475,509
Private securities — Deposits certificates	609,597
Investments abroad — Deposits certificates	89,153

Subtotal of cash equivalent	1,174,259
Portion restrict by court order, considered in escrow deposits	(10,261)

Total cash equivalent	1,163,998

The exclusive funds are subject to obligations restricted to the payment of asset management services provided, such as custody and audit fees, and other related expenses and there are no significant financial obligations or assets to collateralize these obligations.

Cash investments

The investment portfolio is broken down as follows:

September 30, 2009
Exclusive investment funds
Government securities	299,923

Total Cash Investments	299,923

The securities held for trading at fair value represent investments in exclusive funds managed by prime financial institutions, and own-portfolio investments, mainly represented by federal government securities. Changes in the fair value of these financial assets are recorded under “Financial income (expenses)” in the statement of operations.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Adtional disclosure for statements of cash flows related to the acquisition of Brasil Telecom Participações S.A.’s control.

The value of assets acquired and liabilities assumed is as follows:

Cash and cash equivalents	2,760,840
Cash investments	775,502
Inventories	54,048
Trade accounts receivable	2,192,429
Property, plant and equipment	8,007,930
Intangible assets	8,506,180
Other assets	6,193,539
Accounts payable and accrued expenses	(2,072,286)
Loans, financing and derivatives	(5,842,205)
Provisions for contingencies	(2,381,008)
Other liabilities	(3,698,528)
Previously held investments on acquired company	(3,271,124)
Noncontrolling interest	(3,198,892)
Total net assets acquired	8,026,425
Cash, cash equivalents and cash investments from acquired company	(2,760,840)

Cash outflow on acquisition of BrT less Cash and cash equivalents from acquired company	5,265,585

Total paid to the previous shareholders	11,297,549
Previously held investments on acquired company	(3,271,124)
Cash and cash equivalents from acquired company	(2,760,840)

5,265,585

Supplemental cash flow information

September 30, 2009
Non-cash transactions:
Aquisition of permanent assets by incurring liabilities	56,416

10. Trade accounts receivable, net

Trade accounts receivable are broken down as follows:

September 30, 2009
Unbilled services	916,572
Billed services	1,756,476
Sale of goods	39,548

Subtotal	2,712,596
Allowance for doubtful accounts:
Services	(532,731)
Sale of goods	(4,863)

Subtotal	(537,594)

2,175,002

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

As shown in note 3.d, the Company changed its accounting estimate on the allowance for doubtful accounts, in line with the estimate adopted by its indirect parent company TMAR. This change in estimate generated a consolidated increase in the allowance for doubtful accounts by approximately R$53,985 and net loss for the period ended on September 30, 2009 in the amount of R$38,541, net of taxes.

Past-due receivables are subject to a 2% fine on total debt, recorded under other operating income and collection of monthly prorated arrears interest of 1%, recorded under financial income and recognized when the first bill is issued after the payment of the past-due bill.

BrT can block call origination after 30 days past due, and block call origination and receiving after 60 days past due, and remove the terminal from the customer after 90 days past due, provided the customers is notified 15 days in advance. After the terminal is removed, which usually takes place after 95 and 110 days past due, the name of the nonperforming customer is sent to credit reporting agencies.

The changes to the SMP Regulation went into effect on February 13, 2008, as approved by ANATEL Resolution 477/2007. This Resolution changed the default rules, as detailed below:

•	full blocking starts after 45 days, i.e., 30 days after partial blocking and no longer 15 days; and

•	the total term to terminate the contract is now 90 days after the maturity of the bill, as the other deadlines were not changed.

11. Due from related parties

September 30, 2009
Private debentures — Principal	1,500,000
Interest on private debentures	124,479

Total	1,624,479
Noncurrent	1,624,479

Private debentures issued by Telemar Norte Leste S.A. — TMAR

Subscription by BrT Part

On February 17, 2009, BrT Part subscribed 11,648 nonconvertible debentures, issued by its indirect parent TMAR, for a unit price of R$103, totaling R$1,200,000. These debentures mature in five years, on December 11, 2013. These debentures yield interest equivalent to the DI compounded by spread of 4.0% per year, to be paid on the debentures’ maturity.

Subscription by BrT Celular

On March 12, 2009, BrT Celular subscribed 2,885 nonconvertible debentures, issued by TMAR, for a unit price of R$104, totaling R$300,000. These debentures mature in five years, on December 11, 2013. These debentures yield interest equivalent to the DI compounded by 4.0% per year, to be paid on the debentures’ maturity. As a consequence of the merger of BrT Part, such obligation is now recorded at the books of BrT.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

12. Recoverable taxes

	December 31, 2008	September 30, 2009
Recoverable social contribution tax	—	21,339
Recoverable income tax	—	323,722
Sales and other taxes	3,749	714,840

Total	3,749	1,059,901

Current	3,749	579,811
Non-current	—	480,090

Most of the sales and other taxes are related to the ICMS (Imposto sobre Circulação de Mercadorias e Serviços — value added tax) recoverable which arose mostly from credits recorded upon the purchase of fixed assets, whose offset against ICMS payable may occur within 48 months.

13. Escrow Deposits

The balances of escrow deposits referring to contingencies with possible and remote loss risks are as follows:

September 30, 2009
Labor	176,285
Tax	139,124
Civil	2,295,982

Total	2,611,391

Current	595,193
Non-current	2,016,198

In accordance with Brazilian GAAP, the amounts of escrow deposits linked to specific provisions for contingencies (Note 21) are presented net of the provisions.

September 30, 2009
Escrow deposits before compliance with Resolution CVM 489/05	4,508,895
Less escrow deposits linked to contingencies and taxes other than income taxes:
Labor	(384,268)
Tax	(30,665)
Civil	(1,482,571)

Escrow deposits	2,611,391

The majority of the escrow deposits relate to the labor, civil lawsuits and tax cases, with the most significant individual item being the ICMS (State VAT), as described in Note 20 and the amount increased of escrow deposits is related, principally, to the rules introduced by the new Code of Civil Procedure in Brazil which started to require prior guarantee of process under discussion.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

14. Investments

	December 31, 2008	September 30, 2009
Investments accounted at cost	3,270,861	5,203
Tax incentives, net of allowances for losses	—	130
Other investments	—	41

Total	3,270,861	5,374

Investments accounted at cost in 2008 represents the acquisitions of preferred stock in the companies BrT Part and BrT, as described in Note 1.c.

On January 8, 2009, the Company acquired control of BrT Part and BrT and since that date, these entities have been included in its consolidated financial statements.

15. Property, plant and equipment, net

The changes in property, plant and equipment are as follows:

	Works in progress	Automatic switching equipment	Transmission equipment and other (1)	Infrastructure	Buildings	Other assets	Total
Cost of PP&E (gross amount)
Balance as of 01/01/09	—	—	—	—	—	—	—
Acquisition of BrT	1,009,957	5,303,104	15,459,784	3,995,751	970,439	1,978,832	28,717,867
Additions (i)	520,434	539,492	2,437,534	263,793	376,192	151,936	4,289,381
Write-offs	(7,371)	(10,130)	(224,062)	(16,159)	(177)	(27,173)	(285,072)
Transfers	(1,056,076)	83,348	386,636	193,723	(139)	124,673	(257,112)
Balance as of 09/30/09	466,944	5,916,814	18,059,892	4,437,108	1,356,08	2,228,268	32,465,064

Accumulated depreciation
Balance as of 01/01/09	—	—	—	—	—	—	—
Depreciation (Acquisition of BrT)		(5,027,908)	(12,852,147)	(2,815,364)	(598,797)	(1,521,011)	(22,815,227)
Depreciation expenses	—	(88,817)	(803,160)	(181,333)	(28,277)	(311,739)	(1,413,326)
Write-offs	—	8,979	191,648	14,150	47	23,964	238,788
Transfers	—	—	11	113	1	(125)	—

Balance as of 09/30/09	—	(5,107,746)	(13,463,648)	(2,982,434)	(627,026)	(1,808,911)	(23,989,765)

Net PP&E
Balance as of 01/01/09	—	—	—	—	—	—	—
Balance as of 09/30/09	466,944	809,068	4,596,244	1,454,674	729,012	419,357	8,475,299
Annual average depreciation rate	—	20.0%	18.5%	8.5%	4.5%	18.4%

(1)	Transmission equipment and other include: data transmission and communication equipment

(i)

The additions to property, plant and equipment for the nine-month period ended September 30, 2009, include the amount of goodwill paid at BrT control acquisition, based on the appreciation of BrT’s fixed assets, in the original amount of R$ 2,105,290. The goodwill was recorded by BrT (surviving company), as a consequence of Copart 2 and BrT Part mergers, as mentioned in Note 1 (b), on July 31, and September 31, 2009, respectively, at the accounts of the corresponding items within property, plant and equipment, according to the provisions of the CVM Instruction nº 319/99 and net of the amortization already recorded by the merged Companies. Additionally, the reverse mergers described in Note 1 (d) caused in Coari the recalculation of the

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

equity pick-up on the direct share interest held in BrT, recreating the goodwill, being R$ 1,558,150, based on BrT’s fixed assets appreciation, with a seven-year depreciation period, allocated at the consolidated financial statements at the related accounts of property, plant and equipment from which they arose.

According to the STFC concession agreements, the BrT’s assets that are indispensable for providing the service and qualified as “returnable assets” will be automatically returned to ANATEL when the concession ends, and BrT will be entitled to the indemnities established in the legislation and the related agreements. The balance of gross cost of returnable assets on September 30, 2009, was R$22,412,940 and the residual value on the same date was R$2,761,634.

16. Intangible assets

The changes in intangible assets are as follows

	Goodwill	Intangible assets in progress	Data processing systems	Trademarks and patents	Regulatory permits	Other	Total
Cost of intangible assets (gross amount)
Balance as of 01/01//09	—	—	—	—	—	—	—
Acquisition of BrT	1,219,857	13,770	2,524,746	687	887,706	18,450	4,665,216
Additions (i)	—	6,833	2,589	—	7,507,474	1,107	7,518,003
Write-offs	—	—	(430)	—	—	—	(430)
Transfers	(690,834)	92,998	138,448	—	—	477	(458,911)
Balance em 09/30/09	529,023	113,601	2,665,353	687	8,395,180	20,034	11,723,878

Cumulative amortization
Balance as of 01/01/2009	—	—	—	—	—	—	—
Amortization (Acquisition of BrT)	(450,167)	—	(1,743,153)	(80)	(142,615)	(6,106)	(2,342,121)
Amortization expenses	(1,172)	—	(246,196)	(3)	(268,848)	(33)	(516,252)
Write-offs	—	—	429	—	—	—	429
Balance as of 09/30/09	(451,339)	—	(1,988,920)	(83)	(411,463)	(6,139)	(2,857,944)

Net intangible assets
Balance as of 01/01/09	—	—	—	—	—	—	—
Balance as of 09/30/09	77,684	113,601	676,433	604	7,983,717	13,895	8,865,934
Annual average amortization rate	—	—	20%	—	6.7%	20%	—

(i)	The additions to Regulatory Permits refer to the total amount of the goodwill paid by Solpart, Invitel, Copart 1 and Copart 2 for the acquisition of control of BrT Part, supported on the BrT Concession contract of STFC, as described on Note 1 (c), which were accounted for by BrT (surviving company) in connection with the respective mergers, on July 31 and September 30, 2009, described in Note 1(d). Additionally, the balance was increased by the amount referring to the recreated goodwill at Coari, due to the mentioned reverse mergers.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

17. Loans and financing

September 30, 2009
Loans	275
Financial institutions (a)	3,180,360
Accrued interest and other charges on financing	56,142
Public debentures (c)	1,080,000
Accrued interest on debentures	44,475
Leases	5,674
Accrued interest and other charges on leases	676

Subtotal	4,367,602

Cost incurred	(12,169)
Total	4,355,433
Current	892,291
Non-current	3,463,142

a. Financial institutions

Local currency financing bear average interest rate of 10.3% per annum, totaling R$3,866,328. Foreign currency financing, totaling R$488,831, bear average interest rate of 10.5% per annum for US Dollars denominated financing; 2.5% per annum for Japanese Yen denominated financing; and 9.5% per annum regarding financing with the National Bank for Economic and Social Development, denominated in a currency basket. Financial charges corresponding to the mentioned financing refer, basically, to interest expenses.

On November 2006, BrT executed a financing agreement with the National Bank for Economic and Social Development (BNDES) in the amount of R$ 2,004,336, with effective disbursement of R$ 2,055,279, bearing interest by reference to the Brazilian long-term interest rates (TJLP) plus 4.3% p.a.. The financial charges were due on a quarterly basis until May 2009, and became monthly due for the period from June 2009 until May 2014. The financing will be paid in 60 monthly installments that started in June 2009, until May 15, 2014.

Brasil Telecom Celular executed a financing agreement with the BNDES in March 2008, in the amount of R$ 259,100, with the drawn down of R$ 259,376, to improve the cellular network, in order to meet the needs arising from the traffic growth and the implementation of new services to enhance the quality of the interface with its clients. Interest rate is based on the TJLP variation plus 3.52% p.a.. The financial charges are due on a quarterly basis, until September 2010, becoming monthly due from October 2010 to September 2017. The financing will be repaid in 84 monthly installments, which will begin in October 2010, with the last one being due on September 15, 2017

b. Financing Agreements

On July 18, 2008, BrT and BrT Celular entered into financing agreements with Banco do Brasil, in the amounts of R$42,000 and R$33,000, respectively. Such funds arise from the Mid-West Financing Constitutional Fund (FCO) and are invested in the expansion of the infrastructure network (voice, data and image) in the States of Goiás, Mato Grosso, Mato Grosso do Sul and the Federal District. The funds were released on August 8, 2008 and repayment terms include a one-year grace period, after which the financing will be repaid in sixty monthly installments, the last of which in August 2014. This financing bears interest of 10.0% p.a., payable by each company, and there are bonuses for timely payment of 15% discount on such charge.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

c. Public debentures

Fourth public issue: 108,000 non-convertible debentures with no renegotiation clause and a face value of R$10 each, totaling R$1,080,000, issued on June 1, 2006. The payment term is seven years, maturing on June 1, 2013. The yield corresponds to an interest rate of 104.0% of the CDI, payable on a half-yearly basis. Repayment, which shall indistinctly consider all debentures, will occur annually as from June 1, 2011, in three installments of 33.3%, 33.3% and 33.4% of the unit face value, respectively. At the balance sheet date, no debentures from this issue were held in treasury.

On December 17, 2008, a General debenture holders’ Meeting was held, at which the holders of 97,58% of the outstanding debentures approved an amendment to the indenture. Such amendment changes the Issuer’s mandatory purchase terms and conditions and the debentures’ yield, transferring to the Company the right to elect and disclose in a Notice to debenture holders, within 20 days from completion of the sale of the Company’s shareholding control to Telemar Norte Leste S.A. or any of its subsidiaries, whether or not it accepts the yield established at the General debenture holders’ Meeting, as well as purchase the debentures held by debenture holders at their request.

The Company decided to change the debentures’ yield from 104% of the Interbank Deposit Rate (DI Rate) to the DI Rate plus a spread of 3.5% per year, and to purchase the debentures held by the debenture holders who disagreed with such decision.

d. Repayment schedule

Non-current debt is scheduled to be paid as follows:

09/30/2009
2010	182,533
2011	884,068
2012	834,599
2013	835,638
2014	579,470
2015 and after	146,834

3,463,142

Guarantees

Certain loans and financing obtained are collateralized by receivables from the provision of fixed telephony services and BrT Part’s sureties.

After BrT Part was merged into BrT, the sureties and guarantees provided by BrT Part were replaced, in accordance with creditors’ approval, by TNL sureties and guarantees provided by TNL. The provision of TNL’s surety and Guarantees was duly approved by TNL’s Board of Directors.

The Company has hedging transactions for 37% of these US dollar-and yen-denominated loans and financing entered into with third parties in order to hedge against significant fluctuations in the quotations of these debt adjustment indexes. At the balance sheet date, taking into consideration the hedging transactions and foreign currency investments, the actual exposure was 7.8% (8.6% as of December 31, 2008).

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The debentures issued by BrT used to be collateralized by a guarantee established by BrT Part. Under the indenture, as guarantor and jointly liable party, BrT Part commits to guarantee and pay all the obligations assumed by BrT with the debentureholders. After BrT Part was merged into BrT, the debentureholders of fifh issue approved the replacement of BrT Part guarantor by TNL. The provision of TNL’s guarantee was duly approved by this company’s Board of Directors.

e. Covenants

The financing agreements with the BNDES and JBIC, and the issuance of debentures of BrT and BrT Celular require compliance with financial ratios such as: (i) EBITDA to Financial Expenses; (ii) Total Financial Debt to EBITDA; and (iii) Total Financial Debt to (Total Financial Debt to Shareholders’ Equity).

As of September 30, 2009, BrT failed to comply with the EBITDA to Financial Expenses ratio, required in covenants of the agreements with the JBIC, and the Fifth Issue Debentures. However, JBIC waived their related rights and the fifth issue debentureholders approved the reduction of the ratio until September 2010.

The Company is required to measure the financial ratios on a semiannual basis (June and December). As of June 30, 2009, BNDES waived the noncompliance regarding the ratio EBITDA/Financial Expenses. Next measurement date for such ration will be June 30, 2010.

BrT estimates that in the fourth quarter of 2009 will not be able to comply with the EBITDA to Financial Expenses ratio defined in the agreement between BrT and JBIC, and has, therefore, requested a waiver of such right to JBIC for this period. However, there are no guarantee that the waiver will be granted. As of September 30, 2009, the outstanding long-term portion of this debt was transferred to current liabilities in the amount of R$ 42,736.

18. Derivatives

September 30, 2009
Liabilities
Cross-currency swaps — Yen to CDI	185,650
Total	185,650
Current	124,893
Long-term	60,757

BrT has yen-denominated debts and entered into swap contracts to hedge against fluctuations in the yen. The exposure arising from swap contracts is pegged to the CDI rates disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities. These derivatives are described in note 22.d.

BrT accounts for the swap transactions by calculating the unrealized gain or loss at each balance sheet date based on what would have been the result of settlement of the outstanding contracts at that date. The gain or loss for a period is recorded in financial income or expense of such period.

No derivatives were designated as hedge accounting until September 30, 2009.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Payment schedule

Long-term derivatives are scheduled to mature as follows:

September 30, 2009
2010	—
2011	60,757
Total	60,757

19. Licenses to offer services

September 30, 2009
Personal Mobile Service	762,649
Other Licenses	6,951

Total	769,600

Current	96,971
Non-current	672,629

The licences of the Personal Mobile Service are represented by agreements entered into by BrT Celular with ANATEL in 2002 and 2004, totaling R$220,119, to exploit SMP services during a fifteen-year period in the same area where BrT has a concession for fixed telephony. Of the amount contracted, 10% was paid on the execution date and the remaining balance was fully recognized in the subsidiary’s liabilities, to be paid in equal, consecutive annual installments, with maturities scheduled from 2009 to 2010 (two installments) and from 2010 to 2012 (three installments), depending on the fiscal years the agreements were executed. The debit balance is adjusted by the variation of IGP-DI, plus 1% per month. The adjusted balance of these licences is R$195,645.

On April 29, 2008, BrT Celular obtained new licences for exploitation of the 3G network, in the amount of R$488,235, paying on the execution date 10% of the total amount, and the remaining debit balance payable from 2010 to 2015 (in six installments). The debit balance is adjusted by the Telecommunications Services Index (IST), plus 1% per month. The adjusted balance of these 3G network licences is R$567,004.

The amount of other licences belongs to BrT Multimídia and relates to the permit granted for use of radiofrequency blocks associated to the exploitation of multimedia communication services. The contracted amount was R$9,110, adjusted by the IGP-DI plus 1% per month. This balance will be paid in two equal, consecutive annual installments, all of which mature in May 2010 and 2011.

20. Taxes other than income taxes

	December 31, 2008	September 30, 2009
ICMS (Value-added tax) (a)	—	674,348
Escrow deposits referring to agreement ICMS 69/98	—	(130,922)
PIS and COFINS	—	480,504
Other taxes on operating revenues	9,973	70,620

	9,973	1,094,550

Current	9,973	660,859
Non-current	—	433,691

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(a)	The ICMS balance comprises amounts arising from Agreement 69/98, which have been challenged in court and are deposited in escrow on a monthly basis. It also includes the ICMS deferral incentive granted by the State Government of Paraná.

21. Provisions for contingencies

Breakdown by matter

Type	09/30/09
Labor
Sundry premiums	104,240
Supplementary retirement benefits	39,488
Salary differences	120,148
Severance Pay Fund (FGTS)	27,932
Lawyers/expert fees	2,270
Overtime	177,237
Compensation for damages	46,253
Labor	3,062
Joint liability	79,282
Severance pay	55,116
Employment relationship	1,904
Other lawsuits	132,221
Subtotal	789,153
Related escrow deposits	(384,268)
Total	404,885

Tax
FUST	3,724
ICMS	535,355
Social security contribution (INSS)	9,506
Service tax (ISS)	1,755
Other lawsuits	85,918
Subtotal	636,258
Related escrow deposits	(30,665)
Total	605,593

Civil
Corporate	1,578,827
Consumer lawsuits — special civil courts	164,399
ANATEL estimates	120,513
ANATEL fines	63,008
Strategy	33,979
Special civil courts	81,901
Subtotal	2,042,627
BrT Acquisition (*)	74,841
Related escrow deposits	(1,482,571)
Total	634,897

Total reserve, less escrow deposits	1,645,375
Current	345,460
Noncurrent	1,299,915

(*)

Following the BrT acquisition, on January 2009, it was initialized a process of review and reconciliation of the accounting practices and estimatives between BrT Part and BrT and the controlling shareholder. A specialized appraiser was hired for elaborating the valuation report of the fair value of net assets. The

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

reconciliation revision was concluded and the appraisal report finalized. BrT has several labor, tax and civil contingencies, which risk evaluation from the external and independent lawyers was deemed possible and remote. On September 30, 2009 possible and remote remaining risks (thus not recorded at BrT’s financial statements) of certain contingences, measured at BrT acquisition date and allocated to the consolidated financial statements amount to R$ 74,841, proportionally to the participation of Coari, net of tax effects.

Breakdown by type of contingency and risk

	09/30/09
Risk	Labor	Tax	Civil	Others (ii)	Total
Probable (i)	404,885	605,593	560,056	74,841	1,645,375
Possible	741,177	1,718,095	1,274,169	—	3,733,441
Remote	451,026	902,472	979,482	—	2,332,980

Total	1,597,088	3,226,160	2,813,707	74,841	7,711,796

(i)	Less escrow deposits
(ii)	Refers to BrT acquisition

Changes in 2009:

	Labor	Tax	Civil	Others	Total
Reserve as of January 1st, 2009	—	—	—	—	—
Carrying amount previously recorded on BrT	426,904	273,606	752,526	—	1,453,036
Changes during the period	420,622	449,281	1,414,869	—	2,284,772
Inflation adjustment	53,133	51,140	50,125	—	154,398
Additions, net of reversals	367,489	398,141	1,364,744	74,841	2,205,215
BrT Part Merger	17	(434)	14	—	(403)
Payments	(58,392)	(86,195)	(124,782)	—	(269,369)
Subtotal I (reserve)	789,153	636,258	2,042,627	74,841	3,542,879
Related escrow deposits as of January 1st, 2009	—	—	—	—	—
Carrying amount previously recorded on BrT	(213,028)	(21,753)	(285,631)	—	(520,412)
Changes in escrow deposits	(171,240)	(8,912)	(1,196,940)	—	(1,377,092)
Subtotal II (escrow deposits)	(384,268)	(30,665)	(1,482,571)	—	(1,897,504)
Balance as of September 30, 2009, less escrow deposits	404,885	605,593	560,056	74,841	1,645,375

Labor

(i) Sundry premiums — refer to claims for hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk related to employees’ contact with the electric power system, health hazard premium, stand-by hours and transfer premium;

(ii) Salary differences and related effects — refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. The effects relate to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(iii) Job plan and profit sharing — refers to the claim for enforcement of a job and salaries plan for employees, with promotions for seniority and merit, allegedly not granted, and claims for enforcement of the regulations that provided for the payment of profit sharing on BrT’s net income;

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(iv) Joint liability — refers to the claim to assign liability to BrT, filed by outsourced personnel, due to alleged noncompliance with these personnel’s labor rights by their direct employers;

(v) Overtime — refers to the claim for payment of salary and premiums increased by alleged overtime hours;

(vi) Job reinstatement — claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment agreement without cause;

(vii) Supplement to FGTS (severance pay fund) fine arising from understated inflation — refers to claims to increase the FGTS indemnity fine as a result of the adjustment of accounts of this fund due to inflation effects.

BrT filed a lawsuit against Caixa Econômica Federal to assure the reimbursement of all the amounts paid for this purpose;

(viii) Termination pay — claims regarding termination amounts which were allegedly not paid or underpaid.

(ix) Salary equalization — refers to amounts allegedly arising from salary equalization, job classification, incorrect duties and accumulation of duties;

(x) Indemnities — refer to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering and tenure; and

(xi) Supplementary pension plan — alleged differences in the benefit salary referring to payroll amounts.

After the acquisition of BrT Part’s control by TMAR, on January 8, 2009, the Company changed its criterion to determine the likelihood of a probable unfavorable outcome in labor lawsuits to align it the criterion used by TMAR, which takes into consideration the merits of the ongoing lawsuits. As a result of these changes, in the first half of 2009 BrT increased its reserve for labor lawsuits by R$334,136 (R$220,529, net of taxes).

Tax

(i) Federal Taxes — several tax notices that require the payment of federal taxes on events which were allegedly inadequately classified by BrT, or on differences in the calculation of these taxes; and

(ii) State Taxes — claim for payment of ICMS (State VAT) on transactions which, in the Company’s view, are not subject to this tax, and discussions regarding ICMS credits taken by the Company, the validity or legality of which is being questioned by the State Tax Authorities. The current management’s and its current legal counsel’s assessment of discussions on ICMS credits taken by the Company, whose validity or legality is challenged by state tax authorities, changed the contingent risk estimated to probable. This change in estimate generated an increase in the reserve for tax contingencies by approximately R$403,399. The effect on net income (loss) for the nine-month period ended September 30, 2009 was R$266,243, net of taxes.

Civil

(i) Corporate — Financial Interest Agreements — these agreements are governed by Administrative Rules 415/72, 1181/74, 1361/76, 881/90, 86/91, and 1028/96. Subscribers held a financial interest in the concessionaire after paying up a certain amount, initially recorded as capitalizable funds and subsequently recorded in the company’s shareholders’ equity, after a capital increase was approved by the Shareholders’ Meeting, thus

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

generating the issuance of shares. The lawsuits filed against the former CRT, a company merged by BrT, challenge the way shares were granted to subscribers based on said financial interest agreements.

BrT used to recognize a reserve for the risk of unfavorable outcome in these lawsuits based on certain legal doctrine. However, in recent months there has been a change in the legal trend in the State of Rio Grande do Sul and in Brazil in general as a result of recent decisions issued by appellate courts, leading the subsidiary to change the amount and level of risk previously assigned to such lawsuits. Such lawsuits are at various levels: lower courts, Court of Appeals and Superior Court of Justice. BrT, considering obviously the peculiarities of each decision and based on the assessment made by its legal department and outside legal counsel, changed its estimate on the likelihood of an unfavorable outcome from possible to probable and increased its reserve by R$1,153,456, with an impact on BrT net loss and BrT shareholders’ equity of R$761,281, net of taxes.

(ii) Corporate — Breach of Contract — litigation mainly involving discussions on the breach of contracts, to which management and its legal counsel attribute a probable likelihood of an unfavorable outcome;

(iii) Consumer claims — refer to civil lawsuits arising from activation of telephone terminals, registering customers with registry credit reporting agencies, collection, co-billing, blockings, ADSL, cancellations, supplementary services, defects, alternative plans, unblockings;

(iv) Administrative proceedings — ANATEL — proceedings arising from inspections referring to PGMQ, PGMU and noncompliance with regulations. Includes claims against the Company filed with ANATEL by other telecommunications companies;

Strategy and other lawsuits

(v) Revision of contractual terms and conditions — lawsuit filed by an equipment supplier against BrT, claiming revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy;

(vi) Customer service centers — public civil lawsuits referring to the shutdown of customer service centers;

(vii) Free Mandatory Telephone Directories — lawsuits arising from non-delivery of printed residential telephone directories;

(viii) Indemnities — lawsuits seeking indemnity for termination of or noncompliance with agreements; and

(ix) Damages — refer to lawsuits arising from property damage, pain and suffering, occupational accidents and traffic accidents.

Reassessments of contingent risks are linked to changes in circumstances or the occurrence of new facts and decisions which called for a new assessment of the ongoing lawsuits, which are dispersed among several lawsuits.

Possible risk contingencies (unaccrued)

The main related to possible contingencies are as follows:

Labor

Refer to questions regarding various claims in relation to pay differences, overtime, risk premium, insalubrities and joint liability, among others, amounting to a total of approximately R$ 741,177.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Tax

(i) ICMS — several ICMS notifications, including regarding two main matters: ICMS levied on certain revenue from services already subject to ISS or which are not part of the ICMS tax base, and utilization of ICMS credits on the purchase of goods and other inputs, in the amount of approximately R$ 681,871;

(ii) ISS (Service Tax) — alleged levy of this tax on subsidiary telecommunications services and discussion regarding the classification of the services taxed by the cities listed in Supplementary Law 116/2003, in the amount of approximately R$ 271,104;

(iii) Social Security (INSS) tax notices addressing the addition of captions to the contribution salary allegedly due by the Company, in the amount of approximately R$ 274,866; and

(iv) Federal Taxes — several tax notifications regarding basically the disallowances made on the calculation of taxes, errors in the completion of tax returns, transfer of PIS and COFINS and FUST related to changes in the interpretation of these taxes tax bases by ANATEL, in the amount of approximately R$ 490,253.

Civil

(i) Payments made in lawsuits related to the PCT (Shared Telephony Program) — the plaintiffs claim payment in lawsuits related to the agreements under the Shared Telephony Program. Such lawsuits are at various levels: lower courts, Court of Appeals and Superior Court of Justice, in the amount of approximately R$ 591,075;

(ii) Lawsuits to which no judicial ruling has been handed down, the principal objectives of which are associated with issues regarding network expansion plans, indemnification for pain and suffering and material damages, collection proceedings, and tendering processes, among others. These demands totalize approximately R$ 683,094.

Letters of guarantee

As regards contingent liabilities, the Company and its subsidiaries have letters of guarantee granted by financial institutions, as supplementary collateral for lawsuits in provisional execution to ensure the performance of concession commitments related to permits granted by ANATEL. The total amount of the letters of guarantee in effect as of September 30, 2009 is R$2,429,073. The commission charges on these contracts are based on market rates.

a. Contingent assets

Below are the tax lawsuits filed by BrT to claim refund of taxes paid.

PIS/COFINS (Taxes on revenue): tax lawsuit challenging the enforcement of Law 9718/98, which increased the PIS and COFINS tax basis. The Law covered the period from February 1999 to November 2002 for PIS and from February 1999 to January 2004 for COFINS. In November 2005, the STF (Federal Supreme Court) concluded the judgment of certain lawsuits on the same matter and considered the increase in the tax basis introduced by said Law unconstitutional. Part of the lawsuits filed by the Company and the STFC concessionaires from Region II of the Concession Plan, merged into the Company in February 2000, became final and unappealable in 2006 as regards the increase in PIS and COFINS tax basis. The Company is awaiting the judgments of the lawsuits filed by the other merged companies, whose likelihood of a favorable outcome in future filing of appeals is regarded as probable by the Company’s legal counsel. The amount attributed to these lawsuits, representing unrecognized contingent assets, was R$18,979.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

22. RISK ANALYSIS AND FINANCIAL INSTRUMENTS

Financial Risk Management

The Company’s and its subsidiaries’ activities expose them to several financial risks, such as: market risk (including currency risk, interest rate risk on fair value, interest rate risk on cash flows and price risk), credit risk and liquidity risk. The global risk management program focuses on the unpredictability of financial markets and seeks to mitigate potential adverse impacts on financial performance. BrT uses derivatives for certain risk exposures.

Risk management is carried out by BrT Part’s treasury officer, in accordance with the policies approved by management. The treasury officer identifies, evaluates and covers financial risks together with the other business units of BrT and its subsidiaries. Management provides written guidelines for global risk management, as well as policies addressing specific areas, such as foreign exchange rate and interest risk, credit risk, the use of derivatives and non-derivatives, and immediately liquid investments.

According to their nature, financial instruments may involve known or unknown risks, and the potential of these risks is important, in the best judgment. Therefore, there may be risks with or without guarantees depending on circumstantial or legal aspects.

a. Fair Value of Financial Assets and Liabilities

The Company and its subsidiaries have evaluated the active market for or effective realizable values (fair values) of financial assets and liabilities by using available information and evaluation methodologies appropriate for each situation. The interpretation of market data as regards the choice of methodologies requires considerable judgment and the establishment of estimates to reach an amount considered appropriate to each situation. Therefore, the estimates presented may not necessarily indicate the amounts that could be obtained in the active market. The use of different hypotheses for fair value calculation may have a material impact on the amounts obtained.

The fair value of swap derivatives was calculated based on the future cash flows associated to each contract, discounted to the market rates in effect at the balance sheet date.

For securities traded in an active market, the fair value is equivalent to the amount of the last quotation available at the balance sheet date multiplied by the number of outstanding securities. For contracts whose current terms and conditions are similar to those originally contracted or which do not present quotation benchmarks, the fair values equal the carrying amounts.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The classes of assets and liabilities presented in this note were selected based on their materiality.

	September 30, 2009
	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	1,337,299	1,337,299
Cash investments	299,923	299,923
Trade accounts receivable	2,175,002	2,175,002
Credits with related parties	1,624,479	1,772,403
Other assets	292,541	292,541

Liabilities
Accounts payable	1,344,332	1,344,332
Loans and financing	3,230,683	3,249,679
Debentures	1,124,475	1,165,074
Derivatives	185,650	185,650
Dividends/ interest on shareholders’ equity	105,013	105,013
Other liabilities	358,099	358,099

b. Financial Instruments per Category

The book balances of financial instruments per category are as follows:

	September 30, 2009
	Receivables, loans and liabilities at amortized cost	At fair value with gains and losses recognized in income (loss)	Total
Assets
Cash and cash equivalents	—	1,337,299	1,337,299
Cash investments	—	299,923	299,923
Trade accounts receivable	2,175,002	—	2,175,002
Credits with related parties	1,624,479	—	1,624,479
Other assets	292,541	—	292,541

Total	4,092,022	1,637,222	5,729,244

Liabilities
Accounts payable and accrued expenses	1,344,332	—	1,344,332
Loans and financing	3,230,683	—	3,230,683
Debentures	1,124,475	—	1,124,475
Derivatives	—	185,650	185,650
Dividends/ interest on shareholders’ equity	105,013	—	105,013
Other liabilities	358,099	—	358,099

Total	6,162,602	185,650	6,348,252

BrT and its subsidiaries had no financial instruments classified as held to maturity and available for sale at the balance sheet date.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

c. Credit risk

The concentration of credit risk related to trade accounts receivables is immaterial due to the diversification of its portfolio and the monitoring controls applied. Doubtful receivables are adequately covered by an allowance for potential losses (See note 10).

Transactions with financial institutions (short-term investments and loans and financing) are conducted with prime banks, avoiding concentration risks.

d. Exchange rate risk

BrT and its subsidiaries have loans and financing denominated in foreign currency. The risk associated with these liabilities is related to the possibility of fluctuations in exchange rates that could increase their balances. The loans subject to this risk represent approximately 12.5% (16.7% as of December 31, 2008) of the total loan and financing liabilities, less the foreign exchange hedging transactions contracted. In order to minimize this type of risk, BrT has been entering into foreign exchange hedging contracts with financial institutions. Of the debt portion in foreign currency, 37.0% (60.5% as of December 31, 2008) is hedged by exchange rate swap and US dollar options, and foreign currency-denominated cash investments. The unrealized positive or adverse effects on hedging transactions, under exchange rate swaps and US dollar options, are recorded in the statement of income as earnings or losses, according to the status of each contract.

Exchange rate exposure at the balance sheet date, at carrying amount and fair value, was as follows:

	September 30, 2009
	Carrying Amount	Fair Value
Liabilities
Loans and financing	534,950	553,245
Derivatives	185,650	185,650
Total	720,600	738,895
Current liabilities	290,388	297,761
Long-term liabilities	430,212	441,134

Derivatives

In accordance with investment policies approved by the Board of Directors in May 2007, BrT is allowed to enter into derivative transactions, without leverage, with prime financial institutions, in order to implement investment strategies and to hedge debts. The investment limits in derivative transactions cannot exceed 10% of the higher of the subsidiary’s total investments and total foreign-currency denominated debt exposed to exchange rate changes. Transactions of this type can only be entered into after being approved by management, in accordance with formally established procedures.

Internal controls are maintained to ensure timely monitoring of foreign exchange risks. Since the subsidiary has derivative investments for debt hedge, the management and evaluation of the results from these transactions only consider the reduction or elimination of the effects of fluctuations in exchange rates on its debt.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amounts of the derivatives on September 30, 2009 are summarized as follows:

	Maturity	Notional amount	Fair Value	Accumulated effect – current period
				Amount payable
Swap contracts
Asset position
Foreign currency — yen (i)	Set/09 to Mar/11	116,702	128,793	128,793
Liability position
Interest rate — Interbank Certificate of Deposit (CDI) (i)	Set/09 to Mar/11	(116,702)	(314,443)	(314,443)
Net amount		—	(185,650)	(185,650)

(i)	Yen to CDI Swap (Plain Vanilla)

In 2004, BrT entered into foreign exchange swap transactions (plain vanilla) in order to hedge cash flows related to its yen-denominated liabilities with final maturity in March 2011. Under these contracts, the subsidiary has an asset position in yens, plus fixed interest rate, and a liability position tied to a percentage of a one-day interest rate (CDI), thus hedging against the foreign exchange fluctuation risk of the yen against the Brazilian real, which in effect represented a swap of yen cost of +1.92% per year with an average weighted rate of 95.9% at the balance sheet date. Such contracts were entered into with the following prime financial institutions: Citibank N.A. — Brazilian branch, Citibank DTVM S.A., Banco Citibank S.A., Banco JP Morgan S.A. and Banco Santander Brasil S.A. These transactions were duly registered at the Clearinghouse for the Custody and Financial Settlement of Securities (CETIP S.A.) and there is no required guarantee margin on these contracts.

As the asset flows of swap contracts will be fully offset against the liability flows of the yen-denominated debt, BrT considers that the risk of being in default with a one-day interest rate (CDI) is an increase in the CDI.

Sensitivity Analysis of Exchange Rate Changes

At the balance sheet date, management estimated the probable scenario of depreciation of the Brazilian real against other currencies based on the closing dollar exchange rate (sell PTAX). The same US dollar rate at the balance sheet date was used for the probable scenario rate. The probable rate was then depreciated by 25% and 50%, serving as a parameter for the possible and remote scenarios, respectively.

Exchange Rate Scenarios
	Probable scenario		Possible scenario		Remote scenario
	Benchmark rate	Depreciation	Benchmark rate	Depreciation	Benchmark rate	Depreciation
Dollar	1,7781	0.0%	2.2226	25%	2.66715	50%
Yen	0.019811	0.0%	0.024764	25%	0.029717	50%
Cesta	0.035043	0.0%	0.043804	25%	0.052565	50%

As of September 30, 2009, management estimated a future outflow for the payment of interest and principal of its debts pegged to foreign exchange rates based on interest rates prevailing at balance sheet date and the foreign exchange rates above, also assuming that all interest and principal payments would be made on scheduled maturity dates. The impact of hypothetical devaluation of the Brazilian real in relation to other currencies can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

scenario, where there is no estimate of devaluation. Such sensitivity analysis considers payment outflows in future dates. Thus, the sum of the amounts for each scenario is not equivalent to the fair value, or even the present value of liabilities.

Transaction	Individual risk	Future payment outflows by period
		Up to 1 year	1 to 3 years	3 to 5 years	Total
Probable scenario
US dollar debts	Increase in dollar rate	44,925	78,723	413,079	536,727
Cash in Dollar (*)	Decrease in dollar rate	(74,747)	—	—	(74,747)
Yen debts	Increase in yen rate	88,199	43,278	—	131,477
Derivatives (net position — yen)	Decrease in yen rate	(87,465)	(43,107)	—	(130,572)
Currency basket debts	Increase in currency basket rate	32,162	17,468	—	49,630
Total pegged to exchange rate		3,074	96,362	413,079	512,515
Possible scenario
US dollar debts	Increase in dollar rate	56,156	98,404	516,349	670,909
Cash in Dollar (*)	Decrease in dollar rate	(93,434)	—	—	(93,434)
Yen debts	Increase in yen rate	110,249	54,098	—	164,347
Derivatives (net position — yen)	Decrease in yen rate	(109,331)	(53,884)	—	(163,215)
Currency basket debts	Increase in currency basket rate	40,203	21,835	—	62,038
Total pegged to exchange rate		3,843	120,453	516,349	640,645
Remote scenario
US dollar debts	Increase in dollar rate	67,388	118,085	619,619	805,092
Cash in Dollar (*)	Decrease in dollar rate	(112,121)	—	—	(112,121)
Yen debts	Increase in yen rate	132,299	64,917	—	197,216
Derivatives (net position — yen)	Decrease in yen rate	(131,198)	(64,661)	—	(195,859)
Currency basket debts	Increase in currency basket rate	48,243	26,202	—	74,445
Total pegged to exchange rate		4,611	144,543	619,619	768,773

Impacts
Possible scenario — probable scenario		769	24,091	103,270	128,130
US dollar		(7,456)	19,681	103,270	115,495
Japanese yen		184	43	—	227
Currency basket		8,041	4,367	—	12,408
Remote scenario — probable scenario		1,537	48,181	206,540	256,258
US dollar		(14,911)	39,362	206,540	230,991
Japanese yen		367	85	—	452
Currency basket		16,081	8,734	—	24,815

Note: There are no outflows in periods higher than five years.

(*)	Cash in Dollar for hedge purposes.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The fair value of instruments subject to foreign exchange risk would be impacted as follows in the estimated scenarios:

Impacts on fair value of liability instruments
Transaction	Risk	Balance at 0930/2009
Probable scenario
US dollar debts	Increase in dollar rate	387,534
Cash in dollar (*)	Decrease in dollar rate	(74,747)
Yen debts	Increase in yen rate	128,263
Derivatives (net position — yen)	Decrease in yen rate	(126,560)
Currency basket debts	Increase in currency basket rate	46,119
Total pegged to exchange rate		360,609
Possible scenario
US dollar debts	Increase in dollar rate	484,418
Cash in dollar (*)	Decrease in dollar rate	(93,434)
Yen debts	Increase in yen rate	160,329
Derivatives (net position — yen)	Decrease in yen rate	(158,200)
Currency basket debts	Increase in currency basket rate	57,649
Total pegged to exchange rate		450,761
Remote scenario
US dollar debts	Increase in dollar rate	581,301
Cash in dollar (*)	Decrease in dollar rate	(112,121)
Yen debts	Increase in yen rate	192,395
Derivatives (net position — yen)	Decrease in yen rate	(189,840)
Currency basket debts	Increase in currency basket rate	69,179
Total pegged to exchange rate		540,914

Impacts
Possible scenario — probable scenario		90,153
US dollar		78,197
Japanese yen		426
Currency basket		11,530
Remote scenario — probable scenario		180,306
US dollar		156,394
Japanese yen		852
Currency basket		23,060

(*)	Cash in Dollar for hedge purposes.

e. Interest rate risk

Assets

Cash equivalents and financial investments in local currency are kept in financial investment funds (FIFs) exclusively managed for the Company and investments in its own portfolio of private securities (floating rate bank certificates of deposit — CDBs) issued by prime financial institutions.

The Company has also granted a loan to the company that manufactures telephone directories, which earns interest based on the IGP-DI (General Price Index — Domestic Supply). The Company also has fixed income securities (CDBs) invested in Banco de Brasília S.A., related to the guarantee for the credit incentive granted by the government of the Federal District, under the “Program for Economic Sustainable Development in the Federal District” (PRO-DF), which earn interest from 94% to 97% of the SELIC interest rate.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The interest rate risk linked to such assets arises from the possibility of fluctuations in these rates and consequent decrease in return on these assets.

These assets on September 30, 2009 are presented in the balance sheet as follows:

	Carrying amount	Fair value
Assets
Cash equivalents	1,163,998	1,163,998
Cash investments	299,923	299,923
Loans and financing	1,624,479	1,772,403
Other assets	15,379	15,379
Total	3,103,779	3,251,703
Current	1,465,827	1,465,827
Long-term	1,637,952	1,785,876

Liabilities

BrT has loans and financing in local currency subject to the following indexes: Long-term Interest Rate (TJLP), Monetary Unit of the National Bank for Economic and Social Development (UMBNDES), Interbank Certificate of Deposit (CDI) and General Price Index — Domestic Supply (IGP-DI), as well as financing in foreign currency subject to the YEN LIBOR and LIBOR indexes. It also has a CDI exposure arising from swap contracts, the purpose of which is to hedge its yen-denominated liabilities, as mentioned in note 22.d. There are no other derivative transactions to hedge the liabilities against the interest rate risk.

Furthermore, BrT issued public debentures, not convertible into or exchangeable for shares. These liabilities were contracted at an interest rate pegged to the CDI.

The risk inherent to these liabilities arises from the possibility of fluctuations in those rates. However, the subsidiary continuously monitors the market rates to evaluate the possibility of entering into derivative contracts to hedge against the risk of fluctuations in these rates.

Sensitivity Analysis of Interest Rate Changes

BrT understands that the most significant risk related to interest rate changes arises from its liabilities subject to the CDI and TJLP. The risk is associated to an increase in those rates.

At the balance sheet date, management estimated a probable scenario of changes in interbank deposit rates (DIs) and TJLP. The rates prevailing at the balance sheet date were used in the probable scenario. These rates have been stressed by 25% and 50%, and used as benchmark for the possible and remote scenarios.

Interest exchange rate scenario
Probable scenario		Possible scenario		Remote scenario
CDI	TJLP	CDI	TJLP	CDI	TJLP
8.6% p.a.	6.0% p.a.	10.75% p.a.	7.5% p.a.	12.9% p.a.	9.0% p.a.

As of September 30, 2009, management estimated a future outflow for the payment of interest and principal of its debts pegged to CDI and TJLP based on the interest rates above, also assuming that all interest and principal payments would be made on scheduled maturity dates. The impact of hypothetical increase of interest

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

rates can be measured by the difference in the future flows in the possible and remote scenarios compared to the probable scenario, where there is no estimate of increase. Such sensitivity analysis considers payment outflows in future dates. Thus, the aggregate of the amounts for each scenario is not equivalent to the fair value, or even the present value of these liabilities. The fair value of these liabilities, should the Company’s credit risk remain unchanged, would not be impacted in the event of fluctuations in interest rates, as the interest rates used to estimate future cash outflows would be the same which adjust such flows to present value.

In addition, cash equivalents and financial investments are being held in post-fixed bonds that could have a remuneration increase in possible and remote scenarios, neutralizing part of interest rates increase impact on debts’ payment flow. However, as it is not possible estimate their maturity dates equivalent to the financial liabilities, this event has not been considered. The balances of cash equivalents and financial investments are presented in Note 9.

Future interest payment outflows by period
Transaction	Individual risk	Up to 1 year	1 to 3 years	3 to 5 years	Above 5 years	Total
Probable scenario
CDI pegged debts	CDI increase	131,085	217,094	42,894	—	391,073
Derivatives (net position — CDI)	CDI increase	113,668	61,945	—	—	175,613
TJLP pegged debts	TJLP increase	224,817	272,665	89,187	15,899	602,568
Total pegged to interest rates		469,570	551,704	132,081	15,899	1,169,254
Possible scenario
CDI pegged debts	CDI increase	146,024	254,760	50,333	—	451,117
Derivatives (net position — CDI)	CDI increase	116,758	65,194	—	—	181,952
TJLP pegged debts	TJLP increase	230,973	308,390	138,111	28,148	705,622
Total pegged to interest rates		493,755	628,344	188,444	28,148	1,338,691
Remote scenario
CDI pegged debts	CDI increase	160,793	292,063	57,699	—	510,555
Derivatives (net position — CDI)	CDI increase	119,836	68,468	—	—	188,304
TJLP pegged debts	TJLP increase	237,101	344,685	189,094	41,404	812,284
Total pegged to interest rates		517,730	705,216	246,793	41,404	1,511,143

Impacts
Possible scenario — probable scenario		24,185	76,640	56,363	12,249	169,437
CDI		18,029	40,915	7,439	—	66,383
TJLP		6,156	35,725	48,924	12,249	103,054
Remote scenario — probable scenario		48,160	153,512	114,712	25,505	341,889
CDI		35,876	81,492	14,805	—	132,173
TJLP		12,284	72,020	99,907	25,505	209,716

f. Liquidity Risk

The cash flows from operations and third-party financing are used to defray capital expenses on the expansion and modernization of the network, payment of dividends, prepayment of debts and investments in new businesses.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

g. Risk of Early Maturity of Loans and Financing

The nonperformance of debts in some consolidated debt instruments of the Company and its subsidiaries can typify the accelerated maturity of other debt instruments. The impossibility to incur in new debts might prevent such companies from investing in their business and incur in required or advisable capital expenditures, which would reduce future sales and adversely impact their profitability. Additionally, the funds necessary to meet the payment commitments of the loans taken can reduce the amount of funds available for capital expenditures.

If the covenants set out in the agreement between BrT and JBIC are not met in the period ending December 31, 2009 and if JBIC does not waive this right, BrT might be required to settle the debt. Non-settlement represents an agreement default event, which could result in default events and or the acceleration of maturity of other financing and loans. If a default event occurs, the entire debt under agreements encompassing cross-default clauses would be classified as short-term liabilities which, as of September 30, 2009, totaled R$3,523,624.

h. Risks Related to Contingencies

Contingencies are assessed according to probable, possible or remote loss risk. The contingencies for which an unfavorable outcome is regarded as probable are recorded in liabilities. Details on these risks are presented in note 21.

i. Regulatory risk

Regulatory risks are related to the STFC activity, which is the most important sector in which BrT operates.

Concession Agreements

BrT has entered into local and domestic long distance concession agreements with ANATEL, effective from January 1, 2006 to December 31, 2025. These agreements, which provide for revisions on a five-year basis, in general have a higher degree of intervention on management of the businesses and several provisions defending the consumer’s interests, as understood by the regulatory agency. The main highlights are:

(i)	The public concession fee is defined as 2% of company’s net revenue, calculated every two years, starting 2006, and the first payment was made on April 30, 2007. This will occur successively until termination of the concession. This calculation method, as regards its accrual, corresponds to 1% for each fiscal year;

(ii)	The definition of new universal service goals, particularly the mandatory offer of the AICE (Special Class Individual Access), and the installation of network infrastructure for connection to high-capacity access networks;

(iii)	The Regulatory Agency can impose alternative mandatory offer plans;

(iv)	Introduction of the Regulatory Agency’s right to intervene in and change the concessionaire’s agreements with third parties;

(v)	Classification of the parent company’s, subsidiary’s, associate’s and third parties’ assets, indispensable for the concession, as returnable assets; and

(vi)	Establishment of a users’ council in each concession.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Interconnection tariffs are defined as a percentage of the public local and domestic long distance tariff until the effective implementation of a cost model by service/modality, which is scheduled for 2009, pursuant to the models defined by the Separation and Accounting Allocation Regulations (Resolution 396/05).

23. Provision for pensions and other benefits

The benefits described herein are offered to employees of the subsidiaries as regards supplementary pension plans. For purposes of the supplementary pension plans (“Pension Funds”) mentioned in this note, the subsidiaries may be referred to as the “Sponsor” or “Sponsors”.

a. Supplementary pension plan

Supplementary pension plans are sponsored for employees and assisted participants, and the latter are also offered health care in certain cases. These plans are managed by the following foundations: (i) Fundação 14 de Previdência Privada (“Fundação 14”); (ii) Fundação BrTPREV (“FBrTPREV”), former CRT, a company merged into Brasil Telecom S.A. on 12/28/00; and (iii) Fundação SISTEL de Seguridade Social (“SISTEL”), originated from certain companies of the former Telebrás System.

The Bylaws provide for approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the foundations, with the agreement of the SPC (Secretariat for Pension Plans), as regards specific plans.

The sponsored plans are appraised by independent actuaries at the balance sheet date. For fiscal years 2008 and 2007, the actuarial valuations were performed by Mercer Human Resource Consulting Ltda.

As regards the defined benefit plans described in this note, immediate recognition of the actuarial gains and losses is adopted, and therefore the full liabilities are recognized for the plans presenting a deficit, pursuant to CVM Resolution 371/00. For the plans that show a positive actuarial situation, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

Provisions for Pension Fund

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

September 30, 2009
Provision for pension plans
FBrTPREV — BrTPREV, Alternativo and Fundador plans	687,229
PAMEC plan	2,646

Total	689,875

Current	82,286
Non-current	607,589

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The changes in the net actuarial liabilities recognized is as follows:

	BrT PREV	PAMEC
Net actuarial liabilities on December 31, 2008	753,287	2,504
Expenses recognized in profit	82,192	198
Paid contributions	(148,250)	(56)
Net actuarial liabilities on September 30, 2009	687,229	2,646
Current liabilities	82,192	94
Long-term liabilities	605,037	2,552

The changes in the net actuarial assets is as follows:

TCSPREV
Net actuarial assets on December 31, 2008	(410,585)
Expenses recognized in profit	34,498
Expected return on assets	(52,784)
Net actuarial assets on September 30, 2009	(428,871)

Assets Recognized to be Offset Against Future Employer Contributions

BrT recognized assets from the TCSPREV Plan, managed by Fundação 14, related to: (i) contributions from the sponsor which participants that left the Plan are not entitled to redeem; and (ii) part of the Plan’s surplus attributed to the sponsor.

The assets recognized, which will be used to offset future employer contributions, are as follows:

September 30, 2009
Other assets:
TCSPREV	161,002

Total	161,002

Current	44,308
Non-current	116,694

Characteristics of the supplementary pension plans sponsored:

FUNDAÇÃO 14

Fundação 14 de Previdência Privada was created in 2004 to manage and operate the TCSPREV pension plan.

Plan

TCSPREV (Defined Contribution, Settled Benefit and Defined Benefit)

This defined contribution and settled benefit plan was introduced on 02/28/00. On 12/31/01, all pension plans sponsored by the Company at the time were merged into SISTEL, and the SPC exceptionally and provisionally approved the document submitted to that Agency, in view of the need for adjustments to the regulations. Thus, TCSPREV consists of defined contribution groups with settled and defined benefits. The plans added to the TCSPREV were PBS-TCS, PBT-BrT, BrT Management Agreement, and the Unusual Contractual Relationship Document, and the terms and conditions set forth in the original plans were maintained.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

On September 18, 2008, SPC/MPS Ordinance 2521, of September 17, 2008, which approved the new regulation of the plan, was published in the Federal Official Gazette (D.O.U.), fully recognizing what had been exceptionally and provisionally approved on December 31, 2001. The new regulation also includes the adjustments necessary to meet the current requirements of supplementary pension plan legislation.

In March 2003, the TCSPREV Plan was no longer offered to the sponsors’ new hires. However, this plan started to be offered again in March 2005 to the defined contribution group. TCSPREV currently serves nearly 64.6% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. Currently, contributions are made by the participants and the sponsor only for the internal groups PBS-TCS (defined benefit) and TCSPREV (defined contribution). In the TCSPREV group, the contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages range from 3% to 8% of the participant’s salary, according to participant’s age. Participants have the option to make additional contributions to the plan but without parity of the sponsor. In the PBS-TCS group, the sponsor’s contribution corresponds to 12% of the participants’ payroll, whereas the employee’s contribution varies according to his/her age, time of service and salary, and an entry fee may also be paid depending on the age at which he/she joins the plan. The sponsors are responsible for defraying all the administrative costs and risk benefits, except for self-sponsored participants and the deferral of benefits.

The SPC authorized, through Administrative Rule 2792 of February 27, 2009, the transfer of the management of the TCSPREV benefits plan to Fundação Atlântico de Seguridade Social, an entity sponsored by the Oi Group, new Company controlling shareholder.

FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

The supplementary pension plan — PBS-A, which remains under SISTEL’s management, dates back to the period prior to Telebrás’ spin-off and includes participants who qualified as beneficiaries in January 2000. SISTEL also manages the PAMA/PAMA-PCE pension plan, formed by participants assisted by the PBS-A Plan, the PBS’s plans segregated by sponsor in January 2000 and PBS-TCS’ Internal Group, merged into the TCSPREV plan in December 2001.

Plans

PBS-A (Defined Benefit)

Jointly maintained with other sponsors engaged in the provision of telecommunications services and intended for participants who qualified as beneficiaries on January 31, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As of December 31, 2008, date of the last actuarial valuation, the plan presented a surplus.

PAMA — Retirees’ Health Care Plan/PCE — Special Coverage Plan (Defined Contribution).

Jointly maintained with other sponsors engaged in the provision of telecommunications services and intended for participants who qualified as beneficiaries on January 31, 2000, the beneficiaries of the PBS-TCS Group, merged on December 31, 2001 into TCSPREV (currently managed by Fundação 14) and for the beneficiaries of PBS’s defined benefit plans sponsored by other companies, with SISTEL and other foundations.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

According to a legal and actuarial evaluation, the Sponsor’s responsibility is only limited to future contributions. From March to July 2004, December 2005 to April 2006 and June to November 2008, an incentive optional migration of PAMA retirees and pensioners to new coverage conditions (PCE) was carried out. The option of participants to migrate results in contribution to PAMA/PCE.

The contributions to this plan correspond to 1.5% of the payroll of active participants subject to PBS plans, segregated and sponsored by the several sponsoring companies. In the case of Brasil Telecom, PBS-TCS was merged into the TCSPREV plan on December 31, 2001, and started to constitute an internal group of this plan. To be able to use to PAMA’s resources, the participants share a portion of this plan’s individual costs. Contributions are also made by the retirees and pensioners who migrated to PAMA/PCE. For sponsors, the option of participants to migrate to PAMA/PCE does not change the aforementioned employer contribution of 1.5%.

FUNDAÇÃO BrTPREV

It is the manager originated from the plans sponsored by former CRT, a company which was merged into BrT at the end of 2000. By sponsoring FBrTPREV, the Company’s main purpose is to maintain plans that supplement the pension plans and other benefits offered to participants by the official social security system.

Plans

BrTPREV

Defined contribution and settled benefit plan, launched in October 2002, intended to grant pension plan benefits supplementary to those provided by the official social security system and which initially served only employees of the Rio Grande do Sul Branch. This pension plan was offered to new employees of BrT and its subsidiaries from March 2003 to February 2005, when its offering was suspended. This plan cannot be joined by new participants. BrTPREV currently serves nearly 20.6% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. The contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages vary from 3% to 8% of the participant’s salary, according to the participant’s age. Participants have the option to make additional contributions to the plan but without parity of the sponsor. The sponsor is responsible for defraying all the administrative costs and risk benefits, except for self-sponsored participants and the deferral of benefits.

Fundador / Alternativo

Defined benefit plans intended to provide pension benefits supplementary to the benefits of the official social security system, which cannot be joined by new participants, originated from the merger of the Fundador-BrT plan by the Alternativo-BrT plan, pursuant to SPC Administrative Rule 2627 of November 25, 2008, thus forming a single plan, without changing the rules for the participants and beneficiaries, and which was renamed to Fundador/Alternativo plan. These plans currently serve nearly 0.2% of the staff.

The regular contribution made by the sponsor is equal to the regular contribution made by the participant, the rates of which vary according to his/her age, time of service and salary. Under the Alternativo Plan — Brasil Telecom, the contributions are limited to three times the ceiling benefit of the National Social Security Institute (INSS) and the participant also pays an entry fee depending on the age at which he/she joins the plan.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Actuarial Deficit of the Plans

The unamortized mathematical reserve, referring to the current value of the Company’s supplementary contribution, in view of the actuarial deficit of the plans managed by FBrTPREV, has a maximum settlement term of twenty years, starting January 2002, according to Circular 66/SPC/GAB/COA of the Secretariat for Pension Plans dated January 25, 2002. Of this maximum term determined, there remains twelve years and three months for full payment.

The SPC authorized, through Administrative Rule 2792 of February 27, 2009, the transfer of the management of the Fundação BrTPREV benefits plan to Fundação Atlântico de Seguridade Social, an entity sponsored by the Oi Group, new BrT Part’s controlling shareholder.

ASSISTANCE PLAN ADMINISTERED BY THE COMPANY

PAMEC-BrT — Health Care Plan for Supplementary Pension Beneficiaries (Defined Benefit).

Intended to provide health care for retirees and pensioners linked to the PBT-BrT Group, a pension plan managed by Fundação 14.

The contributions to PAMEC-BrT were fully paid in July 1998, through a single payment. However, as this plan is now managed by BrT, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the subsidiary’s liabilities.

b. Stock options plan for management and employees

Plan Approved on April 28, 2000

The rights vested through stock option grant documents in effect under this previously approved plan remain valid and effective, pursuant to the related terms and conditions agreed, and no new grants are allowed under this plan. At the balance sheet date, there were outstanding exercisable options, as described in the program below:

Program B

The options guaranteed by this plan are options settled in shares.

The exercise price was established by the managing committee based on the market price as of the grant date and will be adjusted by the IGP-M between the agreement execution date and payment date.

The changes in the balance of the stock options of this plan are summarized as follows:

	September 30, 2009
	Preferred share options	Average exercise price - R$
Balance of outstanding options at beginning of year	79,512	19.04
Exercised options	—	—
Cancelled options	(41,932)	18.96
Balance of outstanding options at end of year	37,580	18.87
Balance of exercisable options at end of year	37,580	18.87

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The right to exercise the option is vested in accordance with the terms and conditions below:

Grant					Adjusted exercise price (in Reais)	Options (in shares)
Grant		Lot	Exercisable as from	Exercise deadline
		33%	12/22/05	12/31/11	18.87	12,527
3ª	12/22/04	33%	12/22/06	12/31/11	18.87	12,527
		34%	12/22/07	12/31/11	18.87	12,526

The balance of the stock options represents 0.01% of the total outstanding shares of Brasil Telecom S.A..

Assuming that the options will be fully exercised, the premiums on the related options, calculated under the Black&Scholes method on the grant date, payable to Brasil Telecom S.A., would total R$104.

The fair value of the options granted was estimated on the grant date under the Black&Scholes options pricing model, based on the following assumptions:

12/21/04
Backing asset	13.64
Exercise price	17.30
Expected volatility	38.2%
Risk-free interest rate	8.4%
Expected life (in years)	2
Dividend yield	3.10%
Fair value on the grant date	2.76

Plan approved on November 6, 2007

The new plan authorizes the grant of stock options, allowing participants, under certain conditions, to purchase or subscribe, in the future, at a pre-defined amount, shares that are part of a stock option scheme called UP (Performance Unit), comprising preferred shares of BrT and common and preferred shares of BrT Part. The amount of the UPs granted cannot exceed a maximum limit of 10% of the book value of each type of share of BrT.

The stock options programs tied to the said plan contained clauses that prescribed the acceleration of the vesting data in the event of a change in the direct or indirect shareholding control of BrT. With the change in control on January 8, 2009, the programs’ stock options were fully exercised. Program 1, totaling 2,817,324 PUs was settled for a total price of R$17,855. Program 2, regarding the grant of options on July 1, 2008, comprising 701,601 PUs was settled for a total price of R$4,446.

646,585 PUs of Program 2 were exercised, related to the grant made on July 1, 2007, settled through: (i) delivery of preferred shares held in treasury by BrT, for a total exercise price of R$3,572 and cost of R$2,487; and (ii) delivery of common and preferred shares of BrT Part, which, however, are part of BrT’s obligations, for a total exercise price of R$13,733 and fair value of R$17,108, plus R$130.

c. Other Employee Benefits

Other benefits are granted to employees, such as: health/dental care, meal tickets, group life insurance, occupational accident allowance, sick pay, transportation allowance, among other benefits.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

24. Shareholders’ equity

a. Capital

The issued and paid up capital stock is comprised of preferred shares and common shares, as shown in the table below:

	Common	Preferred	Total
Number of shares as of December 31, 2008 (*)	109,037,492	218,074,985	327,112,477

Number of shares as of September 30, 2009 (*)	161,990	128,675	290,665

(*)	In thousands of shares

Pursuant to the minutes of the Extraordinary General Meeting held on September 11, 2009, shareholders approved the reverse split of 411,135,480 common shares and 822,270,959 preferred shares issued by the Company, in the proportion of 4,000 (four thousand) existing shares to 1 (one) share of the related type and class after the reverse share split, not considering possible share fractions resulting from the reverse split, with no effects on the Company’s capital.

After the reverse share split, shareholders approved the conversion of 59,206 existing preferred shares into common shares, in the proportion of 1 (one) common share to each converted preferred share.

As expressly agreed by Company’s shareholder TMAR and the remaining shareholders, the meeting participants approved the redemption, for further cancellation, of 17,687 preferred shares issued by the Company, which were held by TMAR, outstanding after the approved reverse split, there existing neither refund of redeemed shares amount nor reduction in Company’s capital.

The purpose of the reverse share split, the conversion of preferred into common shares and the redemption of preferred shares is to adjust the number of shares comprising the Company’s capital to the number and type of shares issued by its subsidiary BrT, for purposes of merging BrT shares into the Company.

TMAR will transfer one preferred share to the sitting and deputy members of the Board of Directors who remain in office and to those elected at the EGM.

The Company capital stock remains in the amount of R$ 12,334,064 or 290,665 thousand shares, divided into 169,990 thousand common shares and 128,675 thousand preferred shares, all nominatives and with notional amount.

At the Extraordinary General Shareholder’s Meetings, on May 21, 2009 and June 30, 2009, it was approved a capital increase of R$5,379,005 and R$3,683,935, respectively. Since this, the capital stock is R$12,334,064 or 1,233,406,439 shares, divided into 411,135,480 common shares and 822,270,959 oreferred shares, all nominative and without notional amount. This capital increase was totally subscribed and paid up by TMAR.

The Company is authorized to increase its capital, according to a resolution of the Board of Directors, up to the total limit of 5,000,000,000 common or preferred shares.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

b. Profit reserves

The profit reserves are recognized in accordance with the following practices:

Legal reserve: Five percent of the annual net income, up to the limit of twenty percent of paid-up capital. This appropriation is optional when the legal reserve plus the capital reserves exceeds 30 percent of capital. This reserve is only used for increasing capital or offsetting losses, but may not be distributed as dividends.

Investments Reserve: comprises the income for the year, adjusted pursuant to the provisions of Article 202 of Law 6404/76 and intended for dividend payment. The balances of income for the year comprising this reserve were fully allocated as retained earnings by the related general shareholders’ meeting, in view of the Company’s investment budget and in compliance with Article 196 of Brazilian Corporate Law. Up to the closing of fiscal year 2007, earnings retained for investments were recorded in the retained earnings account, pursuant to Article 8 of CVM Instruction 59/86. Given the effectiveness of Law 11638/07, which provides that no balances shall remain in the retained earnings account at the closing of fiscal year, said investments reserves include such remaining retained earnings.

c. Dividends

According to its by-laws, Coari is required to distribute as dividends in respect to each fiscal year to the extent amounts are available for distribution, an aggregate amount equal to at least twenty-five percent of the net income, adjusted in accordance with the Brazilian Corporate Law.

On April 29, 2009, the Shareholders’ Meeting approved the distribution of the net income for the year ended on December 31, 2008, amounting to R$14,953, as follows: (a) R$748 to the legal reserve; and (b) distribution of R$13,942 in dividends.

25. Related-parties transaction

Related-party transactions are carried out at prices and terms similar to those agreed with third parties and are summarized as follows:

National Social and Economic Development Bank (BNDES)

BrT contracts

BrT entered into a financing agreement with BNDES, controlling shareholder of BNDESPart, which holds 31.4% of the voting capital of Telemar Participações S.A., holding company of the Group, and is, therefore, a BrT Part related party.

The balance payable by BrT at the balance sheet date, related to the BNDES financing was R$2,345,840. Up to the end of the quarter, the subsidiary recorded financial expenses of R$187,070.

These loans, whose funds are being used to expand the network infrastructure (data, voice and image) and information technology, as part of the plan to ensure the compliance with the universal service and quality goals, and allow the consolidation of BrT as multi-provider of telecommunications services, are broken down below.

BrT contracted in August 2004 financing of R$1,014,074 with the BNDES, with actual borrowings of R$1,032,543, which bears interest equivalent to the TJLP plus 5.5% per year. Financing will be repaid in 60 monthly installments, which started in March 2006, the last maturing on February 15, 2011.

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Also in August 2004, BrT contracted financing of R$253,519, with the BNDES, with actual borrowings of R$212,919, which bears interest equivalent to the UMBNDES plus 5.5% per year. This financing will be repaid in 60 monthly installments, from May 2006 to April 15, 2011.

BrT contracted in November 2006 financing of R$2,004,336, with actual borrowings of R$2,055,279, which bears interest equivalent to the TJLP plus 4.3% per year. This financing will be repaid in 60 monthly installments, from June 2009 to May 15, 2014.

Also in November 2006, Brasil Telecom S.A. contracted financing of R$100,000, with actual borrowings of R$55,000, which bears interest equivalent to the TJLP plus 2.3% per year. This financing will be repaid in 60 monthly installments, from June 2009 to May 15, 2014.

BrT Celular Contract

BrT Celular contracted in March 2008 financing of R$259,100, with actual borrowings of R$259,376, to be used in the refurbishment of the cellular telephone network and increase traffic capacity, by implementing new services that will improve service quality to users. This financing bears interest pegged to TJLP, plus 3.52% per year. This financing will be repaid in 84 monthly installments, starting October 2010 until September 15, 2017. At the balance sheet date, the balance due by BrT Celular was R$260,939. Up to the end of the quarter, this subsidiary recorded financial expenses of R$18,441.

26. Insurance (unaudited)

During the concession’s period, it is the concession holder’s responsibility to maintain the following insurance cover, in accordance with the contractual periods: comprehensive insurance against all risk of material damage to insurable assets held under the concession, insurance covering the economic conditions required to continue providing the service, and insurance guaranteeing the fulfillment of all obligations regarding quality and universal access, in accordance with the provisions of the Concession Contracts. The assets and responsibilities of material value and/or subject to high risk are all covered by insurance. BrT Part and its subsidiaries hold insurance providing cover for material damage and loss of revenue as a result of such damage (loss of business), among other things. Management believes that the amount of the insurance cover is sufficient to ensure the integrity of the company’s assets and the continuity of its operations, as well as compliance with the rules set down in the Concession Contracts.

The insurance policies provided the following cover, broken down according to the nature of risk and asset:

Insurance line	Insured amount
09/30/2009
Operational risks and loss of profits	500,000
Fire — inventories;	40,000
Civil liability — Third parties	177,810
Concession Warranty	98,291
Theft — inventories	2,372
General civil liability	15,000

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Invitel S.A.

We have audited the accompanying consolidated balance sheets of Invitel S.A. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in shareholders’ equity, cash flows and value added for the three years in the period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2008 and 2007, and the consolidated results of its operations, the changes in shareholders’ equity, its cash flows and the value added in its operations for the three years in the period ended December 31, 2008, in conformity with Brazilian accounting practices.

Brazilian accounting practices vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 35 to the consolidated financial statements.

As discussed in Note 2.e, in view of the changes in Brazilian accounting practices adopted in 2008, the consolidated balance sheet as of December 31, 2007, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows, for the two years period then ended, have been recast for comparative purposes, as required by NPC 12—Accounting Policies, Changes in Accounting Estimates and Errors.
As discussed in Note 34.c, Invitel S.A. was merged into its subsidiary Solpart Participações S.A. on July 31, 2009.

As discussed in Note 35.n, the Company adopted retrospectively certain provisions of Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” effective January 1, 2009.

/s/ Deloitte Touche Tohmatsu

Auditores Independentes

October 9, 2009

Rio de Janeiro, Brazil.

INVITEL S.A.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2007 and 2008

(In thousands of Brazilian reais)

		2007		2008
Current assets:		(as restated	)
Cash and Cash Equivalents	Note 11	838,492		2,760,840
Cash investments	Note 11	3,163,487		775,502
Trade accounts receivable, net	Note 12	2,189,701		2,210,090
Inventories, net	Note 13	32,711		54,048
Derivatives	Note 25	—		29,179
Recoverable taxes	Note 14	477,113		564,822
Deferred taxes	Note 9	372,572		427,266
Escrow Deposits	Note 15	329,396		679,012
Other assets	Note 16	182,295		159,916

Total current assets		7,585,767		7,660,675
Non-current assets:
Long-term assets
Derivatives	Note 25	6,218		—
Recoverable taxes	Note 14	521,649		570,458
Deferred taxes	Note 9	1,307,333		1,382,653
Escrow Deposits	Note 15	1,069,127		2,230,862
Other assets	Note 16	83,990		145,626

Total long-term assets		2,988,317		4,329,599

Investments	Note 17	44,920		3,744
Property, plant and equipment, net	Note 18	5,691,212		5,902,640
Intangible assets	Note 19	1,980,328		2,329,120

Total permanent assets		7,716,460		8,235,504

Total non-current assets		10,704,777		12,565,103

Total assets		18,290,544		20,225,778

Current liabilities:
Payroll and related accruals	Note 20	103,729		110,328
Accounts payable and accrued expenses	Note 21	1,637,225		2,072,286
Taxes other than income taxes	Note 22	748,857		670,811
Dividends and employees’ profit sharing	Note 23	971,027		473,606
Income taxes payable	Note 9	76,347		67,519
Loans and financing	Note 24	1,392,612		1,626,934
Derivatives	Note 25	118,752		89,920
Licenses to offer services	Note 26	78,844		160,074
Provisions for contingencies	Note 27	197,472		218,510
Provision for pensions and other benefits	Note 28	101,467		148,391
Other liabilities		206,527		248,355

Total current liabilities		5,632,859		5,886,734
Non-Current liabilities:
Income taxes payable	Note 9	66,877		109,084
Taxes other than income taxes	Note 22	104,243		262,060
Loans and financing	Note 24	3,602,633		3,993,198
Derivatives	Note 25	287,762		132,153
Licenses to offer services	Note 26	174,632		623,585
Provisions for contingencies	Note 27	700,239		714,114
Provision for pensions and other benefits	Note 28	586,278		607,400
Other liabilities		176,122		217,314

Total non-current liabilities		5,698,786		6,658,908
Minority interest		6,021,822		6,716,326
Shareholders’ equity:
Share capital		697,335		788,891
Capital reserves		325,982		306,840
Accumulated deficit		(86,240)		(131,921)

Total shareholders’ equity	Note 29	937,077		963,810

Total liabilities and shareholders’ equity		18,290,544		20,225,778

The accompanying notes are an integral part of the financial statements.

INVITEL S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2006, 2007 and 2008

(In thousands of Brazilian reais, except income per share)

		2006	2007	2008
		(as restated)	(as restated)
Net operating revenue	Note 5	10,296,659	11,058,546	11,296,835
Cost of services and sales	Note 6	(6,459,929)	(6,382,201)	(6,209,418)

Gross profit		3,836,730	4,676,345	5,087,417
Operating expenses:
Selling expenses		(1,470,632)	(1,485,352)	(1,364,223)
General and administrative expenses		(1,302,344)	(1,375,087)	(1,440,278)
Other operating expenses, net	Note 7	(265,653)	(539,465)	(476,236)

Operating income before net financial expenses		798,101	1,276,441	1,806,680
Financial expenses, net	Note 8	(79,275)	7,420	(221,690)

Operating income		718,826	1,283,861	1,584,990
Income before taxes and minority interests		718,826	1,283,861	1,584,990
Income and social contribution taxes expenses	Note 9	(207,328)	(380,265)	(611,643)

Income before minority interest		511,498	903,596	973,347
Minority interest		(600,720)	(899,345)	(1,042,396)

Net income		(89,222)	4,251	(69,049)

Shares outstanding at the balance sheet date (1)		1,692,609	1,692,609	1,731,368

Income/(loss) per share outstanding at the balance sheet date — R$ (2)		(52.71)	2.51	(39.88)

(1)	In millions of shares.
(2)	Per thousand shares.

The accompanying notes are an integral part of the financial statements.

INVITEL S.A.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years ended December 31, 2006, 2007 and 2008

(In thousands of Brazilian reais)

	Share Capital	Capital Reserves	Retained Earnings	Total
Balances as of January 1, 2006	1,446,463	—	(773,128)	673,335
Adjustments due to adoption of Law 11,638/07			(10,815)	(10,815)
Balances as of January 1, 2006 (as restated)	1,446,463	—	(783,943)	662,520

Net income
Originally presented			(90,745)	(90,745)
Adjustments due to adoption of Law 11,638/07			1,523	1,523
Net Income (as restated)			(89,222)	(89,222)
Effects on shareholders’ equity of subsidiary BRT			3,286	3,286
Capital Reserve		400,000		400,000
Capital increase / decrease	(749,128)		773,128	24,000

Balances as of December 31, 2006 (as restated)	697,335	400,000	(96,751)	1,000,584
Provision for statutory dividends		(74,018)		(74,018)
Net income
Originally presented			3,894	3,894
Adjustments due to adoption of Law 11,638/07			357	357

Net Income (as restated)			4,251	4,251
Effects on shareholders’ equity of subsidiary BRT			6,260	6,260

Balances as of December 31, 2007 (as restated)	697,335	325,982	(86,240)	937,077
Provision for statutory dividends		(19,143)		(19,143)
Net income			(69,049)	(69,049)
Capital reserve		1		1
Capital increase / decrease	91,556			91,556
Effects on shareholders’ equity of subsidiary BRT	—	—	23,368	23,368

Balances as of December 31, 2008	788,891	306,840	(131,921)	963,810

The accompanying notes are an integral part of the financial statements.

INVITEL S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2006, 2007 and 2008

(In thousands of Brazilian reais)

	2006	2007	2008
	(as restated)	(as restated)
OPERATING ACTIVITIES
Income before income tax and social (Considers reversal of interest on capital)	640,868	1,221,798	1,584,990
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	2,714,625	2,464,855	2,107,940
Allowance for Doubtful Accounts	384,320	348,001	370,242
Provision for Contingencies	488,078	650,898	710,531
Provision for Pension Plans	28,709	89,675	81,324
Recovery of expenses on Pension Plans Surplus	—	(81,209)	(61,104)
Recovery Taxes	—	(69,758)	—
Loss (gain) on Property, plant and equipment	(50,291)	3,992	18,858
Accrued financial charges	518,894	429,155	727,276
Other	12,569	15,177	(14,413)
Changes in assets and liabilities
Increase in Trade Accounts Receivable	(359,161)	(410,050)	(390,631)
Decrease (increase) in Inventories	18,871	31,453	(21,338)
Increase in Payroll and Related accruals	556	25,030	18,085
Decrease in Accounts Payable and Accrued Expenses	(347,880)	(50,808)	(378,702)
Increase (decrease) in Taxes	(236,645)	71,804	(133,161)
Increase (decrease) in Licenses to offer Services	47,591	(101,905)	90,773
Decrease in Provisions for Contingencies	(483,379)	(469,624)	(451,050)
Decrease in Provisions for Pension Plans	(107,585)	(51,143)	(13,278)
Increase (decrease) in Other assets and liabilities	(74,395)	97,395	83,157
Financial charges paid	(726,510)	(585,234)	(614,861)
Income tax and social contribution paid	(66,824)	(373,542)	(634,298)

CASH PROVIDED BY OPERATING ACTIVITIES	2,402,411	3,255,960	3,080,340

INVESTING ACTIVITIES
Cash investments	(1,287,650)	477,060	2,386,698
Proceeds from Sale of Fixed Assets	15,272	47,708	80,876
Escrow Deposits	(277,429)	(871,822)	(1,755,969)
Investments in Intangible and Fixed Assets	(1,507,151)	(2,248,558)	(1,438,442)
Other	—	—	21,816

CASH FLOW FROM INVESTING ACTIVITIES	(3,056,958)	(2,595,612)	(705,021)
FINANCING ACTIVITIES
Dividends/interest on capital paid in the Year	(343,386)	(419,286)	(736,251)
Loans and Financing	665,865	143,276	285,280
Capital increase	424,000	—	—
Other	(9,784)	—	(2,000)
CASH FLOW FROM FINANCING ACTIVITIES	736,695	(276,010)	(452,971)

INCREASE IN CASH AND CASH EQUIVALENTS	82,148	384,338	1,922,348

CASH AND CASH EQUIVALENTS
AT THE BEGINNING OF THE YEAR	372,006	454,154	838,492
AT THE END OF THE YEAR	454,154	838,492	2,760,840

The accompanying notes are an integral part of the financial statements.

INVITEL S.A.

CONSOLIDATED STATEMENTS OF VALUE ADDED

Years ended December 31, 2006, 2007 and 2008

(In thousands of Brazilian reais)

	2006	2007	2008
	(as restated)	(as restated)
Revenues	14,528,914	15,432,789	15,823,894

Sales of goods and services	15,111,318	15,997,388	17,007,142
Voluntary discounts and cancellations	(528,706)	(585,034)	(1,320,766)
Losses on receivables	(384,320)	(348,001)	(370,242)
Other revenues	330,622	368,436	507,760
Inputs purchased from third parties	(5,203,151)	(5,490,941)	(5,235,526)

Materials	(412,016)	(380,219)	(395,235)
Costs of goods and services sold	(4,690,763)	(4,987,767)	(4,738,253)
Other outside assignments	(100,372)	(122,955)	(102,038)
Retentions	(3,202,703)	(3,115,752)	(2,823,640)

Depreciation and amortization	(2,714,625)	(2,464,854)	(2,113,109)
Provisions for contingencies	(488,078)	(650,898)	(710,531)

Wealth created	6,123,060	6,826,096	7,764,728
Value added received in transfer	970,766	872,251	999,884

Dividends (investments at cost)	265	1,430	3,017
Financial income	891,705	783,382	909,892
Lease income	78,796	87,439	86,975

Wealth for distribution	7,093,826	7,698,347	8,764,612

Distribution of wealth
Employees	616,296	672,365	894,260

Fees, salaries and premiums	312,764	311,838	425,158
Payroll taxes, benefits and profit sharing	274,823	270,852	387,778
Pension plan reserves	28,709	89,675	81,324
Government — Taxes	4,761,100	5,083,202	5,378,908
Donations and sponsoring	9,902	11,499	23,011
Lessors	1,195,030	1,089,749	1,545,137

Rentals, leases and insurance	319,930	348,315	409,961
Financial expenses	875,100	741,434	1,135,176
Shareholders	564,143	804,999	444,584

Interest on capital	527,571	450,954	370,951
Dividends	36,572	317,739	27,783
Allocation to legal reserve	—	36,306	45,850
Minority interest	36,577	32,282	547,761
Retained earnings (accumulated losses)	(89,222)	4,251	(69,049)

Wealth distributed	7,093,826	7,698,347	8,764,612

Additional Information:
Dividends paid with prior years’ wealth created	—	74,180	—

The accompanying notes are an integral part of the financial statements.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

1. Operations

Invitel S.A. (the “Company”) has the corporate purpose of acquiring stakeholdings, as a partner or shareholder, in other companies, both commercial and civil, and in real estate enterprises as well as in property regulated investment funds, within Brazil or abroad.

The Company is a publicly-traded company, established in accordance with article 189, of Law 9472/97 — Telecommunications General Law, as part of the spin-off process of TELEBRÁS, the protocol and justification of which were approved on May 22, 1998 at a Shareholders’ Meeting, and it is the parent company of Brasil Telecom Participações S.A. (BTP).

BTP’s purpose is to exercise the control of companies that exploit fixed telephony public services in Region II of the General Concession Plan (“PGO”) approved by Decree 2534, dated April 2, 1998. Such control is exercised by Brasil Telecom S.A., a concessionaire responsible for Switched Fixed Telephony Services (“STFC”) in Region II of the PGO. Additionally, the Company may hold investments in other companies.

The Company is registered with the Brazilian Securities and Exchange Commission (“CVM”) and its shares are traded on the São Paulo Stock Exchange (“Bovespa”).

BTP is registered with the CVM and the U.S. Securities and Exchange Commission (“SEC”). Its shares are traded at Bovespa, where it also integrates level 1 of Corporate Governance, and its American Depositary Receipts (“ADRs”) are traded on the New York Stock Exchange (“NYSE”).

The Company holds 100% of the common stock issued by SOLPART Participações S.A. (“SOLPART”), corresponding, at the balance sheet date, to 51.41% of the voting capital and 18.93% of the total capital of Brasil Telecom Participações S.A. (BTP), one of the winning bidders in the auction of the Telebrás System, held on July 29, 1998.

Indirect subsidiaries

a) Brasil Telecom S.A.

Brasil Telecom S.A. is a concessionaire responsible for STFC in Region II of the PGO, covering the Brazilian states of Acre, Rondônia, Mato Grosso, Mato Grosso do Sul, Tocantins, Goiás, Paraná, Santa Catarina and Rio Grande do Sul, in addition to the Federal District. Brasil Telecom S.A. has been providing STFC in this area since July 1998, in the form of local and intra-regional long-distance calls. As of January 2004, Brasil Telecom S.A. also started to provide national and international long-distance services in all Regions. Local services started to be provided outside Region II as from January 2005.

The concession agreements in effect, regarding local and long-distance services, came into effect on January 1, 2006 and are effective until December 31, 2025. Additional information on these agreements is provided in Note 33.m.

Information regarding the quality and universal service targets of the Switched Fixed Telephony Service of its Subsidiary is available to interested parties on ANATEL’s homepage, in the website www.anatel.gov.br.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

b) Nova Tarrafa Participações Ltda. and Nova Tarrafa Inc.

BTP also controls Nova Tarrafa Participações Ltda. (“NTP”) and Nova Tarrafa Inc. (“NTI”). The business purpose of these subsidiaries is to invest in the capital of Internet Group (Cayman) Limited (“iG Cayman”), a company engaged in the provision of Internet access services. The control of iG Cayman is held by Brasil Telecom Serviços de Internet S.A., another indirect subsidiary operating in the Internet sector.

At the balance sheet date, NTP’s and NTI’s interests in iG Cayman represented 9.42% (9.25% at December 31, 2007) and 0.16% (0.16% at December 31, 2007), respectively, and, together with Brasil Telecom Serviços de Internet S.A., the total interest was 100% (98.2% at December 31, 2007). The change in the ownership interest held in the year is due to the fact that iG Cayman repurchased some of its shares, which were held by shareholders outside the companies under the Company’s control.

During 2006, BTP’s Board of Directors approved the corporate restructuring of its indirect subsidiaries of similar activities and simplification of intercompany shareholdings. The corporate changes performed, carried out at book values, did not have material impacts on the cost structure. The changes that took place in 2008 are mentioned in the comments on the companies presented below, when attributed to them.

c) 14 Brasil Telecom Celular S.A.

14 Brasil Telecom Celular S.A. (“BrT Celular”) is a wholly-owned subsidiary of Brasil Telecom S.A. which has been operating since the fourth quarter of 2004 to provide Personal Mobile Services (SMP), and has an authorization to serve Region II of the PGO.

d) BrT Serviços de Internet S.A.

BrT Serviços de Internet S.A. (“BrTI”) is a wholly-owned subsidiary of Brasil Telecom S.A. whose main purpose was to provide broadband Internet services up to July 31, 2008. On August 1, 2008 the Internet operations were transferred to its subsidiary Internet Group do Brasil S.A., and corresponded to spun-off assets of R$26,423, calculated at carrying amount. BrTI reduced the value of its capital stock held by the Company in the same amount, which, in turn, received an increase in capital from Internet Group do Brasil S.A.

BrTI continues to provide added-value services, serving clients whose contracts define specific conditions.

BrTI holds the control of the following companies: iG Companies

The iG companies comprise the companies of Internet Group (Cayman) Limited (“iG Cayman”), iG Participações S.A. (“iG Part”) and Internet Group do Brasil S.A. (“iG Brasil”).

iG Brasil operates as a dialup and broadband internet access provider. It also provides added-value services targeted for home and corporate markets, including the Internet connection accelerator. In addition, iG also sells advertising space on its portal.

BrTI’s control over the iG Companies up to April 25, 2008 was attributed to its 88.81% interest in the capital stock of iG Cayman, established in the Cayman Islands. On that date, iG Cayman reported dividends to the shareholders holding A Series Convertible Preferred Shares, in the amount of R$76,494, of which R$51,215 to the shareholder BrTI and R$25,279 million to the non-controlling shareholders outside Brasil Telecom companies. Subsequently, iG Cayman repurchased the shares held by non-controlling shareholders outside Brasil

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Telecom companies, in the amount of R$19,552 (equity value). After the share repurchase, BrTI’s interest in iG Cayman started to be 90.42%. The aforementioned share repurchase was mentioned in the Company’s Market Release issued on April 29, 2008.

iG Cayman is a holding company that controls iG Participações S.A. (“iG Part”), which has an investment of 32.53% in the capital stock of iG Brasil. iG Part and iG Brasil are companies organized and constituted in Brazil.

On June 2, 2008, iG Brasil incorporated Freelance S.A. (“Freelance”), a company which held iBest’s operations, targeted for the Internet sector, and, accordingly, compatible to iG’s operations. The merger report prepared based on the closing down financial statements of Freelance, dated May 31, 2008, calculated spun-off net assets in the amount of R$102,917. BrTI, which was the holder of 100% of Freelance’s capital stock, currently holds 53.82% of the total shares of iG Brasil.

As regards the former ownership structure of the companies comprising iBest’s operations, it should be highlighted that iBest Holding Corporation, incorporated in the Cayman Islands, discontinued operations and was dissolved. The company’s dissolution certificate, issued in the Cayman Islands on May 23, 2008 resulted in the write-off of investments in the amount of R$34, recorded in BrTI, its sole shareholder.

On June 2, 2008, iG Brasil also incorporated Central de Serviços Internet Ltda. (“CSI”), a company in which it held a 99.99% interest. CSI provided services for iG Brasil on an exclusive basis and the total net assets merged, included in the report dated May 31, 2008, amounted to R$1,367.

Agência O Jornal da Internet Ltda. (“Jornal Internet”)

BrTI holds a 30% interest in the capital stock of Jornal Internet, which is engaged in the on-line sale of goods and services, issue of daily newspapers or magazines, and gathering, generation and disclosure of news on selected events. Seventy percent of the capital stock of Jornal Internet is held by Caio Túlio Vieira Costa, executive vice president of the Internet companies controlled by the Company.

e) Brasil Telecom Cabos Submarinos Ltda. (“BrT CS”)

Brasil Telecom Cabos Submarinos Ltda. is a wholly-owned subsidiary of Brasil Telecom S.A. Together with its subsidiaries, BrT CS operates through a system of underwater optical fiber cables, with connection points in the United States, Bermuda, Venezuela and Brazil, allowing data traffic through integrated service packages, offered to local and international corporate customers.

BrT CS holds the total capital stock of Brasil Telecom Subsea Cable Systems (Bermuda) Ltd. (“BrT SCS Bermuda”), which, in turn, holds the total shares of Brasil Telecom of America Inc. (“BrT of America”) and Brasil Telecom de Venezuela, S.A. (“BrT Venezuela”). On December 24, 2008, the registration of Brasil Telecom de Colombia, Empresa Unipersonal (“BrT Colombia”) was obtained, a company which is controlled by BrT SCS Bermuda. The new company is awaiting payment of its capital stock and does not have business operations at the balance sheet date.

f) BrT Comunicação Multimídia Ltda. (“BrT Multimídia”)

Up to April 10, 2007, Brasil Telecom S.A. held 100% of the capital stock of MTH Ventures do Brasil Ltda. (“MTH”), a holding company which had the control of BrT Multimídia, whereas Brasil Telecom S.A. and BrTI

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

held the remaining ownership interest. An Extraordinary General Meeting held on this date decided for the merger of MTH into Brasil Telecom S.A. Currently, Brasil Telecom S.A. holds 89.83% of the capital stock of BrT Multimídia, whereas the remaining 10.17% is held by BrTI.

BrT Multimídia is a service provider of a private telecommunications network through local optical fiber digital networks in São Paulo, Rio de Janeiro and Belo Horizonte, and a long distance network connecting these major metropolitan business centers. It operates nationwide through commercial agreements with other telecommunications companies to offer services to other regions in Brazil. It also has Web solution centers in São Paulo, Brasília, Curitiba, Porto Alegre, Rio de Janeiro e Fortaleza, which offer co-location, hosting and other value-added services.

g) Vant Telecomunicações S.A. (“VANT”)

This company’s capital stock is almost entirely held by Brasil Telecom S.A. BrTI holds only one share in VANT’s capital, which represents an ownership interest of less than 0.01%.

VANT is engaged in the provision of multimedia communication services, purchase and onerous assignment of capabilities and other means, and operates in the capitals of the principal Brazilian states.

h) Brasil Telecom Call Center S.A. (“BrT Call Center”)

Previously named Santa Bárbara dos Pinhais S.A, BrT Call Center changed, together with the change of its corporate name, as decided at a Shareholders’ Meeting held on August 21, 2007, its business purpose, which started to be the provision of call center services for third parties, including customer service, outbound and inbound telemarketing, training, support, consulting services and related activities, among others. This company became operational at the beginning of November 2007 by providing call center services for Brasil Telecom S.A. and its subsidiaries which require this type of service. Previously, the call center services were outsourced.

i) BrT Card Serviços Financeiros Ltda. (“BrT Card”)

This company was established to provide management, control and support services for the development and sale of financial products and services, whose articles of organization were registered on July 17, 2008. Its capital was paid up on September 17, 2008, and Brasil Telecom S.A. holds 99.99% of the shares, whereas BrTI holds the remaining ownership interest. At the balance sheet date, BrT Card had only highly liquid cash investments resulting from the payment of capital, and had not yet started its operations.

Purchase of minority interest in Solpart

On October 15, 2007, Techold published Material Fact stating that on 11 October 2007, the Company irrevocably and irreversibly, its right of first refusal to acquire all of Brasilco Shares, as provided in the Shareholders Agreement of Solpart. As a result of this acquisition, Techold held approximately 99.98% of the voting capital and total Solpart.

On December 3, 2007, the National Telecommunications Agency — Anatel approved the acquisition by Techold of all the shares Brasilco the capital of Solpart (“Shares Brasilco”).

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Corporate Restructuring

a) Split-Off of Techold Participações S.A. (“Techold”) Assets to Invitel S.A.

On April 18, 2008, the shareholders of Techold Participações S.A. (the former name of Argolis Holdings) unanimously approved the splitting-off of Argolis Holdings (the “Argolis Holdings split-off”), with the separation and transfer of all the assets and liabilities of Argolis Holdings to Invitel (“Argolis Holdings split off portion”), other than cash in the amount of R$ 10,000.

According to the independent appraisal prepared by Apsis Consultoria Empresarial Ltda., as at December 31, 2007, the Argolis Holdings split off portion, had a value of R$ 1,012,872. Any differences arising between the appraisal date and the approval date were appropriated by Invitel.

Given that, at the time of the approval of the Argolis Holdings split-off, Invitel held 99.9% of the share capital of Argolis Holdings, the shareholders’ equity to be transferred to Invitel was negligible. As a result, this transaction did not result in a capital increase of Invitel or the issuance of any Invitel shares.

Because the Argolis Holdings split off portion was fully absorbed by Invitel, the Argolis Holdings split-off was not entirely proportional to the share ownership in Argolis Holding. As a result, all of the shares of capital stock of Argolis Holdings held by Invitel were cancelled, while the other shareholders of Argolis Holdings continue to be shareholders of Argolis Holding, with the same number of shares as they possessed prior to the split-off.

As a result of the Argolis Holdings split-off, (1) the capital of Argolis Holdings was reduced by R$1,553,890 and 1,157,013,211 common shares and 341,898,139 class “B” preferred shares of Argolis Holdings held by Invitel were cancelled, and (2) Argolis Holdings no longer owns shares of Solpart and is no longer a subsidiary of Invitel.

b) Conversion of Invitel S.A. Class “A” Preferred Stock

On April 18, 2008, Invitel’s shareholders approved the conversion of Invitel’s Class “A” preferred stock into common stock. At the same time, the fixed and cumulative dividends due to the holders of Class “A” preferred stock up to that date were capitalized.

c) Split-Off of Zain Participações S.A. (“Zain”) Assets to Invitel.

As part of the abovementioned corporate restructuring, on April 25, 2008, with a view to the disposal of its indirect controlling stake, the shareholders of Invitel and Zain, approved a split-off of Zain (the “Zain split-off”), with the separation and transfer to Invitel of all of the shareholders’ equity of Invitel represented by the shares of Invitel held by Zain (the “Zain split off portion”).

According to the independent appraisal prepared by Apsis Consultoria Empresarial Ltda., as at December 31, 2007, the Zain split off portion had a value R$ 700,911. Any differences arising between the appraisal date and the approval date were appropriated by Invitel.

As a result of the Zain split-off, all the shares issued by Invitel that were held by Zain were cancelled and Invitel issued 0.9852681055 common shares for each cancelled share of Zain, which shares were distributed among the shareholders of Zain in proportion to the share capital of Zain. As a result of this transaction, (i) there was no increase in Invitel’s share capital, since there was no shareholders’ equity to be absorbed by Invitel;

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(ii) the share capital of Zain was reduced by R$ 700,911, without the cancelling of its shares, since the split-off did not cause any change in Zain’s shareholder structure; (iii) Zain’s shareholders became direct shareholders of Invitel; and (iv) Zain ceased to hold shares of the capital stock of Invitel.

d) Change in the characteristics of the Common and Class “A” Preferred Stock issued by Invitel

On April 25, 2008, Invitel’s shareholders approved an amendment to Invitel’s bylaws that had the effect of (1) altering the characteristics of the class “A” preferred stock issued by Invitel, changing the privileges attributed to those shares and the terms of their redemption, and (2) altering the characteristics of Invitel’s common stock, making them convertible into class “A” preferred stock, at any time and at the exclusive discretion of the holder, at the ratio of 1 (one) new class “A” preferred share for each common share converted.

e) Disproportional Split-Off of Invitel’s assets and liabilities to Invitel Legacy S.A. (“Invitel Legacy”)

On July 28, 2008, Invitel’s shareholders unanimously approved a disproportional split-off from Invitel and the transfer to Invitel Legacy S.A., a new company formed as a result of the split-off, of the following asset: (i) R$2.0 million of cash; and (ii) the rights and obligations assumed by Zain, Invitel and Argolis Holdings arising from and/or related to the following agreements: (a) the Share Purchase Agreement; (b) the Mutual Release Agreement; (c) the Letter Agreement; (d) the Holding Company Investment Agreement; and (e) other instruments and agreements relating to or closed with Telecom Italia International N.V. (“TII”), Brasilco S.r.l. and others, pursuant to obligations stipulated in the Share Purchase Agreement, Mutual Release Agreement, Letter Agreement and Holding Company Investment Agreement (each as described below).

As a result of this transaction, Invitel’s share capital was reduced by R$2.0 million.

f) Purchase Agreement of shares issued by Invitel S.A.

As disclosed in the Relevant Facts published by Invitel, on April 25, 2008, the controlling shareholders of Invitel and their representants, as sellers (the “Sellers”), and Banco de Investimentos Credit Suisse (Brasil) S.A., as buyer (the “Buyer”), with the intervention of Telemar Norte Leste S.A. (“Telemar”), Solpart and Invitel, entered into a purchase agreement (the “Share Purchase Agreement”) under which the Buyer, acting as Telemar’s agent, agreed, subject to the conditions contained therein, acquired 100% of shares issued by Invitel S.A. (the “Invitel Shares”), for a total price of R$4,982, to be restated by the cumulative variation in the average daily Interbank Deposits — DI, less the aggregate amount of Invitel’s net debt.

The closing under the Share Purchase Agreement was subject to (a) a suspended condition requiring the prior approval by Anatel (National Telecommunications Agency), in the form of Art. 97 of Law 9472, of July 16, 1997: and (b) a resolutive condition that required the Buyer to make mandatory tender offers for the voting shares of Brasil Telecom Participações “S.A. (BrT” Part”) and Brasil Telecom S.A. (“BrT”), as required by Art.254-A of Law No. 6,404, of December 15, 1976.

In November 2008, Decision 6654/2008 was published, changing the PGO and removing the restriction previously contained in the PGO on the acquisition of control of a STFC concessionaire by another STFC concessionaire acting in a distinct region limited by the PGO itself. On the same day, Telemar requested Anatel to grant its prior approval for its acquisition of control of BrT Part and BrT, which was granted through Act. No. 7828, published in the Daily Union Gazette in December 2008.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

In January 2009, Telemar, through its indirect subsidiary Copart 1, acquired all of Invitel’s outstanding shares, as well as 12,185,836 common shares of BrT Part. As a result, Telemar became the indirect holder of 81,092,986 common shares of BrT Part, representing 61.2% of its total voting capital, which, at turn, owned 65.6% of BrT’s total share capital, including 99.1% of its voting share capital.

Litigation Release and Settlement Agreement

Settlement Agreement

At the time that the Share Purchase Agreement was executed, pending litigation that had arisen from prior changes to Brasil Telecom’s Management in the third quarter of 2005, was settled. In a Relevant Facts dated April 25, 2008, the Company and Brasil Telecom Participações S.A., together with 14 Brasil Telecom Celular S.A., collectively referred to as the Brasil Telecom Parties, announced the terms and conditions of the settlement described below:

1 — On April 25, 2008, the Brasil Telecom Parties (on their own behalf and on behalf of their affiliates), Opportunity Fund and other Opportunity Parties/Banco Opportunity (on their own behalf and on behalf of their affiliates) entered into, in conjunction with Telemar Norte Leste S.A. (“Telemar”), a “Waiver, Transaction and Release Public Instrument” (the “Settlement Agreement”), pursuant to which the Brasil Telecom Parties and Opportunity Parties/Banco Opportunity established the terms and conditions for definitively resolving the pending litigation.

2 — Pursuant to the Settlement Agreement, Telemar published on April 25, 2008, a Relevant Facts announcing its intention to acquire control of the Brasil Telecom Parties and their direct and indirect subsidiaries.

3 — The dispute between the Brasil Telecom Parties and Opportunity Parties/Banco Opportunity (and their respective affiliates) was public knowledge in Brazil and abroad. Without any admission of responsibility related to the litigation, the parties decided that a settlement would serve their mutual interests by avoiding further expenditures of time, effort and resources associated with continuing the litigation.

4 — Under the Settlement Agreement, , Telemar agreed to pay the Brasil Telecom Parties R$175,730, in return for the release of all existing and future claims related to the pending litigation.

5 — Telemar agreed to make the payment in two installments. The first installment, in favor of Brasil Telecom S.A. in the amount of R$80,814, resulted in the dismissal of the litigation pending abroad between Brasil Telecom S.A. and Opportunity Parties/Banco Opportunity . The second installment, in the amount of R$94,916, was to be divided as follows: (i) R$89,071 in favor of Brasil Telecom S.A. and (ii) R$5,845 in favor of Brasil Telecom Participações S.A., to be paid after the settlement of the pending litigation in Brazil was approved at Extraordinary Shareholders’ Meetings of Brasil Telecom Participações S.A. and Brasil Telecom S.A.

6 — Under the Settlement Agreement, the agreement between the Brasil Telecom Parties and Opportunity Parties/Banco Opportunity (and their respective affiliates) to definitively settle any and all existing and future claims and Telemar’s responsibility to make the aforementioned payment, did not depend on the completion of Telemar’s acquisition of control of the Brasil Telecom Parties.

7 — The Settlement Agreement was entered into independently of any other businesses or agreements between Opportunity Parties/Banco Opportunity and Telemar and/or their respective affiliates,, and its validity and effectiveness was not conditioned or bound by the validity, effectiveness, fulfillment, or satisfaction of any conditions or any other events or circumstances related to any other businesses or agreements entered into between the parties and their affiliates.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Settlement Agreement Approval

The Company and Brasil Telecom S.A., at their respective Extraordinary Shareholders’ Meeting held on May 29, 2008, unanimously approved the the Settlement Agreement. As a result, the terms and conditions of the Settlement Agreement have been fulfilled.

2. Presentation of the Financial Statements

a. Preparation Criteria

The financial statements have been prepared in conformity with accounting practices adopted in Brazil, the provisions of Corporate Law and the standards of the Brazilian Securities Commission (CVM). The set of practices and standards that governs accounting records and financial statement preparation changed as from the fiscal year ended December 31, 2007. Such changes are described below.

Law 11638/07 and Provisional Act 449/08

On December 28, 2007, Law 11638/07 was enacted, altering and introducing new provisions to the Brazilian Corporate Law (Law 6404/76). Said law establishes several changes regarding fiscal years and the preparation of financial statements, to conform these financial statements to the international accounting standards (“IFRS”), and, accordingly, has empowered the CVM to issue accounting standards and procedures for publicly-held companies. The main changes introduced by the Law are effective from the fiscal year ended 2008.

On December 3, 2008, Provisional Act 449 (“MP 449/08”) was enacted as a law, introducing the Transition Tax Regime (“RTT”) for determination of taxable income, which addresses the tax adjustments arising from the new accounting methods and criteria established by Law 11638/07, and introduces some changes to Law 6404/76. The Provisional Act was sanctioned through Law 11941/09 on May 27, 2009.

The principal changes introduced by Law 11638/07 and Provisional Act 449/08, effective from 2008, are as follows:

•	Replacement of the Statement of Changes in Financial Position (DOAR) by the Statement of Cash Flows (DFC);

•	A new requirement for the presentation of a Statement of Value Added (DVA);

•	Creation of a new account group, Valuation Adjustments to Shareholders’ Equity, in shareholders’ equity, and Intangible Assets, in permanent assets;

•	Standardization of the evaluation and classification criteria for financial instruments, including derivatives;

•	Requirement that certain long-term assets and liabilities be recorded at present value, and, if material, for certain other short-term assets and liabilities.

•	Requirement to record under the caption property, plant and equipment those assets in intangible assets arising from financial lease transactions;

•	Requirement that an analysis of the recoverability of non-current assets be performed;

•	Changes in the parameters for accounting for associates companies under the equity method;

•	Possibility to create a Tax Incentive Reserve;

•	Elimination of the revaluation reserve.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Standards Issued by the CVM

The new accounting practices introduced by Law 11638/07, effective on the date on which these financial statements were approved for completion, and whose regulations were issued by the CVM, are listed below. These regulations mainly arise from approvals of the technical pronouncements issued by the Accounting Pronouncements Committee (“CPC”).

•	CVM Resolution 527/07 — (CPC 01) — Impairment of Assets.

•	CVM Resolution 534/08 — (CPC 02) — Effects of Exchange Rate Variations and Translation of Financial Statements.

•	CVM Resolution 539/08 — (CPC — Basic Conceptual Pronouncement) — Framework for Preparation and Presentation of Financial Statements.

•	CVM Resolution 547/08 — (CPC 03) — Statement of Cash Flows.

•	CVM Resolution 553/08 — (CPC 04) — Intangible Assets.

•	CVM Resolution 560/08 — (CPC 05) — Related Party Disclosures.

•	CVM Resolution 554/08 — (CPC 06) — Leases.

•	CVM Resolution 555/08 — (CPC 07) — Government Grant and Support.

•	CVM Resolution 556/08 — (CPC 08) — Transaction Costs and Premiums on the Issue of Securities.

•	CVM Resolution 557/08 — (CPC 09) — Statement of Value Added.

•	CVM Resolution 562/08 — (CPC 10) — Share-Based Payments.

•	CVM Resolution 563/08 — (CPC 11) — Insurance Agreements.

•	CVM Resolution 564/08 — (CPC 12) — Adjustment to Present Value.

•	CVM Resolution 565/08 — (CPC 13) — First-time Adoption of Law 11638/07.

•	CVM Resolution 566/08 — (CPC 14) — Financial Instruments: Recognition, Measurement and Disclosure.

•	CVM Resolution 580/09 — (CPC 15) — Business Combinations

•	CVM Resolution 575/09 — (CPC 16) — Inventories

•	CVM Resolution 576/09 — (CPC 17) — Construction Contracts

•	CVM Resolution 577/09 — (CPC 20) — Borrowing Costs

•	CVM Resolution 581/09 — (CPC 21) — Interim Financial Reporting

•	CVM Resolution 582/09 — (CPC 22) — Segment Reporting

•	CVM Resolution 592/09 — (CPC 23) — Accounting Policies, Changes in Accounting Estimates and Errors

•	CVM Resolution 593/09 — (CPC 24) — Subsequent Events

•	CVM Resolution 594/09 — (CPC 25) — Provisions, Contingent Liabilities and Contingent Assets

•	CVM Resolution 595/09 — (CPC 26) — Presentation of Financial Statements

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

•	CVM Resolution 583/09 — (CPC 27) — Property, Plant and Equipment

•	CVM Resolution 584/09 — (CPC 28) — Investment Property

•	CVM Resolution 596/09 — (CPC 29) — Biological Assets and Agriculture Products

•	CVM Resolution 597/09 — (CPC 30) — Revenue

•	CVM Resolution 598/09 — (CPC 31) — Non-current Assets Held for sale and Discontinued Operations

•	CVM Resolution 599/09 — (CPC 32) — Income Taxes

•	CVM Resolution 475/08 — Addresses the presentation of information on financial instruments.

b. Principles of consolidation

The Company and its subsidiaries follow uniform accounting practices.

The consolidation was prepared in accordance with CVM Instruction n° 247/96 and includes the Company and the other companies mentioned in Note 1.

Among the principal consolidation procedures were:

•	Eliminating the balances of the inter-company asset and liability accounts, as well as the revenues and expenses from transactions between the consolidated companies.

•	Eliminating the balances of investment accounts and the corresponding stakes in the share capital, reserves and accumulated results, between the consolidated companies.

•	Separation of the portions of shareholders’ equity and results belonging to minority shareholders, indicated in specific items.

A reconciliation of the net income allocation to the Parent Company and to the Consolidated accounts is shown below:

	NET INCOME
	2008	2007
PARENT COMPANY	(45,681)	10,511
Items recorded under Shareholders’ Equity of Subsidiaries	—	—
Prescribed Dividends	(19,314)	(6,842)
Equity securities — Stock Options	(3,344)	—
Gain on Treasury Stock	(710)	—
Interest Capitalized in indirect subsidiary Brasil Telecom S.A.	—	582
CONSOLIDATED	(69,049)	4,251

c. Accounting principles generally accepted in United States (“US GAAP”)

The accompanying consolidated financial statements have been translated and adapted from those originally issued in accordance with accounting practices adopted in Brazil which are based on the Brazilian Corporate Law. Certain reclassifications and changes in terminology have been made and these notes have been expanded, in order to conform more closely to reporting practices prevailing pursuant to US GAAP.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The Statement of Changes in Shareholders’ Equity is presented consolidated under US GAAP and differs of the presentation under Brazilian Corporate law.

Brazilian Corporate Law differs in certain significant respects from US GAAP. For more information about the differences between Brazilian Corporate Law and US GAAP and a reconciliation of the Company’s net income and shareholders’ equity from Brazilian Corporate Law to US GAAP, see Note 35 k.

d. Segment reporting

The Company is presenting the report by business segment. A segment is an identifiable component of a company, engaged in providing services (business segment) or supplying products and providing services which are subject to different risks and consideration.

The Company operates in three segments: fixed telephony, data transmission and cal center, mobile telephony and internet. See note 36c for the presentation of information on its reporting segments.

e. First-Time Adoption of Law 11638/07

As a result of the new standards previously mentioned, the Company declares its first-time adoption in order to fully comply with Law 11638/07, the CVM standards and Provisional Act 449/08, establishing January 1, 2007 as the date of transition (“transition date”), using as a starting point the financial statements for the year ended December 31, 2006. In accordance with paragraph 1 of article 186 of Law 6404/76, the initial adjustments arising from the first-time adoption of Law 11638/07 and Provisional Act 449/08, referring to the transition date, are recorded under the “Retained earnings” caption.

Although the transition date for the financial statements published in Brazil was January 1, 2007, the Company is presenting its comparative financial statements for the year ended December 31, 2006 according to the new standards (transition date January 1, 2006).

Relevant Options Made by the Company Regarding the First-time Adoption of Law 11638/07 and Provisional Act 449/08

Financial Instruments

The classification of financial instruments under a certain category should be made at the time of their original recording. In the first-time adoption of the Law, companies are allowed to classify financial instruments on the transition date. The Company applied the classification and measurement standards provided for in CPC 14 (“Financial Instruments — Recognition, Measurement and Disclosure”) on the transition date.

Financial leases

On the transition date, BTP’s leased assets were included in property, plant and equipment at the lower of the fair value of the assets and the present value of minimum lease payments, as of the starting date of the agreement, adjusted by the depreciation accumulated through the transition date. The difference calculated, net of tax effects, was recorded against “Retained earnings” on the transition date.

Deferred Charges — Pre-operating Expenses and Restructuring Costs

Law 11638/07 limited the recording of expenses in Deferred Charges and Provisional Act 449/08 eliminated this account group. Accordingly, BTP elected to write off the pre-operating expenses and other deferred charges

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

which were not reclassified to another group of assets (Intangible assets) on the transition date, by recording their amounts as against retained earnings, net of tax effects.

Stock Option

Brasil Telecom S.A. makes share-based payments (stock options) settled through equity securities and others settled in cash. On the transition date, the effects of the first-time adoption on all the stock options granted by BTP were recognized against retained earnings, as established by CPC 10 — “Share-based Payments”.

Tax Effects of the First-Time Adoption of Law 11638/07 and Provisional Act 449/08

The tax effects arising from the first-time adoption of said law and provisional act were recorded pursuant to the prevailing standards, particularly in Income Tax and Social Contribution accounting. The adjustments related to the first-time adoption of mentioned Law consider the effects of deferred income tax and social contribution, when applicable.

Retained Earnings

The balance of the retained earnings caption attributed to prior years was transferred to profit reserves. It should be pointed out that such balance had been allocated to the investment reserve, in accordance with decisions by the Shareholders’ Meetings held in each prior year.

Effects of the First-Time Adoption of Law 11638/07 and Provisional Act 449/08

Reconciliation of Shareholders’ Equity on the Transition Date January 1, 2006

	Notes	January 1st, 2006
Shareholders’ equity reported (Law 6404/76)		673,335
Finance leases	d	(660)
Fair value of financial instruments	g	20,518
Write-off of deferred charges	e	(149,626)
Income tax and social contribution on net adjustments	b	44,121
Effect of the adjustments on minority interest	c	74,832
Shareholders’ equity adjusted to Law 11638/07		662,520

Reconciliation of Shareholders’ Equity on January 1, 2007

	Notes	January 1st, 2007
Shareholders’ equity reported (Law 6404/76)		1,009,876
Finance leases	d	(4,859)
Fair value of financial instruments	g	3,796
Write-off of deferred charges	e	(109,898)
Income tax and social contribution on net adjustments	b	37,728
Effect of the adjustments on minority interest	c	63,941
Shareholders’ equity adjusted to Law 11638/07		1,000,584

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Presented below are the reconciliations of the balance sheets previously presented as of December 31, 2007, adjusted to Law 11638/07, and the reconciliations of the statements of income previously presented for the years ended December 31, 2007 and 2006, which are necessary for making them comparable to the fiscal year ended December 31, 2008.

Balance Sheet

ASSETS	Notes	2007
		Reported as per Law 6404/76	Adjustments as per Law 11638/07	Adjusted to Law 11638/07
Current assets		7,564,611	21,156	7,585,767
Cash and cash equivalents	a	3,473,034	(2,634,542)	838,492
Short-term investments	a	—	3,163,487	3,163,487
Government securities	a	53,556	(53,556)	—
Temporary cash investments	a	475,389	(475,389)	—
Trade accounts receivable		2,189,701	—	2,189,701
Inventories		32,711	—	32,711
Loans and financing		1,797	—	1,797
Deferred and recoverable taxes	b	819,569	30,115	849,684
Escrow deposits		329,396	—	329,396
Other assets	g	189,458	(8,959)	180,499

Noncurrent assets		10,771,828	(67,050)	10,704,778
Loans and financing		6,176	—	6,176
Derivatives	g	—	6,218	6,218
Deferred and recoverable taxes	b	1,827,713	1,270	1,828,983
Income securities	g	3,709	(3,709)	—
Escrow deposits		1,069,265	—	1,069,265
Other assets	g	94,856	(17,180)	77,676
Goodwill on acquisition of subsidiaries	c	900,470	(900,470)	—
Investments	c	44,920	—	44,920
Property, plant and equipment	d	5,664,196	27,016	5,691,212
Intangible assets	c,e	1,049,570	930,758	1,980,328
Deferred charges	e	110,953	(110,953)	—

Total assets		18,336,439	(45,894)	18,290,545

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

LIABILITIES	Notes	2007
		Reported as Per Law 6,404/76	Adjustments as per Law 11,638/07	Adjusted to Law 11,638/07
Current liabilities		5,603,430	29,429	5,632,859
Payroll, social charges and benefits	f	90,550	13,179	103,729
Accounts payable and accrued expenses		1,637,225	—	1,637,225
Indirect taxes		748,857	—	748,857
Taxes on income	b	76,268	79	76,347
Dividends/ interest on shareholders’ equity and profit sharing		971,027	—	971,027
Loans and financing	d,g	1,495,193	(102,581)	1,392,612
Derivatives	g	—	118,752	118,752
Service exploitation permits		78,844	—	78,844
Provisions for contingencies		197,472	—	197,472
Pension for pension fund		101,467	—	101,467
Advances from customers		62,957	—	62,957
Other liabilities		143,570	—	143,570

Noncurrent (long-term liabilities)		5,695,707	3,080	5,698,787
Accounts payable and accrued expenses		13,456	—	13,456
Indirect taxes		104,243	—	104,243
Taxes on income	b	66,860	17	66,877
Dividends/ interest on shareholders’ equity and profit sharing		74,018	—	74,018
Loans and financing	d,g	3,886,628	(283,995)	3,602,633
Derivatives	g	—	287,762	287,762
Service exploitation permits		174,632	—	174,632
Provisions for contingencies		700,239	—	700,239
Pension for pension fund		586,278	—	586,278
Advances from customers		72,133	—	72,133
Other liabilities	g	17,220	(705)	16,515
Minority Interest	c	6,083,316	(61,494)	6,021,822

Shareholders’ Equity		946,011	(8,934)	937,077
Capital		697,335	—	697,335
Capital reserves		325,982	—	325,982
Accumulated deficit	c	(77,306)	(8,934)	(86,240)

Capitalizable resources	g	7,974	(7,974)	—

Total		18,336,438	(45,894)	18,290,544

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Reconciliation of Shareholders’ Equity

	Notes	2007
Shareholders’ equity reported (Law 6,404/76)		946,011
Finance leases	d	(8,149)
Share-based payments	f	(13,179)
Fair value of financial instruments	g	280
Write-off of deferred charges	e	(80,670)
Income tax and social contribution on net adjustments	b	31,290
Effect of the adjustments on minority interest	c	61,494
Shareholders’ equity adjusted to Law 11,638/07		937,077

Statement of Income for the Year

	Notes	2006
		Reported as Per Law 6404/76	Adjustments as per Law 11638/07	Adjusted to Law 11638/07
Net operating revenue		10,296,659	—	10,296,659
Cost of sales and services		(6,459,929)	—	(6,459,929)
Gross profit		3,836,730	—	3,836,730

Operating income (expenses)		(3,111,228)	72,599	(3,038,629)
Sales of Services		(1,470,632)	—	(1,470,632)
General and administrative expenses	d,e,f	(1,343,597)	41,253	(1,302,344)
Other operating expenses, net	d,h	(296,999)	31,346	(265,653)

Income from operations before financial expenses and equity in subsidiaries		725,502	72,599	798,101
Financial expenses, net	d,g	(584,053)	(22,793)	(606,846)

Income from operations		141,449	49,806	191,255
Other non-operating revenue, net	h	31,419	(31,419)	—

Income before taxes and profit sharing		172,868	18,387	191,255
Income tax and social contribution on income	b	(200,933)	(6,395)	(207,328)

Income after taxes and before minority interest		(28,065)	11,992	(16,073)
Minority interest	c	(590,251)	(10,469)	(600,720)

Income before reversal of interest on capital		(618,316)	1,523	(616,793)
Reversal of interest on capital		527,571	—	527,571

Net income for the year		(90,745)	1,523	(89,222)

Outstanding shares as of balance sheet date (1)		1,692,609		1,692,609
Earnings per share (R$) (2)		(52,71)		(52.71)

(1)	In thousands of shares
(2)	Per thousands of shares

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	Notes	2007
		Reported as Per Law 6,404/76	Adjustments as per Law 11,638/07	Adjusted to Law 11,638/07
Net operating revenue		11,058,546	—	11,058,546
Cost of sales and services		(6,382,201)	—	(6,382,201)
Gross profit		4,676,345	—	4,676,345

Operating income (expenses)		(3,418,289)	17,927	(3,400,362)
Sales of Services		(1,485,352)	—	(1,485,352)
General and administrative expenses	d,e,f	(1,398,103)	22,558	(1,375,545)
Other operating expenses, net	d,h	(534,834)	(4,631)	(539,465)
			—
Income from operations before financial expenses and equity in subsidiaries		1,258,056	17,927	1,275,983
Financial expenses, net	d,g	(431,415)	(11,661)	(443,076)
			—
Income from operations		826,641	6,266	832,907
			—
Other non-operating expenses, net	h	(2,974)	2,974	—
			—
Income before taxes and profit sharing		823,667	9,240	832,907
Income tax and social contribution on income	b	(373,828)	(6,437)	(380,265)
			—
Income after taxes and before minority interest		449,839	2,803	452,642
Minority interest	c	(896,900)	(2,446)	(899,346)
			—
Income before reversal of interest on capital		(447,060)	357	(446,704)
Reversal of interest on capital		450,954		450,955
			—
Net income for the year		3,894	357	4,251

Outstanding shares as of balance sheet date		1,692,609		1,692,609
Earnings per share (R$)		2.30		2.51

Reconciliation of Net Income

	Notes	2006
Net income reported as per Law 6,404/76		(90,745)
Finance leases	d	(4,199)
Share-based payments	f	(350)
Fair value of financial instruments	g	(16,722)
Write-off of deferred charges	e	39,730
Income tax and social contribution on net adjustments	b	(6,395)
Effect of the adjustments on minority interest	c	(10,469)
Other		(72)
Net income adjusted to Law 11,638/07		(89,222)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	Notes	2007
Net income reported as per Law 6,404/76		3,894
Finance leases	d	(3,291)
Share-based payments	f	(13,179)
Fair value of financial instruments	g	(3,516)
Write-off of deferred charges	e	29,226
Income tax and social contribution on net adjustments	b	(6,437)
Effect of the adjustments on minority interest	c	(2,446)
Net income adjusted to Law 11,638/07		4,251

Description of the Adjustments Related to the First-time Adoption of Law 11638/07 and Provisional Act 449/08.

a) Cash equivalents and Cash investments

In accordance with CPC 03 — “Statement of Cash Flows”, the Company and its subsidiaries classified as Cash Equivalents the highly liquid, short-term investments which are promptly convertible into a known cash amount and are subject to an insignificant risk of change in value. Cash investments are temporary short-term investments represented by highly liquid securities.

The reconciliation reflects the difference in classification, which recorded under the caption Cash Equivalents all highly liquid cash investments.

b) Deferred Taxes and Taxes on Income

Deferred income tax and social contribution were recorded by taking into consideration the adjustments relating to the first-time adoption of Law 11638/07.

c) Investments

The reconciliation takes into consideration the equity effects and minority interest on the adjustments relating to the first-time adoption of Law 11638/07 in the financial statements.

Goodwill on investments based on future earnings was reclassified to Intangible assets.

d) Financial leases

In conformity with CPC 06 — “Leases”, the assets related to lease agreements, whose controls, risk and benefits are achieved by the Company were recorded. Accordingly, the financial lease agreements were recorded as assets and liabilities on the transition date, originating a depreciation expense on depreciable assets and a financial expense on leases payable.

e) Deferred Charges

In accordance with CPC 13 — “First-time Adoption of Law 11638/07 and Provisional Act 449/08”, the pre-operating expenses recorded as assets in the indirect subsidiaries BrT Celular and BrT Call Center were

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

written off on the transition date by recording their amounts against retained earnings (accumulated deficit). Additionally, the amortization recorded as an expense in the statement of income was reversed in the year ended December 31, 2007.

The rights related to the maintenance of the indirect subsidiaries’ activities were transferred to Intangible assets.

f) Stock Options

Pursuant to CPC 10 — “Share-based Payments”, Brasil Telecom S.A. recorded the share-based payment transactions (stock options) granted to management and employees. The options granted which are settled with equity securities are recorded in shareholders’ equity and those which are settled in cash are recorded in liabilities. The expense calculated based on the vesting period is recorded as the services are provided.

g) Financial Instruments

In accordance with CPC 14 — “Financial Instruments: Recognition, Measurement and Disclosure”, Brasil Telecom S.A. recorded in its financial statements the fair value of swap contracts, determined based on information on future interest derived from future cash flows associated to each instrument contracted, discounted to market rates. Additionally, the derivatives were reclassified to specific groups. Asset derivatives were originally classified as assets (US dollar options) and liability derivatives as Loans and financing (swap) and other liabilities (US dollar options).

The financial charges on Loans and financing are added to the value of each debt instrument. Such charges were recorded in the “Other Assets” and were reclassified to “Loans and financing” in liabilities.

The group also considers the reclassification of income securities to “Other Assets” and the reclassification of capitalizable resources to “Other liabilities”.

h) Non-operating Income (Expenses):

Provisional Act 449/08 eliminated the segregation of “Non-operating income (expenses)” in the statement of income for the year. As established by Instruction 2 of the Accounting Pronouncements Committee (“OCPC 02”), endorsed by CVM/SNC/SEP Official Letter 01/09, the income and expenses previously recorded as “Non-operating income (expenses)” started to be recorded in “Operating income (expenses)”.

Other Information on the Financial Statements

The notes to the financial statements are shown in thousands of reais, unless otherwise specified.

The amounts of the judicial deposits linked to provisions for legal contingencies are shown as deductions from the relevant liabilities.

The accounting estimates were based on both objective and subjective factors, the management’s assessment being the final arbiter in determining the appropriate value to be recorded in the financial statements. Significant items that were subject to these estimates include the residual value of the property, plant and equipment, the provision for doubtful accounts, inventory, deferred income tax and social contribution, the

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

provision for contingencies, the value of financial instruments, and the assets and liabilities relating to employee benefits. The settlement of transactions in which these estimates were involved may generate different amounts, due to the uncertainties inherent in the calculation process. The managements of the indirect subsidiaries revise their estimates and premises at least once a quarter.

3. Summary of principal accounting practices

The criteria mentioned below refer to practices adopted by the Company and its subsidiaries.

a. Cash, bank and cash equivalents

Cash includes cash and available bank accounts. Cash equivalents are short-term investments, with original maturity of up to ninety days, consisting of highly liquid securities, readily convertible into cash and with immaterial risk of change in amount, stated at cost plus income earned through the balance sheet date, not exceeding fair value.

b. Cash Investments

The Company classifies its cash investments in securities as follows: (i) held for trading; (ii) held to maturity; and (iii) available for sale, restricted to the purpose of said investments.

The securities held for trading are stated at fair value and their related effects are recorded in the statement of income. The securities held to maturity are measured at cost plus accrued income, net of a provision for write-down to recoverable value, when applicable. The securities available for sale are stated at fair value and their related effects are recorded under the caption “Valuation Adjustments to Shareholders’ Equity”, when applicable

c. Trade accounts receivable

Accounts receivable from users of telecommunications services are recorded at the amount of the tariff or service on the date the service is provided and do not differ from their fair values. Accounts receivable from services include credits for services provided and not invoiced up to the balance sheet date. Accounts receivable from sales of mobile handsets and accessories are recorded at the amount of sales made when the goods are delivered and accepted by customers.

d. Allowance for doubtful accounts

A provision for write-down to recoverable value is recorded when there is objective evidence that the Company will not collect all the amounts due within the original terms of its accounts receivable. Financial difficulties faced by the debtor, probability of insolvency and other indicators of credit impairment are taken into consideration in individual analyses and in analyses of groups of assets with similar risk. The criterion adopted for recording the allowance for doubtful accounts takes into consideration the calculation of the actual loss percentages incurred on each maturity of receivables. Future losses on the current receivables balance are estimated based on these loss percentages. The allowances for doubtful accounts, losses on accounts receivable and recovery of losses previously written off are recorded in the statement of income for the period under “Selling expenses”.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

e. Foreign currency transactions

Transactions in foreign currency are recorded at the exchange rate at the time of the related transactions. Foreign currency denominated assets and liabilities are translated using the exchange rate at the balance sheet date. Exchange rate variations are recognized in the statements of operations as they occur.

f. Inventories

These are stated at average acquisition cost, which does not exceed replacement cost. Inventories are divided into plant expansion, plant maintenance, and inventories of goods for resale, consisting mainly of mobile handsets, accessories and electronic cards. The plant expansion inventories are recorded in property, plant and equipment (construction in progress), and maintenance inventories in current and long-term assets, in accordance with the period in which they will be used, and the inventories for resale are recorded in Current assets. For inventories regarded as obsolete, provisions for losses are recorded. For mobile handsets and accessories, adjustments are recorded in the cases in which the acquisitions are carried out at amounts exceeding the sales amounts, adjusting them to net realizable value.

g. Investments

Investments are stated at acquisition cost, less an allowance for losses, when applicable. Investments resulting from income tax incentives are recognized on the date of investment, and result in shares of companies with tax incentives or investment funds. During the period from the investment date to receipt of shares or fund shares, they are recognized in long-term assets. These investments are periodically evaluated and the result of the comparison between their original and market costs, when lower, is recognized in provisions for probable losses.

h. Property, plant and equipment

Stated at acquisition or construction cost, less accumulated depreciation. Historic costs include expenses which are directly attributable to the acquisition of the assets. Financial charges arising from obligations which finance assets under construction and construction in progress are capitalized.

Subsequent costs are added to the carrying amount of the asset or recognized as separate assets, as appropriate, only when these assets generate future economic benefits and may be measured in a reliable manner. The residual balance of the replaced asset is written off. Maintenance and repair expenses are recorded in the statement of income during the period in which they were incurred.

Depreciation is calculated under the straight-line method, in accordance with the economic useful lives of the assets, which are periodically reviewed by the subsidiaries. The costs of land are not depreciated.

The subsidiaries monitor and evaluate whether there is any indication that the assets may be impaired No provisions were recorded for write-down of property, plant and equipment to recoverable value.

i. Intangible assets

Mainly refer to regulatory licenses, software licenses and goodwill related to acquisition of investments. Intangible assets are stated at acquisition cost, less accumulated amortization and impairment losses, when applicable. The goodwill recorded was calculated based on expected future earnings and their amortization is related to the realization volume and time projected, not exceeding a ten-year period. Regulatory licenses are amortized according to the terms determined by the regulatory agency. The amortization of software licenses is

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

calculated under the straight-line method, based on projections of future economic benefits, not exceeding a five-year period. When it is identified that a license or right linked to the asset no longer produces benefits, the asset is written off against income (losses).

j. Impairment of Long-lived Assets

An assessment is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. Long-lived assets may be identified as those which have an undefined useful life and those subject to depreciation and amortization (property, plant and equipment and intangible assets). An impairment loss is recognized for the amount at which the asset’s carrying amount exceeds the recoverable value. Recoverable value is the higher of fair value less cost to sell and value in use. In order to be tested for impairment, the assets are grouped into the smallest identifiable group for which there are cash generating units, and projections are made based on discounted cash flows, supported by expectations on the BTP’s operations in its several business segments. Said projections support the recovery of assets.

k. Leases

Leases are classified as finance lease when they substantially transfer all the risks and benefits inherent to their ownership.

Finance leases are recognized in the financial statements as assets and liabilities of the same amount, based on the fair value of the asset or the present value of minimum payments, established at the beginning of the leases. Initial costs directly attributable to leases are added to the amount recognized as an asset.

l. Financial Assets and Liabilities at Fair Value

Financial assets recorded at fair value against income or losses are initially recognized at fair value and the costs of the transactions are recorded in the statement of income. The financial assets recorded are reversed when the rights to receive cash flows from investments have expired or all the risks and benefits related to their ownership have been transferred.

The fair values of finance assets are based on current prices offered. If the market for a financial asset is not available, the Company and its subsidiaries establishe the fair value by using evaluation techniques. This includes the use of arm’s length transactions, reference to other instruments which are substantially similar, discounted cash flow analysis and option pricing models, making a maximum use of market inflows and a minimum use of Company-specific inflows.

m. Impairment of Financial Assets

The Company and its subsidiaries evaluates, at the balance sheet date, whether there is objective evidence that the financial asset or group of financial assets is impaired. A financial asset or group of financial assets is considered impaired when there is objective evidence, as a result of one or more events that occurred after the initial recognition of the financial asset, that the estimated future cash flows of the investment have been impacted.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

n. Derivatives at Fair Value Against Income

Derivatives are initially recorded at fair value on the date when a derivative agreement is entered into and are subsequently measured at fair value. Changes in the fair value of any of these derivatives are recorded directly in income (loss).

o. Income Tax and Social Contribution on Income and Deferred Charges

Income tax and social contribution on income are recorded on the accrual basis. Said taxes resulting from temporary differences and tax loss carry forwards are recorded in assets or liabilities, according to each case, only under the assumption of future realization or payment. The Company’s direct and indirect subsidiaries evaluate and reduce deferred tax assets as it identifies that it is unlikely that there will be sufficient future taxable income to enable the full or partial utilization of the deferred taxes.

Deferred income tax and social contribution are fully recognized on differences between assets and liabilities recognized for tax purposes and related amounts recognized in the Consolidated Financial Statements. However, deferred income tax and social contribution are not recognized if generated in the initial record of assets and liabilities which do not affect the tax bases, except in business combination operations.

Deferred income tax and social contribution are determined by using the tax rates in effect at the balance sheet date, which are applied when the assets related to deferred income tax and social contribution are realized, or when deferred income tax and social contribution liabilities are settled.

p. Loans and financing

Adjusted by the inflation or exchange changes and interest incurred through the balance sheet date. The transaction costs incurred are recorded, are measured at amortized cost and recognized in the statement of income by using the effective interest rate method.

q. Provisions for contingencies

The provisions for contingencies are recognized based on an assessment of their risks and quantified based on economic grounds and legal opinions on the lawsuits and other events known at the balance sheet date. Such provisions are recognized when there is a current legal or constructive obligation arising from past events, and it is probable that a disbursement of funds will be required to settle this obligation and the amount of the reserve can be reliably measured. The reserves are calculated at the fair value of the expenses expected on the settlement of the obligation. The basis and nature of these provisions are described in Note 27.

r. Revenue recognition

Revenues mainly refer to the amount of the payments received or receivable for sales of services in the regular course of the subsidiaries’ activities. Revenue is stated at the gross amount, summarily deducting aggregate taxes, returns and discounts.

Revenue is recognized when its amount can be reliably measured, it is probable that future economic benefits will be transferred to the subsidiaries, the costs incurred on the transaction can be measured, the risks and benefits have been substantially transferred to the buyer and certain specific criteria have been met for each activity of the subsidiaries.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Service revenues are recognized when the services are provided. Local and long distance calls are charged based on time measurement according to the legislation in effect. The services charged based on monthly fixed amounts are calculated and recorded on the straight-line basis. Prepaid services are recognized as advances from customers and recorded in revenue as they are used by the customers.

Revenue from sales of payphone cards (Public Use Telephony (TUP)), mobile handsets and accessories is recognized when these items are delivered and accepted by the customers. Discounts or deductions related to the revenues from services provided and the sale of mobile handsets and accessories are taken into consideration in the recognition of the revenues to which they are linked. Revenues involving transactions with multiple elements are identified in relation to each of their components and the recognition criteria are applied on an individual basis. Revenues are not recognized when there are significant uncertainties as to their realization.

s. Expenses recognition

Expenses are recognized on the accrual basis, considering their relation with revenue realization. Prepaid expenses are deferred.

t. Financial expenses, net

Financial income is recognized on the accrual basis and comprises interest accrued on receivables settled after due date, gains on financial investments and gains on derivatives. Financial expenses consist of interest incurred and other charges on loans, financing, derivative agreements, reversal of adjustments to present value and other financial transactions. They also include the recognition of interest on the assets and liabilities recorded at present value.

Interest on capital, when it is recorded, is also a financial expense, but for presentation purposes the recorded amounts are reversed against net income and reclassified, under shareholders’ equity, as a deduction from retained earnings.

u. Employee Benefits

Benefits offered by subsidiaries, as follows

(i)	Supplementary Pension Plan: The private pension plans and other postretirement benefits sponsored are managed by three institutions. The contributions are determined based on actuarial calculations, when applicable, and recorded against income (loss) on the accrual basis.

The plans sponsored are of the defined benefit (cannot be joined by new participants) and defined contribution type. A defined contribution plan is a pension plan under which the sponsor makes fixed contributions to a fund managed by a separate institution. The sponsor is not under the legal or constructive obligation of making additional contributions, in the event the fund lacks sufficient assets to pay all employees the benefits related to the services provided in the current period and in prior periods. The contributions are recognized as expenses related to employee benefits as incurred.

The obligation recognized in the balance sheet, as regards the defined benefit pension plans presenting a deficit, corresponds to the present value of the benefits defined at the balance sheet date, less the fair value of the plan assets. The defined benefit is annually calculated by independent actuaries under the projected unit credit method. The present value of the defined benefit is determined by discounting the estimated future cash outflows, using the projected inflation rate plus long-term interest estimated at 6% per year. Supplemental information on the private pension plans is provided in Note 28.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(ii)	Stock Options: The subsidiary Brasil Telecom S.A. grants a stock option plan to its management and employees, and the options are settled in shares. The fair value of the services received from employees in exchange for these options is determined based on the fair value of the options, established on the grant date.

This subsidiary also has stock options of BTP, which are granted to management and employees. These options are considered options settled in cash by the Brasil Telecom S.A.. The fair value of the options granted is appraised at the balance sheet date and changes are recorded in the statement of income of Brasil Telecom S.A..

The fair value of the services received from employees and management in exchange for the options is recognized as an expense during the vesting period. Brasil Telecom S.A. reviews the estimate of the number of options expected to be exercised and recognizes the impacts of this review on income (loss). The options settled in shares are recorded in expenses as a contra entry to an increase in shareholders’ equity. The options settled in cash are recorded against a liability.

(iii)	Profit Sharing: Accrued employee and management profit sharing is recognized on the accrual basis and recorded as an expense. The determination of the amount, which is paid in the year subsequent to that in which the profit sharing was accrued, considers the target program established with the employees’ union, though a collective bargaining agreement, pursuant to Law 10101/00 and the By-laws.

v. Earnings per share

Earnings per share are calculated based on the number of shares outstanding at the balance sheet date. Outstanding shares are represented by the total shares issued, less the shares held in treasury.

4. Critical accounting estimates and assumptions

The preparation of financial statements requires the use of certain estimates and assumptions. Accounting estimates were based on objective as well as subjective factors, and judgment by Management was required to determine the adequate amount to be included in the financial statements. The estimates and judgments are continuously evaluated and are based on past experience, as well as on other factors, including expected future events regarded as reasonable according to the circumstances.

These estimates are used for the following purposes, but are not limited to them: to record allowances for doubtful accounts, useful lives of property, plant and equipment and intangible assets, impairment of goodwill and long-lived assets, projections of tax profits, provisions for contingencies, to determine the value of assets and liabilities related to employee benefits and the fair value of derivatives and other financial instruments. Actual results could differ from those estimates.

Accounting estimates, by definition, will rarely be equal to the actual results. The estimates and assumptions which represent a significant risk of causing material adjustments to the book balances of assets and liabilities in the coming years are listed below:

a. Allowance for Doubtful Accounts

Allowances are recorded for accounts receivable whose collection is regarded as doubtful. The estimates are based on past collection experience and a review of the current status of all accounts receivable. This estimate takes into consideration the loss percentages on each maturity of accounts receivable, applicable to the different

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

risk categories. Additional allowances may be necessary should the amount of the allowance estimated for the receivables differ from the amounts which were not collected as a result of a worse financial condition of customers or other factors.

b. Depreciation of Property, Plant and Equipment

Depreciation of property, plant and equipment is calculated under the straight-line method based on the estimated useful lives of assets. The principal depreciation rates are shown in Note 18. Due to the complex nature of consolidated property, plant and equipment, the estimates of useful lives require substantial judgment and are uncertain by nature, since the technologies and market practices constantly change, which may accelerate the obsolescence of the assets. If the estimates of the useful lives of the assets are significantly altered and if he market conditions indicate possible obsolescence of property, plant and equipment, the depreciation expenses and obsolescence write-offs, and, as a result, the net book balance of property, plant and equipment could differ significantly.

c. Goodwill Impairment

Annual tests are performed to check whether goodwill has been impaired. The recoverable values of the cash generating units are determined based on the calculations of value in use. These calculations require the use of estimates.

The determination of the fair value and future discounted operating cash flows requires that certain assumptions and estimates be made referring to the projected cash inflows and outflows related to revenues, costs and future expenses. These estimates and assumptions may be influenced by different internal and external factors, such as economic trends and interest rates, changes in the business strategies and in the types of services and products offered to the market. The use of different assumptions and estimates could significantly alter the Financial Statements. Considering all the assets and liabilities of the transaction as a single cash generating unit, an evaluation of this disclosure unit was performed, including assumptions and estimates regarded as appropriate, and did not result in the obligation to record any impairment losses on the goodwill.

d. Tax Evaluation

The Company and its subsidiaries recognize and pay taxes on income based on the results of operations calculated pursuant to Brazilian Corporate Law, in compliance with the tax bases determined for calculating the taxes. The Company and its subsidiaries recognize deferred tax assets and liabilities on differences between the book balances presented in the financial statements and the tax bases calculated pursuant to prevailing tax legislation.

Deferred tax assets are periodically reviewed as regards their recoverability and a provision for impairment is recorded when it is probable that these assets will not be realized, based on historic taxable income, projected future taxable income and the time estimated for reversal of the existing temporary differences. In order to determine future taxable income, the future taxable revenues and deductible expenses are estimated, which are subject to different external and internal factors, such as economic trends, industry trends, interest rates, changes in tax legislation, changes in the business strategies and in the type of service offered to the market.

e. Contingencies

Contingencies are recognized for the amounts of probable losses based on the assessment of management and internal and external legal counsel regarding the lawsuits and other events known at the balance sheet date.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The Company and its subsidiaries continuously evaluate the reserves for contingencies. Significant changes in the related facts, circumstances and events, such as court decisions, may affect the estimates and have a material impact on the financial statements.

5. Net operating revenue

	Year ended December 31,
	2006	2007	2008
Local services:
Subscription	3,517,369	3,535,708	3,675,529
Fixed and Fixed x Mobile	3,337,509	2,983,272	2,845,861
Public telephones	540,610	546,007	474,656
Other	74,091	47,276	28,351

Total	7,469,579	7,112,263	7,024,397
Long distance services:
Intraregional	2,464,387	2,662,498	2,577,690
Interregional and International	305,702	284,956	274,921

Total	2,770,089	2,947,454	2,852,611

Mobile telephone services:
Telephone	1,037,072	1,648,816	1,739,963
Sales of goods	286,198	270,515	225,670

	1,323,270	1,919,331	1,965,633

Data transmission	2,000,525	2,415,374	3,404,372
Network services	770,579	715,567	823,219
Other	777,276	887,399	936,910

Gross operating revenues	15,111,318	15,997,388	17,007,142
Value added and other taxes on revenues	(4,285,952)	(4,353,809)	(4,389,541)
Discounts	(528,707)	(585,033)	(1,320,766)

Net operating revenue	10,296,659	11,058,546	11,296,835

There are no customers who individually account for more than 5% of gross operating revenues.

6. Cost of services and sales

Costs incurred on goods services and sales are as follows:

	Year ended December 31,
	2006	2007	2008
Depreciation and amortization	(2,301,262)	(2,032,963)	(1,683,112)
Personnel	(169,260)	(162,494)	(338,489)
Mobile handsets and accessories	(294,727)	(255,429)	(236,603)
Materials	(72,394)	(69,951)	(64,073)
Third party services	(3,025,924)	(3,252,907)	(3,173,305)
Rental. leases and insurance	(348,238)	(313,925)	(395,008)
Other	(248,124)	(294,532)	(318,828)

	(6,459,929)	(6,382,201)	(6,209,418)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

7. Other operating expenses, net

Other revenues and expenses attributed to operating activities are shown as follows:

	Year ended December 31,
	2006	2007	2008
Receivables from settlement of litigation (a)	—	—	175,730
Taxes other than income taxes and VAT taxes	(116,635)	(93,382)	(151,573)
Recovery of expenses on pension plans — surplus	—	81,209	61,104
Provision for actuarial liabilities of pension plans	(28,709)	(89,675)	(81,324)
Technical and administrative services	62,134	59,600	60,956
Provisions for contingencies, net of reversal (b)	(488,078)	(650,898)	(710,531)
Subventions and Donations received	13,856	16,889	15,284
Fines and expenses recovered (c)	267,435	173,841	248,479
Settlement of dispute with Telecommunication Companies	53,838	16,610	21,403
Infrastructure rentals	78,796	87,439	86,975
Donations and sponsoring	(9,902)	(11,499)	(23,011)
Investment dividends evaluated by acquisition cost	334	1,430	3,017
Court fees	(32,870)	(51,060)	(59,430)
Indemnifications — Telephony and other	(103)	(157)	(3,136)
Reversal of other provisions	15,587	32,390	10,920
Amortization of Goodwill on acquisition of investment	(103,505)	(114,532)	(129,149)
Gain (loss) on write-off of property, plant and equipment and intangible assets	50,291	(3,992)	(18,268)
Other	(28,122)	6,322	16,318

	(265,653)	(539,465)	(476,236)

(a)	Refer to the amount received as a result of the Litigation Settlement and Termination Document entered into by BTP, Brasil Teleecom S.A, 14 Brasil Telecom Celular S.A. and its Parent, Opportunity Fund/Banco Opportunity and associates, Telemar Norte Leste S.A., which are detailed in Note 1, under a specific item.
(b)	The increase in provisions for contingencies is mainly related to new civil and tax lawsuits and reassessments due to changes in circumstances, legal facts and jurisprudences occurred in 2008. The assessments related to new tax lawsuits refer to discrepancy between the Local and State Government interpretation and the Company (see Note 27).
(c)	Fines and expenses recovered primarily represent penalties collected on past due accounts receivable and recovery of sales taxes of prior periods. The amount of penalties collected on past due accounts receivable amounted to R$90,758 R$94,749 and R$92,430 in 2006, 2007 and 2008, respectively.

8. Financial expenses, net

	Year ended December 31,
	2006	2007	2008
Financial income:
Interest income	891,708	846,797	959,356
Financial expenses:
Losses on foreign currency financing and monetary variations	(157,508)	(88,376)	(280,524)
Interest expense	(813,475)	(751,001)	(900,522)

	(79,275)	7,420	(221,690)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

9. Income and social contribution taxes expenses

Brazilian income taxes comprise federal income and social contribution taxes. In 2006, 2007 and 2008, the rate for income tax was 25% and the rate for social contribution tax was 9% producing a combined statutory rate of 34%.

Income and social contribution taxes are booked on an accrual basis, with the temporary differences being deferred. The provisions for income and social contribution taxes recognized in the statements of operations, all of which are Brazilian taxes, are as follows:

	Year ended December 31,
	2006	2007	2008
Social contribution tax	(70,665)	(147,913)	(168,052)
Income tax	(174,612)	(425,973)	(525,773)
Deferred taxes	37,949	193,621	82,182

Total	(207,328)	(380,265)	(611,643)

The following is a reconciliation of the amounts calculated by applying the combined statutory tax rates to the reported income before taxes and the reported income tax expense:

	Year ended December 31,
	2006	2007	2008
Pre-tax Brazilian income	191,254	832,907	1,214,039
Pre-tax foreign loss	62,862	60,194	154,306
Income before taxes as reported in the accompanying consolidated financial statements	254,116	893,101	1,368,345
Combined statutory rate	34%	34%	34%
Tax expense at the combined statutory rate	(86,399)	(303,654)	(465,237)
Permanent additions:
Goodwill amortization	(23,524)	(38,807)	(37,934)
Exchange variation on equity investments	(7,507)	(4,774)	(2,381)
Non-deductible expenses (fines and souvenirs)	—	(2,910)	(59,017)
Non-deductible provisions (contingences, Finor losses)	(13,020)	(43,019)	(32,562)
Changes in the percent participation of subsidiaries	—	(316)	(14,945)
Losses from investments	—	—	(14,211)
Other additions	(17,063)	(30,619)	(40,895)
Permanent exclusions:
Non-taxable income	63,649	56,638	76,331
Other items:
Interest on shareholders’ equity	(26,505)	(15,855)	(12,513)
Unrecognized tax loss	—	10,916	19,312
Recognition of deferred Income Tax and Social Contribution on Accumulated Tax Losses	(75,452)	1,626	(6,214)
Other, net	(21,507)	(9,491)	(21,377)

Income and social contribution tax benefit as reported in the accompanying consolidated financial statements	(207,328)	(380,265)	(611,643)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

In 2006, 2007 and 2008, part of the dividends that the Company proposed for payment at the end of the year were characterized as interest on shareholders’ equity. As a result, under Brazilian tax law, such dividends were treated as a deduction for income tax purposes.

The composition of deferred tax assets and liabilities, based on temporary differences, is as follows:

	December 31,
	2007	2008
Deferred tax assets:
Provision for contingencies	407,891	437,326
Provision for actuarial deficiency — FbrTPrev	233,833	256,969
Allowance for doubtful accounts	127,225	132,450
Tax loss carry forwards	720,622	773,520
ICMS — 69/88 Agreement	39,820	25,481
Provisions for COFINS/CPMF Suspended Collection	40,770	77,990
Provision for losses — inventories and construction in progress	14,520	9,408
Write-off of deferred charges — adjustment to Law 11,638/07	27,428	13,589
Leases — adjustment to Law 11,638/07	2,771	1,561
Other	65,025	81,625

Total	1,679,905	1,809,919

Current	372,572	427,266
Non-current	1,307,333	1,382,653

	December 31,
	2007	2008
Deferred tax liabilities:
Inflation adjustment of escrow deposits	135,756	169,732
Additional indexation expense from pre-1990	7,468	6,871

Total	143,224	176,603

Current	76,347	67,519
Non-Current	66,877	109,084

The composition of tax liabilities is as follows:

	December 31,
	2007	2008
Federal income tax payable	143,224	176,603

Total	143,224	176,603

Current	76,347	67,519
Non-Current	66,877	109,084

The Company and its subsidiaries have not provided a valuation allowance against the net deferred tax asset as of December 31, 2008 arising out of temporary differences based upon management’s belief that it is more likely than not that such deferred tax asset will be realized in the future through reversal of the differences and its generation of taxable income. The taxable income basis for the registration of the deferred tax assets is calculated under Brazilian Corporate Law.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

10. Supplemental cash flow information

	Year ended December 31,
	2006	2007	2008
Income and social contribution tax paid	66,824	373,542	634,298
Interest paid	726,510	585,234	614,861
Cash paid against provisions for contingencies	483,379	469,624	451,050
Non-cash transactions:
Forfeiture dividends	—	—	—
Asset retirement obligations	4,898	7,168	4,491
Acquisition of permanent assets by incurring liabilities	33,098	82,082	1,239,463

11. Cash and Cash Equivalents

	December 31,
	2007	2008
Cash and banks	315,154	167,970
Cash Equivalents	523,338	2,592,870

	838,492	2,760,840

Below is a breakdown of the cash equivalents portfolio:

	December 31,
	2007	2008
Exclusive investment funds
Government securities	213,511	—
Private securities	96,381	19,667
Cash and repurchase commitments — Overnight	76,989	779,649
Derivatives	440	—

Subtotal	387,321	799,316
Private securities — Deposits certificates	—	1,633,266
Investments abroad — Deposits certificates	377	109,546
Open investments Funds	135,945	50,992

Subtotal of cash equivalent	523,643	2,593,120
Portion restrict by court order, considered in escrow deposits	(305)	(250)

Total cash equivalent	523,338	2,592,870

The exclusive funds, managed by financial institutions, hold portfolios of government bonds and time deposits (CDB’s) issued by major Brazilian financial institutions, and have average return close to the interbank rate (CDI) which are subject to repurchase agreement.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Cash Investments

Below is a breakdown of the investment portfolio:

	December 31,
	2007	2008
Exclusive investment funds
Government securities	2,010,479	537,672
Private securities	510,423	237,830
Cash and repurchase commitments — Overnight	110,057	—

Subtotal	2,630,959	775,502
Republic of Austria bonds	274,069	—
ICO Bonds — Instituto de Crédito Oficial of Spain	201,320	—
Government securities	53,556	—
Private securities	3,583	—

Total Cash Investments	3,163,487	775,502

The securities held for trading at fair value represent investments in exclusive funds managed by prime financial institutions, and own-portfolio investments, mainly represented by federal government securities and private securities issued by prime financial institutions. Changes in the fair value of these financial assets are recorded under “Financial income (expenses)” in the statement of income.

12. Trade accounts receivable, net

The amounts related to trade accounts receivable are as follows:

	December 31,
	2007	2008
Unbilled services	892,448	954,353
Billed services	1,597,040	1,589,911
Sale of goods	75,603	60,249

Subtotal	2,565,091	2,604,513
Allowance for doubtful accounts:
Services	(370,799)	(389,377)
Sale of goods	(4,591)	(5,046)

Subtotal	(375,390)	(394,423)

	2,189,701	2,210,090

The changes in the allowance for doubtful accounts were as follows:

	Year ended December 31,
	2006	2007	2008
Beginning balance	(361,446)	(357,635)	(375,390)
Provision charged to selling expense	(384,320)	(348,001)	(370,242)
Write-offs	388,131	330,246	351,209

Ending balance	(357,635)	(375,390)	(394,423)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

13 Inventories, net

Maintenance and resale inventories, for which allowances for losses or adjustment to estimated realizable value are recorded, are as follows:

	December 31,
	2007	2008
Maintenance inventories	7,158	5,514
Mobile phones and accessories	53,532	65,420
Allowance for losses — realization value	(27,554)	(16,745)
Allowance for losses — obsolete items	(425)	(141)

	32,711	54,048

14. Recoverable taxes

	December 31,
	2007	2008
Sales taxes	500,994	644,121
Recoverable income tax	317,227	340,935
Recoverable social contribution tax	15,591	10,482
Other taxes	164,950	139,742

Total	998,762	1,135,280

Current	477,113	564,822
Non-current	521,649	570,458

Most of the sales and other taxes are related to the ICMS (Imposto sobre Circulação de Mercadorias e Serviços — value added tax) recoverable which arose mostly from credits recorded upon the purchase of fixed assets, whose offset against ICMS payable may occur within 48 months.

15. Escrow Deposits

	December 31,
	2007	2008
Labor	250,564	299,155
Tax	103,705	93,294
Civil	1,044,254	2,517,425

Total	1,398,523	2,909,874

Current	329,396	679,012
Non-current	1,069,127	2,230,862

The increase in the amount of escrow deposits is related to corporate civil lawsuits, for which management, supported by the opinion of its legal counsel, considers an unfavorable outcome as possible or remote.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

In compliance with the Resolution 489/05, of CVM, as from 2006 the amounts of escrow deposits linked to specific provisions for contingencies (Note 27) are presented net of the provisions.

	December 31,
	2007	2008
Escrow deposits before compliance with Resolution CVM 489/05	1,694,366	3,430,286
Less escrow deposits linked to contingencies and taxes other than income taxes:
Labor	(220,679)	(213,028)
Tax	(22,046)	(21,753)
Civil	(53,118)	(285,631)

Escrow deposits	1,398,523	2,909,874

The majority of the escrow deposits relate to the labor, civil lawsuits and tax cases, with the most significant individual item being the ICMS (State VAT), as described in Note 22 and the amount increased of escrow deposits in 2008 is related, principally, to the rules introduced by the new Code of Civil procedure in Brazil which started to require prior guarantee of process under discussion.

16. Other assets

	December 31,
	2007	2008
Pension Plan — future recoverable contributions (a)	74,476	123,938
Prepaid expenses	47,237	64,205
Accounts receivable from telecommunications companies	8,807	—
Advances to suppliers and employees	55,597	67,477
Tax credits earned (b)	46,543	312
Contractual guarantees and retentions	45	3,777
Assets available for sale	1,280	606
Loans and financing assets	7,973	6,868
Amounts due for State Tax Obligations	—	9,217
Other	24,327	29,142

	266,285	305,542

Current	182,295	159,916
Non-current	83,990	145,626

(a)	Asset recognized to be used on the offset of future employer contributions to the supplementary pension TCSPREV plan, as described in Note 28.
(b)	State letters of credit acquired to pay ICMS tax notices issued against BTP.

17. Investments

Investments stated at cost (less reserves when applicable) are represented by interests obtained by converting shares or capital quotas of tax incentives in regional FINOR/FINAN funds, Laws for Incentives for Information Technology Companies and Audivisual Law, The amount of R$ 3,744 (R$ 44,920 in 2007) is

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

predominantly composed of shares of other telecommunications companies located in the regions covered by these regional incentives.

18. Property, plant and equipment, net

a. Composition

Changes in property, plant and equipment are as follows:

	Construction in progress	Automatic switching equipment	Transmission equipment and others (1)	Infra structure	Buildings	Other assets	Total
Cost of property, plant and equipment (gross amount)
Balance as of January 1st, 2007	322,712	5,149,971	14,132,526	3,777,602	943,061	1,792,621	26,118,493
Additions	1,079,500	947	212,272	17,953	1,251	71,555	1,383,478
Write-offs	(10,575)	(2,302)	(122,651)	(22,974)	(500)	(34,941)	(193,943)
Transfers	(931,284)	7,835	468,718	121,356	13,522	56,692	(263,161)
Balance as of December 31, 2007	460,353	5,156,451	14,690,865	3,893,937	957,334	1,885,927	27,044,867
Additions	1,586,465	2,412	286,234	9,028	10,444	65,631	1,960,214
Write-offs	(41,951)	(4,614)	(110,684)	(21,176)	(1,758)	(29,813)	(209,996)
Transfers	(994,910)	148,855	593,369	113,961	4,420	57,087	(77,218)
Balance as of December 31, 2008	1,009,957	5,303,104	15,459,784	3,995,750	970,440	1,978,832	28,717,867

Accumulated depreciation
Balance as of January 1st, 2007	—	(4,778,262)	(10,651,929)	(2,327,267)	(530,425)	(1,250,676)	(19,538,559)
Depreciation expenses	—	(153,823)	(1,371,833)	(263,319)	(33,549)	(156,082)	(1,978,606)
Write-offs	—	2,102	120,719	17,909	73	26,531	167,334
Transfers	—	715	22,929	(10,300)	(1,393)	(15,775)	(3,824)
Balance as of December 31, 2007	—	(4,929,268)	(11,880,114)	(2,582,977)	(565,294)	(1,396,002)	(21,353,655)
Depreciation expenses	—	(103,591)	(1,081,424)	(251,796)	(34,178)	(147,728)	(1,618,717)
Write-offs	—	4,951	109,022	19,406	703	23,102	157,184
Transfers	—	—	369	—	(25)	(383)	(39)
Balance as of December 31, 2008	—	(5,027,908)	(12,852,147)	(2,815,367)	(598,794)	(1,521,011)	(22,815,227)
Property, plant and equipment, net
Balance as of January 1st, 2007	322,712	371,709	3,480,597	1,450,335	412,636	541,945	6,579,934
Balance as of December 31, 2007	460,353	227,183	2,810,751	1,310,960	392,040	489,925	5,691,212
Balance as of December 31, 2008	1,009,957	275,196	2,607,637	1,180,383	371,646	457,821	5,902,640
Annual average depreciation rate — %	—	20.0%	17.0%	8.5%	4.2%	18.5%	—

(1)	Transmission equipment and other include: transmission and data communication equipment.

According to the STFC concession agreements, the assets of subsidiary Brasil Telecom S.A. that are indispensable for providing the service and qualified as “returnable assets” will be automatically returned to ANATEL when the concession ends, and BTP will be entitled to the indemnities established in the legislation and the related agreements. The balance of gross cost of returnable assets on December 31, was R$22,173,331 (R$21,636,432 in 2007) and the residual value on the same date was R$3,001,610 (R$3,288,196 in 2007).

b. Capitalized interest

As required in the telecommunication industry up to December 31, 1998, BTP capitalized interest attributable to construction-in-progress until that time at the rate of 12% per annum of the balance of construction-in-progress. Starting in 1999, BTP capitalizes interest on loans related to financing of construction

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

in progress, and interest on internal financing is no longer capitalized. The amounts of R$237, R$21,736 and R$39,354 were capitalized in 2006, 2007 and 2008, respectively. Capitalized interest is depreciated over the same period as the associated assets.

c. Rentals

BTP rents equipments, premises, dedicated lines and electrical energy public posts through a number of agreements that expire at different dates. Total annual rent expense under these agreements was as follows:

	Year ended December 31,
	2006	2007	2008
Rent expense	471,493	512,190	599,888

There are not rental commitments relating to these contracts with future minimum rental payments.

d. Impairment analysis

Property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Projections at balance sheet date support the recoverability of these assets based on the expansion of BTP’s operations, and on the maintenance of profitable margins in its various business segments. However, if BTP is not successful in meeting its operational and business targets, it is possible that part or all of the assets of its segments will be impaired in the future.

19. Intangible assets

Changes in intangible assets are as follows:

	Goodwill	Intangible assets in progress	Data processing systems	Trademarks and patents	Regulatory permits	Other	Total
Cost of intangible assets (gross amount)
Balance as of January 1, 2007	1,447,791	11,891	1,870,862	1,886	352,900	2,831,690	6,517,020
Additions	—	17,877	2,058	—	4,847	—	24,782
Write-offs	(353)	—	(40,301)	—		(2,625,411)	(2,666,065)
Transfers	—	(20,203)	341,762	(1,199)	30,124	(96,832)	253,652
Balance as of December 31, 2007	1,447,438	9,565	2,174,381	687	387,871	109,447	4,129,389
Additions	326,947	264,861	6,654	—	489,985	—	1,088,447
Write-offs	(329,224)	—	(6,182)	—		(76,288)	(411,694)
Transfers	—	(260,656)	349,893	—	6,148	(11,007)	84,378
Balance as of December 31, 2008	1,445,161	13,770	2,524,746	687	884,004	22,152	4,890,520

Cumulative amortization
Balance as of January 1, 2007	(420,232)	—	(1,017,209)	(775)	(55,061)	(2,816,577)	(4,309,854)
Amortization expenses	(119,810)	—	(338,417)	(14)	(33,346)	(8,745)	(500,332)
Write-offs	—	—	26,355	—	—	2,631,459	2,657,814
Transfers	—	—	(98,927)	713	—	101,525	3,311
Balance as of December 31, 2007	(540,042)	—	(1,428,198)	(76)	(88,407)	(92,338)	(2,149,061)
Amortization expenses	(148,313)	—	(308,985)	(4)	(50,506)	(5,876)	(513,684)
Write-offs	18,941	—	6,080	—	—	76,287	101,308
Transfers	—	—	(12,050)	—	—	12,086	37
Balance as of December 31, 2008	(669,414)	—	(1,743,153)	(80)	(138,913)	(9,841)	(2,561,400)

Intangible assets, net
Balance as of January 1, 2007	1,027,559	11,891	853,653	1,111	297,839	15,113	2,207,166
Balance as of December 31, 2007	907,396	9,565	746,183	611	299,464	17,109	1,980,328
Balance as of December 31, 2008	775,747	13,770	781,593	607	745,091	12,311	2,329,120
Annual average amortization rate	—	—	—	—	—	—	—

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Composition of Goodwill

	December 31,
	2007	2008
Goodwill on acquisition of BrTP	421,042	397,919
Goodwill on acquisition of Solpart	310,146	292,915
Goodwill on acquisition of iG	107,464	54,216
Goodwill on acquisition of iBest	31,452	19,026
Goodwill on acquisition of Brt Multimídia	29,431	7,358
Goodwill on acquisition of GlobeNet	941	—
Other	6,920	4,313

	907,396	775,747

For the year ended on December 31, 2006, 2007 and 2008 the aggregated amortizations expenses were:

2006	373,369
2007	387,848
2008	400,804

The expected amortization amount for the above intangible assets as of December 31, 2008 is as follows:

2009	377,729
2010	300,711
2011	218,472
2012	171,432

20. Payroll and related accruals

	December 31,
	2007	2008
Salaries and wages	6,114	268
Accrued social security charges	72,908	73,830
Accrued benefits	3,837	4,354
Stock option plans	13,179	23,893
Others	7,691	7,983

	103,729	110,328

21. Accounts payable and accrued expenses

	December 31,
	2007	2008
Suppliers	1,483,027	1,889,695
Third-Party Consignments	154,198	182,591

	1,637,225	2,072,286

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

22. Taxes other than income taxes

	December 31,
	2007	2008
ICMS (Value-added tax) (a)	811,743	702,645
Escrow deposits referring to agreement ICMS 69/98	(190,142)	(147,295)
Other taxes on operating revenues	231,499	377,521

	853,100	932,871

Current	748,857	670,811
Non-current	104,243	262,060

(a)	The ICMS balance comprises amounts arising from Agreement 69/98, which have been challenged in court and are deposited in escrow on a monthly basis. It also includes the ICMS deferral incentive granted by the State Government of Paraná.

23. Dividends/interest on shareholders’ equity and profit sharing

	December 31,
	2007	2008
Dividends payable to:
Minority shareholders	889,699	390,369
Employees’ profit sharing	81,328	83,237

	971,027	473,606

24. Loans and financing

	December 31,
	2007	2008
Financial institutions (a)	2,806,431	3,479,037
Public debentures (c)	1,080,000	1,080,000
Loans (h)	998,418	964,888
Accrued interest	98,860	105,591
Leases	27,017	12,698
Accrued interest and other charges on leases	8,149	1,731

Subtotal	5,018,875	5,643,945

Cost incurred	(23,630)	(23,813)
Total	4,995,245	5,620,132
Current	1,392,612	1,626,934
Non-current	3,602,633	3,993,198

a. Financial institutions

Financing from financial institutions denominated in local currency was as follows:

(i)

At December 31, 2008, local currency financing bore fixed interest of 2.4% to 10.0% per annum and variable interest based on one of the following reference rates: TJLP (Brazilian long-term interest rates, which was 6.25% per annum at December 31, 2008) plus 2.3% to 5.5% per annum, UMBNDES

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(National Bank for Economic and Social Development currency basket, which was valued 33.8%against the Brazilian real in 2007) plus 5.5% per annum, 100% and 104% of CDI (Interbank Deposit Certificate rate, which was 11.73% per annum at December 31, 2008). In 2008 the average CDI rate was 13.61% per annum.

(ii)	At December 31, 2007, local currency financing bore fixed interest of 2.4% to 11.5% per annum and variable interest based on one of the following reference rates: TJLP (Brazilian long-term interest rates, which was 6.25% per annum at December 31, 2007) plus 2.3% to 5.5% per annum, UMBNDES (National Bank for Economic and Social Development currency basket, which was devalued 16.8% against the Brazilian real in 2007) plus 5.5% per annum, 104% of CDI (Interbank Deposit Certificate rate, which was 11.12% per annum at December 31, 2007). In 2007 the average CDI rate was 11.82% per annum.

Financing denominated in foreign currency was as follows:

(i)	At December 31, 2008, foreign currency financing bore fixed interest rate of 1.75% to 9.38% per annum, a variable interest based on LIBOR and 1.92% above the YEN LIBOR, resulting in a weighted average rate of 2.96% per annum. The LIBOR and YEN LIBOR rates for semi-annual payments were 3.13% and 0.99% per annum on December 31, 2008, respectively.

(ii)	At December 31, 2007, foreign currency financing bore fixed interest rate of 1.75% to 9.38% per annum, a variable interest based on LIBOR and 1.92% above the YEN LIBOR, resulting in a weighted average rate of 3.28% per annum. The LIBOR and YEN LIBOR rates for semi-annual payments were 5.4% and 1.0825% per annum on December 31, 2007, respectively.

b. Financing Agreement

On July 18, 2008, Brasil Telecom S.A. and BrT Celular entered into financing agreements with Banco do Brasil, in the amounts of R$42,000 and R$33,000, respectively. Such funds arise from the Mid-West Financing Constitutional Fund (FCO) and are invested in the expansion of the infrastructure network (voice, data and image) in the States of Goiás, Mato Grosso, Mato Grosso do Sul and the Federal District. The funds were released on August 8, 2008 and repayment terms include a one-year grace period, after which the financing will be repaid in sixty monthly installments, the last of which in August 2014. Financing bears interest of 10.0% p.a., payable by each company, and there are bonuses for timely payment of 15% discount on such charge. At the balance sheet date, accumulated liabilities totaled R$43,010 for Brasil Telecom S.A. and R$33,794 for BrT Celular.

c. Public debentures

Fourth Public Issue: 108,000 non-convertible debentures without renegotiation clause, with unit face value of R$10, amounting to R$1,080,000, carried out on July 1, 2006. Repayment term is seven years, maturing on June 1, 2013. Yield corresponds to an interest rate of 104.0% of CDI and its payment periodicity is semiannual. Repayment, which shall indistinctly consider all debentures, will occur annually as from June 1, 2011, in three installments of 33.3%, 33.3% and 33.4% of the unit face value, respectively. At the balance sheet date there were no debentures from this issue in treasury.

On December 17, 2008, a General debenture holders’ Meeting was held, at which the holders of 97.58% of the outstanding debentures approved an amendment to the indenture. Such amendment changes the Issuer’s mandatory purchase terms and conditions and the debentures’ yield, transferring to BTP the right to elect and

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

disclose in a Notice to debenture holders, within 20 days from completion of the sale of the BTP’s shareholding control to Telemar Norte Leste S.A. or any of its subsidiaries, whether or not it accepts the yield established at the General Debenture Holders’ Meeting, as well as purchase the debentures held by debenture holders, at their request.

BTP decided to change the debentures’ yield from 104% of the Interbank Deposit Rate (DI Rate) to the DI Rate plus a spread of 3.5% per year, and to purchase the debentures held by the debenture holders who disagreed with such decision.

The debenture holders had a five-business day term, ending February 4, 2009, to express their wish to redeem the debentures, but no such requests were made (see note 34).

d. Repayment schedule

Non-current debt is scheduled to be paid as follows:

2008
2010	770,400
2011	880,670
2012	771,715
2013	772,650
2014	664,969
2015 and after	132,794

3,993,198

e. Interest Rate and Currency analysis

Total debt is denominated in the following currencies:

	Exchange rate at December 31, 2007 and 2008 (Units of one Brazilian real)	December 31,
		2007	2008
Floating Rate Debt:
Brazilian reais		4,320,886	4,714,151
U.S. dollars	1,7713 and 2,3370, respectively	25,843	22,636
Yen	0,015839 and 0,025800, respectively	235,721	277,769

		4,582,450	5,014,556
Fixed Rate Debt:
Brazilian reais		52,244	126,049
U.S. dollars	1,7713 and 2,3370, respectively	360,027	479,242
Yen	0,015839 and 0,025800, respectively	524	285

		412,795	605,576

Total		4,995,245	5,620,132

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

f. Guarantees

Certain loans and financing raised by the Company’s subsidiary Brasil Telecom S.A. are guaranteed by collateral of receivables from the provision of telephony services and the Company surety.

For consolidated loans and financing the Company maintains hedging contracts on 60.5% of these US dollar- and yen-denominated loans and financing entered into with third parties to hedge against significant fluctuations in quotations of these debt adjustment indices. As of December 31, 2008, considering the hedging transactions and foreign currency cash investments, the Company had an actual exposure of 8.6% (3.6% as of December 31, 2007).

The debentures issued by Brasil Telecom S.A. are collateralized by a guarantee established by BTP. Under the indenture, BTP, as intervening guarantor, undertakes before the debenture holders as primary obligor and guarantor, to be jointly liable for all obligations assumed by the subsidiary related to its debentures.

g. BrT Celular’s Financing Agreement with the BNDES

BrT Celular entered into a financing agreement with the National Bank for Economic and Social Development (BNDES) on February 19, 2008, in the amount of R$ 259,100 to be invested in the expansion and modernization of the mobile phone network (personal mobile service) by 2009. The financing has a total term of 9 years and 6 months, with a thirty-month grace period, after which repayment will be made in 84 monthly installments. Charges on this financing are associated to the TJLP (Long-Term Interest Rate) variation plus 3.52% per year. The total funds were released in 2008, R$ 100,000 of which on March 17, 2008 and R$159,376 on October 22, 2008. This obligation is collateralized by assignment and restriction of receivables linked to the revenues of Brasil Telecom S.A., and surety provided by the latter.

h. Loans

	December 31,
	2007	2008
Promissory Notes	990,000	950,000
Provisions for interest and other charges on PNs	8,418	14,888

Subtotal	998,418	964,888
Cost of funding	(5,037)	(8,661)

Total	993,381	956,227

Current	993,381	956,227

On October 11, 2007, the Board Of Directors of Techold, a company at that time controlled by Invitel, authorized its management to seek funding in an amount of up to US$ 550 million in the form of debt.

On October 22, 2007, Techold filed with the CVM a notice of the public distribution of up to 100 (one hundred) 2nd issue Promissory Notes by Techold under CVM/SRE/SEC/2007/046 (“Promissory Notes”), nominative and registered, single series, with a nominal unitary value at the date of issue, of R$ 11,000 (eleven million) reais with a return of 100% of the CDI plus 0.7% p.a.. Techold issued 90 (ninety) Promissory Notes with maturity on November 27, 2008. These Promissory Notes were distributed in full.

On December 5, 2007, 99.97% of the capital of Solpart and all of its related equity rights were pledged as a guarantee of payment of the Promissory Notes, as called for in the Pledge Contract of Shares and Other Stipends signed on October 11, 2007 by Techold, currently called Argolis Holdings, as a guarantor, Planner Trustee DTVM Ltda., acting as guarantor, and subsequently as guarantee agent, and by Solpart, acting as the endorser.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

With a partial divestiture of Techold, Invitel assumed the obligations for the Promissory Notes through succession.

The Promissory Notes were paid on November 27, 2008.

On November 10, 2008, the Board of Directors of the Company, unanimously approved a 2nd Issue of Single Issue Promissory Notes of the Company. The Promissory Notes were issued on November 27, 2008, having the following characteristics:

a) total amount of the issue: R$ 950,000 (nine hundred and fifty million reais);

b) quantity of Promissory Notes issued: 190 (one hundred and ninety) Promissory Notes;

c) Nominal Unitary Value: the Promissory Notes have a nominal unitary value of R$ 5,000;

d) Series: the Promissory Notes were issued in single series;

e) Remuneration: On the Non-Unitary Value of the Promissory Notes, Beginning on the Date of Issue until the Date of Maturity, will have interest corresponding to the variation of the average daily rates for interbank financing for one day, “over extra group,” expressed as a percentage per year, based on 252 (two hundred fifty two) working days, linked and released daily by the CETIP minutes daily bulletin available on its page and the Internet (http://www.cetip.com.br) (“DI rate”), to which is added up to 6.0% (six percent) per year based on 252 (two hundred fifty two) working days, calculated exponentially and cumulatively, pro rata tempore per day (“remuneration”);

f) Form: issued physically by, and deposited in, Banco Itaú S.A.

g) Guarantee: the Promissory Notes are guaranteed by the pledge of all of the shares issued by Solpart Participações S.A. (“Solpart”) owned by the Company, equivalent to, a minimum of 99.99% (ninety nine point ninety nine percent),

h) Date of issue at date of maturity: the Promissory Notes were issued and integrated on November 27, 2008 and had a maturity date 180 days after the date of issue,

i) Location of Payment: the payments for the Promissory Notes will be made according to the procedures of CETIP S.A. — (“CETIP”), for Promissory Notes registered in the Promissory Notes System, operated by CETIP, or for holders of Promissory Notes that are not connected to this system, at the headquarters of the Company;

j) Commission: the amount of R$ 10,394 was paid as commissioned to the financial institutions, which will be amortized over the period in which the Promissory Notes are in effect.

i. Covenants

The agreements that govern the Company’s debt contain a number of restrictive covenants, and the failure to comply with them could adversely impact the Company’s business. In particular, the terms of these agreements restrict the Company’s ability, and the ability of its subsidiaries, to incur additional debt, grant liens, pledge assets, sell or dispose of assets and make certain acquisitions, mergers and consolidations. Furthermore, a number of the Company’s debt agreements include financial covenants that require the maintenance of certain specified financial ratios. As a general rule, the occurrence of an event of default under one of the Company’s debt agreements may trigger defaults under the Company’s other debt agreements.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Compliance with these covenants in future periods will depend upon the Company’s financial and operating performance, which may be affected by adverse business, market and economic conditions. If the Company is unable to comply with these covenants, or to obtain waivers from its lenders, the debt obligations may be accelerated and the terms of its debt agreements may be otherwise amended adversely. If the Company is unable to meet the its debt service obligations or comply with the Company’s debt covenants, the Company could be forced to restructure or refinance its indebtedness, seek additional equity capital or sell assets.

25. Derivatives

	2007	2008
Assets
US dollar options	6,218	29,179
Total	6,218	29,179
Current	—	29,179
Long-term	6,218	—
Liabilities
US dollar options	8,684	419
Cross-currency swaps — Yen x CDI	397,830	221,654
Total	406,514	222,073
Current	118,752	89,920
Long-term	287,762	132,153

The Company has yen-denominated debts and entered into swap contracts to hedge against fluctuations in the yen. The exposure arising from swap contracts is pegged to the CDI rates disclosed by the Clearinghouse for the Custody and Financial Settlement of Securities. Additionally, the Company has US dollar options to hedge its US dollar-denominated debt. These derivatives are described in Note 33.e.

The Company accounts for the swap transactions by calculating the unrealized gain or loss at each balance sheet date based on what would have been the result of settlement of the outstanding contracts at that date. The gain or loss for a period is recorded in financial income or expense of such period.

The swap operations resulted in losses of R$146,536, R$112,099 and profit of $54,408 during the years ended December 31, 2006, 2007 and 2008, respectively, which were recorded in financial expenses.

No derivatives were designated as hedge accounting until December 31, 2008.

Payment schedule

Long-term derivatives are scheduled to mature as follows:

	2007	2008
2009	123,262	—
2010	110,606	88,380
2011	53,894	43,773

Total	287,762	132,153

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

26. Licenses to offer services

	December 31,
	2007	2008
Personal Mobile Service	242,162	707,999
Concession of STFC	—	65,578
Other Licenses	11,314	10,082

Total	253,476	783,659

Current	78,844	160,074
Non-current	174,632	623,585

The permits of the Personal Mobile Service are represented by agreements entered into by BrT Celular with ANATEL in 2002 and 2004, totaling R$220,119, to exploit SMP services during a fifteen-year period in the same area where BTP has a concession for fixed telephony. Of the amount contracted, 10% was paid on the execution date and the remaining balance was fully recognized in the subsidiary’s liabilities, to be paid in equal, consecutive annual installments, with maturities scheduled from 2009 to 2010 (two installments) and from 2009 to 2012 (four installments), depending on the fiscal years the agreements were executed. The debit balance is adjusted by the variation of IGP-DI, plus 1% per month.

On April 29, 2008, BrT Celular obtained new permits for exploitation of the 3G network, in the amount of R$488,235, paying on the execution date 10% of the total amount, and the remaining debit balance payable from 2010 to 2015 (in six installments). The debit balance is adjusted by the Telecommunications Services Index (IST), plus 1% per month.

The STFC concession refers to the provision recognized by Brasil Telecom S.A. on the accrual basis, by applying a 1% rate on net income Pursuant to the concession agreement in effect, the payment in favor of ANATEL matures every two years, in April of odd years, and is equivalent to 2% of the net income accrued in the prior year. The next payment is scheduled for 2009.

The amount of other permits belongs to BrT Multimídia and relates to the permit granted for use of radiofrequency blocks associated to the exploitation of multimedia communication services. The contracted amount was R$9,110, adjusted by the IGP-DI plus 1% per month. This balance will be paid in tree equal, consecutive annual installments, all of which mature in May.

27. Provisions for contingencies

a. Contingent liabilities

The Company and its subsidiaries periodically assess their contingency risks, and also review their lawsuits taking into consideration legal, economic, tax and accounting aspects. The assessment of these risks aims at classifying them according to the chances of an unfavorable outcome as probable, possible or remote, taking into account the opinion of legal counsel.

Contingencies whose risks are regarded as probable are accrued.

The contingencies for which an unfavorable outcome is regarded as possible are presented in this note. These lawsuits are under discussion at administrative and/or judicial level, at all court levels.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

In certain situations, due to a legal requirement or as a caution measure, escrow deposits are made to ensure the continuity of the lawsuits under discussion. The escrow deposits related to contingencies with possible and remote likelihood of loss are shown in Note 15.

Note that in some cases similar matters may be ranked in different risk degree ratings, which is justified by the facts and particular status of each lawsuit.

Labor lawsuits

The provisions for labor lawsuits include an estimate made by the Company’s management, supported by the opinion of its legal counsel, of the losses related to lawsuits filed by its own employees and former employees, as well as by employees of service providers, related to labor matters.

Tax lawsuits

The provisions for tax contingencies mainly refer to tax collection issues arising from disagreements between management’s understanding, supported by the opinion of the Company’s legal advisors, and the Tax Authorities concerning the interpretation, enforcement, legality and constitutionality of tax legislation.

Civil lawsuits

The provisions for civil contingencies refer to an estimate of the lawsuits related to contractual adjustments arising from economic plans enacted by the Federal Government, and other cases related to community telephony plans, suits for damages and consumer lawsuits.

Classification by risk level

Probable risk contingencies

The contingencies classified as probable loss risk, for which reserves have been recorded in liabilities, have the following balances:

	Year ended December 31,
	2007	2008
Labor	421,759	426,904
Tax	372,896	273,606
Civil	398,899	752,526

Provisions	1,193,554	1,453,036
Escrow deposits related to the above provisions	(295,843)	(520,412)

Total provisions. net of escrow deposits	897,711	932,624

Current	197,472	218,510
Non-current	700,239	714,114

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Labor

Changes in 2008:

Provisions as of December 31, 2007	421,759
Changes allocated to income (loss)	148,441
Inflation adjustment	48,730
Reassessment of contingent risks	65,773
Provisions for new lawsuits	33,938
Payments	(143,296)
Subtotal I (Provisions)	426,904
Restricted escrow deposits as of December 31, 2007	(220,679)
Changes in escrow deposits	7,651
Subtotal II (Escrow deposits)	(213,028)
Balance as of December 31, 2008, net of escrow deposits	213,876
The provision for labor contingencies mainly refers to:

(i)	Sundry premiums — refer to claims for hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk related to employees’ contact with the electric power system, health hazard premium and transfer premium;

(ii)	Salary differences and related effects — refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. The effects relate to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

(iii)	Job plan and profit sharing — refers to the claim for enforcement of a job and salaries plan, with promotions for seniority and merit, allegedly not granted, and claims for enforcement of the regulations that provided for the payment of profit sharing on the net income of Brasil Telecom S.A.;

(iv)	Joint liability — refers to the claim to assign liability to Brasil Telecom S.A., filed by outsourced personnel, due to alleged noncompliance with the latter’s labor rights by their direct employers;

(v)	Overtime — refers to the claim for payment of salary and allowances increased by alleged overtime hours;

(vi)	Job reinstatement — claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment agreement without cause;

(vii)	Supplement to FGTS (severance pay fund) fine arising from understated inflation — refers to claims to increase the FGTS indemnity fine as a result of the adjustment of accounts of this fund due to inflation effects.

Brasil Telecom S.A. filed a lawsuit against Caixa Econômica Federal to assure the reimbursement of all amounts paid for this purpose.

(viii)	Termination pay — claims for amounts which were allegedly unpaid or underpaid upon termination;

(ix)	Salary equalization — refers to amounts allegedly arising from salary equalization, job classification, incorrect duties and accumulation of duties;

(x)	Indemnities — refer to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering and tenure; and

(xi)	Supplementary pension plan — alleged differences in the benefit salary referring to payroll amounts.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Tax

Changes in 2008:

Provisions at December 31, 2007	372,896
Changes allocated to income (loss)	70,697
Inflation adjustment	24,916
Reassessment of contingent risks	(38,556)
Provisions for new lawsuits	84,337
Payments	(169,987)
Subtotal I (Provisions)	273,606
Restricted escrow deposits as of December 31, 2007	(22,046)
Changes in escrow deposits	293
Subtotal II (Escrow deposits)	(21,753)
Balance as of December 31, 2008, net of escrow deposits	251,853

The provisions for tax contingencies mainly relates to the following matters:

(i)	Federal Taxes — several tax notices that require the payment of federal taxes on events which were allegedly inadequately classified by BTP, or on differences in the calculation of these taxes; and

(ii)	State Taxes — claim for payment of ICMS (State VAT) on transactions which, in the opinion of BTP, are not subject to this tax, and discussions regarding ICMS credits taken, the validity or legality of which is being questioned by the State Tax Authorities.

Civil

Changes in 2008:

Provisions at December 31, 2007	398,899
Changes allocated to income (loss)	491,393
Inflation adjustment	64,774
Reassessment of contingent risks	363,792
Provisions for new lawsuits	62,827
Payments	(137,766)
Subtotal I (Provisions)	752,526
Restricted escrow deposits as of December 31, 2007	(53,118)
Changes in escrow deposits	(232,513)
Subtotal II (Escrow deposits)	(285,631)
Balance as of December 31, 2008, net of escrow deposits	466,895

The provisions for civil contingencies mainly refer to:

(i)	Revision of contractual terms and conditions — lawsuit filed by an equipment supplier against the subsidiary Brasil Telecom S.A. claiming revision of contractual terms and conditions due to changes introduced by a plan to stabilize the economy;

(ii)	Financial Interest Agreements — the Court of Appeals of Rio Grande do Sul State (TJ/RS) has issued decisions against the procedure previously adopted by former CRT, a company merged into Brasil Telecom S.A., in the proceedings related to the application of a rule issued by the Ministry of Communications. Such lawsuits are at various levels: lower courts, Court of Appeals and Superior Court of Justice;

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(iii)	Administrative proceedings — ANATEL — proceedings arising from inspections referring to PGMQ, PGMU and noncompliance with regulations. Includes claims against BTP filed with ANATEL by other telecommunications companies;

(iv)	Customer service centers — public civil lawsuits referring to the shutdown of customer service centers;

(v)	Free Mandatory Telephone Directories — lawsuits arising from non-delivery of printed residential telephone directories;

(vi)	Consumer claims — refer to civil lawsuits arising from activation of telephone terminals, registering customers with registry credit reporting agencies, collection, co-billing, blockings, ADSL, cancellations, supplemental services, defects, alternative plans, unblockings;

(vii)	Indemnities — lawsuits seeking indemnity for termination of or noncompliance with agreements; and

(viii)	Damages — refer to lawsuits arising from property damage, pain and suffering, occupational accidents and traffic accidents.

Reassessments of contingent risks are linked to changes in circumstances or the occurrence of new facts and decisions which called for a new assessment of the ongoing lawsuits, which are dispersed among several lawsuits.

Possible risk contingencies

Contingencies classified as possible loss risks and, therefore, not recorded in books, are as follows:

	Year ended December 31,
	2007	2008
Labor	542,427	634,826
Tax	2,113,653	1,796,921
Civil	1,129,591	1,220,963

Total	3,785,671	3,652,710

Labor

Changes in 2008:

Amount calculated at December 31, 2007	542,427
Inflation adjustment	78,583
Reassessment of contingent risks	(178,048)
New lawsuits	191,864
Amount calculated at December 31, 2008	634,826

The labor contingencies classified as possible loss risks are as follows:

(i)	Sundry premiums — refer to claims for hazardous duty premium, based on Law 7369/85, regulated by Decree 93412/86, due to the alleged risk related to employees’ contact with the electric power system, health hazard premium and transfer premium;

(ii)	Salary differences and related effects — refer mainly to claims for salary increases due to alleged noncompliance with trade union agreements. The effects relate to the impact of the salary increase allegedly due on the other amounts calculated based on the employee’s salary;

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

(iii)	Joint liability — refers to the claim to assign liability to Brasil Telecom S.A., filed by outsourced personnel, due to alleged noncompliance with these personnel’s labor rights by their direct employers;

(iv)	Overtime — refers to the claim for payment of salary and allowances increased by alleged overtime hours.

(v)	Job reinstatement — claim due to alleged noncompliance with an employee’s special condition which prohibited termination of the employment agreement without cause;

(vi)	Supplement to FGTS (severance pay fund) fine arising from understated inflation — refers to claims to increase the FGTS indemnity fine as a result of the adjustment of accounts of this fund due to inflation effects.

(vii)	Termination pay — claims regarding termination amounts which were allegedly not paid or underpaid; and

(viii)	Indemnities — refer to amounts allegedly due for occupational accidents, leased vehicles, occupational diseases, pain and suffering and tenure.

Tax

Changes in 2008:

Amount calculated at December 31, 2007	2,113,653
Inflation adjustment	174,892
Reassessment of contingent risks	(918,224)
New lawsuits	426,600
Amount calculated at December 31, 2008	1,796,921

The main tax contingencies refer to the following matters:

(i)	Social Security (INSS) tax notices addressing the addition of captions to the contribution salary allegedly due by the company;

(ii)	Tax notices issued by the Federal Revenue Service due to differences between the amounts reported in the DCTF (Declaration of Federal Tax Debits and Credits) and the DIPJ (Corporate Income Tax Return);

(iii)	Public civil lawsuits questioning the alleged pass-through of PIS and COFINS (taxes on revenue) to end consumers;

(iv)	ICMS (State VAT) levied on international calls, whose tax liability for the collection of said tax is assigned to another operator;

(v)	ICMS — credit and related tax rate difference on interstate purchases made by BTP;

(vi)	ICMS — tax credit on cancelled invoices;

(vii)	Withholding Income Tax on transactions to hedge debts;

(viii)	FUST (Telecommunications Universal Service Fund) — effects generated by the change in the interpretation of its calculation basis by ANATEL; and

(ix)	ISS (Service Tax) — alleged levy of this tax on subsidiary telecommunications services and discussion regarding the classification of the services taxed by the cities listed in Supplementary Law 116/2003.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Civil

Changes in 2008:

Amount calculated at December 31, 2007	1,129,591
Inflation adjustment	169,427
Reassessment of contingent risks	(304,947)
New lawsuits	226,892
Amount calculated at December 31, 2008	1,220,963

The main civil contingencies refer to the following matters:

(i)	Payments made in lawsuits arising from the PCT (Community Telephony Program) — the plaintiffs claim from Brasil Telecom S.A. payment in lawsuits related to the agreements resulting from the Community Telephony Program. Such lawsuits are at various levels: lower courts, Court of Appeals and Superior Court of Justice;

(ii)	Administrative proceedings — ANATEL — proceedings arising from inspections referring to PGMQ, PGMU, users’ rights, payphone cards, LTOG etc.;

(iii)	Consumer claims — refer to civil lawsuits arising from activation of telephone terminal, registering customers with registry credit reporting agencies, collection, co-billing, blockings, ADSL, cancellations, supplemental services, defects, alternative plans, unblockings;

(iv)	Damages — refer to lawsuits arising from property damage, pain and suffering, occupational accidents and traffic accidents.

(v)	Indemnities — lawsuits seeking indemnity for termination of or noncompliance with agreements;

(iv)	Public civil lawsuits related to customer service centers; and

(vii)	Contractual — lawsuits related to the claim for a percentage resulting from the Real Plan, to be applied on a service agreement, review of conversion of installments into URV (units of account) and subsequently into reais, related to equipment supply and the provision of services.

Letters of guarantee

As for contingent liabilities, the Company has contracts for letters of guarantee entered into with financial institutions, as supplementary guarantees for lawsuits in provisional foreclosure and guarantees for attending bidding processes with ANATEL. The total amount of guarantees contracted and in force at the balance sheet date is R$2,570,220 (R$1,381,488 as of December 31, 2007). The commission charges on these contracts are based on market rates.

b. Contingent assets

Below are the tax lawsuits filed to claim refund of taxes paid.

PIS/COFINS (Taxes on Revenue): tax lawsuit challenging the enforcement of Law 9718/98, which increased the PIS and COFINS tax basis. The Law covered the period from February 1999 to November 2002 for PIS and from February 1999 to January 2004 for COFINS. In November 2005, the STF (Federal Supreme Court) concluded the judgment of certain lawsuits on the same matter and considered the increase in the tax basis introduced by said Law unconstitutional. Part of the lawsuits filed by BTP and the STFC concessionaires from Region II of the Concession Plan, merged into Brasil Telecom S.A. in February 2000, became final and unappealable in 20006 as regards the increase in PIS and COFINS tax basis. The Company is awaiting the

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

judgments of the lawsuits filed by the other merged companies, whose likelihood of a favorable outcome in future filing of appeals is regarded as probable by the Company’s legal counsel. The amount attributed to these lawsuits, representing unrecognized consolidated contingent assets, was R$18,843 (R$17,445 as of December 31, 2007).

28. Provision for pensions and other benefits

The benefits described herein are offered to employees of the Company and its direct or indirect subsidiaries, except for BrT Call Center, as regards supplementary pension plans. For purposes of the supplementary pension plan (“Pension Funds”) mentioned in this note, the subsidiaries may be referred to as “Sponsor” or “Sponsors”.

a. Supplementary pension plan

Supplementary pension plans related to retirement are sponsored for employees and assisted participants, and, in the case of the latter, health care in certain cases. These plans are managed by the following institutions: (i) Fundação 14 de Previdência Privada (“Fundação 14”); (ii) Fundação BrTPREV (“FBrTPREV”), former CRT, a company merged into Brasil Telecom S.A. on December 28, 2000; and (iii) Fundação SISTEL de Seguridade Social (“SISTEL”), originated from certain companies of the former Telebrás System.

The By-laws provide for the approval of the supplementary pension plan policy, and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the institutions, with the agreement of the SPC (Secretariat for Pension Plans), as regards the specific plans.

The sponsored plans are valued by independent actuaries at the balance sheet date. For the years ended 2008 and 2007, the actuarial valuations were performed by Mercer Human Resource Consulting Ltda.

As regards the defined benefit plans described in this note, immediate recognition of the actuarial gains and losses is adopted, and therefore the full liabilities are recognized for the plans presenting a deficit, pursuant to CVM Resolution 371/00. For the plans that show a positive actuarial situation, assets are recorded when there is an express authorization for offsetting them against future employer contributions.

Provisions for Pension Fund

Refer to the recognition of the actuarial deficit of the defined benefit plans, as shown below:

	December 31,
	2007	2008
Provision for pension plans
FBrTPREV — BrTPREV, Alternativo and Fundador plans	685,668	753,287
PAMEC plan	2,077	2,504

Total	687,745	755,791

Current	101,467	148,391
Non-current	586,278	607,400

Assets Recorded to be Offset Against Future Employer Contributions

Brasil Telecom S.A. recognized assets referring to contribution surpluses of the sponsor and the portion of the surplus attributed to it referring to the TCSPREV plan, managed by Fundação 14. The assets recognized are used to offset future employer contributions.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The balance of these assets, recorded under the caption “Other assets”, is as follows:

	December 31,
	2007	2008
Other assets:
TCSPREV	74,476	123,938

Total (See Note 16)	74,476	123,938

Current	18,743	15,874
Non-current	55,733	108,064

Characteristics of the supplementary pension plans sponsored:

FUNDAÇÃO 14

Fundação 14 de Previdência Privada was created in 2004 and since March 10, 2005 has been in charge of managing and operating the TCSPREV pension plan. On that date, it entered into a management agreement with SISTEL in order for the latter to provide management and operating services to the TCSPREV and PAMEC-BrT plans until September 30, 2006. As from that date, Fundação 14 became responsible for managing and operating these plans. As of October 31, 2007, Fundação 14 stopped managing the assistance plan PAMEC-BrT because it is an entity engaged in the management of private pension plans. In November, 2007, the assets and liabilities of PAMEC-BrT were transferred to BTP which, in addition to sponsoring the plan, also started to manage it.

Plans

TCSPREV (Defined Contribution, Settled Benefit and Defined Benefit)

This defined contribution and settled benefit plan was introduced on February 28, 2000. On December 31, 2001, all pension plans sponsored by the Company at the time were merged into SISTEL, and the SPC exceptionally and provisionally approved the document submitted to that Agency, in view of the need for adjustments to the regulations. Thus, TCSPREV consists of defined contribution groups with settled and defined benefits. The plans added to the TCSPREV were the PBS-TCS, PBT-BrT, BrT Management Agreement, and the Unusual Contractual Relationship Instrument, and the terms and conditions set forth in the original plans were maintained.

On September 18, 2008, SPC/MPS Ordinance 2521, of September 17, 2008, which approved the new regulation of the plan, was published in the Federal Official Gazette (D.O.U.), fully recognizing what had been exceptionally and provisionally approved on December 31, 2001. The new regulation also includes the adjustments necessary to meet the current requirements of the supplementary pension plan legislation.

In March 2003, the TCSPREV Plan was no longer offered to the sponsors’ new hires. However, this plan started to be offered again starting March 2005 to the defined contribution group. TCSPREV currently serves nearly 66.7% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. Currently, contributions are made by the participants and the sponsor only for the internal groups PBS-TCS (defined benefit) and TCSPREV (defined contribution). In the TCSPREV group, the contributions are credited in individual accounts of each participant, equally by employee and sponsor, and the basic contribution

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

percentages vary from 3% to 8% of the participant’s salary, according to participant’s age and limited to R$21,104.40 for 2008. Participants have the option to make additional contributions to the plan but without parity of the sponsor. In the PBS-TCS group, the sponsor’s contribution corresponds to 12% of the participants’ payroll, whereas the employee’s contribution varies according to his/her age, time of service and salary, and an entry fee may also be paid depending on the age at which he/she joined the plan. The sponsors are responsible for defraying all the administrative costs and risk benefits.

FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL

The supplementary pension plan — PBS-A, which remains under SISTEL’s management, comes from the period before the Telebrás’ spin-off and serves participants who held the status of beneficiaries in January 2000. SISTEL also manages the PAMA/PAMA-PCE pension plan, formed by participants assisted by the PBS-A Plan, the PBS’s plans segregated by sponsor in January 2000 and PBS-TCS’ Internal Group, merged into the TCSPREV plan in December 2001.

Plans

PBS-A (Defined Benefit)

Jointly maintained with other sponsors associated to the provision of telecommunications services and intended for participants who held the status of beneficiaries on January 31, 2000.

Contributions to the PBS-A are contingent on the determination of an accumulated deficit. As of December 31, 2008, date of the last actuarial valuation, the plan presented a surplus.

PAMA — Retirees’ Health Care Plan/PCE — Special Coverage Plan (Defined Contribution)

Jointly maintained with other sponsors related to the provision of telecommunications services and intended for participants who held the status of beneficiaries on January 31,2000, for the beneficiaries of the PBS-TCS Group, merged on December 31,2001 into TCSPREV (plan currently managed by Fundação 14) and for the participants of PBS’s defined benefit plans sponsored by other companies, together with SISTEL and other institutions. According to a legal and actuarial valuation, the Sponsor’s responsibility is exclusively limited to future contributions. From March to July 2004 and from December 2005 to April 2006, an incentive optional migration of retirees and PAMA pensioners took place for new coverage conditions (PCE). The option of participants for the migration results in contribution to PAMA/PCE.

The contributions to this plan correspond to 1.5% of the payroll of active participants subject to PBS plans, segregated and sponsored by the several sponsoring companies. In the case of Brasil Telecom, the PBS-TCS was merged into the TCSPREV plan on December 31,2001, and began to constitute an internal group of the plan. Due to the utilization of PAMA, the participants share a portion of its individual costs used in the plan.. Contributions are also made by the retirees and pensioners who migrated to PAMA/PCE. For sponsors, the option of participants to migrate to PAMA/PCE does not change the employer dues of 1.5% previously mentioned.

FUNDAÇÃO BrTPREV

It is the manager originated from the plans sponsored by former CRT, a company which was merged into BTP at the end of 2000. By sponsoring FBrTPREV, BTP’s main purpose is to maintain plans supplementary to those offered by the official social security system.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Plans

BrTPREV

Defined contribution and settled benefit plan, launched in October 2002, intended to grant pension plan benefits supplementary to those provided by the official social security system and which initially served only employees of the Rio Grande do Sul Branch. This pension plan started to be offered to new employees of Brasil Telecom S.A. and its subsidiaries from March 2003 to February 2005, when its offering was suspended. This plan cannot be joined by new participants. BrTPREV currently serves nearly 20.5% of the staff.

Contributions to this plan, by group of participants, are established based on actuarial studies prepared by independent actuaries according to the regulations in force in Brazil, using the capitalization system to determine the costs. The contributions are credited to individual accounts of each participant, equally by employee and sponsor, and the basic contribution percentages vary from 3% to 8% of the participant’s salary, according to the participant’s age, limited to R$21,831.00 for 2008. Participants have the option to make additional contributions to the plan but without parity of the sponsor. The sponsor is responsible for defraying all the administrative costs and risk benefits.

Fundador — Brasil Telecom and Alternativo — Brasil Telecom

Defined benefit plans intended to provide pension benefits supplementary to the benefits of the official social security system, which cannot be joined by new participants. These plans currently serve nearly 0.15% of the staff.

The regular contribution made by the sponsor is equal to the regular contribution of the participant, the rates of which vary according to age, time of service and salary. Under the Alternativo Plan — Brasil Telecom, the contributions are limited to three times the ceiling benefit of the National Social Security Institute (INSS) and the participant also pays an entry fee depending on the age at which he/she joins the plan.

Actuarial Insufficiency of the Plans

The unamortized mathematical reserve, corresponding to the current value of the supplemental contribution, as a result of the actuarial deficit of the plans managed by FBrTPREV, have a maximum payment term of twenty years, starting January 2002, according to Circular 66/SPC/GAB/COA of the Secretariat for Pension Plans dated January 25, 2002. Of this maximum term, remains thirteen years for total payment.

ASSISTANCE PLAN MANAGED BY BTP

PAMEC-BrT — Health Care Plan for Supplementary pension Beneficiaries (Defined Benefit)

Intended to provide health care for retirees and pensioners linked to the PBT-BrT Group, a pension plan managed by Fundação 14.

The contributions for PAMEC-BrT were fully paid in July 1998, through a single payment. However, as this plan is now managed by BTP, after the transfer of management by Fundação 14 in November 2007, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in BTP’s liabilities.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Status of the Sponsored Plans, Revalued at the Balance Sheet Date

The information on the defined contribution private pension plans is as follows:

	FBrTPREV – BrTPREV, Alternativo and Fundador		Fundação 14 – TCSPREV
	2007	2008	2007	2008
RECONCILIATION OF ASSETS AND LIABILITIES
Actuarial liabilities on vested benefits	1,377,917	1,529,300	248,428	271,700
Actuarial liabilities on unvested benefits	121,125	79,779	216,011	140,493
(=) Total present value of actuarial liabilities	1,499,042	1,609,079	464,439	412,193
Fair value of plan assets	(813,374)	(855,792)	(791,362)	(822,778)

(=) Net actuarial liabilities (assets)	685,668	753,287	(326,923)	(410,585)

Unrecorded amount due to the limit on defined benefit	—	—	252,447	286,647

(=) Net actuarial liabilities (assets) recognized (1)	685,668	753,287	(74,476)	(123,938)

(1)	BTP determines the amount available for offsetting future contributions in accordance with legal provisions and the regulations of the benefit plan. The amount of the assets linked to the TCSPREV plan, recognized in BTP’s financial statements, in the amount of R$123,938 (R$74,476 as of December 31,2007) does not exceed the present value of future contributions.

CHANGES IN NET ACTUARIAL LIABILITIES (ASSETS)
Present value of actuarial liabilities at beginning of year	1,405,601	1,499,042	420,206	464,439
Cost of interest	152,349	154,905	46,226	48,577
Cost of current service	5,017	6,110	3,424	3,894
Benefits paid, net	(113,102)	(119,343)	(19,887)	(22,787)
Losses (gains) on actuarial liabilities	49,177	68,365	14,470	(81,930)

Present value of actuarial liabilities at end of year	1,499,042	1,609,079	464,439	412,193

Fair value of plan assets at beginning of year	757,034	813,374	717,764	791,362
Return on plan assets	53,544	61,415	92,228	53,716
Regular contributions received by the plan	3,081	2,838	1,257	487
Sponsor	3,081	2,655	772	16
Participants	—	183	485	471
Amortizing contributions from the sponsor	112,817	97,508	—	—
Benefits paid	(113,102)	(119,343)	(19,887)	(22,787)

Fair value of plan assets at end of year	813,374	855,792	791,362	822,778

(=) Net actuarial liabilities (assets)	685,668	753,287	(326,923)	(410,585)

Unrecorded amount due to the limit on defined benefit	—	—	252,447	286,647

(=) Net actuarial liabilities (assets) recognized	685,668	753,287	(74,476)	(123,938)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	FBrTPREV – BrTPREV, Alternativo and Fundador		Fundação 14 – TCSPREV
	2007	2008	2007	2008
EXPENSE RECOGNIZED IN THE STATEMENT OF INCOME OF BRASIL TELECOM (1)
Cost of current service	5,017	6,110	3,424	3,894
Participants’ contributions	—	(183)	(485)	(471)
Cost of interest	152,349	154,905	—	—
Return on plan assets	(53,544)	(61,415)	—	—
Recognized actuarial losses (gains)	49,177	68,365	—	—

Total expense recognized	152,999	167,782	2,939	3,423

(1)	As regards the surplus of the TCSPREV plan, recorded in assets, BTP recognized revenues of R$67,096, R$61,104 of which under “Other operating income” and R$5,992 under “Financial income”. In 2007, revenues in the amount of R$83,392 were recognized, R$81,209 of which under “Other operating income” and R$2,183 under “Financial income”.

	FBrTPREV – BrTPREV, Alternativo and Fundador		Fundação 14 – TCSPREV
	2007	2008	2007	2008
MAIN ACTUARIAL ASSUMPTIONS USED
Discount rate on actuarial liabilities (6% + inflation)	10.77%	10.77%	10.77%	10.77%
Estimated inflation rate	4.50%	4.50%	4.50%	4.50%
Estimated rate of increase in salaries	2.00%	2.00%	2.00%	2.00%
Estimated rate of increase in benefits	4.50%	4.50%	4.50%	4.50%
Total expected rate of return on plan assets	10.70%	12.58%	10.53%	12.83%
General mortality biometric table	UP94	AT83	UP94	AT83
Disability biometric table	Mercer Disability		Mercer Disability
Disability mortality table	IAPB-57		IAPB-57
Turnover rate	Null		Null

SUPPLEMENTAL INFORMATION — 2008

a)	The plans’ assets and liabilities are stated as of December 31, 2008.

b)	The registry data used refer to September 30, 2008, projected for December 31, 2008.

c)	The total expected rate of return on the plans’ assets was determined based on the result of profit projections for the asset segments which comprise the plan’s portfolio, taking into consideration the geometric mean for the next five years.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	SISTEL – PBS-A		PAMEC
	2007	2008	2007	2008
RECONCILIATION OF ASSETS AND LIABILITIES
Actuarial liabilities on vested benefits	604,572	667,702	2,077	2,504
(=) Total present value of actuarial liabilities	604,572	667,702	2,077	2,504
Fair value of plan assets	(1,006,475)	(1,005,682)	—	—

(=) Net actuarial liabilities (assets) (1)	(401,903)	(337,980)	2,077	2,504

Unrecorded amount due to the limit on defined benefit	401,903	337,980	—	—

(=) Actuarial liabilities recognized	—	—	2,077	2,504

(1)	As regards the net actuarial liabilities of the PBS-A plan, no accounting records are made by the Sponsor. Such plan is entirely comprised of assisted participants, and, therefore, there are no future contributions that could be offset against the existing surplus.

CHANGES IN NET ACTUARIAL LIABILITIES (ASSETS)
Present value of actuarial liabilities at beginning of year	580,506	604,572	1,529	2,077
Cost of interest	62,984	62,400	170	219
Cost of current service	—	—	7	—
Benefits paid, net	(50,072)	(57,620)	(52)	(110)
Loss (gain) on actuarial liabilities	11,154	58,350	423	318

Present value of actuarial liabilities at end of year	604,572	667,702	2,077	2,504

Fair value of plan assets at beginning of year	895,205	1,006,475	883	—
Return (loss) on plan assets	161,342	56,827	36	—
Sponsor’s contributions	—	—	—	110
Benefits paid	(50,072)	(57,620)	(52)	(110)
Plan assets transferred to the Sponsor	—	—	(867)	—

Fair value of plan assets at end of year	1,006,475	1,005,682	—	—

(=) Net actuarial liabilities (assets)	(401,903)	(337,980)	2,077	2,504

Unrecorded amount due to the limit on defined benefit	401,903	337,980	—	—

(=) Actuarial liabilities recognized	—	—	2,077	2,504

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	SISTEL – PBS-A		PAMEC
	2007	2008	2007	2008
EXPENSE RECOGNIZED IN THE STATEMENT OF INCOME OF BRASIL TELECOM
Cost of current service	—	—	7	—
Cost of interest	—	—	170	219
Return (loss) on plan assets	—	—	(36)	—
Recognized actuarial losses (gains)	—	—	423	318
Total expense recognized	—	—	564	537

MAIN ACTUARIAL ASSUMPTIONS USED
Discount rate on actuarial liabilities (6% + Inflation)	10.77%	10.77%	10.77%	10.77%
Estimated inflation rate	4.50%	4.50%	4.50%	4.50%
Estimated rate of increase in benefits	4.50%	4.50%	N/A
Rate of increase in health care costs	N/A		7.64%	7.64%
Total expected rate of return on plan assets	10.82%	11.30%	N/A
General mortality biometric table	UP94	AT83	UP94	AT83
Disability biometric table	N/A		N/A
Initial age of benefits	N/A		N/A

N/A = Not Applicable.

SUPPLEMENTAL INFORMATION — 2008

a)	The plans’ assets and liabilities are stated as of December 31, 2008.

b)	The registry data used refer to September 30, 2008, projected for December 31, 2008.

c)	The total expected rate of return on the plans’ assets was determined based on the result of profit projections for the asset segments which comprise the plan’s portfolio, taking into consideration the geometric mean for the next five years.

The investment strategy of the pension plans is described in their investment policy, which is annually approved by the Executive Boards of the sponsored funds. It establishes that investment decisions should take into consideration: (i) the preservation of capital (ii) the diversification of investments; (iii) the risk appetite based on conservative assumptions; (iv) the expected rate of return as a result of the actuarial liabilities; (v) compatibility between the investment’s liquidity and the plans’ cash flows; and (v) reasonable management costs. It also defines the volumes of the different types of investments allowed for the pension funds, as follows: national fixed income, national variable income, loans to participants and real estate investments. In the fixed income portfolio, only securities subject to low credit risk are allowed. Derivatives are only allowed for hedging purposes. Loans are limited to certain credit levels. Tactical allocation is the responsibility of the investment committee, which is made up of pension plan officers, investment manager and a member appointed by the Executive Board. The finance department is in charge of performance.

The limits established for the different types of investments allowed for pension funds are as follows:

ASSET GROUP	FBrTPREV – BrTPREV, Alternativo and Fundador	Fundação 14 – TCSPREV	SISTEL – PBS-A
Fixed income	90%	100%	95%
Variable income	20%	20%	40%
Properties	8%	N/A	9%
Loans to participants	3%	3%	3%

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The plans’ assets as of December 31, 2008 were allocated as follows:

ASSET GROUP	FBrTPREV – BrTPREV, Alternativo and Fundador	Fundação 14 – TCSPREV	SISTEL – PBS-A
Fixed income	84.2%	85.3%	75.4%
Variable income	11.7%	13.2%	18.7%
Real estate properties	2.8%	1.5%	5.5%
Loans to participants	1.3%	—	0.4%
Total	100%	100%	100%

b. Employee and Management Stock Option Plan

An Extraordinary Shareholders’ Meeting of Brasil Telecom S.A. held on November 6, 2007, approved a new general plan for granting stock options for management and employees of BTP and its subsidiaries, and, at the balance sheet date, the following plans were in effect, in accordance with their related approval dates.

Plan Approved on April 28, 2000

The rights vested through stock options agreements while this previously approved plan was effective remain valid and effective according to the respective terms agreed, and no new grants through this plan are allowed.

At the balance sheet date, there were outstanding exercisable options, as described in the program below:

Program B

The options guaranteed by this plan are options settled in shares.

The exercise price was established by the managing committee based on the market price as of the grant date and will be adjusted by the IGP-M between the agreement execution date and payment date.

Changes in the balance of the stock options are summarized as follows:

	2007		2008
	Preferred share options	Average exercise price - R$	Preferred share options	Average exercise price - R$
Balance of outstanding options at beginning of year	270,802	13.00	256,855	16.88
Exercised options	—	—	(162,084)	17.01
Cancelled options	(13,947)	17.30	(15,259)	17.60
Balance of outstanding options at end of year	256,855	16.88	79,512	19.04
Balance of exercisable options at end of year	256,855	16.88	79,512	19.04

The 162,084 options exercised were settled through the delivery of preferred shares held in treasury by Brasil Telecom S.A., at the total exercise price of R$1,012 and the fair value totaled R$1,156.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The right to exercise the option is vested in accordance with the terms and conditions below:

Grant					Adjusted exercise price (in Reais)	Options (in shares)
Grant		Lot	Exercisable from	Exercise deadline
3rd	December 22, 2004	33%	December 22, 2005	December 31, 2011	19.04	26,504
		33%	December 22, 2006	December 31, 2011	19.04	26,504
		34%	December 22, 2007	December 31, 2011	19.04	26,504

The stock options represent 0.01% (0.05% as of December 31, 2007) of the total outstanding shares of Brasil Telecom S.A.

Assuming that the options will be fully exercised, the premiums on the related options, calculated based on the Black&Scholes method on the grant date, payable to the Subsidiary, would total R$219 (R$1,761 as of December 31, 2007).

The fair value of the options granted was estimated on the grant date based on the Black&Scholes options pricing model, using the following assumptions:

	December 21, 2004	December 19, 2003	December 17, 2002
Backing asset	13.64	13.64	13.64
Exercise price	17.30	15.89	15.69
Expected volatility	38.2%	44.8%	3.0%
Risk-free interest rate	8.4%	8.6%	23.0%
Expected life (in years)	2	3	3
Dividend yield	3.10%	3.20%	5.10%
Fair value on the grant date	2.76	5.56	4.09

Plan Approved on November 6, 2007

The new plan authorizes the grant of stock options, allowing participants, under certain conditions, to purchase or subscribe, in the future, at a pre-defined amount, shares that are part of a stock option scheme called UP (Performance Unit), comprising preferred shares of Brasil Telecom S.A. and common and preferred shares of BTP. The amount of the UPs granted cannot exceed a maximum limit of 10% of the book value of each type of share of the subsidiary.

The shares derived from the exercise of options entitle their holders to the same rights granted to the other shareholders of BTP and Brasil Telecom S.A..

The Board of Directors is responsible for managing this plan and is vested with full powers for establishing the stock option programs, which can be delegated to a compensation committee made up of up to three Board members.

At a Meeting held on December 14, 2007, the Board of Directors of Brasil Telecom S.A. ratified the approval of two programs related to the new stock option plan, with retroactive effects to July 1, 2007, which consist of the following:

Program 1

Options are granted on a one-time basis and no new grants are allowed for a period of up to four years. The exercise price of the UP has been set by the Board of Directors, pursuant to the terms of the plan, is adjusted by the IGP-M, plus 6% p.a., and discounted from the amounts paid as dividends and/or interest on capital in the period.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Program 2

This program provides for the grant of options on an annual basis, on July 1 of each year, and there were grants on July 1, 2007 and 2008. The exercise price of the UP has been set by the Board of Directors, pursuant to the terms of the plan, and will be discounted from the amounts paid as dividends and/or interest on capital in the period.

The right to exercise the options under Programs 1 and 2 is vested in accordance with the terms and conditions below:

Program	Grant				Adjusted exercise price (in Reais)	Options (in UPs)
	Grant	Lot	Exercisable from	Exercise deadline
1	July 1st, 2007	25%	July 1st, 2008	June 30, 2011	32.22	704,331
		25%	July 1st, 2009	June 30, 2012	32.22	704,331
		25%	July 1st, 2010	June 30, 2013	32.22	704,331
		25%	July 1st, 2011	June 30, 2014	32.22	704,331

2	July 1st, 2007	25%	July 1st, 2008	June 30, 2011	24.93	47,153
		25%	July 1st, 2009	June 30, 2012	24.93	199,811
		25%	July 1st, 2010	June 30, 2013	24.93	199,811
		25%	July 1st, 2011	June 30, 2014	24.93	199,810
	July 1st, 2008	25%	July 1st, 2009	June 30, 2012	32.39	175,338
		25%	July 1st, 2010	June 30, 2013	32.39	175,421
		25%	July 1st, 2011	June 30, 2014	32.39	175,421
		25%	July 1st, 2012	June 30, 2015	32.39	175,421

The vesting periods established in Programs 1 and 2 can be accelerated as a result of special events or conditions provided for in the option grant agreement, particularly as a result of changes in the direct and indirect control of BTP and Brasil Telecom S.A. A minimum bonus is assured in the event of a reduction in the fair value of the shares on the exercise date, under the terms defined in the agreement.

On July 15, 2008, the terms of the plan were changed, and the requirement for BTP to repurchase the shares that comprise the stock option scheme was eliminated. Accordingly, the stock options which include shares of Brasil Telecom S.A. started to be recorded as options settled in shares and the stock options which include shares of BTP continued to be recorded as shares settled in cash.

Changes in the balance of stock options are summarized as follows:

	2007		2008
	Options (in UPs)	Average exercise price of UPs - R$	Options (in UPs)	Average exercise price of UPs - R$
Balance of outstanding options at beginning of year	—	—	4,036,440	28.37
Granted options	4,036,440	26.70	724,955	32.39
Exercised options	—	—	(171,971)	24.93
Cancelled options	—	—	(423,914)	27.81
Balance of outstanding options at end of year	4,036,440	28.37	4,165,510	31.12
Balance of exercisable options at end of year	—	—	751,484	31.12

During the year, 171,971 options were exercised under Program 2, settled as follows: (i) delivery of preferred shares held in treasury by the subsidiary, at a total exercise price of R$4,287 and acquisition cost of R$661; and (ii) delivery of common and preferred shares of BTP, at a total exercise price of R$3,653 and fair value of R$4,321.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The shares under the stock option scheme (UPs) represent 1.30% (0.79% as of December 31, 2007) of the book value of the preferred shares issued by the subsidiary, and 5.65% and 3.26% (6.44% and 3.71% as of December 31, 2007) of BTP’s common and preferred shares, respectively.

The fair value of the options granted was estimated on the grant date under the binomial option pricing model, using the assumptions below, which were calculated based on market quotations:

Grant date: July 1, 2007

Program: 1

	Lot 1	Lot 2	Lot 3	Lot 4
Backing asset	31.06	31.06	31.06	31.06
Exercise price	32.22	32.22	32.22	32.22
Expected volatility	42.02%	42.02%	42.02%	42.02%
Risk-free interest rate (1)	1.79%	2.05%	2.06%	2.15%
Expected life	2.49	3.51	4.54	5.57
Dividend yield	—	—	—	—
Fair value on the grant date	8.16	9.89	11.32	12.61

(1)	Considers the risk-free interest rate less the variation of the General Market Price Index (IGP-M) + 6% p.a.

Grant date: July 1, 2007

Program: 2

	Lot 1	Lot 2	Lot 3	Lot 4
Backing asset	31.06	31.06	31.06	31.06
Exercise price	24.93	24.93	24.93	24.93
Expected volatility	42.02%	42.02%	42.02%	42.02%
Risk-free interest rate	12.29%	12.55%	12.56%	12.65%
Expected life	2.49	3.51	4.54	5.57
Dividend yield	—	—	—	—
Fair value on the grant date	14.57	16.89	18.80	20.44

Grant date: July 1, 2008

Program: 2

	Lot 1	Lot 2	Lot 3	Lot 4
Backing asset	31.06	31.06	31.06	31.06
Exercise price	32.39	32.39	32.39	32.39
Expected volatility	42.02%	42.02%	42.02%	42.02%
Risk-free interest rate	12.29%	12.55%	12.56%	12.65%
Expected life	2.49	3.51	4.54	5.57
Dividend yield	—	—	—	—
Fair value on the grant date	11.27	13.98	16.22	18.17

The expense recorded by Brasil Telecom S.A. in the statement of income for the year, covering all the stock option plans offered, was R$16,743 (R$13,179 in 2007). The balances of Brasil Telecom S.A recorded under liabilities and shareholders’ equity at the balance sheet date are represented by R$23,893 and R$5,803, respectively (R$13,179 and R$872 as of December 31, 2007).

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

c. Other Employee Benefits

Other benefits are granted to employees, such as: health/dental care, meal tickets, group life insurance, occupational accident allowance, sick pay, transportation allowance etc.

29. Shareholders’ equity

a. Capital

The issued and paid up capital stock is comprised of preferred shares and common shares, as shown in the table below:

	Common	Preferred	Total
Number of shares as of December 31, 2005 (a)	1,478,858	—	1,478,858
Number of shares as of December 31, 2006 (a)	1,478,858	213,751	1,692,609

Number of shares as of December 31, 2007 (a)	1,478,858	213,751	1,692,609

Number of shares as of December 31, 2008 (a)	1,124,801	606,567	1,731,368

(a)	In thousands of shares

The Company is authorized to increase its capital, according to a resolution of the Board of Directors, up to the total limit of 10,000,000 common or preferred shares, in compliance with the legal limit of two thirds (2/3) for the issue of new preferred shares without voting rights.

By resolution of the Shareholders’ Meeting or Board of Directors’ Meeting, the Company’s capital can be increased through capitalization of retained earnings or reserves previously allocated for this purpose by the Shareholders’ Meeting. Under these conditions, the capitalization may be performed without changing the amount of shares.

Capital is represented by common and preferred shares, with no par value, and the Company is not required to maintain the current proportion of these types of share on capital increases.

By resolution of the Shareholders’ Meeting or Board of Directors’ Meeting, the preemptive right on issuance of shares, warrants or debentures convertible into shares can be cancelled in the cases provided for in article 172 of the Brazilian Corporate Law.

Preferred shares do not have voting rights, except in the cases specified in sole paragraphs of articles 11 and 14 of the By-laws, but are assured priority in the receipt of the minimum non-cumulative dividend of 6% per year, which is calculated on the amount obtained after dividing the capital by the total number of the Company’s shares, or of 3% per year, calculated on the amount obtained after dividing the shareholders’ equity by the total number of the Company’s shares, whichever is greater.

At an Extraordinary General Meeting of the shareholders, held on April 18, 2008, approval was given for the conversion of all of the preferred Class “A” shares of the Company into common shares, at the rate of one share of common stock for each preferred share, Class “A” issued. The shares have the right to fixed dividends that were fully capitalized on that date. During fiscal 2008, R$ 19,143 (R$74,018 in 2007) were set aside for fixed dividends.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

At an Extraordinary General Meeting of Invitel shareholders, held on April 25, 2008, it was decided to alter the characteristics of the abovementioned Class “A” shares that might be issued by Invitel, the privileges conferred on these shares and the conditions for redemption having been modified. Also changed were the features of the common shares of Invitel, which now may be converted into preferred Class “A” shares at any time and at the exclusive criteria of the shareholder, at the ratio of 1 (one) new Class “A” preferred share for each common share converted.

At an Extraordinary General Meeting of the shareholders, held on December 24, 2008 approval was given for the conversion of 606,566,671 (six hundred six million, five hundred sixty six thousand, six hundred and seventy one) common shares into preferred Class “A” shares, redeemable at the ratio of 1 (one) new preferred share Class “A” for each common share converted under the terms of article 5, paragraph 1 of the By-Laws of the Company, as follows:

“I — The preferred Class “A” shares may be wholly or partially redeemed at the option of the Company, at any time without the necessity of holding a Special Shareholders Meeting, under terms of §6° of article 44 of Law 6404/76. The partial redemption of the preferred Class “A” shares will have a proportional effect on the shareholders, it being, therefore, unnecessary to hold the drawing called for in the law.

II — The value of the redemption of the preferred Class “A” shares corresponds to R$ 2.15 per share. The value of the redemption will be paid within 60 days of the date of redemption.

III — The Reserve for Redemption for Preferred Class “A” Shares and the capital reserves of the Company may only be used for the redemption of the preferred Class “A” shares.

IV — Any change in the conditions of this paragraph 5 or in article 28 of the Company’s By-Laws will depend on the prior approval of the holders of Class “A” preferred stock, depending on the case, according to Paragraph §1 of article 136 of Law 6404/76, making it possible for shareholders who disagree to withdraw from the Company, receiving as reimbursement an amount corresponding to the equity value of the respective share.”

b. Capital reserves

The Company maintains a capital reserve to cover the redemption of Class “A” preferred shares. The balance of this capital reserve as of December 31, 2008 was R$ 306,840 (R$325,982 as of December 31, 2007). Currently the Capital Stock of the company is composed of common and preferred shares, as described in item “a” above.

At an Extraordinary General Meeting of the shareholders, held on December 24, 2008, approval was given for the issuing of 29,843 (twenty nine thousand, eight hundred forty-three) subscription bonds with a value at issue of R$0.00004 per bond, where each subscription bond confers upon its holder the right to purchase 19,000 (nineteen thousand), shares issued by the Company, at the value at issue per share, to be fully paid-up in cash in the currency of the country, at R$ 0.00230, plus the total amount of the conversion of the subscription bonds in the amount of R$ 1.

Capital reserves are recognized pursuant to the following practices:

Reserve for Share Subscription Premium: results from the difference between the amount paid on subscription and the amount allocated to capital.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Other Capital Reserves: formed by the contra entry of funds invested in income tax incentives before the beginning of fiscal year 2008.

c. Dividends and Interest on Shareholders’ Equity

Dividends are calculated pursuant to the Company’s By-laws and the Brazilian Corporate Law. Mandatory minimum dividends are calculated in accordance with article 202 of Law 6404/76, and preferred or priority dividends are calculated pursuant to the Company’s By-laws.

By deliberation of the Board of Directors, the Company can pay or credit, as dividends, interest on Shareholders’ Equity pursuant to article 9, paragraph 7, Law 9249, of December 26, 1995. The interest paid or credited will be offset against the annual mandatory minimum dividend amount, pursuant to article 44 of the By-laws.

According to the Company’s statutory regulations, the preferred class A shares have the right to receive minimum dividends of at least 10% higher than those distributed to common shares, besides having the right to participate for 100% in the Company’s results, equal to the conditions of the common shares, relating to the remaining income, as well as to the distribution of new shares from capital increases.

Dividends and Interest on Shareholders’ Equity Credited

The Company credited Interest on Shareholders’ Equity to its shareholders during the year, according to the share position on the date of each credit was made. At the balance sheet date, interest on Shareholders’ Equity credited, net of withholding income tax, was attributed to dividends.

	2007 (1)	2008
Interest on Shareholder’s Equity Credited	450,954	370,951
IRRF (withholding income tax)	(67,643)	(55,643)
Net JSCP	383,311	315,308
Accrued dividends to supplement interest shareholders equity	317,739	27,783
Total shareholders’ compensation	701,050	343,091
Common shares	612,518	222,893
Preferred shares	88,532	120,199

Total compensation per share (in Brazilian reais) (1)	2007 (2)	2008
Common	0,4141830	0,198162
Preferred	0,4141830	0,198162
Total shares	0,4141830	0,198162

(1)	The data referring to 2007 fiscal year are reported at the original amounts calculated in that year, without considering the adjustments arising from Law 11,638/07.

The total payments to shareholders exceed the amount of mandatory dividends, as well as that of priority dividends and dividends paid to common shares, calculated under equal conditions.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

30. Expansion plan contributions

The expansion plans (self-financing) were the means by which the telecommunications companies financed part of the network investments. With the issue of Administrative Rule No. 261/97 by the Ministry of Communications, this fund raising mechanism was discontinued and the existing amount of R$7,974 (R$7,974 as of December 31, 2007) derives from plans sold prior to the issue of said Administrative Rule, the corresponding assets to which are already incorporated to BRT’s fixed assets through the PCT (Community Telephony Plant). For reimbursement in shares by subsidiary Brasil Telecom S.A., it is necessary to await a court decision on the suits filed by the interested parties. The balances related to expansion plan contributions as of December 31, 2008 and 2007, are classified as other liabilities in non-current liabilities.

31. Related-parties transactions

Related parties transactions refers to Company transactions with Solpart and those between the Company’s subsidiaries. All inter-company transactions, balances, revenues and expenses are fully eliminated in the consolidation.

Management

Management Compensation

The compensation of the managers responsible for planning, managing and controlling the Company’s activities, including that of the members of the Board of Directors and officers, is as follows:

	2008	2007
Salaries and other short-term benefits	52,260	26,567
Post-employment benefits	184	172
Employment termination benefits	6,888	1,953
Share-based compensation	16,743	13,179

Total	76,075	41,871

Management compensation attributable to BTP was recorded based on cost sharing.

Transactions with the direct subsidiary Solpart

Dividends and interest on shareholders’ equity: from its 2008 provision for Dividends and interest on shareholders’ equity, the direct subsidiary Solpart allocated the sum of R$42,545 to the Company, representing the minimum obligatory dividend and supplementary dividends on the profit for the 2008 financial year.

Transactions with the indirect subsidiary BTP

Dividends and interest on shareholders’ equity: in 2008, Invitel had an equity stake in BTP valued at acquisition cost, represented by 76,000,000 common shares. From its 2008 provision for Dividends and interest on shareholders’ equity, BTP allocated the sum of R$ 60 (December. 31, 2007 — R$ 71) to Invitel, representing Interest on shareholders’ equity. Interest on shareholders’ equity receivable, net of income tax withheld at source, is R$ 318 on December 31, 2008 (December 31, 2007 — R$ 60 in Interest on shareholders’ equity and R$ 80 in dividends). Of the Interest on shareholders’ equity receivable, R$ 267 was related to Invitel, due to the Split-Off of Argolis Holdings, with the ceded portion reverting to the Company.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

BTP transactions with its subsidiaries

There follows a presentation of the principal transactions between BTP and the related parties mentioned in Note 1. These transactions were carried out at prices and on terms agreed between the parties.

Brasil Telecom S.A.

Guarantees and Sureties: (i) BTP provides guarantees of loans and financing owing by Brasil Telecom S.A. to its creditor financial institutions. In 2008, BTP earned the sum of R$ 9,157 (R$ 3,401 in 2007) on the guarantees it provided; and (ii) BTP provided a surety to Brasil Telecom S.A. in relation to insurance policies in guarantee of contractual obligations, totalling R$ 112,020 (R$ 97,457 in 2007). In 2008, in remuneration of this surety, BTP recorded operating income of R$ 129 (R$ 117 in 2007).

Amounts Payable: resulting from abovementioned transactions and also in relation to the sharing of resources. The balance payable is R$ 1,636.

32. Insurance

BTP maintains insurance policy programs to cover returnable assets, loss of profits and contractual collateral, as established in the Concession Agreement entered into with the government, and civil liability for telephony service operations.

Insured assets, liabilities and interests are as follows (unaudited):

Type	Coverage	Insured amount
		2007	2008
Operational risks	Buildings, machinery and equipment, facilities, service centers, towers, infrastructure and information technology equipment	12,705,368	15,090,068
Loss of profits	Fixed expenses and net income	8,669,400	8,955,588
Contractual collateral	Fulfillment of contractual obligations	89,405	94,601
Civil liability	Telephony service operations	12,000	12,000

BTP also has civil liability insurance for management, which also provides coverage for the subsidiary Brasil Telecom S.A., at a total approximate amount of US$ 90,000,000.00 (ninety million US dollars).

There is no insurance for optional civil liability, related to casualties with BTP’s vehicles involving third parties.

33. Risk Analysis

Financial Risk Management

The activities of the Company and its subsidiaries expose them to several financial risks, such as: market risk (including currency risk, the interest rate risk on fair value and cash flows and price risk), credit risk and liquidity risk. The global risk management program focuses on the unpredictability of financial markets and seeks to mitigate potential adverse impacts on financial performance. The subsidiary Brasil Telecom S.A. uses derivatives for certain risk exposures.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Risk management is carried out by BTP’s treasury officer, in accordance with the policies approved by management. The treasury officer identifies, assesses and covers financial risks together with the other units of BTP and its subsidiaries. Management provides written principles for global risk management, as well as policies addressing specific areas, such as exchange rate and interest risk, credit risk, the use of derivatives and non-derivatives, and immediately liquid investments.

According to their nature, financial instruments may involve known or unknown risks, and the potential of these risks is important, in the best judgment. Thus, there may be risks with or without guarantees depending on circumstantial or legal aspects:

a. Fair Value of Financial Assets and Liabilities

The Company and its subsidiaries have estimated the market value or effective realization value (fair value) of their financial assets and liabilities by using available market information and appropriate estimation methodologies for each situation. The interpretation of market data as regards the choice of methodologies requires considerable judgment and the establishment of estimates to reach an amount considered appropriate to each situation. Therefore, the estimates presented many not necessarily indicate the amounts that could be obtained in the current market. The use of different hypotheses for fair value calculation may have a material impact on the amounts obtained.

The fair value of swap derivatives was calculated based on the future cash flows associated to each instrument contracted, discounted to the market rates in effect at the balance sheet date. The method used to calculate the fair value of derivatives related to US dollar call options, adopted for recognizing the premium, was Black&Scholes, adapted by Garman-Kohlhagen, to consider specific characteristics of foreign currency options.

For securities traded in an active market, the fair value is equivalent to the amount of the last quotation available at the balance sheet date multiplied by the number of outstanding securities. For contracts whose current terms and conditions are similar to those originally contracted or which do not present quotation benchmarks, the fair values equal the carrying amounts.

The classes of assets and liabilities presented in this note were not selected based on their materiality:

	2007		2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	838,492	838,492	2,760,840	2,760,840
Cash investments	3,163,487	3,163,487	775,502	775,502
Trade accounts receivable	2,189,701	2,189,701	2,210,090	2,210,090
Loans and financing	7,973	7,973	6,868	6,868
Derivatives	6,218	6,218	29,179	29,179
Other assets	210,920	210,920	234,440	234,440

Liabilities
Accounts payable and accrued expenses	1,650,681	1,650,681	2,072,286	2,072,286
Loans and financing	3,911,326	3,959,644	4,536,887	4,561,904
Debentures	1,088,956	1,088,956	1,091,906	1,058,712
Derivatives	406,514	406,514	222,073	222,073
Dividends/ interest on shareholders’ equity	1,045,045	1,045,045	473,607	473,607
Other liabilities	413,557	413,557	969,438	969,438

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

b. Financial Instruments per Category

The book balances of financial instruments per category are as follows:

	2008
	Receivables, Loans and Liabilities at Amortized Cost	At Fair Value with Gains and Losses Recognized in Income (Expense)	Total
Assets
Cash and cash equivalents	—	2,760,840	2,760,840
Cash investments	—	775,502	775,502
Trade accounts receivable	2,210,090	—	2,210,090
Loans and financing	6,868	—	6,868
Derivatives	—	29,179	29,179
Other assets	234,440	—	234,440
Total	2,451,398	3,565,521	6,016,919

Liabilities
Accounts payable and accrued expenses	2,072,286	—	2,072,286
Loans and financing	4,536,887	—	4,536,887
Debentures	1,091,906	—	1,091,906
Derivatives	—	222,073	222,073
Dividends/ interest on shareholders’ equity	473,607	—	473,607
Other liabilities	969,438	—	969,438
Total	9,144,124	222,073	9,366,197

	2007
	Receivables, loans and liabilities at amortized cost	At fair value with gains and losses recognized in income (expense)	Total
Assets
Cash and cash equivalents	—	838,492	838,492
Cash investments	—	3,163,487	3,163,487
Trade accounts receivable	2,189,701	—	2,189,701
Loans and financing	7,973	—	7,973
Derivatives	—	6,218	6,218
Other assets	210,920	—	210,920
Total	2,408,594	4,008,197	6,416,791

Liabilities
Accounts payable and accrued expenses	1,650,681	—	1,650,681
Loans and financing	3,911,326	—	3,911,326
Debentures	1,088,956	—	1,088,956
Derivatives	—	406,514	406,514
Dividends/ interest on shareholders’ equity	1,045,045	—	1,045,045
Other liabilities	413,557	—	413,557
Total	8,109,565	406,514	8,516,079

The Company and its subsidiaries had no financial instruments classified as held to maturity at the balance sheet date.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

c. Capital Risk Management

The Company’s objective when managing capital is to safeguard its continuity, ensuring returns to shareholders and conformity to their strategy.

The risk of consolidated capital management arises from the position of the Company and subsidiaries to use the operating cash flow to finance a significant portion of investments. Equity structure management is based on the annual budget approved by the Board of Directors, which establishes a net debt (Loans and financing plus derivatives, less Cash and cash equivalents and cash investments) to EBITDA ratio of less than one (1), which aims at ensuring a financing capacity to meet the high investments which characterize the Brazilian telecommunications industry. Additionally, the projects which require capital investments are approved by an investments committee under the EVA (Economic Value Added) methodology.

The monitoring criteria may be changed, in accordance with economic and financial conditions, in order to optimize their financial leverage and debt management.

d. Credit risk

Most of the consolidated services provided are linked to the Concession Agreement and a portion of these services is subject to determination of tariffs by the regulatory agency. The credit policy, in turn, as regards public telecommunications services, is subject to the legal standards established by the Concession Grantor. The risk exists due to the possibility of consolidated losses resulting from the difficulty in collecting the amounts billed to customers. Consolidated default for the year was 2.18% (2.18% in 2007), considering the total losses on trade accounts receivable in relation to gross revenue. By means of internal controls, BTP permanently monitors the level of its accounts receivable, thus limiting the risk of default, and cuts off access to the service (outbound phone traffic) if the bill is overdue for more than thirty days. Exceptions are made for telephone services, which should be maintained for national security or defense reasons.

Brasil Telecom S.A. operates in co-billing related to long distance calls with the use of its CSP (Operator Selection Code) originated by subscribers of other fixed and mobile telephony operators. Co-billing receivables are invoiced and collected by these operators, based on the operational agreements entered into with the latter and according to the rules set forth by the Brazilian Telecommunications Agency (ANATEL). The blocking rules set forth by the regulatory agency are the same for the fixed and mobile telephony companies, which are co-billing suppliers. This subsidiary controls separately this type of receivables and maintains an allowance for losses that may occur, due to risks of not receiving such amounts.

As regards mobile telephony, the credit risk in mobile handsets sales and services provided under the post-paid category is minimized by a credit pre-analysis. Also regarding post-paid services, whose customer base at the end of the year was 17.5% of the total portfolio (20.1% as of December 31, 2007), accounts receivable are also monitored in order to limit the default rate and service is blocked (outbound phone traffic) when the bill is overdue for more than 15 days.

e. Exchange rate risk

Brasil Telecom S.A. has Loans and financing contracted in foreign currency. The risk associated with these liabilities is related to the possibility of fluctuations in exchange rates that may increase the balance of such liabilities. The loans subject to this risk represent approximately 16.7% (16.0% as of December 31, 2007) of the total liabilities of Loans and financing, less the foreign exchange hedging transactions contracted. In order to minimize this type of risk, the Company has been entering into foreign exchange hedging contracts with financial

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

institutions. Of the debt portion in foreign currency, 60.5% (92.6% as of December 31, 2007) is hedged with exchange rate swap and US dollar options, and foreign currency-denominated cash investments. The unrealized positive or adverse effects on hedging transactions, using exchange rate swaps and US dollar options, are recorded in the statement of income as earnings or losses, according to the status of each instrument.

Net exposure to exchange rate risk at the balance sheet date, at carrying and fair values, was as follows:

	2007		2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Derivatives	6,218	6,218	29,179	29,179
Total	6,218	6,218	29,179	29,179
Current assets	—	—	29,179	29,179
Long-term assets	6,218	6,218	—	—

	2007		2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Liabilities
Loans and financing	622,114	655,533	779,932	763,571
Derivatives	406,514	406,514	222,073	222,073
Total	1,028,628	1,062,047	1,002,005	985,644
Current liabilities	215,787	213,528	230,773	230,150
Long-term liabilities	812,841	848,519	771,232	755,494

Derivatives

In accordance with investment policies approved by the Board of Directors in May 2007, Brasil Telecom is allowed to enter into derivative transactions, without leverage, with prime financial institutions, in order to implement investment strategies and hedge debts. The investment limits in derivative transactions cannot exceed 10% of the higher of subsidiary’s total investments and total foreign-currency denominated debt exposed to exchange rate changes. This type of transactions can only be entered into after being approved by management, in accordance with formally established procedures.

Internal controls are maintained to ensure timely monitoring of foreign exchange risks. Since the subsidiary has derivative investments for debt hedge, the management and assessment of the results from these transactions only consider the reduction or elimination of the effects of fluctuations in exchange rates on its debt.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amounts of derivatives are summarized as follows:

	Maturity	Notional amount				Fair Value		Accumulated effect – current period
								Amount receivable	Amount payable
		2007		2008		2007	2008	2008	2008
Swap contracts
Asset position
Foreign currency — Yen (i)	Mar/09 to Mar/11		400,359		280,703	239,106	277,774	—	277,774
Liability position
Interest rate — Interbank Certificate of Deposit (CDI) (i)	Mar/09 to Mar/11		(400,359)		(280,703)	(636,936)	(499,428)	—	(499,428)
Net amount			—		—	(397,830)	(221,654)	—	(221,654)
Options contracts
Holder position — Call
Foreign currency — dollar (i)	Feb/09	US$	80,000	US$	80,000	6,218	29,179	29,179	—
Writer position — Put
Foreign currency — dollar (ii)	Feb/09	(US$	64,000)	(US$	64,000)	(8,684)	(419)	—	(419)

(i)	Yen to CDI swap (Plain Vanilla)

In 2004, Brasil Telecom S.A. contracted foreign exchange swap transactions (plain vanilla) in order to hedge cash flows related to its yen-denominated liabilities with final maturity in March 2011. Under these contracts, the subsidiary has an asset position in yens, plus fixed interest rate, and a liability position tied to a percentage of a one-day interest rate (CDI), thus hedging against the foreign exchange fluctuation risk of the yen against the Brazilian real, which in effect represented a swap of yen cost of +1.92% per year with an average weighted rate of 95.91% at the balance sheet date. Such contracts were entered into with the following prime financial institutions: Citibank N.A. — Brazilian branch, Citibank DTVM S.A., Banco Citibank S.A., Banco JP Morgan S.A. and Banco Santander Brasil S.A. These transactions were duly registered with the Clearinghouse for the Custody and Financial Settlement of Securities (CETIP S.A.) and there is no required guarantee margin on these contracts.

As the asset position flows of swap contracts will be fully offset by the liability flows of the yen-denominated debt, the subsidiary considers that the risk of being in default with one-day interest rates (CDI) is the increase of the CDI.

(ii)	US Dollar Options

Brasil Telecom S.A. contracted US dollar options to partially hedge cash flows tied to foreign currency-denominated debts (Notes issued in February 2004). These transactions involve the purchase of call options fully financed by the sale of put options, and an identical exercise price for both transactions. Such contracts were entered into with the following prime financial institutions: Banco Santander Brasil S.A., Banco JP Morgan S.A., Banco Citibank S.A., HSBC Bank Brasil S.A. — Banco Múltiplo and Banco Alfa de Investimentos S.A. These transactions were duly registered with the Clearinghouse for the Custody and Financial Settlement of Securities (CETIP S.A.) and mature in February 2009. There is no required guarantee margin on these contracts.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

As a result of its strategy for options transactions, the subsidiary has a long position in dollars at the average price of R$1.9925/ US$. The notional value is US$80,000 for call options and US$64,000 for put options.

Sensitivity Analysis of Exchange Rate Changes (unaudited)

At the balance sheet date, management estimated the probable scenario of depreciation of the Brazilian real against other currencies based on the closing dollar exchange rate (sell PTAX) and the quotation of the Commodities & Futures Exchange (BM&F) for the US dollar futures contract maturing in January 2010. The probable rate was then depreciated by 25% and 50%, serving as a parameter for the possible and remote scenarios, respectively.

Exchange Rate Scenarios
Probable scenario		Possible scenario		Remote scenario
Benchmark dollar rate	Depreciation	Benchmark dollar rate	Depreciation	Benchmark dollar rate	Depreciation
2.50	6.9%	3.12	33.6%	3.75	60.3%

As of December 31, 2008, the hypothetical depreciation of the real against other currencies would have the following impact:

Impacts on Exchange Rate Scenarios
Transaction	Risk	Scenario
		Probable	Possible	Remote
Cash and cash equivalents	Dollar depreciation	8,129	39,671	71,212

Dollar-denominated debts	Dollar appreciation	(35,089)	(171,233)	(307,378)
US dollar options	Dollar depreciation	12,907	62,633	112,307
Net effect of the depreciation of the real		(22,182)	(108,600)	(195,071)

Yen-denominated debts	Yen appreciation	(19,421)	(94,774)	(170,127)
Swaps (asset position — yen)	Yen depreciation	19,130	93,356	167,582
Net effect of the depreciation of the real		(291)	(1,418)	(2,545)

Debts denominated in a basket of currencies	Appreciation of the basket of currencies	(6,263)	(30,566)	(54,868)

f. Interest rate risk

Assets

Cash equivalents and financial investments in local currency are kept in financial investment funds (FIFs) exclusively managed for the Company and investments in its own portfolio of private securities (floating rate bank certificates of deposit — CDBs) issued by prime financial institutions.

The consolidated asset arises from a loan granted to a company that manufactures telephone directories, which earns interest based on the IGP-DI (General Price Index — Domestic Supply). The Company also has fixed income securities (CDBs) invested in Banco de Brasília S.A., related to the guarantee for the credit incentive granted by the government of the Federal District, under the “Program for Economic Sustainable Development in the Federal District” (PRO-DF), which earn interest from 94% to 97% of the SELIC interest rate.

The interest rate risk linked to these assets arises from the possibility of fluctuations in those rates.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

These assets are presented in the balance sheet as follows:

	Carrying amount and fair value
	2007	2008
Assets
Cash equivalents	523,338	2,592,870
Cash investments	3,163,487	775,502
Loans and financing	7,973	6,868
Total	3,694,798	3,375,240
Current assets	3,688,622	3,370,130
Long-term assets	6,176	5,110

Liabilities

Brasil Telecom S.A. has loans and financing in local currency subject to the following indexes: Long-term Interest Rate (TJLP), Monetary Unit of the National Bank for Economic and Social Development (UMBNDES), Interbank Certificates of Deposit (CDIs) and General Price Index — Domestic Supply (IGP-DI) and financing in foreign currency subject to the YEN LIBOR and LIBOR indexes. It is also exposed to the CDI arising from swap transactions contracted, the purpose of which is to hedge its yen-denominated liabilities, as mentioned in Note 33.e. There are no other derivative transactions to hedge the liabilities against interest rate risk.

Furthermore, Brasil Telecom S.A. issued public debentures, not convertible into or exchangeable for shares. These liabilities were contracted at an interest rate pegged to the CDI.

The risk inherent to these liabilities arises from the possibility of fluctuations in those rates. However, the Company continuously monitors these market rates to assess the possible contracting of derivatives to hedge against the risk of volatility of these rates.

Sensitivity Analysis of Interest Rate Changes

BTP understands that the most significant risk related to interest rate changes arises from its liabilities subject to the CDI and TJLP. The risk is associated to an increase in those rates.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

At the balance sheet date, management estimated a probable scenario of changes in interbank deposit rates (DIs) based on underlying rates from the closing quotations of future DIs traded on the BM&F. As there is no benchmark market for the future TJLP rates, management estimated a probable TJLP scenario of 6.25% per year, i.e., the TJLP in effect at the balance sheet date. Such rates were increased by 25% and 50%, serving as a benchmark for the possible and remote scenarios, respectively. The table below summarizes the scenarios estimated by management:

Interest Rate Scenarios (1)	2009	2010	2011	2012	2013	2014	2015	2016	2017
Probable scenario
Interbank deposit rates (p.a.)	12.16%	12.23%	12.48%	13.32%	12.61%	—	—	—	—
Long-term Interest Rate (TJLP) (p.a.)	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%	6.25%
Possible scenario
Interbank deposit rates (p.a.)	15.20%	15.29%	15.60%	16.64%	15.76%	—	—	—	—
Long-term Interest Rate (TJLP) (p.a.)	7.81%	7.81%	7.81%	7.81%	7.81%	7.81%	7.81%	7.81%	7.81%
Remote scenario
Interbank deposit rates (p.a.)	18.24%	18.34%	18.72%	19.97%	18.92%	—	—	—	—
Long-term Interest Rate (TJLP) (p.a.)	9.38%	9.38%	9.38%	9.38%	9.38%	9.38%	9.38%	9.38%	9.38%

(1)	Rates per year in the reference period

Based on the interest curves expected in each scenario, management estimated the future amounts of interest payments on its liabilities subject to the CDI and TJLP. The table below shows the nominal sum of the future interest payment flows in each year, as well as the difference between the interest paid in the possible and remote scenarios in comparison to the probable scenario, which represents the impact of the theoretical increase in the interest rates estimated in the possible and remote scenarios. It is worth mentioning that the sensitivity analysis considers payment flows on different future dates. Accordingly, the global sum of the amounts in each scenario is not equivalent to the fair value or the present value of the liabilities. The fair value of these liabilities, should BTP’s credit risk remain unchanged, would not be impacted in the event of changes in interest rates, bearing in mind that the rates used to estimate future cash flows would be the same which adjust them to present value.

Impacts - Interest Rate Scenarios	2009	2010	2011	2012	2013	2014	2015	2016	2017
Probable scenario
Debt subject to CDI	133,458	131,613	113,952	72,766	23,460	—	—	—	—
Swap (only long position in CDI)	216,997	234,108	124,232	—	—	—	—	—	—
Debt subject to TJLP	254,882	184,201	129,250	89,684	49,651	15,199	7,993	4,530	1,097
Possible scenario
Debt subject to CDI	162,744	163,421	141,474	90,321	29,127	—	—	—	—
Impact vs Probable Scenario	29,286	31,809	27,522	17,556	5,667	—	—	—	—
Swap (only long position in CDI)	219,850	243,487	131,835	—	—	—	—	—	—
Impact vs Probable Scenario	2,853	9,379	7,602	—	—	—	—	—	—
Debt subject to TJLP	256,739	188,279	134,066	94,402	53,021	16,463	8,796	5,058	1,240
Impact vs Probable Scenario	1,857	4,078	4,816	4,718	3,370	1,264	803	527	143
Remote scenario
Debt subject to CDI	191,626	194,827	168,641	107,644	34,722	—	—	—	—
Impact vs ProbableScCenario	58,167	63,214	54,689	34,878	11,262	—	—	—	—
Swap (only long position in CDI)	222,672	252,994	139,684	—	—	—	—	—	—
Impact vs Probable Scenario	5,675	18,886	15,452	—	—	—	—	—	—
Debt subject to TJLP	258,586	192,391	138,991	99,297	56,567	17,812	9,666	5,637	1,399
Impact vs Probable Scenario	3,704	8,190	9,741	9,613	6,916	2,613	1,673	1,107	302

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

g. Risk of failure to back inflation adjustment indexes of loans and financing to accounts receivable

Loan and financing indexes contracted by Brasil Telecom S.A. are not backed to the amounts of accounts receivable. Accordingly, there is a risk because the adjustments of telephone tariffs do not necessarily follow the increases in the interest rates which affect the subsidiary’s debts.

h. Risks Related to Investments

The main investments of Solpart, which is traded at the stock exchange, refers to BTP, whose market value is demonstrated as follows:

	2008		2007
	Book Value	Market Value	Book Value	Market Value
Investments	1,489,094	4,058,631	1,401,466	3,178,561
Stakes in Subsidiaries	1,489,094	4,058,631	1,401,466	3,178,561
Traded on the Stock Market	1,489,094	4,058,631	1,401,466	3,178,561

i. Risks Related to Cash Equivalents and Cash Investments

Local currency cash equivalents and cash investments are kept in financial investment funds (FIFs) and investments in its own portfolio of private securities (floating-rate CDBs) issued by prime financial institutions. The FIF portfolios consist mainly of federal government securities (at floating rates) and CDBs issued by prime financial institutions (at floating rates). Funds may carry out non-leveraged derivative transactions to hedge their portfolios and comply with the goals established in their related investment policies. The exposure to market risks is monitored on a daily basis based on the VaR (Value at Risk) methodology, which qualifies the loss risk on these investments. As for the amounts expressed in foreign currency, they are represented by overnight transactions, backed by securities issued by foreign financial institutions, with low credit risk.

Investments in CDBs and overnight transactions are subject to the credit risk of financial institutions and foreign currency-denominated investments are subject to exchange rate risk.

The balances of cash equivalents and cash investments are presented in Note 11.

j. Liquidity Risk

The cash flows from operations and third-party financing are used to defray capital expenses on the expansion and modernization of the network, payment of dividends, prepayment of debts and investments in new businesses.

k. Risk of Accelerated Maturity of Loans and Financing

The obligations derived from consolidated financing, mentioned in Note 24, related to BNDES agreements, public debentures and mainly to debts with financial institutions, have covenants that prescribe the accelerated maturity of obligations in the cases where certain levels are not met for certain indicators, such as interest coverage indexes and leverage level (financial covenants), as well as in the event of a change in BTP’s shareholding control.

For the financing agreements with the BNDES, Brasil Telecom S.A. must comply with a set of financial ratios and in the event of noncompliance with some of these ratios, the Bank is allowed to request the temporary blocking of values deposited in the collection accounts backed to the agreements.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

All indicators set forth in agreements are being complied with and thus no sanctions or penalties set forth in the agreement clauses entered into are being enforced upon Brasil Telecom S.A.

l. Risks Related to Contingencies

Contingencies are assessed according to probable, possible or remote loss. Contingencies considered as of probable risk are recorded in liabilities. Details on these risks are presented in Note 27.

m. Regulatory risk

Regulatory risks are related to the STFC activity, which is the most important sector in which the subsidiary Brasil Telecom S.A. operates.

Concession Agreements

Brasil Telecom S.A. has entered into local and domestic long distance concession agreements with ANATEL, effective from January 1, 2006 to December 31, 2025. These agreements, which provide for reviews on a five-year basis, in general have a higher intervention level in the management of the business and several provisions defending the consumer’s interests, as noticed by the regulatory agency. The main highlights are:

(i)	The public concession fee is defined as 2% of income net of taxes, calculated every two years, starting 2006, and the first payment was made on April 30, 2007. This will occur successively until termination of the concession. This calculation method, as regards its accrual, corresponds to 1% for each fiscal year;

(ii)	The definition of new universal service goals, particularly AICE (Special Class Individual Access) with mandatory installation of network infrastructure for interconnection to high-capacity access networks;

(iii)	Possibility of the Regulatory Agency imposing alternative mandatory offer plans;

(iv)	Introduction of Regulatory Agency’s right to be involved in and change the concessionaire’s agreements with third parties;

(v)	Inclusion of the parent company’s, subsidiary’s, affiliated companies’ and third parties’ assets, indispensable to the concession, as returnable assets; and

(vi)	Creation of a users’ council in each concession.

Interconnection tariffs are defined as a percentage public local and domestic long distance tariff until the effective implementation of cost model by service/modality, scheduled for 2009, as defined in the Regulation for Separation and Accounting Allocation Regulations (Resolution 396/05).

Approval of the New General Granting Plan

ANATEL published, on June 17, 2008, Public Consultation 23, addressing the Proposal for Revision of the General Granting Plan (“PGO”) of Services Provided under Public Concession. Society in general could express its views on the proposal up to August 1, 2008, the date on which the deadline for submitting said public consultation expired.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

On October 16, 2008, ANATEL’s Executive Board approved the final wording of the new General Granting Plan (“PGO” ) which adopted the following principal action lines:

(i)	Maintenance of the current PGO’s regions;

(ii)	Elimination of the operating restrictions on groups with concessionaries in more than one region of the PGO;

(iii)	Restriction to holding more than one concession of the same STFC type in the same Region of the PGO or in a portion of it by the same Group;

(iv)	Obligation that groups controlling concessions in more than one region operate in the other regions of the PGO, in the manner prescribed by the General Plan for Competition Targets (PGMC), and comply with other rules established by ANATEL, in order to ensure competition, prevent economic concentration and ensure the performance of the concession agreements; and

(v)	Maintenance of the regional contiguity concept.

The General Granting Plan for Telecommunications Regulation Updates (PGR) was also approved, establishing regulatory targets for increasing competition.

The Proposal for the Revision of the PGO was approved by ANATEL’s Executive Board and submitted to the Ministry of Communications (“MC”). The Ministry of Communications, in turn, after analyzing the content of the proposal, submitted it to the Civil Office in the form of a decree, which was approved by the president and subsequently enacted as Decree 6654, of November 20, 2008, published in the Federal Official Gazette on November 21, 2008.

Upon enactment of Decree 6654, which approved the new General Granting Plan (“PGO”), the acquisition of the control of a concessionaire engaged in the provision of switched telephony services by another concessionaire engaged in the same type of service operating in a different region, is now permitted, but subject to prior approval by ANATEL.

On December 19, 2008, Law 7828 was issued by ANATEL, whereby the Executive Board granted prior approval for the subsequent corporate acts regarding the merger of the companies or the merger of the shares of the companies Invitel S.A., Solpart Participações S.A. and Brasil Telecom Participações S.A. into Telemar Norte Leste S.A. As disclosed by Telemar Norte Leste S.A. in a material event notice dated April 25, 2008, this corporate restructuring will comprise, among other acts, the downstream merger of BTP into the subsidiary Brasil Telecom S.A., pursuant to article 230 of Brazilian Corporate Law, followed by the merger of shares of Brasil Telecom S.A., pursuant to article 252 of said law, into a subsidiary of Telemar, and its subsequent merger, pursuant to article 230, into Telemar. As part of said Law, Telemar and the providers of public utility telecommunications services included in its corporate group, as approved by this Law, should fully comply with the regulations established by ANATEL, under the terms and conditions provided for by the appendix to the Law. Among these regulations, the following are to be highlighted:

•

To increase, by 2010, the number of municipalities connected to the telecommunications infrastructure by optical fiber cables in Regions I and II of the General Granting Plan (“PGO”), by 100 municipalities, in addition to the municipalities connected on October 31, 2008, as well as to connect, by December 31, 2015, another 200 municipalities, fulfilling an average inclusion target of 40 municipalities per year.

•

To commercially offer broadband Internet access in all the municipalities of Regions I and II of the PGO which start to rely on the backhaul facility, in compliance with Decree 6424, of April 7, 2008, providing a minimum transmission speed of 150 kbps.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

•

To implement and make available switched Internet access, under the local STFC modality, in 56% of the 2995 municipalities of Region I of the PGO, in compliance with terms and conditions by December 31, 2011.

•	To offer in Region II of the PGA-SMP the same conditions which are currently offered in Region I of PGA-SMP, by December 31, 2009.

•

To make, within the next ten years, investments in Research and Development (R&D) — at annual amounts corresponding to up to 100% of the total transferred to the Fund for Technical Development of Brazilian Telecommunications (FUNTTEL), unconditionally complying with a minimum of 50%, and the remaining 50% conditioned upon proportional release by the government.

•

To maintain or reduce the service percentage through Special Industrial Exploitation of Dedicated Lines (EILD) in relation to the total EILD requests in Region II, presented by Brasil Telecom S.A., prior to the performance of said transaction.

•

To maintain the consolidated number of jobs in the Company and its subsidiaries, including Brasil Telecom S.A. and its subsidiaries, until at least April 25, 2011, using as reference the number of jobs existing in said companies on February 1, 2008.

•

To conclude, within a maximum term of 12 months, in association with ANATEL, actions aimed at resolving the administrative procedures of noncompliance with obligations relating to the standardization and quality of the services in progress at the Agency, in order to better serve the consumer.

The step subsequent to the Prior Approval is the filing of the proceeding by ANATEL with the Economic Defense Council (CADE) for analysis.

34. Subsequent events

a) Change in the Company’s Shareholding Control

On January 8, 2009, Telemar Norte Leste S.A. (“TMAR”) acquired, through its indirect subsidiary Copart 1 Participações S.A. (“Copart 1”), the shareholding control of BTP and of Brasil Telecom S.A. Such acquisition granted TMAR an interest corresponding to 61.2% of BTP’s voting capital. The acquisition was disclosed through a Material Event Notice issued by the companies on the same date of the transaction, whose content is fully transcribed in this note.

The Agreement for Purchase of BTP’s Shares (the “Agreement”), entered into on April 25, 2008, was disclosed through a Material Event Notice of the companies issued on the same date, and supplemental material event notices were issued on events or facts inherent to the Agreement. All material event notices are available for consultation at the Website www.brasiltelecom.com.br/ri.

The change in the shareholding control of Brasil Telecom consisted of the acquisition of 100% of the shares of Invitel S.A., which, in turn, holds 99.99% of the shares of SOLPART.

The acquisition of the shareholding control of Brasil Telecom by TMAR was carried out with the Prior Approval of ANATEL, granted through Law 7828, issued on December 19, 2008, through which ANATEL’s Executive Board also approved the subsequent corporate acts referring to the merger of the companies or of the shares of the companies Invitel S.A., Solpart Participações S.A. and Brasil Telecom Participações S.A. into Telemar Norte Leste S.A.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The change in the Company’s shareholding control, and, consequently, of Brasil Telecom S.A., has the following implications for the subsidiary:

i) Stock Option Plan

The stock option grant programs linked to the plan approved on November 6, 2007 (Note 28.b) had provisions that established the accelerated maturity of the options in the event of a change in the direct or indirect shareholding control of the subsidiary. Upon the change in shareholding control, on January 8, 2009, the stock options of said programs were fully exercised. Program 1, totaling 2,817,324 UPs was settled for a total amount of R$17,855. Program 2, referring to the grant on July 1st, 2008, comprising 701,601 UPs, was settled for a total amount of R$4,446.

Under Program 2, 646,585 UPs were exercised, referring to the grant on July 1st, 2007, settled as follows: (i) delivery of preferred shares held in treasury by the subsidiary, at a total exercise price of R$2,386 and acquisition cost of R$2,979; and (ii) delivery of common and preferred shares of BTP, yet included in the subsidiary’s liabilities, at a total exercise price of R$13,733 and fair value of R$ 17,108, plus R$130.

ii) Loans and Financing

The contractual obligations with financing creditors, relating to the agreements entered into by Brasil Telecom S.A. and the BNDES and the swaps entered into with Citibank have provisions that establish the accelerated maturity of these obligations in the event of a change in the subsidiary’s shareholding control. After obtaining waivers from the creditors, these agreements were amended and the maturities originally established were maintained.

iii) Debentures

As a result of the transfer of the shareholding control of BTP and Brasil Telecom S.A. to TMAR (through its indirect subsidiary Copart 1), pursuant to the decisions of the General debenture holders’ Meeting of the 5th Issue of Brasil Telecom S.A. (“AGD”, “Issue” and “Issuer”) held on December 17, 2008 and the Board of Directors’ Meeting of Brasil Telecom S.A. held on January 26, 2009, the Brasil Telecom S.A. informed the debenture holders, through a notice issued on January 28, 2009 (“Notice to debenture holders”) that it had decided to change the debentures’ yield from 104% of the Interbank Deposit Rate (DI Rate) to the DI Rate plus a spread of 3.5% per year, and to purchase the debentures held by the debenture holders who disagreed with such decision.

The debenture holders had a five-business day term, ending February 4, 2009, to express their wish to redeem the debentures, but no such requests were made.

b) Private Debentures Issued by Telemar Norte Leste S.A. — TMAR

Subscription by the Company

On February 17, 2009, Brasil Telecom S.A. subscribed to 11,648 nonconvertible debentures issued by the indirect controller, TMAR, for the nominal unit value of R$ 103, totaling R$ 1,200,000. The debentures are for a five-year term, maturing on December 11, 2013, and are remunerated at the Interbank Rate (DI) plus spread of 4.0% p.a., payable on the maturity date.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Subscription by Brasil Telecom Celular S.A.

On March 12, 2009, Brasil Telecom Celular S.A. subscribed to 2,885 nonconvertible debentures issued by TMAR, for the nominal unit value of R$ 104, totaling R$ 300,000. The debentures are for a five year term, maturing on December 11, 2013, and are remunerated at the Interbank Rate (DI) plus spread of 4.0% p.a., payable on the maturity date.

c) Material Event

Below is the material event notice disclosed after the balance sheet date regarding the change in the Company’s shareholding control:

Material Event on January 8, 2009

MATERIAL EVENT

In compliance with the provisions of CVM Resolution 358/02 and following Material Event Notices and Market Releases disclosed by Tele Norte Leste Participações S.A. (“TNL”) and Telemar Norte Leste S.A. (“TMAR”) on April 25, 2008, November 21, 2008, December 19, 2008 and December 22, 2008, we hereby inform our shareholders, the Brazilian Securities Commission (CVM) and the market that, as of the date hereof, pursuant to the Share Purchase Agreement entered into on April 25, 2008 (the “Agreement”), TMAR, through its indirect subsidiary Copart 1 Participações S.A. (“Copart 1”), acquired as of the date hereof, the shareholding control of Brasil Telecom Participações S.A. (“BTP”) and Brasil Telecom S.A. (“BrT”).

1 — THE ACQUISITION:

As a result of said acquisition, TMAR became the indirect holder, as of the date hereof, of 81,092,986 common shares issued by BTP, representing 61.2% of the voting capital stock of BTP, by means of the payment of an aggregate amount of R$5,371,098,527.04 (five billion, three hundred seventy-one million, ninety-eight thousand, five hundred twenty-seven reais and four centavos), which is equivalent to a price of R$77.04 (seventy-seven reais and four centavos) per common share of BTP.

The amount paid is equal to (i) the price agreed pursuant to the Agreement of R$5,863,495,791.40 (five billion, eight hundred sixty-three million, four hundred ninety-five thousand, seven hundred ninety-one reais and forty centavos); (ii) adjusted by the fluctuation in the average daily rate of the Interbank Certificate of Deposit (CDI); (iii) less Invitel S.A.’s net debt of R$998,053,465.69 (nine hundred ninety-eight million, fifty-three thousand, four hundred sixty-five reais and sixty-nine centavos); and (iv) further adjusted by deducting the dividends and/or interest on capital declared between January 1, 2008 and the Closing Date.

II — MANDATORY TENDER OFFERS — ARTICLE 254-A

Pursuant to CVM Resolution 361/02, within 30 days from the date hereof, TMAR will file with the CVM, directly or through its subsidiary, the requests for Registration of a Public Offer for purchasing the Voting Shares held by the minority shareholders of BTP and BrT, in order to ensure a minimum price equivalent to 80% of the price paid for each control share, as prescribed by article 254-A of Law 6404/76 (“Mandatory Tender Offers”), reduced by the amount of any future dividends, interest on capital, or capital reduction that may be approved prior to the settlement of the Mandatory Tender Offer.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Mandatory Tender Offers must be previously registered with the CVM and disclosed through a tender notice with at least 30 days’ prior notice.

III. CORPORATE RESTRUCTURING:

In accordance with the Material Fact disclosed on July 15, 2009 and the amendment to this Material Fact issued on July 21, 2009, the first phase of the corporate restructuring was undertaken on July 31, 2009 and consisted of series of mergers, carried out pursuant to Articles 230 and 252 of the Brazilian Corporate Law by subsidiaries of TMAR, as described below.

(i)	merger of the Company by its subsidiary Solpart, with absorption of the equity of the Company by Solpart and the resulting termination of the Company.

The net assets of the Company merged by Solpart totaled R$384, without resulting in a capital increase of Solpart; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of the Company, 0.0005583097 Solpart common shares were attributed for each the Company common share and 0.0020717787 Solpart preferred shares were attributed for each the Company preferred share (substitution ratio).

The Company’s treasury shares were canceled with the merger. Solpart did not have any treasury shares.

(ii)	merger of Solpart by its parent Copart 1, with absorption of the equity of Solpart by Copart 1 and the resulting termination of Solpart.

The net assets of Solpart merged by Copart 1 totaled R$24, without resulting in a capital increase of Copart 1; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

(iii)	merger of Copart 1 by Brasil Telecom Participações S.A., with absorption of the equity of Copart 1 by Brasil Telecom Participações S.A., through which Coari, holder of all the shares of Copart 1, received Brasil Telecom Participações S.A. shares in substitution for its Copart 1 shares, which was terminated.

The net assets of Copart 1 merged by Brasil Telecom Participações S.A. totaled R$3,974, without resulting in a capital increase of Brasil Telecom S.A.; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

As a result of the merger of Copart 1, 0.0109674283 Brasil Telecom Participações S.A. common shares were attributed for each Copart 1 common share and 0.00691600894 Brasil Telecom Participações S.A. preferred shares were attributed for each Copart 1 preferred share (substitution ratio).

Brasil Telecom Participações S.A. holds 1,480,800 common shares in treasury, which have been kept in treasury.

(iv)	merger of Copart 2 by Brasil Telecom S.A., with absorption of the equity of Copart 2 by Brasil Telecom Participações S.A., through which Coari, holder of all the shares of Copart 2, received Brasil Telecom S.A. shares in substitution for its Copart 2 shares, which was terminated.

The net assets of Copart 2 merged by Brasil Telecom Participações S.A. totaled R$369, without resulting in a capital increase of Brasil Telecom S.A.; the amount was fully recorded under a capital reserve, as set out in Article 200 of the Brazilian Corporate Law.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

As a result of the merger of Copart 2, 0.0005041618 Brasil Telecom S.A. common shares were attributed for each Copart 2 common share and 0.0471152627 Brasil Telecom S.A. preferred shares were attributed for each Copart 2 preferred share (substitution ratio).

Copart 2 did not have treasury shares. Brasil Telecom S.A. holds 13,231,556 own preferred shares in treasury, which have been kept in treasury.

All appraisals of the equities and net assets of the merged companies have been conducted by specialized companies, in compliance with Articles 226 and 227 of the Brazilian Corporate Law, based on book values as of May 31, 2009, adjusted by corporate events that occurred from this date to the mergers’ date (July 31, 2009) and the most significant subsequent events. Other changes in financial position have been recorded by the merging company.

As required by Law 6404/76 (Brazilian Corporate Law), the mergers have been submitted to and approved by the shareholders of the Company, Solpart, Copart 1, Copart 2, Brasil Telecom S.A. and Brasil Telecom Participações S.A., at the Shareholders’ Meetings of said companies held on July 31, 2009.

The shareholding structure of Brasil Telecom Participações S.A. and Brasil Telecom S.A. after the takeover bids and the first phase of the corporate restructuring is as follows:

Shareholding structure – Brasil Telecom Participações S.A.
Shareholder	Common shares	%	Preferred shares	%	Total	%
Coari	121,545,213	90.68%	76,645,842	33.33%	198,191,055	54.45%
Minorities	11,005,675	8.21%	153,291,683	66.67%	164,297,358	45.14%
Treasury shares	1,480,800	1.11%	—	0.00%	1,480,800	0.41%

Total	134,031,688	100.00%	229,937,525	100.00%	363,969,213	100.00%

Shareholding structure – Brasil Telecom S.A.
Shareholder	Common shares	%	Preferred shares	%	Total	%
BRTP	247,317,180	99.09%	120,911,021	38.83%	368,228,201	65.64%
Coari	630,872	0.25%	58,956,665	18.94%	59,587,537	10.62%
Minorities	1,648,997	0.66%	118,253,998	37.98%	119,902,995	21.37%
Treasury shares	—	0.00%	13,231,556	4.25%	13,231,556	2.36%

Total	249,597,049	100.00%	311,353,240	100.00%	560,950,289	100.00%

The goodwill originally recorded by Copart 1 and merged by Brasil Telecom Participações S.A. arises partly from the merger of Solpart by Copart 1 and partly from the merger of the Company by Solpart, in the total nominal amount of R$8,236, related to the acquisition of 100% of the shares of the Company and 35.52% of the shares of Brasil Telecom Participações S.A. Recorded goodwill is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of Brasil Telecom S.A. As a result of the merger of Copart 1 by Brasil Telecom Participações S.A., goodwill will be amortized in books by Brasil Telecom S.A. pursuant to prevailing tax and accounting legislation, and will not generate any tax utilization in the first phase of the corporate restructuring.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The goodwill originally recorded by Copart 2 and merged by Brasil Telecom S.A., in the amount of R$738, arises from the acquisition of 10.62% of the shares of Brasil Telecom S.A. and is based on the appreciation of the property, plant and equipment and the Switched Fixed Telephony Services (STFC) concession right of Brasil Telecom S.A. As a result of the merger of Copart 2 by Brasil Telecom S.A., goodwill will be amortized in books by Brasil Telecom S.A., pursuant to prevailing tax and accounting legislation, and will generate tax utilization.

As disclosed by TMAR in a material fact of April 25, 2008, there will be a second phase of the corporate restructuring that will involve the following stages:

i)	Stage 2: merger of Brasil Telecom Participações S.A. by Brasil Telecom S.A. with the absorption of Coari’s equity by Brasil Telecom S.A. and resulting termination of Brasil Telecom Participações S.A., which will transfer its shareholders to Brasil Telecom S.A.

ii)	Stage 3: merger of Brasil Telecom S.A.’s shares by Coari, subsidiary of TMAR, to transform Brasil Telecom S.A. into a wholly-owned subsidiary of Coari (“Merger of Brasil Telecom S.A.’s Shares”).

iii)	Stage 4: merger of Coari by Telemar, with absorption of the equity of Coari by Telemar and resulting termination of Coari, which will transfer Coari shareholders to Telemar (“Merger of Coari”).

The resulting corporate structure after Stage 2 is as follows:

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

ON - Registered common shares; PN - Registered preferred shares.

Under the U.S. Securities Act of 1993, the merger of Brasil Telecom Participações S.A. (Stage 2) is subject to the registration of the shares to be issued by Brasil Telecom Participações S.A.

Except for what has been previously disclosed, the structure and the terms and conditions of the Merger of Brasil Telecom Participações S.A.’s Shares (Stage 3) and the Merger of Coari (Stage 4) are subject to breakdowns based on analyses and studies that are being carried out by the companies’ managements, and the completion of the preparatory documents necessary to obtain the approval of the listing of Coari and Telemar shares in the New York Stock Exchange and the registration of such shares with the Securities and Exchange Commission (SEC) and the São Paulo Stock and Mercantile Exchange BM&FBOVESPA.

On August 7, 2009, the Board of Directors and the management of Brasil Telecom Participações S.A. and Brasil Telecom S.A. approved the merger of Brasil Telecom Participações S.A. by Brasil Telecom S.A., which was further approved by the Extraordinary Shareholders’ Meetings held September 30, 2009.

IV — SUPPLEMENTAL INFORMATION:

(i) The abovementioned transactions are subject to approval by, presentation to, or registration with certain regulatory agencies and will be submitted or communicated, as required, to the Brazilian National Telecommunications Agency (ANATEL); the Brazilian Securities Commission (CVM); the Economic Defense Council (CADE), the Brazilian Stock, São Paulo Stock Exchange (BOVESPA); the U.S. Securities and Exchange Commission and the New York Stock Exchange (NYSE).

(ii) Additionally, as previously disclosed in the Material Event Notice dated April 25, 2008: (a) TMAR intends to create one, or more than one, American Depositary Receipt (“ADR”) program(s) for its shares, in order to make it possible for the current holders of ADRs of BrT and BTP to trade their ADRs on the NYSE; (b) TMAR intends to file for their listing on the NYSE; and (c) the Corporate Restructuring will be submitted to the analysis of certain creditors, despite not being contingent on their approval. The acquisition of BrT and its subsequent merger into TMAR’s operations will give rise to a telecommunications company fully held by Brazilian shareholders which operates nationwide and has the managerial, operating and financial capacity to expand its operations in Brazil and abroad.

d) Provision for Contingencies

i) Civil Contingencies:

As mentioned in Note 27, Brasil Telecom S.A. is involved in certain lawsuits involving claims regarding Financial Interest Agreements with the former CRT in which, as a result of court decisions, including decisions of the Superior Court of Justice, which occurred during 2009, Brasil Telecom S.A. changed its estimate regarding the risk of these lawsuits from possible to probable and recorded additional provisions amounting to R$1,153 million (R$761 million net of taxes) in May 2009.

ii) Labor Contingencies:

After the acquisition of control of Brasil Telecom S.A. by Telemar on January 8, 2009, Brasil Telecom S.A. changed its criteria for estimating probable losses on labor contingencies in order to align these policies with those of Telemar, taking into account the merits debated in judicial proceedings. As a result of this change, Brasil Telecom S.A. increased the provision for labor proceedings in the second quarter of 2009 by R$325 million (R$215 million net of taxes).

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

iii) Tax Contingencies:

ICMS — After the acquisition of control of Brasil Telecom S.A. by Telemar in January 2009, Brasil Telecom S.A. re-evaluated certain tax assessments challenging the amount of tax credits recorded to offset the amounts of ICMS owed, in order to align the procedures for recognizing ICMS credits with those of Telemar. Based on this evaluation, Brasil Telecom S.A. decided no longer offset such tax credits with the amounts payable during the fiscal year ending December 31, 2009. Based on the assessment of Management and Brasil Telecom S.A.’s external legal counsel, this change in procedure resulted in a change in estimate of the risk of loss in connection with certain ICMS tax assessments from possible to probable. This change in the estimate resulted in an increase in the provisions for tax contingencies by approximately R$387 million (R$255 million net of taxes) in the first quarter of 2009.

e) Covenants

Certain of our debt instruments require us to comply with financial covenants.

As a result of the adjustments to provisions for contingencies described in item (d) above, the Company expects that it will not comply with certain covenants set forth in its debt instruments with BNDES, JBIC and Debentures as of June 30, 2009. As of December 31, 2008, the aggregate principal amount outstanding under these debt instruments were R$2.655 million, R$282 million and R$1.092 million, respectively.

Under each of these debt instruments, the creditor has the right to accelerate the debt if, at the end of any fiscal quarter, we are not in compliance with the covenants containing these ratios.

The Company is currently seeking waivers in respect of the anticipated breach of these covenants from BNDES, JBIC and the Debentures.

Acceleration of any of these debt instruments may result in acceleration of our obligations under certain other debt agreements pursuant to cross-default clauses contained in the other debt agreements. Among these other debt agreements, the most significant is the indenture governing our Senior Notes. As of December 31, 2008, the aggregate principal amount outstanding under our Senior Notes was R$486 million.

The total amount of debt as of December 31, 2008 that would have been reclassified to current liabilities in the event that the Company was in default as of December 31, 2008 amounted to R$4.125 million.

35. Summary of the differences between Brazilian Corporate Law and US GAAP

The consolidated financial statements of the Company have been prepared in accordance with Brazilian Corporate Law, which differs in certain significant respects from US GAAP.

The set of practices and standards that governs accounting records and financial statement preparation in accordance with Brazilian Corporate Law changed as from the fiscal year ended December 31, 2007 (see note 2.a). As a result of these changes, the Company restated its financial statement for the years ended December 31, 2006 and 2007 (see note 2.e).

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The following is a summary of the significant policies and adjustments to net income and shareholders’ equity required when reconciling such amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with US GAAP, considering the significant differences between Brazilian Corporate Law and US GAAP:

a. Different criteria for capitalizing and amortizing capitalized interest

Until December 31, 1993, capitalized interest was not added to the individual assets in property, plant and equipment; instead, it was capitalized separately and amortized over a time period different from the estimated useful lives of the related assets. Under US GAAP, capitalized interest is added to the individual assets and is amortized over their estimated useful lives.

Also, under Brazilian Corporate Law, as applied to companies in the telecommunications industry, interest attributable to construction-in-progress was calculated, up to December 31, 1998, at the rate of 12% per annum of the balance of construction-in-progress and that part which related to interest on third party loans was credited to interest expense based on actual interest costs with the balance relating to self-funding being credited to capital reserves. Starting 1999, Brazilian Corporate Law required capitalization of interest on loans specifically related to financing of construction in progress, and interest on self-financing is no longer allowed.

Under US GAAP, in accordance with the provisions of Statements of Financial Accounting Standards (“SFAS”) 34, “Capitalization of Interest Cost”, interest incurred on borrowings is capitalized to the extent that borrowings do not exceed the balances of construction-in-progress. The credit is a reduction of interest expense and should not exceed the amount charged to the Statements of Operations. Under US GAAP, the amount of interest capitalized excludes the monetary gain associated with the borrowings and the foreign exchange gains and losses on foreign currency borrowings.

The effects of these different criteria for capitalizing and amortizing capitalized interest are as follows:

	Year ended December 31,
	2006	2007	2008
Capitalized Interest difference
US GAAP Capitalized Interest:
Interest capitalized under US GAAP	39,621	29,017	61,323
Accumulated capitalized interest on disposals	(12,084)	(12,582)	(10,981)

	27,537	16,435	50,342

Less Brazilian Corporate Law Capitalized Interest:
Interest capitalized under Brazilian Corporate Law	(237)	(21,736)	(39,354)
Accumulated capitalized interest on disposals	18,273	18,533	16,025

Total capitalized interest under Brazilian Corporate Law	18,036	(3,203)	(23,329)

US GAAP Difference	45,573	13,232	27,013

Amortization of capitalized interest difference
Amortization under Brazilian Corporate Law	76,014	61,774	66,136
Less: Amortization under US GAAP	(133,523)	(138,426)	(133,216)
Difference in accumulated amortization on disposals	(4,796)	(4,920)	(3,778)

US GAAP Difference	(62,305)	(81,572)	(70,858)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

b. Dividends and interest on shareholders’ equity

Although under Brazilian Corporate Law proposed dividends require approval at a shareholders’ meeting, under Brazilian Corporate Law they are accounted for in the consolidated financial statements in anticipation of their approval by the shareholders’ meeting. Distributions characterized as interest on shareholders’ equity as well as minimum compulsory dividends are accrued for under both Brazilian Corporate Law and US GAAP, Any excess of proposed dividends over either the minimum compulsory dividend or distributions characterized as interest on shareholders’ equity would not be accounted for under US GAAP, if such proposed dividends are subject to approval at the annual Shareholders’ Meeting. In 2007 and 2008 the proposed dividends in excess of the minimum compulsory dividends was reversed in the reconciliation of shareholders’ equity to US GAAP.

c. Pensions and other post-retirement benefits

Refer to Note 36.a for a discussion of differences between Brazilian Corporate Law and US GAAP as they relate to pensions and other post-retirement benefits. For purposes of the US GAAP reconciliation, the provisions of SFAS 87, “Employers’ Accounting for Pensions” (“SFAS 87”) and SFAS 106, “Employers’ Accounting for Post-retirement Benefits Other than Pensions” (“SFAS 106”) have been applied. The provisions of SFAS 87 were applied with effect from January 1, 1992 because it was not feasible to apply them from the effective date specified in the standard.

Under Brazilian Corporate Law, the Company adopted CVM Deliberation 371 during the year ended December 31, 2001 and recorded an adjustment to opening shareholders’ equity amounting to R$328,381, net of R$162,362, which was recorded as deferred income tax on provision for pension. This adjustment was reversed for US GAAP purposes, since all effects of pensions and other post-retirement benefits have already been recognized after applying SFAS 87 and SFAS 106.

For US GAAP purposes, unrecognized net gain or losses are recognized following the “corridor” approach, i,e, the portion which exceeds 10% of the greater of the projected benefit obligation or the market-related value of plan assets is recognized, and the unrecognized prior service cost or benefit and unrecognized transition obligation are deferred according actuarial valuation. These approaches have not been applied for Brazilian Corporate Law purposes. Under Brazilian Corporate Law the Company recognizes an asset in case of express authorization for offsetting with future employer contribution, As such under the Complementary Law No. 109, only the portion that was not allocated to special reserves of participants beneficiaries and contingencies of the overfunded status was entitled to be recognized under Brazilian Corporate Law.

On December 31, 2006, the Company adopted SFAS No, 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132R (“SFAS 158”). This statement requires an employer to recognize the over- or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income. The net effect of the adoption of SFAS No. 158 on accumulated other comprehensive income was R$99,841 as of December 31, 2006, net of taxes and minority interest (see Note 36,a).

Additionally, as required by SFAS No, 158, all plan assets and benefit obligations are measured as of December 31, 2008.

d. Earnings per share

Under Brazilian Corporate Law, net income per share is calculated based on the number of shares outstanding at the balance sheet date. Each American Depositary Share (“ADS”) is equivalent to 5 shares (5 shares in 2007).

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

As determined by SFAS 128, “Earnings per Share”, since the preferred and common stockholders have different dividend, voting and liquidation rights, basic and diluted earnings per share have been calculated using the “two-class” method. The “two-class” method is an earnings allocation formula that determines earnings per share for preferred and common stock according to the dividends to be paid as required by the Company’s By-laws.

Basic earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Net income available to preferred shareholders is the sum of the preferred stock dividends (a minimum of 6% of preferred capital, or, as from 2002, 3% per annum calculated on the amount resulting from dividing the net book shareholders’ equity by the total number of the Company’s shares, whichever is greater, as defined in the its By-laws) and the preferred shareholders’ portion of undistributed net income. Undistributed net income is computed by deducting total dividends (the sum of preferred and common stock dividends) from adjusted net income, Undistributed net income is shared equally by the preferred and common shareholders on a pro rata basis. Total dividends are calculated as described in Note 29.c. Diluted earnings per share is computed by increasing the number of shares, calculated by dividing such net income available to common and preferred shareholders by the monthly weighted-average number of common and preferred shares outstanding during the period.

The weighted-average shares outstanding for diluted earnings per share is not greater than such used in the basic earnings per share calculation since the diluted share issued is that of the Holding Company’s subsidiaries. The weighted-average number of common shares used in computing basic earnings per share for the year ended December 31, 2008 was 1,546,770 (1,478,858 in 2007 and 2006). The weighted-average number of preferred shares used in computing basic earnings per share for the year ended December 31, 2008 was 172,345 (213,751 in 2007 and 35,625 in 2006). The Company’s subsidiaries have received certain contributions from customers or customers have independently paid suppliers of telecommunication equipment and services for the installation of fixed line services. These amounts are reflected as “funds for capitalization” within other non-current liabilities in the accompanying balance sheets. Once the installation is essentially complete and the contributions have been received, the funds will be converted into equity (see Note 29). These shares are treated as outstanding and included in the basic EPS calculation only when such funds are converted to equity and the shares issued. These shares are treated as outstanding for diluted EPS purposes when expansion plan contributions are received or when Community Expansion Plan agreements have been approved. Additionally, the 79,512 (256,855 in 2007) thousand preferred stock options granted under the stock option program approved on April 28, 2000 for officers and employees mentioned in Note 28.b were not considered in the calculation of the diluted earnings per share, as the program only contemplates stock options to acquire shares in the company’s subsidiary, Brasil Telecom S.A. The stock options granted under the program approved on November 6, 2007 for subsidiary Brasil Telecom S,A, was considered antidilutive in 2007, since the settlement of the options would occur through treasury shares with grant of repurchase of the shares. On July 15,2008, a modification in the plan eliminated the obligation to repurchase the shares and after this date the options granted under the program was computed in the earnings per share of the company’s subsidiary Brasil Telecom S.A.

If the Company is able to pay dividends in excess of the minimum requirement for preferred shareholders and the remainder of the net income is sufficient to provide equal dividends to both common and preferred shareholders, then the basic and the diluted earnings per share will be the same for both common and preferred shareholders.

The Company’s preferred shares are non-voting except under certain limited circumstances and are entitled to a preferential non-cumulative dividend and to priority over the common shares in the event of its liquidation.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

e. Income taxes

The Company fully accrues for deferred income taxes on temporary differences between tax and reporting records. The existing policies for accounting for deferred taxes are substantially in accordance with SFAS 109, “Accounting for Income Taxes” (“SFAS 109”).

Under US GAAP, if a valuation allowance is recognized for a deferred tax asset at the acquisition date, recognized benefits for those tax deductions after this date should be applied first to reduce to zero any goodwill related to that acquisition, second to reduce to zero other non-current intangible assets related to that acquisition, and third to reduce income tax expense. As described in Note 9, iG Brasil recorded tax loss carry forwards amounting to R$50,330 in 2005. Under US GAAP, the recognition of this benefit is accounted for as a reduction of the valuation allowance against goodwill.

Deferred tax assets on tax losses in the amount of R$131,011 (R$137,069 in 2007) were not recognized as of December 31, 2008 (that means, for US GAAP purposes, a valuation allowance has been recorded in the same amount), due to the lack of fulfillment of the minimum requirements regarding historical and forecasted taxable income for direct/indirect subsidiaries.

f. Interest expense, interest income and accrued interest

Brazilian Corporate Law requires interest expense and income, as well as other financial charges, to be shown as part of operating income (expense) and accrued interest as a part of loans and financing within liability balance, Under US GAAP, interest expense and income, as well as other financial charges, would be shown after operating income (expense) within statements of operations and accrued interest would be included in accounts payable within the balance sheet.

g. Funds for capitalization

i, Resources for capital increase and expansion plan contributions

Under Brazilian Corporate Law, resources for capital increases and expansion plan contributions received are included in the balance sheet as non-current liabilities until the subscribers have paid for their telephone connection in full and a general meeting of shareholders approves the capital increases.

Effective January 1, 1996, indexation of the expansion plan contributions was no longer applied and, for contracts signed as from that date, Telebrás (the Company’s former controlling shareholder) was allowed the option of using a value per share equal to the market value, when this value was higher than book value. For US GAAP purposes, a portion of the resources for capital increase and expansion plan contributions would be allocated to shareholders’ equity based on the market value of the shares to be issued to subscribers. The remainder of the resources for capital increase and expansion plan contributions would be classified as a deferred credit and amortized to reduce depreciation expense from the time the related construction-in-progress is completed. As of December 31, 2007 all balance was fully amortized.

ii, Donations and subsidies for investments

Under Brazilian Corporate Law, those amounts which comprise principally the excess of the value of property, plant and equipment incorporated into the assets over the corresponding credits for expansion plan contributions received are recorded as a credit to other capital reserves. For US GAAP purposes, the credit to capital reserves would be classified as a deferred credit and amortized to reduce depreciation expense. As of December 31, 2007 all balance was fully amortized.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

h. Valuation of long-lived assets

SFAS 144 provides a single accounting model for the disposal of long-lived assets. SFAS 144 also changes the criteria for classifying an asset as held for sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company adopted SFAS 144 on January 1, 2002. The adoption of SFAS 144 did not affect the Company’s consolidated financial statements.

In accordance with SFAS 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

Brazilian Corporate Law requires an assessment which is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable (see note 3.j). For all periods presented, no impairment losses were recognized under Brazilian Corporate Law and US GAAP.

i. Stock options

Under US GAAP, Invitel’s subsidiaries accounts for stock options in accordance with SFAS 123(R), “Accounting for Stock-Based Compensation”, which establishes a fair-value method of accounting for employee stock options or similar equity instruments. For US GAAP, the Black&Scholes option-pricing model was used to estimate the grant date fair value of its options granted.

The fair value of options is recognized over the expected vesting term of the option for US GAAP purposes, which is four years. An amount of R$9,696 was recognized for US GAAP purposes as stock option compensation expense (expenses of R$7,881 and R$100 in 2007 and 2006, respectively). In accordance with SFAS No, 123(R) “Accounting for Stock-based Compensation”, since the options are adjusted for the Brazilian consumer price index, the Company accounts for its stock option plan by accruing a liability at fair value relating to the options issued under the plan at each period end. The Company did not record any effect in adoption of SFAS No. 123(R) due to previously classification of its stock options as liability. Under US GAAP the company opted to account for stock options using a straight-line basis over the life of the entire award.

Under Brazilian Corporate Law, the requirement to account for stock options at fair value (see note 3.u.ii) resulted in the stock options compensation expense amounting to R$17,410 in 2008 (expenses of R$13,179 and R$162 in 2007 and 2006, respectively). According to Brazilian Corporate Law each installment of a graded vesting award is treated as a separate grant, using a separate value for each installment, and equity settled award are classified as equity awards even if there is variability in the number of shares due to a fixed monetary value to be achieved.

See detailed disclosure relating to the options in Note 36.b.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

j. Revenue recognition

i) Activation and installation fees

Under Brazilian Corporate Law revenues from activation and installation fees are recognized upon activation of customer services, Under US GAAP, revenues and related taxes from activation and installation fees are deferred and amortized over five years, the estimated average customer life.

ii) Sales of public telephone cards

Under Brazilian Corporate Law, revenues from public telephone phone cards are recognized when the cards are sold. Under US GAAP, revenues generated from sales of public telephone cards are recognized as such services are provided. For US GAAP, deferred revenues at each consolidated balance sheet date are determined based upon estimates of sold but unused public telephone card credits outstanding as of each consolidated balance sheet date.

k. Goodwill & other intangible assets and business combination

Goodwill & other intangible assets

Until December 31, 2008 under Brazilian Corporate Law goodwill represents the difference between historical book value of the assets acquired and liabilities assumed and the purchase price, and it is amortized over the estimated period over which the Company expects to benefit from the goodwill. This period is determined based on the reasons attributed by management for the payment of goodwill. A test for impairment is made at least annually or if there is an indication that the unit in which the goodwill was allocated may be impaired.

Under US GAAP, goodwill represents the excess of cost over the fair value of net assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142 — Goodwill and Other Intangible Assets. SFAS 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 142.

The amortization of the goodwill recognized under Brazilian Corporate Law has been reversed under US GAAP in connection with the adoption of SFAS 142.

Under SFAS 142, the company evaluates goodwill for impairment by determining the fair value of each reporting unit and comparing it to the carrying amount of the reporting unit on a yearly basis. To the extent the carrying amount of a reporting unit exceeds the respective fair value, the respective goodwill is considered to be impaired. Under this scenario, the Company would be required to perform the second step of the impairment test which involves the calculation of a hypothetical goodwill balance to measure the amount of impairment to be recorded.

Under the terms of the operating concessions granted by the Federal Government, the Company is obliged to provide a certain minimum level of services over the entire area covered by its fixed-line operating licenses. Also, the Company does not possess discrete financial information that could allow a determination of assets and liabilities (and goodwill) allocation in a level below the entire fixed-line business segment and neither does it manage different areas of the concession as if they were separate businesses and has thus considered the entire fixed-line business to be one reporting unit. In viewing all of fixed-line assets and liabilities of the Company as

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

one reporting unit and performing an initial assessment on this reporting unit as to whether there was an indication that goodwill is impaired, the second step of the impairment test was not required. For the internet segment the Company applies separated assessment for each report unit. The Company was not required to recognize an impairment loss under US GAAP for any of the periods presented.

Prior to the adoption of SFAS 142 on January 1, 2002, for US GAAP purposes, goodwill was amortized on a straight-line basis over the expected periods to be benefited, and assessed for recoverability by determining whether the amortization of the goodwill balance over its remaining life could be recovered through undiscounted future operating cash flows of the acquired operation. All other intangible assets were amortized on a straight-line basis. The amount of goodwill and other intangible asset impairment, if any, was measured based on projected discounted future operating cash flows using a discount rate reflecting the Company’s average cost of funds.

Under Brazilian Corporate Law, goodwill amortization is classified in operating expenses. Under US GAAP, goodwill amortization was classified in operating expenses until December 31, 2001.

Business combinations

i) Purchase of the control of the nine operating companies in the privatization auction and the minority interests in the eight operating companies formerly held directly by group BrT

Solpart, a Company’s subsidiary, acquired nine operating Brazilian telecommunication companies in the privatization auction held in August 1998, and recorded significant goodwill in that purchase. The purchase price, in the original amount of R$982,090, was allocated to future profitability in the amount of R$589,630 and to the basis of the fixed assets to fair value at the time of the purchase in the amount of R$392,460.

The adjustment to record fixed assets at fair value is being depreciated over the remaining useful lives of the respective fixed assets. The remaining amount of goodwill under US GAAP is R$186,716 as from January 1, 2002.

On February 28, 2000, the subsidiary BTP reorganized its investments in fixed-line telecommunication companies, by exchanging its shares in its eight smaller operating subsidiaries for newly issued shares of its main operating subsidiary, Telecomunicações do Paraná S.A. — TELEPAR. The minority shareholders of the smaller operating companies also exchanged their shares for newly issued shares of TELEPAR. These companies were then merged into TELEPAR. After the merger, the name of TELEPAR was changed to Brasil Telecom S.A.

At the same date, in connection with the combination of the eight operating companies under common control with Telepar, BTP made an offer to exchange Telepar shares for the shares held by minority shareholders in each of the operating companies. The exchange was made based on the book value of the shares of Telepar compared to the book value of the shares of the operating companies. The book value of the shares was calculated by dividing stockholders’ equity by the number of shares outstanding, In the exchange offer, Telepar acquired almost 100% of the minority shares.

Under US GAAP, the purchase price of these shares was calculated based on the traded market value of Telepar shares at the time of the exchange. The purchase price is then compared to the fair value of the assets and liabilities of each of the operating companies to determine the goodwill amounting to R$26,698.

Prior to adoption of SFAS 142, goodwill was amortized. The remaining amount of goodwill under US GAAP is R$16,464 as from January 1, 2002.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

ii) Purchase of controlling interest in CRT

On July 31, 2000, BTP purchased all of the outstanding shares of TBS Participações S,A, (TBS), the holding company of Companhia Riograndense de Telecomunicações (CRT) for R$1,517,574.

In accordance with US GAAP, BTP registered goodwill in the amount of R$1,037,676 and an adjustment to reduce the fixed assets to their fair value in the amount of R$53,128.

The adjustment to record fixed assets at fair value is being depreciated over the remaining useful lives of the respective fixed assets.

Additionally, the amortization of the recomputed goodwill recognized in 2006 under Brazilian Corporate Law, in the amount of R$11, has been reversed under US GAAP in connection with the adoption of SFAS 142.

The remaining amount of goodwill under US GAAP purposes is R$886,764 as from January 1, 2002.

iii) Purchase of minority interest in CRT

On December 28, 2000, BTP exchanged its shares for the remaining outstanding shares of CRT. The exchange ratio was based on the market value of CRT shares and the market value of BTP’s shares at December 1, 2000. The purchase was recorded under Brazilian Corporate Law based on the book value of the CRT shares as of December 1, 2000, so no goodwill arose for Brazilian Corporate Law purposes.

Under US GAAP, the purchase price of the minority interest in CRT was determined on December 28, 2000. The net effect of recording the purchase on the transaction’s closing date was R$6,129, which was recorded on shareholders’ equity. Additionally, BTP registered goodwill in the amount of R$169,412 and an adjustment to reduce the fixed assets to their fair value in the amount of R$108,174.

The adjustment to record fixed assets at fair value is being depreciated over the remaining useful lives of the respective fixed assets. The remaining amount of goodwill under US GAAP purposes is R$135,531 as from January 1, 2002.

iv) Purchase of controlling interest in iBest

On June 26, 2003, the Company purchased the remaining capital of 50,5% of iBest S/A for R$157,045 and became owner of 100% of its capital share. The results of iBest operations have been included in the consolidated financial statements as from such date.

Under US GAAP, the purchase price was allocated as intangible assets of R$78,615 and goodwill of R$65,322.

The intangible assets recorded under US GAAP consist of the Customer List R$11,572 and Trademark R$67,043. The valuation of the intangible assets followed the methodology of Income Approach. This method of estimating value has involved the discounting or capitalizing of an income stream. In the income approach, variables such as earnings or cash flows are utilized as a proxy for the expected benefits to the owners of the business.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amortization related to the customer list is being calculated at the estimated churn rate and the future free cash flow generated by the customer list existing at the acquisition date. Trademark and goodwill recognized in a business purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. The amount of goodwill and intangible assets impairment, if any, was measured based on projected discounted future operating cash flows using a discount rate reflecting the Company’s average cost of funds.

v) Goodwill Group BrT Cabos Submarinos (GlobeNet)

During the second quarter of 2003, BrTI invested, as shareholder or quota holder, of the Group BrT Cabos Submarinos (formerly known as GlobeNet). This acquisition generated goodwill in an amount of R$6,324, which is being amortized under Brazilian Corporate Law in five years, and has been reversed under US GAAP in connection with the adoption of SFAS 142.

vi) Purchase of controlling interest in BrT Multimídia

On May 13, 2004, the Company purchased the remaining capital of 80,1% of BrT Multimídia for R$226,408 and became owner of 100% of its capital stock. The results of BrT Multimídia operations have been included in the consolidated financial statements as from such date. Before the acquisition of the control the Company valuated the investment in BrT Multimídia by cost.

Under US GAAP, the purchase price was allocated as intangible assets R$48,678, fair value of fixed assets R$43,637 and goodwill R$58,797.

The adjustment to record fixed assets at fair value is being depreciated over the remaining useful lives of the respective fixed assets, Intangible assets consist of the customer list R$25,607, order backlog list R$18,810 and trademark value R$4,261. The amortization related to the customer list and order backlog list is being calculated at the estimated churn rate and the future free cash flow generated by the customer list and order backlog list existing at the acquisition date. The trademark was amortized over a period of 12 months, equivalent to the period which its use was contracted. After this period, the Company is not able to use the trademark “BrT Multimídia” anymore.

The valuation of the intangible assets followed the income approach. This method of estimating value involved the discounting the income stream associated with the related intangible asset, In the income approach, variables such as earnings or cash flows are utilized as a proxy for the expected benefits to the owners of the business.

vii) Purchase of controlling interest in iG Group

The Company held a participation of 9,41% of the capital stock of Internet Group and until April 02, 2004, the investment was valuated by cost. On April 02, 2004, the Company purchased an additional interest of 12.25% in iG Group capital for R$150,114. On November 24, 2004, the Company purchased an additional interest of 50.75% of iG Group capital for R$143,664 and became owner of 63.0% of its capital stock. The results of iG Group operations have been included in the consolidated financial statements as from such date. On July 31, 2005, the Company purchased an additional interest of 25.61% of iG Group capital stock for R$54,651.

Under US GAAP, the purchase price of these acquisitions was allocated as intangible assets of R$52,907 and goodwill of R$260,292.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Intangible assets consist of the customer list valued at R$5,983 and trademark value of R$46,924. The amortization related to the customer list is being calculated at the estimated churn rate and the future free cash flow generated by the customer list existing at the acquisition dates. Trademark and goodwill recognized in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142.

The remaining amount of the goodwill was R$209,962 at December 31, 2008

viii) Purchase of noncontrolling interest in Solpart

On October 15, 2007, the Company purchased the noncontrolling interest (38% participation) in the capital of Solpart for R$935,847. As of this date, Solpart became a whole owned subsidiary of Invitel.

Under US GAAP, the purchase price was allocated to intangible assets (regulatory licenses) in the amount of R$208,170, and to fair value of fixed assets in the amount of R$101,975.

The amount allocated as intangible asset is being amortized using a rate of approximately 5.88% per year, which is based on the remaining term of the related concession agreements.

The adjustment to record fixed assets at fair value is being depreciated using a weighted average depreciation rate of approximately 15.21% per year, which is based on the estimated remaining useful lives of the related assets.

Additionally, the amortization of the goodwill recognized in 2007 under Brazilian Corporate Law, in the amount of R$17,230, has been reversed under US GAAP in connection with the adoption of SFAS 142.

Allocation of goodwill by segment

The Company has goodwill reportable by following segments: (i) fixed telephony and data transmission segment comprised of BrT, BrT Cabos Submarinos Companies and BrT Multimídia; (ii) internet segment comprised of iG Group and iBest Group.

Below are the changes in the carrying amount of goodwill under US GAAP by reportable segment:

	Fixed Telephony and data transmission	Internet	Total
Balance as of December 31, 2006, 2007 and 2008	1,290,596	275,285	1,565,881

The segments are tested for impairment in accordance to the SFAS 142 and the Company did not record any impairment losses for the periods presented.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Intangible assets by segment

The amount of intangible assets subject to amortization is as follows (also see Note 19 for disclosures on the Company’s other intangible assets):

	As of December 31, 2008
Amortized intangible assets	Gross Carrying Amount	Accumulated Amortization	Net book value
Fixed Telephony and data transmission	252,587	(52,150)	200,437
Licenses	208,170	(11,565)	196,605
Customer List	25,607	(21,884)	3,723
Order Backlog List	18,810	(18,701)	109
Internet	17,555	(17,541)	14
Customer List	17,555	(17,541)	14

Total	270,142	(69,691)	200,451

	As of December 31, 2007
Amortized intangible assets	Gross Carrying Amount	Accumulated Amortization	Net book value
Fixed Telephony and data transmission	44,417	(37,627)	6,790
Customer List	25,607	(19,019)	6,588
Order Backlog List	18,810	(18,608)	202
Internet	17,555	(17,507)	48
Customer List	17,555	(17,507)	48

Total	61,972	(55,134)	6,838

For the year ended on December 31, 2006, 2007 and 2008 the aggregated amortizations expenses were:

	Fixed Telephony and data transmission	Internet
2006	8,444	1,197
2007	4,945	140
2008	2,958	34

The expected future annual amortization for these intangible assets as of December 31, 2008 is as follows:

Estimated Amortization Expense	Fixed Telephony and data transmission	Internet
2009	1,690	10
2010	968	3
2011	504	1
2012	286	—
2013	165	—

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amount of intangible assets that are not subject to amortization, but are annually tested by impairment, under US GAAP, is as follows:

	As of December 31, 2007	As of December 31, 2008
Internet
Trademark	113,967	113,967

l. Asset retirement obligations

Under US GAAP SFAS No, 143 “Accounting for Asset Retirement Obligations” is required the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset that is depreciated over the life of the related asset, Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company has certain legal obligations related to infrastructure regarding remediation of leased land and buildings on which the Company’s network assets are located. These obligations are accounted for under SFAS 143 for US GAAP purposes. Under Brazilian Corporate Law, asset retirement obligations are not recorded.

The calculation of the provision is based on the amounts of the actual contracts with third parties for the removal of the infrastructure. As the contracts are readjusted annually, no discount rates were considered in the fair value calculation.

The reconciliation of the provision for asset retirement obligations is as follows:

	2006	2007	2008
Balance — Beginning of year	1,859	6,757	13,925
Accretion expense	4,898	7,168	4,491

Balance — End of year	6,757	13,925	18,416

Additionally, the depreciation of the asset retirement obligation recognized in 2006, 2007 and 2008 composed the reconciliation of net income (loss) in the amount of R$2,503, R$5,250 and R$2,571, respectively.

m. Comprehensive income

Under US GAAP, SFAS No, 130, “Reporting Comprehensive Income”, requires the disclosure of comprehensive income. Comprehensive income is comprised of net income and “Other comprehensive income”, which include charges or credits directly to equity that are not the result of transactions with shareholders. The Company’s accumulated comprehensive income at December 31, 2008 and 2007 relates to the adoption of SFAS No, 158.

n. Presentation of noncontrolling interest

Under BRGAAP noncontrolling interest (“minority interest”) is reported in the consolidated balance sheet in the mezzanine section between liabilities and equity. Also, net income attributable to noncontrolling interest is reported as an expense in arriving at consolidated net income.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

In December 2007, the FASB also issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51.” This statement clarifies that a noncontrolling (minority) interest in an operating subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. This statement is effective prospectively for fiscal years beginning after December 15, 2008 (calendar year 2009), with presentation and disclosure requirements applied retrospectively to comparative financial statements.

The Company adopted the provisions of SFAS 160 as of January 1, 2009 and retrospectively adjusted the presentation and disclosures from the year ended 2008, 2007 and 2006.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Net income reconciliation of the differences between Brazilian Corporate Law and USGAAP

Years ended December 31, 2006, 2007 and 2008

	Note	2006	2007	2008
Net income (loss) as reported under Brazilian Corporate Law as restated for 2006 and 2007		(89,222)	4,251	(69,049)
Minority interest under Brazilian GAAP	35(m)	600,720	899,345	1,042,396

Total net income under Brazilian GAAP		511,498	903,596	973,347
Capitalized interest	35(a)	45,573	13,232	27,013
Amortization of capitalized interest	35(a)	(62,305)	(81,572)	(70,858)
Pensions and other post-retirement benefits
FBrTPrev/PAMEC	35(c)/36(a)	(29,549)	95,792	90,893
TCSPREV	35(c)/36(a)	63,323	(23,403)	(12,436)
Amortization of deferred credit on contributions plan expansion	35(g)	36,799	91,334	—
Reversal of amortization of goodwill attributable to purchase of control and minority interests in CRT	35(k) (ii)/(iii)	11	—	—
Reduction of depreciation of Step-up in fair value related to purchase of control and minority interest in CRT	35(k) (ii)/(iii)	23,733	26,457	22,896
Depreciation of step-up related to privatization and purchase of the minority interest in the eight operating companies formerly held directly by BRT group	35(k) (i)	(38,327)	(38,327)	(11,712)
Reversal of goodwill amortization recorded under Brazilian GAAP related purchase of minority interest in Solpart	35(k) (viii)	—	—	17,230
Amortization of intangible assets related to purchase of minority interest in Solpart	35(k) (viii)	—	—	(11,565)
Amortization of property, plant and equipment related to purchase of minority interest in Solpart	35(k) (viii)	—	—	(15,510)
Amortization customer list of iBest	35(k) (iv)	(31)	(4)	(1)
Amortization intangibles of BrT Multimídia	35(k) (vi)	(11,729)	(9,115)	(6,933)
Amortization intangibles of iG	35(k) (vii)	(1,166)	(136)	(33)
Reversal of amortization of goodwill Solpart
Reversal of amortization of goodwill GlobeNet	35(k) (v)	1,881	1,881	941
Reversal of amortization of goodwill iBest	35(k) (iv)	3,594	14,055	12,427
Reversal of amortization of goodwill BrT Multimídia	35(k) (vi)	23,269	23,268	23,269
Reversal of amortization of goodwill iG	35(k) (vii)	53,355	53,869	53,823
Deferred revenue, net of related costs — activation and installation fees	35(j) (i)	2,179	8,334	8,492
Deferred revenue — public telephone cards	35(j) (ii)	6,957	(9,192)	(7,335)
Asset retirement obligations	35(l)	(2,503)	(5,250)	(2,571)
Compensation cost of stock options	35(i)/36(b)	(100)	(7,881)	(11,039)
Reversal of compensations cost of Stock Options under Brazilian GAAP	35(i)/36(b)	162	13,179	17,410
Deferred tax effect of above adjustments		1,060	(24,391)	(9,283)

US GAAP net income (loss)		627,684	1,045,726	1,088,465

Net income (loss) attributable to controlling shareholders	35(m)	(67,405)	31,032	(43,251)
Net income attributable to noncontrolling shareholders	35(m)	695,089	1,014,694	1,131,716

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	2006	2007	2008
Net income (loss) per thousand shares in accordance with US GAAP:

US GAAP net income — allocated to common shares — basic and diluted	(67,405)	27,113	(43,251)
US GAAP net income — allocated to preferred shares — basic and diluted	—	3,919	—

Weighted average shares outstanding:
Common shares — basic	1,478,858	1,478,858	1,546,770
Common shares — diluted	1,478,858	1,478,858	1,546,770
Preferred shares — basic	35,625	213,751	172,345
Preferred shares — diluted	35,625	213,751	172,345

US GAAP net income per share:(*)
Common shares — basic	(0.05)	0.02	(0.03)
Common shares — diluted	(0.05)	0.02	(0.03)
Preferred shares — basic	—	0.02	—
Preferred shares — diluted	—	0.02	—

(*)	In accordance with the Brazilian Corporation Law, preferred shareholders are not contractually obligated to absorb losses. Consequently, application of EITF No. 03-06, Issue 4, would require losses to be allocated entirely to common shareholders.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Shareholders’ equity reconciliation of the differences between Brazilian Corporate Law and US GAAP

As of December 31, 2007 and 2008

	Note	2007	2008
Total shareholders’ equity as reported under Brazilian Corporate Law as restated for 2007		937,077	963,810
Minority interest under Brazilian GAAP	35(m)	6,021,822	6,716,326

Total shareholders’ interest under Brazilian GAAP		6,958,899	7,680,136
Add/(deduct):
Different criteria for:
Capitalized interest	35(a)	(706,510)	(679,497)
Amortization of capitalized interest	35(a)	884,395	813,537
Reversal of accrued dividends	35(b)	382,352	19,143
Pension and other post-retirement benefits
TCSPREV	35(c)/36(a)	252,447	286,647
Contributions to plant expansion:
Amortization of deferred credit	35(g)	898,815	898,815
Subscribed capital stock	35(g)	(640,688)	(640,688)
Donations and subscriptions for investment	35(g)	(258,127)	(258,127)
Goodwill attributable to purchase of minority interests in eight operating companies	35(k) (i)	16,464	16,464
Goodwill attributable to purchase of controlling and minority interest in CRT	35(k) (ii)/(iii)	1,022,295	1,022,295
Step-up in fair value related to purchase of control and minority interest in CRT net of reduction in depreciation	35(k) (ii)/(iii)	(35,305)	(12,409)
Net effect of recording purchase of minority interest in CRT on transaction closing date	35(k) (iii)	(6,129)	(6,129)
Step-up in basis related to privatization, net of amortization until 2001 and depreciation	35(k) (iii)	198,428	186,716
Reversal of goodwill amortization recorded under Brazilian GAAP related to purchase of minority interest in Solpart	35(k) (viii)	—	17,230
Amortization of intangible assets related to purchase of minority interest in Solpart	35(k) (viii)	—	(11,565)
Amortization of property, plant and equipment related to purchase of minority interest in Solpart	35(k) (viii)	—	(15,510)
Amortization customer list of iBest	35(k) (iv)	(11,571)	(11,572)
Amortization intangibles of BrT Multimídia	35(k) (vi)	(58,472)	(65,405)
Amortization intangibles of iG	35(k) (vii)	(5,936)	(5,969)
Reversal of amortization of goodwill GlobeNet	35(k) (v)	5,592	6,533
Reversal of amortization of goodwill iBest	35(k) (iv)	85,658	98,085
Reversal of amortization of goodwill BrT Multimídia	35(k) (vi)	85,318	108,587
Reversal of amortization of goodwill iG	35(k) (vii)	194,695	248,518
Reversal of provision for deferred tax asset — acquisition of iG	35 (e)/(k) (vii)	(50,330)	(50,330)
Deferred revenue, net of related costs — activation and installation fees	35(j) (i)	(31,965)	(23,473)
Deferred–revenue — public telephone cards	35(j) (ii)	(18,153)	(25,488)
Asset retirement obligation	35(l)	(7,821)	(10,392)
Reversal of compensations cost of Stock Options under BRGAAP	35(i)/36(b)	14,090	31,500
Reversal of Paid in Capital and effects on Shareholders’ equity of the subsidiary Brasil Telecom S.A. related to Stock Options	35(i)/36(b)	(911)	(10,330)
Compensations cost of Stock Options	35(i)/36(b)	(7,981)	(19,020)
Paid in Capital and effects on Shareholders’ equity of the subsidiary Brasil Telecom S.A. related to Stock Options	35(i)/36(b)	—	5,819
Deferred tax effect of above adjustments		(177,592)	(171,829)

Total shareholders’ equity under US GAAP		8,981,957	9,422,292

Accumulated other comprehensive income	35(m)/36(a)	70,854	41,645

Equity attributable to controlling shareholders	35(m)	1,584,171	1,264,383
Equity attributable to noncontrolling shareholders	35(m)	7,397,786	8,157,909

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Statements of changes in shareholders’ equity in accordance with US GAAP

Years ended December 31, 2006, 2007 and 2008

	Note	Total
Balance as of January 1, 2006		8,642,688

Capital increase		424,000
Reversal dividends on Shareholders’ equity	35(b)	29,676
Net income for the year		627,684
Accumulated other comprehensive income	35(m)/36(a)	148,404
Forfeiture of dividends (BRT and BRT Part)		3,286
Changes in noncontrolling interest		(574,968)

Balance as of December 31, 2006		9,300,770

Reversal dividends on Shareholders’ equity	35(b)	278,658
Net income for the year		1,045,726
Paid in Capital and effects on Shareholders’ equity of the subsidiary Brasil Telecom S.A. related to Stock Options		(79)
Accumulated other comprehensive income	35(m)/36(a)	(77,550)
Forfeiture of dividends (BRT and BRT Part)		6,260
Changes in noncontrolling interest		(1,571,828)

Balance as of December 31, 2007		8,981,957

Capital increase		91,556
Dividends and interest on Shareholders’ equity	35(b)	(382,352)
Paid in Capital and effects on Shareholders’ equity of the subsidiary Brasil Telecom S.A. related to Stock Options	35(i)/36(b)	(3,600)
Net income for the year		1,088,465
Accumulated other comprehensive income	35(m)/36(a)	(29,209)
Forfeiture of dividends (BRT and BRT Part)		23,368
Changes in noncontrolling interest		(347,893)

Balance as of December 31, 2008		9,422,292

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Disclosure of accumulated other comprehensive income balance

	Pension plan – SFAS Nº 158 – adjustment, net of tax	Accumulated other comprehensive income
Balance at December 31, 2006 of AOCI net of tax (R$76,451)	148,404	148,404
Balance at December 31, 2006 attributable to parent company	18,831	18,831
Balance at December 31, 2006 attributable to noncontrolling interest	129,573	129,573
Current period change, net of tax (R$39,950)	(77,550)	(77,550)
Current period change attributable to parent company	(9,840)	(9,840)
Current period change attributable to noncontrolling interest	(67,710)	(67,710)
Balance at December 31, 2007, net of tax (R$36,501)	70,854	70,854
Balance at December 31, 2007 attributable to parent company	8,991	8,991
Balance at December 31, 2007 attributable to noncontrolling interest	61,863	61,863
Current period change, net of tax (R$15,047)	(29,209)	(29,209)
Current period change attributable to parent company	(3,689)	(3,689)
Current period change attributable to noncontrolling interest	(25,520)	(25,520)
Balance at December 31, 2008, net of tax (R$21,453)	41,645	41,645
Balance at December 31, 2008 attributable to parent company	5,302	5,302
Balance at December 31, 2008 attributable to noncontrolling interest	36,343	36,343

36. Additional disclosures required by US GAAP

a. Pension and other post-retirement benefits:

The Company sponsors various private pension plans designed to provide supplementary retirement benefits and medical assistance to employees and their dependents. These plans are managed by: (i) Fundação 14 de Previdência Privada (“Fundação 14”); (ii) Fundação BrTPREV (“FBrTPREV”), former Fundação dos Empregados da Companhia Riograndense de Telecomunicações (“FCRT”), which administered the benefit plans of CRT, acquired in 2000; and (iii) Fundação de Seguridade Social (“SISTEL”), which managed plans for pension and other post retirement benefits for most companies of the former Telebrás System.

The Company’s bylaws establish the approval of the supplementary pension plan policy and the joint liability attributed to the defined benefit plans is ruled by the agreements entered into with the foundations, with the agreement of the SPC (Secretaria de Previdência Complementar), as regards the specific plans.

The plans are valued annually by independent actuaries at the balance sheet date. For December 31, 2007 and 2008, the independent actuarial of the Company was Mercer Human Resource Consulting.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Summary of the plans:

Administration	Plan	Contribution	Sponsor	Status
SISTEL	PBS-A/PAMA	Defined benefit	Multiemployer	Overfunded

Fundação 14	TCSPREV	Defined contribution, settled benefit and defined benefit	Single employer	Overfunded

BrT	PAMEC-BrT	Defined benefit	Single employer	Underfunded

FBrTPREV	BrTPREV	Defined contribution and settled benefit	Single employer	Underfunded
	Founder and alternative plan	Defined benefit	Single employer	Underfunded

(i) Single employer — Defined benefit and settled benefit plans

•	Plans administered by Fundação 14

From the date of the split of the only pension plan managed by SISTEL, the PBS, in January 2000, the Company had already predicted a new trend in pension benefits. This new model would result in an independent management model for the TCSPREV pension plan, by means of a specific entity. This trend also occurred in other main SISTEL pension plan sponsoring companies, which each created their respective supplementary pension plan foundations. In this new model, Fundação 14 de Previdência Privada was created in 2004, with the purpose of taking over the management and operation of the TCSPREV pension plan. This process, which began in March 10, 2005, was backed by the specific legislation and properly approved by the Secretaria de Previdência Complementar — SPC (the Brazilian pension’s regulatory authority).

In accordance with the Transfer Agreement entered into between Fundação Sistel de Seguridade Social and Fundação 14 de Previdência Privada, SISTEL, by means of the Management Agreement, rendered management and operation services of TCSPREV and PAMEC-BrT plans to Fundação 14, after the transfer of these plans, which took place on March 10, 2005, up to September 30, 2006. Beginning on this date, Fundação 14 took over the management and operation services of its plans. As of October 31, 2007, Fundação 14 ceased to manage the assistance plan PAMEC-BrT because it is an entity engaged in the management of private pension plans. In November, 2007, the assets and liabilities of PAMEC-BrT were transferred to the Company which, in addition to sponsoring the plan, began to manage it.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

A summary of changes in benefit obligation, plan assets and funded status for the years ended December 31, 2007 and 2008 for the Company’s active employees’ defined benefit pension plan was as follows:

	2007	2008
Change in benefit obligation
PBO at beginning of period	420,206	464,439
Service cost (with interest)	3,424	3,894
Interest cost	46,226	48,577
Actual benefit payment	(19,887)	(22,787)
(Gain)/loss on obligation	14,470	(93,081)
(Gain)/loss due to assumption changes	—	11,151

PBO at end of period	464,439	412,193

Change in plan assets
Plan assets at the beginning of period	717,764	791,362
Actual benefits paid	(19,887)	(22,787)
Actual participant contribution	485	471
Actual employer contribution	772	16
Actual return on plan assets	92,228	53,716

Plan assets at end of period	791,362	822,778

Funded status at end of year	(326,923)	(410,585)

The net periodic pension cost for 2006, 2007 and 2008 for the Fundação 14 administered plan was as follows:

	2006	2007	2008
Service cost	5,285	3,424	3,894
Interest cost	37,097	46,226	48,577
Expected return on assets	(78,604)	(90,960)	(82,015)
Amortization of gains (loss), prior service cost and transition obligation	(10,515)	(8,281)	(6,744)
Expected Participants Contributions	(537)	(710)	(722)

Net periodic pension cost (income)	(47,274)	(50,301)	(37,010)

Amounts recognized in accumulated other comprehensive income — pre-tax at December 31:

	2007	2008
Transition obligation (asset) not yet recognized in NPPC at beginning of period	3,830	2,529
Transition obligation recognized in NPPC during period	(1,301)	(1,301)
Prior service cost (credit) not yet recognized in NPPC at beginning of period	(102,513)	(96,877)
Prior service cost recognized in NPPC during period	5,636	5,636
(Gain)/loss not yet recognized in NPCC at beginning of period	(135,552)	(118,179)
(Gain)/loss recognized in NPCC during period	3,946	2,409
Total net actuarial (gain)/loss arising during period	13,426	(53,381)

Total recognized in accumulated other comprehensive loss/(income) at year end	(212,528)	(259,164)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amounts for the TCSPREV plan expected to be recognized in the next period benefit cost are as follows:

TCSPREV
Service cost (with interest)	2,973
Interest cost	43,024
Expected return of plan assets	(104,025)
Amortization of (gain)/loss	(5,183)
Amortization of prior service cost	(5,636)
Amortization of transition obligation	1,228
Expected participation contribution	(545)

Net periodic cost	(68,164)

The changes in the accrued pension cost for the Fundação 14 administered plan for the year ended December 31, 2007 and 2008 were as follows:

	2007	2008
Accrued pension cost at the beginning of the year	(63,322)	(114,395)
Net periodic cost for the year	(50,301)	(37,010)
Company contributions during the year	(772)	(16)

Prepaid pension cost at the end of the year	(114,395)	(151,421)

The actuarial assumptions used in 2006, 2007 and 2008 were as follows:

	2006	2007	2008
Discount rate for determining projected benefit obligations	6.00%	6.00%	6.00%
Rate of increase in compensation levels	2.00%	2.00%	2.00%
Expected long-term rate of return on plan assets	7.48%	5.77%	7.97%

The rates are real rates and exclude inflation.

The weighted-average asset allocation of the Fundação 14 administered plan at December 31, 2007 and 2008 was as follows:

	Asset Allocation
Asset Category	2007	2008
Equity securities	21.06%	20.00%
Debt securities	77.85%	78.00%
Loans	0.84%	2.00%
Other	0.25%	0.00%

Grand Total	100.00%	100.00%

The pension funds’ investment strategy is described in its investment policy, which is approved annually by the pension fund’s board. It states that the investment decisions should consider: (i) capital preservation; (ii) diversification; (iii) risk tolerance; (iv) expected returns versus benefit plans’ interest rates; (v) compatibility between investments liquidity and pensions’ cash flows and (vi) reasonable costs. It also defines volume ranges

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

for the different types of investment allowed for pension funds, which are: domestic fixed income, domestic equity, loans to pension fund’s members and real estate. In the fixed income portfolio, only low credit risk securities are allowed. Derivative instruments are only permitted for hedging purposes. Loans are restricted to certain credit limits. Tactical allocation is decided by the Investment Committee, consisted of the pension fund’s officers, investment manager and one member designated by the Board, Execution is performed by the Finance Department.

The Company expects to contribute to the Fundação 14 administered plan in 2009 in the following amounts:

TCSPREV
Defined benefit	846
Defined contribution	17,198

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

TCSPrev
2009	26,098
2010	28,412
2011	31,046
2012	33,977
2013	36,536
2014-2018	219,411
The funded status of the pension and post retirement plans under Brazilian Corporate Law and US GAAP differ. Benefit obligations differ because they have been prepared using different actuarial assumptions permitted under Brazilian Corporate Law and US GAAP.

•	Plan administered by Fundação BrTPREV (FBrTPREV)

On July 31, 2000, the Company acquired a controlling interest in CRT, and in December 2001, acquired the remaining minority interest. At the acquisition dates, the liability for defined benefit plans of CRT were recorded under US GAAP as part of the fair value.

In October 2002, the Company offered to its employees the option to transfer to a new defined contribution settled benefits plan, BrTPREV. The benefit obligation relating to each employee that opted to migrate was transferred to an individual account at 100% of the obligation under the previous plan in the amount of R$362,469. The employees that did not opt to migrate to BrTPREV remained in their previous plans.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

A summary of changes in benefit obligation, plan assets and funded status for the years ended as of December 31, 2007 and 2008 (Alternative, Founder and BrTPREV are presented consolidated) for the CRT employees’ benefit plans was as follows:

	2007	2008
Change in benefit obligation
PBO at beginning of period	1,405,601	1,499,042
Service cost (with interest)	5,017	6,110
Interest cost	152,349	154,904
Actual benefit payment	(113,102)	(119,342)
(Gain)/loss on obligation	49,177	31,589
(Gain)/loss due to assumption changes	—	36,776

PBO at end of period	1,499,042	1,609,079

Change in plan assets
Plan assets at the beginning of period	757,034	813,374
Actual benefits paid	(113,102)	(119,343)
Actual participant contribution	—	183
Actual employer contribution	115,898	100,163
Actual return on plan assets	53,544	61,415

Plan assets at end of period	813,374	855,792

Funded status	685,668	753,287

The net periodic pension cost for FBrTPREV for the year ended December 31, 2006, 2007 and 2008 (Alternative, Founder and BrTPREV are presented consolidated) was as follows:

	2006	2007	2008
Service cost	8,030	5,017	6,110
Interest cost	147,861	152,349	154,904
Expected return on assets	(79,158)	(99,893)	(85,325)
Amortization of (gains) losses	1,552	1,217	1,552
Expected Participants Contributions	(146)	(120)	(109)

Net periodic pension cost	78,139	58,570	77,132

Amounts recognized in accumulated other comprehensive income — pre-tax at December 31:

	2007	2008
Prior service cost (credit) not yet recognized in NPPC at beginning of period	19,332	17,781
Prior service cost (credit) recognized in NPPC during period	(1,552)	(1,552)
(Gain)/loss not yet recognized in NPCC at beginning of period	(10,292)	85,688
(Gain)/loss recognized in NPCC during period	335	—
Total net actuarial (gain)/loss arising during period	95,646	92,201

Total recognized in accumulated other comprehensive loss/(income) at year end	103,469	194,118

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The amounts expected to be recognized in the next period benefit cost are as follows:

BrTPREV
Service cost (with interest)	4,121
Interest cost	166,307
Expected return of plan assets	(105,686)
Amortization of prior service cost	1,394
Amortization of prior service cost	1,552
Expected participation contribution	(101)

Net periodic cost	67,587

The changes in the accrued pension cost for the plans administered by FBrTPREV for the year ended December 31, 2007 and 2008 (Alternative, Founder and BrTPREV are presented consolidated) were as follows:

	2007	2008
Accrued pension cost at the beginning of the year	639,527	582,199
Net periodic cost for the year	58,570	77,132
Company contributions during the year	(115,898)	(100,162)

Accrued pension cost at the end of the year	582,199	559,169

The actuarial assumptions used in 2007 and 2008 were follows:

	2007	2008
Discount rate for determining projected benefit obligations	6.00%	6.00%
Rate of increase in compensation levels	2.00%	2.00%
Expected long-term rate of return on plan assets	5.93%	7.73%

The above are real rates and exclude inflation.

The weighted-average asset allocation of the FBrTPrev administered plans at December 31, 2007 and 2008 were as follows:

	Asset Allocation
Asset Category	2007	2008
Equity securities	16.06%	18.00%
Debt securities	79.57%	77.00%
Real estate	3.10%	3.00%
Loans	0.99%	2.00%
Other	0.28%	0.00%

Grand Total	100.00%	100.00%

The pension funds’ investment strategy is described in its Investment Policy, which is approved annually by the pension fund’s board. It states that the investment decisions should consider: (i) capital preservation; (ii) diversification; (iii) risk tolerance; (iv) expected returns versus benefit plan’s interest rates; (v) compatibility between investments liquidity and pensions’ cash flows and (vi) reasonable costs. It also defines volume ranges

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

for the different types of investment allowed for pension funds, which are: domestic fixed income, domestic equity, loans to pension fund’s members and real estate. In the fixed income portfolio, only low credit risk securities are allowed. Derivative instruments are only permitted for hedging purposes. Loans are restricted to certain credit limits. Tactical allocation is decided by the investment committee, consisted of the pension fund’s officers, investment manager and one member designated by the Board. Execution is performed by the Finance Department.

The Company expects to contribute to the FBrTPREV administered plans in 2009 in the following amounts:

Defined benefit	100,816
Defined contribution	6,054
Administrative expense	6,800

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2009	133,233
2010	139,051
2011	145,429
2012	151,310
2013	157,407
2014-2018	877,589

•	Assistance plans administered by the Company

The PAMEC-BrT plan is an assistance plan which intends to provide health care to retirees and pensioners linked to the PBT-BrT Group, which belongs to TCSPREV plan administered by Fundação 14.

After the transfer of management of the plan by Fundação 14 to the Company, there are no assets recognized to cover current expenses, and the actuarial obligation is fully recognized in the Company’s liabilities.

A summary of changes in benefit obligation, plan assets and funded status for the years ended December 31, 2007 and 2008 for PAMEC assistance plan was as follows:

	2007	2008
Change in benefit obligation
PBO at beginning of period	1,529	2,077
Service cost (with interest)	7	—
Interest cost	170	219
Actual benefit payment	(52)	(110)
(Gain)/loss on obligation	423	156
(Gain)/loss due to assumption changes	—	162

PBO at end of period	2,077	2,504

Change in plan assets
Plan assets at the beginning of period	883	—
Actual benefits paid	(52)	(110)
Actual return on plan assets	—	110
Transferred asset	36	—

Plan assets at end of period	(867)	—

Funded status at end of year	—	—

	2,077	2,504

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The net periodic pension cost for 2006, 2007 and 2008 for PAMEC assistance plan was as follows:

	2006	2007	2008
Service cost	5	7	—
Interest cost	122	170	219
Expected return on assets	(104)	(118)	—
Amortization of gains (loss), prior service cost and transition obligation	—	9	73

Net periodic pension cost (income)	23	68	292

Amounts recognized in accumulated comprehensive income — pre-tax at December 31:

	2007	2008
(Gain)/loss not yet recognized in NPCC at beginning of period	340	1,703
(Gain)/loss recognized in NPCC during period	(9)	(73)
Total net actuarial (gain)/loss arising during period	1,372	317

Total recognized in accumulated other comprehensive loss/(income) at ended year	1,703	1,947

The amounts of PAMEC plan expected to be recognized in the next period benefit cost are as follows:

PAMEC
Interest cost	264
Amortization of (gain)/loss	81

Net periodic cost	345

The changes in the accrued pension cost for the PAMEC assistance plan for the year ended December 31, 2007 and 2008 were as follows:

	2007	2008
Accrued pension cost at the beginning of the year	306	374
Net periodic cost for the year	68	292
Company contributions during the year	—	(110)

Accrued pension cost at the end of the year	374	556

The actuarial assumptions used in 2006, 2007 and 2008 were as follows:

	2006	2007	2008
Discount rate for determining projected benefit obligations	6.00%	6.00%	6.00%
Rate of increase in compensation levels	2.00%	N/A	N/A
Expected long-term rate of return on plan assets	8.33%	N/A	8.90%

The rates are real rates and exclude inflation.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

PAMEC
2009	96
2010	107
2011	119
2012	133
2013	147
2014-2018	1,013

(ii) Multiemployer

•	Plans administered by SISTEL

The Company, together with other former companies in the Telebrás group, sponsored multi-employer defined benefit pension and other post-retirement benefit plans, through the end of 1999, each of which are operated and administered by SISTEL. In December 1999, the Company and the other companies that participate in the SISTEL plan reached an agreement to withdraw the active participants to the pension plan and establish a new plan for each of the New Holding Companies. The parties agreed to allocate the plan assets based on the liabilities in accordance with Brazilian Corporate Law. The allocation of the initial transition obligation and unamortized gains and losses was based on the projected benefit obligation (PBO) of each individual sponsor divided by the total PBO of SISTEL at December 31, 1999. The inactive employees of all of the New Holding Companies that participated in the SISTEL defined benefit pension plan will remain as part of the multiemployer plan in SISTEL. The post-retirement benefit plans will also remain as a multiemployer plan; however, SISTEL no longer subsidizes life insurance premiums for inactive (retired) employees after December 31, 1999.

The Company remains jointly and severally liable for the multiemployer portion of the plan. Therefore, no amounts were recorded under those plans.

A summary of the SISTEL pension plan as of December 31, 2007 and 2008 for the multiemployer portion (inactive employees pension plan) is as follows:

	2007	2008
Projected benefit obligation (100% vested)	5,265,363	5,872,589
Fair value of the plan assets	(7,414,699)	(7,382,786)

Deficiency (excess) of assets over projected obligation	(2,149,336)	(1,510,197)

In March 2000, the Company offered a new defined contribution plan, to which approximately 80% of its active employees migrated. The accumulated benefit of each employee who migrated was transferred to an individual account for each employee, with 100% vesting in this amount. The effect of settlement and curtailment of this portion of the defined benefit plan under SFAS 88was a gain of R$176,607, which was reflected in the reconciliation of net income to US GAAP.

The Company maintains jointly with other companies a post-retirement benefit plan (PAMA) for the participants already covered on January 31, 2000. Based on legal and actuarial opinions, the Company’s liability is exclusively limited to 1,5% of the payroll of the active participants.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The pension funds’ investment strategy is described in its investment policy, which is approved annually by the pension fund’s board. It states that the investment decisions should consider: (i) capital preservation; (ii) diversification; (iii) risk tolerance; (iv) expected returns versus benefit plan’s interest rates; (v) compatibility between investments liquidity and pensions’ cash flows and (vi) reasonable costs. It also defines volume ranges for the different types of investment allowed for pension funds, which are: domestic fixed income, domestic equity, loans to pension fund’s members and real estate. In the fixed income portfolio, only low credit risk securities are allowed. Derivative instruments are only permitted for hedging purposes. Loans are restricted to certain credit limits. Tactical allocation is decided by the Investment Committee, consisted of the pension fund’s officers, investment manager and one member designated by the Board, Execution is performed by the Finance Department.

The Company contributed to the SISTEL administered plans in the following amounts:

2006	2007	2008
304	242	238

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	PBS-A	PAMA
2009	386,519	55,232
2010	399,192	60,829
2011	411,948	66,960
2012	424,800	73,605
2013	437,713	80,819
2014-2018	2,377,283	532,924

b. Stock options

The Extraordinary Shareholders’ Meeting held on November 6, 2007, approved a new general plan for granting stock options to officers and employees of the Company’s subsidiary Brasil Telecom S.,A. Therefore, the Company’s subsidiary has two share-compensation plans which were in effect at the balance sheet date, in accordance with the respective approval dates, and are described below.

The compensation cost recognized in net income for those plans was R$9,696 in 2008 (R$7,881 and R$100 in 2007 and 2006). Since the active plans have only service conditions and a grated vesting schedule, the compensation cost is accounted for on a straight-line basis over the requisite service period for entire award.

On January 1, 2006 the Company adopted SFAS No. 123 (R) “Accounting for Stock-based Compensation”. In accordance with SFAS No, 123 (R), since part of the options are adjusted for the Brazilian consumer price index, the Company accounts for its two stock option plans by accruing a liability at fair value relating to the options issued under the plan at each reporting date end until the date of settlement.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Plan Approved on April 28, 2000

The rights vested through stock options agreements while this previously approved plan was effective remain valid and effective according to the respective terms agreed. The plan is divided into two separate programs:

Program A

This program prescribed that stock options were granted as the performance goals of the Company, established by the Board of Directors for a five-year period, were attained. No option was granted for this program.

Program B

The exercise price is established by the managing committee based on the market price of one thousand shares on option granting date and will be monetarily adjusted based on the IGP-M variation between the agreement execution date and payment date.

The stock options are vested as follows:

Granting					Adjusted exercise price (In Brazilian reais)	Options (in shares)
Grant date		Lot	Exercise as from	Exercise deadline
3rd	December 22, 2004	33%	December 22, 2005	December 31, 2011	19.04	26.504
		33%	December 22, 2006	December 31, 2011	19.04	26.504
		34%	December 22, 2007	December 31, 2011	19.04	26.504

These vesting periods can be anticipated as a result of special events or conditions established in the option granting agreement.

A summary of option activity under the stock option plan as of December 31, 2008, and changes during the year then ended is presented below:

Options	Shares	Weighted - Average Exercise Price		Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2008	256,855	R$	16.88
Exercised	(162,084)	R$	17.01
Forfeited or expired	(15,259)	R$	17.99

Outstanding at December 31, 2008	79,512	R$	19.04	3.0	(429)

Exercisable at December 31, 2008	79,512	R$	19.04	3.0	(429)

The fair value of this option plan was measured as of December 31, 2008 using Black Scholes method. There was not unrecognized compensation cost for this plan.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The fair value of the options granted had been estimated at the grant-date using the “Black Scholes” option-pricing model with the following assumptions:

December 21, 2004
Expected volatility	38.2%
Risk-free interest rate	8.4%
Grant-date fair value	R$2.76
Expected life	2 years
Dividend yield	3.10%

The weighted-average grant-date fair value of options granted during 2004 was R$2,76. The fair value of options at December 2008 and 2007 was R$322 and R$ 1,761.

The assumptions applied on December 31, 2008 are as following:

	December 31, 2008
Expected volatility		71.97%
Risk-free interest rate		12.29%
Expected life		3 years
Dividend yield		9.80%
Fair Value	R$	4.05

Plan approved on November 6, 2007

The new plan authorizes granting stock options, allowing plan participants, under certain conditions, to purchase or subscribe, in the future, shares that are part of a basket of shares defined as UP’s (Performance Unity), at a preestablished price. The amount corresponding to the number of UP’s granted cannot exceed the maximum amount of 10% of the book value of the shares of each type of share of the Company.

In connection with the plan, until July 15, 2008 the Company was required to repurchase the shares acquired by employees under this plan at the weighted-averaged market price computed on the last thirty days. After this date, a modification in the plan eliminated this condition.

At the Meeting held on December 14, 2007, the Company’s Board of Directors ratified the approval of two programs related to the new stock options plan, which is effective as of July 1, 2007 and consist of the following:

Program 1

Options are granted as a one-time concession and do not allow new grants for a period of up to four years. The exercise price of the UP has been set up by the Board of Directors, under the terms defined in the plan and it is subject to indexation by the IGP-M, plus 6% p.a., to be discounted from the amounts paid as dividends and/or interest on shareholders’ equity in the period.

Program 2

Stock options under this program are granted annually, on July 1 of every year. Stock options for Program 2 were granted on July 1, 2007 and July 1, 2008 and the exercise price of the UP has been set up by the Board of Directors, under the terms defined in the plan, to be discounted from the amounts paid as dividends and/or interest on shareholders’ equity in the period.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The stock options for programs 1 and 2 are vested as follows:

Program	Granting				Adjusted exercise price (in Reais)	Options (in UPs)
	Grant date	Lot	Exercise as from	Exercise deadline
1	July 1st, 2007	25%	July 1st, 2008	June 30, 2011	32,22	704.331
		25%	July 1st, 2009	June 30, 2012	32,22	704.331
		25%	July 1st, 2010	June 30, 2013	32,22	704.331
		25%	July 1st, 2011	June 30, 2014	32,22	704.331

2	July 1st, 2007	25%	July 1st, 2008	June 30, 2011	24,93	47.153
		25%	July 1st, 2009	June 30, 2012	24,93	199.811
		25%	July 1st, 2010	June 30, 2013	24,93	199.811
		25%	July 1st, 2011	June 30, 2014	24,93	199.810
	July 1st, 2008	25%	July 1st, 2009	June 30, 2012	32,39	175.338
		25%	July 1st, 2010	June 30, 2013	32,39	175.421
		25%	July 1st, 2011	June 30, 2014	32,39	175.421
		25%	July 1st, 2012	June 30, 2015	32,39	175.421

The vesting periods set out in programs 1 and 2 can be anticipated as a result of special events or conditions established in the option granting agreement, especially related to the direct or indirect change of the control of the Company or its subsidiary Brasil Telecom S.A. The plan, under certain conditions, grants a minimum bonus in case of reduction in the market value of the shares on the exercise date of the options.

The preferred shares included in the stock options balance (UP’s) as of December 31, 2008 represents 1.3% of the Company’s subsidiary Brasil Telecom S.A. preferred shares balance and the preferred shares and ordinary shares of the Company represents 5.65% and 3.26% of the total shares for each class.

On July 15, 2008, as the modification in the plan eliminated the obligation of repurchasing the shares by the company’s subsidiary Brasil Telecom S.A., the stock option program comprising Brasil Telecom shares, which are not subject to indexation price, were considered as equity settled from this date. The stock option comprising shares of the Company and shares of the subsidiary Brasil Telecom Participações S.A., where indexation price is presented, are considered as cash settled.

A summary of option activity under the stock option plans as of December 31, 2008, and changes during the year then ended is presented below:

Program 1

Options	UP’s	Weighted - Average Exercise Price		Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2008	3,165,035	R$	28.91
Forfeited or expired	(347,711)	R$	30.33
Outstanding at December 31, 2008	2,817,324	R$	32.22	4.5	(3,250)

Exercisable at December 31, 2008	704,331	R$	32.22	3.0	(812)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Program 2 — Granted on July 1, 2007

Options	UP’s	Weighted - Average Exercise Price		Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2008	871,405	R$	26.41
Exercised	(171,971)	R$	24.93
Forfeited or expired	(52,849)	R$	25.35

Outstanding at December 31, 2008	646,585	R$	24.93	4.9	3,967

Exercisable at December 31, 2008	47,153	R$	24.93	3.0	289

Program 2 — Granted on July 1, 2008

Options	UP’s	Weighted - Average Exercise Price		Weighted - Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2008	—		—
Granted	724,955	R$	32.39
Forfeited or expired	(23,354)	R$	32.39

Outstanding at December 31, 2008	701,601	R$	32.39	5.5	(930)

Exercisable at December 31, 2008	—		—	—	—

The status of the nonvested shares as of December 31, 2008 and changes during the year ended December 31, 2008 is presented below:

Program 1

Nonvested	Shares	Weighted - Average Exercise Price
Nonvested at January 1, 2008	2,768,322	R$	28.91
Vested	(878,183)	R$	32.22
Forfeited	(282,456)	R$	30.33

Nonvested at December 31, 2008	1,607,683	R$	32.22

Program 2 — Granted on July 1, 2007

Nonvested	Shares	Weighted - Average Exercise Price
Nonvested at January 1, 2008	762,181	R$	26.41
Vested	(215,756)	R$	24.93
Forfeited	(35,668)	R$	25.35

Nonvested at December 31, 2008	510,757	R$	24.93

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

Program 2 — Granted on July 1, 2008

Nonvested	Shares	Weighted - Average Exercise Price
Nonvested at January 1, 2008	—		—
Granted	724,955	R$	32.39
Vested	(89,396)	R$	32.39
Forfeited	(21,898)	R$	32.39

Nonvested at December 31, 2008	613,661	R$	32.39

The fair value of programs 1 and 2 of this option plan was measured as of December 31, 2008 using Binomial pricing model and the unrecognized compensation cost at this date was R$17,266 and R$20,807, respectively, that will be recognized over next 4.7 years.

The fair value of the options granted for two plans had been estimated at the grant-date using the “Black Scholes” option-pricing model with the following assumptions:

Plan approved on November 6, 2007:

	July 1, 2007
	Program 1
	Lot 1	Lot 2	Lot 3	Lot 4
Expected volatility	40.9%	40.9%	40.9%	40.9%
Risk-free interest rate	0.2%	0.2%	0.2%	0.2%
Expected life	4	5	6	7

	July 1, 2007
	Program 2
	Lot 1	Lot 2	Lot 3	Lot 4
Expected volatility	40.9%	40.9%	40.9%	40.9%
Risk-free interest rate	10.7%	10.7%	10.7%	10.7%
Expected life	4	5	6	7

	July 1, 2008
	Program 2
	Lot 1	Lot 2	Lot 3	Lot 4
Expected volatility	37.1%	37.1%	37.1%	37.1%
Risk-free interest rate	15.2%	15.2%	15.2%	15.2%
Expected life	3	4	5	6

The weighted-average grant-date fair value of options granted is as follows:

	Lot 1		Lot 2		Lot 3		Lot 4
Program 1 — Granted on July 1, 2007	R$	11.75	R$	12.74	R$	13.64	R$	14.46
Program 2 — Granted on July 1, 2007	R$	16.41	R$	18.10	R$	19.57	R$	20.86
Program 2 — Granted on July 1, 2008	R$	13.21	R$	15.77	R$	17.97	R$	19.84

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The fair value of options at December 2008 was R$53,467.

The assumptions applied on December 31, 2008 are as following:

Plan approved on November 6, 2007:

	Granted on July 1, 2007
	Program 1
	Lot 1	Lot 2	Lot 3	Lot 4
Expected volatility	42.02%	42.02%	42.02%	42.02%
Risk-free interest rate	1.79%	2.05%	2.06%	2.15%
Expected life	2.49	3.51	4.54	5.57

	Granted on July 1, 2007
	Program 2
	Lot 1	Lot 2	Lot 3	Lot 4
Expected volatility	42.02%	42.02%	42.02%	42.02%
Risk-free interest rate	12.29%	12.55%	12.56%	12.65%
Expected life	2.49	3.51	4.54	5.57

	Granted on July 1, 2008
	Program 2
	Lot 1	Lot 2	Lot 3	Lot 4
Expected volatility	42.02%	42.02%	42.02%	42.02%
Risk-free interest rate	12.29%	12.55%	12.56%	12.65%
Expected life	2.49	3.51	4.54	5.57

The fair value of the options on December 31, 2008 is as following:

	Lot 1		Lot 2		Lot 3		Lot 4
Program 1 — Granted on July 1, 2007	R$	8.16	R$	9.89	R$	11.32	R$	12.61
Program 2 — Granted on July 1, 2007	R$	14.57	R$	16.89	R$	18.80	R$	20.44
Program 2 — Granted on July 1, 2008	R$	11.27	R$	13.98	R$	16.22	R$	18.17

c. Segment Reporting

Segment information is presented in respect of the Company and its subsidiaries business that was identified based on its management structure and on internal management reporting, according to SFAS 131 and are described as follows:

•	Fixed telephony, data transmission and call center: refers to the services rendered by BrT, BrT Multimídia, Vant and BrT Cabos Submarines Companies, using the wire line network, and BrT Call Center.

•	Mobile telephony: refers to the services rendered by BrT Celular beginning on the last quarter of 2004.

•	Internet: refers to the services rendered by BrTI, iBest Group and iG Group in connection with the provision of internet services and related activities.

Inter-segment pricing is determined on an arm’s length basis.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The information presented is derived from the Brazilian Corporate Law financial statements, which is the primary basis for management decisions and assessments.

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

	2008
	Fixed telephony and data communication	Mobile telephony	Internet	Call center	Management	Eliminations between segments	Consolidated
Net operating revenue	9,886,561	1,881,751	392,175	230,598	—	(1,094,250)	11,296,835
Cost of goods and services sold	(5,186,658)	(1,512,338)	(54,572)	(211,563)	—	755,713	(6,209,418)
Gross profit	4,699,903	369,413	337,603	19,035	—	(338,537)	5,087,417

Operating expenses, net	(2,545,651)	(617,927)	(382,074)	(27,590)	10,915	281,590	(3,280,737)
Selling expenses	(951,810)	(525,005)	(264,848)	(7,705)	—	385,145	(1,364,223)
General and administrative expenses	(1,210,315)	(135,721)	(75,936)	(18,226)	(26,751)	26,671	(1,440,278)
Other operating income (expenses)	(383,526)	42,799	(41,290)	(1,659)	37,666	(130,226)	(476,236)

Operating income (loss) before financial income (expenses)	2,154,252	(248,514)	(44,471)	(8,555)	10,915	(56,947)	1,806,680

Property, plant and equipment and intangible assets, net	5,268,918	2,122,081	143,343	—	6,583	690,829	8,231,754
Capital Expenditures	1,500,813	1,144,597	32,495	—	—	—	2,677,905

	2007
	Fixed telephony and data communication	Mobile telephony	Internet	Call Center	Management	Eliminations between segments	Consolidated
Net operating revenue	9,733,145	1,745,934	379,515	20,899	—	(820,947)	11,058,546
Cost of goods and services sold	(5,487,894)	(1,531,692)	(55,203)	(20,517)	—	713,105	(6,382,201)
Gross profit	4,245,251	214,242	324,312	382	—	(107,842)	4,676,345

Operating expenses, net	(2,497,866)	(510,012)	(398,503)	(10,207)	(24,501)	41,185	(3,399,904)
Selling expenses	(898,192)	(453,909)	(274,212)	—	—	140,961	(1,485,352)
General and administrative expenses	(1,173,466)	(89,987)	(69,056)	(10,207)	(18,405)	(13,966)	(1,375,087)
Other operating income (expenses)	(426,208)	33,884	(55,235)	—	(6,096)	(85,810)	(539,465)

Operating income (loss) before financial income (expenses)	1,747,385	(295,770)	(74,191)	(9,825)	(24,501)	(66,657)	1,276,441

Property, plant and equipment and intangible assets, net	5,337,567	1,400,786	188,758	—	13,241	731,188	7,671,540
Capital Expenditures	1,093,209	278,797	26,784	—	—	—	1,398,790

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	2006
	Fixed telephony and data communication	Mobile telephony	Internet	Call Center	Management	Eliminations between segments	Consolidated
Net operating revenue	9,419,265	1,247,377	299,542	—	—	(669,525)	10,296,659
Cost of goods and services sold	(5,769,433)	(1,176,083)	(145,564)	—	—	631,151	(6,459,929)
Gross profit	3,649,832	71,294	153,978	—	—	(38,374)	3,836,730

Operating expenses, net	(2,295,191)	(508,917)	(215,156)	—	(18,077)	(1,289)	(3,038,630)
Selling expenses	(986,621)	(432,432)	(135,687)	—	—	84,108	(1,470,632)
General and administrative expenses	(1,130,219)	(86,200)	(76,789)	—	(16,618)	7,481	(1,302,344)
Other operating income (expenses)	(178,351)	9,715	(2,680)	—	(1,459)	(92,878)	(265,653)

Operating income (loss) before financial income (expenses)	1,354,641	(437,623)	(61,178)	—	(18,077)	(39,663)	798,101

Property, plant and equipment and intangible assets, net	6,390,212	1,545,132	96,400	—	1,044	443,284	8,476,072
Capital Expenditures	1,114,375	281,526	55,086	—	—	—	1,450,987

d. Reconciliation of operating income

	2006	2007	2008
Operating income under Brazilian Corporate Law	718,826	1,283,861	1,584,990
Net financial expenses	79,275	(7,420)	221,690
Different criteria for net income reconciliation	60,192	153,222	100,492

Operating income under US GAAP	858,293	1,429,663	1,907,172

	2006	2007	2008
Different criteria for net income reconciliation
Amortization of capitalized interest	(62,305)	(81,572)	(70,858)
Pension and other post retirement benefits:
FBrTPrev/PAMEC	(29,549)	95,792	90,893
TCSPrev	63,323	(23,403)	(12,436)
Amortization of deferred credit on contributions plant expansion	36,799	91,334	—

Reversal of amortization of goodwill attributable to purchase of control and minority interests in CRT	11	—	—
Reduction of depreciation of step-up in fair value related to purchase of control and minority interest in CRT	23,733	26,457	22,896
Amortization until 2001 and depreciation of step-up in basis of companies under common control	(38,327)	(38,327)	(11,712)
Reversal of goodwill amortization under Brazilian GAAP related to purchase of minority interest in Solpart	—	—	17,230
Amortization of intangible assets related to purchase of minority interest in Solpart	—	—	(11,565)
Depreciation of property, plant and equipment related to purchase of minority interest in Solpart	—	—	(15,510)

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

	2006	2007	2008
Amortization customer list of iBest	(31)	(4)	(1)
Amortization Intangibles of BrT Multimídia	(11,729)	(9,115)	(6,933)
Amortization Intangibles of iG	(1,166)	(136)	(33)
Reversal of amortization of goodwill Globenet	1,881	1,881	941
Reversal of amortization of goodwill iBest	3,594	14,055	12,427
Reversal of amortization of goodwill BrT Multimídia	23,269	23,268	23,269
Reversal of amortization of goodwill iG	53,355	53,869	53,823
Deferred revenue, net of related costs — activation and installation services	2,179	8,334	8,492
Deferred revenue public telephone cards	6,957	(9,192)	(7,335)
Asset retirement obligations	(2,503)	(5,250)	(2,571)
Reversal of compensations cost of Stock Options under BRGAAP	162	13,179	17,410
Compensation costs of stock options	(100)	(7,881)	(11,039)
Different criteria for classification under BRGAAP	(8,055)	(8,204)	—
Interest on unrecognized taxes benefits	(1,306)	8,137	3,104

Total	60,192	153,222	100,492

e. Uncertainty in income taxes:

The Company adopted the provision of FASB Interpretation N. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes, and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company did not recognize any increase in the liability for unrecognized tax benefits, which was accounted for under Brazilian Corporate Law as provisions for contingencies as of January, 2007.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2007	3,809
Additions for tax positions of prior years	10,920

Balance at December 31, 2007	14,729
Additions for tax positions of prior years	5,220
Reductions for tax positions of prior years	(1,117)

Balance at December 31, 2008	18,832

The balance of unrecognized taxes benefits refers to Federal Taxes (Income Tax and Social Contribution) related to tax deficiency assessments that require the payment of federal taxes on events qualified in a allegedly inadequate way by the Company or on differences in the calculation of these taxes.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in operating expenses as provisions for contingences under Brazilian Corporate Law. Under US GAAP, in order to comply with FIN 48 the Company reclassified the accrued interest expense related to unrecognized tax benefits to financial expenses. During the years ended December 31, 2008, 2007, and 2006, the Company recognized interest expense of approximately R$3,104, R$8,137 and R$(1,306) respectively and penalties in the years ended

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

December 31, 2008, 2007 and 2006 in the amount of R$432, R$1,172 and R$194, respectively. Accrued interest and penalties were approximately R$14,878 and R$11,342 as of December 31, 2008 and 2007.

The Company and its subsidiaries file income tax returns in Brazil and others foreign jurisdictions (EUA, Bermudas, Cayman and Venezuela). With few exceptions, the Company is no longer subject to examination by tax authorities for years before 2002.

The Company also does not believe it is reasonably possible that it will have significant increases or decreases to the liability for unrecognized tax benefits during the next twelve months on the Company’s current uncertain tax positions.

f. Fair value measurements (SFAS 157)

On January 1, 2008, we adopted SFAS 157, which provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when GAAP requires or allows assets or liabilities to be measured at fair value; therefore, it does not expand the use of fair value in any new circumstance.

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. SFAS 157 clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). Additionally, SFAS 157 requires an entity to consider all aspects of nonperformance risk, including the entity’s own credit standing, when measuring the fair value of a liability.

SFAS 157 establishes a three-level hierarchy to be used when measuring and disclosing fair value. An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. Following is a description of the three hierarchy levels:

Level 1 — Inputs are quoted prices in active markets for identical asset or liabilities as of the measurement date. Additionally, the entity must have the ability to access the active market, and the quoted prices cannot be adjusted by the entity.

Level 2 — Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices in active markets for similar assets or liabilities; quoted prices in inactive markets for identical or similar assets or liabilities; or inputs that are observable or can be corroborated by observable market data by correlation or other means for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs are supported by little or no market activity. The unobservable inputs represent management’s best assumptions of how market participants would price the assets or liabilities. Generally, Level 3 assets and liabilities are valued using pricing models, discounted cash flow methodologies, or similar techniques that require significant judgment or estimation.

In accordance with SFAS 157, we measure our cash equivalents, cash investments and derivative instruments at fair value. Our cash equivalents and cash investments is classified within Level 1, because it is valued using quoted market prices. Our derivative instruments are classified within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The following table summarizes our financial assets and liabilities recorded at fair value as of December 31, 2008:

Description	December 31, 2008	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Cash and cash equivalents	2,760,840	2,760,840	—	—
Cash investments	775,502	775,502	—	—
Derivatives	29,179	—	29,179	—
Total Assets	3,565,521	3,536,342	29,179	—

Liabilities				—
Derivatives	—		—	—
Total Liabilities	—	—	—	—

The valuation method used for the calculation of fair value of derivative instruments was (i) for swap transactions, discounted cash flow analyses considering the expected settlements and realization of such financial liabilities at effective market rate as of reporting date and (ii) for currency options, the Black&Scholes formula, as adapted by Garman-Kohlhagen to reflect specific characteristics of currency options, using market inputs as of the reporting date. For derivative instruments, the method used for the calculation of fair value is presented in more details in Note 33.e.

For the year ended December 31, 2008, cash and cash equivalents and cash investments generated a gain of R$360,404, which was included as financial expense, net. The cash and cash equivalents and cash investments refer mainly highly liquid to fixed income transactions, indexed to the Interbank Deposit Certificates (“CDI”).

Also, during the year ended December 31, 2008, our derivative instruments generated a gain of R$54,391, which has been included as financial expense.

g. New accounting pronouncements

(i) SFAS 141 (Revised) and FSP FAS 141(R)-1

In December 2007, the Financial Accounting Standards Board issued FAS 141R — Business Combinations. This statement applies to all transactions or events in which an entity obtains control of one or more businesses, except for joint ventures, assets that not constitute a business, combination of businesses under common control and not-for-profit organizations. This Statement shall be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The objective of this statement is to improve relevance, representational faithfulness and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects.

On April 2009, the FASB issued FSP FAS 141(R)-1 to address concerns raised by preparers, auditors, and members of the legal profession about the “application of Statement 141(R) to assets and liabilities arising from contingencies in a business combination.” The FSP’s amendments to the guidance in Statement 141(R) establish a model similar to the one entities used under Statement 141 to account for preacquisition contingencies. Under the FSP, an acquirer is required to recognize at fair value an “asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

determined during the measurement period.” If the acquisition-date fair value cannot be determined, the acquirer applies the recognition criteria in Statement 5 and Interpretation 14 to determine whether the contingency should be recognized as of the acquisition date or after it.

Like Statement 141(R), the FSP is effective for business combinations whose acquisition date is at or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

The Company will apply it as of the fiscal year beginning January 1, 2009.

(ii) SFAS 157

In September 2006, the Financial Accounting Standards Board issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. According to the Board, a single definition of fair value, together with a framework for measuring fair value, should result in increased consistency and comparability. This standard is effective for fiscal years ending on or after November 15, 2007. The Company applied this standard as of January 1, 2008.

(iii) SFAS 159

In February 2007, the Financial Accounting Standards Board issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. This standard is effective for fiscal years ending on or after November 15, 2007. The Company did not apply SFAS 159.

(iv) SFAS 160

In December 2007, the Financial Accounting Standards Board issued FAS 160 — Non-controlling Interests in Consolidated Financial Statements, which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations.

This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.

This Statement shall be effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially adopted, except for the presentation and disclosure requirements. The objective of this statement is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

by establishing accounting and reporting standards that require more extensive disclosure that clearly identifies and distinguishes between the interests of the Parent Company and the interests of the non-controlling owners.

The Company has retrospectively applied the provisions of this standard in the preparation of the accompanying consolidated financial statements. The effects of the retrospective application of this standard were as follows:

•	Noncontrolling interests of R$7,397,786 as of December 31, 2007 are included in Total equity in the accompanying consolidated balance sheet.

Net earnings attributable to noncontrolling interests of R$1,014,694 and R$695,089 for the year ended 2007 and 2006, respectively are presented separately in the accompanying consolidated statement of operations.

(v) SFAS 161

In March 2008, the Financial Accounting Standards Board issued SFAS No. 161 Disclosures about derivative instruments and hedging activities — an amendment to SFAS No. 133. The use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. Constituents have expressed concerns that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide adequate information about how derivative and hedging activities affect an entity’s financial position, financial performance, and cash flows. Accordingly, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company will apply it as of the fiscal year beginning January 1, 2009.

(vi) SFAS 165

In May 2009, the Financial Accounting Standards Board issued SFAS No. 165 Subsequent events. The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this Statement sets forth:

1.	The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The Company included the requirements of this statement in preparation of the unaudited interim financial statements as of and for June 30, 2009.

(vii) SFAS 166

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets — An Amendment of FASB Statement No. 140,” which amends the derecognition guidance in SFAS No. 140. This statement eliminates the concept of qualifying special-purpose entities, changes the requirements for

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

derecognizing financial assets and requires additional disclosures. This statement is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year beginning after November 15, 2009 (calendar year 2010).

The Company is currently evaluating the provisions of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(vii) SFAS 167

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which amends the consolidation guidance that applies to variable interest entities under FIN 46(R). SFAS No. 167 changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. This statement is effective for financial statements issued in fiscal years (and interim periods) beginning after November 15, 2009 (calendar year 2010).

The Company is currently evaluating the provisions of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(viii) SFAS 168

On June 2009 the FASB issued Statement No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162. The FASB has stated that “the FASB Accounting Standards Codification (Codification) will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Once effective, the Codification’s content will carry the same level of authority, effectively superseding Statement 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative.”

Statement 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company is currently evaluating the provisions of this standard and will apply it as for the quarter period beginning July 1, 2009.

(ix) FSP FAS 157-4

In April 2009, the FASB issued FSP FAS 157-4, in accordance with SFAS No. 157, “Fair Value Measurements,” which provides guidance on estimating the fair value of an asset or liability (financial or nonfinancial) when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions are not orderly.

The Company will apply it as of the period beginning July 1, 2009.

(x) FSP FAS 107-1 and APB 28-1

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, which expands the fair value disclosures required for all financial instruments within the scope of SFAS No. 107 to interim reporting periods. The disclosures required by this FSP were to be provided in financial statements for the first reporting period ending after June 15, 2009.

INVITEL S.A.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In thousands of Brazilian reais)

The Company will apply them as of the period beginning July 1, 2009.

(xi) FSP FAS 115-2 and FAS 124-2

On April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, which modifies the existing OTTI model for investments in debt securities. Under the FSP, the primary change to the OTTI model for debt securities is the change in focus from an entity’s intent and ability to hold a security until recovery. In addition, the FSP changes the presentation of an OTTI in the income statement if the only reason for recognition is a credit loss.

The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. However, it must be adopted concurrently with FSP FAS 157-4.

The Company will apply them as of the period beginning July 1, 2009.

(xii) EITF 08-01

In November 2008, the Emerging Issues Task Force issued EITF No. 08-01 Revenue arrangements with multiple deliverables, which supersedes EITF 00-21. Entities often enter into revenue arrangements that provide for multiple payment streams. If delivery of a single unit of accounting spans multiple accounting periods or deliverables, an entity needs to determine how to allocate the multiple payment streams (arrangement consideration) attributable to that unit of accounting to those accounting periods. In accordance with this EITF, an entity should apply the requirements to annual financial periods ending after December 15, 2009. The Company is currently studying the impact of this standard and will apply it as of the fiscal year beginning January 1, 2010.

(xiii) EITF 08-07

In November 2008, the Emerging Issues Task Force issued EITF No. 08-01 Accounting for defensive intangible assets. An intangible asset acquired in a business combination or an asset acquisition that an entity does not intend to actively use but does intend to prevent others from using, has been commonly referred to as a “defensive asset” or a “locked-up asset” because while the asset is not being actively used, it is likely contributing to an increase in the value of other assets owned by the entity. A defensive intangible asset should be accounted for as a separate unit of accounting. It should not be included as part of the cost of an entity’s existing intangible asset(s) because the defensive intangible asset is separately identifiable. The defensive intangible asset shall be assigned a useful life that reflects the entity’s consumption of the expected benefits related to that asset and in accordance with paragraph 11 of Statement 142. In accordance with this EITF, an entity should apply it to annual financial periods ending after December 15, 2008. The Company will apply it as of the fiscal year beginning January 1, 2009.

-.-.-.-.-.-.-.-.-.-

Dealer Prospectus Delivery Obligation

Until                      2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Neither the laws of Brazil nor the registrants’ constitutive documents provide for indemnification of directors and officers. However, the registrants’ directors and officers and certain of their controlling persons benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the securities.

Item 21.	Exhibits and Financial Statements

(a) Exhibits

The following documents are filed as exhibits to the registration statement:

Exhibit Number	Description of Document
2.1	Protocol and Justification of the Share Exchange (Protocolo e Justificação de Incorporação) between Brasil Telecom S.A. and Coari Participações S.A., dated December 1, 2009 (English translation).

3.1	By-Laws (Estatuto Social) of Coari Participações S.A., as amended (English translation).

4.1	Form of Deposit Agreement among Coari Participações S.A., The Bank of New York Mellon and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder relating to Coari Common ADSs.

4.2	Form of Deposit Agreement among Coari Participações S.A., The Bank of New York Mellon and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder relating to Coari Preferred ADSs.

5.1	Form of Opinion of Barbosa, Müssnich & Aragão Advogados regarding the common shares and preferred shares of Coari Participações S.A.

8.1	Form of Opinion of Barbosa, Müssnich & Aragão Advogados regarding tax matters and certain other matters.

8.2	Form of Opinion of White & Case LLP regarding U.S. tax matters.

10.1	Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social, Asseca Participações S.A. and, as intervening parties, Telemar Participações S.A. and Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Form 6-K of Brasil Telecom S.A. filed on February 19, 2009).

10.2	Private Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Asseca Participações S.A., BNDES Participações S.A.—BNDESPAR, Fiago Participações S.A., Fundação Atlântico de Seguridade Social, and, as intervening parties, Telemar Participações S.A., PREVI—Caixa de Previdência dos Funcionários do Banco do Brasil, PETROS—Fundação Petrobras de Seguridade Social, FUNCEF—Fundação dos Economiários Federais, Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Form 6-K/A of Brasil Telecom S.A. filed on November 27, 2009).

10.3	Concession Agreement for Local Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 116/2006, dated December 2005 (English translation) (incorporated by reference to Exhibit 4.01 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.4	Schedule of Omitted Concession Agreements for Local Switched, Fixed-Line Telephone Service (incorporated by reference to Exhibit 4.02 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

Exhibit Number	Description of Document

10.5	Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 150/2006, dated December 2005 (English translation) (incorporated by reference to Exhibit 4.03 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.6	Schedule of Omitted Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service (incorporated by reference to Exhibit 4.04 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.7	Statement of Authorization for Personal Mobile Services between ANATEL and Brasil Telecom Celular S.A., No. 026/2002, dated December 18, 2002 (English translation) (incorporated by reference to Exhibit 4.05 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.8	Schedule of Omitted Authorizations for Personal Mobile Services (incorporated by reference to Exhibit 4.06 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.9	Instrument of Authorization for the Use of Radio Frequency Blocks for 2G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2004, dated May 3, 2004 (English translation) (incorporated by reference to Exhibit 4.07 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.10	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 2G services (incorporated by reference to Exhibit 4.08 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.11	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2008, dated April 29, 2008 (English translation) (incorporated by reference to Exhibit 4.09 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.12	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 3G services (incorporated by reference to Exhibit 4.10 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.13	Financing Agreement between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and 14 Brasil Telecom Celular S.A. with Brasil Telecom S.A. as Intervening Guarantor, No. 07.2.1059.1, dated February 19, 2008 (English translation) (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.14	Financing Agreement between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor, No. 04.2.559.3.1, dated August 13, 2004 (English translation) (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.15	Amendment No. 1, dated July 25, 2005, to the Contract of Assignment and Association of Income and Other Covenants, Annex II to the Financing Agreement No. 04.2.559.3.1 dated August 13, 2004, among Banco Nacional de Desenvolvimento Econômico e Social—BNDES, Banco do Brasil S.A., and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor (English translation) (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.16	Amendment No. 2, dated September 21, 2006, to the Financing Agreement No. 04.2.559.3.1 dated August 13, 2004, between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor (English translation) (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

Exhibit Number	Description of Document

10.17	Amendment No. 3, dated December 20, 2006, to the Financing Agreement No. 04.2.559.3.1 dated August 13, 2004, between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor (English translation) (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.18	Financing Agreement between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor, No. 06.2.0874.1, dated November 1, 2006 (English translation) (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.19	Private Instrument of Indenture of the Third Issuance of Simple Debentures, Non-Convertible, in a Single Series, of a Subordinate Class, of Telemar Norte Leste S.A., dated December 11, 2008 (English translation) (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

12.1	Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings of Invitel S.A., Brasil Telecom S.A., and Coari Participações S.A.

21.1	List of Subsidiaries of Coari Participações S.A.

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Coari).

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Brasil Telecom).

23.3	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Invitel).

23.4	Consent of Barbosa, Müssnich & Aragão Advogados (included in Exhibits 5.1 and 8.1).

23.5	Consent of White & Case LLP (included in Exhibit 8.2).

23.6	Consent of Apsis Consultoria Empresarial Ltda.

24.1	Powers of attorney of certain officers and directors of Brasil Telecom (included in signature pages).

99.1	Report of Apsis Consultoria Empresarial Ltda. regarding the net asset value of the Brasil Telecom S.A. based on the book value of its assets and liabilities (English translation) (included in Exhibit 2.1).

99.2	Report of Apsis Consultoria Empresarial Ltda. regarding the net worth of Coari Participações S.A. and Brasil Telecom S.A. calculated at market prices (English translation) (included in Exhibit 2.1).

99.3	Form of Letter of Transmittal (Brasil Telecom Preferred ADRs).

99.4	Form of Letter of Transmittal (Brasil Telecom Common ADRs).

99.5	Example of Power of Attorney

99.6	Call Notice for Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A.

There are omitted from the exhibits filed with or incorporated by reference into this registration statement certain promissory notes and other instruments and agreements with respect to the long-term debt of Coari, none of which authorizes securities in a total amount that exceeds 10% of the total assets of Coari. We hereby agree to furnish to the SEC copies of any such omitted promissory notes or other instruments or agreements as the Commission requests.

(b) Schedules.

None required.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in clause (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, on December 7, 2009.

COARI PARTICIPAÇÕES S.A.

By:	/S/ ALEX WALDEMAR ZORNIG
Name: Title:	Alex Waldemar Zornig Chief Financial Officer

By:	/S/ PAULO ALTMAYER GONÇALVES
Name: Title:	Paulo Altmayer Gonçalves Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Alex Waldemar Zornig and Roberto Terziani, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead in any and all capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys full power to act with or without the other, and full power and authority to do and perform, in his name and on his behalf, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on December 7, 2009.

Signature	Title

/S/ JOSÉ MAURO METTRAU CARNEIRO DA CUNHA José Mauro Mettrau Carneiro da Cunha	Chairman of the Board of Directors

/S/ LUIZ EDUARDO FALCO PIRES CORRÊA Luiz Eduardo Falco Pires Corrêa	Chief Executive Officer

/S/ ALEX WALDEMAR ZORNIG Alex Waldemar Zornig	Chief Financial Officer

/S/ PIERO CARBONE Piero Carbone	Chief Accounting Officer

/S/ JOÃO DE DEUS PINHEIRO MACEDO João de Deus Pinheiro Macedo	Vice Chairman

/s/ EURICO DE JESUS TELES NETO Eurico de Jesus Teles Neto	Director

Signature	Title

/S/ JOSÉ AUGUSTO DA GAMA FIGUEIRA José Augusto da Gama Figueira	Director

/S/ ANTONIO CARDOSO DOS SANTOS Antonio Cardoso dos Santos	Director

/S/ DONALD J. PUGLISI Donald J. Puglisi Managing Director Puglisi & Associates	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1	Protocol and Justification of the Share Exchange (Protocolo e Justificação de Incorporação) between Brasil Telecom S.A. and Coari Participações S.A., dated December 1, 2009 (English translation).

3.1	By-Laws (Estatuto Social) of Coari Participações S.A., as amended (English translation).

4.1	Form of Deposit Agreement among Coari Participações S.A., The Bank of New York Mellon and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder relating to Coari Common ADSs.

4.2	Form of Deposit Agreement among Coari Participações S.A., The Bank of New York Mellon and all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder relating to Coari Preferred ADSs.

5.1	Form of Opinion of Barbosa, Müssnich & Aragão Advogados regarding the common shares and preferred shares of Coari Participações S.A.

8.1	Form of Opinion of Barbosa, Müssnich & Aragão Advogados regarding tax matters and certain other matters.

8.2	Form of Opinion of White & Case LLP regarding U.S. tax matters.

10.1	Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social, Asseca Participações S.A. and, as intervening parties, Telemar Participações S.A. and Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Form 6-K of Brasil Telecom S.A. filed on February 19, 2009).

10.2	Private Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Asseca Participações S.A., BNDES Participações S.A.—BNDESPAR, Fiago Participações S.A., Fundação Atlântico de Seguridade Social, and, as intervening parties, Telemar Participações S.A., PREVI—Caixa de Previdência dos Funcionários do Banco do Brasil, PETROS—Fundação Petrobras de Seguridade Social, FUNCEF—Fundação dos Economiários Federais, Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Form 6-K/A of Brasil Telecom S.A. filed on November 27, 2009).

10.3	Concession Agreement for Local Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 116/2006, dated December 2005 (English translation) (incorporated by reference to Exhibit 4.01 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.4	Schedule of Omitted Concession Agreements for Local Switched, Fixed-Line Telephone Service (incorporated by reference to Exhibit 4.02 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.5	Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 150/2006, dated December 2005 (English translation) (incorporated by reference to Exhibit 4.03 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.6	Schedule of Omitted Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service (incorporated by reference to Exhibit 4.04 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.7	Statement of Authorization for Personal Mobile Services between ANATEL and Brasil Telecom Celular S.A., No. 026/2002, dated December 18, 2002 (English translation) (incorporated by reference to Exhibit 4.05 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

Exhibit Number	Description of Document
10.8	Schedule of Omitted Authorizations for Personal Mobile Services (incorporated by reference to Exhibit 4.06 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.9	Instrument of Authorization for the Use of Radio Frequency Blocks for 2G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2004, dated May 3, 2004 (English translation) (incorporated by reference to Exhibit 4.07 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.10	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 2G services (incorporated by reference to Exhibit 4.08 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.11	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2008, dated April 29, 2008 (English translation) (incorporated by reference to Exhibit 4.09 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.12	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 3G services (incorporated by reference to Exhibit 4.10 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.13	Financing Agreement between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and 14 Brasil Telecom Celular S.A. with Brasil Telecom S.A. as Intervening Guarantor, No. 07.2.1059.1, dated February 19, 2008 (English translation) (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.14	Financing Agreement between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor, No. 04.2.559.3.1, dated August 13, 2004 (English translation) (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.15	Amendment No. 1, dated July 25, 2005, to the Contract of Assignment and Association of Income and Other Covenants, Annex II to the Financing Agreement No. 04.2.559.3.1 dated August 13, 2004, among Banco Nacional de Desenvolvimento Econômico e Social—BNDES, Banco do Brasil S.A., and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor (English translation) (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.16	Amendment No. 2, dated September 21, 2006, to the Financing Agreement No. 04.2.559.3.1 dated August 13, 2004, between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor (English translation) (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.17	Amendment No. 3, dated December 20, 2006, to the Financing Agreement No. 04.2.559.3.1 dated August 13, 2004, between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor (English translation) (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

10.18	Financing Agreement between Banco Nacional de Desenvolvimento Econômico e Social—BNDES and Brasil Telecom S.A. with Brasil Telecom Participações S.A. as Intervening Guarantor, No. 06.2.0874.1, dated November 1, 2006 (English translation) (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

Exhibit Number	Description of Document
10.19	Private Instrument of Indenture of the Third Issuance of Simple Debentures, Non-Convertible, in a Single Series, of a Subordinate Class, of Telemar Norte Leste S.A., dated December 11, 2008 (English translation) (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Form F-4 of Brasil Telecom S.A. filed on August 31, 2009).

12.1	Computation of Ratio of Combined Fixed Charges and Preference Dividends to Earnings of Invitel S.A., Brasil Telecom S.A., and Coari Participações S.A.

21.1	List of Subsidiaries of Coari Participações S.A.

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Coari).

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Brasil Telecom).

23.3	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Invitel).

23.4	Consent of Barbosa, Müssnich & Aragão Advogados (included in Exhibits 5.1 and 8.1).

23.5	Consent of White & Case LLP (included in Exhibit 8.2).

23.6	Consent of Apsis Consultoria Empresarial Ltda.

24.1	Powers of attorney of certain officers and directors of Brasil Telecom (included in signature pages).

99.1	Report of Apsis Consultoria Empresarial Ltda. regarding the net asset value of the Brasil Telecom S.A. based on the book value of its assets and liabilities (English translation) (included in Exhibit 2.1).

99.2	Report of Apsis Consultoria Empresarial Ltda. regarding the net worth of Coari Participações S.A. and Brasil Telecom S.A. calculated at market prices (English translation) (included in Exhibit 2.1).

99.3	Form of Letter of Transmittal (Brasil Telecom Preferred ADRs).

99.4	Form of Letter of Transmittal (Brasil Telecom Common ADRs).

99.5	Example of Power of Attorney

99.6	Call Notice for Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A.